EXHIBIT 4.1

                         MORGAN STANLEY CAPITAL I INC.,
                                  as Depositor,

                              CAPMARK FINANCE INC.,
                           as General Master Servicer,

                        PRUDENTIAL ASSET RESOURCES, INC.
                         as Prudential Master Servicer,

                              ARCAP SERVICING INC.,
                              as Special Servicer,

                             WELLS FARGO BANK, N.A.,
                                   as Trustee,


                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                   as Paying Agent and Certificate Registrar.


                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2006

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2006-IQ12

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1   Definitions..................................................
Section 1.2   Calculations Respecting Mortgage Loans.......................
Section 1.3   Calculations Respecting Accrued Interest.....................
Section 1.4   Interpretation...............................................
Section 1.5   ARD Loans....................................................
Section 1.6   Certain Matters with Respect to the Serviced Loan Groups.....

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

Section 2.1   Conveyance of Mortgage Loans.................................
Section 2.2   Acceptance by Trustee........................................
Section 2.3   Repurchase of Mortgage Loans for Material Document
               Defects and Material Breaches of Representations and
               Warranties..................................................
Section 2.4   Representations and Warranties...............................
Section 2.5   Conveyance of Interests......................................

                                   ARTICLE III

                                THE CERTIFICATES

Section 3.1   The Certificates.............................................
Section 3.2   Registration.................................................
Section 3.3   Transfer and Exchange of Certificates........................
Section 3.4   Mutilated, Destroyed, Lost or Stolen Certificates............
Section 3.5   Persons Deemed Owners........................................
Section 3.6   Access to List of Certificateholders' Names and Addresses....
Section 3.7   Book-Entry Certificates......................................
Section 3.8   Notices to Clearing Agency...................................
Section 3.9   Definitive Certificates......................................

                                   ARTICLE IV

                                    ADVANCES

Section 4.1   P&I Advances by the Master Servicers.........................
Section 4.2   Servicing Advances...........................................
Section 4.3   Advances by the Trustee......................................
Section 4.4   Evidence of Nonrecoverability................................
Section 4.5   Interest on Advances; Calculation of Outstanding Advances
               with Respect to a Mortgage Loan.............................
Section 4.6   Reimbursement of Advances and Advance Interest...............

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

Section 5.1   Collections..................................................
Section 5.2   Application of Funds in the Certificate Accounts and
               Interest Reserve Accounts...................................
Section 5.3   Distribution Account, Excess Interest Sub-account, Class
               A-MFL Floating Rate Account and Reserve Account.............
Section 5.4   Paying Agent Reports.........................................
Section 5.5   Paying Agent Tax Reports.....................................

                                   ARTICLE VI

                                  DISTRIBUTIONS

Section 6.1   Distributions Generally......................................
Section 6.2   REMIC I......................................................
Section 6.3   REMIC II.....................................................
Section 6.4   [Reserved]...................................................
Section 6.5   REMIC III....................................................
Section 6.6   Allocation of Realized Losses, Expense Losses and
               Shortfalls Due to Nonrecoverability.........................
Section 6.7   Net Aggregate Prepayment Interest Shortfalls.................
Section 6.8   Adjustment of Servicing Fees.................................
Section 6.9   Appraisal Reductions.........................................
Section 6.10  Compliance with Withholding Requirements.....................
Section 6.11  Prepayment Premiums and Yield Maintenance Charges............
Section 6.12  Other Distributions..........................................

                                   ARTICLE VII

           CERTAIN MATTERS CONCERNING THE TRUSTEE AND THE PAYING AGENT

Section 7.1   Duties of the Trustee and the Paying Agent...................
Section 7.2   Certain Matters Affecting the Trustee and the Paying Agent...
Section 7.3   The Trustee and the Paying Agent Not Liable for
               Certificates or Interests or Mortgage Loans.................
Section 7.4   The Trustee and the Paying Agent May Own Certificates........
Section 7.5   Eligibility Requirements for the Trustee and the Paying
               Agent.......................................................
Section 7.6   Resignation and Removal of the Trustee or the Paying Agent...
Section 7.7   Successor Trustee or Paying Agent............................
Section 7.8   Merger or Consolidation of Trustee or Paying Agent...........
Section 7.9   Appointment of Co-Trustee, Separate Trustee, Agents or
               Custodian...................................................
Section 7.10  Authenticating Agents........................................
Section 7.11  Indemnification of the Trustee and the Paying Agent..........
Section 7.12  Fees and Expenses of Trustee and the Paying Agent............
Section 7.13  Collection of Moneys.........................................
Section 7.14  Trustee to Act; Appointment of Successor.....................
Section 7.15  Notification to Holders......................................
Section 7.16  Representations and Warranties of the Trustee and the
               Paying Agent................................................
Section 7.17  Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Trustee and the Paying Agent..............
Section 7.18  Appointment of a Fiscal Agent................................

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1   Servicing Standard; Servicing Duties.........................
Section 8.2   Fidelity Bond and Errors and Omissions Insurance Policy
               Maintained by the Master Servicers..........................
Section 8.3   Master Servicers' General Power and Duties...................
Section 8.4   Primary Servicing and Sub-Servicing..........................
Section 8.5   Servicers May Own Certificates...............................
Section 8.6   Maintenance of Hazard Insurance, Other Insurance and Taxes...
Section 8.7   Enforcement of Due-On-Sale Clauses; Assumption
               Agreements; Due-On-Encumbrance Clause.......................
Section 8.8   Trustee to Cooperate; Release of Trustee Mortgage Files......
Section 8.9   Documents, Records and Funds in Possession of the Master
               Servicers to Be Held for the Trustee for the Benefit of
               the Certificateholders......................................
Section 8.10  Servicing Compensation.......................................
Section 8.11  Master Servicer Reports; Account Statements..................
Section 8.12  [Reserved]...................................................
Section 8.13  [Reserved]...................................................
Section 8.14  Operating Statement Analysis Reports Regarding the
               Mortgaged Properties........................................
Section 8.15  Other Available Information and Certain Rights of the
               Master Servicer.............................................
Section 8.16  Rule 144A Information........................................
Section 8.17  Inspections..................................................
Section 8.18  Modifications, Waivers, Amendments, Extensions and
               Consents....................................................
Section 8.19  Specially Serviced Mortgage Loans............................
Section 8.20  Representations, Warranties and Covenants of the Master
               Servicers...................................................
Section 8.21  Merger or Consolidation......................................
Section 8.22  Resignation of the Master Servicer...........................
Section 8.23  Assignment or Delegation of Duties by the Master Servicer....
Section 8.24  Limitation on Liability of the Master Servicers and Others...
Section 8.25  Indemnification; Third-Party Claims..........................
Section 8.26  [Reserved]...................................................
Section 8.27  Compliance with REMIC Provisions and Grantor Trust
               Provisions..................................................
Section 8.28  Termination..................................................
Section 8.29  Procedure Upon Termination...................................
Section 8.30  Notification to Certificateholders...........................
Section 8.31  Class A-MFL Swap Contract....................................

                                   ARTICLE IX

    ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                SPECIAL SERVICER

Section 9.1   Duties of the Special Servicer...............................
Section 9.2   Fidelity Bond and Errors and Omissions Insurance Policy
               of the Special Servicer.....................................
Section 9.3   Sub-Servicers................................................
Section 9.4   Special Servicer's General Powers and Duties.................
Section 9.5   "Due-On-Sale" Clauses; Assignment and Assumption
               Agreements; Modifications of Specially Serviced Mortgage
               Loans; Due-On-Encumbrance Clauses...........................
Section 9.6   Release of Mortgage Files....................................
Section 9.7   Documents, Records and Funds in Possession of the Special
               Servicer to Be Held for the Trustee.........................
Section 9.8   Representations, Warranties and Covenants of the Special
               Servicer....................................................
Section 9.9   Standard Hazard, Flood and Comprehensive General
               Liability Insurance Policies................................
Section 9.10  Presentment of Claims and Collection of Proceeds.............
Section 9.11  Compensation to the Special Servicer.........................
Section 9.12  Realization Upon Defaulted Mortgage Loans....................
Section 9.13  Foreclosure..................................................
Section 9.14  Operation of REO Property....................................
Section 9.15  Sale of REO Property.........................................
Section 9.16  Realization on Collateral Security...........................
Section 9.17  [Reserved]...................................................
Section 9.18  [Reserved]...................................................
Section 9.19  [Reserved]...................................................
Section 9.20  Merger or Consolidation......................................
Section 9.21  Resignation of the Special Servicer..........................
Section 9.22  Assignment or Delegation of Duties by the Special Servicer...
Section 9.23  Limitation on Liability of the Special Servicer and Others...
Section 9.24  Indemnification; Third-Party Claims..........................
Section 9.25  [Reserved]...................................................
Section 9.26  Special Servicer May Own Certificates........................
Section 9.27  Tax Reporting................................................
Section 9.28  Application of Funds Received................................
Section 9.29  Compliance with REMIC Provisions and Grantor Trust
               Provisions..................................................
Section 9.30  Termination..................................................
Section 9.31  Procedure Upon Termination...................................
Section 9.32  Certain Special Servicer Reports.............................
Section 9.33  Special Servicer to Cooperate with the Master Servicers and Paying Agent............................................
Section 9.34  [Reserved]...................................................
Section 9.35  [Reserved]...................................................
Section 9.36  Sale of Defaulted Mortgage Loans.............................
Section 9.37  Operating Adviser; Elections.................................
Section 9.38  Limitation on Liability of Operating Adviser.................
Section 9.39  Rights of Operating Adviser..................................
Section 9.40  Rights of the Holders of the Serviced Companion Loans........

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

Section 10.1  Termination of Trust Upon Repurchase or Liquidation of
               All Mortgage Loans..........................................
Section 10.2  Procedure Upon Termination of Trust..........................
Section 10.3  Additional REMIC Termination Requirements....................

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

Section 11.1  Limitation on Rights of Holders..............................
Section 11.2  Access to List of Holders....................................
Section 11.3  Acts of Holders of Certificates..............................

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 12.1  REMIC Administration.........................................
Section 12.2  Prohibited Transactions and Activities.......................
Section 12.3  Modifications of Mortgage Loans..............................
Section 12.4  Liability with Respect to Certain Taxes and Loss of REMIC
               Status......................................................
Section 12.5  Grantor Trust Administration.................................

                                  ARTICLE XIII

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 13.1  Intent of the Parties; Reasonableness........................
Section 13.2  Certain Information to be Provided by the Master
               Servicers, the Special Servicer, any Primary Servicer
               and the Trustee.............................................
Section 13.3  Filing Obligations...........................................
Section 13.4  Form 10-D Filings............................................
Section 13.5  Form 10-K Filings............................................
Section 13.6  Sarbanes-Oxley Certification.................................
Section 13.7  Form 8-K Filings.............................................
Section 13.8  Form 15 Filing; Incomplete Exchange Act Filings;
               Amendments to Exchange Act Reports..........................
Section 13.9  Annual Compliance Statements.................................
Section 13.10 Annual Reports on Assessment of Compliance with Servicing
               Criteria....................................................
Section 13.11 Annual Independent Public Accountants' Servicing Report......
Section 13.12 Exchange Act Reporting and Regulation AB Compliance
               Indemnification.............................................
Section 13.13 Amendments...................................................
Section 13.14 Exchange Act Report Signatures; Article XIII Notices.........
Section 13.15 Termination of the Paying Agent and Sub-Servicers............

                                   ARTICLE XIV

                                   [RESERVED]

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

Section 15.1  Binding Nature of Agreement..................................
Section 15.2  Entire Agreement.............................................
Section 15.3  Amendment....................................................
Section 15.4  GOVERNING LAW................................................
Section 15.5  Notices......................................................
Section 15.6  Severability of Provisions...................................
Section 15.7  Indulgences; No Waivers......................................
Section 15.8  Headings Not to Affect Interpretation........................
Section 15.9  Benefits of Agreement........................................
Section 15.10 Special Notices to the Rating Agencies.......................
Section 15.11 Counterparts.................................................
Section 15.12 Intention of Parties.........................................
Section 15.13 Recordation of Agreement.....................................
Section 15.14 Rating Agency Monitoring Fees................................
Section 15.15 Communications with Mortgagors...............................

                            EXHIBITS AND SCHEDULES

EXHIBIT A-1             Form of Class A-1 Certificate
EXHIBIT A-2             Form of Class A-1A Certificate
EXHIBIT A-3             Form of Class A-2 Certificate
EXHIBIT A-4             Form of Class A-NM Certificate
EXHIBIT A-5             Form of Class A-3 Certificate
EXHIBIT A-6             Form of Class A-AB Certificate
EXHIBIT A-7             Form of Class A-4 Certificate
EXHIBIT A-8             Form of Class A-M Certificate
EXHIBIT A-9             Form of Class A-MFL Certificate
EXHIBIT A-10            Form of Class A-J Certificate
EXHIBIT A-11            Form of Class B Certificate
EXHIBIT A-12            Form of Class C Certificate
EXHIBIT A-13            Form of Class D Certificate
EXHIBIT A-14            Form of Class E Certificate
EXHIBIT A-15            Form of Class F Certificate
EXHIBIT A-16            Form of Class G Certificate
EXHIBIT A-17            Form of Class H Certificate
EXHIBIT A-18            Form of Class J Certificate
EXHIBIT A-19            Form of Class K Certificate
EXHIBIT A-20            Form of Class L Certificate
EXHIBIT A-21            Form of Class M Certificate
EXHIBIT A-22            Form of Class N Certificate
EXHIBIT A-23            Form of Class O Certificate
EXHIBIT A-24            Form of Class P Certificate
EXHIBIT A-25            Form of Class EI Certificate
EXHIBIT A-26            Form of Class R-I Certificate
EXHIBIT A-27            Form of Class R-II Certificate
EXHIBIT A-28            Form of Class R-III Certificate
EXHIBIT A-29            Form of Class X-1 Certificate
EXHIBIT A-30            Form of Class X-2 Certificate
EXHIBIT A-31            Form of Class X-W Certificate
EXHIBIT B-1             Form of Initial Certification of Trustee (Section 2.2)
EXHIBIT B-2             Form of Final Certification of Trustee (Section 2.2)
EXHIBIT C               Form of Request for Release
EXHIBIT D-1             Form of Transferor Certificate for Transfers to
                        Definitive Privately Offered Certificates
                        (Section 3.3(c))
EXHIBIT D-2A            Form I of Transferee Certificate for Transfers of
                        Definitive Privately Offered Certificates
                        (Section 3.3(c))
EXHIBIT D-2B            Form II of Transferee Certificate for Transfers of
                        Definitive Privately Offered Certificates
                        (Section 3.3(c))
EXHIBIT D-3A            Form I of Transferee Certificate for Transfers of
                        Interests in Book-Entry Privately Offered
                        Certificates (Section 3.3(c))
EXHIBIT D-3B            Form II of Transferee Certificate for Transfers of
                        Interests in Book-Entry Privately Offered
                        Certificates (Section 3.3(c))
EXHIBIT E-1             Form of Transfer Affidavit and Agreement for
                        Transfers of REMIC Residual Certificates
                        (Section 3.3(e))
EXHIBIT E-2             Form of Transferor Certificate for Transfers of REMIC
                        Residual Certificates (Section 3.3(e))
EXHIBIT F               Form of Transferor Certificate for Transfers of
                        Regulation S Certificates
EXHIBIT G               [Reserved]
EXHIBIT H               Form of Exchange Certification
EXHIBIT I               Form of EUROCLEAR or Clearstream Certificate
                        (Section 3.7(d))
EXHIBIT J               List of Loans to Which Excess Servicing Fees Are Paid
EXHIBIT K-1             Form of Mortgage Loan Purchase Agreement I (LaSalle
                        Seller)
EXHIBIT K-2             Form of Mortgage Loan Purchase Agreement II (MSMC)
EXHIBIT K-3             Form of Mortgage Loan Purchase Agreement III
                        (SunTrust)
EXHIBIT K-4             Form of Mortgage Loan Purchase Agreement IV
                        (Prudential)
EXHIBIT K-5             Form of Mortgage Loan Purchase Agreement V (MM)
EXHIBIT L               [Reserved]
EXHIBIT M               Form of Monthly Certificateholders Report
                        (Section 5.4(a))
EXHIBIT N               [Reserved]
EXHIBIT O               [Reserved]
EXHIBIT P               [Reserved]
EXHIBIT Q               [Reserved]
EXHIBIT R               [Reserved]
EXHIBIT S-1A            Form of Power of Attorney to General Master Servicer
                        (Section 8.3(c))
EXHIBIT S-1B            Form of Power of Attorney to Prudential Master
                        Servicer (Section 8.3(c))
EXHIBIT S-2A            Form of Power of Attorney to Special Servicer
                        (Section 9.4(a))
EXHIBIT S-2B            [Reserved]
EXHIBIT T               [Reserved]
EXHIBIT U               [Reserved]
EXHIBIT V               [Reserved]
EXHIBIT W               [Reserved]
EXHIBIT X               [Reserved]
EXHIBIT Y               Investor Certification (Section 5.4(a))
EXHIBIT Z               Form of Notice and Certification regarding Defeasance
                        of Mortgage Loan (Section 8.3(h))
EXHIBIT AA              Additional Disclosure Notification
EXHIBIT BB-1            Form of Sarbanes-Oxley Certification (Section 13.6)
EXHIBIT BB-2            Form of Master Servicer Performance Certification
                        (Section 13.6)
EXHIBIT BB-3            Form of Special Servicer Performance Certification
                        (Section 13.6)
EXHIBIT BB-4            Form of Trustee Performance Certification (Section
                        13.6)
EXHIBIT BB-5            Form of Reporting Sub-Servicer Performance
                        Certification (Section 13.6)
EXHIBIT CC              ARCap Naming Convention
SCHEDULE I              LaSalle Seller Loan Schedule
SCHEDULE II             MSMC Loan Schedule
SCHEDULE III            SunTrust Loan Schedule
SCHEDULE IV             Prudential Loan Schedule
SCHEDULE V              MM Loan Schedule
SCHEDULE VI             [Reserved]
SCHEDULE VII            List of Escrow Accounts Not Currently Eligible
                        Accounts (Section 8.3(e))
SCHEDULE VIII           Certain Escrow Accounts for Which a Report Under
                        Section 5.1(g) is Required
SCHEDULE IX             List of Mortgagors that are Third-Party Beneficiaries
                        Under Section 2.3(a)
SCHEDULE X              [Reserved]
SCHEDULE XI             Earn-Out Reserves
SCHEDULE XII            List of Mortgage Loans for which a Scheduled Payment
                        is Due After the End of a Collection Period
SCHEDULE XIII           List of Mortgage Loans that Permit Voluntary
                        Principal Prepayment Without Payment of a Full
                        Month's Interest
SCHEDULE XIV            Rates Used in Determination of Class X Pass-Through
                        Rates ("Class X-1 Strip Rate," "Class X-2 Strip Rate" and "Class X-W Strip Rate")
SCHEDULE XV             [Reserved]
SCHEDULE XVI            Relevant Servicing Criteria
SCHEDULE XVII           Additional Form 10-D Disclosure
SCHEDULE XVIII          Additional Form 10-K Disclosure
SCHEDULE XIX            Form 8-K Disclosure Information
SCHEDULE XX             Seller Sub-Servicers

            THIS POOLING AND SERVICING AGREEMENT is dated as of December 1, 2006 (this "Agreement") among MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), CAPMARK FINANCE INC., formerly known as GMAC COMMERCIAL MORTGAGE CORPORATION, as a master servicer (the "General Master Servicer"), PRUDENTIAL ASSET RESOURCES, INC., as a master servicer (the "Prudential Master Servicer"), ARCAP SERVICING INC., as the special servicer (the "Special Servicer"), WELLS FARGO BANK, N.A., as trustee of the Trust (the "Trustee"), and LASALLE BANK NATIONAL ASSOCIATION, as paying agent and as certificate registrar ("Paying Agent" and "Certificate Registrar").

                              PRELIMINARY STATEMENT

            On the Closing Date, the Depositor will acquire the Mortgage Loans from LaSalle Bank National Association, as seller ("LaSalle Seller"), Morgan Stanley Mortgage Capital Inc., as seller ("MSMC"), SunTrust Bank, as seller ("SunTrust"), Prudential Mortgage Capital Funding, LLC, as seller ("Prudential"), and Massachusetts Mutual Life Insurance Company, as seller ("MM"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the Class R-I Certificates as consideration for its transfer to the Trust of the Mortgage Loans (other than any Excess Interest payable thereon) and the other property constituting REMIC I; (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; (iii) the REMIC III Certificates and the Class A-MFL Regular Interest as consideration for its transfer of the REMIC II Regular Interests to the Trust; (iv) the Class A-MFL Certificates as consideration for its transfer of the Class A-MFL Regular Interest and the Class A-MFL Swap Contract to the Trust; and (v) the Class EI Certificates as consideration for its transfer of the Excess Interest to the Trust. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the Class R-I Certificates representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II, (C) the REMIC III Certificates and the Class A-MFL Regular Interest representing in the aggregate the entire beneficial ownership of REMIC III, (D) the Class A-MFL Certificates representing in the aggregate the entire beneficial ownership of the Class A-MFL Grantor Trust and (E) the Class EI Certificates representing in the aggregate the entire beneficial ownership of the Class EI Grantor Trust.

            Excess Interest received on the Mortgage Loans shall be held in the Class EI Grantor Trust for the benefit of the Class EI Certificates. The Class A-MFL Regular Interest, the Class A-MFL Swap Contract, the Class A-MFL Floating Rate Account and the Master Servicer's Class A-MFL Floating Rate Account shall be held in the Class A-MFL Grantor Trust for the benefit of the Class A-MFL Certificates. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC Regular Certificates, the Class A-MFL Certificates, the Class A-MFL Regular Interest, the Swap Counterparty, the Class EI Certificates and the Residual Certificates. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

            The Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-MFL, Class A-J, Class B, Class C and Class D Certificates will be offered for sale pursuant to the prospectus (the "Prospectus") dated December 6, 2006, as supplemented by the free writing prospectus dated December 6, 2006 (together with the Prospectus, the "Preliminary Prospectus Supplement"), and as further supplemented by the final prospectus supplement dated December 14, 2006 (together with the Prospectus, the "Final Prospectus Supplement") and the Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class EI Certificates will be offered for sale pursuant to a Private Placement Memorandum dated December 14, 2006.

                                     REMIC I

            Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan, an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a latest possible maturity date set to the Final Rated Distribution Date (as defined herein). Excess Interest shall not be included as an asset of REMIC I. The Class R-I Certificates will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

            The REMIC II Regular Interests have the pass-through rates and Certificate Balances or Notional Amount set forth in the definition thereof. The Class R-II Certificates will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all Classes of REMIC II Regular Interests have been paid in full.

            The following table sets forth the Class or Component designation, the corresponding REMIC II Regular Interest (the "Corresponding REMIC II Regular Interest"), the Corresponding Components of the Class X-1, Class X-2 or Class X-W Certificates (the "Corresponding Components") and the Original Class REMIC II Certificate Balance or Notional Balance for each Class of Principal Balance Certificates or the Class A-MFL Regular Interest (the "Corresponding Certificates").


                                                                           Corresponding
                 Original Class       Corresponding   Original REMIC II    Components of
                  Certificate           REMIC II         Certificate         Class X-1,
Corresponding      Balance or            Regular         Balance or       Class X-2 or X-W
Certificates    Notional Balance      Interests(1)    Notional Balance    Certificates(1)
-------------   ----------------      -------------   -----------------   ----------------
Class A-1            $55,400,000      A-1-1                  $6,792,000   A-1-1
                                      A-1-2                 $48,608,000   A-1-2
Class A-1A          $530,349,000      A-1A-1                 $3,628,000   A-1A-1
                                      A-1A-2                $22,934,000   A-1A-2
                                      A-1A-3                $23,876,000   A-1A-3
                                      A-1A-4                $29,009,000   A-1A-4
                                      A-1A-5                $57,485,000   A-1A-5
                                      A-1A-6                $19,430,000   A-1A-6
                                      A-1A-7                $33,135,000   A-1A-7
                                      A-1A-8               $340,852,000   A-1A-8
Class A-2            $70,200,000      A-2-1                 $37,577,000   A-2-1
                                      A-2-2                 $32,623,000   A-2-2
Class A-NM          $225,000,000      A-NM                 $225,000,000   A-NM
Class A-3            $44,500,000      A-3-1                 $20,140,000   A-3-1
                                      A-3-2                 $24,360,000   A-3-2
Class A-AB           $88,200,000      A-AB-1                $64,519,000   A-AB-1
                                      A-AB-2                $23,681,000   A-AB-2
Class A-4           $897,566,000      A-4-1                $108,711,000   A-4-1
                                      A-4-2                $100,559,000   A-4-2
                                      A-4-3                 $99,580,000   A-4-3
                                      A-4-4                $588,716,000   A-4-4
Class A-M           $173,031,000      A-M                  $173,031,000   A-M
Class A-MFL         $100,000,000(2)   A-MFL                $100,000,000   A-MFL
Class A-J           $242,314,000      A-J                  $242,314,000   A-J
Class B              $17,065,000      B                     $17,065,000   B
Class C              $44,367,000      C-1                   $29,798,000   C-1
                                      C-2                   $14,569,000   C-2
Class D              $27,303,000      D-1                   $22,584,000   D-1
                                      D-2                    $4,719,000   D-2
Class E              $13,652,000      E                     $13,652,000   E
Class F              $23,890,000      F-1                   $21,997,000   F-1
                                      F-2                    $1,893,000   F-2
Class G              $23,890,000      G-1                    $2,913,000   G-1
                                      G-2                   $20,977,000   G-2
Class H              $27,303,000      H                     $27,303,000   H
Class J              $27,303,000      J-1                    $7,485,000   J-1
                                      J-2                   $19,818,000   J-2
Class K              $34,129,000      K                     $34,129,000   K
Class L               $3,413,000      L                      $3,413,000   L
Class M               $6,826,000      M                      $6,826,000   M
Class N              $13,651,000      N-1                   $11,647,000   N-1
                                      N-2                    $2,004,000   N-2
Class O               $3,413,000      O                      $3,413,000   O
Class P               $6,826,000      P                      $6,826,000   P
Class Q              $10,239,000      Q                     $10,239,000   Q
Class S              $20,477,529      S                     $20,477,529   S


------------------------

(1) The REMIC II Regular Interests and the Components of the Class X-1 and Class X-2 Certificates that correspond to any particular Class of Principal Balance Certificates or the Class A-MFL Regular Interest also correspond to each other and, accordingly, constitute the "Corresponding REMIC II Regular Interests" and the "Corresponding Components," respectively, with respect to each other. The Component Notional Amount for such Corresponding Component of a Class X-1, Class X-2 or Class X-W Certificate shall at all times equal 50% of the then Certificate Balance of the Corresponding REMIC II Regular Interest.

(2) The REMIC II Regular Interest A-MFL corresponds to the Class A-MFL Regular Interest, having an initial Certificate Balance of $100,000,000.

                                    REMIC III

            The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC III Certificates (or, in the case of the Class A-MFL Certificates, the Class A-MFL Regular Interest represented thereby) comprising the interests in REMIC III created hereunder.

                  Approximate    Initial Aggregate
REMIC Regular       Initial         Certificate       Final Scheduled
 Certificate     Pass-Through         Balance          Distribution
 Designation        Rate(a)     or Notional Amount        Date(b)
--------------   ------------   ------------------   -----------------
Class A-1           5.257%          $55,400,000      October 15, 2011
Class A-1A          5.319%         $530,349,000      December 15, 2016
Class A-2           5.283%          $70,200,000      October 15, 2011
Class A-NM          5.310%         $225,000,000      November 15, 2011
Class A-3           5.374%          $44,500,000      November 15, 2013
Class A-AB          5.325%          $88,200,000      February 15, 2016
Class A-4           5.332%         $897,566,000      November 15, 2016
Class A-M           5.370%         $173,031,000      December 15, 2016
Class A-MFL(d)      5.530%         $100,000,000      December 15, 2016
Class A-J           5.399%         $242,314,000      December 15, 2016
Class X-1             N/A         $1,365,153,764     December 15, 2016
Class X-2             N/A         $1,339,466,000     December 15, 2016
Class X-W             N/A         $1,365,153,764     December 15, 2016
Class B             5.468%          $17,065,000      December 15, 2016
Class C             5.488%          $44,367,000      December 15, 2016
Class D             5.528%          $27,303,000      December 15, 2016
Class E             5.538%          $13,652,000      December 15, 2016
Class F             5.557%          $23,890,000      December 15, 2016
Class G             5.597%          $23,890,000      December 15, 2016
Class H             5.765%          $27,303,000      December 15, 2016
Class J             5.792%          $27,303,000      December 15, 2016
Class K             5.887%          $34,129,000      December 15, 2016
Class L             5.091%          $3,413,000       December 15, 2016
Class M             5.091%          $6,826,000       December 15, 2016
Class N             5.091%          $13,651,000      December 15, 2016
Class O             5.091%          $3,413,000       December 15, 2016
Class P             5.091%          $6,826,000       December 15, 2016
Class Q             5.091%          $10,239,000      December 15, 2016
Class S             5.091%          $20,477,529      January 15, 2022
Class R-III(c)        N/A               N/A                 N/A

------------------------

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate."

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms (except that each ARD Loan will be prepaid in full on its Anticipated Repayment
      Date) in the case of the REMIC Regular Certificates and the Class A-MFL Regular Interest.

(c) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all REMIC Regular Certificates and the Class A-MFL Regular Interest have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

(d) The Class A-MFL Certificates are not regular interests in a REMIC but represent ownership of the beneficial interests in the Class A-MFL Grantor Trust, which is comprised of (i) the Class A-MFL Regular Interest (bearing a fixed rate of interest at 5.530% per annum) and the Class A-MFL Swap Contract and all payments under the Class A-MFL Regular Interest and the Class A-MFL Swap Contract, (ii) all funds and assets on deposit from time to time in the Class A-MFL Floating Rate Account and (iii) proceeds of all of the foregoing. The parties intend that the portion of the Trust representing the Class A-MFL Grantor Trust shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code.

                             Class EI Grantor Trust

            Each Class EI Certificate will be entitled to Excess Interest (neither of which will be a part of any REMIC Pool). The parties intend that (i) the portions of the Trust representing the Excess Interest and the Excess Interest Sub-account shall be treated as a grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class EI Certificates shall represent pro rata undivided beneficial interests in the portion of the Trust consisting of the entitlement to receive Excess Interest (collectively, the "Class EI Grantor Trust").

                            Class A-MFL Grantor Trust

            The parties intend that (i) the portions of the Trust consisting of the segregated pool of assets consisting of the Class A-MFL Regular Interest, the Class A-MFL Swap Contract, the Class A-MFL Floating Rate Account and the Master Servicer's Class A-MFL Floating Rate Account (such portion of the Trust, the "Class A-MFL Grantor Trust") will be treated as a separate grantor trust under subpart E of Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class A-MFL Certificates shall represent pro rata undivided beneficial interests in the Class A-MFL Grantor Trust.

            As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $2,730,307,529.23.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the Mortgage Loans (other than the Excess Interest payable with respect to such Mortgage Loans)) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the Class R-I Certificates will be designated as the sole Class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            As provided herein, with respect to the Trust, the Paying Agent on behalf of the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The REMIC Regular Certificates and the Class A-MFL Regular Interest will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC Regular Certificates, the "REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            "Accountant" means a Person engaged in the practice of accounting who is Independent.

            "Accrued Certificate Interest" means, with respect to each Distribution Date and any Class of Interests or Principal Balance Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X-1, Class X-2 and Class X-W Certificates for each Distribution Date will equal the Accrued Component Interest for the related Interest Accrual Period for all of the Components for such Distribution Date.

            "Accrued Component Interest" With respect to each Component of the Class X-1, Class X-2 and Class X-W Certificates for any Distribution Date, one month's interest at the Class X-1 Strip Rate, Class X-2 Strip Rate or Class X-W Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of each Mortgaged Property securing any Loan Group).

            "Additional Disclosure Notification" means the form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Notification, which is attached hereto as Exhibit AA.

            "Additional Form 10-D Disclosure" has the meaning set forth in
Section 13.4.

            "Additional Form 10-K Disclosure" has the meaning set forth in
Section 13.5.

            "Additional Servicer" means each Affiliate of the Master Servicers, MSMC, the LaSalle Seller, Prudential, the Trustee, the Paying Agent or the Depositor that Services any of the Mortgage Loans and each Person, other than the Special Servicer, who is not an Affiliate of the Master Servicers, MSMC, the LaSalle Seller, Prudential, the Trustee, the Paying Agent or the Depositor, and who Services 10% or more of the Mortgage Loans (based on their Principal Balance). For clarification purposes, the Paying Agent is an Additional Servicer.

            "Additional Trust Expense" means any of the following items: (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees, (ii) Advance Interest that cannot be paid from Late Fees and default interest in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicers, the Special Servicer, any Primary Servicer, the Certificate Registrar, the Trustee, the Paying Agent (or any other Person) pursuant to the terms of this Agreement;
(iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Accounts or Distribution Account, (v) the amount of any Advance plus interest due thereon and Unliquidated Advances that are not recovered from the proceeds of a Mortgage Loan or Loan Group upon a Final Recovery Determination and (vi) to the extent not included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) which the Trust has not recovered, and in the judgment of the Master Servicer (or the Special Servicer, in the case of a Specially Serviced Mortgage
Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof; provided, however, that in the case of each Whole Loan, "Additional Trust Expense" shall not include any of the foregoing amounts that have been recovered from the related Mortgagor or Mortgaged Property. Notwithstanding anything in this Agreement to the contrary, "Additional Trust Expenses" shall not include allocable overhead of a Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses, except to the extent specifically allowed in this Agreement. No Additional Trust Expense consisting of any REMIC specific taxes payable in respect of the Mortgage Loans or out of pocket expenses incurred by the Trust that are allocable to the Mortgage Loans and that result from the inclusion of the Mortgage Loans in a REMIC shall be allocated to the Serviced Companion Loans.

            "Adjusted Mortgage Rate" means, with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months ("30/360 basis"), and with respect to any Distribution Date, the Mortgage Rate thereof minus the Administrative Cost Rate. For any Mortgage Loan that accrue(s) interest on a basis other than that of a 30/360 basis and with respect to any Distribution Date, the rate that, when applied to the Principal Balance of the related Mortgage Loan (on the day prior to the Due Date preceding such Distribution Date) on a 30/360 basis for the related loan accrual period, yields the amount of interest actually due on such Mortgage Loan on the Due Date preceding such Distribution Date (less the Administrative Cost Rate for such Mortgage Loan); provided that for purposes of this definition, (i) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year (in either case, unless the related Distribution Date is the Final Distribution Date), shall be determined net of any amounts transferred to the Interest Reserve Accounts and (ii) the Adjusted Mortgage Rate for the loan accrual period relating to the Due Date in March (commencing in March 2007) (or February if the related Distribution Date is the Final Distribution Date) shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Accounts, provided, further, that if the Maturity Date on any Mortgage Loan occurs on the Due Date in January or February or if there is a Principal Prepayment on any Mortgage Loan on the Due Date in January or February, then the Adjusted Mortgage Rate shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account for such month.

            "Administrative Cost Rate" means the sum of the Master Servicing Fee Rate, the Primary Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate.

            "Advance" means either a P&I Advance or a Servicing Advance.

            "Advance Interest" means interest payable to a Master Servicer, the Special Servicer or the Trustee on outstanding Advances (other than Unliquidated Advances) pursuant to Section 4.5 of this Agreement.

            "Advance Rate" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or, if no longer so published, such other publication as determined by the Trustee in its reasonable discretion.

            "Adverse Grantor Trust Event" shall mean any action taken by a Person or the failure of a Person to take any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Class EI Grantor Trust or the Class A-MFL Grantor Trust as a grantor trust under the Grantor Trust Provisions or result in the imposition of a tax upon the Class EI Grantor Trust or the Class A-MFL Grantor Trust or any of their respective assets or transactions.

            "Adverse REMIC Event" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC Pool or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

            "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Aggregate Certificate Balance" means the aggregate of the Certificate Balances of the Principal Balance Certificates, the REMIC I Regular Interests, the REMIC II Regular Interests or, collectively, the REMIC Regular Certificates and the Class A-MFL Regular Interest, as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, REMIC I Regular Interests or REMIC II Regular Interests, Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

            "Aggregate Principal Balance" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

            "Agreement" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

            "Anticipated Repayment Date" means, with respect to the ARD Loans, the date on which a substantial principal payment on an ARD Loan is anticipated to be made, as set forth in the related Mortgage Note.

            "Appraisal" means an appraisal by an Independent state certified MAI appraiser having at least five years' experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. ss. 225.62.

            "Appraisal Event" means, with respect to any Mortgage Loan or Serviced Loan Group, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan (or Serviced Loan Group) if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a Money Term of such Mortgage Loan (or Serviced Loan Group, as applicable), other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment.

            "Appraisal Reduction" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan (or Serviced Loan Group, as applicable) (or, in the case of an REO Property, the related REO Mortgage Loan) less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on such Mortgage Loan (or Serviced Loan Group, as applicable) (or, in the case of an REO Property, the related REO Mortgage Loan), at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances (including Unliquidated Advances) and interest on Advances (other than Unliquidated Advances) at the Advance Rate with respect to such Mortgage Loan (or Serviced Loan Group, as applicable) (or, in the case of an REO Property, the related REO Mortgage Loan) and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the applicable Master Servicer, the Special Servicer or the Trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the full amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan (or Serviced Loan Group, as applicable) (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the value of each Mortgaged Property that is security for each Mortgage Loan in such cross-collateralized group, as well as the outstanding amounts under each such Mortgage Loan shall be taken into account when calculating such Appraisal Reduction. Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually, for so long as an Appraisal Reduction exists, from the date of such Appraisal or internal valuation. In addition, the Operating Adviser may at any time (including, without limitation, any time following a request by the holder of a Subordinate Note or Operating Adviser on its behalf, to advise if there has been a determination that such holder is no longer the "Directing Lender" under the related Co-Lender Agreement), request the Special Servicer to obtain (at the Operating Adviser's expense) an updated Appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan (or Serviced Loan Group, as applicable) shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan (or Serviced Loan Group, as applicable). Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan (or Serviced Loan Group, as applicable) is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan (or Serviced Loan Group, as applicable) after it has been paid in full, liquidated, repurchased or otherwise disposed of. In the case of the Natick Mall Mortgage Loan, any Appraisal Reduction will be calculated in respect of the Natick Mall Mortgage Loan and the Natick Mall Subordinate Notes and then allocated (x) with respect to the Natick Mall Loan Group, first, to the Natick Mall C Note up to its outstanding principal balance then, to the Natick Mall B Note up to its outstanding principal balance then, to the Natick Mall Mortgage Loan and (y) with respect to the LaSalle Loan Groups and the Jones Road Shopping Center Loan Group, first, to the related Serviced Companion Loan up to its outstanding principal balance then, to the related Senior Mortgage Loan.

            "Appraised Value" means with respect to any Mortgaged Property, the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the General Master Servicer, the Prudential Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed by the Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation.

            "ARCap Naming Convention" means the naming convention for electronic file delivery set forth on Exhibit CC hereto.

            "ARD Loan" means the Mortgage Loans designated on the Mortgage Loan Schedule as Mortgage Loan No. 38, Mortgage Loan No. 91, Mortgage Loan No. 161, Mortgage Loan No. 164, Mortgage Loan No. 178 and Mortgage Loan No. 206, collectively.

            "Assignment of Leases" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

            "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

            "Assumed Scheduled Payment" means: (i) with respect to any Balloon Mortgage Loan for its Maturity Date (provided that such Mortgage Loan has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to the terms hereof) and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

            "Authenticating Agent" means any authenticating agent serving in such capacity pursuant to Section 7.10.

            "Authorized Officer" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

            "Available Advance Reimbursement Amount" has the meaning set forth in Section 4.6(a) hereof.

            "Available Distribution Amount" means, with respect to any Distribution Date and the Mortgage Loans, an amount equal to the aggregate of the following amounts (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were (x) received by a Master Servicer or the Special Servicer through the end of the related Collection Period (other than any portion thereof that constituted a portion of the Available Distribution Amount for a prior Distribution Date as described in clause (a)(y) below) or (y) remitted by the applicable Master Servicer on the related Master Servicer Remittance Date pursuant to Section 5.1(h), exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicers in respect of unpaid Master Servicing Fees, the Primary Servicers in respect of unpaid Primary Servicing Fees, the Special Servicer in respect of unpaid Special Servicer Compensation, the Trustee in respect of unpaid Trustee Fees or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums or Yield Maintenance Charges, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year (unless the related Distribution Date is the final Distribution Date), the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Accounts, (v) Excess Interest, (vi) in the case of each REO Property related to a Serviced Loan Group, all amounts received with respect to such Serviced Loan Group that are required to be paid to the holder of the related Serviced Companion Loan, pursuant to the terms of the related Co-Lender Agreement (which amounts will be deposited into the Serviced Companion Loan Custodial Account pursuant to Section 5.1(c) and withdrawn from such account pursuant to Section 5.2(a)) and (vii) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period (other than any portion thereof described in clause (a)(y) above) and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by a Master Servicer or the Trustee for such Distribution Date pursuant to Section 4.1 and/or Section 4.3, (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicers for such Distribution Date pursuant to the terms hereof, and (iii) if a Distribution Date occurs in March of any year, commencing March 2007 (or February if the related Distribution Date is the final Distribution Date) or if a Maturity Date or Principal Prepayment falls on a January or February of any year, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Accounts in respect of the related Interest Reserve Loan or Interest Reserve Loans. For purposes of the definition of "Available Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the proviso in
Section 5.2(b) shall be deemed to have been collected in the prior Collection Period.

            "Balloon Mortgage Loan" means a Mortgage Loan (or Serviced Loan Group, as applicable) that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its original principal balance as of its stated maturity date, unless prepaid prior thereto.

            "Balloon Payment" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan.

            "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England.

            "Bankruptcy Loss" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

            "Base Interest Fraction" means, with respect to any Principal Prepayment of any Mortgage Loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any Class of Certificates (except for the Class A-MFL Certificates) and the Class A-MFL Regular Interest, a fraction (A) whose numerator is the greater of (x) zero and
(y) the difference between (i) the Pass-Through Rate on that Class of Certificates or the Class A-MFL Regular Interest and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction will equal zero.

            "Book-Entry Certificates" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the states where the Certificate Account, Distribution Account, Trustee, a Master Servicer, a Primary Servicer or the Special Servicer are located and are authorized or obligated by law or executive order to remain closed. Upon the request of any party to this Agreement or the Operating Adviser, the Trustee, the Paying Agent, each Master Servicer, the Special Servicer and each Primary Servicer shall provide such party a list of the legal holidays observed by such entity; provided that each Primary Servicer shall be required to provide the Operating Adviser and the Master Servicers on or before the first day of January of each calendar year with a list of each day that will not be a "Business Day" in the jurisdiction of such Primary Servicer during such calendar year.

            "Cash Liquidation" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the sale of such Defaulted Mortgage Loan. Each Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the applicable Master Servicer), of each Cash Liquidation.

            "Category 1 Requests" has the meaning set forth in the Primary Servicing Agreements for the SunTrust Loans and the MM Loans.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.).

            "Certificate Account" means one or more separate accounts established and maintained by each Master Servicer (or any Sub-Servicer or Primary Servicer on behalf of the applicable Master Servicer) pursuant to
Section 5.1(a), each of which shall be an Eligible Account.

            "Certificate Balance" means, with respect to any Certificate (other than the Class X Certificates, the Class EI Certificates and the Residual Certificates) or Interest as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto in the Preliminary Statement hereto (in the case of an Interest), minus
(A)(i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or Section 6.3(a), as the case may be and (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate pursuant to Section 6.6, plus (B) an amount equal to the amounts identified in clause (I)(C) of the definition of Principal Distribution Amount, such increases to be allocated to the Principal Balance Certificates or Interests in sequential order (i.e., to the most senior Class first), in each case up to the amount of Realized Losses previously allocated thereto and not otherwise reimbursed hereunder.

            "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

            "Certificate Register" has the meaning provided in Section 3.2.

            "Certificate Registrar" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Paying Agent.

            "Certificateholders" has the meaning provided in the definition of "Holder."

            "Certificates" means, collectively, the REMIC III Certificates, the Class EI Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

            "Certification Parties" has the meaning set forth in Section 13.6.

            "Certifying Person" has the meaning set forth in Section 13.6.

            "Class" means, with respect to the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Certificates, Class A-MFL Regular Interest, Class A-MFL Certificates and Class EI Certificates, any class of such Certificates or Interests.

            "Class A Certificates" means the Class A-1 Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-NM Certificates, Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates, collectively.

            "Class A-1 Certificates," "Class A-1A Certificates," "Class A-2 Certificates," "Class A-NM Certificates," "Class A-3 Certificates," "Class A-AB Certificates," "Class A-4 Certificates," "Class A-M Certificates," "Class A-MFL Certificates," "Class A-J Certificates," "Class X-1 Certificates," "Class X-2 Certificates," "Class B Certificates," "Class C Certificates," "Class D Certificates," "Class E Certificates," "Class F Certificates," "Class G Certificates," "Class H Certificates," "Class J Certificates," "Class K Certificates," "Class L Certificates," "Class M Certificates," "Class N Certificates," "Class O Certificates," "Class P Certificates," "Class Q Certificates," "Class S Certificates," "Class EI Certificates," "Class R-I Certificates," "Class R-II Certificates," or "Class R-III Certificates" mean the Certificates designated as "Class A-1," "Class A-1A," "Class A-2," "Class A-NM," "Class A-3," "Class A-AB," "Class A-4," "Class A-M," "Class A-MFL," "Class A-J," "Class X-1," "Class X-2," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class P," "Class Q," "Class S," "Class EI," "Class R-I," "Class R-II" and "Class R-III," respectively, on the face thereof, in substantially the form attached hereto as Exhibits A-1 through A-31.

            "Class A-1-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-1-1.

            "Class A-1-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-1-2.

            "Class A-1A-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-1A-1.

            "Class A-1A-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal 50% of to the Certificate Balance of the REMIC II Regular Interest A-1A-2.

            "Class A-1A-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-1A-3.

            "Class A-1A-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-1A-4.

            "Class A-1A-5 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-1A-5.

            "Class A-1A-6 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-1A-6.

            "Class A-1A-7 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-1A-7.

            "Class A-1A-8 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1A Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-1A-8.

            "Class A-2-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-2-1.

            "Class A-2-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-2-2.

            "Class A-3-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-3-1.

            "Class A-3-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-3 Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-3-2.

            "Class A-4-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-4-1.

            "Class A-4-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-4-2.

            "Class A-4-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-4-3.

            "Class A-4-4 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-4-4.

            "Class A-AB-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-AB Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-AB-1.

            "Class A-AB-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-AB Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-AB-2.

            "Class A-J Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-J Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-J.

            "Class A-M Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-M Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-M.

            "Class A-MFL Available Funds" means, in respect of each Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class A-MFL Regular Interest received by the Paying Agent (or the General Master Servicer on the Paying Agent's behalf) after the Cut-Off Date and on or prior to such Distribution Date and (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the Class A-MFL Swap Contract, including, but not limited to, any termination payment, but in the case of both (i) and (ii) excluding the following: (a) all amounts of Prepayment Premiums allocated to the Class A-MFL Regular Interest for so long as the Class A-MFL Swap Contract is in effect; and
(b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the Class A-MFL Swap Contract.

            "Class A-MFL Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-MFL Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-MFL.

            "Class A-MFL Fixed Interest Distribution" means with respect to the Class A-MFL Regular Interest, the payments of interest required to be made in respect of each Distribution Date, commencing in January 2007, by the General Master Servicer on behalf of the Trustee to the Swap Counterparty pursuant to the Class A-MFL Swap Contract at a rate equal to the Pass-Through Rate of the Class A-MFL Regular Interest on the Class A-MFL Floating Rate Certificate Notional Amounts subject to reduction in accordance with the Class A-MFL Swap Contract.

            "Class A-MFL Floating Rate Account" means the Eligible Account or Accounts established and maintained by the Paying Agent and the General Master Servicer on behalf of the Trustee with respect to the Class A-MFL Certificates, which shall be entitled "LaSalle Bank National Association, as Paying Agent on behalf of Wells Fargo Bank, National Association, as Trustee, in trust for Holders of Morgan Stanley Capital I Trust 2006-IQ12, Floating Rate Account, Class A-MFL" and "[Name of the Master Servicer], as Master Servicer for Wells Fargo Bank, National Association, as Trustee for the Holders of Morgan Stanley Capital I Trust 2006-IQ12, Class A-MFL Floating Rate Account, Class A-MFL", respectively; provided, that the Class A-MFL Floating Rate Account may be a subaccount of the Distribution Account or the Certificate Account. The Class A-MFL Floating Rate Account shall be an asset of the Class A-MFL Grantor Trust.

            "Class A-MFL Floating Rate Certificate Notional Amount" means a notional amount equal to the Certificate Balance of the Class A-MFL Regular Interest.

            "Class A-MFL Grantor Trust" means the segregated pool of assets consisting of (i) the Class A-MFL Regular Interest and the Class A-MFL Swap Contract and all payments under the Class A-MFL Regular Interest and the Class A-MFL Swap Contract, (ii) all funds and assets from time to time on deposit in the Class A-MFL Floating Rate Account and the Master Servicer's Class A-MFL Floating Rate Account and (iii) proceeds of all of the foregoing.

            "Class A-MFL Interest Distribution Amount" means, in respect of any Distribution Date, the sum of (i) for so long as the Class A-MFL Swap Contract is in effect, the aggregate amount of interest received by the Paying Agent from the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the Class A-MFL Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any Prepayment Interest Shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the Class A-MFL Swap Contract or upon the termination or expiration of the Class A-MFL Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default occurs and is continuing or if the Class A-MFL Swap Contract is terminated, the Class A-MFL Interest Distribution Amount will be an amount equal to the Distributable Certificate Interest in respect of the Class A-MFL Regular Interest, until such time as the Swap Default is cured, or such obligation is paid, as the case may be, or until a replacement Class A-MFL Swap Contract is obtained.

            "Class A-MFL Net Swap Payment" has the meaning set forth in Section 8.31(g).

            "Class A-MFL Principal Distribution Amount" means, in respect of any Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-MFL Regular Interest on such Distribution Date.

            "Class A-MFL Regular Interest" means the uncertificated interest designated as a "regular interest" in REMIC III, which shall consist of an Interest having a Certificate Balance equal to the Certificate Balance of the Class A-MFL Certificates, and which has a Pass-Through Rate equal to the per annum rate of 5.530%.

            "Class A-MFL Swap Contract" means the Swap Contract, dated as of December 1, 2006, between the Swap Counterparty and the Trust, and the Credit Support Annex (as defined in the Class A-MFL Swap Contract) and the Schedule to the related ISDA Master Agreement relating thereto, regarding an interest rate swap for the Class A-MFL Certificates.

            "Class A-MFL Swap Counterparty Collateral Account" has the meaning set forth in Section 8.31(f).

            "Class A-NM Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-NM Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest A-NM.

            "Class B Component" means a component of the beneficial interest in REMIC III evidenced by the Class B Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest B.

            "Class C-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest C-1.

            "Class C-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class C Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest C-2.

            "Class D-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest D-1.

            "Class D-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class D Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest D-2.

            "Class E Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest E.

            "Class EI Grantor Trust" means that portion of the Trust consisting of Excess Interest and the Excess Interest Sub-account.

            "Class F-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest F-1.

            "Class F-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest F-2.

            "Class G-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class G Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest G-1.

            "Class G-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class G Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest G-2.

            "Class H Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Component Notional Amount equal to the Certificate Balance of the REMIC II Regular Interest H.

            "Class J-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class J Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest J-1.

            "Class J-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class J Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest J-2.

            "Class K Component" means a component of the beneficial interest in REMIC III evidenced by the Class K Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest K.

            "Class L Component" means a component of the beneficial interest in REMIC III evidenced by the Class L Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest L.

            "Class M Component" means a component of the beneficial interest in REMIC III evidenced by the Class M Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest M.

            "Class N-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class N Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest N-1.

            "Class N-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class N Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest N-2.

            "Class O Component" means a component of the beneficial interest in REMIC III evidenced by the Class O Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest O.

            "Class P Component" means a component of the beneficial interest in REMIC III evidenced by the Class P Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest P.

            "Class Q Component" means a component of the beneficial interest in REMIC III evidenced by the Class Q Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest Q.

            "Class S Component" means a component of the beneficial interest in REMIC III evidenced by the Class S Certificates, which component represents a Component Notional Amount equal to 50% of the Certificate Balance of the REMIC II Regular Interest S.

            "Class X Certificates" means the Class X-1 Certificates, the Class X-2 Certificates and the Class X-W Certificates, collectively.

            "Class X-1 Notional Amount" means, with respect to the Class X-1 Certificates and any date of determination, 50% of the aggregate of the outstanding Certificate Balances of the Principal Balance Certificates, which shall equal the sum of the then Component Notional Amount of the Components.

            "Class X-1 Strip Rate" means, with respect to any Class of Components (other than Components that are also Class X-2 Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates. In the case of any Class of Components that are also Class X-2 Components, (i) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, a rate per annum equal to, (x) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (y) the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule XVI attached hereto and (2) the Pass Through Rate for the Class of Corresponding Certificates, and (ii) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, a rate per annum equal to (x) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class X-1 Strip Rate be less than zero).

            "Class X-2 Component Crossover Date" means:

            (i) with respect to the Class A-1-2 Component, Class A-1A-2 Component, Class A-2-1 Component and Class N-1 Component, the Distribution Date in December 2007,

            (ii) with respect to the Class A-1A-3 Component, Class A-2-2 Component, Class A-NM Component, Class A-3-1 Component, Class J-1 Component, Class K Component, Class L Component, Class M Component and Class N-2 Component, the Distribution Date occurring in December 2008;

            (iii) with respect to the Class A-1A-4 Component, Class A-3-2 Component, Class A-AB-1 Component, Class G-1 Component, Class H Component and Class J-2 Component, the Distribution Date occurring in December 2009;

            (iv) with respect to the Class A-1A-5 Component, Class A-AB-2 Component, Class A-4-1 Component, Class F-1 Component and Class G-2 Component, the Distribution Date occurring in December 2010;

            (v) with respect to the Class A-1A-6 Component, Class A-4-2 Component, Class D-1 Component, Class E Component and Class F-2 Component, the Distribution Date occurring in December 2011;

            (vi) with respect to the Class A-1A-7 Component, Class A-4-3 Component, Class C-1 Component and Class D-2 Component, the Distribution Date occurring in December 2012; and

            (vii) with respect to the Class A-1A-8 Component, Class A-4-4 Component, Class A-M Component, Class A-MFL Component, Class A-J Component, Class B Component and Class C-2 Component, the Distribution Date occurring in December 2013.

            "Class X-2 Components" means each of the Class A-1-2 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class A-1A-8 Component,Class A-2-1 Component, Class A-2-2 Component, Class A-NM Component, Class A-3-1 Component, Class A-3-2 Component, Class A-AB-1 Component, Class A-AB-2 Component, Class A-4-1 Component, Class A-4-2 Component, Class A-4-3 Component, Class A-4-4 Component, Class A-M Component, Class A-MFL Component, Class A-J Component, Class B Component, Class C-1 Component, Class C-2 Component, Class D-1 Component, Class D-2 Component, Class E Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H Component, Class J-1 Component, Class J-2 Component, Class K Component, Class L Component, Class M Component, Class N-1 Component and Class N-2 Component.

             "Class X-2 Notional Amount" means as of any date of determination, the sum of the then Component Notional Amounts of the Class X-2 Components excluding the Class X-2 Components for which the Class X-2 Crossover Date has been previously passed.

            "Class X-2 Strip Rate" means, with respect to each of the Class X-2 Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class X-2 Component Crossover Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XIV attached hereto; and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass Through Rate for the Class of Corresponding Certificates (provided that, in no event shall any Class X-2 Strip Rate be less than zero); and (iii) for any Distribution Date occurring after the related Class X-2 Component Crossover Date, 0% per annum.

            "Class X-W Notional Amount" means, with respect to the Class X-W Certificates and any date of determination, 50% of the aggregate of the outstanding Certificate Balances of the Principal Balance Certificates, which shall equal the sum of the then Component Notional Amount of the Components.

            "Class X-W Strip Rate" means, with respect to any Class of Components for any Distribution Date, a rate per annum equal to (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class X-W Strip Rate be less than zero).

            "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

            "Clearstream" means Clearstream Banking Luxembourg, societe anonyme.

            "Closing Date" means on or about December 21, 2006.

            "CMSA" means the Commercial Mortgage Securities Association.

            "CMSA Advance Recovery Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Bond Level File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee, as applicable.

            "CMSA Collateral Summary File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee, as applicable.

            "CMSA Comparative Financial Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Financial File" means a data file substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Liquidation Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Level Reserve/LOC Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Loan Periodic Update File" means a monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer, the Special Servicer or the Trustee, as applicable.

            "CMSA Loan Setup File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer, the Special Servicer or the Trustee, as applicable.

            "CMSA NOI Adjustment Worksheet" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Work" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Operating Statement Analysis Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Property File" means a data file substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reconciliation of Funds" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA REO Status Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Reports" means the Restricted Servicer Reports and the Unrestricted Servicer Reports, collectively, as the forms thereof are modified, expanded or otherwise changed from time to time by the CMSA. With respect to new reports created and approved by the CMSA, such new reports will be used in this transaction (provided, however, that insofar as any such new report requires the presentation of information in addition to that called for by the current CMSA reports, such new report is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable) and the Depositor shall direct the Trustee as to whether such reports will be Restricted Servicer Reports or Unrestricted Servicer Reports. The Trustee shall provide the Master Servicer and Special Servicer with a copy of such direction within two Business Days after its receipt.

            "CMSA Servicer Watch List" means a report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Special Servicer Loan File" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Special Servicer, as applicable.

            "CMSA Total Loan Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally, and is reasonably acceptable to the Master Servicers and the Special Servicer.

            "CMSA Website" means the CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Co-Lender Agreement" means a LaSalle Co-Lender Agreement, the Jones Road Shopping Center Co-Lender Agreement or the Natick Mall Co-Lender Agreement, as the context may require.

            "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

            "Collection Period" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

            "Commission" means the Securities and Exchange Commission.

            "Compensating Interest" means, with respect to any Distribution Date and each Master Servicer, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans serviced by such Master Servicer resulting from Principal Prepayments on such Mortgage Loans during the related Collection Period, over (B) the aggregate of the Prepayment Interest Excesses received in respect of the Mortgage Loans serviced by such Master Servicer resulting from Principal Prepayments on such Mortgage Loan during the same related Collection Period. Notwithstanding the foregoing, such Compensating Interest shall not (i) exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of such Master Servicer's Mortgage Loans, including REO Mortgage Loans, if such Master Servicer applied the subject Principal Prepayment in accordance with the terms of the related Mortgage Loan documents; and (ii) be required to be paid on any Prepayment Interest Shortfalls incurred in respect of any Specially Serviced Mortgaged Loans.

            "Component" means each of the Class A-1-1 Component, Class A-1-2 Component, Class A-1A-1 Component, Class A-1A-2 Component, Class A-1A-3 Component, Class A-1A-4 Component, Class A-1A-5 Component, Class A-1A-6 Component, Class A-1A-7 Component, Class A-1A-8 Component, Class A-2-1 Component, Class A-2-2 Component, Class A-NM Component, Class A-3-1 Component, Class A-3-2 Component, Class A-AB-1 Component, Class A-AB-2 Component, Class A-4-1 Component, Class A-4-2 Component, Class A-4-3 Component, Class A-4-4 Component, Class A-M Component, Class A-MFL Component, Class A-J Component, Class B Component, Class C-1 Component, Class C-2 Component, Class D-1 Component, Class D-2 Component, Class E Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H Component, Class J-1 Component, Class J-2 Component, Class K Component, Class L Component, Class M Component, Class N-1 Component, Class N-2 Component, Class O Component, Class P Component, Class Q Component and Class S Component.

            "Component Notional Amount" means with respect to each Component and any date of determination, an amount equal to 50% of the then Certificate Balance of its Corresponding REMIC II Regular Interest.

            "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers (other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan (and, if applicable, the related Serviced Companion Loan). With respect to the Mortgaged Property securing a Serviced Loan Group, only the portion of such amounts payable to the holder of the LaSalle Senior Mortgage Loan, Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan, as applicable, shall be included in Condemnation Proceeds.

            "Controlling Class" means the most subordinate Class of REMIC Regular Certificates or Class A-MFL Certificates outstanding at any time of determination; provided that, if the aggregate Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of REMIC Regular Certificates or Class A-MFL Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class S Certificates.

            "Controlling Person" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

            "Corporate Trust Office" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose or the transfer of Certificates, the principal corporate trust office of the Certificate Registrar and Paying Agent (which is presently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services-Morgan Stanley Capital Inc., Series 2006-IQ12, or at such other address as the Certificate Registrar and Paying Agent may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee, the Master Servicers and the Special Servicer). The principal corporate trust office of the Trustee is presently located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Paying Agent, the Depositor, the Master Servicers and the Special Servicer.

            "Corresponding Certificate" means the Class of Certificates (or in the case of the Class A-MFL Certificates, the Class A-MFL Regular Interest) as set forth in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC II Regular Interest.

            "Corresponding Component" means the Component as set forth in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC II Regular Interest.

            "Corresponding REMIC I Regular Interest" means, with respect to each Mortgage Loan, the REMIC I Regular Interest having an initial Certificate Balance equal to the Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date.

            "Corresponding REMIC II Regular Interest" means the REMIC II Regular Interest or Interests as defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Corresponding Component (or in the case of the Class A-MFL Certificates, the Class A-MFL Regular Interest).

            "Cross-Collateralized Loan" has the meaning set forth in Section 2.3(a) hereof.

            "Custodian" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and each Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

            "Customer" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Cut-Off Date" means the end of business on December 1, 2006. The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on December 1, 2006 and Scheduled Payments due in December 2006 with respect to Mortgage Loans not having Due Dates on the first of each month have been deemed received on December 1, 2006, not the actual day on which such Scheduled Payments were due.

            "Debt Service Coverage Ratio" means with respect to any Mortgage Loan, as of any date of determination, the ratio of (1) the annual, year-end net cash flow of the related Mortgaged Property or Mortgaged Properties, determined as provided in the NOI Adjustment Worksheet based on the most recent annual, year-end operating statements provided by the Mortgagor (or if no annual, year-end operating statements have been provided, based on such information provided by the Mortgagor, including without limitation rent rolls and other unaudited financial information, as the applicable Master Servicer shall determine in accordance with the Servicing Standard) to (2) the annualized amount of debt service payable on that Mortgage Loan or, in the case of (i) each LaSalle Loan Group, on the related LaSalle Senior Mortgage Loan only, (ii) each LaSalle B Note, on the applicable entire LaSalle Loan Group, (iii) the Jones Road Shopping Center Loan Group, on the Jones Road Shopping Center Mortgage Loan only, (iv) the Jones Road Shopping Center B Note, on the entire Jones Road Shopping Center Loan Group, (v) the Natick Mall Loan Group, on the Natick Mall Mortgage Loan only or (vi) the Natick Mall Subordinate Notes, on the entire Natick Mall Loan Group or (vii) Mortgage Loans that are interest-only, where periodic payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the Mortgage Loan, the annualized amount of debt service that will be payable under the Mortgage Loan after the beginning of the amortization term of the Mortgage Loan.

            "Debt Service Reduction Amount" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan or Serviced Companion Loan, as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred as a result of any such proceeding, but not forgiven, the amount of the reduction shall include only the net present value (calculated at the related Mortgage
Rate) of the reduction.

            "Defaulted Mortgage Loan" means a Mortgage Loan (or Serviced Companion Loan) that is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired and, in the case of the Natick Mall Loan Group, remains unremedied by the exercise of cure rights for the applicable grace period under the related Co-Lender Agreement.

            "Defeasance Collateral" means, with respect to any Defeasance Loan, "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 required to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan" means any Mortgage Loan (or Serviced Companion
Loan) which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan or Serviced Companion Loan, as applicable, to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation" means, with respect to any Mortgage Loan or Serviced Loan Group, a valuation by a court of competent jurisdiction of the Mortgaged Property relating to such Mortgage Loan (or Serviced Loan Group, as applicable) in an amount less than the then outstanding indebtedness under such Mortgage Loan (or Serviced Loan Group, as applicable), which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan (or Serviced Loan Group, as applicable).

            "Deficient Valuation Amount" means (i) with respect to each Mortgage Loan or Serviced Loan Group, the amount by which the total amount due with respect to such Mortgage Loan or Serviced Loan Group, as applicable (excluding interest not yet accrued), including the Principal Balance of such Mortgage Loan (or Serviced Loan Group) plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation and (ii) with respect to each LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or the Natick Mall Mortgage Loan, the Deficient Valuation Amount for the related Serviced Loan Group that is borne by the holder of the applicable LaSalle Senior Mortgage Loan, Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan under the related Co-Lender Agreement.

            "Definitive Certificates" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

            "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

            "Depositor" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

            "Depository" has the meaning set forth in Section 3.7(a).

            "Depository Agreement" means the Blanket Letter of Representations dated the Closing Date between the Depositor and the Depository.

            "Determination Date" means (a), with respect to any Distribution Date and any of the Mortgage Loans other than the MM Loans, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, and (ii) the 5th Business Day prior to the related Distribution Date, commencing January 8, 2007,
(b) with respect to any Distribution Date and any of the MM Loans, the 10th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately following Business Day, commencing January 10, 2007.

            "Directing Holder" means the Natick Mall Directing Holder or the Jones Road Shopping Center Directing Holder, as the context may require.

            "Directly Operate" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

            "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate," unless otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the applicable Master Servicer will select a comparable publication to determine the Treasury Rate.

            "Disqualified Organization" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Master Servicer based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMIC Pools, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest" means, with respect to any Distribution Date and any Class of Certificates (other than the Class A-MFL Certificates) or Interests (including the Class A-MFL Regular Interest), the sum of (A) Accrued Certificate Interest in respect of such Class or Interest, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls for such Class of Certificates or Interests, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.7, and (ii) Realized Losses allocated on such Distribution Date to reduce the Distributable Certificate Interest payable to such Class or Interest pursuant to Section 6.6, plus (B) the Unpaid Interest, plus (C) if the Aggregate Certificate Balance is reduced because of a diversion of principal in accordance with Section 5.2(a)(II)(iv), and there is a subsequent recovery of amounts as described in
Section 6.6(c)(i), then interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount by which the Aggregate Certificate Balance was so reduced, which interest shall accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

            "Distribution Account" means the Distribution Account maintained by the Paying Agent on behalf of the Trustee, in accordance with the provisions of
Section 5.3, which account shall be an Eligible Account.

            "Distribution Date" means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing January 16, 2007.

            "Due Date" means, with respect to a Mortgage Loan or Serviced Companion Loan, the date on which a Scheduled Payment is first due without the application of grace periods.

            "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "F-1" by Fitch and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long term unsecured debt obligations are rated at least "AA" or "A" (without regard to any plus or minus) by Fitch and "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") by S&P, if the deposits are to be held in the account more than 30 days, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. Section 9.10(b), (iii) an account or accounts of a depository institution acceptable to the Rating Agencies, as evidenced by Rating Agency Confirmation with respect to the use of any such account as a Certificate Account or the Distribution Account, (iv) for so long as Prudential Asset Resources, Inc. is a Master Servicer, an account maintained with Prudential Trust Bank FSB, a wholly-owned subsidiary of Prudential Financial, Inc.; provided that written confirmation from S&P remains in effect (and the conditions thereunder are satisfied) confirming that maintaining accounts at Prudential Trust Bank FSB would not in and of itself result in the qualification, downgrade or withdrawal, as applicable, of the then-current rating assigned by S&P to any series of certificates issued in CMBS transactions for which Prudential Asset Resources, Inc. services as master servicer, (v) with respect to the Primary Servicer for the MM Loans, the Centennial Government Trust, until the date that is 60 days after the Closing Date, or (vi) any other account, the use of which would not, in and of itself, (A) cause a qualification, downgrade or withdrawal of any rating then assigned to any Class of Certificates by either Rating Agency and
(B) be inconsistent with the requirements of FASB 140 or any other interpretations with respect thereto applicable to such accounts. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, N.A., a wholly owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "F-1" in the case of Fitch and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA" in the case of Fitch and "AA" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P, if the deposits are to be held in the account for more than 30 days.

            "Eligible Investments" means any one or more of the following financial assets or other property:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

            (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicers, the Special Servicer, the Paying Agent or any Affiliate of the Trustee, a Master Servicer, the Special Servicer or the Paying Agent, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "F-1" by Fitch and "A-1" (without regard to any plus or minus) by S&P or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal to "AA" by Fitch and "AA-" by S&P or its equivalent or, in each case, if not rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from a Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated at least "AA" or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in a Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Certificate Account;

            (v) commercial paper (including both non interest bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "F-1+" by Fitch and "A-1" (without regard to any plus or minus) by S&P (or for which Rating Agency Confirmation is obtained with respect to such ratings);

            (vi) units of investment funds (including money market funds) that are rated in the highest long term category by Fitch and "AAAm" by S&P (or if not rated by any such Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation);

            (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long term unsecured debt rating is not less than "AA" (or its equivalent) by Fitch and S&P, or for which Rating Agency Confirmation is obtained with respect to such ratings; provided that, with respect to S&P, such agreements state that funds may be withdrawn at par without penalty;

            (viii) any money market funds (including those managed or advised by the Paying Agent or its Affiliates) that maintain a constant asset value and that are rated "AAA" (or its equivalent) by Fitch (if so rated by Fitch) and "AAAm" or "AAAm G" (or its equivalent) by S&P, and any other demand, money market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

            (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee and the Paying Agent by the applicable Master Servicer or Special Servicer at the applicable Master Servicer's or Special Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Section 860G(a)(5) of the Code;

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Section 860G(a)(5) of the Code; and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicers but not yet deposited in the Certificate Accounts) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

            "Environmental Insurance Policy" shall mean, with respect to any Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Account" means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

            "Escrow Amount" means any amount payable with respect to a Mortgage Loan for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

            "Euroclear" means the Euroclear system.

            "Event of Default" has the meaning set forth in Section 8.28(b).

            "Excess Interest" means, with respect to an ARD Loan if such ARD Loan is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the Mortgage Loan documents) over
(ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date. Excess Interest on an ARD Loan is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account, in accordance with the provisions of Section 5.3. The Excess Interest Sub-account shall not be an asset of any REMIC Pool formed hereunder.

            "Excess Liquidation Proceeds" means, with respect to any Mortgage Loan or Serviced Loan Group, as applicable, the excess of (i) Liquidation Proceeds of a Mortgage Loan or Serviced Loan Group, as applicable, or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan (or, in the case of an REO Property related to a Serviced Loan Group, a Principal Prepayment in full had been made with respect to a LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan, the Natick Mall Mortgage Loan and the related Serviced Companion Loan, as applicable) on the date such proceeds were received plus accrued and unpaid interest with respect to such Mortgage Loan and all expenses (including Additional Trust Expenses and Unliquidated Advances) with respect to such Mortgage Loan or Serviced Loan Group, as applicable.

            "Excess Servicing Fee" means, with respect to the Mortgage Loans for which an "excess servicing fee rate" is designated on the Mortgage Loan Schedule, the monthly fee payable to the parties set forth on Exhibit J hereto or their successors and assigns, as holders of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan is determined for such month) specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). Each holder of a right to receive Excess Servicing Fees is entitled to Excess Servicing Fees only with respect to the Mortgage Loans as indicated on Exhibit J hereto.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Certification" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A IAI Global Certificate, as applicable.

            "Expense Loss" means a loss realized upon payment by the Trust of an Additional Trust Expense.

            "Extension" has the meaning set forth in Section 9.15(a).

            "FASB 140" means the Financial Accounting Standards Board's Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," issued in September 2002.

            "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

            "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

            "Final Certification" has the meaning set forth in Section 2.2.

            "Final Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Final Rated Distribution Date" means, with respect to each rated Class of Certificates, the Distribution Date in December 2043.

            "Final Recovery Determination" means a determination with respect to: (i) any Mortgage Loan (or Serviced Companion Loan) other than a Specially Serviced Mortgage Loan), by the applicable Master Servicer in consultation with the Special Servicer and (ii) with respect to any Specially Serviced Mortgage Loan (including a Mortgage Loan (or Serviced Companion Loan) that became an REO Property) by the Special Servicer, in each case, in its good faith discretion, consistent with the Servicing Standard, that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries which the applicable Master Servicer or the Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan (or Serviced Companion Loan), without regard to any obligation of such Master Servicer or the Trustee, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of the Mortgaged Properties and other security must be considered in connection with any such Final Recovery Determination. The Special Servicer shall be required to provide the applicable Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan upon making such determination. The applicable Master Servicer shall promptly notify the Trustee and the Paying Agent of such determination and the Paying Agent shall deliver a copy of such notice to each Rating Agency.

            "Final Scheduled Distribution Date" means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that the ARD Loan is assumed to be repaid on its Anticipated Repayment Date.

            "Fitch" means Fitch, Inc. or its successor in interest.

            "FNMA" means the Federal National Mortgage Association, or any successor thereto.

            "Form 8-K Disclosure Information" has the meaning set forth in
Section 13.7.

            "General Master Servicer" means Capmark Finance Inc., formerly known as GMAC Commercial Mortgage Corporation, and its permitted successors or assigns.

            "Global Certificate" means any Rule 144A IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

            "Grantor Trust Provisions" shall mean those provisions of the Code relating to grantor trusts, which appear in subpart E, Part I of subchapter J, and related provisions, and proposed, temporary and final Treasury regulations, including Treasury Regulations Section 301.7701-4(c)(2), and any published rulings, notice and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Holder" means the Person in whose name a Certificate is registered on the Certificate Register. With respect to the Class A-MFL Regular Interest, "Holder" means the Trustee on behalf of the Trust.

            "IAI Definitive Certificate" means, with respect to any Class of Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

            "Independent" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

            "Independent Contractor" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the applicable Master Servicer (other than any Master Servicer, but which may be an Affiliate of such Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Residual Certificates), a Percentage Interest of 35% or more in the Residual Certificates or such other interest in any Class of the Certificates or of the applicable REMIC Pool as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC Pool does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person (including a Master Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Certification" has the meaning set forth in Section 2.2.

            "Inspection Report" means a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property Inspection Form" available on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Property Inspection Form" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "Institutional Accredited Investor" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

            "Insurance Policies" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy, title insurance policy, terrorism insurance policy or Environmental Insurance Policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

            "Insurance Proceeds" means amounts paid by the insurer under any Insurance Policy (other than amounts required to be paid over to the Mortgagor (or used to restore the related Mortgaged Property) pursuant to law, the related Mortgage Loan or Serviced Loan Group, as applicable, or the Servicing Standard). With respect to the Mortgaged Property securing a Serviced Loan Group, only the portion of such amounts payable to the holder of a LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan, as applicable, shall be included in Insurance Proceeds.

            "Insured Environmental Event" has the meaning set forth in Section 9.1(f).

            "Interest" means a REMIC I Regular Interest, a REMIC II Regular Interest or Class A-MFL Regular Interest, as applicable.

            "Interest Accrual Period" means, with respect to each Distribution Date, for each Class of REMIC Regular Certificates and the Class A-MFL Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and with respect to the Class A-MFL Certificates, subject to Section 6.12, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

            "Interest Reserve Account" means that Interest Reserve Account maintained by the Paying Agent pursuant to Section 5.1(a), which account shall be an Eligible Account.

            "Interest Reserve Amount" has the meaning set forth in Section
5.1(d).

            "Interest Reserve Loans" shall mean the Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve 30-day months.

            "Interest Reset Date" means the day that is two Banking Days prior to the start of the related Interest Accrual Period.

            "Interested Person" means, as of any date of determination, the Master Servicers, the Special Servicer, the Depositor, the holder of any related Junior Indebtedness (with respect to any particular Mortgage Loan), a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by a Master Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

            "Investment Income" means income and gain realized on the investment of funds deposited in the Certificate Account.

            "Investor-Based Exemption" means any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Laws.

            "Jones Road Shopping Center B Note" means the mortgage loan, which is not included in the Trust and subordinated in right of payment to the Jones Road Shopping Center Mortgage Loan to the extent set forth in the Jones Road Shopping Center Co-Lender Agreement. The Jones Road Shopping Center B Note is not a "Mortgage Loan."

            "Jones Road Shopping Center Co-Lender Agreement" means, with respect to the Jones Road Shopping Center Mortgage Loan and the related Jones Road Shopping Center B Note, the related co-lender agreement, by and among the holder of the Jones Road Shopping Center Mortgage Loan and the holder of the Jones Road Shopping Center B Note relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Jones Road Shopping Center Directing Holder" means the holder of the Jones Road Shopping Center B Note; unless at the time of determination, each of the following conditions are satisfied:

            (i) (a)(1) the initial unpaid principal balance of the Jones Road Shopping Center B Note as of the relevant date of determination minus (2) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the Jones Road Shopping Center B Note, (y) any Appraisal Reduction in effect as of such date of determination and (z) any realized losses allocated to the Jones Road Shopping Center B Note pursuant to the Jones Road Shopping Center Co-Lender Agreement and/or this Agreement is less than (b) 50% of (1) the initial unpaid principal balance of the Jones Road Shopping Center B Note less,
(2) any scheduled payments or prepayments of principal allocated to, and received on, the Jones Road Shopping Center B Note; and

            (ii) the Jones Road Shopping Center Mortgage Loan has not been paid in full,

            then, the Operating Adviser shall be the Jones Road Shopping Center Directing Holder.

            "Jones Road Shopping Center Loan Group " means, collectively, the Jones Road Shopping Center Mortgage Loan and the Jones Road Shopping Center B Note.

            "Jones Road Shopping Center Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 197 on the Mortgage Loan Schedule.

            "Junior Indebtedness" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note.

            "LaSalle B Note(s)" means, individually or collectively, each of the mortgage loans, which are not included in the Trust and are subordinated in right of payment to a related LaSalle Senior Mortgage Loan to the extent set forth in the related LaSalle Co-Lender Agreement. None of the LaSalle B Notes is a "Mortgage Loan."

            "LaSalle Co-Lender Agreement" means, with respect to each LaSalle Senior Mortgage Loan and the related LaSalle B Note, the related co-lender agreement, by and among the holder of such LaSalle Senior Mortgage Loan and the holder of such LaSalle B Note relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "LaSalle Loan Group" means, collectively, the applicable LaSalle Senior Mortgage Loan and the related LaSalle B Note.

            "LaSalle Seller" has the meaning assigned in the Preliminary Statement hereto.

            "LaSalle Seller Loan(s)" means, individually or collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement I and shown on Schedule I hereto.

            "LaSalle Senior Mortgage Loan(s)" means, individually or

collectively, the mortgage loans designated as Mortgage Loan No. 105, Mortgage Loan No. 108, Mortgage Loan No. 116, Mortgage Loan No. 158, Mortgage Loan No. 176 and Mortgage Loan No. 297 on the Mortgage Loan Schedule.

            "Late Collections" means, with respect to any Mortgage Loan or Serviced Companion Loan, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

            "Late Fees" means a fee payable to the applicable Master Servicer or the Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan or Serviced Companion Loan, if applicable, in connection with a late payment made by such Mortgagor; provided, however, that with respect to the LaSalle Senior Mortgage Loans, the Jones Road Shopping Center Mortgage Loan and the Natick Mall Mortgage Loan, "Late Fees" shall be payable to the applicable Master Servicer or the Special Servicer, as applicable, and the holder of a LaSalle B Note, the Jones Road Shopping Center B Note and a Natick Mall Subordinate Note, as applicable, as provided in the Co-Lender Agreement.

            "Liquidation Expenses" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses, appraisal fees, committee or referee fees, property manager fees, and, if applicable, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available, (ii) paid out of related proceeds from liquidation or (iii) advanced by the applicable Master Servicer or Special Servicer, subject to Section 4.4 and Section 4.6(d) hereof, as a Servicing Advance.

            "Liquidation Fee" means a fee equal to the product of (x) 1.00% and
(y) the Liquidation Proceeds received in connection with full or partial liquidation of a Specially Serviced Mortgage Loan or related REO Property and any Condemnation Proceeds or Insurance Proceeds received by the Trust; provided, however, that (A) in the case of a final disposition consisting of the repurchase of a Mortgage Loan or REO Property by a Seller pursuant to Section 2.3, such fee will only be paid by such Seller and due to the Special Servicer if repurchased after the date that is 180 days or more after the applicable Seller receives notice of the breach or defect causing the repurchase; (B) in the case of a repurchase of a Mortgage Loan by the holder of a related subordinate note (other than a LaSalle B Note, Jones Road Shopping Center B Note or Natick Mall Subordinate Notes) or a mezzanine lender, such fee will only be due to the Special Servicer if repurchased 60 days after a Master Servicer, Special Servicer or Trustee receives notice of the default causing the repurchase, (C) in the case of a final disposition of the Natick Mall Mortgage Loan consisting of a purchase by the holder of a Natick Mall Subordinate Note, such fee will only be payable if the Natick Mall Mortgage Loan is purchased more than 90 days after the later of (x) the transfer of the Natick Mall Mortgage Loan to the Special Servicer and (y) the holder of the applicable Natick Mall Subordinate Note's receipt of written notice from the Special Servicer that such transfer has taken place, or (D) in the case of the purchase of a Mortgage Loan by the holder of the related LaSalle B Note, such fee will only be due to the Special Servicer if permitted by the applicable LaSalle Co-Lender Agreement.

            "Liquidation Proceeds" means (i) with respect to the sale or liquidation of a Mortgage Loan, Serviced Companion Loan or related REO Property (other than pursuant to Section 2.3), the proceeds of such sale or liquidation net of Liquidation Expenses (to the extent not otherwise paid pursuant to Section 4.6(c)) and (ii) with respect to the repurchase of a Mortgage Loan or an REO Mortgage Loan pursuant to Section 2.3, the Purchase Price of such Mortgage Loan or REO Mortgage Loan (or such allocable portion) at the time of such repurchase. With respect to the Mortgaged Property securing a Serviced Loan Group, only the portion of such amounts payable to the holder of each LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or the Natick Mall Mortgage Loan, as applicable, shall be included in Liquidation Proceeds.

            "Liquidation Realized Loss" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition (adjusted in accordance with Section 6.6(c)(i)), plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate (including interest accrued and unpaid on the portion of the Principal Balance added in accordance with Section 6.6(c)(i), which interest shall accrue from the date of the reduction in the Principal Balance resulting from the allocation of a Realized Loss incurred pursuant to Section 6.6(b)(i)), plus (C) any expenses (including Additional Trust Expenses) incurred in connection with such Mortgage Loan that are payable or reimbursable to any Person, other than amounts previously treated as Expense Losses or included in the definition of Liquidation Expenses minus the sum of (i) REO Income allocated as recoveries of principal or interest on the related Mortgage Loan, and (ii) with respect to any Mortgage Loan, Liquidation Proceeds, Late Collections and all other amounts received from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred (and, with respect to each LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan, which are not required under the related Co-Lender Agreement to be paid or reimbursable to the holder of the related Serviced Companion Loan). REO Income and Liquidation Proceeds shall be applied first against any Expense Losses (to the extent not included in the definition of Liquidation Expenses) for such Mortgage Loan, the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the Principal Balance of such Mortgage Loan, calculated as described in clause (A) above in accordance with Section 1.2(b) hereof.

            "Loan Group" means either Loan Group 1 or Loan Group 2, as the case may be.

            "Loan Group 1" means all of the Mortgage Loans that are Loan Group 1 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

            "Loan Group 1 Mortgage Loan" means any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Mortgage Loans included in Loan Group 1.

            "Loan Group 2" means all of the Mortgage Loans that are Loan Group 2 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

            "Loan Group 2 Mortgage Loan" means any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount" means, for any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Mortgage Loans included in Loan Group 2.

            "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable.

            "Loan-to-Value Ratio" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date or, in the case of a Serviced Loan Group, the allocable portion thereof.

            "Lock-Box Account" has the meaning set forth in Section 8.3(g).

            "Lock-Box Agreement" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer (or a Primary Servicer or Sub Servicer on its behalf) pursuant to which a Lock-Box Account is created.

            "Losses" has the meaning set forth in Section 12.4.

            "MAI" means Member of the Appraisal Institute.

            "Master Servicer" means: (a) with respect to any Mortgage Loan (other than a Prudential Loan), the Serviced Companion Loans, any REO Property acquired by the Trust with respect to a Mortgage Loan (other than a Prudential
Loan) and any matters relating to the foregoing, the General Master Servicer; and (b) with respect to any Prudential Loan, any REO Property acquired by the Trust with respect to a Prudential Loan and any matters relating to the foregoing, the Prudential Master Servicer.

            "Master Servicer Remittance Date" means, for each Distribution Date, the Business Day immediately preceding such Distribution Date.

            "Master Servicer's Class A-MFL Floating Rate Account" means the Class A-MFL Floating Rate Account established and maintained by the General Master Servicer pursuant to Section 5.3(c).

            "Master Servicing Fee" means for each calendar month, as to each Mortgage Loan and the Serviced Companion Loans, an amount equal to the Master Servicing Fee Rate applicable to such month (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan or Serviced Companion Loan, as applicable, for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan or Serviced Companion Loan, as applicable, immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c). For the avoidance of doubt, Master Servicing Fees are in addition to Primary Servicing Fees.

            "Master Servicing Fee Rate" means (i) with respect to each Mortgage Loan, the rate per annum specified as such on the Mortgage Loan Schedule and
(ii) with respect to each Serviced Companion Loan, 0.01% (1 basis point).

            "Material Breach" has the meaning set forth in Section 2.3(a).

            "Material Document Defect" has the meaning set forth in Section 2.3(a).

            "Maturity Date" means, with respect to any Mortgage Loan or Serviced Companion Loan as of any date of determination, the date on which the last payment of principal is due and payable thereunder, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan (or Serviced Companion Loan, as applicable) occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan (or Serviced Companion Loan, as applicable) or (ii) any grace period permitted by such Mortgage Loan (or Serviced Companion Loan, as applicable).

            "MERS" means Mortgage Electronic Registration Systems, Inc.

            "MM" has the meaning assigned in the Preliminary Statement hereto.

            "MM Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement V and shown on
Schedule V hereto.

            "Modification Fee" means a fee, if any, collected in connection with the modification of a Mortgage Loan or Serviced Companion Loan.

            "Modification Loss" means, with respect to each Mortgage Loan (or Serviced Companion Loan) (i) a decrease in the Principal Balance of such Mortgage Loan, as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent
(x) reimbursable to the Trustee, the Special Servicer or the applicable Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan (or Serviced Companion Loan, as applicable) during the preceding Collection Period.

            "Money Term" means, with respect to any Mortgage Loan or Serviced Companion Loan, the Maturity Date, Mortgage Rate, Principal Balance, amortization term or payment frequency thereof, or the amount of the scheduled payment thereof, or any provision thereof requiring the payment of a prepayment premium, yield maintenance payment or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

            "Monthly Certificateholders Report" means a report provided pursuant to Section 5.4 by the Paying Agent monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the date of such Distribution Date and of the Record Date, Interest Accrual Period and Determination Date for such Distribution Date;
(ii) the Available Distribution Amount for the Distribution Date, and any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash flows); (iii) the aggregate amount of servicing fees, Special Servicing Fees, other special servicing compensation and Trustee Fees paid to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent with respect to the Mortgage Pool and with respect to each Loan Group; (iv) the amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment of those amounts, if applicable; (v) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (vi) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued (including Excess Interest) at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and (B) Prepayment Premiums or Yield Maintenance Charges (including Prepayment Premiums or Yield Maintenance Charges distributed in respect of the Class A-MFL Regular Interest and paid to the Swap Counterparty); (vii) the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of Certificates; (viii) the amount of excess cash flow, if any distributed to the holder of the Residual Certificates; (ix) the Weighted Average REMIC I Net Mortgage Rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date; (x) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group; (xi) the number and aggregate Scheduled Principal Balance of Mortgage Loans, with respect to the Mortgage Pool and with respect to each Loan Group (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (xii) the number and related Principal Balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period as provided to the Paying Agent); (xiii) with respect to any REO Property included in the Trust, the Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof; (xiv) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (xv) the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (xvi) the aggregate amount of Principal Prepayments made during the related Collection Period with respect to the Mortgage Pool and with respect to each Loan Group; (xvii) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (xviii) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans, including a breakout by type of such Realized Losses or Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group; (xix) the aggregate amount of Servicing Advances and P&I Advances outstanding separately stated that have been made by the applicable Master Servicer, the Special Servicer and the Trustee, with respect to the Mortgage Pool and with respect to each Loan Group; (xx) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the Mortgage Pool and with respect to each Loan Group; (xxi) any Material Breaches of Mortgage Loan representations and warranties of which the Trustee, any Master Servicer or any Special Servicer has received written notice; (xxii) material breaches of any covenants under this Agreement of which the Trustee, any Master Servicer or any Special Servicer has received written notice; (xxiii) if applicable to any transaction, information regarding any tests used for determining early amortization, liquidation or other performance trigger and whether the trigger was met; (xxiv) the amounts received in respect of the Class A-MFL Swap Contract or the amounts paid in respect thereof and, if any of such amounts are less than the full amount required to be paid under the Class A-MFL Swap Contract, the amount of the shortfall; (xxv) the identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Class A-MFL Swap Contract (including, if applicable, the notice required by Section 6.12); (xxvi) the amount of any (1) payment by the Swap Counterparty as a termination payment, (2) payment to any successor interest rate swap counterparty to acquire a replacement interest rate swap agreement, and (3) collateral posted in connection with any Rating Agency Trigger Event; and (xxvii) the amount of and identification of any payments on the Class A-MFL Certificates in addition to the amount of principal and interest due thereon, such as any payment received in connection with the Class A-MFL Swap Contract or any payment of a Prepayment Premium after the termination of the Class A-MFL Swap Contract that is required to be distributed on the Class A-MFL Certificates pursuant to the terms of this Agreement and (xxviii) as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Paying Agent's reasonable judgment, be included on the Monthly Certificateholders Report without undue difficulty. In the case of information furnished pursuant to subclauses (v), (vi) and (xv) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

            "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

            "Mortgage File" means the mortgage documents listed below:

            (i) the original Mortgage Note bearing all intervening endorsements, endorsed by an allonge attached thereto or endorsed in blank or endorsed "Pay to the order of Wells Fargo Bank, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

            (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

            (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with, if applicable, evidence of recording thereon (which are reflected in the Mortgage Loan Schedule), or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 90th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the applicable Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

            (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in blank or in favor of "Wells Fargo Bank, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12"; provided that, if the related Mortgage has been recorded in the name of MERS or its designee, no related Assignment of Mortgage in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicers and the Special Servicer, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (v) originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the applicable Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the applicable Seller, a copy thereof certified by the applicable Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 90th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

            (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or certified by a title insurance company or escrow company to be a true copy thereof; provided that or, if such Assignment of Leases has not been returned on or prior to the 90th day following the Closing Date because of a delay caused by the applicable public recording office where such Assignment of Leases has been delivered for recordation or because such original Assignment of Leases has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Assignment of Leases submitted for recording, together with,
      (A) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such Assignment of Leases has been sent to the appropriate public recording official for recordation or (B) in the case of an original Assignment of Leases that has been lost after recordation, a certification by the appropriate county recording office where such Assignment of Leases is recorded that such copy is a true and complete copy of the original recorded Assignment of Leases, in each case together with an original assignment of such Assignment of Leases, in recordable form (except for recording information not yet available if the instrument being recorded has not been returned from the applicable recording office), signed by the holder of record in favor of "Wells Fargo Bank, N.A., as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12," which assignment may be effected in the related Assignment of Mortgage; provided that, if the related Assignment of Leases has been recorded in the name of MERS or its designee, no Assignment of Leases or assignment of Assignment of Leases in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicers and the Special Servicer, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Assignment of Leases on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (vii) the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

            (viii) the original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, a binder, actual "marked-up" title commitment, pro forma policy, or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent, with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a copy of any of the foregoing certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date, or a preliminary title report with the original Title Insurance Policy to follow within 180 days of the Closing Date;

            (ix) (A) Copies of UCC financing statements (together with all assignments thereof) filed in connection with a Mortgage Loan and (B) UCC-2 or UCC-3 financing statements assigning such UCC financing statements to the Trustee executed and delivered in connection with the Mortgage Loan; provided that, if the related Mortgage Loan has been recorded in the name of MERS or its designee, no UCC, UCC-2 or UCC-3 financing statement in favor of the Trustee will be required to be recorded or delivered and instead, the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as, and shall deliver evidence of any such transfers to the Master Servicers and the Special Servicer, and the Trustee shall take all actions necessary to confirm that it is shown as, the secured party on the related UCC financing statements on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (x) copies of the related ground lease(s), if any, related to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

            (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements, if any, related to any Mortgage Loan;

            (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Primary Servicer (or the Master Servicer), and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement or, (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan (other than letters of credit representing tenant security deposits which have been collaterally assigned to the lender), which shall be held by the applicable Primary Servicer (or the applicable Master Servicer) on behalf of the Trustee and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, this Agreement and the applicable Primary Servicing Agreement (it being understood that each Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, each Primary Servicer (and the General Master Servicer) acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if a Primary Servicer or a Master Servicer, as applicable, sells its rights to service the applicable Mortgage Loan, the applicable Primary Servicer or a Master Servicer, as applicable, will assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Primary Servicer or a Master Servicer, as applicable. The Primary Servicer (or the applicable Master Servicer) shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

            (xiii) the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

            (xiv) copies of third-party management agreements, if any, for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date Principal Balance equal to or greater than $20,000,000;

            (xv) the original of any Environmental Insurance Policy or if the original is held by the related borrower, a copy thereof;

            (xvi) a copy of any affidavit and indemnification agreement in favor of the lender; and

            (xvii) with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignment or transfer documents.

            "Mortgage Loan" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, and conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.1 or Section 2.3. Mortgage Loan shall also include any Defeasance Loan, any REO Mortgage Loan and for the avoidance of doubt, each LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan and the Natick Mall Mortgage Loan (but not any of the related Serviced Companion Loans), unless the context requires otherwise.

            "Mortgage Loan Purchase Agreement" means Mortgage Loan Purchase Agreement I, Mortgage Loan Purchase Agreement II, Mortgage Loan Purchase Agreement III, Mortgage Loan Purchase Agreement IV and Mortgage Loan Purchase Agreement V, as the case may be.

            "Mortgage Loan Purchase Agreement I" means that certain Mortgage Loan Purchase Agreement between LaSalle Seller and the Depositor dated as of December 1, 2006 with respect to the LaSalle Seller Loans, a form of which is attached hereto as Exhibit K-1.

            "Mortgage Loan Purchase Agreement II" means that certain Mortgage Loan Purchase Agreement between MSMC and the Depositor dated as of December 1, 2006 with respect to the MSMC Loans, a form of which is attached hereto as Exhibit K-2.

            "Mortgage Loan Purchase Agreement III" means that certain Mortgage Loan Purchase Agreement between SunTrust and the Depositor dated as of December 1, 2006 with respect to the SunTrust Loans, a form of which is attached hereto as Exhibit K-3.

            "Mortgage Loan Purchase Agreement IV" means that certain Mortgage Loan Purchase Agreement between Prudential and the Depositor dated as of December 1, 2006 with respect to the Prudential Loans, a form of which is attached hereto as Exhibit K-4.

            "Mortgage Loan Purchase Agreement V" means that certain Mortgage Loan Purchase Agreement between MM and the Depositor dated as of December 1, 2006 with respect to the MM Loans, a form of which is attached hereto as Exhibit K-5.

            "Mortgage Loan Schedule" or "Loan Schedule" means collectively the schedule attached hereto as Schedule I, which identifies each LaSalle Seller Loan, the schedule attached hereto as Schedule II, which identifies each MSMC Loan, the schedule attached hereto as Schedule III, which identifies each SunTrust Loan, the schedule attached hereto as Schedule IV, which identifies each Prudential Loan and the schedule attached hereto as Schedule V, which identifies each MM Loan, as such schedules may be amended from time to time pursuant to Section 2.3.

            "Mortgage Note" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgage Pool" means all of the Mortgage Loans and any successor REO Mortgage Loans, collectively.

            "Mortgage Rate" means, for a given Mortgage Loan or Serviced Companion Loan, the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as applicable.

            "Mortgaged Property" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan and, in the case of a Serviced Loan Group, the related Serviced Companion Loan.

            "Mortgagee" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

            "Mortgagor" means the obligor on a Mortgage Note.

            "MSMC" has the meaning assigned in the Preliminary Statement hereto.

            "MSMC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement II and shown on
Schedule II hereto.

            "Natick Mall B Note" means the mortgage loan, which is not included in the Trust and subordinated in right of payment to the Natick Mall Mortgage Loan to the extent set forth in the Natick Mall Co-Lender Agreement. The Natick Mall B Note is not a "Mortgage Loan."

            "Natick Mall C Note" means the mortgage loan, which is not included in the Trust and subordinated in right of payment to the Natick Mall Mortgage Loan and the Natick Mall B Note to the extent set forth in the Natick Mall Mortgage Loan Co-Lender Agreement. The Natick Mall C Note is not a "Mortgage Loan."

            "Natick Mall Co-Lender Agreement" means, with respect to the Natick Mall Mortgage Loan, the Natick Mall B Note and the Natick Mall C Note, the related co-lender agreement, by and among the holder of the Natick Mall Mortgage Loan, the holder of the Natick Mall B Note and the holder of the Natick Mall C Note relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Natick Mall Directing Holder" means the holder of the Natick Mall C Note; unless at the time of determination, each of the following conditions are satisfied:

            (i) (a)(1) the initial unpaid principal balance of the Natick Mall C Note as of the relevant date of determination minus (2) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the Natick Mall C Note, (y) any Appraisal Reduction in effect as of such date of determination that has been allocated to the Natick Mall C Note and (z) any realized losses allocated to the Natick Mall C Note pursuant to the Natick Mall Co-Lender Agreement and/or this Agreement is less than (b) 50% of (1) the initial unpaid principal balance of the Natick Mall C Note less, (2) any scheduled payments or prepayments of principal allocated to, and received on, the Natick Mall C Note;

            (ii) the Natick Mall B Note has not been paid in full,

then, the holder of the Natick Mall B Note shall be the Natick Mall Directing Holder; unless at the time of determination, each of the following conditions are satisfied:

            (i) (a)(1) the initial unpaid principal balance of the Natick Mall B Note as of the relevant date of determination minus (2) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the Natick Mall B Note, (y) any Appraisal Reduction in effect as of such date of determination that has been allocated to the Natick Mall B Note and (z) any realized losses allocated to the Natick Mall B Note pursuant to the Natick Mall Co-Lender Agreement and/or this Agreement is less than (b) 50% of (1) the initial unpaid principal balance of the Natick Mall B Note less, (2) any scheduled payments or prepayments of principal allocated to, and received on, the Natick Mall B Note; and

            (ii) the Natick Mall Mortgage Loan has not been paid in full,

then, the Operating Adviser shall be the Natick Mall Directing Holder.

            "Natick Mall Loan Group" means, collectively, the Natick Mall Mortgage Loan and the Natick Mall Subordinate Notes.

            "Natick Mall Mortgage Loan" means the mortgage loan designated as Mortgage Loan No. 25 on the Mortgage Loan Schedule.

            "Natick Mall Subordinate Note" means the Natick Mall B Note or the Natick Mall C Note, individually or collectively, as applicable.

            "Net Aggregate Prepayment Interest Shortfall" means, for any Distribution Date and each Master Servicer, the excess of all Prepayment Interest Shortfalls incurred in respect of all (or, where specified, a portion) of the Mortgage Loans serviced by such Master Servicer (including Specially Serviced Mortgage Loans) during any Collection Period over the sum of (A) the Compensating Interest to be paid by such Master Servicer (or any Primary Servicer or Sub-Servicer, if applicable according to the related Primary Servicing Agreement or Sub-Servicing Agreement) on such Distribution Date and
(B) the aggregate Prepayment Interest Excesses during such Collection Period for such Master Servicer's Mortgage Loans (including Specially Serviced Mortgage Loans). Prepayment Interest Shortfalls and Prepayment Interest Excesses will be separately accounted for by each of the Master Servicers.

            "New Lease" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

            "1933 Act" means the Securities Act of 1933, as amended.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "1940 Act" means the Investment Company Act of 1940, as amended.

            "Non-Investment Grade Certificates" means each Class of Certificates other than a Residual Certificate or a Class EI Certificate that, at the time of determination, is not rated in one of the four highest generic rating categories by at least Fitch or S&P.

            "Non-Registered Certificate" means unless and until registered under the Securities Act, any Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class EI or Residual Certificate.

            "Nondisqualification Opinion" means a written Opinion of Counsel to the effect that a contemplated action (i) will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax (other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust, and
(ii) will not cause the Class EI Grantor Trust or the Class A-MFL Grantor Trust to fail to qualify as a grantor trust.

            "Noneconomic Residual Interest" means a residual interest that is a "noneconomic residual interest" within the meaning of Treasury Regulations
Section 1.860E-1(c).

            "Nonrecoverable Advance" means the portion of any Advance (including interest accrued thereon at the Advance Rate) or Unliquidated Advance (not including interest thereon) previously made (or, in the case of an Unliquidated Advance, not reimbursed to the Trust) or proposed to be made by a Master Servicer, the Special Servicer or the Trustee that, in its respective sole discretion, exercised in good faith and, with respect to such Master Servicer and the Special Servicer, in accordance with the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan or REO Property (or, in the case of Servicing Advances (but not P&I Advances), the related Serviced Companion Loan), as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. With respect to each Mortgage Loan that is cross-collateralized by Mortgaged Properties securing other Mortgage Loans, all of such Mortgaged Properties and other security must be considered in connection with any determination of whether an Advance or Unliquidated Advance is a Nonrecoverable Advance. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee is delivering such Officer's Certificate) and (in either case) to the Special Servicer and the Paying Agent, in the time periods as specified in Section 4.4 and shall include the information and reports set forth in Section 4.4. Absent bad faith, the applicable Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders (and, in the case of a Serviced Companion Loan, the holder of such Serviced Companion Loan) and may, in all cases, be relied on by the Trustee; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the applicable Master Servicer and the Trustee; provided, however, the Special Servicer shall have no such right to make an affirmative determination that any P&I Advance is or would be recoverable and, in the absence of a determination by the Special Servicer that such Advance is or would be a Nonrecoverable Advance, the decision that a P&I Advance is recoverable shall remain with the applicable Master Servicer or Trustee, as applicable. Absent bad faith, such determination by the Special Servicer shall be conclusive and binding on the Certificateholders (and, in the case of a Serviced Companion Loan, the holder of such Serviced Companion Loan), the Master Servicer and the Trustee. None of the Master Servicers, the Special Servicer or the Trustee will be obligated to make any Advance that, in its judgment in accordance with the Servicing Standard, would not ultimately be recoverable out of collections on the related Mortgage Loan. In making any nonrecoverability determination as described above, the relevant party shall be entitled (i) to consider (among other things) the obligations of the Mortgagor under the terms of the Mortgage Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged Properties in their "as is" then-current conditions and occupancies and such party's assumptions (consistent with the Servicing Standard in the case of the applicable Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iii) to estimate and consider, consistent with the Servicing Standard in the case of the applicable Master Servicer or the Special Servicer (among other things), future expenses, (iv) to estimate and consider, consistent with the Servicing Standard in the case of the applicable Master Servicer or the Special Servicer (among other things), the timing of recovery to such party and (v) to consider the amount of any deferred Advances outstanding. In addition, the relevant party may, consistent with the Servicing Standard in the case of the applicable Master Servicer or the Special Servicer, update or change its nonrecoverability determinations at any time in accordance with the terms hereof and may, consistent with the Servicing Standard in the case of the applicable Master Servicer or the Special Servicer, obtain from the Special Servicer any analysis, appraisals or other information in the possession of the Special Servicer for such purposes.

            "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-2 Certificates as a Class, the Class X-2 Notional Amount as of such date of determination; (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount as of such date of determination.
(v) with respect to all of the Class X-W Certificates as a Class, the Class X-W Notional Amount as of such date of determination; and (vi) with respect to any Class X-W Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-W Notional Amount as of such date of determination.

            "Officer's Certificate" means (v) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (w) in the case of the applicable Master Servicer(s) and the Special Servicer(s), any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (x) in the case of the Trustee, a certificate signed by a Responsible Officer, (y) in the case of a Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, any Managing Director or Director, the President, or any Executive Vice President; Senior Vice President, Second Vice President, Vice President or Assistant Vice President, any Treasurer, any Assistant Treasurer or any Secretary or Assistant Secretary or any other authorized signatory and (z) in the case of the Paying Agent, a certificate signed by a Responsible Officer, each with specific responsibilities for the matters contemplated by this Agreement.

            "Operating Adviser" shall have the meaning specified in Section 9.37(a).

            "Opinion of Counsel" means a written opinion of counsel addressed to the applicable Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, reasonably acceptable in form and substance to such Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of such Master Servicer (and/or any Primary Servicer acting on behalf of such Master Servicer), the Special Servicer, or the Trustee and the Paying Agent, as applicable, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of any REMIC Pool or status as a "grantor trust" under the Grantor Trust Provisions of the Class EI Grantor Trust or the Class A-MFL Grantor Trust.

            "Option" shall have the meaning specified in Section 9.36(a).

            "Option Holder" shall have the meaning specified in Section 9.36(a).

            "Option Purchase Price" shall have the meaning specified in Section 9.36(b).

            "Other Pooling and Servicing Agreement" means a pooling and servicing agreement relating to a Serviced Companion Loan that creates a commercial mortgage securitization trust, as applicable.

            "Other Securitization" means a Serviced Companion Loan is deposited into a different commercial mortgage securitization.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "Ownership Interest" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan as to which all or a portion of the Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees, Primary Servicing Fees and other servicing fees payable from such Scheduled Payment), other than a Balloon Payment or any default interest, due during the related Collection Period was not received by the applicable Master Servicer as of the related Determination Date (subject to Section 5.1(h)), the portion of such Scheduled Payment not received; (ii) with respect to any Balloon Mortgage Loan (including any REO Mortgage Loan which provided for a Balloon Payment) as to which a Balloon Payment was due or deemed due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment (net of the related Master Servicing Fee, Excess Servicing Fees, Primary Servicing Fees and other master or primary servicing fees payable from such Assumed Scheduled Payment) for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the REO Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the applicable Master Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan or REO Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest portion amount of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction shall be an amount equal to the product of (i) the amount with respect to interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan (or, in the case of the LaSalle Senior Mortgage Loans, the Jones Road Shopping Center Mortgage Loan and the Natick Mall Mortgage Loan, after such Appraisal Reduction has been allocated to the holders of the applicable LaSalle B Note, Jones Road Shopping Center B Note or Natick Mall Subordinate Notes, as applicable) and the denominator of which is the Scheduled Principal Balance of such Mortgage Loan as of such Determination Date.

            "P&I Advance Amount" means the amount of the P&I Advance computed for any Distribution Date.

            "Participant" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

            "Pass-Through Rate" or "Pass-Through Rates" means with respect to any Class of REMIC I Regular Interests, REMIC II Regular Interests, REMIC Regular Certificates, Class A-MFL Certificates or Class A-MFL Regular Interest, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto. For any Distribution Date occurring thereafter, the Pass-Through Rates for (i) the REMIC I Regular Interests shall equal their respective REMIC I Net Mortgage Rates; (ii) the REMIC II Regular Interests shall equal the Weighted Average REMIC I Net Mortgage Rate; (iii) the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class A-4 and Class M Certificates shall equal the fixed rates corresponding to such Classes set forth in the Preliminary Statement hereto; (iv) the Class A-MFL Certificates shall equal the per annum rate equal to LIBOR plus 0.180%, provided, however, that under the circumstances set forth in Section 6.12 regarding defaults or terminations under the Class A-MFL Swap Contract, the Pass-Through Rate of the Class A-MFL Certificates shall equal the Pass-Through Rate of the Class A-MFL Regular Interest subject to reduction in accordance with the Class A-MFL Swap Contract; (v) the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates shall equal the fixed rates corresponding to such Classes set forth in the Preliminary Statement hereto, (vi) the Class J Certificates shall equal a per annum rate equal to the Weighted Average REMIC I Net Mortgage Rate minus 0.095% for such Distribution Date; (vii) the Class K Certificates shall equal a per annum rate equal to the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date; (viii) the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates shall equal the fixed rates corresponding to such Classes set forth in the Preliminary Statement hereto; (ix) the Class X-1 Certificates shall equal the per annum rate equal to the weighted average of Class X-1 Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); (x) the Class X-2 Certificates shall equal the per annum rate equal to the weighted average of the Class X-2 Strip Rates for the respective Class X-2 Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution
Date); (xi) the Class X-W Certificates shall equal the per annum rate equal to the weighted average of the Class X-W Strip Rates for the respective Class X-W Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date) ;and (xii) the Class A-MFL Regular Interest shall equal 5.530% per annum.

            "Paying Agent" means LaSalle Bank National Association, and any successor or assign, as provided herein.

            "Paying Agent's Website" has the meaning set forth in Section 5.4(a) hereof.

            "PCAOB" means the Public Company Accounting Oversight Board.

            "Penalty Charges" means the default interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

            "Percentage Interest" means, with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performing Party" has the meaning set forth in Section 13.12.

            "Permitted Mezzanine Loan Holder": With respect to any mezzanine loan, the related Seller or any other holder of a mezzanine loan with respect to which each Rating Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such mezzanine loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

            "Permitted Transferee" means any Transferee other than (i) a Disqualified Organization, (ii) a United States Tax Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person or (iii) a United States Tax Person treated as a partnership for federal income tax purposes, any partner of which, directly or indirectly (except through a U.S. corporation), is not (and is not required to be under the related partnership agreement) a United States Tax Person.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Report" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

            "Placement Agent" means Morgan Stanley & Co. Incorporated or its successor in interest.

            "Plan" has the meaning set forth in Section 3.3(d).

            "Preliminary Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

            "Prepayment Interest Excess" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment of a Mortgage Loan (including any payment of an unscheduled Balloon Payment) is made on or after the Due Date for such Mortgage Loan through and including the last day of the Collection Period (or, with respect to those Mortgage Loans listed on Schedule XIII, through and including the first Business Day prior to the Master Servicer Remittance Date), the amount of interest that accrues on the amount of such Principal Prepayment or Balloon Payment from such Due Date to the date such payment was made, plus (if made) any payment by the related Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the amount of any Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Trustee Fee in each case, to the extent payable out of such collection of interest), to the extent collected.

            "Prepayment Interest Shortfall" means, with respect to any Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including any payment of an unscheduled Balloon Payment) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period (including any shortfall resulting from a payment during the grace period relating to such Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued at the REMIC I Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Primary Servicing Fees, the Excess Servicing Fees, the Special Servicing Fee and the Trustee Fee).

            "Prepayment Premium" means, with respect to any Mortgage Loan or Serviced Companion Loan for any Distribution Date, the prepayment premiums or percentage premiums, if any, received during a related Collection Period in connection with Principal Prepayments on such Mortgage Loan or Serviced Companion Loan, as applicable.

            "Primary Collateral" means the portion of the Mortgaged Property securing the Repurchased Loan or Cross-Collateralized Loan, as applicable, that is encumbered by a first mortgage lien.

            "Primary Servicers" means any of SunTrust Bank, Babson Capital Management LLC and each of their respective permitted successors and assigns.

            "Primary Servicing Agreement" means, with respect to each Primary Servicer, the agreement between such Primary Servicer and the General Master Servicer, dated as of December 1, 2006, under which such Primary Servicer services the Mortgage Loans set forth on the schedule attached thereto.

            "Primary Servicing Fee" means, for each calendar month, as to each Mortgage Loan for which a Primary Servicing Fee is payable pursuant to this Agreement, the Primary Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan immediately before the Due Date occurring in such month, but prorated for the number of days during the calendar month for such Mortgage Loan for which interest actually accrues on such Mortgage Loan and payable only from collections on such Mortgage Loan.

            "Primary Servicing Fee Rate" means, the rate per annum at which the monthly Primary Servicing Fee payable to the applicable Primary Servicer (or the applicable Master Servicer, as applicable) accrues, which rate is the per annum rate specified on the Mortgage Loan Schedule, as more specifically described, in the case of the Primary Servicers, in the applicable Primary Servicing Agreement (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan for such month).

            "Principal Balance" means, with respect to any Mortgage Loan, Serviced Companion Loan or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan (or Serviced Companion Loan, as applicable) or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due prior to the Cut-Off Date (assuming, for any Mortgage Loan (or Serviced Companion Loan, as applicable) with a Cut-Off Date in December 2006 that is not December 1, 2006, that principal and interest payments for such month were paid on December 1, 2006), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal on such Mortgage Loan (or Serviced Companion Loan, as applicable) or any related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) any Realized Principal Loss incurred in respect of such Mortgage Loan (or Serviced Companion Loan, as applicable) or related REO Mortgage Loan, in each case, during any related and preceding Collection Period.

            "Principal Balance Certificates" means, collectively, the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

            "Principal Distribution Amount" means, on any Distribution Date, the amount equal to the excess, if any, of (I) the sum of:

            (A) the aggregate (without duplication) of the following amounts received with respect to the Mortgage Loans: (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof;

            (B) the aggregate amount of any collections received on or in respect of the Mortgage Loans that represents a delinquent amount as to which an Advance had been made, which Advance or interest thereon was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount for which a deduction was made under clause (II)(A) below with respect to such Distribution Date (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount related to the Loan Group that does not include such Mortgage Loan, and then to the Loan Group Principal Distribution Amount related to the Loan Group that includes such Mortgage Loan); and

            (C) the aggregate amount of any collections identified and applied by the applicable Master Servicer as recoveries of principal and received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a recovery of an amount previously determined (in a Collection Period for a prior Distribution Date) to have been a Nonrecoverable Advance and for which a deduction was made under clause (II)(B) below with respect to a prior Distribution Date (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount related to the Loan Group that does not include such Mortgage Loan, and then to the Loan Group Principal Distribution Amount related to the Loan Group that includes such Mortgage
      Loan), and which are applied pursuant to Section 6.6(c)(i); over

            (II) the sum of (with respect to each such Mortgage Loan, allocated first to the Loan Group Principal Distribution Amount applicable to such Mortgage Loan, and then to the other Loan Group Principal Distribution Amount):

            (A) the aggregate amount of Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the applicable Master Servicer, the Special Servicer and the Trustee from principal collections on the Mortgage Loans pursuant to subsection (iii) of Section 5.2(a)(II); and

            (B) the aggregate amount of Nonrecoverable Advances that was reimbursed or paid during the related Collection Period to one or more of the Master Servicer, the Special Servicer and the Trustee during the related Collection Period from principal collections on the Mortgage Loans pursuant to subsection (iv) of Section 5.2(a)(II).

            For purposes of the definition of "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the proviso in
Section 5.2(b) shall be deemed to have been collected in the prior Collection Period.

            "Principal Prepayment" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan (or Serviced Companion Loan) which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan (or Serviced Companion Loan, as applicable) in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

            "Private Placement Memorandum" means the Private Placement Memorandum dated December 14, 2006, pursuant to which the Class X-1, Class X-1, Class X-W, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will be offered for sale.

            "Prohibited Party": A party that is a proposed Servicing Function Participant that a Master Servicer, the Special Servicer or the Trustee, as applicable, seeks to retain as a Servicing Function Participant and as to which the Master Servicers, the Special Servicer or the Trustee, as applicable, has actual knowledge that such proposed party on any prior date failed to comply with its Exchange Act or Regulation AB obligations with respect to the Subject Securitization Transaction or any other commercial mortgage securitization. In addition, a Prohibited Party shall be any Person identified in writing (delivered prior to the date of retention) by the Depositor to the Master Servicers, the Special Servicer or the Trustee, as applicable, that seeks to retain such Person as a Person which the Depositor has knowledge that such party on any prior date failed to comply with its Exchange Act or Regulation AB obligations with respect to the Subject Securitization Transaction or any other commercial mortgage securitization.

            "Prospectus" has the meaning set forth in the Preliminary Statement hereto.

            "Prudential" has the meaning assigned in the Preliminary Statement hereto.

            "Prudential Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement IV and shown on
Schedule IV hereto.

            "Prudential Master Servicer" means Prudential Asset Resources, Inc. and its permitted successors or assigns.

            "Prudential Master Servicer's Website" has the meaning set forth in
Section 8.14 hereof.

            "Prudential Trust Assets" means the Prudential Loans, any REO Properties acquired by the Trust with respect to the Prudential Loans and any and all other related assets of the Trust.

            "PTCE" has the meaning set forth in Section 3.3(d).

            "Purchase Price" means, with respect to (i) the repurchase, pursuant to Article II of this Agreement, by the applicable Seller of a Mortgage Loan sold by such Seller, (ii) the determination of fair value of an REO Mortgage Loan with respect to a liquidation by the Special Servicer pursuant to Section
9.15 or (iii) the determination of fair value of a Mortgage Loan (or Serviced Loan Group, as applicable) in connection with a purchase by the Option Holder pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum of (A) 100% of the unpaid Principal Balance of such Mortgage Loan (or Serviced Loan Group, as applicable) (or, in each case, deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to and including, the Due Date in the Collection Period in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage Loan (or Serviced Loan Group, as applicable) or the related REO Property (including any Servicing Advances and Advance Interest (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan (or Serviced Loan Group, as applicable)) and all unpaid Special Servicing Fees and Liquidation Fees paid or payable with respect to the Mortgage Loan (or Serviced Loan Group, as applicable) that are reimbursable or payable to the applicable Master Servicer, the Special Servicer, the Paying Agent or the Trustee, plus (D) if such Mortgage Loan or REO Mortgage Loan is being repurchased or substituted for by a Seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the applicable Master Servicer, the Special Servicer, the Depositor, the Paying Agent or the Trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in (C) above).

            "Purchase Proceeds" means any cash amounts received by the applicable Master Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO Mortgage Loan by a Seller pursuant to Section 2.3, (ii) the purchase by the Option Holder of a Mortgage Loan pursuant to Section 9.36; (iii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the applicable Master Servicer, the Special Servicer or the holders of the Class R-I Certificates pursuant to Section 10.1(b); (iv) the purchase of the Natick Mall Mortgage Loan by the holder of a Natick Mall Subordinate Note; (v) the purchase of a LaSalle Senior Mortgage Loan by the holder of the applicable LaSalle B Note; (vi) the purchase of the Jones Road Shopping Center Mortgage Loan by the holder of the Jones Road Shopping Center B Note or (vii) if applicable, the purchase of a Mortgage Loan by a holder of a mezzanine loan under the related mezzanine intercreditor agreement.

            "Qualified Bidder" means as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person).

            "Qualified Institutional Buyer" means a qualified institutional buyer qualifying pursuant to Rule 144A.

            "Qualified Insurer" means, (i) with respect to any Mortgage Loan or Serviced Companion Loan, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than "A" by Fitch, or if not so rated by Fitch, then Fitch has issued a Rating Agency Confirmation, and "A" by S&P, or if not so rated by S&P, then S&P has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than "A" by S&P if rated by S&P, or if not so rated by S&P, then A:IX by A. M. Best or S&P has issued a Rating Agency Confirmation and "A" by Fitch (or if such company is not rated by Fitch, is rated at least A:IX by A.M. Best's Key Rating Guide) or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which Rating Agency Confirmation is obtained from Fitch and S&P. "Qualified Insurer" shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

            "Qualifying Substitute Mortgage Loan" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the applicable Master Servicer for deposit into the applicable Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has (A) an original Loan-to-Value Ratio not higher than the lesser of (x) the current Loan-to-Value Ratio of the Deleted Mortgage Loan and (y) 75.0% and (B) has a current Debt Service Coverage Ratio equal to the greater of (x) the current Debt Service Coverage Ratio of the Deleted Mortgage Loan and (y) 1.25x;
(v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in the related Mortgage File and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, exercised in a manner consistent with the Servicing Standard, raise material issues that have not been adequately addressed; (vii) has an engineering report relating to the related Mortgaged Property in its Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, exercised in a manner consistent with the Servicing Standard, raise material issues that have not been adequately addressed; and (viii) as to which the Trustee and the Paying Agent have received an Opinion of Counsel, at the related Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of
Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Final Rated Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld). In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal Balances and (B) the rates referred to in clause
(i) above and the remaining term to stated maturity referred to in clause (ii) above shall be determined on a weighted average basis; provided, however, that no individual interest rate, minus the Administrative Cost Rate, shall be lower than the highest Pass-Through Rate of any Class of Principal Balance Certificates then outstanding having a fixed rate. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Paying Agent, which shall deliver a copy of such certification to the Master Servicers, the Special Servicer, the Trustee and the Operating Adviser promptly, and in any event within five Business Days following the Paying Agent's receipt of such certification.

            "Rating Agencies" means Fitch and S&P.

            "Rating Agency Confirmation" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency; provided that, with respect to any matter affecting a Serviced Companion Loan, such confirmation shall also refer to the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations' respective ratings of such securities.

            "Rating Agency Trigger Event" means if the Swap Counterparty Guarantor's long-term rating is not at least "A-" by Fitch or "A" by S&P.

            "Realized Interest Loss" means, with respect to each Mortgage Loan
(i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses set forth in the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (iii) of the definition thereof.

            "Realized Loss" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan. Realized Losses on a Mortgage Loan are allocated first to the Principal Balance of, and then to interest on such Mortgage Loan.

            "Realized Principal Loss" means, with respect to each Mortgage Loan,
(i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the Principal Balance of the related Mortgage Loan, (iv) in the case of an Expense Loss, the portion thereof not treated as a Realized Interest Loss and
(v) the amounts in respect thereof that are withdrawn from the Certificate Account pursuant to Section 6.6(b)(i). Notwithstanding clause (iv) of the preceding sentence, to the extent that Expense Losses (exclusive of Expense Losses resulting from payment of the Special Servicing Fee) exceed amounts with respect to a Mortgage Loan that were identified as allocable to principal, such excess shall be treated as a Realized Interest Loss.

            "Record Date" means, for each Distribution Date, (i) with respect to each Class of Certificates other than the Class A-MFL Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class A-MFL Certificates, subject to Section 6.12, the Business Day immediately preceding the related Distribution Date.

            "Recoveries" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan, Serviced Companion Loan or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

            "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S" means Regulation S under the 1933 Act.

            "Regulation S Certificate" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

            "Regulation S Global Certificates" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

            "Regulation S Permanent Global Certificate" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

            "Regulation S Temporary Global Certificate" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

            "Rehabilitated Mortgage Loan" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan or Serviced Loan Group, as applicable, that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) one of the following statements is true with respect to any cost incurred as a result of the occurrence of the Servicing Transfer Event: (a) the cost has been reimbursed to the Trust, (b) the Mortgagor's obligation to pay the cost has been forgiven, (c) the Mortgagor has agreed in writing to reimburse such costs or (d) the cost represents an amount that has been the subject of an Advance made with respect to the Mortgage Loan following default, the mortgage loan has been worked out under terms that do not provide for the repayment of such Advance in full upon the execution of the workout arrangement but the Mortgagor is nonetheless obligated under the terms of the workout arrangement to reimburse such Advance in the future. None of the LaSalle Senior Mortgage Loans, LaSalle B Notes, Jones Road Shopping Center Mortgage Loan, Jones Road Shopping Center B Note, Natick Mall Mortgage Loan or Natick Mall Subordinate Notes will constitute a Rehabilitated Mortgage Loan unless the entire related Serviced Loan Group constitutes a Rehabilitated Mortgage Loan.

            "Release Date" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "Relevant Servicing Criteria" means the Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicers, the Special Servicer, any Primary Servicer and the Trustee, on
Schedule XVI attached hereto). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Trustee, the Master Servicers, the Special Servicer, any Primary Servicer or any Reporting Sub-Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Trustee, the Master Servicers, the Special Servicer, any Primary Servicer or such Reporting Sub-Servicer.

            "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

            "REMIC I" means the segregated pool of assets consisting of the Mortgage Loans (other than any Excess Interest payable thereon), such amounts related thereto as shall from time to time be held in the Certificate Accounts, the Interest Reserve Accounts, the Reserve Account and the Distribution Account (other than the portion thereof constituting Excess Interest Sub-account or funds held with respect to REMIC II or REMIC III or the Class A-MFL Floating Rate Account), the related Insurance Policies (other than the interest of the holder of a Serviced Companion Loan therein) and any related REO Properties (other than the interest of the holder of a Serviced Companion Loan therein), for which a REMIC election has been made pursuant to Section 12.1(a) hereof. No Serviced Companion Loan or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool formed hereunder.

            "REMIC I Interests" means, collectively, the REMIC I Regular Interests and the Class R-I Certificates.

            "REMIC I Net Mortgage Rate" means, with respect to any Distribution Date and any REMIC I Regular Interest, a rate per annum equal to the Adjusted Mortgage Rate for the related Mortgage Loan for such Distribution Date (based on the Mortgage Rate thereof (without taking into account any increase therein after the Anticipated Repayment Date in respect of an ARD Loan or any default interest rate), as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date).

            "REMIC I Regular Interests" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan.

            "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

            "REMIC II Interests" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

            "REMIC II Regular Interest A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-5" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-6" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-1A-7" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-2-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-3-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-4-4" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-AB-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-AB-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-MFL" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class A-MFL Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest A-NM" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest C-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest D-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest E" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest F-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest F-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest G-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest G-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest H" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest J-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest J-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest K" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest M" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest N-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest N-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest P" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest Q" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interest S" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance as set forth in the Preliminary Statement, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

            "REMIC II Regular Interests" means, collectively, the REMIC II Regular Interest A-1, REMIC II Regular Interest A-1A-1, REMIC II Regular Interest A-1A-2, REMIC II Regular Interest A-1A-3, REMIC II Regular Interest A-1A-4, REMIC II Regular Interest A-1A-5, REMIC II Regular Interest A-1A-6, REMIC II Regular Interest A-1A-7, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-NM, REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-AB-1, REMIC II Regular Interest A-AB-2, REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3, REMIC II Regular Interest A-4-4, REMIC II Regular Interest A-M, REMIC II Regular Interest A-MFL, REMIC II Regular Interest A-J, REMIC II Regular Interest B, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest E, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H, REMIC II Regular Interest J-1, REMIC II Regular Interest J-2, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N-1, REMIC II Regular Interest N-2, REMIC II Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q and REMIC II Regular Interest S.

            "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests and related amounts in the Distribution Account for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

            "REMIC III Certificates" has the meaning set forth in the Preliminary Statement hereto.

            "REMIC Pool" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(b) hereof.

            "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

            "REMIC Regular Certificates" means, collectively, the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class X-1, Class X-2, Class X-W, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

            "Rent Loss Policy" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

            "Rents from Real Property" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

            "REO Account" shall have the meaning set forth in Section 9.14(a) hereof.

            "REO Disposition" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

            "REO Income" means, with respect to any REO Property (other than REO Property that was security for a Serviced Loan Group), except as set forth below, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period. With respect to REO Property that was security for a Serviced Loan Group, only the portion of such amounts payable to the holder of each LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or the Natick Mall Mortgage Loan, as applicable, shall be included in REO Income.

            "REO Mortgage Loan" means a Mortgage Loan, as to which the related Mortgaged Property is an REO Property.

            "REO Property" means a Mortgaged Property (or the Trust's interest therein, if the Mortgaged Property securing a Loan Group or Serviced Loan Group has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

            "Report Date" means the close of business on the third Business Day before the related Distribution Date.

            "Reporting Servicer" means the Master Servicers, the Special Servicer, any Primary Servicer, each Reporting Sub-Servicer, the Trustee, the Paying Agent and any Additional Servicer, as the case may be.

            "Reporting Sub-Servicer" means any Person that (i) is a Servicing Function Participant, (ii) Services the assets of the Trust on behalf of (a) the Trust, (b) the Trustee, (c) the Paying Agent, (d) the Master Servicers, (e) the Special Servicer, (f) any Additional Servicer or (g) any other Person that otherwise constitutes a "Sub-Servicer," and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are required to be performed by the Trustee, the Paying Agent, the Master Servicers, the Special Servicer or any Additional Servicer under this Agreement or any sub-servicing agreement and are identified in Item 1122(d) of Regulation AB. For clarification purposes, any Primary Servicer is a Reporting Sub-Servicer.

            "Repurchased Loan" has the meaning set forth in Section 2.3(a) hereof.

            "Request for Release" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

            "Required Appraisal Loan" means any Mortgage Loan (or Serviced Loan Group) as to which an Appraisal Event has occurred. A Mortgage Loan (or Serviced Loan Group) will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

            "Reserve Account" shall mean the Reserve Account maintained by the Paying Agent in accordance with the provisions of Section 5.3, which shall be an Eligible Account, which may be a sub-account of the Distribution Account.

            "Residual Certificates" means, with respect to REMIC I, the Class R-I Certificates; with respect to REMIC II, the Class R-II Certificates; and with respect to REMIC III, the Class R-III Certificates.

            "Responsible Officer" means, when used with respect to the initial Trustee or Paying Agent, any officer assigned to (i) in the case of the Paying Agent, the Global Securities and Trust Services or (ii) in the case of the Trustee, Corporate Trust Services, in each case of clauses (i) and (ii), with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee or Paying Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or Persons performing similar roles on behalf of the Trustee or the Paying Agent, as the case may be.

            "Restricted Servicer Reports" means, collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

            "Reverse Sequential Order" means sequentially to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-J, and then to the Class A-M Certificates and Class A-MFL Regular Interest pro rata, and finally to the Class X-1, Class A-1, Class X-2, Class X-W, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB and Class A-4 Certificates on a pro rata basis, as described herein.

            "Rule 144A" means Rule 144A under the 1933 Act.

            "Rule 144A IAI Global Certificate" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

            "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification" has the meaning set forth in Section 13.6.

            "Scheduled Payment" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan or Serviced Companion Loan required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts).

            "Scheduled Principal Balance" means, with respect to any Mortgage Loan, Serviced Companion Loan or any REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan, Serviced Companion Loan or such REO Mortgage Loan.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Seller" means LaSalle Seller, MSMC, SunTrust, Prudential or MM, as the case may be.

            "Seller Sub-Servicer": A Sub-Servicer or Additional Servicer required to be retained by a Master Servicer or the Special Servicer, as applicable, by a Seller, as listed on Schedule XX hereto.

            "Senior Mortgage Loan" means, individually or collectively, each LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or the Natick Mall Mortgage Loan, as applicable.

            "Service(s)(ing)" means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in
Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

            "Serviced Companion Loan" means the LaSalle B Notes, the Jones Road Shopping Center B Note, the Natick Mall B Note or the Natick Mall C Note, as the context may require.

            "Serviced Companion Loan Custodial Account" means the custodial sub-account of the Certificate Account (but which is not included in the Trust) created and maintained by the General Master Servicer pursuant to Section 5.1(c) on behalf of the holder(s) of each Serviced Companion Loan. The Serviced Companion Loan Custodial Account shall be maintained as a sub-account of an Eligible Account.

            "Serviced Loan Group" means the LaSalle Loan Group, the Jones Road Shopping Center Loan Group or the Natick Mall Loan Group, as the context may require.

            "Servicer Errors and Omissions Insurance Policy" or "Errors and Omissions Insurance Policy" means an errors and omissions insurance policy maintained by the Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

            "Servicer Fidelity Bond" or "Fidelity Bond" means a bond or insurance policy under which the insurer agrees to indemnify each Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of a Master Servicer's, the Special Servicer's, the Trustee's or the Paying Agent's, as the case may be, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

            "Servicer Mortgage File" means (i) with respect to all Mortgage Loans other than the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan, and (ii) with respect to the MSMC Loans, copies of the mortgage documents listed in the definition of Mortgage File relating to a Mortgage Loan and, to the extent required to be (and actually) delivered to the General Master Servicer by the applicable Seller pursuant to the applicable Mortgage Loan Purchase Agreement, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

            "Servicing Advance" means any cost or expense of the Master Servicers, the Special Servicer or the Trustee, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by or for such Master Servicer, the Special Servicer or the Trustee, as the case may be, to protect and preserve the security for a Mortgage Loan (and/or a Serviced Companion Loan, as applicable).

            "Servicing Criteria" means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

            "Servicing Function Participant" means any Person, other than the Master Servicers, the Special Servicer, the Trustee and the Paying Agent that, within the meaning of Item 1122 of Regulation AB, is performing activities addressed by the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans (based on their Principal Balance). For clarification purposes, each Primary Servicer is a Servicing Function Participant.

            "Servicing Officer" means, any officer or employee of the Master Servicers or Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and the Serviced Companion Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicers or the Special Servicer, as applicable, as such list may from time to time be amended.

            "Servicing Standard" means the standard by which the Master Servicers and Special Servicer will service and administer the Mortgage Loans, Serviced Companion Loans and/or REO Properties that it is obligated to service and administer pursuant to this Agreement in the best interests and for the benefit of the Certificateholders (and, in the case of a Serviced Companion Loan, the holder of such Serviced Companion Loan) as a collective whole (and as determined by the applicable Master Servicer or the Special Servicer, as applicable, in its good faith and reasonable judgment), to perform such servicing and administration in accordance with applicable law, the terms of this Agreement, and the terms of the respective subject Mortgage Loans and Serviced Companion Loans, as applicable (and, in the case of a Serviced Loan Group, the related Co-Lender Agreement), and, to the extent consistent with the foregoing, further as follows:

            (i) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, and in the case of the Special Servicer, its REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; and

            (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans (and the Serviced Companion Loans) and, in the case of the Special Servicer, if a serviced Mortgage Loan (or Serviced Companion Loan) comes into and continues in default, and if, in the judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on that Mortgage Loan (or Serviced Companion Loan, as applicable) to the Certificateholders, as a collective whole (or, in the case of a Serviced Loan Group, the maximization of recovery of principal and interest thereon to the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole), on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders will be performed at the rate determined by the Special Servicer but in any event not less than (i) the related REMIC I Net Mortgage Rate, in the case of the Mortgage Loans (other than any Senior Loan or Serviced Companion Loan) or (ii) the weighted average of the mortgage rates on the related Senior Loan and Serviced Companion Loan, in the case of any Serviced Loan Group);

but without regard to: (I) any relationship that a Master Servicer or Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor; (II) the ownership of any Certificate (or any interest in a Serviced Companion Loan, as applicable) by a Master Servicer or Special Servicer, as the case may be, or any Affiliate thereof; (III) a Master Servicer's obligation to make P&I Advances or Servicing Advances; (IV) the Special Servicer's obligation to request that a Master Servicer make Servicing Advances; and (V) the right of a Master Servicer (or any Affiliate thereof) or Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under this Agreement or with respect to any particular transaction.

            "Servicing Transfer Event" means the occurrence of any of the following events: (i) a payment default shall have occurred on a Mortgage Loan or Serviced Companion Loan (x) at its Maturity Date (except, if (a) the Mortgagor is making its Assumed Scheduled Payment, (b) the Mortgagor notifies the applicable Master Servicer (who shall forward such notice to the other Master Servicer, the Special Servicer and the Operating Adviser) of its intent to refinance such Mortgage Loan or Serviced Companion Loan, as applicable, and is diligently pursuing such refinancing, (c) the Mortgagor delivers a firm commitment to refinance acceptable to the Operating Adviser on or prior to the Maturity Date, and (d) such refinancing occurs on a Payment Date within 60 days of such default, which 60-day period may be extended to 120 days by the Master Servicer with the consent of the Operating Adviser (y) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due; (ii) any Mortgage Loan (or Serviced Companion Loan) as to which, to the applicable Master Servicer's or Special Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days; (iii) any Mortgage Loan (or Serviced Companion Loan) as to which the applicable Master Servicer or Special Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan (or Serviced Companion Loan) as to which the applicable Master Servicer or Special Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of such Master Servicer or Special Servicer materially and adversely affects the interests of the Certificateholders (or the holder of a Serviced Companion Loan, as applicable) and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan (or Serviced Companion Loan) as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and
(vi) any Mortgage Loan (or Serviced Companion Loan) as to which, in the good faith reasonable judgment (in accordance with the Servicing Standard) of the applicable Master Servicer or Special Servicer, (a) a payment default is imminent or is likely to occur within 60 days and such default, in the judgment of such Master Servicer or Special Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such Master Servicer or Special Servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders. If a Servicing Transfer Event occurs with respect to a LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan, it shall be deemed to have occurred also with respect to the related Serviced Companion Loan. If a Servicing Transfer Event occurs with respect to a Serviced Companion Loan, it shall be deemed to have occurred also with respect to a LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan, as applicable.

            "Significant Mortgage Loan" means a Mortgage Loan which has a Principal Balance (together with any other Mortgage Loan with which it is cross-collateralized) equaling or exceeding 5% of the Aggregate Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the Mortgage Pool.

            "Similar Laws" has the meaning set forth in Section 3.3(d).

            "Single-Purpose Entity" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with Affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

            "Sole Certificateholder" means any Certificateholder (or Certificateholders provided they act in unanimity) holding 100% of the then outstanding Class X-1, Class X-2, Class X-W, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class EI Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero.

            "Special Servicer" means ARCap Servicing Inc., or any successor Special Servicer as herein provided, including without limitation any successor Special Servicer appointed pursuant to Section 9.39.

            "Special Servicer Compensation" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement.

            "Special Servicer Remittance Date" means the Business Day

preceding each Determination Date.

            "Special Servicing Fee" means, for each calendar month, as to each Mortgage Loan (or Serviced Companion Loan) that is a Specially Serviced Mortgage Loan (including REO Mortgage Loans), the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan, as applicable, for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

            "Special Servicing Fee Rate" means 0.25% per annum.

            "Special Servicing Officer" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee, the Paying Agent and the applicable Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

            "Specially Serviced Mortgage Loan" means, as of any date of determination, any Mortgage Loan (or Serviced Companion Loan) with respect to which a Servicing Transfer Event has occurred and is continuing. Promptly upon a Mortgage Loan (or Serviced Companion Loan) becoming a Specially Serviced Mortgage Loan, the applicable Master Servicer shall be responsible to deliver to the Special Servicer all information, documents and records relating to such Mortgage Loan (or Serviced Companion Loan), as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan (or Serviced Companion Loan). A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the applicable Master Servicer, the Operating Adviser, the Paying Agent and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan (or Serviced Loan Group, as applicable), with respect to such Servicing Transfer Event, has become a Rehabilitated Mortgage Loan, unless and until such Master Servicer notifies the Special Servicer, the Paying Agent and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan (or Serviced Loan Group), exists or occurs.

            "Standard Hazard Insurance Policy" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

            "Sub-Servicer" has the meaning set forth in Section 8.4(b).

            "Sub-Servicing Agreement" means a Sub-Servicing Agreement, or any other agreement between a Master Servicer or Primary Servicer and a Sub-Servicer, with respect to the servicing, primary servicing or sub-servicing of one or more Mortgage Loans.

            "Subcontractor" means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicers, the Special Servicer, an Additional Servicer, a Reporting Sub-Servicer or the Trustee.

            "Subject Securitization Transaction" shall mean the commercial mortgage securitization transaction contemplated by this Agreement.

            "Subordinate Certificates" means, collectively, the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class A-MFL Regular Interest.

            "Successful Bidder" has the meaning set forth in Section 8.29(d).

            "SunTrust" has the meaning assigned in the Preliminary Statement hereto.

            "SunTrust Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement III and shown on
Schedule III hereto.

            "Swap Counterparty" means Morgan Stanley Capital Services Inc., acting in such capacity or its successor in interest.

            "Swap Counterparty Guarantor" means Morgan Stanley, a Delaware corporation.

            "Swap Default" means any failure on the part of the Swap Counterparty to (i) make a required payment under the Class A-MFL Swap Contract or (ii) either post acceptable collateral, cause an acceptable entity to guarantee or provide an indemnity in respect of the Swap Counterparty's obligations, find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event or enter into any other arrangement acceptable to the Rating Agencies, in each case, as required by the Schedule to the related ISDA Master Agreement.

            "Tax Matters Person" means the Person designated as the "tax matters person" of the related REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T.

            "Termination Price" has the meaning set forth in Section 10.1(b) herein.

            "30/360 basis" means any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months.

            "Title Insurance Policy" means a title insurance policy maintained with respect to a Mortgage Loan.

            "Transfer" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust" or "Trust Fund" means the trust created pursuant to this Agreement, the assets of which consist of all the assets of REMIC I (including the related Mortgage Loans (other than Excess Interest thereon), such related amounts as shall from time to time be held in the Certificate Accounts, the Distribution Account (other than the Excess Interest Sub-Account), the Interest Reserve Account, the Reserve Account, the REO Accounts, the Trustee's rights under the Insurance Policies, any REO Properties and other items referred to in
Section 2.1(a) hereof, in each case to the extent allocable to the related Mortgage Loan), the REMIC I Regular Interests, the REMIC II Regular Interests, the Class A-MFL Regular Interest, the Class A-MFL Swap Contract, the Class A-MFL Floating Rate Account, Excess Interest and the Excess Interest Sub-Account. The Trust shall not include any Serviced Companion Loan, any interest of the holder of a Serviced Companion Loan or the Serviced Companion Loan Custodial Account.

            "Trustee" means Wells Fargo Bank, N.A., as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co trustee (subject to Section
7.9 hereof), as the case may be.

            "Trustee Fee" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each such Mortgage Loan immediately before the Due Date occurring in such month. A portion of the Trustee Fee shall be paid to the Paying Agent.

            "Trustee Fee Rate" means 0.00075% per annum.

            "Trustee Mortgage File" means the mortgage documents listed in the definition of Mortgage File hereof pertaining to a particular Mortgage Loan (and Serviced Companion Loan, as applicable) and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "Underwriter" means each of LaSalle Financial Services, Inc., Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Capital Markets, Inc., or their respective successors-in-interest.

            "United States Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States or any state thereof or the District of Columbia, (iii) any estate of which an executor or administrator is a United States Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-United States Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a United States Person (other than a trust of which at least one trustee is a non-United States Person and has sole or shared investment discretion with respect to its assets), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-United States Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a United States Person principally for the purpose of investing in securities not registered under the 1933 Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(A) under the 1933 Act who are not natural persons, estates or trusts); provided, however, that the term "United States Person" shall not include (A) a branch or agency of a United States Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the 1933 Act and any other similar international organizations, and their agencies, Affiliates and pension plans.

            "United States Tax Person" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to elect to be treated as a United States Tax Person).

            "Unliquidated Advance" means any Advance previously made by a party hereto that has been previously reimbursed to the Person that made the Advance by the Trust as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of Section 5.2(a)(II), but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

            "Unpaid Interest" means, on any Distribution Date with respect to any Class of Interests (including the Class A-MFL Regular Interest) or Certificates (excluding the Residual Certificates, the Class A-MFL Certificates and the Class EI Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

            "Unrestricted Servicer Reports" means, collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File, CMSA Collateral Summary File, CMSA Reconciliation of Funds Report, CMSA REO Status Report, CMSA Loan Level Reserve/LOC Report, CMSA Advance Recovery Report, CMSA Total Loan Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Master Servicer Reports.

            "USAP" has the meaning set forth in Section 13.1 herein.

            "Weighted Average REMIC I Net Mortgage Rate" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balance as of the close of business on the preceding Distribution Date.

            "Work-Out Fee" means a fee payable with respect to any Rehabilitated Mortgage Loan, equal to the product of (x) 1.00% and (y) the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan (or Serviced Companion Loan, as applicable) so long as it remains a Rehabilitated Mortgage Loan or otherwise payable as set forth in Section 9.21(d).

            "Workout-Delayed Reimbursement Amount" has the meaning set forth in subsection (II)(A) of Section 5.2(a).

            "Yield Maintenance Charges" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

            "Yield Maintenance Minimum Amount" means, with respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

            Section 1.2 Calculations Respecting Mortgage Loans

            (a) Calculations required to be made by the Paying Agent pursuant to this Agreement with respect to any Mortgage Loan (or Serviced Loan Group, as applicable) shall be made based upon current information as to the terms of such Mortgage Loan (or Serviced Loan Group, as applicable) and reports of payments received from the applicable Master Servicer on such Mortgage Loan (or Serviced Loan Group, as applicable) and payments to be made to the Paying Agent as supplied to the Paying Agent by such Master Servicer. The Paying Agent shall not be required to recompute, verify or recalculate the information supplied to it by the applicable Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Paying Agent has actual knowledge of an error in the calculations, the Paying Agent shall inform the applicable Master Servicer of such error.

            (b) Unless otherwise required by law or the applicable Mortgage Loan documents (or with respect to a Serviced Loan Group, the related Co-Lender Agreement), any amounts (other than escrow and reserve deposits and reimbursements of Servicing Advances and expenses) received in respect of a Mortgage Loan (or Serviced Companion Loan) as to which a default has occurred and is continuing (other than Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds and REO Income) shall be applied as follows: first, to overdue interest due with respect to such Mortgage Loan (or Serviced Companion Loan) at the Mortgage Rate thereof, second, to current interest due with respect to such Mortgage Loan (or Serviced Companion Loan) at the Mortgage Rate thereof, third, to the reduction of the Principal Balance of such Mortgage Loan (or Serviced Companion Loan) to zero if such Mortgage Loan (or Serviced Companion Loan, as applicable) has been accelerated, and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan (or Serviced Companion Loan, as applicable) has not yet been accelerated, fourth, to any default interest and other amounts due on such Mortgage Loan (or Serviced Companion Loan) and fifth, to Late Fees due with respect to such Mortgage Loan (or Serviced Companion Loan). The foregoing allocations are intended to govern loan level allocations but shall not govern allocations of such amounts at the trust level for the purpose of determining Principal Distribution Amounts or Distributable Certificate Interest.

            Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds and REO Income shall be applied as follows: first, as a recovery of any related and unreimbursed Advances (together with interest thereon) and Unliquidated Advances (to the Trust), and if applicable, unpaid Liquidation Expenses; second, as a recovery of unpaid servicing compensation; third, as a recovery of any Additional Trust Expenses, fourth, as a recovery of any Nonrecoverable Advances thereon, except with respect to any Unliquidated Advance previously reimbursed from principal pursuant to Section 5.2(a)(II)(iv); fifth, as a recovery of any remaining accrued and unpaid interest on such Mortgage Loan (or Serviced Companion Loan) at the related Mortgage Rate to, but not including, the date of receipt (or, in the case of a full monthly payment from any Mortgagor, through the related Due Date); sixth, as a recovery of any remaining principal of such Mortgage Loan or Serviced Companion Loan) then due and owing, including by reason of acceleration of the Mortgage Loan (or Serviced Companion Loan) following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan (or Serviced Companion Loan), as a recovery of principal to the extent of its entire remaining unpaid Principal Balance); seventh, unless a Liquidation Event has occurred with respect to such Mortgage Loan (or Serviced Companion Loan), as a recovery of amounts to be currently applied to the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; eighth, as a recovery of any Late Fees and default interest then due and owing under such Mortgage Loan (or Serviced Companion Loan); ninth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan (or Serviced Companion Loan); tenth, as a recovery of any assumption fees, Modification Fees and extension fees then due and owing under such Mortgage Loan (or Serviced Companion Loan); and eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan (or Serviced Companion Loan).

            (c) Notwithstanding the foregoing applications of amounts received by or on behalf of the Trust in respect of any Mortgage Loan (or Serviced Companion Loan), any amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) (or, with respect to a Serviced Companion Loan, any amounts due and owing under the related mortgage note and mortgage, excluding amounts for principal and accrued and unpaid interest) shall be applied in accordance with the express provisions of the related Mortgage Loan documents.

            Section 1.3 Calculations Respecting Accrued Interest

            Accrued interest on any Certificate (other than the Class A-MFL Certificates) and on the Class A-MFL Regular Interest shall be calculated based upon a 360-day year consisting of twelve 30-day months and, subject to Section 6.12, accrued interest on the Class A-MFL Certificates shall be calculated on the basis of the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

            Section 1.4 Interpretation

            (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholders Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

            (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

            (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

            Section 1.5 ARD Loans

            Notwithstanding any provision of this Agreement:

            (a) For the ARD Loans, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction," "Assumed Scheduled Payment," "Mortgage Rate," "Purchase Price" and "Realized Loss."

            (b) Excess Interest shall constitute an asset of the Trust but not an asset of any REMIC Pool.

            (c) Neither a Master Servicer nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of such Master Servicer and the Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

            (d) Liquidation Fees shall not be deemed to be earned on Excess Interest.

            (e) With respect to each ARD Loan after its Anticipated Repayment Date, the respective Master Servicer or the respective Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with
Section 8.18 and Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the respective Master Servicer's or the respective Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with
Section 8.18 and Section 9.5 hereof. The respective Master Servicer or the respective Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other Person so long as such determination is based on such criteria.

            Section 1.6 Certain Matters with Respect to the Serviced Loan
Groups.

            (a) The parties hereto acknowledge that, pursuant to the related Co-Lender Agreement, if a LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan is no longer part of the Trust or is no longer serviced pursuant to the terms of this Agreement, the holder of such LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan, as applicable, shall negotiate one or more new servicing agreements with the General Master Servicer and the Special Servicer; provided that, prior to entering into any such new servicing agreement, the new holder of such a LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan, as applicable, shall obtain and provide to the holder of the related Serviced Companion Loan Rating Agency Confirmation and written confirmation from each rating agency then rating any securitization relating to the related Serviced Companion Loan providing that such new servicing agreement will not result in the downgrade, qualification or withdrawal of its then-current ratings of any securities issued in such securitization.

            (b) For the avoidance of doubt and subject to subsection (a) above, the parties acknowledge that the rights and duties of each of the General Master Servicer and the Special Servicer under Article VIII and Article IX and the obligation of the General Master Servicer to make Advances, insofar as such rights, duties and obligations relate to the Serviced Loan Group, shall terminate upon the earliest to occur of the following with respect to the Serviced Loan Group: (i) any repurchase of or substitution for a LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan, as applicable, by the applicable Seller pursuant to Section 2.3 and (ii) any payment in full of any and all amounts due (or deemed due) under such LaSalle Senior Mortgage Loan, Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan (or any of their successor REO Mortgage Loans) (including amounts to which the holder of such LaSalle Senior Mortgage Loan, Jones Road Shopping Center Mortgage Loan or Natick Mall Mortgage Loan is entitled under the related Co-Lender Agreement); provided, however, that this statement shall not limit (A) the duty of the General Master Servicer or the Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the Collection Period in which such event occurs or
(B) the rights of the General Master Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to a Serviced Loan Group prior to the date on which such event occurs.

            (c) In connection with an event described in clause (ii) of subsection (b), the Trustee, the General Master Servicer and the Special Servicer shall each tender to the holder of the applicable Serviced Companion Loan (if then still outstanding), upon delivery to them of a receipt executed by such holder, all portions of the Mortgage File and other documents pertaining to such a Serviced Loan Group, possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the related Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the General Master Servicer of a Request for Release. The General Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such holder any deposits then held in an Escrow Account relating to a Serviced Loan Group. If any of the LaSalle Senior Mortgage Loans, the Jones Road Shopping Center Mortgage Loan, the Natick Mall Mortgage Loan, the LaSalle B Notes, the Jones Road Shopping Center B Note, the Natick Mall B Note or the Natick Mall C Note under the applicable Mortgage Loan are then REO Mortgage Loans, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such holder, to the extent not needed to pay or reimburse the General Master Servicer, the Special Servicer or the Trustee in accordance with this Agreement, deposits then held in the REO Account insofar as such funds relate to the related REO Property.

            (d) If an expense under this Agreement relates, in the reasonable judgment of the General Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as applicable, primarily to the administration of the Trust or any REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense with respect to any REMIC formed hereunder, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against the holder of a Serviced Companion Loan and such holder shall not suffer any adverse consequences as a result of the payment of such expense.

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

            Section 2.1 Conveyance of Mortgage Loans

            (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the Depositor's rights under each Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to Section 14 thereof, (iii) the Depositor's rights under each Co-Lender Agreement, (iv) with respect to the Class A-MFL Certificates, the Class A-MFL Swap Contract, the Class A-MFL Regular Interest and funds or assets from time to time on deposit in the Class A-MFL Floating Rate Account, and (v) all other assets included or to be included in REMIC I for the benefit of REMIC II and REMIC III. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date. The Trustee, by the execution and delivery of this Agreement, hereby agrees that each Senior Mortgage Loan and each Serviced Companion Loan remains subject to its related Co-Lender Agreement.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Seller pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." Each Seller is required, pursuant to the applicable Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within the time period set forth therein. None of the Trustee, the Paying Agent, any Custodian, any Master Servicer or any Special Servicer shall be liable for any failure by any Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.1(b).

            (c) Each Seller other than Mass Mutual, at its own expense, for the Mortgage Loans sold to the Depositor by such Seller, and the Trustee, at the expense of Mass Mutual, as applicable, for the Mass Mutual Loans sold to the Depositor by Mass Mutual, shall promptly (and in any event within 90 days following the receipt of all recording information necessary to record such document) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi) and (ix)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording or filing or such party responsible for recording such assignment shall be responsible for forwarding such assignment to the Trustee (except with respect to any Mortgage File document recorded in the name of MERS or its designee); provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the Trustee shall obtain therefrom, at the expense of the applicable Seller, a certified copy of the recorded original and shall forward copies thereof to the applicable Master Servicer and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall promptly notify the applicable Seller and the applicable Seller for its respective Mortgage Loans shall promptly prepare or cause to be prepared and delivered to the Trustee a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof from such Seller cause the same to be duly recorded or filed, as appropriate.

            The parties acknowledge the obligation of each Seller pursuant to
Section 2 of the related Mortgage Loan Purchase Agreement to deliver to the Trustee, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit C to the Primary Servicing Agreements or Exhibit 5 to the Mortgage Loan Purchase Agreements in favor of the Trustee, the applicable Master Servicer and the Special Servicer to empower the Trustee, such Master Servicer and, in the event of the failure or incapacity of the Trustee and such Master Servicer, the Special Servicer, to submit for recording, at the expense of the applicable Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Sellers agree to reasonably cooperate with the Trustee, the Master Servicer and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Trustee and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except that to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the related Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the related Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the applicable Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

            (d) All relevant servicing or loan documents and records in the possession of the Depositor or the Sellers that relate to the servicing of any Mortgage Loans or Serviced Companion Loan and that are not required to be a part of a Mortgage File in accordance with the definition thereof and are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan shall be delivered to the Master Servicer (with a copy to the related Primary Servicer, if applicable), on or before the date that is 75 days following the Closing Date and shall be held by such Master Servicer or the related Primary Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. To the extent delivered to the Master Servicer and the related Sub-Servicer or the related Primary Servicer, as applicable, by the related Seller, the Servicer Mortgage File will consist of the documents listed in the definition of Mortgage File; provided, however, the Seller shall not be required to deliver any draft documents, privileged or other communications, credit, underwriting, legal or other due diligence, analyses, credit committee briefs or memoranda or other internal approval documents or drafts or internal worksheets, memoranda, communications or evaluations, to the extent created for internal use. Delivery of any of the foregoing documents to the applicable Primary Servicer (or sub-servicer) shall be deemed delivery to the applicable Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). Each of the foregoing items may be delivered in electronic form, to the extent such document is available in such form and such form is reasonably acceptable to the applicable Master Servicer. None of any Master Servicer, any Special Servicer or any Primary Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the related Seller.

            (e) In connection with the Depositor's assignment pursuant to
Section 2.1(a) above, the Depositor shall deliver to the Trustee and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreements shall contain the representations and warranties made by the Sellers with respect to each related Mortgage Loan as of the Closing Date.

            (f) In connection herewith, the Depositor has acquired the LaSalle Seller Loans from LaSalle Seller, the MSMC Loans from MSMC, the SunTrust Loans from SunTrust, the Prudential Loans from Prudential and the MM Loans from MM. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the LaSalle Seller Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the MSMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the SunTrust Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of Mortgage File) relating to the Prudential Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. The Depositor will deliver the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Note, as described in the definition of Mortgage File) relating to the MM Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, LaSalle Seller, MSMC, SunTrust, Prudential, and MM, as applicable, are required under the Mortgage Loan Purchase Agreements to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements in blank or naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall be in blank or name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the LaSalle Loans shall be deemed to have been transferred from LaSalle Seller to the Depositor, the MSMC Loans shall be deemed to have been transferred from MSMC to the Depositor, the SunTrust Loans shall be deemed to have been transferred from SunTrust to the Depositor, the Prudential Loans shall be deemed to have been transferred from Prudential to the Depositor, the MM Loans shall be deemed to have been transferred from MM to the Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

            Section 2.2 Acceptance by Trustee

            The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the REMIC I Regular Interests and (iii) the REMIC II Regular Interests, in each case, in trust for the use and benefit of all present and future Certificateholders; (iv) the assets of the Class EI Grantor Trust in trust for the use and benefit of the present and future Holders of the Class EI Certificates, and (v) the Class A-MFL Regular Interest and the other assets of the Class A-MFL Grantor Trust for the use and benefit of all present and future Holders of the Class A-MFL Certificates. To extent that the contents of the Mortgage File for a LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or the Natick Mall Mortgage Loan relate to a LaSalle B Note, the Jones Road Shopping Center B Note or a Natick Mall Subordinate Note, as applicable, the Trustee (or the Custodian on the Trustee's behalf) shall also hold such Mortgage File in trust for the benefit of the holder of such Serviced Companion Loan.

            On the Closing Date in respect of the Initial Certification, and within 90 days after the Closing Date in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Sellers, the Master Servicers, the Special Servicer and the Operating Adviser, a certification (the "Initial Certification" and the "Final Certification," respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which shall be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and (ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions to Mortgage File delivery attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (vi), (viii) and (xii) of the definition of Mortgage File required to be included in the Mortgage File (to the extent required to be delivered pursuant to this Agreement and any applicable Primary Servicing Agreement), and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to this Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan,
(C) based on its examination and only as to the Mortgage Note and Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, (D) each Mortgage Note has been endorsed as required by the terms of this Agreement and (E) the Trustee on behalf of the Trust is shown as the owner of each Mortgage recorded in the name of MERS. Notwithstanding the foregoing, the delivery of an original or a copy of a binder, pro forma policy or title commitment certified by the title company in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File. The Trustee shall deliver to the Master Servicers, the Special Servicer, the Operating Adviser and each Seller a copy of such Final Certification, which may be in electronic format.

            Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of Mortgage File, with evidence of recording thereon) or otherwise provide evidence of such recordation to the applicable Master Servicer, the Special Servicer, the Operating Adviser and each Seller, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. The Trustee agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the applicable Seller) such recordation to be at the expense of the applicable Seller; provided, however, that the Trustee shall not submit for recording any such assignments if the applicable Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock-box agreement, intercreditor agreement, management agreement or letter of credit.

            If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has not been completed (based solely on the absence of receipt by the Custodian (or the Trustee) of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee (or the Trustee) shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing), (ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, each Seller (as to its respective Mortgage Loans only), the applicable Master Servicer, the Special Servicer, the Operating Adviser, the Paying Agent and the holder of a Serviced Companion Loan on or about the date that is 180 days after the Closing Date and then again every 90 days thereafter (until the earliest date specified above, except, with respect to clause (iii) above, the Trustee shall continue to provide such updated schedule of exceptions annually after such date). The Paying Agent shall promptly forward a copy thereof to each Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders pursuant to Sections 5.4(e) and 5.4(f). Promptly, and in any event within two Business Days, following any request therefor by the Depositor, the applicable Master Servicer, the Special Servicer, the Operating Adviser or the holder of a Serviced Companion Loan, as applicable, that is made later than two years following the Closing Date, the Custodian (or the Trustee) shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person and the Paying Agent, which shall make available a copy thereof pursuant to Section 5.4(e). Upon request, the General Master Servicer shall provide to the Trustee the name and the address of the holder of each Serviced Companion Loan.

            The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

            The Master Servicer agrees to hold all of the original letters of credit, which are part of the Mortgage File, in trust for the benefit of the Trust Fund.

            Section 2.3 Repurchase of Mortgage Loans for Material Document Defects and Material Breaches of Representations and Warranties

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required (and including the expiration of any grace or cure period), has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by a Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged Properties as set forth in the related Mortgage Loan Purchase Agreements, and in either case such defect or breach either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect," and such a breach described in the preceding clause (i) or (ii), a "Material Breach") such party shall give prompt written notice to the other parties hereto and to each Rating Agency subject to the terms of the applicable Mortgage Loan Purchase Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the applicable Master Servicer shall, and the Special Servicer may, request that the related Seller, not later than 90 days from such Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the related Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is at the end of the initial 90 day period a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" and
(y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to a Seller pursuant to Section 2.2 or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein. Notwithstanding anything herein to the contrary, any breach of the representation and warranty contained under the heading "Prepayment Premiums" in Exhibit 2 to each Mortgage Loan Purchase Agreement with respect to any Mortgage Loan shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans at the time of origination, as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. In addition, if such Mortgage Loan is modified so that it becomes a Qualifying Substitute Mortgage Loan, such breach shall be deemed cured and the related Seller will not be obligated to repurchase such Mortgage Loan or otherwise remedy such breach. The related Seller is required to pay for any expenses incurred by the applicable Master Servicer or the Special Servicer in connection with such modification.

            If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the related Seller that is the subject of such Material Breach shall be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the related Mortgage Loan Purchase Agreement, or (ii) if within the two-year period commencing on the Closing Date, at the related Seller's option, replace, without recourse, such Mortgage Loan or REO Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within 90 days from the earlier of the date the related Seller discovered or was notified of the breach or defect.

            As to any Qualifying Substitute Mortgage Loan or Loans, the applicable Master Servicer shall not execute any instrument effecting the substitution unless the related Seller has delivered to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by
Section 2.1 and such Master Servicer shall be entitled to rely on statements and certifications from the Trustee for this purpose. If the Mortgage related to the Qualifying Substitute Mortgage Loan has been recorded in the name of MERS or its designee, the applicable Master Servicer shall use commercially reasonable efforts (and the Trustee shall cooperate with such efforts of such Master Servicer) to reflect the release of such Mortgage on the records of MERS. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by the applicable Master Servicer and remitted by such Master Servicer to the related Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

            The applicable Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment such Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee, the Paying Agent and the Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the related Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the related Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this Section 2.3.

            If (i) a Mortgage Loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans in the Trust and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may
be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such other Mortgage Loan for purposes of the above provisions, and the related Seller shall be obligated to repurchase or replace each such other Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, both of the following conditions would be satisfied if the related Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (1) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement (determined as provided in the definition of Debt Service Coverage Ratio, except that net cash flow for such four calendar quarters, rather than year-end, shall be used) is equal to the greater of (x) the debt service coverage ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "NCF DSCR" in Appendix II to the Final Prospectus Supplement and (y) 1.25x, and (2) the Loan-to-Value Ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (x) the current Loan-to-Value Ratio for all such Mortgage Loans (including the Affected Loan(s)) set forth under the heading "Cut-Off Date LTV" in Appendix II to the Final Prospectus Supplement and
(y) 75%. The determination of the applicable Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The applicable Master Servicer will be entitled to cause to be delivered, or direct the related Seller to (in which case the related Seller shall) cause to be delivered to such Master Servicer:
(i) an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the related Seller if the scope and cost of the Appraisal is approved by the related Seller (such approval not to be unreasonably withheld) and (ii) an Opinion of Counsel that not requiring the repurchase of each such other Mortgage Loan will not result in an Adverse REMIC Event.

            With respect to any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan conveyed hereunder, to the extent that the applicable Seller is required to repurchase or substitute for such Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any other Mortgage Loan that is cross-collateralized and cross-defaulted (each, a "Cross-Collateralized Loan") with such Repurchased Loan, the related Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, prior to such repurchase or substitution, the related Mortgage Loan documents in a manner such that such affected Repurchased Loan, on the one hand, and any related Crossed-Collateralized Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the applicable Seller shall have furnished the Trustee, at the expense of the applicable Seller, with a Nondisqualification Opinion that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Nondisqualification Opinion cannot be furnished, the applicable Seller and the Depositor have agreed in the applicable Mortgage Loan Purchase Agreement that such repurchase or substitution of only the Repurchased Loan, notwithstanding anything to the contrary herein, shall not be permitted and the applicable Seller shall repurchase or substitute for the Repurchased Loan and all related Crossed-Collateralized Loans. Any reserve or other cash collateral or letters of credit securing the Repurchased Loan and the Cross-Collateralized Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule IX hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

            Upon occurrence (and after any applicable cure or grace period), any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity and a copy of the Mortgage Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File (i) a copy of the Mortgage certified by the local authority with which the Mortgage was recorded or (ii) a true and correct copy of the Mortgage together with an Officer's Certificate; or (c) the absence from the Mortgage File of the item called for by paragraph (viii) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian) or any other party hereto, the Trustee (or as set forth in Section 2.3(a), the applicable Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies and the parties hereto (and, to the extent that any Material Document Defect relates to a LaSalle Senior Mortgage Loan, the Jones Road Shopping Center Mortgage Loan or the Natick Mall Mortgage Loan, the holder of the related LaSalle B Note, the Jones Road Shopping Center B Note or the Natick Mall Subordinate Notes, as applicable) and making demand upon the related Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

            (b) If the related Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses
(i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the related Mortgage Loan Purchase Agreement, then provided that
(x) the period of time provided for the related Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.12,
Section 9.15 and Section 9.36, as applicable, of this Agreement, while pursuing the repurchase claim. Each Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to such a work-out shall not constitute a defense to any repurchase claim nor shall such modification or work-out change the Purchase Price due from the related Seller for any repurchase claim. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the related Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the related Seller and (ii) representation or warranty of any kind (either expressed or implied) by the related Seller to or for the benefit of such Person.

            The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the related Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, each Master Servicer or Special Servicer, as applicable, shall notify the related Seller of the discovery of the Material Document Defect or Material Breach and the related Seller shall be required to follow the procedures set forth in the related Mortgage Loan Purchase Agreement to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If a court of competent jurisdiction issues a final order that the related Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan or the related Seller otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to Section 9.30 hereof, the related Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the related Seller) and the Purchase Price.

            In connection with any liquidation or sale of a Mortgage Loan or REO Property as described above, the Special Servicer will not receive a Liquidation Fee in connection with such liquidation or sale or any portion of the Work-Out Fee that accrues after the related Seller receives notice of a breach or defect until a final determination has been made, as set forth in the prior paragraph, as to whether the related Seller is or was obligated to repurchase such related Mortgage Loan or REO Property. Subject to the last two sentences of the first paragraph of Section 2.3(a), upon such determination, the Special Servicer will be entitled: (i) with respect to a determination that the related Seller is or was obligated to repurchase a Mortgage Loan, to collect a Liquidation Fee, if due in accordance with the definition thereof, based upon the full Purchase Price of the related Mortgage Loan or REO Property, with such Liquidation Fee payable by the related Seller or (ii) with respect to a determination that the related Seller is not or was not obligated to repurchase a Mortgage Loan (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), (A) to collect a Liquidation Fee based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan or REO Property, and (B) collect any accrued and unpaid Work-Out Fee, based on amounts that were collected for as long as the related Mortgage Loan was a Rehabilitated Mortgage Loan, in each case with such amounts to be paid from amounts in the Certificate Account.

            In any month in which the related Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Master Servicer will determine the amount (if any) by which the aggregate Principal Balance of all such Qualifying Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the related Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the related Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the related Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee, the Paying Agent and the applicable Master Servicer of such event which notice shall be accompanied by an Officer's Certificate as to the calculation of such shortfall.

            If the affected Mortgage Loan is to be repurchased, the applicable Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (c) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the applicable Master Servicer and the Special Servicer shall each tender to the related Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it (including, without limitation, all documents delivered to the Trustee and such Master Servicer pursuant to the related Mortgage Loan Purchase Agreement), and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the related Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the applicable Master Servicer of a Request for Release. The applicable Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the applicable Master Servicer to do so. The applicable Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the related Seller any deposits then held in the applicable Escrow Account relating to the Mortgage Loan being repurchased or substituted for. Each Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by such Master Servicer.

            (d) The Mortgage Loan Purchase Agreements provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect or Material Breach. The parties hereunder understand that (i) LaSalle Seller, as Seller under Mortgage Loan Purchase Agreement I, will be providing the remedies with respect to the LaSalle Seller Loans, (ii) MSMC, as Seller under Mortgage Loan Purchase Agreement II, will be providing remedies with respect to the MSMC Loans, (iii) SunTrust, as Seller under Mortgage Loan Purchase Agreement III, will be providing remedies with respect to the SunTrust Loans, (iv) Prudential, as Seller under Mortgage Loan Purchase Agreement IV, will be providing the remedies with respect to the Prudential Loans and (v) MM, as Seller under Mortgage Loan Purchase Agreement V, will be providing the remedies with respect to the MM Loans. No amendment to this Agreement may change in any manner the obligations of a Seller under the related Mortgage Loan Purchase Agreement without the consent of such Seller in writing.

            (e) The Trustee shall enforce the provisions of this Section 2.3. Alternatively, the Trustee may, in its sole discretion, appoint a designee to enforce such provisions (which, with the applicable Master Servicer's consent, may be such Master Servicer or which, with the Special Servicer's consent, may be the Special Servicer).

            Section 2.4 Representations and Warranties

            The Depositor hereby represents and warrants to the Master Servicers, the Special Servicer, the Trustee (in its capacity as Trustee of the Trust) and the Paying Agent as of the Closing Date that:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

            (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or (ii) the business, operations, financial condition, properties or assets of the Depositor;

            (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

            (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

            (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

            (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

            Section 2.5 Conveyance of Interests

            Effective as of the Closing Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the assets of REMIC I in exchange for the REMIC I Interests, (ii) the assets of REMIC II in exchange for the REMIC II Interests, (iii) the assets of REMIC III in exchange for the REMIC III Certificates and the Class A-MFL Regular Interest, (iv) the Class A-MFL Regular Interest and the Class A-MFL Swap Contract in exchange for the Class A-MFL Certificates and (v) the assets of the Class EI Grantor Trust in exchange for the Class EI Certificates.

                                   ARTICLE III

                                THE CERTIFICATES

            Section 3.1 The Certificates

            (a) The Certificates shall be in substantially the forms set forth in Exhibits A-1 through A-31 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

            (b) The Class A Certificates, the Class A-M Certificates, the Class A-MFL Certificates and the Class A-J Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class EI, Class R-I, Class R-II and Class R-III Certificates each will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.

            (c) Each Certificate shall, on original issue, be executed by the Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class A-M, Class A-MFL, Class A-J, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S and Class EI Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

            Section 3.2 Registration

            The Paying Agent shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate Registrar may resign or be discharged or removed by the Paying Agent or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Paying Agent and the appointment of a successor Paying Agent. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

            Section 3.3 Transfer and Exchange of Certificates

            (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

            (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, any Master Servicer, any Special Servicer, the Paying Agent, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Paying Agent, the Trustee, the Master Servicers, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, each Master Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

            (d) No transfer of a Non-Investment Grade Certificate, Class EI Certificate or Residual Certificate or any interest therein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or Section 4975 of the Code or any applicable federal, state or local law ("Similar Laws") materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), (B) in book-entry form to an Institutional Accredited Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or materially similar provisions of applicable federal, state or local law or subject the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Special Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Non-Investment Grade Certificate, Class EI Certificate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or, in the case of a Non-Investment Grade Certificate, unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) in the case of a Non-Investment Grade Certificate, that the purchase and holding of such Certificate or interest therein by such Person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor. No transfer of a Class EI or Residual Certificate will be made to any Person that does not make the representation in clause (i) of the preceding sentence.

            (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Tax Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will provide the Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 14 of such Transfer Affidavit and Agreement are true or that Section 14 is not applicable, that it will not cause income with respect to the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other United States Tax Person and that it has reviewed the provisions of this Section 3.3(e) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Tax Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring an Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and, (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Tax Person.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder," by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Residual Certificate.

                  (F) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar or the Paying Agent shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (G) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell or cause to be sold such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information in its possession necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate. The Person holding the Ownership Interest in a Residual Certificate shall be responsible for the reasonable compensation of the Trustee for providing such information. Each Master Servicer shall take all reasonable action to cooperate with the Trustee in making such information available.

            The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Paying Agent, the Certificate Registrar, each Master Servicer, the Operating Adviser and the Depositor the following:

                  (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

            (f) None of the Master Servicers, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Noneconomic Residual Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

            (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

            (h) The Certificate Registrar shall provide the Master Servicers, the Special Servicer and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

            (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this
Section 3.3.

            Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates

            If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 3.5 Persons Deemed Owners

            Prior to presentation of a Certificate for registration of transfer, the Master Servicers, the Special Servicer, the Trustee, the Operating Adviser, the Paying Agent and any agents of the Master Servicers, the Special Servicer, the Paying Agent, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicers, the Special Servicer, the Trustee, the Paying Agent, the Operating Adviser or any agent of the Master Servicers, the Special Servicer, the Trustee, the Paying Agent or the Operating Adviser shall be affected by any notice to the contrary.

            Section 3.6 Access to List of Certificateholders' Names and
Addresses

            If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, any Master Servicer, any Special Servicer, the Paying Agent, the Trustee, the Operating Adviser or the Depositor
(A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicers, the Special Servicer, the Depositor, the Paying Agent, the Trustee, the Swap Counterparty or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 3.7 Book-Entry Certificates

            (a) The Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-MFL, Class A-J, Class X-1, Class X-2, Class X-W, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor, provided that any Non-Investment Grade Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers will be issued as Definitive Certificates. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to
Section 3.9:

            (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

            (ii) the Depositor, the Master Servicers, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

            (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
      Section 3.7 shall control with respect to each such Class; and

            (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

            (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

            (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or with respect to the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates sold to Institutional Accredited Investors shall be represented by the Rule 144A IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates initially sold to Institutional Accredited Investors shall be represented by IAI Definitive Certificates for such Class. The Certificates evidenced by any Rule 144A IAI Global Certificate or IAI Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

            (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in the Rule 144A IAI Global Certificate for such Class in accordance with the certification requirements described in
Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear or Clearstream (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear or Clearstream with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear or Clearstream, as applicable, thereof). Euroclear or Clearstream, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of
Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear or Clearstream with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A IAI Global Certificate for such Class as described in Section 3.7(f).

            (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Underwriters and Placement Agents. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

            So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee, the Paying Agent and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear and Clearstream).

            (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear or Clearstream, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear or Clearstream, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate
Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

            Section 3.8 Notices to Clearing Agency

            Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Paying Agent shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

            Section 3.9 Definitive Certificates

            (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or
(iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing Agency so advises the Depositor, the Certificate Registrar and the Master Servicers in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Clearing Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Paying Agent or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee and the Paying Agent shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

            (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Paying Agent directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

            P&I Advances and Servicing Advances shall be made as provided herein by the General Master Servicer and the Prudential Master Servicer (with respect to the Prudential Loans) and, if the applicable Master Servicer does not make such Advances, by the Trustee, except to the extent that the applicable Master Servicer or the Trustee determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

            Section 4.1 P&I Advances by the Master Servicers

            (a) The applicable Master Servicer shall make a P&I Advance in respect of each Mortgage Loan of the P&I Advance Amount (if greater than zero) on the Master Servicer Remittance Date. It is understood that the obligation of each Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy. Notwithstanding the foregoing, the applicable Master Servicer shall not be required to make such P&I Advance, if such Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance and shall not make such P&I Advance if such P&I Advance, if made, would be a Nonrecoverable Advance as determined by the Special Servicer in accordance with the Servicing Standard and the Special Servicer has notified the Master Servicer of such determination not later than 10:00 a.m. (and on a Business Day) on the date prior to the date on which the Master Servicer would be required to make such P&I Advance in the absence of a recoverability determination. Such determination shall be conclusive and binding on the Trustee and the Certificateholders. The applicable Master Servicer and the Trustee shall not advance default interest, Balloon Payments, Prepayment Premiums or any principal and interest payments in respect of the Serviced Companion Loans. The applicable Master Servicer shall not advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-MFL Certificates in the event that the Swap Counterparty fails to make a required payment under the Class A-MFL Swap Contract. The Special Servicer shall not make P&I Advances under this Agreement and shall not advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-MFL Certificates in the event that the Swap Counterparty fails to make a required payment under the Class A-MFL Swap Contract.

            (b) If a Master Servicer determines that there is a P&I Advance Amount with respect to its applicable Mortgage Loans for a Distribution Date, such Master Servicer shall on the Master Servicer Remittance Date either (A) deposit in the applicable Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in such Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in a Certificate Account for future distribution or withdrawal and so used shall be replaced by the applicable Master Servicer from its own funds by deposit in such Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in such Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Paying Agent or other Persons required to be made on such date.

            Section 4.2 Servicing Advances

            The applicable Master Servicer and, if such Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Paying Agent that such Advance has not been made by such Master Servicer, shall make Servicing Advances within 5 Business Days after the determination that such Servicing Advance is necessary (and, in the case of the Trustee, within 6 Business Days after receipt of such notice (i.e., 5 Business Days after receipt of such notice and one additional Business Day after the delivery of notice to the applicable Master Servicer, pursuant to Section 4.3(b) hereof, that such Master Servicer has not made the required Servicing Advance) or, with respect to such Master Servicer or the Trustee, such shorter period, as may be required to avoid a foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage, to the extent provided in this Agreement, except to the extent that such Master Servicer or the Trustee, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance. If such Master Servicer or the Trustee, as applicable, determines that such advance would constitute a Nonrecoverable Advance, then such party shall promptly deliver notice of such determination to the Special Servicer. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of such Master Servicer or the Trustee, as applicable) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders (or, with respect to a Serviced Loan Group, in the best interests of the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole). If the Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders (or, with respect to the Serviced Loan Group, in the best interests of the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole), then the Special Servicer shall promptly direct such Master Servicer or the Trustee, as applicable, in writing to make such payment and such party shall make such payment from amounts in the Certificate Account within the time periods set forth herein. Such determination by such Master Servicer or the Special Servicer shall be conclusive and binding on the Trustee and the Certificateholders. The Special Servicer shall not be required to make Servicing Advances under this Agreement, but may make such Servicing Advances, on an emergency basis, at its option in which event the applicable Master Servicer shall reimburse the Special Servicer promptly but no later than 5 Business Days of receipt of a statement therefor sent to the applicable Master Servicer within 1 Business Day of making such Servicing Advances. The Special Servicer promptly shall notify the applicable Master Servicer that a Servicing Advance is required in connection with a Specially Serviced Mortgage Loan or REO Property, and such Master Servicer shall make such Servicing Advance within 5 Business Days of receipt of such notice (or such shorter period as may be required to avoid a foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage). In addition, the Special Servicer shall provide the applicable Master Servicer or the Trustee with such information in its possession as the applicable Master Servicer or the Trustee may reasonably request to enable such Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. Any request by the Special Servicer that a Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Advance and such Master Servicer shall be entitled to conclusively rely on such determination; provided, that the determination shall not be binding on any Master Servicer or the Trustee. The applicable Master Servicer or Special Servicer may update or change its recoverability determinations at any time (but not reverse the other Master Servicer or Special Servicer's determination that an Advance is a Nonrecoverable Advance). Promptly after discovering that such applicable Master Servicer has failed to make a Servicing Advance that such Master Servicer is required to make hereunder, the Paying Agent shall promptly notify the Trustee in writing of the failure by such Master Servicer to make such Servicing Advance.

            Section 4.3 Advances by the Trustee

            (a) To the extent that a Master Servicer fails to make a P&I Advance by the Master Servicer Remittance Date (other than a P&I Advance that such Master Servicer determines is a Nonrecoverable Advance), and other than with respect to a Serviced Companion Loan, the Trustee shall make such P&I Advance to the extent the Trustee receives written notice from the Paying Agent not later than 10:00 a.m. (New York City time) on the Distribution Date that such Advance has not been made by the applicable Master Servicer on the Master Servicer Remittance Date unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent the Trustee is required hereunder to make P&I Advances on the Mortgage Loans, it shall remit the amount thereof to the Paying Agent for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each such Distribution Date. The Paying Agent shall notify the Trustee in writing as soon as practicable, but not later than 10:00 a.m. (New York City time) on the Distribution Date if the applicable Master Servicer has failed to make a P&I Advance.

            (b) To the extent that a Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that such Master Servicer or the Special Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall notify such Master Servicer of such failure and the Trustee shall make such Servicing Advance promptly, but in any event, not later than six Business Days after notice thereof in accordance with Section
4.2 (i.e., 5 Business Days after receipt of notice by the Paying Agent pursuant to Section 4.2 that such Servicing Advance is required to be made by the applicable Master Servicer, and one additional Business Day after the delivery of notice to the applicable Master Servicer, as set forth above, that such Master Servicer has not made the required Servicing Advance) (or such shorter period as may be required to avoid a foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage), unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance. If the Trustee determines that such advance would constitute a Nonrecoverable Advance, then the Trustee shall deliver notice of such determination to the Special Servicer. Upon receipt of such notice, the Special Servicer shall determine (with the reasonable assistance of the Trustee) whether the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders. If the Special Servicer shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders, then the Special Servicer shall promptly direct the Paying Agent in writing to make such payment and the Paying Agent shall make such payment within five Business Days after receipt of such notice (or such shorter period as may be required to avoid a foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) from amounts in the Distribution Account.

            Section 4.4 Evidence of Nonrecoverability

            If a Master Servicer or the Special Servicer determines at any time, in its sole discretion, exercised in accordance with the Servicing Standard, that any Advance previously made (or Unliquidated Advance in respect thereof) or any proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the applicable Master Servicer or the Special Servicer, the Paying Agent, the Operating Adviser and the Rating Agencies (and the holder of a Serviced Companion Loan, if the Advance relates to the related Serviced Loan Group) promptly upon making such determination, but in no event later than the Business Day following the date of such determination. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the applicable Master Servicer's or Special Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the applicable Master Servicer or the Special Servicer to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee determines at any time, in its sole discretion, exercised in good faith, that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee, delivered to the Depositor, the applicable Master Servicer, the Special Servicer, the Paying Agent and the Operating Adviser similar to the Officer's Certificate of a Master Servicer or the Special Servicer described in the prior sentence. The Trustee shall not be required to make an Advance that the applicable Master Servicer or the Special Servicer has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicers, the Special Servicer or the Trustee shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if the Trustee determines in its good faith business judgment and, with respect to the applicable Master Servicer or the Special Servicer, in accordance with the Servicing Standard, that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. Absent bad faith, the applicable Master Servicer's determination as to the nonrecoverability of any Advance shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination; provided, further, however, the Special Servicer shall have no right to make an affirmative determination that any P&I Advance is or would be recoverable and, in the absence of a determination by the Special Servicer that such Advance is or would be a Nonrecoverable Advance, the decision that a P&I Advance is recoverable shall remain with the applicable Master Servicer or Trustee, as applicable. Absent bad faith, such determination by the Special Servicer shall be conclusive and binding on the Certificateholders, the Master Servicers and the Trustee. The applicable Master Servicer shall consider Unliquidated Advances in respect of prior P&I Advances and Servicing Advances as outstanding Advances for purposes of nonrecoverability determinations as if such Unliquidated Advance were a P&I Advance or Servicing Advance, as applicable.

            Section 4.5 Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan

            Any unreimbursed Advance funded from each Master Servicer's, the Special Servicer's or the Trustee's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the Master Servicers nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Mortgagor's obligation to make the related Scheduled Payment expires pursuant to the related Mortgage Loan documents but shall be entitled to interest on such Advance at the Advance Rate to the extent the Scheduled Payment remains outstanding beyond the expiration of the grace period. In addition, no Master Servicer shall be entitled to interest on any particular P&I Advance (or portion thereof) made thereby to the extent a payment (or portion thereof) is received but is being held by or on behalf of such Master Servicer in connection with any dispute, claim or offset. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan or a particular REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. The applicable Master Servicer shall use efforts consistent with the Servicing Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans (and each Serviced Companion Loan) that are not Specially Serviced Mortgage Loans, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest incurred and unpaid with respect to such Mortgage Loan arising on or after the Cut-Off Date. The applicable Master Servicer shall be entitled to retain Late Fees and default interest paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan (other than the portion of such Late Fees and default interest that relates to the period commencing after the Servicing Transfer Event in respect of a Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Late Fees and default interest with respect to such Specially Serviced Mortgage Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest with respect to such Mortgage Loan exceed unreimbursed Advance Interest with respect to such Mortgage Loan arising on or after the Cut-Off Date. The Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced Mortgage Loan (a) any outstanding and unpaid Advance Interest payable with respect to such Specially Serviced Mortgage Loan to the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, and (b) to the Trust, any losses previously incurred by the Trust with respect to such Specially Serviced Mortgage Loan (other than the related Special Servicing Fees) and (ii) retain any remaining portion of such Late Fees and default interest as additional Special Servicer Compensation. It is hereby acknowledged that the applicable Master Servicer may only waive Late Fees and default interest to the extent set forth in Section 8.3(a). Notwithstanding the foregoing, Late Fees and default interest received by the applicable Master Servicer with respect to the Serviced Loan Groups shall be allocable among the applicable Master Servicer or Special Servicer, as the case may be, and the holders of the Serviced Companion Loans in accordance with the applicable Co-Lender Agreement.

Section 4.6 Reimbursement of Advances and Advance Interest

            (a) Advances made with respect to each Mortgage Loan, each Serviced Companion Loan, each Specially Serviced Mortgage Loan or each REO Property (including Advances later determined to be Nonrecoverable Advances) and Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans, each Serviced Companion Loan, Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

            (b) To the extent that Advances have been made on the Mortgage Loans, any Serviced Companion Loan, any Specially Serviced Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, any Serviced Companion Loan, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then (ii) the applicable Master Servicer and Special Servicer for any Advances outstanding to such Master Servicer or the Special Servicer, as the case may be, with respect to any of such Mortgage Loans, any Serviced Companion Loan, any of such Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the applicable Master Servicer or Special Servicer with respect to such Advances. To the extent that any Advance Interest payable to the applicable Master Servicer, the Special Servicer or the Trustee with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Trustee, the applicable Master Servicer or the Special Servicer, as the case may be, from amounts on deposit in the applicable Certificate Account (or sub-account thereof) (or, if not available from such Certificate Account, the other Certificate Account) or the Distribution Account pursuant to Section 5.2(a) or Section 5.3(b)(ii), to the extent of amounts identified to be applied thereunder. The Master Servicers', the Special Servicer's and the Trustee's right of reimbursement under this Agreement for Advances and interest thereon shall be prior to the rights of the Certificateholders (and, in the case of a Serviced Companion Loan, the holder of such Serviced Companion Loan) to receive any amounts recovered with respect to such Mortgage Loans, Serviced Companion Loans or REO Mortgage Loans.

            (c) Advance Interest arising on or after the Cut-Off Date and not previously paid with respect to any Mortgage Loan will be paid to the Trustee, the Special Servicer and/or the applicable Master Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected with respect to such Mortgage Loan during the Collection Period, and then from Excess Liquidation Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest with respect to a Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to such Mortgage Loan arising on or after the Cut-Off Date). Subject to the related Co-Lender Agreement, Advance Interest on Servicing Advances payable to the General Master Servicer, Special Servicer or the Trustee, as applicable, in respect of (x) the Natick Mall Loan Group shall be allocated to the Natick Mall C Note up to the Principal Balance thereof, then to the Natick Mall B Note up to the Principal Balance thereof and then to the related Mortgage Loan up to the principal balance thereof and (y) the LaSalle Loan Groups and the Jones Road Shopping Center Loan Group shall be allocated to the related LaSalle B Note or Jones Road Shopping Center B Note, as applicable, up to the Principal Balance thereof and then to the related Mortgage Loan up to the Principal Balance thereof.

            (d) To the extent that the Special Servicer incurs out-of-pocket expenses (other than the Servicing Advances pursuant to Section 4.2), in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the applicable Master Servicer shall, subject to
Section 4.4, reimburse the Special Servicer for such expenditures on the next succeeding Master Servicer Remittance Date, provided the Special Servicer has delivered, on or before the related Determination Date, an invoice and a report substantiating such expenses from the Special Servicer requesting such reimbursement. All such amounts paid by the Special Servicer and reimbursed by the applicable Master Servicer shall be a Servicing Advance. In the event that the applicable Master Servicer fails to reimburse the Special Servicer hereunder or the applicable Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the applicable Master Servicer does not make such payment, the Special Servicer shall notify the applicable Master Servicer and the Paying Agent in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The applicable Master Servicer, the Paying Agent and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this Section 4.6(d) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(d).

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

            Section 5.1 Collections

            (a) On or prior to the Closing Date, each Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "Capmark Finance Inc., as General Master Servicer for Wells Fargo Bank, N.A., as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12" and "Prudential Asset Resources, Inc., as Prudential Master Servicer for Wells Fargo Bank, N.A., as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12" (collectively, or individually, as the case may be, the "Certificate Account"). The General Master Servicer shall maintain the Certificate Account with respect to all of the Mortgage Loans (other than the Prudential Loans) and the Prudential Master Servicer shall maintain the Certificate Account with respect to the Prudential Loans. On or prior to the Closing Date, in respect of the Interest Reserve Loans, the Paying Agent shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "LaSalle Bank National Association, as Paying Agent, in trust for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12" (the "Interest Reserve Account"). The Paying Agent shall maintain the Interest Reserve Accounts with respect to non-Prudential Loans and the Paying Agent shall maintain the Interest Reserve Accounts with respect to the Prudential Loans.

            (b) On or prior to the date a Master Servicer shall initially deposit funds in a Certificate Account, such Master Servicer shall give to the Paying Agent and the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master Servicers shall take such actions as are necessary to cause any depository institution holding a Certificate Account to hold such accounts in the name of the applicable Master Servicer as provided in
Section 5.1(a), subject to such Master Servicer's (or its Primary Servicer's or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

            (c) The applicable Master Servicer shall deposit, or cause to be deposited, into its Certificate Account within two Business Days following receipt, the following amounts received by it (including amounts remitted to such Master Servicer by the Special Servicer from the applicable REO Account pursuant to Section 9.14 and amounts received from the Primary Servicers or Sub-Servicers), other than amounts received by it in respect of interest and principal on the Mortgage Loans or Serviced Companion Loans due on or before the Cut-Off Date which shall be remitted to the applicable Seller (provided that such Master Servicer (I) may retain amounts otherwise payable to such Master Servicer as provided in Section 5.2(a) rather than deposit them into such Certificate Account, (II) shall, rather than deposit them in the Certificate Account, directly remit to the Primary Servicers the applicable Primary Servicing Fees payable as provided in Section 5.2(a)(iv) (unless already retained by the applicable Primary Servicer), and (III) shall, rather than deposit them in a Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in Section 5.2(a)(iv) (unless already retained by the applicable holder of the excess servicing rights)):

                  (A) Principal: all payments on account of principal, including
            Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans and the Serviced Companion Loans;

                  (B) Interest: all payments on account of interest on the
            Mortgage Loans and Serviced Companion Loans (including Excess Interest, which shall be payable only to the Class EI Certificateholders, in each case as provided herein, and excluding Interest Reserve Amounts to be deposited in the applicable Interest Reserve Account pursuant to Section 5.1(d) below);

                  (C) Liquidation Proceeds: all Liquidation Proceeds with
            respect to the Mortgage Loans and the Serviced Companion Loans;

                  (D) Insurance Proceeds: all Insurance Proceeds other than
            proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by such Master Servicer into the applicable Escrow Account and not deposited in the Certificate Accounts;

                  (E) Condemnation Proceeds: all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by such Master Servicer into the applicable Escrow Account and not deposited in the Certificate Accounts;

                  (F) REO Income: all REO Income received from the Special
            Servicer;

                  (G) Investment Losses: any amounts required to be deposited by such Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Accounts and amounts required to be deposited by the Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Accounts;

                  (H) Advances: all P&I Advances unless made directly to the
            Distribution Account;

                  (I) Compensating Interest: all Compensating Interest received with respect to the Mortgage Loans; and

                  (J) Other: all other amounts, including Prepayment Premiums, required to be deposited in the Certificate Accounts pursuant to this Agreement, including, but not limited to, Purchase Proceeds of any Mortgage Loans repurchased by a Seller or the maker of a representation and warranty with respect to any Mortgage Loan or substitution shortfall amounts (as described in the ninth paragraph of Section 2.3(a)) paid by a Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans, any payments or recoveries in respect of Unliquidated Advances or in respect of Nonrecoverable Advances paid from principal collections on the Mortgage Loans pursuant to Section 5.2(a)(II) and, with respect to the Serviced Companion Loans, all other amounts received pursuant to the cure and purchase rights or reimbursement obligations set forth in the related Co-Lender Agreement.

            With respect to each Serviced Loan Group, the Master Servicer shall establish and maintain a sub account of the Certificate Account for each Serviced Companion Loan (the "Serviced Companion Loan Custodial Account") into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of such Serviced Companion Loan pursuant to the terms of the related Co-Lender Agreement, in each case on the same day as the deposit thereof into the Certificate Account. Each Serviced Companion Loan Custodial Account shall be held in trust for the benefit of the holder of the Serviced Companion Loan and shall not be part of any REMIC Pool.

            Remittances from any REO Accounts to the applicable Master Servicer for deposit in the applicable Certificate Accounts shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

            (d) The Paying Agent, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year (unless such Distribution Date is the Final Distribution Date), shall deposit in the applicable Interest Reserve Account in respect of each related Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate, as applicable (without regard to the provisos in the definition of Adjusted Mortgage Rate), on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount").

            (e) Funds in the Certificate Accounts (including the Serviced Companion Loan Custodial Account) and Interest Reserve Accounts may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by such Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "Wells Fargo Bank, N.A., as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and the holder of each Serviced Companion Loan, as their interests may appear." None of the Depositor, the Mortgagors, the Paying Agent or the Trustee shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the applicable Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the applicable Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable Certificate Account (and, solely to the extent that the loss is of an amount credited to the Serviced Companion Loan Custodial Account, deposit to the Serviced Companion Loan Custodial Account) or applicable Interest Reserve Account, as the case may be, out of its own funds immediately as realized. No Master Servicer shall be liable for any losses incurred in respect of any account which is not controlled by such Master Servicer or any losses with respect to a default on an Eligible Investment. If the applicable Master Servicer deposits in or transfers to any Certificate Account, the Serviced Companion Loan Custodial Account or any Interest Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from such Certificate Account, such Serviced Companion Loan Custodial Account or such Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

            (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Paying Agent on behalf of and at the direction of the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if a Master Servicer shall have deposited in the applicable Certificate Account, the Serviced Companion Loan Custodial Account or applicable Interest Reserve Account, as the case may be, an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to such Master Servicer as additional servicing compensation) such Master Servicer shall have the sole right to enforce such payment or performance.

            (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the applicable Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The applicable Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof, and the Primary Servicers will hold any Escrow Accounts relating to the Mortgage Loans that they service in accordance with the requirements set forth in Section 8.3(e). No Master Servicer shall release any Escrow Amounts held for "earn-outs" or performance criteria listed on Schedule XI hereof, without the prior consent of the Operating Adviser, which consent shall not be unreasonably withheld or delayed. Within 20 days following the first anniversary of the Closing Date, the applicable Master Servicer shall deliver to the Trustee, the Paying Agent and the Operating Adviser, for each Mortgage Loan set forth on Schedule VIII hereto, a brief statement as to the status of the work or project based on the most recent information provided by the related Mortgagor. Schedule VIII sets forth those Mortgage Loans as to which an upfront reserve was collected at the closing of such Mortgage Loan (and still exists) in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not completed in accordance with the requirements of the escrow, the applicable Master Servicer and the Special Servicer (which shall itself consult with the Operating Adviser) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.

            (h) In the case of the Mortgage Loans set forth on Schedule XII, as to which the Scheduled Payment is due in a calendar month on a Due Date (including any grace period) that may occur after the end of the Collection Period ending in such calendar month, subject to Section 4.4, the applicable Master Servicer shall, unless the Scheduled Payment is received before the end of the Collection Period, make a P&I Advance by deposit to the Certificate Account on the Master Servicer Remittance Date in an amount equal to the Scheduled Payment or the Assumed Scheduled Payment, as applicable, and for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," such Scheduled Payment or Assumed Scheduled Payment, as applicable, shall be deemed to have been received in such Collection Period.

            Section 5.2 Application of Funds in the Certificate Accounts and Interest Reserve Accounts

            (a) Subsection (I). Each Master Servicer shall, from time to time, make withdrawals from the applicable Certificate Accounts and remit them by wire transfer prior to 2:00 p.m., New York City time, on the related Master Servicer Remittance Date, in immediately available funds to the account specified in this Section or otherwise (x) to such account as each shall determine from time to time of amounts payable to the applicable Master Servicer from the applicable Certificate Account (or, insofar as they relate to a Serviced Companion Loan, from the Serviced Companion Loan Custodial Account) pursuant to clauses (i),
(ii), (iii), (iv), (vi), (viii) and (ix) below; (y) to the account specified in writing by the Paying Agent from time to time of amounts payable to the Paying Agent and the Trustee from the applicable Certificate Account (or, insofar as they relate to a Serviced Companion Loan, from the Serviced Companion Loan Custodial Account) pursuant to clauses (ii), (iii), (v), (vi), (xi), (xii) and
(xiii) below; provided that if the Master Servicer fails to make any remittance required by this Subsection (I) to the Paying Agent for deposit in the Distribution Account on the Master Servicer Remittance Date pursuant to clause
(iii) or (xi) below, the Master Servicer shall pay (from its own funds without right of reimbursement therefor) to the Paying Agent, for the account of the Paying Agent, interest on any amount not timely remitted at the Advance Rate from and including the day the remittance was required to be made to, but not including, the day on which such remittance is actually made, and, (notwithstanding any contrary provision of Section 8.28) if such remittance and payment of interest are made not later than 11:00 a.m. (Eastern time) on the related Distribution Date, then, insofar as the failure to make such remittance otherwise constitutes an Event of Default on the part of the Master Servicer, then such Event of Default shall thereupon be deemed to have been cured; and (z) to the Special Servicer from time to time of amounts payable to the Special Servicer from the applicable Certificate Account (or, insofar as they relate to a Serviced Companion Loan, from the Serviced Companion Loan Custodial Account) pursuant to clauses (i), (ii), (iv), (vi), (vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

            (i) Fees: The General Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Mortgage Loans (or Serviced Companion Loans) which are not Specially Serviced Mortgage Loans, 50% of any Modification Fees relating to Mortgage Loans (or Serviced Companion Loans) which are not Specially Serviced Mortgage Loans, 50% of assumption application fees relating to Mortgage Loans (or Serviced Companion Loans) that are not Specially Serviced Mortgage Loans, 50% of any assumption fees relating to Mortgage Loans (or Serviced Companion Loans) which are not Specially Serviced Mortgage Loans that require Special Servicer approval or 100% of any assumption fees relating to Mortgage Loans which are not Specially Serviced Mortgage Loans that, with respect to the assignment, assumption or substitution (a) the consent of the Special Servicer was not required or (b) is "expressly permitted" pursuant to the terms of the related Mortgage Loan, 100% of any extension fees payable to the General Master Servicer under Section 8.10 or other fees payable to the General Master Servicer hereunder; provided that any such fees described in (A) hereof shall be divided between such Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement and (B) directly to the Special Servicer, 50% of any assumption fees (to the extent (a) the consent of the Special Servicer was required or (b) assumption is not "expressly permitted" pursuant to the terms of the related Mortgage Loan), 50% of assumption application fees, modification fees and related charges on Mortgage Loans (or Serviced Companion Loans) (other than the Prudential Loans) which are not Specially Serviced Mortgage Loans and, to the extent deposited into a Certificate Account, all assumption fees (including assumption application fees) relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.11(c), Late Fees, Modification Fees, extension fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by or on behalf of the applicable Mortgagor and, to the extent provided in Section 9.11(c), default interest (in excess of Advance Interest arising only from that particular Specially Serviced Mortgage Loan for which the Late Fees or default interest were collected).

            The Prudential Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Prudential Loans which are not Specially Serviced Mortgage Loans, 100% of any Modification Fees relating to Prudential Loans which are not Specially Serviced Mortgage Loans, 100% of assumption application fees relating to Prudential Loans that are not Specially Serviced Mortgage Loans, 50% of any assumption fees relating to Prudential Loans that are not Specially Serviced Mortgage Loans, 100% of any extension fees payable to such Master Servicer under Section 8.10 or other fees payable to the Prudential Master Servicer hereunder; and (B) directly to the Special Servicer, 50% of any assumption fees on Prudential Loans that are not Specially Serviced Mortgage Loans and, to the extent deposited into a Certificate Account, all assumption fees (including assumption application fees) relating to Specially Serviced Mortgage Loans and, to the extent provided in Section 9.11(c), Late Fees, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by or on behalf of the applicable Mortgagor and, to the extent provided in Section 9.11(c), default interest (in excess of Advance Interest arising only from that particular Specially Serviced Mortgage Loan for which the Late Fees or default interest were collected);

            (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): in the case of all Mortgage Loans and the Serviced Companion Loans, subject to subsection (iv) of Section 5.2(a)(II) below, to reimburse or pay to the Master Servicers, the Special Servicer and the Trustee, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with Section 4.4 that any Servicing Advance is a Nonrecoverable Advance, Servicing Advances on the related Mortgage Loan (or Serviced Companion Loan) from payments made by or on behalf of the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, any related Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account); provided that Late Fees and default interest will be applied on a "loan by loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan or a Serviced Companion Loan, will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan or Serviced Companion Loan, as applicable, on or after the Cut-Off Date), to the payment of Advance Interest incurred on or after the Cut-Off Date and unpaid on all Advances on such Mortgage Loan or (y) after a Final Recovery Determination or determination that any Servicing Advance on the related Mortgage Loan or Serviced Companion Loan is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage Loan, Serviced Companion Loan or REO Property, as applicable, from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) (regardless of whether such amount was recovered from the applicable Mortgage Loan, Serviced Companion Loan or REO Property) and pay Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period (applying such Late Fees and default interest on a "loan by loan basis" to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan or Serviced Companion Loan, as applicable, arising on or after the Cut-Off
      Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (notwithstanding anything herein to the contrary each Master Servicer shall reimburse itself or such other party pursuant to Section 4.4(b));

            (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): in the case of the Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II) below, to reimburse or pay to each Master Servicer and the Trustee, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds allocable to the related Mortgage Loan and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period and allocable to such Mortgage Loan, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account); provided that Late Fees and default interest will be applied on a "loan-by-loan basis" (under which Late Fees and default interest paid with respect to each Mortgage Loan will be offset against the Advance Interest incurred and unpaid with respect to the particular Mortgage Loan on or after the Cut-Off Date) or (y) if after a Final Recovery Determination or determination in accordance with Section
      4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable Advance, for any Mortgage Loan, any P&I Advances made on the related Mortgage Loan or REO Property from any funds on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account) (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period allocable to such Mortgage Loan (applying such Late Fees and default interest on a "loan-by-loan basis," to the payment of Advance Interest incurred and unpaid on all Advances on such Mortgage Loan incurred on or after the Cut-Off Date), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the applicable Certificate Account (or, if not available from such Certificate Account, the other Certificate Account);

            (iv) Servicing Fees and Special Servicer Compensation: to pay to itself the Master Servicing Fee, subject to reduction for any Compensating Interest, to pay to the Special Servicer the Special Servicing Fee and the Work-Out Fee and, if applicable, to pay to the Primary Servicers (or the General Master Servicer) the Primary Servicing Fees and to pay to the parties entitled thereto the Excess Servicing Fees (to the extent not previously retained by any of such parties);

            (v) Trustee Fee: to pay to the Distribution Account for withdrawal by the Trustee, the Trustee Fee;

            (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses at the time set forth herein or in the definition thereof, the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

            (vii) Liquidation Fees: to pay to the Special Servicer from the applicable Certificate Accounts, the amount certified by the Special Servicer equal to the Liquidation Fee, to the extent provided in Section
      9.11 hereof;

            (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in the applicable Certificate Accounts (including the Serviced Companion Loan Custodial Account);

            (ix) Prepayment Interest Excesses: to pay to the Master Servicers the aggregate Prepayment Interest Excesses relating to the Mortgage Loans for which they act as Master Servicer which are not Specially Serviced Mortgage Loans, to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans; and to pay to the Master Servicers the aggregate Prepayment Interest Excesses relating to the Specially Serviced Mortgage Loans for which they act as Master Servicer, which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Specially Serviced Mortgage Loans;

            (x) Correction of Errors: to withdraw funds deposited in the Certificate Accounts in error;

            (xi) Distribution Account: to make payment on each Master Servicer Remittance Date of the remaining amounts in the applicable Certificate Accounts (excluding Excess Interest and Excess Liquidation Proceeds) into the Distribution Account (or in the case of any Excess Interest, deposit to the Excess Interest Sub-account), other than amounts held for payment in future periods or pursuant to clause (xii) below and, in the case of the General Master Servicer, the obligation to make such payments to be offset by the amount of any Class A-MFL Net Swap Payment, as set forth in
      Section 8.31(b) and Section 6.12;

            (xii) Reserve Account: to make payment on each Master Servicer Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

            (xiii) Clear and Terminate: to clear and terminate the Certificate Accounts pursuant to Section 8.29;

provided, however, that in the case of a Serviced Companion Loan:

            (A) the General Master Servicer shall be entitled to make transfers from time to time, from the Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i), (ii), (iv), (v), (vi), (vii), (viii), (ix) and (xii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to a Serviced Loan Group and is allocable to the related Serviced Companion Loan, and the General Master Servicer shall also be entitled to make transfers from time to time, from the Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account, of amounts transferred to the Serviced Companion Loan Custodial Account in error, and amounts necessary for the clearing and termination of the Certificate Account pursuant to Section 8.29; provided, however that the General Master Servicer shall not be entitled to make transfers from the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account (other than amounts previously transferred from the Serviced Companion Loan Custodial Account in accordance with this clause (A)) of amounts necessary for the payment or reimbursement of amounts described in any one or more of the foregoing clauses;

            (B) the General Master Servicer shall be entitled to make transfers from time to time, from the Serviced Companion Loan Custodial Account to the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of each Senior Mortgage Loan is entitled under the related Co-Lender Agreement (including in respect of interest, principal and Prepayment Premiums); and

            (C) the General Master Servicer shall, on either (x) the later of
      (i) one (1) Business Day after the related Determination Date or (ii) alternatively, but only if the Serviced Companion Loan is primary serviced under a Primary Servicing Agreement, one (1) Business Day after receipt from the Primary Servicer or (y) such other date as may be agreed to between the General Master Servicer and the holder of such Serviced Companion Loan (in their respective sole discretion), remit to the holder of such Serviced Companion Loan all amounts on deposit in the Serviced Companion Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the holder of a Serviced Companion Loan is entitled thereto under the related Co-Lender Agreement.

            Expenses incurred with respect to each Serviced Loan Group shall be allocated in accordance with the related Co-Lender Agreement. The General Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan and the Serviced Companion Loans for the purpose of justifying any withdrawal or transfer from the Certificate Account and the Serviced Companion Loan Custodial Account, as applicable. If funds collected with respect to the Senior Mortgage Loan are insufficient to pay amounts due to the Trust as the holder thereof (or to the parties to this Agreement) pursuant hereto, then the Master Servicer shall, to the extent permitted by the related Co-Lender Agreement, be entitled to withdraw the amount of such shortfall (i) from collections on, and other proceeds of, with respect to (x) the LaSalle Senior Mortgage Loans and the Jones Road Shopping Center Mortgage Loan, the related Serviced Companion Loan that are held in the Serviced Companion Loan Custodial Account and (y) the Natick Mall C Note that are held in the Serviced Companion Loan Custodial Account and (ii) to the extent that such shortfall still exists with respect to the Natick Mall Mortgage Loan, then from collections on, and other proceeds of, the Natick Mall B Note that are held in the Serviced Companion Loan Custodial Account. The General Master Servicer shall not be permitted to withdraw any funds from the portion of the Certificate Account that does not constitute the Serviced Companion Loan Custodial Account with respect to any liabilities, costs and expenses that are allocable to the Serviced Companion Loan unless there are no remaining funds in the Serviced Companion Loan Custodial Account that are available and required to be used to pay such liability, cost or expense paid in accordance with the related Co-Lender Agreement. If the applicable Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates solely to the Serviced Companion Loan, but is not limited to a specific source of funds (other than the requirement that it must be made by withdrawal from the Serviced Companion Loan Custodial Account, insofar as it relates to such Serviced Companion Loan, and is permitted pursuant to the related Co-Lender Agreement), the applicable Master Servicer shall, if funds on deposit in the Serviced Companion Loan Custodial Account are insufficient therefor, request the holder of such Serviced Companion Loan to make such payment or reimbursement to the extent the holder of such Serviced Companion Loan is obligated to make such payment or reimbursement pursuant to the related Co-Lender Agreement. If the holder of the applicable Serviced Companion Loan fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request, the applicable Master Servicer shall be entitled to make such payment or reimbursement from the Certificate Account (with Advance Interest, if applicable). If such payment or reimbursement is subsequently recovered from the holder of such Serviced Companion Loan to the extent that any amounts were previously taken by the applicable Master Servicer from the Certificate Account, the amount recovered shall be deposited into the Certificate Account and shall not be deposited into the Serviced Companion Loan Custodial Account. To the extent that amounts in the Serviced Companion Loan Custodial Account are not sufficient to fully reimburse the General Master Servicer or the Special Servicer for any fees and expenses relating solely to a Serviced Companion Loan, the General Master Servicer or the Special Servicer, as applicable, shall be entitled to seek reimbursement from the holder of the related Serviced Companion Loan.

            Subsection (II). The provisions of this subsection II of this
Section 5.2(a) shall apply notwithstanding any contrary provision of subsection
(I) of this Section 5.2(a):

            (i) Identification of Workout-Delayed Reimbursement Amounts: If any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the requirement that the Mortgagor shall have made three consecutive scheduled payments under its modified terms, would then constitute) a Rehabilitated Mortgage Loan, together with Advance Interest accrued thereon, is not, pursuant to the operation of the provisions of Section 5.2(a)(I), reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Rehabilitated Mortgage Loan, such Advance, together with such Advance Interest, shall constitute a "Workout-Delayed Reimbursement Amount" to the extent that such amount has not been determined to constitute a Nonrecoverable Advance. All references herein to "Workout-Delayed Reimbursement Amount" shall be construed always to mean the related Advance and any Advance Interest thereon, together with any further Advance Interest that accrues on the unreimbursed portion of such Advance from time to time in accordance with the other provisions of this Agreement. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            (ii) General Relationship of Provisions: Subsection (iii) below (subject to the terms and conditions thereof) sets forth the terms of and conditions to the right of a Person to be reimbursed for any Workout-Delayed Reimbursement Amount to the extent that such Person is not otherwise entitled to reimbursement and payment of such Workout-Delayed Reimbursement Amount pursuant to the operation of Section 5.2(a)(I) above. Subsection (iv) below (subject to the terms and conditions thereof) authorizes the Master Servicer to abstain from reimbursing itself (or, if applicable, the Trustee to abstain from obtaining reimbursement) for Nonrecoverable Advances under certain circumstances in its sole discretion. Upon any determination that all or any portion of a Workout-Delayed Reimbursement Amount constitutes a Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further Advance Interest that may accrue thereon) shall cease to be subject to the operation of subsection (iii) below, such amount (and further Advance Interest) shall be as fully payable and reimbursable to the relevant Person as would any other Nonrecoverable Advance (and Advance Interest thereon) and, as a Nonrecoverable Advance, such amount may become the subject of the applicable Master Servicer's (or, if applicable, the Trustee's) exercise of its sole discretion authorized by subsection (iv) below.

            (iii) Reimbursements of Workout-Delayed Reimbursement Amounts: Each Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement and payment for all Workout-Delayed Reimbursement Amounts in each Collection Period; provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments in such Collection Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate amounts in the Certificate Account allocable to principal for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances) and net of any Nonrecoverable Advances then outstanding and reimbursable from such amounts in the Certificate Account allocable to principal in accordance with Section 5.2(a)(II)(iv) below. As and to the extent provided in clause (II)(A) of the definition thereof, the Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a Workout-Delayed Reimbursement Amount is made from amounts in the Certificate Account allocable to principal pursuant to the preceding sentence.

            (iv) Reimbursement of Nonrecoverable Advances; Sole Discretion to Abstain from Reimbursements of Certain Nonrecoverable Advances: To the extent that Section 5.2(a)(I) otherwise entitles the applicable Master Servicer, Special Servicer or Trustee to reimbursement for any Nonrecoverable Advance (including Workout Delayed Reimbursement Amounts that have been determined by a Master Servicer, Special Servicer or the Trustee to be Nonrecoverable Advances) (or payment of Advance Interest thereon from a source other than Late Fees and default interest on the related Mortgage Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above, (a) to the extent that one or more such reimbursements and payments of Nonrecoverable Advances (and such Advance Interest thereon) are made, such reimbursements and payments shall be made, first, from the aggregate principal collections and recoveries on the Mortgage Loans for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances, and prior to any deduction for Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period from principal collections on the Mortgage Loans, as described by clause
      (II)(A) of the definition of Principal Distribution Amount and pursuant to subsection (iii) of Section 5.2(a)(II)), and then from other collections (including interest) on the Mortgage Loans for such Collection Period, and
      (b) if and to the extent that the amount of such a Nonrecoverable Advance (and Advance Interest thereon), together with all Nonrecoverable Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed such principal collections and recoveries on the Mortgage Loans for such Collection Period (and Advance Interest thereon), the applicable Master Servicer (and the Special Servicer or the Trustee, as applicable, if it made the relevant Advance) is hereby authorized (but shall not be construed to have any obligation whatsoever) (as an accommodation), if it elects at its sole discretion (subject to the requirement below that the applicable Master Servicer may not defer any reimbursement for more than 6 Collection Periods without the consent of the Operating Adviser and, in any event, 12 Collection Periods in the aggregate), to abstain from reimbursing itself (notwithstanding that it is entitled to such reimbursement) during that Collection Period for all or a portion of such Nonrecoverable Advance (and Advance Interest thereon); provided, however, that no deferment shall be more than the amount by which the Nonrecoverable Advances (and Advance Interest thereon) exceed the amount of principal on collection in the Certificate Account. The applicable Master Servicer or Special Servicer, in considering whether an Advance is a Nonrecoverable Advance, shall be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the applicable Master Servicer, Special Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount which is or may be being deferred or delayed. In connection with a potential election by the applicable Master Servicer, Special Servicer or Trustee to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the Collection Period for any Distribution Date, the applicable Master Servicer (or the Special Servicer or the Trustee, as applicable) shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of the Collection Period. Notwithstanding the foregoing, the applicable Master Servicer (or the Special Servicer or the Trustee, as applicable) may defer the above reimbursement for no more than 6 Collection Periods without the consent of the Operating Adviser and, in any event, 12 Collection Periods in the aggregate. If the applicable Master Servicer (or the Special Servicer or the Trustee, as applicable), determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised or for any other reason decides not to continue deferral, then the applicable Master Servicer (or the Special Servicer or the Trustee, as applicable) will be entitled to immediate reimbursement of such Nonrecoverable Advance plus interest thereon at the Advance Rate. The agreement of the applicable Master Servicer (or the Special Servicer or the Trustee, as applicable) to defer reimbursement of such Nonrecoverable Advances shall not be construed as an obligation on the part of such applicable Master Servicer (or the Special Servicer or the Trustee, as applicable), or a right of the Certificateholders. No such deferment shall be deemed to create in the Certificateholders a right to prior payment of distributions over such Master Servicer's, Special Servicer's or the Trustee's right to reimbursement for Advances. Deferred Advances shall continue to earn interest at the Advance Rate. In all events the decision to defer reimbursement or seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard.

            None of the Master Servicers, the Special Servicer or the Trustee shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this subsection (II)(iv). The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection (II)(iv) or to comply with the terms of this subsection (II)(iv) and the other provisions of this Agreement that apply once such an election, if any, has been made.

            Any election by a Master Servicer (or the Special Servicer or the Trustee, as applicable) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on such Master Servicer (or the Special Servicer or the Trustee, as applicable) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of such Master Servicer (or the Special Servicer or the Trustee, as applicable) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance Interest thereon). Any election by a Master Servicer, the Special Servicer or the Trustee to abstain from reimbursing itself for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of Advance Interest on the unreimbursed portion of such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicers, the Special Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another, to any of the Certificateholders or to the holder of a Serviced Companion Loan for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election. The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph. Notwithstanding the foregoing, none of the Master Servicers, the Special Servicer or the Trustee shall have the right to abstain from reimbursing itself for any Nonrecoverable Advance to the extent of the amount described in clause (I)(A) of the definition of Principal Distribution Amount.

            To the extent that amounts in the Certificate Account allocable to principal are not sufficient to fully reimburse any Nonrecoverable Advance (with interest thereon) in any Collection Period and a Master Servicer, the Special Servicer or the Trustee, as applicable, does not intend to exercise its sole discretion to defer the reimbursement of such amounts to a subsequent Collection Period, then the Special Servicer, the applicable Master Servicer or the Trustee, as applicable, shall give the Rating Agencies at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans unless (1) the Special Servicer, the applicable Master Servicer or the Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Special Servicer's, such Master Servicer's or the Trustee's, as applicable, ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Special Servicer, the applicable Master Servicer or the Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Special Servicer or the applicable Master Servicer, as applicable, has not timely received from the Trustee information requested by the Special Servicer or the applicable Master Servicer, as applicable, to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Special Servicer, the applicable Master Servicer or the Trustee, as applicable, shall give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances.

            (v) Reimbursement Rights of the Master Servicers, Special Servicer and Trustee Are Senior: Nothing in this Agreement shall be deemed to create in any Certificateholder a right to prior payment of distributions over the applicable Master Servicer's, the Special Servicer's or the Trustee's right to reimbursement for Advances plus Advance Interest (whether those that constitute Workout-Delayed Reimbursement Amounts, those that have been the subject of the Master Servicer's election authorized in subsection (iv) or otherwise).

            (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the applicable Certificate Account (or sub-account thereof) and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate; provided, however, that as to (i) the Mortgage Loans set forth on Schedule XII, for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, sums received by the applicable Master Servicer with respect to such Scheduled Payment but after the end of such Collection Period shall be applied by such Master Servicer to reimburse any related P&I Advance made pursuant to Section 5.1(h), and such Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any such Scheduled Payments (including any Balloon Payments) received after the end of such Collection Period but no later than two Business Days immediately preceding such Master Servicer Remittance Date on such Mortgage Loans set forth on Schedule XII, and (ii) the Mortgage Loans set forth on Schedule XIII, for which a voluntary Principal Prepayment is permitted on any day of the month without the payment of a full month's interest, the applicable Master Servicer with respect to such Principal Prepayment shall remit to the Paying Agent for deposit into the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments received after the end of such Collection Period but no later than two Business Days immediately preceding such Master Servicer Remittance Date on such Mortgage Loans set forth on Schedule XIII. In connection with the deposit of any Scheduled Payments and Principal Prepayments to the Distribution Account in accordance with the immediately preceding sentence, the applicable Master Servicer shall promptly notify the Paying Agent and the Paying Agent shall, if it has already reported anticipated distributions to the Depository, use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. Neither the applicable Master Servicer nor the Paying Agent nor the Trustee shall be liable or held responsible for any resulting delay or failure or any claims or costs incurred in the making of such distribution to Certificateholders. For purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the preceding proviso shall be deemed to have been collected in the prior Collection Period.

            (c) On each Master Servicer Remittance Date in March of every year commencing in March 2007 (or February, if the related Distribution Date is the Final Distribution Date), the Paying Agent shall withdraw all related amounts then in the applicable Interest Reserve Accounts and deposit such amounts into the Distribution Account.

            Section 5.3 Distribution Account, Excess Interest Sub-account, Class A-MFL Floating Rate Account and Reserve Account

            (a) The Paying Agent, on behalf of the Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Paying Agent determines is necessary) and maintain in its name, on behalf of the Trustee, (i) an account (the "Distribution Account"), which shall include a certain sub-account (the "Excess Interest Sub-account") to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Paying Agent, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Paying Agent, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Reserve Account shall not be invested. The Distribution Account and the Reserve Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Paying Agent held under this Agreement. The Excess Interest Sub-account and the Reserve Account shall be deemed sub-accounts of the Distribution Account.

            Funds in the Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Eligible Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Paying Agent to make withdrawals from the Distribution Account under Section 5.3(b), and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Paying Agent, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12." None of the Depositor, the Mortgagors, the Special Servicer, the Master Servicers, the Primary Servicers or the Trustee shall be liable for any loss incurred on such Eligible Investments.

            An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized. If the Paying Agent deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, as the case may be, notwithstanding any provision herein to the contrary.

            (b) Except as set forth in the next succeeding sentences, the Paying Agent shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received, all moneys remitted by the Master Servicers pursuant to this Agreement, including P&I Advances made by the Master Servicers and the Trustee, other than Excess Liquidation Proceeds, into the Distribution Account and all Excess Liquidation Proceeds into the Reserve Account. The Paying Agent shall deposit amounts constituting collections of Excess Interest on the Mortgage Loans into the Excess Interest Sub-account. Subject to Section 5.1(h), on any Master Servicer Remittance Date, none of the Master Servicers shall have any duty to remit to the Distribution Account any amounts other than amounts held in the applicable Certificate Accounts and collected during the related Collection Period as provided in clauses (v) and
(xi) of Section 5.2(a) and the P&I Advance Amount, and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2007 (or February, if the related Distribution Date is the Final Distribution Date), related amounts held in the applicable Interest Reserve Accounts. The Paying Agent shall make withdrawals from the Distribution Account (including the Excess Interest Sub-account) and the Reserve Account only for the following purposes:

            (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to pay any amounts payable to the Master Servicers, the Primary Servicers, the Special Servicer and the Trustee (including the Trustee's
      Fee), or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

            (iii) to make distributions to Certificateholders (other than the Class A-MFL Certificateholders) pursuant to Sections 6.5 and 6.11 and to make distributions to the Class A-MFL Grantor Trust in respect of the Class A-MFL Regular Interest, with a credit for the amount of the Class A-MFL Net Swap Payment deemed distributed by the Paying Agent to the Master Servicer's Floating Rate Account pursuant to Sections 5.3(c) and 6.12; and

            (iv) to clear and terminate the Distribution Account pursuant to
      Section 10.2.

            (c) On or before the Closing Date, the Paying Agent shall, and, with respect to the Class A-MFL Net Swap Payments, the General Master Servicer shall, establish and maintain a separate Class A-MFL Floating Rate Account for the benefit of the Class A-MFL Certificateholders. The Class A-MFL Floating Rate Account established by the General Master Servicer and referenced in the immediately succeeding sentence shall be described herein as the "Master Servicer's Class A-MFL Floating Rate Account." Each Class A-MFL Floating Rate Account shall at all times be an Eligible Account and relate solely to the Class A-MFL Certificates. The Class A-MFL Floating Rate Account established by the Paying Agent shall be entitled: "LaSalle Bank National Association, as Paying Agent on behalf of Wells Fargo Bank, National Association, as Trustee, in trust for Holders of the Morgan Stanley Capital I Trust 2006-IQ12, Floating Rate Account, Class A-MFL" and the Paying Agent shall have the exclusive right to withdraw funds therefrom. The Class A-MFL Floating Rate Account established by the General Master Servicer shall be entitled: "[Name of the Master Servicer], as Master Servicer for Wells Fargo Bank, National Association, as Trustee for the Holders of Morgan Stanley Capital I Trust 2006-IQ12, Floating Rate Account, Class A-MFL" and the General Master Servicer shall have the exclusive right to withdraw funds therefrom. The Paying Agent shall deposit into its Class A-MFL Floating Rate Account on or prior to each Distribution Date an amount equal to those amounts payable under the Class A-MFL Regular Interest (in each case net of any payments to the Swap Counterparty made pursuant to Section 8.31(b) hereof) pursuant to Article VI hereof and shall deposit into its Class A-MFL Floating Rate Account all amounts received on the Class A-MFL Swap Contract in respect of such Distribution Date. With respect to the Master Servicer's Class A-MFL Floating Rate Account, the Paying Agent, pursuant to Section 6.12, shall be deemed to have transferred, and to have directed the General Master Servicer to deposit, into the Master Servicer's Class A-MFL Floating Rate Account on or prior to each Master Servicer Remittance Date an amount equal to that portion payable under the Class A-MFL Regular Interest pursuant to Article VI hereof that is equal to the Class A-MFL Net Swap Payments due to the Swap Counterparty under the Class A-MFL Swap Contract. Amounts in the Class A-MFL Floating Rate Account shall be held uninvested. The Paying Agent shall make withdrawals from its Class A-MFL Floating Rate Account in the following order of priority and only for the following purposes:

            (i) to withdraw amounts deposited in the Class A-MFL Floating Rate Account in error and pay such amounts to the Persons entitled thereto;

            (ii) to make distributions to the Holders of the Class A-MFL Certificates pursuant to Section 6.12;

            (iii) to withdraw termination payments to purchase a replacement swap contract, if applicable;

            (iv) to pay the costs and expenses incurred by the Paying Agent in connection with enforcing the rights of the Trust under the Class A-MFL Swap Contract only to the extent such costs and expenses were incurred in accordance with Section 6.12; provided, that the Paying Agent shall only be permitted to incur and reimburse itself out of the Class A-MFL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement swap contract if it has received the written consent of 100% of the holders of the Class A-MFL Certificates, or has received a Rating Agency Confirmation (with respect to the Class A-MFL Certificates) from each Rating Agency (the expense of such confirmation to be paid by the holders of the Class A-MFL Certificates); and

            (v) to clear and terminate the Class A-MFL Floating Rate Account pursuant to Section 9.1.

            (d) Pursuant to Section 8.31(b), on the second Business Day prior to each Distribution Date the Paying Agent shall notify the General Master Servicer of the amount of any payments from the Master Servicer's Class A-MFL Floating Rate Account to be made to the Swap Counterparty by the close of business on each Master Servicer Remittance Date, and the General Master Servicer shall cause such payments to be made in accordance with this Agreement and the Class A-MFL Swap Contract.

            Section 5.4 Paying Agent Reports

            (a) On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicers and the Special Servicer and delivered to the Paying Agent by such Master Servicers (no later than 2:00 p.m., New York City time on the Report Date), the Paying Agent shall make available to any interested party via its internet website initially located at "www.etrustee.net" (the "Paying Agent's Website"), (i) the Monthly Certificateholders Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I which report may be included as part of the Monthly Certificateholders Report, (iii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, (iv) a CMSA Delinquent Loan Status Report, a CMSA Historical Loan Modification and Corrected Mortgage Loan Report, a CMSA Historical Liquidation Report, a CMSA Reconciliation of Funds Report, a CMSA REO Status Report and an CMSA Loan Level Reserve/LOC Report, each containing substantially the information contemplated in the definition of Unrestricted Servicer Reports and (v) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement.

            In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicers and the Special Servicer and delivered to the Paying Agent in accordance herewith, the Paying Agent shall make available via the Paying Agent's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in January 2007). The Paying Agent shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder and any prospective Certificateholder or Certificate Owner, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, the Operating Adviser, the Placement Agent and any Certificate Owner upon receipt (which may be in electronic form) from such Person of an Investor Certificate in the form of Exhibit Y, and any other Person upon the direction of the Depositor, any Placement Agent or any Underwriter. For assistance with the above-mentioned Paying Agent services, Certificateholders or any party hereto may initially call 312-904-6561.

            The Paying Agent makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Paying Agent's Website and assumes no responsibility therefor. The Paying Agent shall be entitled to conclusively rely on any information provided to it by the Master Servicers or the Special Servicer and shall have no obligation to verify such information and the Paying Agent may disclaim responsibility for any information distributed by the Paying Agent for which it is not the original source. In connection with providing access to the Paying Agent's Website, the Paying Agent, may require registration and the acceptance of a disclaimer. None of any Master Servicer, any Special Servicer, any Primary Servicer or the Paying Agent shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Paying Agent may otherwise have in the performance of its duties hereunder.

            (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder (or the holder of a Serviced Companion Loan) that is a savings association, bank, or insurance company, the Paying Agent shall provide (to the extent in its possession) to each such Certificateholder (or the holder of a Serviced Companion Loan) such reports and access to non privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder (or the holder of a Serviced Companion Loan) may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Paying Agent shall be entitled to be reimbursed by such Certificateholder (or the holder of a Serviced Companion Loan) for the Paying Agent's actual expenses incurred in providing such reports and access. The holder of a Serviced Companion Loan shall be entitled to receive information and documentation only with respect to the related Serviced Loan Group pursuant hereto.

            (c) Upon written request, the Paying Agent shall send to each Person who at any time during the calendar year was a Certificateholder of record, customary information as the Paying Agent deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

            (d) [Reserved]

            (e) The Paying Agent shall afford the Rating Agencies, the Depositor, the Master Servicers, the Special Servicer, the Primary Servicers, the Trustee, the Operating Adviser, any Certificateholder, prospective Certificate Owner or any Person reasonably designated by any Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Paying Agent.

            (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Paying Agent upon request; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Operating Adviser, the Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (g) The Paying Agent shall make available at its Corporate Trust Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective Certificate Owner, any Placement Agent, the Underwriters, each Rating Agency, the Special Servicer, the Depositor and, solely with respect to a Serviced Loan Group, the holder of the related Serviced Companion Loan, originals or copies of, among other things, the following items:
(i) the most recent property inspection reports in the possession of the Trustee in respect of each Mortgaged Property and REO Property, (ii) the most recent Mortgaged Property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the Master Servicers or the Special Servicer and delivered to the Paying Agent, and (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property; provided, however, that the Paying Agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the Paying Agent or the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

            Section 5.5 Paying Agent Tax Reports

            The Paying Agent shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool, the Class EI Grantor Trust and the Class A-MFL Grantor Trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority, as applicable. Consistent with this Pooling and Servicing Agreement, the Paying Agent shall provide or cause to be provided (i) to the United States Department of Treasury or other Persons (including, but not limited to, the Transferor of a Class R-I, Class R-II or Class R-III Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II or Class R-III Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II or Class R-III Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. Each Master Servicer shall on a timely basis provide the Paying Agent with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool, the Class EI Grantor Trust and the Class A-MFL Grantor Trust as the Paying Agent may reasonably request from time to time. The Special Servicer is required to provide to the applicable Master Servicers all information in its possession with respect to the Specially Serviced Mortgage Loans and REO Property in order for such Master Servicers to comply with its obligations under this Section 5.5. The Paying Agent shall be entitled to conclusively rely on any such information provided to it by the Master Servicers or the Special Servicer and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

            Section 6.1 Distributions Generally

            Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Paying Agent shall (1) first, withdraw from the Distribution Account and pay to the Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then, to the Paying Agent, any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of each Master Servicer, withdraw from the Distribution Account and pay to such Master Servicer, the Primary Servicers and the Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicers from the applicable Certificate Accounts), and (2) second, make distributions in the manner and amounts set forth below.

            Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Paying Agent on or prior to the related Record Date (or upon standing instructions given to the Paying Agent on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Paying Agent five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided that (i) remittances to the Paying Agent shall be made by wire transfer of immediately available funds to the Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Paying Agent in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

            Section 6.2 REMIC I

            On each Distribution Date, the Paying Agent shall be deemed to distribute (with a credit for an amount equal to any Class A-MFL Net Swap Payment that was deemed distributed by the Paying Agent to the Master Servicer's Class A-MFL Floating Rate Account on the immediately preceding Master Servicer Remittance Date pursuant to Section 8.31(b)), to itself on behalf of the Trustee, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

            (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

            (ii) from the portion of the Available Distribution Amount, attributable to principal collected or deemed collected on or with respect to each Mortgage Loan or related REO Property, principal to the Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

            (iii) any remaining funds with respect to each Mortgage Loan or related REO Property, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such Realized Losses at the related REMIC I Net Mortgage Rate previously allocated thereto; and

            (iv) thereafter, to the Class R-I Certificateholders, at such time as the Certificate Balance of all Classes of REMIC I Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests, any amounts remaining with respect to each Mortgage Loan or related REO Property, to the extent of the Trust's interest therein.

            Section 6.3 REMIC II

            (a) On each Distribution Date, the Paying Agent shall be deemed to distribute (with a credit for an amount equal to any Class A-MFL Net Swap Payment that was deemed distributed by the Paying Agent to the Master Servicer's Class A-MFL Floating Rate Account on the immediately preceding Master Servicer Remittance Date pursuant to Section 8.31(b)) to itself on behalf of the Trustee, as holder of the REMIC II Regular Interests, amounts distributable to any Class of Principal Balance Certificates pursuant to Section 6.5 or Section 10.1 to its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; provided that interest shall be deemed to have been distributed pro rata among two or more Corresponding REMIC II Regular Interests that correspond to a Class of Principal Balance Certificates; and provided, further, that distributions of principal:

            (i) with respect to the Class A-1 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-1-1, and second to REMIC II Regular Interest A-1-2; in each case until their respective Certificate Balances are reduced to zero;

            (ii) with respect to the Class A-1A Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-1A-1; second, to REMIC II Regular Interest A-1A-2; third to REMIC II Regular Interest A-1A-3; forth, to REMIC II Regular Interest A-1A-4; fifth, to REMIC II Regular Interest A-1A-5; sixth, to REMIC II Regular Interest A-1A-6, and seventh, to REMIC II Regular Interest A-1A-7; and eighth to REMIC II Regular Interest A-1A-8; in each case, until their respective Certificate Balances are reduced to zero;

            (iii) with respect to the Class A-2 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-2-1; and, second, to REMIC II Regular Interest A-2-2; in each case, until their respective Certificate Balances are reduced to zero;

            (iv) with respect to the Class A-3 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-3-1; and, second, to REMIC II Regular Interest A-3-2; in each case, until their respective Certificate Balances are reduced to zero;

            (v) with respect to the Class A-AB Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect to of REMIC II Regular Interest A-AB-1; and second, to REMIC II Regular Interest A-AB-2; in each case, until their respective Certificate Balances are reduced to zero;

            (vi) with respect to the Class A-4 Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-4-1; second, to REMIC II Regular Interest A-4-2; third, to REMIC II Regular Interest A-4-3; and fourth, to REMIC II Regular Interest A-4-4, in each case, until their respective Certificate Balances are reduced to zero;

            (vii) with respect to the Class C Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest C-1; and second, to REMIC II Regular Interest C-2; in each case, until their respective Certificate Balances are reduced to zero;

            (viii) with respect to the Class D Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest D-1; and second, to REMIC II Regular Interest D-2; in each case, until their respective Certificate Balances are reduced to zero;

            (ix) with respect to the Class F Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest F-1; and second, to REMIC II Regular Interest F-2; in each case, until their respective Certificate Balances are reduced to zero;

            (x) with respect to the Class G Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest G-1; and second, to REMIC II Regular Interest G-2; in each case, until their respective Certificate Balances are reduced to zero;

            (xi) with respect to the Class J Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest J-1; and second, to REMIC II Regular Interest J-2; in each case, until their respective Certificate Balances are reduced to zero; and

            (xii) with respect to the Class N Certificates, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest N-1; and second, to REMIC II Regular Interest N-2; in each case, until their respective Certificate Balances are reduced to zero.

            All distributions made in respect of the Class X-1 and Class X-2 Certificates on each Distribution Date pursuant to Section 6.5 or Section 10.1, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 6.5(a), shall be deemed to have first been distributed from REMIC II to REMIC III in respect of such Component's Corresponding REMIC II Regular Interest. All distributions of reimbursements of Realized Losses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 6.5 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses shall be made in reverse sequential order and priority as such Realized Losses were previously allocated to a particular Component of such Class of Certificates. Any amounts remaining in the Distribution Account with respect to REMIC II on any Distribution Date after the foregoing distributions shall be distributed to the holders of the Class R-II Certificates.

            Section 6.4 [Reserved]

            Section 6.5 REMIC III

            (a) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to Excess Liquidation Proceeds which shall be distributed in accordance with Section 6.5(b), the amount attributable to Excess Interest which shall be distributed in accordance with Section 6.5(c), and an amount equal to any Class A-MFL Net Swap Payment that was deemed distributed in respect of the Class A-MFL Regular Interest on the immediately preceding Master Servicer Remittance Date pursuant to Section 8.31(b)) in the following amounts and order of priority:

            (i) to the Holders of the Class A-1 Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-NM Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class X-1 Certificates, Class X-2 Certificates and Class X-W Certificates, concurrently,

                  (A) to the Holders of the Class A-1 Certificates, Class A-2
            Certificates, Class A-NM Certificates, Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates, the Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

                  (B) to the Holders of the Class A-1A Certificates, the
            Distributable Certificate Interest Amount in respect of such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

                  (C) to the Holders of the Class X-1 Certificates, Class X-2
            Certificates and Class X-W Certificates, the Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

            provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among the Class A Certificates and the Class X Certificates, pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to Loan Group;

            (ii) (A) to the holders of the Class A-1, Class A-2, Class A-NM, Class A-3, Class A-AB and Class A-4 Certificates,

                        (1) first, to the Class A-NM Certificates, such amounts
                  attributable to voluntary prepayments with respect to the Natick Mall Mortgage Loan, until the Class A-NM Certificates are reduced to zero;

                        (2) second, to the Class A-AB Certificates, the Loan
                  Group 1 Principal Distribution Amount (other than voluntary prepayments collected with respect to the Natick Mall Mortgage
                  Loan) and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Distribution Amount remaining after payments to the Class A-1A Certificates have been made on the applicable Distribution Date, and, after the principal balance of the Class A-NM Certificates has been reduced to zero, the portion of such amounts attributable to voluntary prepayments collected with respect to the Natick Mall Mortgage Loan remaining after payments to the Class A-NM Certificates have been made on the applicable Distribution Date, until the Class A-AB Certificates are reduced to their "Planned Principal Balance";

                        (3) third, to the Class A-1 Certificates, the Loan Group
                  1 Principal Distribution Amount (other than voluntary prepayments collected with respect to the Natick Mall Mortgage
                  Loan) and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-AB (in respect of its Planned Principal Balance) Certificates have been made on the applicable Distribution Date and, after the principal balance of the Class A-NM Certificates has been reduced to zero, the portion of such amounts attributable to voluntary prepayments collected with respect to the Natick Mall Mortgage Loan remaining after payments to the Class A-NM and Class A-AB (in respect of its Planned Principal Balance) Certificates have been made on the applicable Distribution Date, until the Class A-1 Certificates are reduced to zero;

                        (4) fourth, to the Class A-2 Certificates, the Loan
                  Group 1 Principal Distribution Amount (other than voluntary prepayments collected with respect to the Natick Mall Mortgage
                  Loan) and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance) and Class A-1 Certificates have been made on the applicable Distribution Date and, after the principal balance of the Class A-NM Certificates has been reduced to zero, the portion of such amounts attributable to voluntary prepayments collected with respect to the Natick Mall Mortgage Loan remaining after payments to the Class A-NM, Class A-AB (in respect of its Planned Principal Balance) and Class A-1 Certificates have been made on the applicable Distribution Date, until the Class A-2 Certificates are reduced to zero;

                        (5) fifth, to the Class A-NM Certificates, the Loan
                  Group 1 Principal Distribution Amount and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance), Class A-1 and Class A-2 Certificates have been made on the applicable Distribution Date, until the Class A-NM Certificates are reduced to zero;

                        (6) sixth, to the Class A-3 Certificates, the Loan Group
                  1 Principal Distribution Amount and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance), Class A-1, Class A-2 and Class A-NM Certificates have been made on the applicable Distribution Date, until the Class A-3 Certificates are reduced to zero;

                        (7) seventh, to the Class A-AB Certificates, the Loan
                  Group 1 Principal Distribution Amount and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-AB (in respect of its Planned Principal Balance), Class A-1, Class A-2, Class A-NM and Class A-3 Certificates have been made on the applicable Distribution Date, until the Class A-AB Certificates are reduced to zero; and

                        (8) eighth, to the Class A-4 Certificates, the Loan
                  Group 1 Principal Distribution Amount and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-NM, Class A-3 and Class A-AB Certificates have been made on the applicable Distribution Date, until the Class A-4 Certificates are reduced to zero;

                  (B) to the Holders of the Class A-1A Certificates, the Loan
            Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount for such Distribution Date remaining after payments to the Class A-1, Class A-2, Class A-NM, Class A-3, Class A-AB and Class A-4 Certificates have been made on the applicable distribution date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero;

            (iii) to the Holders of the Class A Certificates, Class X-1 Certificates, Class X-2 Certificates and Class X-W Certificates, pro rata (treating principal and interest losses separately) in proportion to their respective entitlements to reimbursement described in this clause, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (iv) to the Holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, Distributable Certificate Interest in respect of such Class of Certificates or Class A-MFL Regular Interest, as the case may be, for such Distribution Date in proportion to the Distributable Certificate Interest Amount payable in respect of such Class;

            (v) upon payment in full of the Certificate Balance of the Class A Certificates, to the Holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, the Principal Distribution Amount in respect of such Class of Certificates or REMIC III Regular Interest, as the case may be, for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class A-M Certificates or the Class A-MFL Regular Interest, as the case may be, has been reduced to zero;

            (vi) to the Holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in proportion to their respective entitlements to reimbursements described in this clause, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (vii) to the Holders of the Class A-J Certificates, Distributable Certificate Interest for such Distribution Date;

            (viii) upon payment in full of the Certificate Balance of the Class A-M Certificates and the Class A-MFL Regular Interest, to the Holders of the Class A-J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates and the Class A-MFL Regular Interest hereunder), until the Certificate Balance of the Class A-J Certificates has been reduced to zero;

            (ix) to the Holders of the Class A-J Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (x) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date;

            (xi) upon payment in full of the Certificate Balance of the Class A-J Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest and Class A-J Certificates hereunder), until the Certificate Balance of the Class B Certificates has been reduced to zero;

            (xii) to the Holders of the Class B Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xiii) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date;

            (xiv) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates and Class B Certificates hereunder), until the Certificate Balance of the Class C Certificates has been reduced to zero;

            (xv) to the Holders of the Class C Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xvi) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date;

            (xvii) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates and Class C Certificates hereunder), until the Certificate Balance of the Class D Certificates has been reduced to zero;

            (xviii) to the Holders of the Class D Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xix) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date;

            (xx) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates and the Class D Certificates hereunder), until the Certificate Balance of the Class E Certificates has been reduced to zero;

            (xxi) to the Holders of the Class E Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;;

            (xxii) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxiii) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and the Class E Certificates hereunder), until the Certificate Balance of the Class F Certificates has been reduced to zero;

            (xxiv) to the Holders of the Class F Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xxv) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxvi) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates hereunder), until the Certificate Balance of the Class G Certificates has been reduced to zero;

            (xxvii) to the Holders of the Class G Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xxviii) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxix) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates hereunder), until the Certificate Balance of the Class H Certificates has been reduced to zero;

            (xxx) to the Holders of the Class H Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xxxi) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxii) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates hereunder), until the Certificate Balance of the Class J Certificates has been reduced to zero;

            (xxxiii) to the Holders of the Class J Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xxxiv) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxv) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates hereunder), until the Certificate Balance of the Class K Certificates has been reduced to zero;

            (xxxvi) to the Holders of the Class K Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xxxvii) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distribution Date;

            (xxxviii) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates hereunder), until the Certificate Balance of the Class L Certificates has been reduced to zero;

            (xxxix) to the Holders of the Class L Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xl) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distribution Date;

            (xli) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates hereunder), until the Certificate Balance of the Class M Certificates has been reduced to zero;

            (xlii) to the Holders of the Class M Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xliii) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distribution Date;

            (xliv) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates hereunder), until the Certificate Balance of the Class N Certificates has been reduced to zero;

            (xlv) to the Holders of the Class N Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xlvi) to the Holders of the Class O Certificates, Distributable Certificate Interest for such Distribution Date;

            (xlvii) upon payment in full of the Certificate Balance of the Class N Certificates, to the Holders of the Class O Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates hereunder), until the Certificate Balance of the Class O Certificates has been reduced to zero;

            (xlviii) to the Holders of the Class O Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses;

            (xlix) to the Holders of the Class P Certificates, Distributable Certificate Interest for such Distribution Date;

            (l) upon payment in full of the Certificate Balance of the Class O Certificates, to the Holders of the Class P Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates hereunder), until the Certificate Balance of the Class P Certificates has been reduced to zero;

            (li) to the Holders of the Class P Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses; and

            (lii) to the Holders of the Class Q Certificates, Distributable Certificate Interest for such Distribution Date;

            (liii) upon payment in full of the Certificate Balance of the Class P Certificates, to the Holders of the Class Q Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O and Class P Certificates hereunder), until the Certificate Balance of the Class Q Certificates has been reduced to zero;

            (liv) to the Holders of the Class Q Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses; and

            (lv) to the Holders of the Class S Certificates, Distributable Certificate Interest for such Distribution Date;

            (lvi) upon payment in full of the Certificate Balance of the Class Q Certificates, to the Holders of the Class S Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions to Holders of Class A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O, Class P and Class Q Certificates hereunder), until the Certificate Balance of the Class S Certificates has been reduced to zero;

            (lvii) to the Holders of the Class S Certificates, to reimburse any Realized Losses or Expense Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses; and

            (lviii) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC Regular Certificates and the Class A-MFL Regular Interest have been reduced to zero, and Realized Losses or Expense Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC Regular Certificates and the Class A-MFL Regular Interest, any amounts remaining on deposit in the Distribution Account.

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all the Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to Certificate Balances of all the Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed,

      o first, to the Holders of the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and

      o second, to the Holders of the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, based on the respective amounts of unreimbursed Realized Losses or Expense Losses previously allocated to each such Class, plus one month's interest on such Realized Losses or Expense Losses at the applicable Pass-Through Rate.

            (b) On each Distribution Date, following the above-described distributions on the Principal Balance Certificates and the Class X-1 Certificates, Class X-2 Certificates and Class X-W Certificates, the Paying Agent shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

            (i) first, from amounts in the Reserve Account with respect to all Mortgage Loans, to reimburse the Holders of the Class A Certificates and the Class X Certificates, pro rata (treating principal and interest losses separately), and then the remaining amounts to reimburse the Principal Balance Certificates (other than the Class A Certificates) (in order of alphabetical Class designation, it being understood that the rights of the Holders of the Class A-J Certificates to receive such distributions are subordinate to those of the Holders of the Class A-M Certificates and the Class A-MFL Regular Interest) for any, and to the extent of, Realized Losses or Expense Losses previously allocated to them and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses; and

            (ii) second, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer Compensation.

            Amounts reimbursed pursuant to Section 6.5(b)(i) shall be deemed to be applied to reimbursement of Realized Losses or Expense Losses previously allocated to the REMIC II Regular Interests and the REMIC I Regular Interests in the reverse sequential order and priority as such Realized Losses or Expense Losses were applied thereto.

            (c) On each Distribution Date, the Paying Agent shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the Paying Agent shall distribute such Excess Interest on such Distribution Date to the Class EI Certificates.

            (d) Solely for federal income tax reporting purposes, (a) the Class X-1 Notional Amount shall be expressed as a notional amount equal to the aggregate of the Certificate Balances of the REMIC II Regular Interests and the Pass-Through Rate of the Class X-1 Certificates shall be expressed as a rate equal to 50% of the Pass-Through Rate of the Class X-1 Certificates as determined without regard to this provision; (b) the Class X-2 Notional Amount shall be expressed as a notional amount equal to the aggregate of the Certificate Balances of the Corresponding REMIC II Regular Interests for the Components of the Class X-2 Certificates and the Pass-Through Rate of the Class X-2 Certificates shall be expressed as a rate per annum equal to 50% of the Pass-Through Rate of the Class X-2 Certificates as determined without regard to this provision; and (c) the Class X-W Notional Amount shall be expressed as a notional amount equal to the aggregate of the Certificate Balances of the Corresponding REMIC II Regular Interests for the Components of the Class X-W Certificates and the Pass-Through Rate of the Class X-W Certificates shall be expressed as a rate per annum equal to 50% of the Pass-Trough Rate of the Class X-W Certificates as determined without regard to this provision.

            Section 6.6 Allocation of Realized Losses, Expense Losses and Shortfalls Due to Nonrecoverability

            (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

            (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

            (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interests; and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss; and

            (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances after making all other allocations for such Distribution Date.

            (b) In the event that a Master Servicer, the Special Servicer or the Trustee determines that an Advance previously made by it (whether such Advance (together with Advance Interest thereon) was in respect of principal or interest on the related Mortgage Loan or a Servicing Advance) is a Nonrecoverable Advance and such Master Servicer withdraws the amount of such Advance from the applicable Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to
Section 4.6 or if the Master Servicer determines any Unliquidated Advance has become a Nonrecoverable Advance), the applicable Master Servicer (after consultation with the Special Servicer) shall compute the Realized Loss with respect to such Mortgage Loan (and the Paying Agent shall allocate the Realized
Loss) as follows:

            (i) the amount withdrawn from the Certificate Account shall be treated as Realized Principal Losses up to the amount of the aggregate amount in the Certificate Account allocable to principal for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount, and shall be allocated to the Corresponding REMIC I Regular Interest in accordance with Section 6.6(a)(i) (and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests in accordance with Section 6.6(a)(iii)), and such withdrawal shall reduce the principal paid on each such REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

            (ii) if the amount that the applicable Master Servicer withdraws from the Certificate Account as referenced in clause (b)(i) above exceeds such amounts allocable to principal for such Collection Period, then such additional amounts shall constitute Unpaid Interest, and shall be allocated to the REMIC I Regular Interests on a pro rata basis based upon the amount of accrued and unpaid interest thereon.

            (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the applicable Master Servicer previously had withdrawn amounts from the applicable Certificate Account following a determination that Advances previously made were Nonrecoverable Advances and Realized Losses were computed and allocated pursuant to clauses (a) and (b) above, and amounts are recovered:

            (i) the portion of the amount of collections recovered on the Mortgage Loan that is identified and applied by the applicable Master Servicer as recoveries of principal shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest up to an amount equal to the Realized Principal Losses previously allocated thereto as a result of the reimbursement of Nonrecoverable Advances or Advance Interest (and the Principal Balance of the Mortgage Loan and the related Certificate Balance of the Corresponding REMIC I Regular Interest shall be correspondingly increased), and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.6(b)(i) above, in proportion to the amount of such reductions; and

            (ii) the portion of the amount recovered on the Mortgage Loan that is identified and applied by the Master Servicer as recoveries of interest shall be applied to make payments of Unpaid Interest on the REMIC I Regular Interests with respect to which Unpaid Interest was allocated pursuant to Section 6.6(b)(ii).

            (d) REMIC II. On each Distribution Date, all Realized Losses and Expense Losses on the REMIC I Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC II Regular Interests in the amounts and in the manner as will be allocated to the Corresponding Certificates relating thereto pursuant to
Section 6.6(f); provided, however, that Realized Losses and Expense Losses allocated to REMIC II Regular Interests shall be allocated among the Corresponding Components sequentially in alphabetical and numerical order. Realized Interest Losses allocated to the Class X-1, Class X-2 and Class X-W Certificates shall reduce the amount of interest payable on the REMIC II Regular Interest A-1-1, REMIC II Regular Interest A-1-2, REMIC II Regular Interest A-1A-1, REMIC II Regular Interest A-1A-2, REMIC II Regular Interest A-1A-3, REMIC II Regular Interest A-1A-4, REMIC II Regular Interest A-1A-5, REMIC II Regular Interest A-1A-6, REMIC II Regular Interest A-1A-7, REMIC II Regular Interest A-1A-8, REMIC II Regular Interest A-2-1, REMIC II Regular Interest A-2-2, REMIC II Regular Interest A-NM, REMIC II Regular Interest A-3-1, REMIC II Regular Interest A-3-2, REMIC II Regular Interest A-AB-1, REMIC II Regular Interest A-AB-2, REMIC II Regular Interest A-4-1, REMIC II Regular Interest A-4-2, REMIC II Regular Interest A-4-3, REMIC II Regular Interest A-4-4, REMIC II Regular Interest A-M, REMIC II Regular Interest A-MFL, REMIC II Regular Interest A-J, REMIC II Regular Interest B, REMIC II Regular Interest C-1, REMIC II Regular Interest C-2, REMIC II Regular Interest D-1, REMIC II Regular Interest D-2, REMIC II Regular Interest E, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H, REMIC II Regular Interest J-1, REMIC II Regular Interest J-2, REMIC II Regular Interest K, REMIC II Regular Interest L, REMIC II Regular Interest M, REMIC II Regular Interest N-1, REMIC II Regular Interest N-2, REMIC II Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q and REMIC II Regular Interest S, which reduction shall be allocated pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the sum of the Class X-1 Strip Rate, Class X-2 Strip Rate and the Class X-W Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

            (e) [Reserved]

            (f) REMIC III. On each Distribution Date, all Realized Losses and Expense Losses on the REMIC II Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC Regular Certificates and the Class A-MFL Regular Interest in Reverse Sequential Order, with such reductions being allocated among the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB and Class A-4 Certificates and, in the case of interest, Class X-1, Class X-2 and Class X-W Certificates, pro rata (treating principal and interest losses separately), in each case reducing (A) the Certificate Balance of such Class (excluding the Class X Certificates) until such Certificate Balance is reduced to zero; (B) Unpaid Interest owing to such Class to the extent thereof; and (C) Distributable Certificate Interest owing to such Class, provided that Realized Losses and Expense Losses shall not reduce the Aggregate Certificate Balance of the REMIC Regular Certificates and the Class A-MFL Regular Interest below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests.

            Section 6.7 Net Aggregate Prepayment Interest Shortfalls

            On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in the Mortgage Loans in REMIC I shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any such Net Aggregate Prepayment Interest Shortfalls in the REMIC I Regular Interests held by REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any such Net Aggregate Prepayment Interest Shortfalls on the REMIC Regular Certificates shall be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date. On each Distribution Date, any such Net Aggregate Prepayment Interest Shortfalls in the REMIC I Regular Interests held by REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such REMIC II Regular Interest. On each Distribution Date, any such Net Aggregate Prepayment Interest Shortfalls in the REMIC Regular Certificates shall be allocated among the REMIC Regular Certificates, pro rata in proportion to the Accrued Certificate Interest for each Class of REMIC Regular Certificates for such Distribution Date and shall reduce Distributable Certificate Interest for each Class of REMIC Regular Certificates.

            Section 6.8 Adjustment of Servicing Fees

            The Master Servicing Fee payable to each Master Servicer shall be adjusted as provided in Section 8.10(c) herein. Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

            Section 6.9 Appraisal Reductions

            Not later than the date on which an Appraisal Event occurs, the Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing the related Mortgage Loan (or Serviced Loan Group) if the Principal Balance of such Mortgage Loan (or Serviced Loan Group) exceeds $2,000,000 or (B) at the option of the Special Servicer, if such Principal Balance is less than or equal to $2,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI standards or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan (or Serviced Loan Group) becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an Appraisal of a Mortgaged Property or prepare an internal valuation after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such Appraisal or internal valuation will be obtained or prepared, as the case may be, no later than 60 days after receipt of such notice. With respect to each Mortgage Loan that is cross-collateralized with any other Mortgage Loan, the Appraisal or internal valuation need only be performed with respect to Mortgaged Properties that constitute the principal security for the individual Mortgage Loan to which an Appraisal Event occurs, and not with respect to all of the Mortgaged Properties that constitute security for the individual Mortgage Loan in the cross-collateralized group. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. ss. 225.62 and shall be updated at least annually from the date of such Appraisal or valuation, as applicable, to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust and may be paid from REO Income or, to the extent collections from such related Mortgage Loan (or Serviced Loan Group) or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to Section 4.4 hereof, advanced by the applicable Master Servicer at the request of the Special Servicer pursuant to
Section 4.6 in which event it shall be treated as a Servicing Advance. The Special Servicer shall calculate any Appraisal Reduction. The applicable Master Servicer shall recalculate the Appraisal Reduction for any Mortgage Loan and Serviced Loan Group based on the original Appraisal or updated Appraisals or internal valuations provided from time to time to it by the Special Servicer and report such amount to the Trustee. The Special Servicer shall provide notice of any Appraisal Event with respect to a Mortgage Loan to the applicable Master Servicer and the Operating Adviser on the day of determination of such Appraisal Event.

            Section 6.10 Compliance with Withholding Requirements

            Notwithstanding any other provision of this Agreement to the contrary, the Paying Agent on behalf of the Trustee shall comply with all federal withholding requirements with respect to the Class A-MFL Swap Contract and payments to Certificateholders of interest, original issue discount, or other amounts that the Paying Agent reasonably believes are applicable under the Code, giving effect to all applicable exemptions from withholding as to which the recipient has furnished the applicable and effective certification or other documentation. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Paying Agent withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate to such Certificateholder the amount withheld. The Trustee shall not be responsible for the Paying Agent's failure to comply with any withholding requirements.

            Section 6.11 Prepayment Premiums and Yield Maintenance Charges

            On any Distribution Date prior to and including the Distribution Date on which the Certificate Balance of the Class A Senior Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected with respect to a Mortgage Loan in a particular Loan Group during any particular Collection Period will be distributed by the Paying Agent on the Classes of Certificates as follows: (i) first, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC I Regular Interest to which such Mortgage Loan relates, any Prepayment Premiums or Yield Maintenance Charges collected on or with respect to such Mortgage Loan in that Loan Group on that Distribution Date; and (ii) second, the Paying Agent shall be deemed to distribute to the Trustee, as holder of the REMIC II Regular Interests, any Prepayment Premiums or Yield Maintenance Charges deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment Premiums or Yield Maintenance Charges to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment Premiums or Yield Maintenance Charges shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal).

            Following such deemed distributions, in respect of Prepayment Premium or Yield Maintenance Charges on each Mortgage Loan in Loan Group 1, the Holders of the respective Classes of Principal Balance Certificates (other than the Class A-1A, Class A-MFL, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates) and the Class A-MFL Regular Interest then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Paying Agent on behalf of the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the Holders of all Classes of Certificates, except the Class A-1A Certificates and the Class A-MFL Certificates (but including the Class A-MFL Regular Interest) on that Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of all Classes of Principal Balance Certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class of Certificates (or the Class A-MFL Regular Interest, as applicable) and (c) the amount of Prepayment Premiums or Yield Maintenance Charges collected in respect of such Principal Prepayment during the related Collection Period. Following the deemed distributions set forth in the first paragraph of this Section 6.11, Prepayment Premiums or Yield Maintenance Charges collected in respect of each Mortgage Loan included in Loan Group 2 during the related Collection Period will be distributed by the Paying Agent as follows: to the Holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the Holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the Holders of the Class A-1A Certificates, (b) the Base Interest Fraction for the related Principal Prepayment and that Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period.

            If there is more than one such Class of Principal Balance Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of entitlement to such distributions of principal. Any portion of such Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates (other than the Class A-MFL Certificates) and the Class A-MFL Regular Interest will be distributed to the Holders of the Class X-1, Class X-2 and Class X-W Certificates. 50% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 and Class X-2 Certificates in the aggregate (which amount will be allocated between them as set forth in the immediately following two sentences) and 50% of the Prepayment Premium or Yield Maintenance Charge that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-W Certificates. On or prior to the Distribution Date in December 2011, 70% of the Prepayment Premium or Yield Maintenance Charge that is allocated to the Holders of the Class X-1 and Class X-2 Certificates in the aggregate as set forth in the immediately preceding sentence will be distributed to the Holders of the Class X-1 Certificates and the remaining 30% of the Prepayment Premium or Yield Maintenance Charge will be distributed to the Holders of the Class X-2 Certificates. After the Distribution Date in December 2011, any portion of such Prepayment Premium or Yield Maintenance Charge that is allocated to the Holders of the Class X-1 and Class X-2 Certificates in the aggregate will be distributed to the Holders of the Class X-1 Certificates. For so long as the Class A-MFL Swap Contract, or any replacement swap contract, is in effect, the Prepayment Premium or Yield Maintenance Charge allocated to the Class A-MFL Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Class A-MFL Swap Contract. If the Class A-MFL Swap Contract or any replacement swap contracts are no longer in effect, any Prepayment Premium or Yield Maintenance Charge allocated to the Class A-MFL Regular Interest shall be distributed to the Class A-MFL Certificates.

            Section 6.12 Other Distributions

            (a) On each Master Servicer Remittance Date, the Paying Agent shall be deemed to distribute to the General Master Servicer, for deposit in the Master Servicer's Class A-MFL Floating Rate Account with respect to Class A-MFL Net Swap Payment, that amount specified by the Paying Agent pursuant to Section 8.31(b). The General Master Servicer shall offset and retain such amount from the payment it delivers to the Paying Agent on the Master Servicer Remittance Date pursuant to Section 5.2(a)(xi) and shall deposit such amount, on behalf of the Trustee, in the Master Servicer's Class A-MFL Floating Rate Account, and such payment shall be deemed to have been made by the Paying Agent as a payment of a portion of the interest and Prepayment Premiums, as applicable, on the Class A-MFL Regular Interest. On each Distribution Date, the Paying Agent shall distribute the Class A-MFL Available Funds for such Distribution Date to the Holders of record of the Class A-MFL Certificates as of the related Record Date in the following amounts: (i) the Class A-MFL Interest Distribution Amount, (ii) the Class A-MFL Principal Distribution Amount and (iii) only if the Class A-MFL Swap Contract has been terminated and no replacement swap contract has been entered into, any Prepayment Premiums that were allocated to the Class A-MFL Regular Interest. No Holder of a Class A-MFL Certificate shall be entitled to receive any portion of any Prepayment Premium paid on the Class A-MFL Regular Interest, unless the Class A-MFL Swap Contract has been terminated and no replacement swap contract has been entered into. Such amount shall be payable to the Swap Counterparty pursuant to the terms of the Class A-MFL Swap Contract. Following a Swap Default under the Class A-MFL Swap Contract or other default or event of termination of the Class A-MFL Swap Contract, and during the period when the Paying Agent is pursuing remedies under the Class A-MFL Swap Contract, the Class A-MFL Interest Distribution Amount for each Class A-MFL Certificate shall equal the Distributable Certificate Interest Amount for the Class A-MFL Regular Interest, until such time as the conditions giving rise to such Swap Default or other default or event of termination have been cured or the Class A-MFL Swap Contract has been replaced. Any such Swap Default, other default or event of termination, and the consequent change to a fixed Pass-Through Rate shall not constitute a default under this Agreement. To the extent that the Depository is not provided with sufficient notice of a change to a fixed Pass-Through Rate, a Swap Default can result in a delay in the distribution of amounts payable to the Class A-MFL Certificates and such delay shall not constitute a default by any party to this Agreement nor result in the accrual of interest on such delayed payment and no party hereto shall be obligated to advance such amounts. Notwithstanding the foregoing, to the extent provided in the Class A-MFL Swap Contract, the Swap Counterparty will remain liable for the Swap Default or other default or event of termination pursuant to the Class A-MFL Swap Contract.

            For as long as a Swap Default or other default or event of termination has occurred and is continuing and a Class A-MFL Certificate is receiving interest at the fixed Pass-Through Rate, such Class A-MFL Certificate shall accrue interest at the same rate, on the same basis and in the same manner as the Class A-MFL Regular Interest.

            If the Class A-MFL Swap Contract becomes subject to early termination due to the occurrence of a Rating Agency Trigger Event, a Swap Default, an event of default or a termination event thereunder, the Paying Agent on behalf of the Trustee shall promptly provide written notice to the Depository, the Holders of the Class A-MFL Certificates, and the Paying Agent shall take such commercially reasonable actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 100% of the Class A-MFL Certificates (and only to the extent that, and only for so long as, doing so does not lead the Paying Agent to incur expenses in excess of the amounts available to it from such holders for reimbursement), to enforce the rights of the Trust under the Class A-MFL Swap Contract as may be permitted by the terms of the Class A-MFL Swap Contract and consistent with the terms hereof, and shall apply the proceeds collected from the Swap Counterparty in connection with any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by the Swap Counterparty) to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms acceptable to the Rating Agencies. The Paying Agent shall be permitted (subject to the final two paragraphs of this Section 6.12) to retain and rely upon investment banking firms of national reputation in connection with identifying and entering into any replacement interest rate swap contracts, and the Paying Agent's reliance on the advice of such investment banking firms shall provide full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice. Each Rating Agency shall confirm in writing that the execution and delivery of any proposed interest rate swap contract will not result in a qualification, downgrade or withdrawal of the then-current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract will exceed the sum of the net proceeds of the liquidation of the Class A-MFL Swap Contract, a replacement interest rate swap contract shall not be entered into. Prior to the application of any proceeds in accordance with the terms of this paragraph, such proceeds shall be deposited in segregated trust accounts, which shall be an Eligible Account, established by the Paying Agent and identified as held in trust for the benefit of the Certificateholders of the Class A-MFL Certificates. Any proceeds of the liquidation of the Class A-MFL Swap Contract which exceed the costs attributable to entering into a replacement interest rate swap contract (or if no replacement interest rate swap contract is entered into) shall be deposited into the Class A-MFL Floating Rate Account and shall be distributed to the holders of the Class A-MFL Certificates.

            (b) The Trustee and the Paying Agent shall be entitled to conclusively rely on the report from the Swap Counterparty that specifies LIBOR for any Interest Accrual Period.

            (c) As long as the Class A-MFL Swap Contract (or any replacement thereof) is in effect, each beneficial owner of a Class A-MFL Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not an employee benefit plan subject to Title I of ERISA, a plan subject to
Section 4975 of the Code, or a plan subject to any Similar Laws or any person investing on behalf of or with plan assets of such employee benefit plan or plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

            (d) Notwithstanding anything herein to the contrary, any expenses incurred by the Paying Agent under this Section 6.12 shall be paid solely by the Class A-MFL Grantor Trust after the application of funds held in the Class A-MFL Floating Rate Account in accordance with Section 5.3(c), but only upon the Paying Agent's determination that such expenses cannot be recovered from the Swap Counterparty or any proceeds due under the Class A-MFL Swap Contract; provided, that the Paying Agent shall only be permitted to incur any costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement swap contract if it has received the written consent of 100% of the holders of the Class A-MFL Certificates, or has received a Rating Agency Confirmation (with respect to the Class A-MFL Certificates) from each Rating Agency (the expense of such confirmation to be paid by the holders of the Class A-MFL Certificates). Factors that the Paying Agent may consider when making a recoverability determination with respect to the reimbursement of such expenses include, but are not limited to, (i) the financial condition of the Swap Counterparty and (ii) the likelihood that the Swap Counterparty will make such reimbursements in the event the Paying Agent pursues appropriate legal action or other commercially reasonable enforcement and collection measures.

            The Paying Agent shall not be required to expend any amounts in connection with enforcing the rights of the Trust under the Class A-MFL Swap Contract or entering into a replacement interest rate swap contract to the extent amounts are not available (or, in the Paying Agent's sole discretion, reasonably anticipated to be available) in the Class A-MFL Grantor Trust after the application of funds held in the Class A-MFL Floating Rate Account in accordance with Section 5.3(c).

                                   ARTICLE VII

           CERTAIN MATTERS CONCERNING THE TRUSTEE AND THE PAYING AGENT

            Section 7.1 Duties of the Trustee and the Paying Agent

            (a) The Trustee and the Paying Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee or the Paying Agent. Any permissive right of the Trustee or the Paying Agent provided for in this Agreement shall not be construed as a duty of the Trustee or the Paying Agent. The Trustee shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) The Trustee or the Paying Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Paying Agent, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee or the Paying Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicers or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee or the Paying Agent shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

            (c) None of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

            (i) none of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

            (ii) no provision of this Agreement shall require either the Trustee or the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

            (iii) none of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of any Master Servicer, any Special Servicer, the Depositor or any Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

            (iv) the execution by the Trustee or the Paying Agent of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee or the Paying Agent as to the adequacy of such form or plan of liquidation;

            (v) neither the Trustee nor the Paying Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee or Paying Agent, as applicable, in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust and the Trustee and the Paying Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

            (vi) neither the Trustee nor the Paying Agent shall be charged with knowledge of any failure by any Master Servicer, any Special Servicer or the Swap Counterparty or by each other to comply with its obligations under this Agreement or the Class A-MFL Swap Contract or any act, failure, or breach of any Person upon the occurrence of which the Trustee or the Paying Agent may be required to act, unless a Responsible Officer of the Trustee or the Paying Agent, as the case may be, obtains actual knowledge of such failure.

            Section 7.2 Certain Matters Affecting the Trustee and the Paying
Agent

            (a) Except as otherwise provided in Section 7.1:

            (i) the Trustee and the Paying Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee and the Paying Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) none of the Trustee, the Paying Agent or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Trustee and the Paying Agent shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding, provided that, if the payment within a reasonable time to the Trustee or the Paying Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee or the Paying Agent, as applicable, shall be paid by the Certificateholders requesting such examination;

            (v) the Trustee and the Paying Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee and the Paying Agent conferred on them by such appointment; provided that each of the Trustee and the Paying Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of any Master Servicer, any Special Servicer, the Depositor or the actions or omissions of each other;

            (vi) neither the Trustee nor the Paying Agent shall be required to obtain a deficiency judgment against a Mortgagor;

            (vii) neither the Trustee nor the Paying Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

            (viii) neither the Trustee nor the Paying Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

            (ix) unless otherwise specifically required by law, neither the Trustee nor the Paying Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

            (x) except as specifically provided hereunder in connection with the performance of its specific duties, neither the Trustee nor the Paying Agent shall be responsible for any act or omission of any Master Servicer, any Special Servicer, the Depositor or of each other.

            (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

            (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

            (e) The Paying Agent shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Paying Agent of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Paying Agent.

            (f) If, in connection with any Distribution Date, the Trustee or Paying Agent has reported to the Depository the anticipated amount of the distribution to be made to the Depository on such Distribution Date and the timing of the receipt from a Master Servicer of any Principal Prepayment or Balloon Payment requires modification of such anticipated amount of the distribution to be made to the Depository, the Trustee or Paying Agent will use commercially reasonable efforts to cause the Depository to revise the amount of the distribution on a timely basis so that such Principal Prepayments or Balloon Payments will be included in the Available Distribution Amount for such Distribution Date. None of the Trustee, the Paying Agent, the Master Servicers and the Special Servicer will be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such distribution to Certificateholders.

            Section 7.3 The Trustee and the Paying Agent Not Liable for Certificates or Interests or Mortgage Loans

            The Trustee and the Paying Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or Prospectus for the REMIC Regular Certificates or Residual Certificates (other than the Certificate of Authentication on the Certificates if the Paying Agent is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) each of the Trustee and the Paying Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to
(A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. Neither the Trustee nor the Paying Agent shall be accountable for the use or application by the Depositor or any Master Servicer or any Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or any Master Servicer or any Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Prospectus or the Certificates (except with respect to the Trustee and the Paying Agent to the extent of information furnished by the Trustee and the Paying Agent under, with respect to the Preliminary Prospectus Supplement, the information contained therein under the headings "SUMMARY OF FREE WRITING PROSPECTUS--Relevant Parties and Dates--Trustee" (only with respect to the first sentence thereunder), "SUMMARY OF FREE WRITING PROSPECTUS--Relevant Parties and Dates--Paying Agent" (only with respect to the first sentence thereunder), "TRANSACTION PARTIES--The Trustee and Custodian" (with respect to the first through fifth paragraphs) and "TRANSACTION PARTIES--The Paying Agent, Certificate Registrar and Authenticating Agent" (only with respect to the first through fifth paragraphs thereunder), and with respect to the Final Prospectus Supplement (including the Final Prospectus Supplement as included as Exhibit A to the Private Placement Memorandum), the information contained therein under the headings "SUMMARY OF PROSPECTUS SUPPLEMENT--Relevant Parties and Dates--Trustee" (only with respect to the first sentence thereunder), "SUMMARY OF PROSPECTUS SUPPLEMENT--Relevant Parties and Dates--Paying Agent" (only with respect to the first sentence thereunder), "TRANSACTION PARTIES--The Trustee and Custodian" (with respect to the first through fifth paragraphs) and "TRANSACTION PARTIES--The Paying Agent, Certificate Registrar and Authenticating Agent") (only with respect to the first through fifth paragraphs thereunder), the Mortgage Loans or the assignment thereof against the Trustee or the Paying Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. None of the Trustee or the Paying Agent shall be liable for any action or failure of any action by the Depositor or any Master Servicer or any Special Servicer or by each other hereunder. None of Trustee or the Paying Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of any Master Servicer); the compliance by the Depositor, each Seller, the Mortgagor or any Master Servicer or any Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non compliance therewith or any breach thereof; any investment of monies by or at the direction of any Master Servicer or any Special Servicer or any loss resulting therefrom; the failure of any Master Servicer or any Sub-Servicer or any Special Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of any Master Servicer or any Special Servicer.

            Section 7.4 The Trustee and the Paying Agent May Own Certificates

            Each of the Trustee and the Paying Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or the Paying Agent, as the case may be.

            Section 7.5 Eligibility Requirements for the Trustee and the Paying Agent

            The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America and any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "F-1" by Fitch and whose long term senior unsecured debt is at all times rated not less than "AA-" by Fitch and "A+" by S&P. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.6. Notwithstanding the foregoing, if the Trustee meets the provisions of this
Section 7.5, but does not meet the provisions of (iii) above, the Trustee shall be deemed to meet the provisions of (iii) if it appoints a fiscal agent as a back-up liquidity provider; provided that such fiscal agent shall meet the requirements of Section 7.5(iii) above and Section 7.18 herein.

            The Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall be rated at least "A" by S&P and Fitch, unless and to the extent Rating Agency Confirmation is obtained.

            Section 7.6 Resignation and Removal of the Trustee or the Paying
Agent

            (a) The Trustee or the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers, the Special Servicer, the Swap Counterparty and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or paying agent, as the case may be. If no successor trustee or paying agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or the Paying Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or paying agent, as the case may be. It shall be a condition to the appointment of a successor trustee that such entity satisfies the eligibility requirements set forth in Section 7.5.

            (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies or (v) if the Trustee fails to perform (or acts with negligence, bad faith or willful misconduct in performing) any of its obligations set forth in Article XIII (other than the failure to file any Exchange Act report due to the non-receipt of the Exchange Act reportable information from the applicable Master Servicer or Special Servicer), then the Depositor shall send a written notice of termination to the Trustee (which notice shall specify the reason for such termination) and remove such Trustee and the Depositor shall appoint a successor Trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor Trustee, and one copy to each of the Master Servicers and the Rating Agencies. Such succession shall take effect after a successor trustee has been appointed and has accepted such appointment.

            (c) If at any time (i) the Paying Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Paying Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Paying Agent is located solely because of the location of the Paying Agent in such state; provided, however, that, if the Paying Agent agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the Paying Agent as such would result in a downgrade, qualification or withdrawal, as applicable, of the rating by any Rating Agency of any Class of Certificates with a rating as evidenced in writing by any Rating Agency, (v) if the Paying Agent shall fail (other than by reason of a Master Servicer's or Special Servicer's failure to timely perform its obligations hereunder), to timely publish any report to be delivered, published or otherwise made available by the Paying Agent pursuant to Sections 5.4 and 5.5 and such failure shall continue unremedied for a period of five days, (vi) if the Paying Agent should fail to make distributions required pursuant to Section 5.3, Section 10.1 or Article VI or (vii) if the Paying Agent fails to perform (or acts with negligence, bad faith or willful misconduct in performing) any of its obligations set forth in Article XIII, then the Depositor or the Trustee shall send a written notice of termination to the Paying Agent (which notice shall specify the reason for such termination) and remove such Paying Agent and the Depositor shall appoint a successor Paying Agent by written instrument, one copy of which instrument shall be delivered to the Paying Agent so removed, one copy to the successor Paying Agent, and one copy to each of the Trustee, the Master Servicers, the Special Servicer and the Rating Agencies.

            (d) The Holders of more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding may, without cause, at any time upon written notice to the Trustee or the Paying Agent, as the case may be, and to the Depositor remove the Trustee or the Paying Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee or the Paying Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or the Paying Agent, as the case may be, in accordance with this Section.

            (e) Any resignation or removal of the Trustee or the Paying Agent, as the case may be, and appointment of a successor trustee or paying agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or paying agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee or the Paying Agent under this Agreement, the predecessor Trustee or Paying Agent, as the case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee or the Paying Agent shall not be liable for any action or omission of any successor Trustee or Paying Agent, as the case may be.

            Section 7.7 Successor Trustee or Paying Agent

            (a) Any successor Trustee or Paying Agent appointed as provided in
Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Paying Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Paying Agent, as the case may be, shall become effective and such successor Trustee or Paying Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Paying Agent herein, as the case may be. The predecessor Trustee or Paying Agent shall deliver (at such predecessor's own expense) to the successor Trustee or Paying Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee or Paying Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee or Paying Agent in the administration hereof as may be reasonably requested by the successor Trustee or Paying Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee or Paying Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee or Paying Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

            (b) No successor Trustee or Paying Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee or Paying Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

            (c) Upon acceptance of appointment by a successor Trustee or Paying Agent as provided in this Section, the successor Trustee or Paying Agent shall mail notice of the succession of such Trustee or Paying Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee or Paying Agent. If the successor Trustee or Paying Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Paying Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee or Paying Agent, as applicable.

            (d) Any and all costs and expenses associated with transferring the duties of a Trustee or Paying Agent that has resigned or been removed or terminated, as contemplated by Section 7.6, to a successor Trustee or Paying Agent, including those associated with transfer of the Mortgage Files and other documents and statements held by the predecessor Trustee or Paying Agent to the successor Trustee or Paying Agent, as contemplated by Section 7.6(a), shall be paid by: (i) the predecessor Trustee or Paying Agent, if such predecessor Trustee or Paying Agent has resigned in accordance with Section 7.6(a) or has been removed in accordance with Sections 7.6(b) or 7.6(c), as applicable; (ii) the Certificateholders that effected the removal, if the predecessor Trustee or Paying Agent has been removed without cause in accordance with Section 7.6(d); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or Paying Agent or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and (ii), within 90 days after they are incurred (provided that such predecessor Trustee or predecessor Paying Agent or such subject Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

            Section 7.8 Merger or Consolidation of Trustee or Paying Agent

            Any Person into which the Trustee or Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee or Paying Agent shall be a party, or any Persons succeeding to the business of such Trustee or Paying Agent, shall be the successor of such Trustee or Paying Agent, as the case may be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Notwithstanding the foregoing, neither the Trustee nor the Paying Agent may remain the Trustee or the Paying Agent, as the case may be, under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Trustee or Paying Agent, as the case may be, is the surviving entity of such merger, consolidation or transfer or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

            Section 7.9 Appointment of Co-Trustee, Separate Trustee, Agents or Custodian

            (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by any Master Servicer or any Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further, that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

            (b) The Trustee or the Paying Agent, as the case may be, may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee or the Paying Agent, as the case may be, shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee or the Paying Agent, as the case may be, and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee or the Paying Agent, as the case may be, is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee or the Paying Agent, as the case may be, shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

            (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

            (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

            (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

            (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

            (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

            (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.

            (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

            Section 7.10 Authenticating Agents

            (a) The Paying Agent shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor; provided that the Trustee may not terminate the Paying Agent as Authenticating Agent unless the Paying Agent shall be removed as Paying Agent hereunder. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            Section 7.11 Indemnification of the Trustee and the Paying Agent

            (a) The Trustee, the Certificate Registrar, the Paying Agent (whether in its individual capacity or in its capacity as Paying Agent) and each of its respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Mortgage Loans, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any Master Servicer, any Special Servicer or the Depositor or of each other such Person hereunder but only to the extent the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Certificate Registrar and the Paying Agent and each of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Certificate Registrar and the Paying Agent of the reports required to be provided by it pursuant to this Agreement; provided that:

            (i) with respect to any such claim, the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall have given the Depositor, the applicable Master Servicer, the Sellers, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor, such Master Servicer, the Sellers, each other and the Holders of Certificates shall not affect the Trustee's, Certificate Registrar's or Paying Agent's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

            (ii) while maintaining control over its own defense, the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

            (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

            (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Certificate Registrar or the Paying Agent, as the case may be.

            (c) The Depositor shall indemnify and hold harmless the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, or any such partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, furnished to the Depositor by or on behalf of such Person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set forth, with respect to the Preliminary Prospectus Supplement, under the headings "SUMMARY OF FREE WRITING PROSPECTUS--Relevant Parties and Dates--Trustee" (only with respect to the first sentence thereunder), "SUMMARY OF FREE WRITING PROSPECTUS--Relevant Parties and Dates--Paying Agent" (only with respect to the first sentence thereunder), "TRANSACTION PARTIES--The Trustee and Custodian" (with respect to the first through fifth paragraphs) and "TRANSACTION PARTIES--The Paying Agent, Certificate Registrar and Authenticating Agent" (only with respect to the first through fifth paragraphs thereunder), and with respect to the Final Prospectus Supplement (including the Final Prospectus Supplement as included as Exhibit A to the Private Placement Memorandum), the information contained therein under the headings "SUMMARY OF PROSPECTUS SUPPLEMENT--Relevant Parties and Dates--Trustee" (only with respect to the first sentence thereunder), "SUMMARY OF PROSPECTUS SUPPLEMENT--Relevant Parties and Dates--Paying Agent" (only with respect to the first sentence thereunder), "TRANSACTION PARTIES--The Trustee and Custodian" (with respect to the first through fifth paragraphs) and "TRANSACTION PARTIES--The Paying Agent, Certificate Registrar and Authenticating Agent") (only with respect to the first through fifth paragraphs thereunder). The Trustee, the Certificate Registrar or the Paying Agent, as the case may be, shall immediately notify the Depositor and the Sellers if a claim is made by a third party with respect to this Section 7.11(c) entitling such Person, its partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such Person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Certificate Registrar or the Paying Agent, as the case may be, their respective partners, representatives, Affiliates, members, managers, directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee or the Paying Agent. The Depositor shall not be indemnified by the Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the 1933 Act or 1934 Act by the Depositor.

            Section 7.12 Fees and Expenses of Trustee and the Paying Agent

            The Trustee shall be entitled to receive the Trustee Fee (a portion of which shall be paid to the Paying Agent), pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties respectively, hereunder of the Trustee and the Paying Agent. The Trustee and the Paying Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee and the Paying Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee or Paying Agent, respectively, hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Paying Agent.

            Section 7.13 Collection of Moneys

            Except as otherwise expressly provided in this Agreement, the Trustee and the Paying Agent may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee or the Paying Agent, as the case may be, pursuant to this Agreement. The Trustee or the Paying Agent, as the case may be, shall hold all such money and property received by it as part of the Trust and shall distribute it as provided in this Agreement. If the Trustee or the Paying Agent, as the case may be, shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the applicable Master Servicer, the Trustee or the Paying Agent, as the case may be, shall request that the applicable Master Servicer make such distribution as promptly as practicable or legally permitted. If the Trustee or the Paying Agent, as the case may be, shall subsequently receive any such amount, it may withdraw such request.

            Section 7.14 Trustee to Act; Appointment of Successor

            (a) On and after the time a Master Servicer is terminated pursuant to this Agreement in accordance with Sections 8.28 and 8.29, the Trustee shall be the successor in all respects to such Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by such Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of such Master Servicer contained in this Agreement or (ii) any obligation incurred by such Master Servicer prior to its termination or resignation (including, without limitation, such Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement), except any ongoing obligations to the Primary Servicers arising after the termination of such Master Servicer from their servicing rights and obligations under the applicable Primary Servicing Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to such Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to such Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

            (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to such terminated Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as the applicable Master Servicer hereunder and under the applicable Primary Servicing Agreement. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of such Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume such Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by such Master Servicer in the applicable Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by such Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over such Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the terminated Master Servicer as provided herein; such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall, subject to Section 9.21(d), have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall, subject to Section 9.21(d), be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation.

            (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the terminated Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of the Special Servicer hereunder. Pending any such appointment, the Trustee shall act in such capacity as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor, subject to
Section 9.21(d), out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the terminated Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The terminated Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the terminated Special Servicer in the applicable Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the terminated Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

            Section 7.15 Notification to Holders

            Upon termination of a Master Servicer, the Paying Agent or the Special Servicer, or appointment of a successor to such Master Servicer, the Paying Agent or the Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Operating Adviser, the Sellers and the Certificateholders at their respective addresses appearing on the Certificate Register.

            Section 7.16 Representations and Warranties of the Trustee and the Paying Agent

            (a) The Trustee hereby represents and warrants as of the date hereof that:

            (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

            (b) The Paying Agent hereby represents and warrants as of the date hereof that:

            (i) the Paying Agent is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

            (ii) the execution and delivery by the Paying Agent of this Agreement have been duly authorized by all necessary action on the part of the Paying Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Paying Agent or its properties that would materially and adversely affect the Paying Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Paying Agent, or (iii) the terms of any material agreement or instrument to which the Paying Agent is a party or by which it is bound; the Paying Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

            (iii) the execution, delivery and performance by the Paying Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Paying Agent to perform its obligations under this Agreement;

            (iv) this Agreement has been duly executed and delivered by the Paying Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

            (v) there are no actions, suits or proceeding pending or, to the best of the Paying Agent's knowledge, threatened, against the Paying Agent that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Paying Agent to perform under the terms of this Agreement.

            Section 7.17 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee and the Paying Agent

            Each of the Trustee and the Paying Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees or paying agents in similar transactions (unless the Trustee or the Paying Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee or the Paying Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee or the Paying Agent, as the case may be, is not less than "A" as rated by S&P and Fitch, if rated by S&P and Fitch, respectively, the Trustee or the Paying Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

            Section 7.18 Appointment of a Fiscal Agent

            (a) In order to satisfy the eligibility requirements of Section 7.5 (insofar as such requirements relate to ratings), the Trustee may appoint a fiscal agent (a "Fiscal Agent"). Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from Fitch (or "A+" from Fitch, if such Fiscal Agent's short-term unsecured debt rating is at least "F-1" by Fitch) and a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if such Fiscal Agent's short-term unsecured debt rating is at least "A-1" by S&P) (or, in the case of either Rating Agency, such other rating as shall not result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies).

            (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, any Fiscal Agent appointed by the Trustee shall make such Advance as and when required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that a Fiscal Agent makes an Advance pursuant to this Section 7.18(b) or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

            (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than any interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicers or the Special Servicer.

            (d) The obligations of a Fiscal Agent set forth in this Section 7.18 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. A Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 7.5; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 7.5). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of a Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 7.18(a) or (ii) the Trustee shall have received written confirmation from the Rating Agencies that the succession of such proposed successor fiscal agent would not, in and of itself, result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates.

            (e) The Trustee shall promptly notify the other parties hereto, the Certificateholders and the holders of any Serviced Companion Loan in writing of the appointment, resignation or removal of any Fiscal Agent.

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

            Section 8.1 Servicing Standard; Servicing Duties

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole (and, solely as it relates to a Serviced Loan Group, for the benefit of the holder of the related Serviced Companion Loan), the Master Servicers shall service and administer the Mortgage Loans (and the General Master Servicer shall also service each Serviced Companion Loan) in accordance with the Servicing Standard and the terms of this Agreement. The General Master Servicer shall be the Master Servicer with respect to all the Mortgage Loans (other than the Prudential Loans), the Serviced Companion Loans and other assets in the Trust (other than the Prudential Trust Assets) and, as such, shall service and administer such assets as shall be required of the Master Servicer hereunder with respect to such Trust assets. The Prudential Master Servicer shall be the Master Servicer with respect to the Prudential Trust Assets and, as such, shall service and administer the Prudential Trust Assets as shall be required of such Master Servicer hereunder with respect to the Prudential Trust Assets. Certain of the provisions of this Article VIII make explicit reference to their applicability to Mortgage Loans and Serviced Companion Loans; notwithstanding such explicit references, references to "Mortgage Loans" contained in this
Article VIII, unless otherwise specified, shall be construed to refer also to the related Serviced Companion Loan (but any other terms that are defined in Article I and used in this Article VIII shall be construed according to such definitions without regard to this sentence).

            In connection with such servicing and administration, each Master Servicer shall service in accordance with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the applicable Master Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the applicable Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

            (b) The applicable Master Servicer, in the case of an event specified in clause (x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee and the Paying Agent, the Operating Adviser, the respective Seller and, in the case of a Serviced Loan Group, the holder of the related Serviced Companion Loan, within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

            (c) With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, for as long as it is not a Specially Serviced Mortgage Loan, if any of the applicable Master Servicer, the Special Servicer or the applicable Primary Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, such Person shall notify the related Master Servicer, the related Special Servicer and the related Primary Servicer, as applicable, to such effect and such Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the applicable Master Servicer or the Special Servicer as a Servicing Advance.

            (d) In connection with any extension of the Maturity Date of a Mortgage Loan that is the subject of an Environmental Insurance Policy, the applicable Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

            (e) The parties hereto acknowledge that each Serviced Companion Loan is subject to the terms and conditions of the related Co-Lender Agreement. With respect to each Senior Mortgage Loan, the Trustee, the General Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the holder of each Serviced Companion Loans under the related Co-Lender Agreement, including, with respect to the allocation of collections on or in respect of each Senior Mortgage Loan and the Serviced Companion Loan in accordance with the related Co-Lender Agreement. The General Master Servicer shall comply with the applicable provisions of each Co-Lender Agreement, and, if any loan in a Serviced Loan Group becomes a Specially Serviced Mortgage Loan, the Special Servicer shall comply with the applicable provisions of the related Co-Lender Agreement.

            Section 8.2 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master Servicers

            Each Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless a Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard (or, in the case of the Prudential Master Servicer, a Servicer Fidelity Bond shall be commercially reasonable in the mortgage servicing industry and in an amount not less than $10,000,000 covering the Prudential Master Servicer's directors, officers and employees, in connection with its activities under this Agreement). In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the applicable Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long term rating of a Master Servicer (or its corporate parent) is not in any event less than "A" as rated by S&P and Fitch, respectively, such Master Servicer may self insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

            Section 8.3 Master Servicers' General Power and Duties

            (a) Each Master Servicer shall service and administer the Mortgage Loans it is required to service hereunder and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and 9.39 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement, such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and Section 8.7, (C) to collect any Insurance Proceeds, (D) subject to Sections 8.7 and 8.18, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Sections 8.7 and 8.18, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage; (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the Master Servicer deems reasonable under the circumstances,
(F) to execute and deliver, on behalf of the Certificateholders and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes under the terms of the Mortgage, including all rights of consent or approval thereunder, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants,
(K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) cause to be held on behalf of the Trustee, in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. The foregoing clauses (A) through (M) are referred to collectively as "Master Servicer Consent Matters." In addition, the Master Servicer, consistent with the Servicing Standard, may waive (i) any default interest and Late Fees with respect to its Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) default interest on a Balloon Payment (but only with the consent of the Special Servicer); provided that, to the extent the applicable Master Servicer waives any default interest and Late Fees, any outstanding Advance Interest with respect to the related Mortgage Loan (or Serviced Companion Loan, as applicable) that would otherwise have been paid out of such default interest and Late Fees shall be paid out of the additional servicing compensation payable to such Master Servicer with respect to that Mortgage Loan (or Serviced Companion Loan, as applicable); and provided, further, that if no additional servicing compensation is available to offset the outstanding Advance Interest with respect to the Mortgage Loan (or Serviced Companion Loan) that would otherwise be offset by the default interest and Late Fees, then the applicable Master Servicer shall not waive such default interest and Late Fees unless it is the first such waiver with respect to the subject Mortgage Loan (or Serviced Companion Loan, as applicable).

            Notwithstanding the above, the Master Servicers shall have no power to (i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term. In addition, subject to the Servicing Standard, the Master Servicers shall not accept any prepayment of principal with respect to any Mortgage Loan on any date other than the related Due Date unless (i) such payment is accompanied by a payment of the interest due with respect to such Mortgage Loan up to the next succeeding Due Date, (ii) such prepayment does not result in the Trust incurring a Prepayment Interest Shortfall or (iii) such prepayment is required to be permitted under the related Mortgage Loan documents on a date other than the related Due Date. Nothing contained in this Agreement shall limit the ability of the Master Servicers to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer were not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

            (b) No Master Servicer shall be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. Such Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing Advances as set forth herein, make P&I Advances as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. Each Master Servicer shall give notice within two Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and such Master Servicer. The Special Servicer shall instruct within two Business Days after receiving such notice the applicable Master Servicer on how to apply such funds. The applicable Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. No Master Servicer shall be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

            (c) Concurrently with the execution of this Agreement, the Trustee shall sign the Powers of Attorney attached hereto as Exhibit S-1A and Exhibit S-1B. The Master Servicers, shall promptly notify the Trustee of the recording of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicers or the Special Servicer, the Trustee shall execute and return to any Master Servicer, any Special Servicer or any Primary Servicer any additional powers of attorney and other documents necessary or appropriate to enable such Master Servicer and the Special Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. Each Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by a Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicers nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of the Mortgage Loans solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of the Mortgage Loans (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Sellers for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly related to the servicing of the Mortgage Loans (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or the Sellers for breaches of representations and warranties, or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other actions with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state. The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement.

            (d) Each Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

            (e) Each Master Servicer (or any Primary Servicer on its behalf) shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one Business Day after receipt. Each Escrow Account shall be an Eligible Account except with respect to Mortgage Loans identified on
Schedule VII for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. The General Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made only:

            (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

            (ii) to transfer funds to the applicable Certificate Account (or any sub-account thereof) to reimburse the applicable Master Servicer for any Advance (or the Trust for any Unliquidated Advance) relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

            (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

            (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

            (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the applicable Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the applicable Master Servicer; and

            (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

            Subject to the immediately succeeding two sentences, (i) each Master Servicer may direct any depository institution or trust company in which the applicable Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit such Master Servicer to meet the payment obligations for which the applicable Escrow Account was established; (ii) each Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) each Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds on or before the next Master Servicer Remittance Date. The Master Servicers shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicers shall not be required to invest amounts on deposit in applicable Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicers are required by either law or under the terms of any related Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event a Master Servicer is not entitled to direct the investment of such funds, (1) such Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require such Master Servicer to invest such funds in accordance with the Mortgagor's directions; and (2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicers shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicers to meet the payment obligations for which the applicable Escrow Account was established, and (ii) the Master Servicers shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

            (f) The relationship of each of the Master Servicers and the Special Servicer to the Trustee and the Paying Agent and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

            (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the applicable Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by such Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The applicable Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

            (h) The applicable Master Servicer or any Primary Servicer on its behalf shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The applicable Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and such Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the applicable Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of "government securities" as defined in the 1940 Act, subject to Rating Agency approval, (ii) such Master Servicer has received evidence satisfactory to it, that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) such Master Servicer has established a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans (in its corporate capacity and not as agent of or on behalf of the Trust or the Trustee), (iv) such Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each subsequent Scheduled Payment, (v) (A) such Master Servicer shall receive a Rating Agency Confirmation if the Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $20,000,000 and 5% of the Aggregate Certificate Balance (or such higher threshold as shall be published by S&P), unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause
(A), either a Notice and Certification in the form attached hereto as Exhibit Z (or such less restrictive form as shall be adopted by S&P) or a Rating Agency Confirmation is received from S&P and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the applicable Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

            The parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Releases of Mortgaged Property" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligations of a Mortgagor to pay the costs of a tax opinion associated with the full or partial release or substitution of collateral for a Mortgage Loan because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, to the extent an amount is due and not paid by the Mortgagor, then the sole obligation of the related Seller shall be to pay for such tax opinion. In addition, the parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Defeasance and Assumption Costs" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance or assumption of the related Mortgage Loan, because the related Mortgage Loan documents do not require the related Mortgagor to pay costs related thereto, including, but not limited to, amounts owed to one or both Rating Agencies, then the sole obligation of the related Seller shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency or unpaid expenses or costs, the applicable Master Servicer shall request the related Seller to make such payment by deposit to the applicable Certificate Account. The related Seller shall have no obligation to pay for any of the foregoing costs if the applicable Mortgagor has an obligation to pay for such costs.

            In the case of a Specially Serviced Mortgage Loan, the applicable Master Servicer shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the Special Servicer that such Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and such Master Servicer shall be entitled to any fees paid relating to such defeasance. If such "event of default" is on account of an uncured payment default, the Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and the Special Servicer shall be entitled to any fees paid relating to such defeasance.

            (i) The applicable Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after receipt of the related Servicer Mortgage File by such Master Servicer (or Primary Servicer, if applicable), the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement, and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer (as evidenced by delivery of a copy thereof to such Master Servicer). Such Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

            (j) [Reserved]

            (k) Pursuant to the Co-Lender Agreements, with respect to the Serviced Loan Group, the holders of the Serviced Companion Loans have agreed that the General Master Servicer and the Special Servicer are authorized and obligated to service and administer the Serviced Companion Loans pursuant to this Agreement, but subject, nevertheless, to the terms and provisions of the Co-Lender Agreement. With respect to each Serviced Loan Group, the General Master Servicer shall be entitled, during any period when such Serviced Loan Group does not constitute a Specially Serviced Mortgage Loan, to exercise the rights and powers granted under the applicable Co-Lender Agreement to the "Note A Lender" and/or the "Master Servicer" or the "Servicer" (as the context requires) referred to therein, subject to the limitations of the applicable Co-Lender Agreement. For the avoidance of doubt, the parties acknowledge that neither the General Master Servicer nor the Special Servicer shall be entitled or required to exercise the rights and powers granted to the "Note B Lender" or the "Note C Lender" as defined under the related Co-Lender Agreement. Nothing in this Section 8.3(k) shall be construed to add to or expand the responsibilities and duties of any Master Servicer or Special Servicer as expressly set forth in this Agreement and the Co-Lender Agreements with respect to the Serviced Companion Loan. To the extent of any conflicts between the provisions of this Agreement with respect to the servicing and administration of the Serviced Companion Loans and the provisions of the related Co-Lender Agreement, the provisions of the Co-Lender Agreements (which may not be amended without the consent of the related Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust as holder of the related Senior Mortgage Loan in accordance with this Agreement) shall control.

            Section 8.4 Primary Servicing and Sub-Servicing

            (a) The parties hereto (A) acknowledge that the General Master Servicer has delegated certain of its obligations and assigned certain of its rights under this Agreement to each of the Primary Servicers pursuant to the respective Primary Servicing Agreements and (B) agree: (1) in addition to those obligations specifically delegated by the General Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement, each Primary Servicer shall also perform the General Master Servicer's obligations set forth in Section 2.1(d) of this Agreement as such Section relates to the Mortgage Loans serviced by it; (2) in addition to those rights specifically granted by the General Master Servicer to the Primary Servicers under the applicable Primary Servicing Agreement, those rights set forth in Section 8.24 hereof accruing to the benefit of the General Master Servicer shall also accrue to the benefit of the Primary Servicers; (3) any indemnification or release from liability set forth in this Agreement accruing to the benefit of the General Master Servicer shall also, to the extent applicable, benefit the Primary Servicers; and (4) for each notice, certification, report, schedule, statement or other type of writing that a party hereto is obligated to deliver to the General Master Servicer in respect of Mortgage Loans for which a Primary Servicer has been engaged, such party shall deliver to each of the applicable Primary Servicers a copy of such notice, certification, report, schedule, statement or other type of writing at the time and in the same manner that any of the foregoing is required to be delivered to the General Master Servicer.

            Notwithstanding the provisions of any Primary Servicing Agreement, the Sub-Servicing Agreement or any other provisions of this Agreement, the Master Servicers shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer, the Certificateholders and the holder of each Serviced Companion Loan for servicing and administering of the Mortgage Loans and each Serviced Companion Loan in accordance with the provisions of this Agreement to the same extent as if the applicable Master Servicer was alone servicing and administering the Mortgage Loans and each Serviced Companion Loan; provided, however, the foregoing shall not in any way limit or impair the indemnification provisions benefiting the Master Servicers in Section 8.25; and further provided, however, for the avoidance of doubt, such "servicing and administration" shall not be construed to include reporting under or for purposes of compliance with Regulation AB. Each Master Servicer or applicable Primary Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans (or Serviced Companion Loan) by any Sub-Servicer appointed by it. Other than with respect to the agreements with the Primary Servicers or the Sub-Servicers under agreements that are in effect as of the Closing Date, the terms of any arrangement or agreement between the Master Servicer or applicable Primary Servicer, on the one hand, and a Sub-Servicer, on the other, shall provide that such sub-servicing agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such applicable Master Servicer or the applicable Primary Servicer is terminated in accordance with this Agreement or the applicable Primary Servicing Agreement. In addition, none of the Special Servicer, the Trustee, the Paying Agent, the Certificateholders or the holder of a Serviced Companion Loan shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The applicable Master Servicer or applicable Primary Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any Primary Servicing Agreement or any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Master Servicer, a Primary Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the applicable Master Servicer, or applicable Primary Servicer shall remain obligated and liable to the Trustee, the Paying Agent, the Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans and Serviced Companion Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement or the applicable Primary Servicing Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the applicable Master Servicer or applicable Primary Servicer alone were servicing and administering the Mortgage Loans.

            (b) Subject to the limitations of subsection (a), the Master Servicers or any Primary Servicer may appoint one or more sub-servicers (each, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders, provided, however, that any decision or recommendation involving the exercise of a Primary Servicer's discretion as a "lender" under any loan document with respect to a Mortgage Loan shall be exercised only by the Primary Servicer and may not be delegated to a Sub-Servicer; provided, further, however, that no Master Servicer, Special Servicer or Primary Servicer shall enter into a sub-servicing agreement with any party that is a Prohibited Party.

            The General Master Servicer shall enter into a Primary Servicing Agreement with each Primary Servicer and shall not terminate such agreement except in accordance with the terms thereof. To the extent consistent with the rights of a Primary Servicer under this Agreement and the related Primary Servicing Agreement, but not in limitation of any other rights granted to a Primary Servicer in this Agreement and/or in the Primary Servicing Agreement, such Primary Servicer shall have all of the rights and obligations of a Sub-Servicer set forth herein.

            Notwithstanding any other provision set forth in this Agreement to the contrary, (i) each Primary Servicer's and each Sub-Servicer's rights and obligations under its respective Primary Servicing Agreement or Sub-Servicing Agreement shall expressly survive a termination of the applicable Master Servicer's servicing rights under this Agreement; provided that the applicable Primary Servicing Agreement or Sub-Servicing Agreement has not been terminated in accordance with its provisions, (ii) any successor Master Servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the terminated Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements or Sub-Servicing Agreement without further action upon becoming the successor Master Servicer, and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of any Primary Servicer or any Sub-Servicer hereunder and/or under the applicable Primary Servicing Agreement or the Sub-Servicing Agreement, without the prior written consent of such Primary Servicer or the Sub-Servicer (which consent shall not be unreasonably withheld).

            If a task, right or obligation of the General Master Servicer is delegated to a Primary Servicer under a Primary Servicing Agreement, and such task, right or obligation involves or requires the consent of the Special Servicer, then the Special Servicer shall accept the performance of such task, right or obligation by such Primary Servicer in accordance with the terms of this Agreement (including without limitation any time periods for consent or deemed consent to be observed by the Special Servicer) as if the General Master Servicer were performing it.

            Notwithstanding any provision of this Agreement, each of the parties hereto acknowledges and agrees that the Special Servicer, in such capacity, are neither a party to any Primary Servicing Agreement or Sub-Servicing Agreement, nor are they bound by any provision of any Primary Servicing Agreement or the Sub-Servicing Agreement in its capacity as Special Servicer.

            Notwithstanding anything herein to the contrary, any sub-servicing agreement with a Sub-Servicer (including the Primary Servicing Agreements and the Sub-Servicing Agreements) shall provide that (i) the failure of the related Sub-Servicer to comply with any of the requirements of Article XIII of this Agreement and (ii) for so long as the General Master Servicer is required to provide Exchange Act reporting items under the terms of this Agreement, the failure of the related Sub-Servicer to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB (while such reporting is required under Regulation AB) under any other pooling and servicing agreement relating to any transaction similar to the Subject Securitization Transaction shall constitute an event of default by such Sub-Servicer upon the occurrence of which either the applicable Master Servicer or Special Servicer or the Depositor shall immediately terminate the related Sub-Servicer under the related sub-servicing agreement and that such termination shall be deemed for cause.

            Section 8.5 Servicers May Own Certificates

            Any Master Servicer and any Primary Servicer and any agent of the Master Servicers or Primary Servicers in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not such Master Servicer, such Primary Servicer or such agent. Any such interest of any Master Servicer or any Primary Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of such Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such Master Servicer.

            Section 8.6 Maintenance of Hazard Insurance, Other Insurance and
Taxes

            Subject to the limitations set forth below, each Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each Mortgaged Property (other than any REO Property) to the extent required by the related Mortgage (A) a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding Principal Balance of such Mortgage Loan (and, with respect to a Serviced Loan Group, the related Serviced Companion Loan) but, in any event, unless otherwise specified in the applicable Mortgage or Mortgage Note, in an amount sufficient to avoid the application of any co insurance clause, (B) any terrorism insurance coverage for a Mortgage Loan, which the related Mortgagor is required to maintain under the related Mortgage, to the extent that such insurance is available at a commercially reasonable rate and (C) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage; provided the applicable Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property required by the related Mortgage unless such insurance was required at origination and is available at a commercially reasonable rate; provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at a commercially reasonable rate; provided, further, that a determination by a Master Servicer that terrorism insurance is not available at a commercially reasonable rate shall be subject to the approval of the Special Servicer as set forth below; provided, further, that in determining what insurance the Mortgagor is required to maintain, the applicable Master Servicer shall take into account the insurance maintained on the closing date of the Mortgage Loan. If the related Mortgagor does not maintain the insurance set forth in clauses (A), (B) and (C) above, then the applicable Master Servicer shall cause to be maintained such insurance with a Qualified Insurer and the payment of the cost of such insurance shall be a Servicing Advance; provided, that a determination by a Master Servicer (with respect to non-Specially Serviced Mortgage Loans) that terrorism insurance is not available at a commercially reasonable rate will be subject to the approval of the Special Servicer as set forth below. Concurrently with its making such determination, the Master Servicer shall forward to the Special Servicer all information used to make such determination. Upon a Master Servicer's determination that terrorism insurance is not available at a commercially reasonable rate, such Master Servicer shall notify the Special Servicer. The Special Servicer shall have seven calendar days after such notice to approve or disapprove such determination. The failure of the Special Servicer to provide notice of such approval or disapproval in such time period shall be deemed approval. If the Special Servicer provides such notice of disapproval within such time period, the Master Servicer shall obtain such insurance coverage.

            To the extent required by the related Mortgage Loan documents, each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If, on the date of origination, the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the applicable Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. To the extent required by the related Mortgage Loan documents, such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the applicable Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the applicable Certificate Account.

            Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by a Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Paying Agent for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding Principal Balance thereof. Such costs shall be paid as a Servicing Advance by such Master Servicer, subject to Section 4.4 hereof.

            Notwithstanding the above, a Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, a Master Servicer shall not be required in any event to maintain or obtain insurance coverage to the extent the Trustee as mortgagee does not have an insurable interest or beyond what is reasonably available at a commercially reasonable rate and consistent with the Servicing Standard. Each Master Servicer shall notify the Trustee in the event it makes such determination. Notwithstanding the foregoing, such determination shall be subject to the approval of the Special Servicer with respect to terrorism insurance, as set forth in the first paragraph of this
Section 8.6 and, with respect to the Serviced Loan Groups, the related Co-Lender Agreement. In addition, each Master Servicer shall be entitled to rely at its own expense on insurance consultants in connection with any such determination. In no event shall the Master Servicer be required to obtain any insurance coverage that would require a Servicing Advance that constitutes a Nonrecoverable Advance.

            Each Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if such Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans (and the Serviced Companion Loans, as applicable), it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if such Master Servicer, provided that its or its parent's long-term rating is not less than "A" by S&P and Fitch, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that a Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by such Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the applicable Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the applicable Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans (and each Serviced Companion Loan, as applicable), the applicable Master Servicer agrees to present, on its behalf and on behalf of the Trustee (and the holder of each Serviced Companion Loan, as applicable), claims under any such master force placed or blanket insurance policy.

            With respect to each Mortgage Loan, the applicable Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the applicable Master Servicer (other than with respect to REO Mortgage Loans) shall, except in the case of Mortgage Loans under which Escrow Amounts are not held by the applicable Master Servicer (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the applicable Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date (or, with respect to real estate taxes, prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the Mortgaged Property), subject to
Section 4.4 hereof. No costs incurred by the Master Servicers or the Trustee, as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the Principal Balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding principal balances of such Mortgage Loans.

            Section 8.7 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Due-On-Encumbrance Clause

            (a) In the event a Master Servicer receives a request from a Mortgagor pursuant to the provisions of any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan by, another Person, the Master Servicer (or, with respect to Mortgage Loans serviced pursuant to a Primary Servicing Agreement, a Primary Servicer, which shall be sent a copy of such request within 5 Business Days of receipt thereof by the Master Servicer) shall obtain relevant information for purposes of evaluating such request and no Special Servicer shall have an obligation to review or consent to such request. For the purpose of the foregoing sentence, the term "expressly permits" shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against assignment except upon the satisfaction of stated conditions. With respect to each Mortgage Loan that does not "expressly permit" an assignment or assumption, if the Master Servicer (or, if such Mortgage Loan is serviced by a Primary Servicer, the Primary Servicer) recommends to approve such assignment, the Master Servicer shall provide to the Special Servicer and the Operating Adviser (or, with respect to a recommendation by the Primary Servicer, to the Master Servicer, the Special Servicer and the Operating Adviser, simultaneously) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to the Special Servicer, in the form attached hereto as Exhibit U) and all other information related to such assignment and assumption in its possession reasonably requested by the Special Servicer and
(A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing within ten Business Days following the Master Servicer's or the applicable Primary Servicer's delivery of the recommendation described above and the Assignment and Assumption Submission to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent; provided, that, if the Special Servicer reasonably requests additional information from the Master Servicer or Primary Servicer, as applicable, on which to base its decision, the foregoing ten Business Day period in which the Special Servicer has to consent to the Assignment and Assumption Submission shall cease to run on the Business Day on which the Special Servicer makes such request and shall resume to run on the Business Day on which the Special Servicer receives such additional information, and (C) the Master Servicer or Primary Servicer shall not permit any such assignment or assumption unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding clause (B). The Special Servicer hereby acknowledges the delegation by the Master Servicer of its rights and duties hereunder pursuant to the provisions of each Primary Servicing Agreement. If a Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the Master Servicer or any applicable Primary Servicer with a written statement and a verbal explanation as to its reasoning and analysis within the time frame specified in (B) of the preceding sentence. Upon consent or deemed consent by the Special Servicer to such proposed assignment and assumption, the Master Servicer or Primary Servicer, as applicable, shall process such request of the related Mortgagor and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. In the event that the Master Servicer shall require a Nondisqualification Opinion in order to process a request for a substitution, the Master Servicer shall use its reasonable efforts in accordance with the Servicing Standard to collect the related costs, expenses and fees from the Mortgagor to the extent the related Mortgage Loan documents require the related Mortgagor to pay such amounts. To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor is in conformity to the terms of the related Mortgage Loan. In making its recommendation, the Master Servicer shall evaluate such conformity in accordance with the Servicing Standard. The Master Servicer shall not condition approval of any request for assumption of a Mortgage Loan on an increase in the interest rate of such Mortgage Loan. The Master Servicer shall notify the Trustee, the Paying Agent, the Special Servicer and the Operating Adviser of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Master Servicer, as applicable, shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially Serviced Mortgage Loan (except that the Master Servicer shall be entitled to 100% of such fee in connection with (a) any assignment and assumption or substitution with respect to which the consent of the Special Servicer was not required (and 100% of assumption application fees) or (b) any assignment and assumption or substitution that is "expressly permitted" pursuant to the terms of the related Mortgage Loan), as executed pursuant to this Section 8.7(a) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such assumption fee relating to the non-Specially Serviced Mortgage Loans (except with respect to the Mortgage Loans with respect to which the Special Servicer's consent was not required in connection therewith or with respect to any assignment and assumption or substitution that is not "expressly permitted" pursuant to the terms of the related Mortgage Loan); provided that any such fees payable to a Master Servicer pursuant to this paragraph shall be divided between the Master Servicer and any related Primary Servicer as set forth in the applicable Primary Servicing Agreement.

            The Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers of the SunTrust Loans and the MM Loans and with respect to Post-Closing Requests (as defined in the applicable Primary Servicing Agreements) pursuant to Section
8.4 of this Agreement. Such Primary Servicing Agreements classify certain Post-Closing Requests as Category 1 Requests (as defined in the Primary Servicing Agreements), and grant the related Primary Servicers certain authority to evaluate and process such requests in accordance with this Agreement, the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, the Primary Servicing Agreements for the SunTrust Loans and the MM Loans provide for the General Master Servicer's (or, with respect to the MM Loans and the SunTrust Loans, the Primary Servicer's) determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the Special Servicer for consent in accordance with the terms of the applicable Primary Servicing Agreements upon a determination of materiality. The Special Servicer hereby acknowledges such provisions. Nothing in this Agreement, however, shall grant the Primary Servicers for the SunTrust Loans or the MM Loans greater authority, discretion or delegated rights over Post-Closing Requests than are set forth in the applicable Primary Servicing Agreement.

            In addition, the Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers of the SunTrust Loans and the MM Loans with respect to enforcement of due-on-sale clauses, assumption agreements and due-on-encumbrance clauses pursuant to Section 8.4 of this Agreement. Such Primary Servicing Agreement grants the Primary Servicer certain authority to evaluate and process certain requests with respect thereto in accordance with this Agreement or the applicable Primary Servicing Agreement and the applicable Mortgage Loan documents; provided, however, that such evaluation or processing shall be conducted in accordance with the Primary Servicing Agreement and nothing in this Agreement shall give the Primary Servicer greater authority, discretion or delegated rights over Post-Closing Requests then set forth in the Primary Servicing Agreement, such authority to evaluate and process certain requests shall be in contravention of the immediately preceding paragraph. Such Primary Servicer is not required to obtain the consent of the General Master Servicer with respect to requests for transfers that are expressly permitted pursuant to the applicable Mortgage Loan documents. With respect to other requests specified in the related Primary Servicing Agreement that require the approval of the Special Servicer and subject to the terms and provisions of the related Primary Servicing Agreement, the Primary Servicer may forward its recommendation directly to the Special Servicer (with a copy to the General Master Servicer) or it may forward its recommendation with respect to such request to the General Master Servicer. The General Master Servicer shall use commercially reasonable efforts to forward such recommendation to the Special Servicer within five (5) Business Days of receipt thereof (but in no event more than 10 days of receipt thereof) after which the Special Servicer shall inform the General Master Servicer and the applicable Primary Servicer of its decision on or prior to the date on which the Special Servicer's time to respond has lapsed as set forth in the Primary Servicing Agreement.

            (b) [Reserved]

            (c) Neither the Master Servicer nor the Special Servicer shall have any liability, and shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time.

            (d) If any Mortgage Loan that is not a Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or (ii) provides that such Mortgage Loan may not be assumed or ownership interests in the related Mortgagor may not be transferred without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Master Servicer's review and determination (such determination to be approved by the Special Servicer in the same manner as in Section 8.7(a)) to either (A) enforce such due-on-sale clause (unless, with respect to the MM Loans, such enforcement is not permitted pursuant to the related Mortgage Loan documents) or (B) if in the best economic interest of the Trust, waive the effect of such provision, shall be processed in the same manner as in Section 8.7(a); provided, however, that if the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Master Servicer shall prepare and deliver to Fitch and S&P a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Special Servicer (and with respect to any MM Loans, to the Primary Servicer servicing such Mortgage Loans), the Paying Agent and the Trustee, and the Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The Special Servicer and the Master Servicer shall each be entitled to (as additional compensation) 50% of the assumption fee (and 50% of assumption application fees) collected from a Mortgagor in connection with the granting or withholding such consent with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans; provided, that such fees that are allocated to a Master Servicer pursuant hereto shall be divided between the Master Servicer and any applicable Primary Servicer as set forth in the related Primary Servicing Agreement.

            (e) The Master Servicer, as applicable, shall have the right to consent to any transfers of an interest in a Mortgagor of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, to the extent such transfer is to a party or entity specifically named or described under the terms of the related Mortgage Loan, in each case including any consent to transfer to any subsidiary or Affiliate of Mortgagor, to a Person acquiring less than a majority interest in the Mortgagor or to an entity of which the Mortgagor is the controlling beneficial owner; provided, however, that if (i) the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool (provided that such Mortgage Loan has a then current Principal Balance of $5,000,000 or more), and (ii) the transfer is of an equity interest in the Mortgagor greater than 49%, then prior to consenting, the Master Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. The Master Servicer, as applicable, shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation to the extent the Master Servicer's collection of such fees is not expressly prohibited under the related loan documents for the Mortgage Loan.

            (f) The Trustee for the benefit of the Certificateholders shall execute any necessary instruments in the form presented to it by the Master Servicer (pursuant to subsection (a) or (d)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee and the Special Servicer.

            (g) If any Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on the ownership interest in the Mortgagor; or

            (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, as long as such Mortgage Loan is included in the Trust, the Master Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, sub-section (h) below and Section 8.18 hereof. The Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation regarding such waiver and complying with the provisions of the next succeeding paragraph; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance or (y) such Mortgage Loan (which includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on any Junior Indebtedness) that is less than 1.2x.

            (h) Without limiting the generality of the preceding paragraph, in the event that a Master Servicer receives a request for a waiver of any "due-on-encumbrance" clause under any Mortgage Loan, the Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the Master Servicer recommends to waive such clause, the Master Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to the Special Servicer, in the form attached hereto as Exhibit V and any other information in its possession reasonably requested by the Special Servicer) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within ten Business Days following the Master Servicer's delivery of the recommendation described above and the complete Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package and any other information in its possession reasonably requested by the Special Servicer to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and
(C) the Master Servicer shall not permit any such waiver unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed waiver, the Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

            (i) The parties hereto acknowledge that, if a Seller shall have breached the representation set forth under the heading "Defeasance and Assumption Costs" in Exhibit 2 to the Mortgage Loan Purchase Agreements, regarding the obligation of a Mortgagor to pay the reasonable costs and expenses of obtaining any Rating Agency Confirmation in connection with an assumption or defeasance of the related Mortgage Loan because the related mortgage loan documents do not require the Mortgagor to pay costs related thereto, then it shall be the sole obligation of the related Seller to pay an amount equal to such insufficiency to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency, the Master Servicer or the Special Servicer, as applicable, shall request the related Seller to make such payment by deposit to the applicable Certificate Account. The Master Servicer may not waive such payment by the Mortgagor (and then seek payment for such costs and expenses from the Seller) and shall use its reasonable efforts to collect such amounts from the Mortgagor to the extent the related mortgage loan documents require the related Mortgagor to pay such amounts.

            Section 8.8 Trustee to Cooperate; Release of Trustee Mortgage Files

            Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan, the purchase of a Senior Loan by the holder of a related Serviced Companion Loan or the receipt by a Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the applicable Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee Mortgage File to the applicable Master Servicer and the Trustee shall execute and deliver to such Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by such Master Servicer together with the Mortgage Note. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicers to execute and deliver, on behalf of the Trustee, the Certificateholders, the holders of the Serviced Companion Loans or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans or the Serviced Companion Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders and the holders of the Serviced Companion Loans. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the applicable Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the applicable Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to such Master Servicer or the Special Servicer, as the case may be.

            Section 8.9 Documents, Records and Funds in Possession of the Master Servicers to Be Held for the Trustee for the Benefit of the Certificateholders

            Notwithstanding any other provisions of this Agreement, each Master Servicer shall transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of such Master Servicer from time to time and shall account fully to the Trustee and the Paying Agent for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, each Master Servicer in respect of such Mortgage Loans (or Serviced Companion Loans), whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the applicable Certificate Accounts (or the Serviced Companion Loan Custodial Account), shall be held by the applicable Master Servicer for and on behalf of the Trustee and the Certificateholders (or the holder of a Serviced Companion Loan, as applicable) and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Accounts or the applicable Escrow Accounts, or any funds that otherwise are or may become due or payable to the Trustee or the Paying Agent, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicers shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicers under this Agreement.

            Section 8.10 Servicing Compensation

            (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to the Master Servicing Fee and the General Master Servicer shall be entitled to the Primary Servicing Fee (except with respect to the Prudential Loans), which shall be payable by the Trust from amounts held in the applicable Certificate Accounts (and from the Serviced Companion Loan Custodial Account, to the extent related solely to each Serviced Companion Loan) or otherwise collected from the Mortgage Loans and REO Loans as provided in
Section 5.2. The General Master Servicer shall be required to pay to the Primary Servicers the related Primary Servicing Fees (except with respect to the Prudential Loans), which shall be payable by the Trust from amounts as provided in Section 5.1(c), unless retained by the Primary Servicers from amounts transferred to the General Master Servicer in accordance with the terms of the Primary Servicing Agreements. The Master Servicers shall be required to pay to the holders of the rights to the Excess Servicing Fees (including, if applicable, the applicable Master Servicer), the Excess Servicing Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer a Master Servicer or Primary Servicer (to the extent that such Person was ever a Master Servicer or a Primary Servicer), as applicable, for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as a Master Servicer or Primary Servicer hereunder. The General Master Servicer shall also be entitled to the Primary Servicing Fee (except with respect to the Prudential Loans), which shall be payable by the Trust from amounts held in the applicable Certificate Account (or a sub-account thereof) or otherwise collected from the Mortgage Loans as provided in Section 5.2, provided that the Primary Servicing Fee payable to the General Master Servicer shall only be collected from the Mortgage Loans set forth on Schedule III and Schedule VI.

            (b) Additional servicing compensation in the form of assumption application fees, assumption fees, extension fees, servicing fees, default interest (excluding default interest allocable to any Serviced Companion Loan if the holder of such Serviced Companion Loan has cured the related default pursuant to the terms of the related Co-Lender Agreement) payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest, Additional Trust Fund Expenses and Special Servicing Fees relating to the subject Mortgage Loan (or, with respect to the Senior Mortgage Loans, the applicable Serviced Loan Group) as provided in Section 4.5), Modification Fees, forbearance fees, Late Fees (net of any amount used to pay Advance Interest), other usual and customary charges and fees actually received from Mortgagors and any other fees listed in any of the Primary Servicing Agreements, all such fees subject to allocation pursuant to such Primary Servicing Agreements, shall be retained by the applicable Master Servicer, provided that the applicable Master Servicer shall be entitled to receive such compensation as set forth in Section 5.2(a)(i). If the applicable Master Servicer collects any amount payable to the Special Servicer hereunder in connection with an REO Mortgage Loan or Specially Serviced Mortgage Loan, the applicable Master Servicer shall promptly remit such amount to the Special Servicer as provided in Section 5.2. The applicable Master Servicer shall be required to pay (in the manner otherwise provided herein) all applicable expenses incurred by it in connection with its servicing activities hereunder.

            (c) Notwithstanding any other provision herein, the Master Servicing Fee payable to each Master Servicer for each monthly period relating to each Determination Date shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans serviced by such Master Servicer for such Determination Date.

            (d) Each Master Servicer, as applicable, shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to its respective Mortgage Loans (including any Specially Serviced Loans) for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date, (ii) interest or other income earned on deposits in the applicable Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in its respective Escrow Accounts.

            Section 8.11 Master Servicer Reports; Account Statements

            (a) For each Distribution Date, (i) each Master Servicer shall deliver to the Paying Agent (and, with respect to each Serviced Companion Loan, the General Master Servicer shall also deliver to the holder thereof or its servicer) on the related Report Date, the Loan Periodic Update File for the related Mortgage Loans with respect to such Distribution Date, and (ii) each Master Servicer shall notify the Paying Agent as soon as reasonably possible, but no later than noon, New York City time on the Master Servicer Remittance Date, of the amount of any Principal Prepayments and Balloon Payments that are required to be remitted by such Master Servicer pursuant to Section 5.2(b). The Special Servicer is required to provide, in the form required under Section 9.32, all information relating to Specially Serviced Mortgage Loans in order for the applicable Master Servicer to satisfy its duties in this Section 8.11 not later than one Business Day prior to the date such Master Servicer is required to distribute any report. The applicable Master Servicer shall have no obligation to provide such information or reports set forth in clauses (ii) and
(iii) above to the extent that it has not received such information or reports from the Special Servicer; provided, however, that such Master Servicer shall not be relived of its obligation to provide other information or reports as set forth in this Section 8.11(a). Each Master Servicer shall be entitled in good faith to rely on and shall have no liability for information provided by third parties, including the Special Servicer.

            (b) Each Master Servicer shall notify the Trustee and the Paying Agent on or before the Closing Date of the initial location of the applicable Certificate Accounts and, promptly following any change in location of any Certificate Account, the new location thereof. In addition, the General Master Servicer shall notify the holder of each Serviced Companion Loan promptly following any change in location of the Serviced Companion Loan Custodial Account, the new location thereof.

            (c) Each Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the applicable Certificate Accounts in order to permit the Special Servicer to make deposits therein.

            (d) [Reserved]

            (e) Each Master Servicer shall deliver a copy of any reports or information delivered to the Trustee or the Paying Agent pursuant to subsection
(a) or subsection (b) of this Section 8.11 to the Depositor, the Special Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

            (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicers shall not have any obligation to deliver any statement, notice or report that is then made available on such Master Servicer's website or the Paying Agent's Website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

            (g) Each Master Servicer shall deliver or cause to be delivered to the Paying Agent (and, in respect of each Serviced Companion Loan, the holder of the related Serviced Companion Loan) the following CMSA Reports with respect to the Mortgage Loans serviced by such Master Servicer (and, if applicable, the related REO Properties) providing the required information as of the related Determination Date upon the following schedule: (i) a CMSA Comparative Financial Status Report not later than each Report Date, commencing in January 2007; (ii) a CMSA Operating Statement Analysis Report, the CMSA Financial File and the CMSA NOI Adjustment Worksheet in accordance with Section 8.14 of this Agreement;
(iii) a CMSA Servicer Watch List in accordance with and subject to the terms of
Section 8.11(h) on each Report Date, commencing in January 2007; (iv) a CMSA Loan Setup File (with respect to the initial Distribution Date only) not later than the Report Date in December 2006; (v) a CMSA Loan Periodic Update File not later than each Report Date commencing in December 2006 (a December 2006 report will be issued by the Master Servicer in the format and with the content as reasonably agreed by the Master Servicer and the Trustee); (vi) a CMSA Property File on each Report Date, commencing in January 2007; (vii) a CMSA Delinquent Loan Status Report on each Report Date, commencing in January 2007; (viii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report not later than each Report Date, commencing in January 2007; (ix) a CMSA Historical Liquidation Report not later than each Report Date, commencing in January 2007 and (x) a CMSA REO Status Report on each Report Date, commencing in January 2007. In the case of the CMSA Property File, the CMSA Comparative Financial Status Reports, the quarterly CMSA Operating Statement Analysis Report and quarterly CMSA Financial File, with respect to the MM Loans, the Master Servicer will only be required to deliver such reports at the level of frequency at which the related Mortgagor is required to deliver the applicable financial information to the lender (which generally is annually). The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the applicable Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicers and the Special Servicer on the date and in the form required under Section 9.32. The Master Servicers' responsibilities under this Section 8.11(g) with respect to REO Mortgage Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 9.32. The reporting obligations of a Master Servicer in connection with any Serviced Loan Group shall be construed to refer only to such information regarding the Mortgage Loans (and the related Mortgaged Property) and by reference to the Mortgage Loans only, but whenever the applicable Master Servicer remits funds to the holder of a Serviced Companion Loan, it shall thereupon deliver to the applicable holder a remittance report identifying the amounts in such remittance.

            (h) If a Master Servicer, in accordance with the Servicing Standard, seeks to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an applicable Mortgage Loan or Serviced Companion Loan), such Master Servicer shall deliver notice thereof to the Special Servicer, the Operating Adviser, the holder of such Serviced Companion Loan, if applicable, and the Paying Agent, which notice shall set forth (i) the unpaid Principal Balance of such Mortgage Loan or Serviced Companion Loan immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in such Master Servicer's good faith and reasonable judgment and in compliance with the Servicing Standard will entitle such Master Servicer to make such drawing. The Special Servicer shall have five Business Days to consent to such drawing, which consent may be communicated by facsimile transmission or e-mail and shall not be unreasonably withheld. If the Special Servicer does not respond within such five Business Day period, consent shall be deemed to have been given.

            Section 8.12 [Reserved]

            Section 8.13 [Reserved]

            Section 8.14 Operating Statement Analysis Reports Regarding the Mortgaged Properties

            Within 105 calendar days (or 90 days as to any Special Servicer) after the end of each of the first three calendar quarters (in each year) for the trailing 12 months, quarterly or year-to-date information received, commencing for the quarter ending on March 31, 2007, each Master Servicer shall deliver to the Paying Agent and the Operating Adviser an Operating Statement Analysis Report and a Financial File for each Mortgaged Property in electronic format, (and in the case of the Initial Operating Advisor, in accordance with the ARCap Naming Convention) prepared using the normalized quarterly, year-to-date or trailing 12 month operating statements and rent rolls received from the related Mortgagor, if any. In the case of the MM Loans, however, the Master Servicer will only be required to deliver these reports at the level of frequency at which the underlying loan documents require the related Mortgagor to deliver the applicable financial information to the lender (which generally is annually). With respect to Specially Serviced Mortgage Loans, the applicable Master Servicer shall include information only to the extent provided by the Special Servicer, which an Operating Statement Analysis Report and a Financial File shall be prepared by the Special Servicer and delivered to the applicable Master Servicer within 90 days after the end of each of the first three quarters of each year for the trailing twelve months, quarterly or year-to-date information received and other information utilized by the Special Servicer to prepare such report or files. With respect to any Mortgage Loan for which a Primary Servicer is appointed as the Special Servicer with respect to such Mortgage Loan pursuant to Section 9.39, the reports prepared by any the Special Servicer shall only include the CMSA reports and related data required by the related Primary Servicing Agreement, and such other reports as are mutually agreed to by the related Primary Servicer and the General Master Servicer. Not later than the Report Date occurring in December of each year, beginning in 2007 for year-end 2006, the applicable Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans and as provided by the Special Servicer to the applicable Master Servicer for Specially Serviced Mortgage Loans) shall deliver to the Paying Agent and the Operating Adviser an Operating Statement Analysis Report, a Financial File and an NOI Adjustment Worksheet for each Mortgage Loan in electronic format (and in the case of the Initial Operating Advisor, in accordance with the ARCap Naming Convention), based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the applicable Master Servicer or Special Servicer by or on behalf of each Mortgagor). In the case of Specially Serviced Mortgaged Loans, as provided to the Special Servicer by the Mortgagor, the Special Servicer shall forward such information to the applicable Master Servicer on or before April 15 of each such year as provided for in Section 9.32(e) herein, containing such information and analyses for each Mortgage Loan provided for in the respective forms of Operating Statement Analysis Report, Financial File and NOI Adjustment Worksheet. Such information provided by the applicable Master Servicer shall include what would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income. As and to the extent reasonably requested by the Special Servicer, the applicable Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Paying Agent shall provide or make available electronically at no cost to the Certificateholders or Certificate Owners, the Rating Agencies, the Operating Adviser, the Depositor, the Placement Agent, the Underwriters and, solely as it relates to a Serviced Loan Group, the holder of the related Serviced Companion Loan, the Operating Statement Analysis Reports, the Financial Files and the NOI Adjustment Worksheets described above pursuant to Section 5.4(a). The General Master Servicer shall make the CMSA Operating Statement Analysis Report, the operating statements, rent rolls, property inspections and NOI Adjustment Worksheet for each Mortgage Loan to the initial Operating Advisor using the ARCap Naming Convention which is available on its website (the "General Master Servicer's Website") by the Business Day following the Distribution Date in January 2007. Each Master Servicer shall, upon request by any of such parties, deliver copies of such documents to such parties if such documents are not available on such Master Servicer's website at such time, except that the Master Servicer shall in all cases electronically deliver such documents and information for each Mortgage Loan to the initial Operating Advisor using the ARCap Naming Convention as provided herein. Pursuant to the Mortgage Loan Purchase Agreements, the Sellers shall populate all fields or any information for their related Mortgage Loans reasonably requested by the applicable Master Servicer to complete the Property File.

            Section 8.15 Other Available Information and Certain Rights of the Master Servicer

            (a) Subject to paragraphs (b), (c) and (d) below, unless prohibited by applicable law or the loan documents, the Paying Agent shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any Seller, any Primary Servicer, the Placement Agent, any Underwriter, each Rating Agency, the Paying Agent or the Depositor (and the holder of a Serviced Companion Loan, if such notice relates to such Serviced Companion
Loan), originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii) all final and released Operating Statement Analysis Reports and the Loan Periodic Update Files, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee and the Paying Agent since the Closing Date, (iv) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date, (v) the most recent property Inspection Reports in the possession of the Paying Agent in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statement and rent roll, if any, collected by or on behalf of the Master Servicers or the Special Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicers and/or the Special Servicer, and (viii) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee and the Paying Agent to support a Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee and the Paying Agent will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, any Placement Agent or any Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

            (b) Subject to the restrictions described below, each Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Primary Servicers, the Sellers, any Placement Agent, the Underwriters, the Operating Adviser, any Certificateholder, any holder of a Serviced Companion Loan or any Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the applicable Master Servicers' or the Paying Agent's Website or the electronic delivery of such information to the requesting Person), in each case to the extent in its respective possession, and access to Servicing Officers of the applicable Master Servicers responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the applicable Master Servicers upon request; provided, however, that the applicable Master Servicers shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Operating Adviser, any Placement Agent, any Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by such Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

            (c) Nothing herein shall be deemed to require either of the Master Servicers to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report. Notwithstanding the above, neither of the Master Servicers shall have any liability to the Depositor, the Trustee, the Paying Agent, the Special Servicer, any Certificateholder, any Certificate Owner, the holder of any Serviced Companion Loan, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against a Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account (including, with respect to any such claims relating to a Serviced Companion Loan, from accounts held in the Serviced Companion Loan Custodial Account)) shall hold harmless and indemnify such Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            (d) Each Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicers shall not be required to produce any ad hoc non-standard written reports not otherwise required under this Agreement with respect to such Mortgage Loans. In the event a Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to a Master Servicer making any report or information available upon request to any Person other than the parties hereto, such Master Servicer may require that the recipient of such information acknowledge that such Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Special Servicer, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency and/or the Certificateholders, any holder of a Serviced Companion Loan or Certificate Owners. Any transmittal of information by a Master Servicer to any Person other than the Trustee, the Paying Agent, the other Master Servicer, the Special Servicer, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from such Master Servicer containing a disclaimer as to the confidentiality of the information requested.

            (e) Each Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that such Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            (f) Each Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

            (g) Once a month, each of the Master Servicers and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Operating Adviser during regular business hours at such time and for such duration as the applicable Master Servicer or Special Servicer, and the Operating Adviser shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and REO Properties for which such Master Servicer or the Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Operating Adviser shall execute a confidentiality agreement in form reasonably acceptable to each Master Servicer, the Special Servicer and the Operating Adviser.

            Section 8.16 Rule 144A Information

            For as long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, each Master Servicer agrees to provide to the Paying Agent for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Paying Agent upon the request of such Certificateholder, such Certificate Owner or the Paying Agent, subject to this Section 8.16 and the provisions of Section 8.15, any information prepared by such Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

            Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the applicable Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the applicable Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agent, the Underwriters or the Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to a Master Servicer making any report or information available upon request to any Person other than the parties hereto, such Master Servicer may require that the recipient of such information acknowledge that such Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicers will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Paying Agent, the Placement Agent or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

            Section 8.17 Inspections

            Each Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property for which it is acting as Master Servicer, other than Mortgaged Properties related to Specially Serviced Mortgage Loans, every calendar year beginning in 2007, or every second calendar year beginning in 2008 if the Principal Balance of the related Mortgage Loan is under $2,000,000; provided that each Master Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan for which it is acting as Master Servicer (other than a Specially Serviced Mortgage Loan, or if there has not been an inspection within the past six months) that has a Debt Service Coverage Ratio that falls below 1.0x. The foregoing sentence shall not alter the terms of the Special Servicer's obligation to inspect Mortgaged Properties as set forth in Section 9.4(b) hereto. The applicable Master Servicer shall cause to be prepared an Inspection Report relating to each inspection.

            The applicable Inspection Reports shall be available for review by the Trustee, the Special Servicer, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser (in the case of the initial Operating Advisor, in accordance with the ARCap Naming Convention), any Certificate Owner, any Seller and any Primary Servicer via password protocol and execution of an agreement relating thereto on the General Master Servicer's Website. With respect to the Prudential Loans, the applicable Inspection Reports shall be available for review by the Trustee, the Special Servicer, the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Paying Agent, the Operating Adviser, any Certificate Owner, any Seller and any Primary Servicer via password protocol and execution of an agreement relating thereto on the Prudential Master Servicer's Website. The Special Servicer shall have the right, but no duty, to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies such Master Servicer prior to such inspection.

            Section 8.18 Modifications, Waivers, Amendments, Extensions and Consents

            Subject to the limitations of Sections 9.39 and 12.3, the Master Servicer shall have the following powers:

            (a) (i) The applicable Master Servicer, in accordance with the Servicing Standard, may agree to any modification, waiver, amendment or consent of or relating to any term (including, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof and waiver of default interest and Late Fees as provided in Section 8.3(a)) other than a Money Term of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that such amendment would not result in an Adverse REMIC Event; and provided, further, that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the Master Servicer shall notify the Special Servicer of any Mortgagor's request to release such letter of credit which the Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the Master Servicer to approve a release, then the Special Servicer shall within five Business Days provide notice to the Master Servicer on whether the Master Servicer should approve the release (and the failure of the Special Servicer to give the Master Servicer such notice shall automatically be deemed to be an approval by the Special Servicer that the Master Servicer should grant such release). Notwithstanding the preceding sentence, with respect to the Mortgage Loans that are not Specially Serviced Loans, if a Master Servicer recommends to approve a modification, waiver, amendment or consent which is not a Master Servicer Consent Matter (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the Mortgage Loan documents, but excluding any waiver of default interest and Late Fees as provided in Section 8.3(a)), the Master Servicer shall provide to the Special Servicer a copy of the Master Servicer's recommendation and the relevant information obtained or prepared by the Master Servicer in connection therewith and all other information in the Master Servicer's possession reasonably requested by the Special Servicer, provided, that (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and the Special Servicer shall not unreasonably withhold such consent and any such decision shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer, within five Business Days following the Master Servicer's delivery of the recommendation and all required information described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, a Master Servicer shall not be required to obtain or request the consent of the Special Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the Mortgage Loans that in each case the Master Servicer has determined (in accordance with the Servicing Standard) is immaterial. In any event, the Master Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof. Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents do not preclude imposition of a requirement to or require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the Special Servicer, then the Master Servicer shall not waive the portion of such fee due to the Special Servicer without the Special Servicer's approval.

            Notwithstanding the foregoing, the Special Servicer acknowledges that the General Master Servicer has delegated certain tasks, rights and obligations to the Primary Servicers for the MM Loans with respect to Post-Closing Requests pursuant to Section 8.4 of this Agreement.

            With respect to a Category 1 Request that involves a condition, term or provision that requires, or specifies a standard of, consent or approval of the applicable Mortgagee under the Mortgage Loan documents, each Primary Servicing Agreement for the SunTrust Loans and the MM Loans provides for the General Master Servicer's (or, with respect to the MM Loans, the Primary Servicer's) determination of materiality of such condition, term or provision requiring approval or consent and the referral of such condition, term or provision to the Special Servicer for consent in accordance with the terms of such Primary Servicing Agreements upon a determination of materiality. The Special Servicer hereby acknowledges such provisions, including that "materiality" shall include the existence of an Adverse REMIC Event. Nothing in this Agreement, however, shall grant the applicable Primary Servicers greater authority, discretion or delegated rights over Post-Closing Requests than are set forth in the applicable Primary Servicing Agreements.

            (ii) The Master Servicer may, without the consent of the Special Servicer, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 90 days following the original Maturity Date, if the Mortgagor timely makes the Assumed Scheduled Payments and in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property. The Master Servicer shall process all such extensions and shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor with respect to any such extension.

            (b) The Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of Treasury Regulations
Section 1.860G-2(b) of the Mortgage Loan). The Master Servicer shall be entitled to (as additional servicing compensation) 100% of any Modification Fees collected from a Mortgagor in connection with a consent, waiver, modification or amendment of a non-Specially Serviced Mortgage Loan executed or granted pursuant to this Section 8.18. The Master Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees and Rating Agency Confirmation fees) incurred by the Master Servicer or the Special Servicer (which amounts shall be reimbursed to the Special Servicer) in connection with any request for a modification, waiver or amendment. The Master Servicer agrees to use its reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor). If the Master Servicer believes that the costs and expenses (including attorneys' fees) to be incurred by the Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then the Master Servicer shall notify the Special Servicer.

            (c) The Master Servicer shall notify the Trustee, the Paying Agent and the Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent (i) allowed with respect to waiver of default interest and Late Fees as provided in
Section 8.3(a) and (ii) such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Master Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a Mortgage Loan or any term of a Specially Serviced Mortgage Loan.

            (d) If the Mortgage Loan documents relating to a Mortgage Loan provide that certain conditions must be satisfied prior to the Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then the Master Servicer shall be permitted to waive any such condition without obtaining the consent of the Special Servicer, provided that
(1) the aggregate amount of the related release, reduction or termination is no greater than the smaller of 10% of the outstanding unpaid Principal Balance of the related Mortgage Loan or $75,000, (2) the condition to be waived is deemed to be non-material in accordance with the Servicing Standard and (3) such release, reduction or termination would not otherwise cause an Adverse REMIC Event. Notwithstanding the foregoing, without the Special Servicer's consent or except as provided in the specific Mortgage Loan documents, the Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement.

            Section 8.19 Specially Serviced Mortgage Loans

            (a) The applicable Master Servicer shall send a written notice to the Special Servicer, the Operating Adviser, Rating Agencies, the Paying Agent, the Trustee and, solely as it relates to a Serviced Loan Group, to the holder of the related Serviced Companion Loan, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy applicable the Master Servicer may rely on the Mortgage Loan Schedule) and, except for the Rating Agencies, the Paying Agent and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The Special Servicer shall not be liable for its failure to deliver the notice set forth in Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

            (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the applicable Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the Special Servicer).

            (c) Any calculations or reports prepared by the applicable Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to such Master Servicer in writing by the Special Servicer as provided hereby. The applicable Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

            (d) On or prior to each Distribution Date, the applicable Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the applicable Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if such Master Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

            Section 8.20 Representations, Warranties and Covenants of the Master Servicers

            (a) The General Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the General Master Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of California, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the General Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

            (ii) the General Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The General Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the General Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Prudential Master Servicer, the Trustee, the Paying Agent and the Special Servicer, evidences the valid and binding obligation of the General Master Servicer enforceable against the General Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or
      (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

            (iv) no litigation is pending or, to the General Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

            (vi) the performance of the services by the General Master Servicer contemplated by this Agreement are in the ordinary course of business of the General Master Servicer and the General Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

            (b) The Prudential Master Servicer hereby represents and warrants to and covenants with the Trustee and the Paying Agent, as of the date hereof:

            (i) the Prudential Master Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the Sate of Delaware, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Prudential Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

            (ii) the Prudential Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Prudential Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Prudential Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the General Master Servicer, the Trustee, the Paying Agent and the Special Servicer, evidences the valid and binding obligation of the Prudential Master Servicer enforceable against the Prudential Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or
      (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

            (iv) no litigation is pending or, to the Prudential Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

            (vi) the performance of the services by the Prudential Master Servicer contemplated by this Agreement are in the ordinary course of business of the Prudential Master Servicer and the Prudential Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

            (c) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

            (d) Any cause of action against a Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the applicable Master Servicer by any of the Trustee or the applicable Master Servicer. The applicable Master Servicer shall give prompt notice to the Trustee, the Depositor, the Primary Servicers and the Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 8.21 Merger or Consolidation

            Any Person into which a Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which such Master Servicer shall be a party, or any Person succeeding to the business of such Master Servicer, shall be the successor of such Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each Rating Agency provides a Rating Agency Confirmation (including, as to any such succession with respect to the General Master Servicer, with respect to any securities rated by a Rating Agency evidencing direct beneficial ownership interest in any Serviced Companion Loan). If such a transaction occurs and the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate, or if such a transaction occurs and the conditions set forth in the following paragraph are not met the Trustee shall terminate, the successor's, survivor's or resulting entity's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

            Notwithstanding the foregoing, as long as the Trust is subject to the reporting requirements of the Exchange Act, neither Master Servicer may remain a Master Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, unless (i) such Master Servicer is the surviving entity of such merger, consolidation or transfer or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld (and if, within 45 days following the date of delivery of a notice by the applicable Master Servicer to the Depositor of any merger or similar transaction described in the prior paragraph, the Depositor shall have failed to notify the applicable Master Servicer of the Depositor's determination to grant or withhold such consent, such failure shall be deemed to constitute a grant of such consent).

            Section 8.22 Resignation of the Master Servicer

            (a) Except as otherwise provided in Section 8.22(b) hereof, a Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that such Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of such Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor and the Paying Agent, shall have assumed such Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation shall have been obtained. Notice of such resignation shall be given promptly by such Master Servicer to the Trustee and the Paying Agent.

            (b) A Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor servicer (x) is available, (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by such Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided and (z) in the case of a successor servicer to the General Master Servicer, assumes all obligations of the resigning General Master Servicer under the Primary Servicing Agreements;
(ii) such Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each such Rating Agency.

            Section 8.23 Assignment or Delegation of Duties by the Master
Servicer

            A Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of such Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by such Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) such Master Servicer gives the Depositor, the Special Servicer, the Primary Servicers, the holder of a Serviced Companion Loan (only if such assignment/delegation relates to the related Serviced Loan Group) and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Master Servicer, with like effect as if originally named as a party to this Agreement and the Primary Servicing Agreements; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation from Fitch and S&P; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, such Master Servicer shall be released from its obligations under this Agreement, except that such Master Servicer shall remain liable for all liabilities and obligations incurred by it as such Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, such Master Servicer may appoint the Primary Servicers and Sub-Servicers in accordance with Section 8.4 hereof.

            Section 8.24 Limitation on Liability of the Master Servicers and Others

            (a) Neither of the Master Servicers nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Master Servicers shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Paying Agent, the Placement Agent, the Underwriters, a holder of a Serviced Companion Loan or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect any Master Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Master Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder. The Master Servicers shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that each Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans or the interests of the holders of the Serviced Companion Loans (subject to the Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein). In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and any Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by Section 5.2, subject to the provisions of Section 4.4 hereof.

            (b) In addition, the Master Servicers shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Master Servicer and conforming to the requirements of this Agreement. Subject to the Servicing Standard, each Master Servicer shall have the right to rely on information provided to it by the Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicers, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that such Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicers nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

            (c) The Master Servicers shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicer, the Paying Agent or the Trustee in this Agreement. The Trust shall indemnify and hold harmless the Master Servicers from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such Master Servicer is unable to recover such amounts from the Person in breach.

            (d) Except as otherwise specifically provided herein:

            (i) a Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) a Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) a Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) a Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in electronic or paper format) reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

            (e) The Master Servicers and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of such Master Servicer shall be indemnified by the Trustee, the Paying Agent and the Special Servicer, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that such Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of the Trustee's, the Paying Agent's or the Special Servicer's duties hereunder, as the case may be, or by reason of negligent disregard of the Trustee's, the Special Servicer's or the Paying Agent's obligations and duties hereunder, as the case may be, (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations). A Master Servicer shall immediately notify the Trustee, the Paying Agent and the Special Servicer, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans for which it is acting as Master Servicer entitling such Master Servicer to indemnification hereunder, whereupon the Trustee, the Paying Agent or the Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith, negligence or negligent disregard, shall assume the defense of any such claim (with counsel reasonably satisfactory to such Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee, the Paying Agent and the Special Servicer shall not affect any rights that such Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's, the Paying Agent's or the Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of such Master Servicer hereunder. Any payment hereunder made by the Trustee, the Paying Agent or the Special Servicer pursuant to this paragraph to such Master Servicer shall be paid from the Trustee's, the Paying Agent's or the Special Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent or the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent or the Special Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 8.25 Indemnification; Third-Party Claims

            (a) Each Master Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of each such Master Servicer shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to this Agreement, any Mortgage Loans, the Serviced Companion Loans (as provided in the following paragraph), any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of such Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder.

            Except as provided in the following sentence and subject to the provisions of Section 9.40, the indemnification described in the preceding paragraph (including in the case of such claims or losses that relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC provisions of the Code or the actual payment of any REMIC tax or expense) shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole but not out of collections on, or other proceeds of, each Serviced Companion Loan. In the case of any such claims or losses that do not relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC provisions of the Code or the actual payment of any REMIC tax or expense, if such claims or losses relate to a Serviced Loan Group, then such indemnification shall be paid (x) first, out of collections on, and other proceeds of, the Senior Mortgage Loans, as applicable, and the Serviced Companion Loans, as applicable, in the relative proportions provided for in the applicable Co-Lender Agreement and (y) if the collections and proceeds described in subclause (x) are not sufficient to so indemnify such indemnified parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole.

            A Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim and satisfy any settlement or other disposition in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement or of the Master Servicers in such capacity. The Trustee, the Paying Agent or the Master Servicers shall promptly make from the applicable Certificate Account (and, if and to the extent that the amount due shall be paid from collections on, and other proceeds of, a Serviced Companion Loan as described above, out of the Serviced Companion Loan Custodial Account) any payments certified by the applicable Master Servicer to the Trustee and the Paying Agent as required to be made to the applicable Master Servicer pursuant to this Section 8.25.

            (b) Each Master Servicer agrees to indemnify the Trustee, the Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of such Master Servicer's duties hereunder or by reason of negligent disregard of such Master Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify the applicable Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Depositor, the Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(b), whereupon the applicable Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer shall not affect any rights the Trustee, the Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the applicable Master Servicer, the Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by the applicable Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the applicable Master Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The Primary Servicer with respect to the MM Loans and any partner, representative, Affiliate, member, manager, director, officer, employee or agent thereof shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement, its Primary Servicing Agreement (but only if, and to the extent that, the General Master Servicer would have been entitled to indemnification therefor under this Agreement if it were directly servicing the MM Loans, any MM Loan (solely with respect to the Primary Servicer for such MM Loans), any REO Property or the Certificates or any exercise of any right under this Agreement or its related Primary Servicing Agreement (limited as set forth above) reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of such Primary Servicer's willful misfeasance, bad faith or negligence in the performance of duties thereunder. Such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Primary Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement. The Trustee, the Paying Agent or the General Master Servicer shall promptly make from the applicable Certificate Account any payments certified by such Primary Servicer with respect to the MM Loans to the Trustee and the Paying Agent as required to be made to such Primary Servicer pursuant to this Section 8.25.

            (d) The Primary Servicer with respect to the MM Loans agrees to indemnify the Trustee, the Special Servicer, the Trust, the Depositor, the Paying Agent, and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Special Servicer, the Depositor, the Paying Agent and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of such Primary Servicer's duties under this Agreement, its related Primary Servicing Agreement or by reason of negligent disregard of such Primary Servicer's obligations and duties thereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation such Primary Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor primary servicer. The Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable, shall immediately notify such Primary Servicer if a claim is made by any Person with respect to this Agreement, the related Primary Servicing Agreement or the MM Loans (solely with respect to the Primary Servicer for the MM Loans) entitling the Trustee, the Depositor, the Special Servicer, the Paying Agent or the Trust to indemnification under this Section 8.25(d), whereupon such Primary Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Special Servicer, the Paying Agent or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify such Primary Servicer shall not affect any rights the Trustee, the Special Servicer, the Depositor, the Paying Agent or the Trust may have to indemnification under this Agreement, the related Primary Servicing Agreement or otherwise, unless such Primary Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the related Primary Servicing Agreement and the resignation or termination of the applicable Master Servicer, the Special Servicer, the Paying Agent and the Trustee. Any expenses incurred or indemnification payments made by such Primary Servicer with respect to the MM Loans shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of such Primary Servicer was not culpable or that such Primary Servicer did not act with willful misfeasance, bad faith or negligence.

            (e) The Master Servicers shall not have any liability to the Depositor, the Trustee, the Paying Agent, the Special Servicer, any Certificateholder, any Certificate Owner, any holder of a Serviced Companion Loan, any Primary Servicer, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to the provisions of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against a Master Servicer (or any partners, representatives, Affiliates, members, managers, directors, officers, employees, agents thereof), the Trust (from amounts held in any account) shall hold harmless and indemnify such Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

            Section 8.26 [Reserved]

            Section 8.27 Compliance with REMIC Provisions and Grantor Trust Provisions

            The Master Servicers shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the REMIC Pools created hereby as REMICs and each of the Class EI Grantor Trust and the Class A-MFL Grantor Trust created hereby as a grantor trust under the Code. The Master Servicers shall take no action or (A) cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d) of the Code) or (B) cause the Class EI Grantor Trust or the Class A-MFL Grantor Trust to take any action that could (i) endanger its status as a grantor trust or (ii) result in the imposition of any tax upon the Class EI Grantor Trust or the Class A-MFL Grantor Trust, unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicers shall comply with the provisions of Article XII hereof.

            Section 8.28 Termination

            (a) The obligations and responsibilities of either Master Servicer created hereby (other than the obligation of the Master Servicers to make payments to the Paying Agent as set forth in Section 8.29 and the obligations of the Master Servicers to the Trustee, the Paying Agent, the Special Servicer and the Trust as set forth in Section 8.25) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or
(B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default with respect to such Master Servicer described in clauses 8.28(b)(iii), (iv), (viii) or (ix) (but, with respect to clause (ix), only if directed by the Certificateholders or the Operating Adviser as set forth in the last sentence of this Section 8.28(a)) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to such Master Servicer that such Master Servicer is terminated or (iii) if an Event of Default with respect to such Master Servicer described in clauses 8.28(b)(i), (ii), (v), (vi) or (vii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to such Master Servicer that such Master Servicer is terminated. After any Event of Default, the Trustee (i) may elect (or, with respect to clause 8.28(b)(x), either the Trustee or the Depositor may elect) to terminate such Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee. After an Event of Default described in
Section 8.28(b)(ix) below, the Trustee shall, at the written direction of the Operating Adviser or the holders of Certificates representing more than 51% of the Aggregate Certificate Balance of all Certificates, terminate such Master Servicer.

            (b) "Event of Default," wherever used herein, means, with respect to any Master Servicer, any one of the following events:

            (i) any failure by such Master Servicer, at the times required hereunder, to remit to the Paying Agent or otherwise make any payment required to be remitted by such Master Servicer under the terms of this Agreement, including any required P&I Advances, which continues unremedied until 11:00 a.m. on the Distribution Date; or

            (ii) any failure by such Master Servicer to (i) make a required deposit to the applicable Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or (ii) timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of one Business Day following the date on which notice shall have been given to such Master Servicer by the Trustee as provided in Section 4.3(b); or

            (iii) any failure on the part of such Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such Master Servicer contained in this Agreement (other than with respect to the duties, covenants or agreements contained in Article XIII, for so long as the Trust is subject to the reporting requirements of the Exchange Act) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor or the Trustee; provided, however, that if such Master Servicer certifies to the Trustee and the Depositor that such Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further, that such cure period may not exceed 90 days; or

            (iv) any breach of the representations and warranties contained in
      Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer by the Depositor or the Trustee, provided, however, that if such Master Servicer certifies to the Trustee and the Depositor that such Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit such Master Servicer to cure such breach; provided, further, that such cure period may not exceed 90 days; or

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Master Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

            (vi) such Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property; or

            (vii) such Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (viii) such Master Servicer ceases to have a master servicer rating of at least "CMS3" from Fitch, or the Trustee receives written notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates and citing servicing concerns with such Master Servicer as the sole or a material factor in such rating action; provided that such Master Servicer shall have 60 days after removal due to such default within which it may sell its servicing rights to a party acceptable under this Agreement;

            (ix) such Master Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, and that Master Servicer is not reinstated to such status within 60 days; or

            (x) subject to Section 13.8, such Master Servicer or any Additional Servicer or Sub-Servicer appointed by such Master Servicer (other than a Seller Sub-Servicer), shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under Article XIII of this Agreement at the times required under such Article.

            If any Master Servicer is terminated based upon an Event of Default set forth in clause (viii) or (ix) above, then such Master Servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable Mortgage Loans that are not then subject to a Sub-Servicing Agreement or Primary Servicing Agreement, so long as such terminated Master Servicer is on the approved select list of commercial mortgage loan servicers maintained by S&P and has a commercial loan primary servicer rating of at least "CPS3" (or the equivalent) from Fitch (or obtains a Rating Agency Confirmation from each Rating Agency as to which such terminated Master Servicer does not satisfy the applicable rating level described above), and the Operating Adviser has consented to such Primary Servicing or Sub-Servicing arrangement.

            Section 8.29 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i) of Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by a Master Servicer to the Paying Agent shall be made, shall be given promptly in writing by such Master Servicer to the Paying Agent no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of such Master Servicer (other than the obligation of such Master Servicer to pay to the Paying Agent the amounts remaining in the applicable Certificate Account as set forth below and the obligations of such Master Servicer to the Trustee and the Trust as provided herein) shall terminate and such Master Servicer shall transfer to the Paying Agent the amounts remaining in the applicable Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to
Section 5.2 and shall thereafter terminate the applicable Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

            (b) On the date specified in a written notice of termination given to a Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to a Master Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of such Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation or unreimbursed Advances); provided that in no event shall the termination of such Master Servicer be effective until a successor servicer shall have succeeded such Master Servicer as successor servicer, subject to approval by the Rating Agencies, notified such Master Servicer of such designation and such successor servicer shall have assumed such Master Servicer's obligations and responsibilities hereunder and under the Primary Servicing Agreements, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans. Except as provided in the next sentence, the Trustee may not succeed a Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of such Master Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that a Master Servicer is terminated as a result of an event described in Section 8.28(b)(v), 8.28(b)(vi) or 8.28(b)(vii), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to such Master Servicer and shall use commercially reasonable efforts within 90 days of assuming the duties of such Master Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of such Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicers agree to cooperate with the Trustee and the Paying Agent in effecting the termination of a Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume such Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by such Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

            (c) If a Master Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) relating solely to an Event of Default set forth in clause (viii), (ix) or (x) of Section 8.28(b) or an Event of Default caused by a default of a Primary Servicer under its Primary Servicing Agreement, and if such Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by such Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, such Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

            (d) Each bid proposal shall require any Qualified Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof and the terms of the Primary Servicing Agreements, not later than 45 days after termination of the applicable Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the applicable Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Master Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            (f) If the Successful Bidder has not entered into this Agreement as a successor Master Servicer within 45 days after the termination of a Master Servicer hereunder or no Successful Bidder was identified within such 45-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b). During such 45-day period and until the acceptance of appointment by a successor servicer, the Master Servicer shall continue to service the Mortgage Loans in accordance with this Agreement.

            (g) Notwithstanding anything to the contrary in this Section 8.29, the successor master servicer must assume all of the obligations of the terminated Master Servicer under the Primary Servicing Agreements as a condition precedent to its becoming Master Servicer hereunder.

            (h) Any costs and expenses associated with the transfer of the master servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer and shall be paid within 30 days of request therefor, otherwise, if the applicable Master Servicer is terminated without cause, such costs and expenses shall be payable from the Trust.

            Section 8.30 Notification to Certificateholders

            (a) Upon any resignation of a Master Servicer pursuant to Section
8.22 or termination of a Master Servicer pursuant to Section 8.28 or appointment of a successor to the applicable Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

            (b) Within 30 days after the occurrence of any Event of Default with respect to a Master Servicer of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

            Section 8.31 Class A-MFL Swap Contract

            (a) On the Closing Date, the Paying Agent, not in its individual capacity but solely in its capacity as Paying Agent on behalf of the Trust, is hereby directed by the Trust to execute and deliver the Class A-MFL Swap Contract in the name of the Trust. Each of the representations, undertakings and agreements in the Class A-MFL Swap Contract shall be made on the part of the Trust and in no event shall be personal representations, undertakings or agreements by the Paying Agent. Subject to Section 6.12, the Paying Agent shall enforce the rights of the Trust specified in the Class A-MFL Swap Contract, including the Credit Support Annex (as defined in the Class A-MFL Swap Contract) and the Schedule to the related ISDA Master Agreement.

            (b) No later than by noon (New York City time) on the second Business Day prior to each Distribution Date, based on the reports provided by the Master Servicer or on information that the Paying Agent obtains from the Swap Counterparty pursuant to the Class A-MFL Swap Contract, and subject to the priorities set forth in Article VI hereof, the Paying Agent shall provide to the Swap Counterparty sufficient information to enable the Swap Counterparty to calculate the Class A-MFL Net Swap Payment, if any, due to the Swap Counterparty under the Class A-MFL Swap Contract, based upon the projected payment that will be payable on the Class A-MFL Regular Interest pursuant to the priorities set forth in Article VI hereof and the Pass-Through Rate of the Class A-MFL Regular Interest and the Class A-MFL Certificates and the amount of any Prepayment Premiums payable on the Class A-MFL Regular Interest. By the close of business on the second Business Day prior to each Distribution Date, the Paying Agent shall provide written notice (which notice may be delivered electronically) to the General Master Servicer of the Class A-MFL Net Swap Payment, if any, required to be distributed to the Swap Counterparty pursuant to the terms of the Class A-MFL Swap Contract and will provide such notice even if no amounts are due to the Swap Counterparty. The General Master Servicer shall be deemed to have distributed the Class A-MFL Net Swap Payment specified by the Paying Agent in accordance with Section 5.3(c) and this Section 8.31(b) as part of the Available Distribution Amount and the Paying Agent shall be deemed to have transferred such Class A-MFL Net Swap Payment to the Master Servicer's Class A-MFL Floating Rate Account. Accordingly, the General Master Servicer shall withhold an amount equal to the Class A-MFL Net Swap Payment from payments made to the Paying Agent pursuant to Section 5.2(a)(xi) and shall pay such amount to the Swap Counterparty in accordance with this Agreement and the Class A-MFL Swap Contract.

            (c) [Reserved].

            (d) Promptly upon receipt of any payment or other receipt in respect of the Class A-MFL Regular Interest or the Class A-MFL Swap Contract, the Paying Agent shall deposit the same into the Class A-MFL Floating Rate Account.

            (e) [Reserved].

            (f) If the Swap Counterparty is required to post collateral pursuant to the Class A-MFL Swap Contract, the Paying Agent shall establish an account, which shall be an Eligible Account (the "Class A-MFL Swap Counterparty Collateral Account"). The Paying Agent shall deposit all collateral received from the Swap Counterparty under any Credit Support Annex (as defined in the Class A-MFL Swap Contract) of the Class A-MFL Swap Contract into the Class A-MFL Swap Counterparty Collateral Account. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Class A-MFL Swap Counterparty Collateral Account shall be (i) for application to obligations of the Swap Counterparty under the Class A-MFL Swap Contract if the Class A-MFL Swap Contract becomes subject to early termination or upon default by the Swap Counterparty or (ii) to return collateral to the Swap Counterparty when and as required by the Class A-MFL Swap Contract. The Paying Agent agrees to give the Swap Counterparty prompt notice if it obtains knowledge that the Class A-MFL Swap Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of the Class A-MFL Swap Counterparty Collateral Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. Funds credited to the Class A-MFL Swap Counterparty Collateral Account shall be applied as contemplated in the Class A-MFL Swap Contract. Subject to the terms of the Class A-MFL Swap Contract, proceeds of liquidation of any Class A-MFL Swap Contract collateral (if the Class A-MFL Swap Contract becomes subject to early termination or upon default by the Swap Counterparty) shall be deposited in the Class A-MFL Floating Rate Account for application as applicable.

            (g) The Paying Agent will have no obligation on behalf of the Trust to pay to the Swap Counterparty any portion of the Fixed Interest Distribution unless and until the interest payment on the Class A-MFL Regular Interest is actually received by the Paying Agent; provided, however, that the Paying Agent shall receive funds from the Swap Counterparty representing the net amount payable to the Paying Agent pursuant to the Class A-MFL Swap Contract and shall remit such amount to the holders of the Class A-MFL Certificates as part of the Class A-MFL Interest Distribution Amount pursuant to Section 6.12. The General Master Servicer shall, at the direction of the Paying Agent, pay to the Swap Counterparty the portion of interest and other amounts payable on the Class A-MFL Regular Interest which is equal to the net swap payment due to the Swap Counterparty pursuant to the Class A-MFL Swap Contract (the "Class A-MFL Net Swap Payment").

            (h) In connection with any amendment to the Class A-MFL Swap Contract, the Paying Agent agrees that, subject to Section 6.12 and Section 14.3(g), it will follow written direction timely delivered to it from the Depositor in respect of the terms of, or its execution on behalf of the Trust of, any such amendments to the Class A-MFL Swap Contract and agrees to obtain a Rating Agency Confirmation from each Rating Agency.

                                   ARTICLE IX

    ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS BY THE
                                SPECIAL SERVICER

            Section 9.1 Duties of the Special Servicer

            (a) Subject to the express provisions of this Agreement, for and on behalf of the Certificateholders (and, solely as it relates to a Serviced Loan Group, for the benefit of each holder of a related Serviced Companion Loan) and the Trustee, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard. Certain of the provisions of this
Article IX make explicit reference to their applicability to Mortgage Loans and the Serviced Companion Loans; notwithstanding such explicit references, references to "Mortgage Loans" contained in this Article IX, unless otherwise specified, shall be construed to refer also to the related Serviced Companion Loan (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence).

            The Special Servicer shall be the Special Servicer with respect to all the Mortgage Loans and other assets of the Trust and, as such, shall service and administer such of the assets of the Trust as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of the Special Servicer with respect to such of the assets of the Trust as constitute assets that are not Specially Serviced Mortgage Loans or REO Properties.

            (b) The Special Servicer shall cooperate with the applicable Master Servicer and provide the applicable Master Servicer with the information reasonably requested by such Master Servicer, in writing, to the extent required to allow such Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports requested by the applicable Master Servicer, the Special Servicer may require the applicable Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. The Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

            (c) The Special Servicer shall send a written notice to the applicable Master Servicer and the Paying Agent within two Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the applicable Master Servicer and the Paying Agent, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the applicable Master Servicer.

            (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the applicable Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two Business Days, advise the applicable Master Servicer of any changes to be made, and return the monthly statement to the applicable Master Servicer. The applicable Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the applicable Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

            (e) All amounts collected by the applicable Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan or a Serviced Companion Loan if such Serviced Companion Loan has become a Specially Serviced Mortgage Loan) shall be deposited in the applicable Certificate Account, and all amounts collected by the General Master Servicer with respect to a Serviced Companion Loan if such Serviced Companion Loan has become a Specially Serviced Mortgage Loan shall be deposited in the Serviced Companion Loan Custodial Account. The applicable Master Servicer shall within two Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within two Business Days thereafter, instruct the applicable Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents (including the related Co-Lender Agreement, as applicable) or in accordance with this Agreement, as applicable).

            (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental Insurance Policy, (i) the Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance Policy to achieve the payment of all amounts thereunder to which the Trust is entitled in the event the Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an "Insured Environmental Event") and (ii) if the Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, the Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of the related Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the applicable Master Servicer as a Servicing Advance. All extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.1 shall be paid by the Trust.

            Section 9.2 Fidelity Bond and Errors and Omissions Insurance Policy of the Special Servicer

            The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer (or its corporate parent) is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "A" as rated by S&P and Fitch, the Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

            Section 9.3 Sub-Servicers

            The Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in Section 8.4 for a Sub-Servicer of the applicable Master Servicer. The Special Servicer shall notify the applicable Master Servicer, the Trustee and the Operating Adviser (and, solely as it relates to a Serviced Loan Group, the holder of the related Serviced Companion Loan) of the appointment of any Sub-Servicer of the Special Servicer.

            Section 9.4 Special Servicer's General Powers and Duties

            (a) Subject to the other terms and provisions of this Agreement (including, but not limited to, Sections 9.39), the Special Servicer is hereby authorized and empowered when the Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the applicable Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust (or the holder of a Serviced Companion Loan, as applicable), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date the Powers of Attorney in the form of Exhibit S-2A and Exhibit S-2B hereto and shall furnish the Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, the Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of five Business Days from the date of its delivery of such notice to the Trustee, unless the Special Servicer reasonably believes that such action should be taken in less than five Business Days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within five Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust (or the holder of a Serviced Companion Loan, as applicable), as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust (or the holder of a Serviced Companion Loan, as applicable). In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust (or the holder of a Serviced Companion Loan, as applicable), be deemed to be the agent of the Trust (or the holder of a Serviced Companion Loan, as applicable). The Special Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of it or its Affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the applicable Master Servicer or the Depositor that is not attributable to the failure of the Special Servicer to perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

            (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special Servicer shall conduct, or cause to be conducted, at the expense of the Trust, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve-month period that ends on June 30 of any calendar year (commencing with the twelve-month period ending June 30, 2007); provided, further, that the Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that is delinquent for sixty (60) days in the payment of any amounts due under such Mortgage Loan. The Special Servicer shall provide to the applicable Master Servicer (who shall provide, solely as it relates to a Serviced Loan Group, to the holder of the related Serviced Companion Loan) and the Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

            Section 9.5 "Due-On-Sale" Clauses; Assignment and Assumption Agreements; Modifications of Specially Serviced Mortgage Loans;
Due-On-Encumbrance Clauses

            Subject to the limitations of Sections 9.39 and 12.3, the Special Servicer shall have the following duties and rights:

            (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

            (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership in the related Mortgagor, or

            (ii) provides that such Specially Serviced Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, the Special Servicer, on behalf of the Trust, shall, after consultation with (or, if required pursuant to this Agreement, receipt of written consent of) the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, a Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Special Servicer shall prepare and deliver to Fitch and S&P a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer shall also prepare and provide Fitch and S&P with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Specially Serviced Mortgage Loans below the threshold set forth above, but for which the Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, the Special Servicer shall have the rights and duties set forth in Section 8.7(d). The Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

            After notice to the Operating Adviser (or, if otherwise required pursuant to this Agreement, receipt of written consent of), the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall otherwise enter into any assumption or substitution agreement only if entering into such assumption or substitution agreement is consistent with the Servicing Standard. The Special Servicer shall not condition approval of any request for assumption of a Specially Serviced Mortgage Loan on an increase in the interest rate of such Specially Serviced Mortgage Loan. The Special Servicer shall notify the Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

            (c) Subject to the Servicing Standard and Sections 9.37 and 9.39, and the rights and duties of the Master Servicer under Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium and/or any other amounts due and payable with respect to such Specially Serviced Mortgage Loan (including, but not limited to, any Late Fees or default interest), (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate (as demonstrated in writing by the Special Servicer to the Trustee and the Paying Agent), (C) such modification, waiver or amendment would not cause an Adverse REMIC Event to occur, and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to Section 9.39.

            In no event, however, shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless the Special Servicer gives due consideration to the remaining term of such ground lease. The Special Servicer shall not extend the Maturity Date of any Specially Serviced Mortgage Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Specially Serviced Mortgage Loan's Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Specially Serviced Mortgage Loan is secured by a ground lease, the Special Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity Date of any such Specially Serviced Mortgage Loan be extended past a date that is two years prior to the Final Rated Distribution Date. The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

            (d) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to Section 9.5(c) or pledge additional collateral for the Specially Serviced Mortgage Loan pursuant to Section 9.5(c), if the security interest of the Trust in such collateral can only be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. Notwithstanding the foregoing, to the extent not inconsistent with the related Mortgage Loan documents, the Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged Property unless it shall have received a Rating Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. If the Mortgagor is not required to pay for the Rating Agency Confirmation, then such expense will be paid by the Trust. Promptly upon receipt of notice of such unpaid expense, regarding a Specially Serviced Mortgage Loan, the Special Servicer shall request the related Seller as and to the extent required pursuant to the terms of the related Mortgage Loan Purchase Agreement to make such payment by deposit to the applicable Certificate Account. The parties hereto acknowledge that if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the related Seller shall be to pay an amount equal to such expense to the extent the related Mortgagor is not required to pay them.

            (e) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Trustee, the Paying Agent, the Rating Agencies, a notice, specifying any such assignments and assumptions, modifications, material waivers (except any waivers with respect to Late Fees or default interest) or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, in the case of Mortgage Loans, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

            (f) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Specially Serviced Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Specially Serviced Mortgage Loan from the Mortgagor. The Special Servicer shall be entitled to 100% of any modification fees received in connection with a Specially Serviced Mortgage Loan. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

            (g) The Special Servicer shall cooperate with the Master Servicer (as provided in Section 8.7) in connection with assignments, assumptions or substitutions of Mortgage Loans that are not Specially Serviced Mortgage Loans and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment, assumption or substitution executed pursuant to Section 8.7(a) or Section 8.7(d) to the extent that the Special Servicer's consent was required and the subject assignment, assumption or substitution was not "expressly permitted" by the related Mortgage Loan documents. The Special Servicer shall be entitled to 100% of any assumption fee (including assumption application fees) received in connection with a Specially Serviced Mortgage Loan.

            (h) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser, as contemplated by this Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or any Adverse Grantor Trust Event with respect to the Class EI, (C) expose the Trust, the Depositor, either Master Servicer, the Special Servicer, the Paying Agent or the Trustee, or any of their respective partners, representatives, Affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement.

            (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on any ownership interest in the Mortgagor; or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then, for so long as such Mortgage Loan is included in the Trust, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance or (y) such Mortgage Loan has a Loan-to-Value Ratio (which also includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which also includes debt service on and any Junior Indebtedness) that is less than 1.2x.

            Section 9.6 Release of Mortgage Files

            (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Specially Serviced Mortgage Loan, the Special Servicer will within 2 Business Days notify the applicable Master Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the applicable Master Servicer.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the applicable Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.

            (c) [Reserved]

            (d) The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the applicable Master Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the applicable Master Servicer in accordance with the Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

            Section 9.7 Documents, Records and Funds in Possession of the Special Servicer to Be Held for the Trustee

            (a) The Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be remitted to the applicable Master Servicer within two Business Days of receipt for deposit into the applicable Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the applicable REO Account. The Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the applicable Master Servicer, the Paying Agent, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided, further, that the Trustee and the Paying Agent shall be entitled to receive from the Special Servicer all such information as the Trustee and the Paying Agent shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the applicable Master Servicer's, the Paying Agent's or the Operating Adviser's purposes.

            (b) The Special Servicer hereby acknowledges that the Trust (and/or, if in connection with a Serviced Loan Group, the holder of the related Serviced Companion Loan) owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that are collected by the Special Servicer in connection with the Specially Serviced Mortgage Loans (but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust (or each holder of a Serviced Companion Loan, as applicable).

            (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

            Section 9.8 Representations, Warranties and Covenants of the Special Servicer

            (a) ARCap Servicing Inc., in its capacity as the Special Servicer, hereby represents and warrants to and covenants with the Trustee, the Paying Agent, as of the Closing Date:

            (i) the Special Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) the execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets which default or breach in the reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (iii) the Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) the Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

            (vi) no litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer the outcome of which, in the Special Servicer's reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

            (vii) the Special Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 9.2 hereof; and

            (viii) no consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Special Servicer with this Agreement, or the consummation by the Special Servicer of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

            (b) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

            (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Special Servicer by any of the Trustee, the applicable Master Servicer or the Paying Agent. The Special Servicer shall give prompt notice to the Trustee, the Paying Agent, the Depositor, the Operating Adviser and the applicable Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

            Section 9.9 Standard Hazard, Flood and Comprehensive General Liability Insurance Policies

            (a) For all REO Property, the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer a Standard Hazard Insurance Policy which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan and each Serviced Companion Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law and, nevertheless, at its sole discretion and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1,000,000 per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee. The costs of such insurance shall be paid by the applicable Master Servicer as a Servicing Advance pursuant to Section 4.2, subject to the provisions of Section
4.4 hereof.

            (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

            (c) Notwithstanding the above, the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at commercially reasonable rates consistent with the Servicing Standard. The Special Servicer shall notify the Trustee of any such determination.

            The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable REO Property serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Special Servicer (or its corporate parent) self-insures for its obligations, provided that the rating of such Person's long-term debt is not less than "A" by S&P and Fitch. In the event that the Special Servicer shall cause any REO Property to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any REO Property is then covered thereby), shall be paid by the Special Servicer, at its option, or by the applicable Master Servicer, as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related REO Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the applicable Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan (or Serviced Companion Loan) or
(ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related REO Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the REO Properties, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

            Section 9.10 Presentment of Claims and Collection of Proceeds

            The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the applicable Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

            Section 9.11 Compensation to the Special Servicer

            (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and (iii) the Work-Out Fee. The Special Servicer shall be entitled to receive a Liquidation Fee from the proceeds received in connection with a full or partial liquidation (net of related costs and expenses of such liquidation) of a Specially Serviced Mortgage Loan or REO Property (whether arising pursuant to a sale, condemnation, casualty or otherwise). With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more Mortgaged Properties, the reference to "REO Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the Special Servicer to a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds or Insurance Proceeds received in connection with, each such acquired property as the Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds related to that property are received.

            (b) The Special Servicer shall be entitled to cause the applicable Master Servicer to withdraw (i) from the applicable Certificate Account, the Special Servicer Compensation in respect of each Mortgage Loan and (ii) from the Serviced Companion Loan Custodial Account, to the extent solely related to a Serviced Companion Loan, in the time and manner set forth in Section 5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest payable at a rate above the Mortgage Rate (net of amounts used to pay Advance Interest, Additional Trust Fund Expenses, Special Servicing Fees, Liquidation Fees and Workout Fees relating to the subject Mortgage Loan as provided in Section 4.5) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the Special Servicer, to the extent not required to be deposited in the applicable Certificate Account pursuant to the terms of this Agreement. The Special Servicer shall also be permitted to receive such compensation as set forth in Section 5.2(a)(ii), to the extent provided for herein from funds paid by the applicable Mortgagor. To the extent any component of Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

            Section 9.12 Realization Upon Defaulted Mortgage Loans

            (a) The Special Servicer, in accordance with the Servicing Standard and subject to Sections 9.4(a), 9.36 and 9.39, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard.

            (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

            (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on such REMIC Pool under the Code or cause such REMIC Pool to fail to qualify as a REMIC.

            (c) Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust or any trust that holds a Serviced Companion Loan would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or Affiliate of the applicable Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

            (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

            (ii) taking such actions as are necessary to bring the Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

            (iii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i) and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the applicable Master Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

            (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the applicable Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor.

            (e) If the Special Servicer determines, pursuant to Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (or, if in connection with a Serviced Loan Group, in the best economic interests of the Trust and the holder of the related Serviced Companion Loan, as a collective whole), including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property (taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal Balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

            Notwithstanding any provision of this Agreement to the contrary, the Special Servicer shall not foreclose on any Mortgaged Property in anticipation of pursuing a claim under the related Environmental Insurance Policy, unless the Special Servicer shall have first reviewed such Environmental Insurance Policy.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

            Section 9.13 Foreclosure

            In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

            The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust (and, if in connection with a Serviced Loan Group, the holder of the related Serviced Companion Loan), shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in
Section 9.15. Subject to Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust solely for the purpose of its prompt disposition and sale.

            Section 9.14 Operation of REO Property

            (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and, if in connection with a Serviced Loan Group, the holder of the related Serviced Companion Loan) in the name of "Wells Fargo Bank, N.A., as Trustee for the Holders of Morgan Stanley Capital I Inc. Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates Series 2006-IQ12 and the holders of the Serviced Companion Loans, as their interests may appear" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Accounts within two days of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the applicable Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

            (b) On or before 2:00 p.m. on the Special Servicer Remittance Date, the Special Servicer shall withdraw from the applicable REO Account and remit to the Master Servicer for deposit in the applicable Certificate Account, the REO Income received or collected during the Collection Period immediately preceding the Special Servicer Remittance Date on or with respect to the related REO Properties; provided, however, that (i) the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in such REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the applicable Master Servicer of all such remittances (and the REO Properties to which the remittances relate) made into the applicable Certificate Account and (ii) the Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional special servicing compensation any interest or net reinvestment income earned on funds deposited in the applicable REO Account. The amount of any losses incurred in respect of any such investments shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the applicable REO Account, out of its own funds immediately as realized. If the Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from such REO Account, any provision herein to the contrary notwithstanding.

            (c) If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement and any applicable consultation or consent rights of the holder of any Serviced Companion Loan (or Operating Adviser on its behalf (pursuant to the related Co-Lender Agreement or otherwise)) to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust (or, with respect to a Serviced Loan Group, in the best interests of the Trust and the holder of the related Serviced Companion Loan, as a collective whole), and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the applicable Master Servicer or the Trust subject to Sections 4.4 in accordance with Section 4.6(d)), to the extent such amounts cannot be paid from REO Income:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

            (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

            (d) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith;

            (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulations Section 1.856-4(b)(5);

            (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

            (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

            (v) if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion must be obtained; and

            (vi) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            (e) The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust (and, if applicable, the holders of the Serviced Companion Loans) pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of the Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the applicable Master Servicer as a Servicing Advance, subject to the provisions of Section 4.4 and
Section 4.6(d) hereof.

            (f) Notwithstanding any other provision of this Agreement, the Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for REMIC I by the REO Property would not result in the imposition of a tax upon REMIC I or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The Special Servicer shall notify the Trustee, the Paying Agent and the applicable Master Servicer of any election by it to incur such tax, and the Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Paying Agent with all information for the Paying Agent to file the necessary tax returns in connection therewith and (iii) upon request from the Paying Agent, pay from such account to the Paying Agent the amount of the applicable tax. The Paying Agent shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

            Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:

            (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            Section 9.15 Sale of REO Property

            (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser, shall sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders (and, with respect to a Serviced Loan Group, for the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole), but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Final Rated Distribution Date, unless (i) the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property (a copy of which shall be delivered to the Paying Agent upon request), in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in
Section 860F(a)(2) of the Code, or cause the related REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that if an Interested Person intends to bid on the REO Property, (i) the Special Servicer (or, if such Interested Person is the Special Servicer or an Affiliate of the Special Servicer, the Trustee) shall promptly obtain, at the expense of the Trust, an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (ii) the Interested Person shall not bid less than the fair market value set forth in such Appraisal. The Depositor may not purchase REO Property at a price in excess of the fair market value thereof.

            Notwithstanding the foregoing, no Interested Person shall be permitted to purchase the REO Property at a price less than an amount equal to the fair value of the REO Property, as determined by the Special Servicer (or, if such Interested Person is the Special Servicer or an Affiliate of the Special Servicer, the Trustee). Prior to the Special Servicer's or Trustee's, as applicable, determination of fair value referred to above, the fair value of an REO Property shall be deemed to be an amount equal to the Purchase Price. The Special Servicer or Trustee, as applicable, shall determine the fair value of an REO Property as soon as reasonably practical after receipt of notice of an Interested Party's desire to purchase such REO Property, and the Special Servicer or Trustee, as applicable, shall promptly notify such Interested Party (and the Trustee, if applicable) of the fair value. The Special Servicer or Trustee, as applicable, is required to recalculate the fair value of the REO Property if there has been a material change in circumstances or the Special Servicer or Trustee, as applicable, has received new information (including the receipt of a third party bid to purchase the REO Property), either of which has a material effect on the fair value, provided that the Special Servicer or Trustee, as applicable, shall be required to recalculate the fair value of the REO Property if the time between the date of last determination of the fair value of the REO Property and the date of the purchase of the REO Property by such Interested Party has exceeded 60 days. Upon any recalculation, the Special Servicer or Trustee, as applicable, shall be required to promptly notify in writing such Interested Party (and the Trustee, if applicable) of the revised fair value. In determining fair value, the Special Servicer or Trustee, as applicable, shall take into account, among other factors, the results of any appraisal or updated appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the physical condition of the REO Property; the state of the local economy; any other bids received with respect to the REO Property; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders (and, with respect to a Serviced Loan Group, for the Certificateholders and the holder of the related Serviced Companion Loan, as a collective whole), but in no event later than the three-year period (or such extended period) specified in this Section
9.15. In performing its obligations under this Section 9.15(a), the Special Servicer or the Trustee, as applicable, may, at the expense of the party desiring to purchase the REO Property, engage an appraiser or other expert in real estate matters to determine the fair value of an REO Property and may rely conclusively upon such Person's determination, which determination shall take into account the factors set forth in the preceding sentence. Any sale of REO Property related to a Serviced Loan Group shall be subject to and in accordance with the related Co-Lender Agreement.

            (b) Within 30 days of the sale of the REO Property, the Special Servicer shall provide to the Trustee, the Paying Agent and the applicable Master Servicer (and, if in connection with a Serviced Loan Group, the holder of the related Serviced Companion Loan) a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee or the Paying Agent (and, if in connection with a Serviced Loan Group, the holder of the related Serviced Companion Loan) may reasonably request in writing.

            (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the applicable Certificate Account within one Business Day of receipt.

            Section 9.16 Realization on Collateral Security

            In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders).

            Section 9.17 [Reserved]

            Section 9.18 [Reserved]

            Section 9.19 [Reserved]

            Section 9.20 Merger or Consolidation

            Any Person into which the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Special Servicer shall be a party, or any Person succeeding to substantially all of the servicing business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation (including, as to any such succession with respect to the Special Servicer, with respect to any securities rated by a Rating Agency evidencing interest in a Serviced Companion Loan). If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate, and if the conditions to the proviso in the following paragraph are not met, the Trustee shall terminate, the Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

            Notwithstanding the foregoing, for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Special Servicer may not remain the Special Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Special Servicer is the surviving entity of such merger, consolidation or transfer or (ii) the Depositor consents to such merger, consolidation or transfer, which consent shall not be unreasonably withheld.

            Section 9.21 Resignation of the Special Servicer

            (a) Except as otherwise provided in Section 9.20 or this Section 9.21, the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the applicable Master Servicer, the Operating Adviser and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) assumed the Special Servicer's responsibilities and obligations under this Agreement and (ii) Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interest in a Serviced Companion Loan) shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the applicable Master Servicer, the Trustee and the Paying Agent.

            (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon 30 days notice to the Trustee and the Paying Agent, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

            (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

            (d) Upon any resignation or termination of the Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of (i) Mortgage Loans (and the Serviced Companion Loans, as applicable) for which it acted as Special Servicer that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation or termination or
(ii) any Specially Serviced Mortgage Loan for which the Special Servicer has cured the event of default under such Specially Serviced Mortgage Loan through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer was terminated, become a Rehabilitated Mortgage Loan solely because it had not been a performing loan for 90 consecutive days and which subsequently becomes a Rehabilitated Mortgage Loan as a result of the loan being a performing loan for such 90 consecutive day period (and the successor Special Servicer shall not be entitled to any portion of such Work-Out Fees), in each case until such time (if any) as such Mortgage Loan (or the Serviced Companion Loans) again becomes a Specially Serviced Mortgage Loan or are no longer included in the Trust or if the related Mortgaged Property becomes an REO Property.

            Section 9.22 Assignment or Delegation of Duties by the Special Servicer

            The Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder or
(B) assign and delegate all of its duties hereunder to a single Person. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, the Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the Special Servicer shall be released from its obligations under this Agreement, except that the Special Servicer shall remain liable for all liabilities and obligations incurred by it as the Special Servicer hereunder prior to the satisfaction of the following conditions: (i) the Special Servicer gives the Depositor, the applicable Master Servicer, the Operating Adviser and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section 9.39 hereof.

            Section 9.23 Limitation on Liability of the Special Servicer and Others

            (a) Neither any Special Servicer nor any of the partners, representatives, Affiliates, members, managers, directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders, the holders of the Serviced Companion Loans or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Special Servicer or any such Person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the applicable Master Servicer or any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the applicable Master Servicer) respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders, the holders of the Serviced Companion Loans and the Trustee in the Specially Serviced Mortgage Loans. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Special Servicer shall be entitled to be reimbursed therefor as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from the requirement that it act in accordance with the Servicing Standard by virtue of taking any action at the direction of the Operating Adviser and shall not be relieved from liability otherwise imposed on the Special Servicer pursuant to Section 6.3 of this Agreement.

            (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither of the Special Servicer, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any partner, representative, Affiliate, member, manager, director, officer, employee or agent, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special Servicer shall be entitled to rely on reports and information supplied to it by the applicable Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

            (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the applicable Master Servicer or the Trustee in this Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

            (d) Except as otherwise specifically provided herein:

            (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (in paper or electronic format) believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

            (iv) the Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper (in paper or electronic format) reasonably believed or in good faith believed by it to be genuine.

            (e) The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of the Special Servicer shall be indemnified by the applicable Master Servicer, the Trustee and the Paying Agent, as the case may be, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to the applicable Master Servicer's, the Trustee's or the Paying Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the applicable Master Servicer, the Trustee and the Paying Agent, if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the applicable Master Servicer, the Trustee or the Paying Agent, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the applicable Master Servicer, the Trustee or the Paying Agent, shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the applicable Master Servicer, the Trustee or the Paying Agent is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Special Servicer hereunder. Any payment hereunder made by the applicable Master Servicer, the Trustee or the Paying Agent, as the case may be, pursuant to this paragraph to the Special Servicer shall be paid from the applicable Master Servicer's, the Trustee's or the Paying Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Paying Agent or the applicable Master Servicer shall be reimbursed by the party so paid if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Paying Agent or the applicable Master Servicer, as the case may be, was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            Section 9.24 Indemnification; Third-Party Claims

            (a) The Special Servicer and any partner, representative, Affiliate, member, manager, director, officer, employee or agent of each the Special Servicer shall be indemnified by the Trust, and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to (i) this Agreement, any Mortgage Loan, any REO Property or the Certificates or any exercise of any right under this Agreement, and (ii) any action taken by the Special Servicer in accordance with the instruction delivered in writing to the Special Servicer by the Trustee or the applicable Master Servicer pursuant to any provision of this Agreement, and the Special Servicer and each of its partners, representatives, Affiliates, members, managers, directors, officers, employees or agents shall in each case be entitled to indemnification from the Trust for any loss, liability or expense (including attorneys' fees) incurred in connection with the provision by the Special Servicer of any information included by the Special Servicer in the report required to be provided by the Special Servicer pursuant to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer) and the Trust shall pay, from amounts on deposit in the applicable Certificate Account pursuant to
Section 5.2, all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Any expenses incurred or indemnification payments made by the Trust shall be reimbursed by the Special Servicer, if a court of competent jurisdiction makes a final, non-appealable judgment that the Special Servicer was found to have acted with willful misfeasance, bad faith or negligence. Notwithstanding the foregoing, if such loss, liability or expense relates specifically to a Serviced Companion Loan, then such indemnification shall be paid out of collections on, and other proceeds of, such Serviced Companion Loan.

            (b) The Special Servicer agrees to indemnify the Trust, and the Trustee, the Depositor, the applicable Master Servicer, the Paying Agent and any partner, representative, Affiliate, member, manager, director, officer, employee, agent or Controlling Person of the Trustee, the Depositor and the applicable Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Depositor, the Paying Agent or the applicable Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder by the Special Servicer. The Trustee, the Depositor, the Paying Agent or the applicable Master Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Depositor, the Paying Agent or the applicable Master Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Depositor, the Paying Agent or the applicable Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Depositor, the Paying Agent or the applicable Master Servicer may have to indemnification under this Agreement or otherwise, unless Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer, the Paying Agent or the Trustee. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable of willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or of negligent disregard of its respective duties hereunder or the indemnified party is found to have acted with willful misfeasance, bad faith or negligence.

            (c) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special Servicer for inclusion in the Preliminary Prospectus Supplement and the Final Prospectus Supplement is the information set forth in the paragraphs under the caption "TRANSACTION PARTIES--The Special Servicer--The Special Servicer," with respect to the Special Servicer, of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

            Section 9.25 [Reserved]

            Section 9.26 Special Servicer May Own Certificates

            The Special Servicer or any agent of the Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

            Section 9.27 Tax Reporting

            The Special Servicer shall notify the Master Servicers of (i) any abandoned Mortgaged Property, (ii) any foreclosure upon a Mortgaged Property or
(iii) any indebtedness that is forgiven, which require reporting to the IRS. The Special Servicer shall provide the necessary information to the Master Servicers to allow the Master Servicers to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicers copies of any such reports. The Master Servicers shall forward such reports to the Trustee and the Paying Agent.

            Section 9.28 Application of Funds Received

            It is anticipated that the Master Servicers will be collecting all payments with respect to the Mortgage Loans and the Serviced Companion Loans (other than payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income), it shall, within two Business Days of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any (but not including REO Income, which shall be deposited in the applicable REO Account as provided in Section 9.14 hereof), forward such payment (endorsed, if applicable, to the order of the applicable Master Servicer) to the applicable Master Servicer. The Special Servicer shall notify the applicable Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

            Section 9.29 Compliance with REMIC Provisions and Grantor Trust Provisions

            The Special Servicer shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, cooperate with the Paying Agent to adopt a plan of complete liquidation. The Special Servicer shall not take any action or (A) cause any REMIC Pool to take any action that would (i) endanger the status of any REMIC Pool as a REMIC or the status of the Class EI Grantor Trust or the Class A-MFL Grantor Trust as a grantor trust or (ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or on prohibited contributions pursuant to Section 860G(d) of the Code) or (B) cause the Class EI Grantor Trust or the Class A-MFL Grantor Trust to take any action that could (i) endanger its status as a grantor trust or (ii) result in the imposition of any tax upon the Class EI Grantor Trust or the Class A-MFL Grantor Trust unless the Master Servicers, the Trustee and the Paying Agent have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer shall comply with the provisions of Article XII hereof.

            Section 9.30 Termination

            (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the applicable Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) 60 days following the date on which the Trustee or the Operating Adviser has given written notice to Special Servicer that this Agreement is terminated pursuant to Section 9.30(b) or 9.30(c), respectively; and (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with
Section 9.21 or delegation of the Special Servicer's duties pursuant to clause B of Section 9.22 (but only to the extent specifically set forth in Section 9.22).

            (b) The Trustee may terminate (or, with respect to clause (x) below, at the direction of the Depositor, shall terminate) the Special Servicer in the event that (i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the applicable Master Servicer, the Paying Agent or the Depositor within one Business Day following the date such amount was required to have been remitted under the terms of this Agreement, (ii) the Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) the Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of the Special Servicer set forth in this Agreement (other than, subject to Section 13.14(c), the covenants or agreements set forth in Article XIII, for so long as the Trust is subject to the reporting requirements of the Exchange Act), and the Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be affected thereby, such cure period will be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Special Servicer or of or relating to all or substantially all of its property; (vii) the Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; (viii) the Special Servicer ceases to have the Special Servicer rating of at least "CSS3" from Fitch, or the Trustee receives written notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates and citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, and such notice is not rescinded within 60 days; (ix) the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not reinstated to such status within 60 days or (x) for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Special Servicer, or any Sub-Servicer or Additional Servicer appointed by the Special Servicer (other than a Seller Sub-Servicer), shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under Article XIII of this Agreement at the times required under such Article. Such termination shall be effective on the date after the date of any of the above events that the Trustee specifies in a written notice to the Special Servicer specifying the reason for such termination. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates the Special Servicer.

            (c) The Operating Adviser shall have the right to direct the Trustee to terminate the Special Servicer, with or without cause, provided that the Operating Adviser shall appoint a successor Special Servicer who will execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of such terminated Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interest in a Serviced Companion Loan) from each Rating Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated pursuant to this subsection (c) until a successor Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of the Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Special Servicer being terminated shall execute and deliver such document acknowledging its termination as may be reasonably required by any Rating Agency.

            (d) Any costs and expenses associated with the transfer of the special servicing function (other than with respect to a termination without cause) under Section 9.30(b) shall be borne by the predecessor Special Servicer and shall be paid within 30 days of request therefor, otherwise, if the Special Servicer is terminated without cause, such costs and expenses shall be payable from the Trust, if the terminating party is the Trustee or the Depositor, or the Operating Adviser, if the Operating Adviser is the terminating party.

            Section 9.31 Procedure Upon Termination

            (a) Notice of any termination pursuant to clause (i)(B) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee and the Paying Agent no later than the later of (i) five Business Days after the liquidation of the last REO Property or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the Special Servicer (other than the rights and duties of the Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the applicable Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

            (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided that in no event shall the termination of the Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section
9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in the applicable REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

            (c) Upon any resignation of the Special Servicer pursuant to Section
9.21 or termination of the Special Servicer pursuant to Section 9.30 or appointment of a successor to the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the holders of each Serviced Companion Loan and to each Rating Agency.

            Within 30 days after the occurrence of any Event of Default with respect to the Special Servicer of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Certificateholders, the holders of each Serviced Companion Loan and each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

            Section 9.32 Certain Special Servicer Reports

            (a) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the applicable Master Servicer by 2:00 p.m. (New York time) on the date that is one Business Day after the Determination Date for each month, the CMSA Special Servicer Loan File in such electronic format as is mutually acceptable to each applicable Master Servicer and the Special Servicer and in CMSA format. The applicable Master Servicer may use such reports or information contained therein to prepare its reports and such Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

            (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Operating Adviser, the Paying Agent and the applicable Master Servicer no later than the tenth Business Day following such Final Recovery Determination.

            (c) The Special Servicer shall provide to the applicable Master Servicer or the Paying Agent at the reasonable request in writing of such Master Servicer or the Paying Agent, any information in its possession with respect to the Specially Serviced Mortgage Loans which the applicable Master Servicer or Paying Agent, as the case may be, shall require in order for the applicable Master Servicer or the Paying Agent to comply with its obligations under this Agreement; provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The applicable Master Servicer shall provide the Special Servicer at the reasonable request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Special Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

            (d) Not later than 20 days after the Special Servicer Remittance Date, the Special Servicer shall forward to the applicable Master Servicer a statement setting forth the status of each REO Account as of the close of business on the Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to the Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

            (e) With respect to Specially Serviced Mortgage Loans, the Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver electronically to the Master Servicers (subject to Section 8.14 herein), the Paying Agent, the Rating Agencies and the Operating Adviser, on or before April 15 of each year, commencing with April 15, 2007, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property, (ii) a copy of the most recent rent roll with respect to Mortgage Loans available for each Mortgaged Property, and
(iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each Mortgaged Property covered by the operating statements delivered above.

            (f) The Special Servicer shall deliver to the applicable Master Servicer, the Depositor, the Paying Agent and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the applicable Master Servicers, the Trustee, the Paying Agent or the Depositor may from time to time reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Paying Agent or the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

            (g) The Special Servicer shall deliver electronically a written Inspection Report of each Specially Serviced Mortgage Loan in accordance with
Section 9.4(b) to the Operating Adviser.

            (h) Notwithstanding anything to the contrary herein, as a condition to the Special Servicer making any report or information available upon request to any Person other than the parties hereto or any Operating Adviser, the Special Servicer may require that the recipient of such information acknowledge that the Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Paying Agent, the Master Servicers, the Primary Servicer, the Sellers, the Placement Agent, any Underwriter, any Rating Agency, and/or the Certificateholders, Certificate Owners or the holders of each Serviced Companion Loan, as applicable. Any transmittal of information by the Special Servicer to any Person other than the Trustee, the Paying Agent, the Master Servicers, any Primary Servicer, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from the Special Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any Person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

            Section 9.33 Special Servicer to Cooperate with the Master Servicers and Paying Agent

            The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the applicable Master Servicer, the Trustee, the Paying Agent or any Primary Servicer to enable it to perform its duties under this Agreement or any Primary Servicing Agreement, as applicable; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose the Special Servicer, the Trust, the Paying Agent or the Trustee to liability or materially expand the scope of the Special Servicer's responsibilities under this Agreement. In addition, the Special Servicer shall notify the applicable Master Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the applicable Master Servicers as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

            Section 9.34 [Reserved]

            Section 9.35 [Reserved]

            Section 9.36 Sale of Defaulted Mortgage Loans

            (a) The holder of Certificates evidencing the greatest percentage interest in the Controlling Class and the Special Servicer (each in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan from the Trust at a price equal to the Option Purchase Price upon receipt of notice from the Special Servicer that such Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is 90 days delinquent as to its Balloon Payment). The Option is exercisable, subject to the related Seller's right (after receiving notice from the Trustee that an Option Holder intends to exercise its Option) set forth in Section 2.3 to first repurchase such Mortgage Loan, from that date until terminated pursuant to clause (e) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option (or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of the REMIC Pools). Any Option Holder that exercises the Option shall be required to purchase the applicable Mortgage Loan within 4 Business Days following such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the other parties eligible to hold the Option set forth above may at any time notify the Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify the current Option Holder (and the other parties eligible to hold the Option) of such party's desire to exercise the Option. If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder.

            (b) The "Option Purchase Price" shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the Special Servicer upon the request of any holder of the Option. The reasonable, out-of-pocket expenses of the Special Servicer incurred in connection with any such determination of the fair value of a Mortgage Loan shall be payable and reimbursed to the Special Servicer as an expense of the Trust. Prior to the Special Servicer's determination of fair value referred to above, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and (ii) the reasonable fees and expenses of the Special Servicer, the applicable Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the Special Servicer's receipt of the Servicer Mortgage File relating to such Mortgage Loan, and the Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the Option Purchase Price. The Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information, including the receipt of a third party bid to purchase the Option, which has a material effect on the fair value, provided that the Special Servicer shall be required to recalculate the fair value of the Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the Special Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section 9.15.

            (c) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of notice from the Special Servicer that an Option is exercisable with respect to a specified Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the applicable Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

            (d) If the Special Servicer, the holder of Certificates representing the greatest percentage interest in the Controlling Class or an Affiliate of either thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the opinion of an Appraiser or other expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Trustee were to determine that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall redetermine the fair value taking into account the objections of the Trustee.

            (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related Seller pursuant to Section 2.3.

            (f) Unless and until an Option Holder exercises an Option, the Special Servicer shall continue to service and administer the related Mortgage Loan (and the related Serviced Companion Loan, as applicable) in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

            Section 9.37 Operating Adviser; Elections

            (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the operating adviser with respect to Specially Serviced Mortgage Loans (the "Operating Adviser"). The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicer in respect of the Specially Serviced Mortgage Loans.

            (b) The initial Operating Adviser is ARCap REIT, Inc., a Delaware corporation. The Controlling Class shall give written notice to the Trustee, the Paying Agent and the applicable Master Servicer of the appointment of any subsequent Operating Adviser (in order to receive notices hereunder). If a subsequent Operating Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Paying Agent, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class, present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Paying Agent shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

            (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Paying Agent on or prior to the date of such election. Immediately upon receipt by the Paying Agent of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. The Paying Agent shall not be required to recognize any Person as an Operating Adviser until the Operating Adviser provides the Paying Agent with written confirmation of its acceptance of such appointment, written confirmation that it will keep confidential all information received by it as Operating Adviser hereunder or otherwise with respect to the Certificates, the Trust and/or this Agreement, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The Paying Agent hereby recognizes ARCap REIT, Inc. as the initial Operating Adviser. The Paying Agent shall promptly notify the Trustee of the identity of the Operating Adviser. The Trustee shall promptly deliver such information to the Master Servicers and the Special Servicer. The Master Servicers and the Special Servicer shall not be required to recognize any Person as an Operating Adviser until such information has been delivered by the Trustee. In the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

            (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Paying Agent, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

            (e) The Paying Agent shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Paying Agent shall be conclusive. Notwithstanding any other provisions of this Section 9.37, the Paying Agent may make such reasonable regulations as it may deem advisable for any election.

            (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the Special Servicer.

            (g) The Operating Adviser appointed by the Certificateholders pursuant to Section 9.37(c) hereof shall be entitled to receive copies of all notices or information sent to each "Directing Lender" (as defined in the related Co-Lender Agreement) appointed by the holder of the applicable Serviced Companion Loan.

            (h) The applicable Master Servicer or the Special Servicer, as the case may be, shall not be required to recognize any Person as the holder of a Serviced Companion Loan until such holder provides such Master Servicer or Special Servicer, as the case may be, with an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). The applicable Master Servicer or Special Servicer, as the case may be, shall promptly notify the Operating Adviser of such information with respect to any such holder of a Serviced Companion Loan.

            Section 9.38 Limitation on Liability of Operating Adviser

            The Operating Adviser shall have no liability to the Trust, the Depositor, the applicable Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the holders of each Serviced Companion Loan or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and the holders of each Serviced Companion Loan, and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict.

            Section 9.39 Rights of Operating Adviser

            (a) Notwithstanding anything to the contrary herein (and, with respect to each Serviced Loan Group, subject to Section 9.40 and the related Intercreditor Agreement), including but not limited to Article 8 hereof, the Operating Adviser may advise the Special Servicer with respect to the following actions of the Special Servicer and the Special Servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan unless and until it has notified the Operating Adviser in writing and such Operating Adviser has not objected in writing (i) within 5 Business Days of having been notified thereof in respect of actions relating to non-Specially Serviced Mortgage Loans (which 5 Business Day period shall run concurrently with the time periods set forth in the Primary Servicing Agreement with respect to such actions) and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 5 Business Day or 10 Business Day period, as applicable, then the Operating Adviser's approval will be deemed to have been given):

            (i) any modification, amendment or waiver, or consent to modification, amendment or waiver, of a Money Term of a Mortgage Loan other than an extension of the original maturity date for 2 years or less;

            (ii) with respect to notice only, any proposed sale of a Defaulted Mortgage Loan, pursuant to Section 9.36;

            (iii) any determination to bring an REO Property into compliance with Environmental Laws;

            (iv) any acceptance of substitute or additional collateral for a Mortgage Loan not expressly required under such Mortgage Loan (except with respect to a Defeasance Loan);

            (v) any acceptance of a discounted payoff;

            (vi) any waiver or consent to waiver of a "due-on-sale" or "due-on-encumbrance" clause;

            (vii) any acceptance of an assumption agreement;

            (viii) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of or upon satisfaction of such Mortgage Loan); and

            (ix) any franchise changes or certain management company changes for which the Special Servicer is required to consent.

            (b) In addition, notwithstanding anything to the contrary herein, including but not limited to Article 8 hereof, the Operating Adviser shall have the right to approve any of the following actions by the Special Servicer:

            (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any acceptance of a discounted payoff; and

            (iii) any release of "earn out" or performance reserves listed on
      Schedule XI hereof, on deposit in an Escrow Account, other than where such release does not require the consent of the lender.

            In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and/or the holders of each Serviced Companion Loan, as the case may be, the Special Servicer may take any such action without waiting for the Operating Adviser's advice or approval. No advice or approval or lack of approval of the Operating Adviser may (and the Special Servicer shall ignore and act without regard to any such advice or approval or lack of approval that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or Serviced Companion Loan or any other Section of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard,
(B) result in Adverse REMIC Event with respect to any REMIC Pool, (C) endanger the status of the Class EI Grantor Trust or the Class A-MFL Grantor Trust as a grantor trust, (D) expose the Trust, the Depositor, a Master Servicer, the Special Servicer, the Trustee, the Paying Agent or any of their respective Affiliates, members, managers, partners, representatives, officers, directors, employees or agents, to any material claim, suit or liability, or (E) expand the scope of a Master Servicer's or Special Servicer's responsibilities under this Agreement.

            Any notices required to be delivered to the Special Servicer with respect to items (i) through (vii) of subsection (a) above and items (i) through
(iii) of subsection (b) above by any other party to this Agreement shall be simultaneously delivered to the Operating Adviser. With respect to items (v),
(vi) and (vii) of subsection (a) above, the Operating Adviser shall be subject to the same time periods for advising the Special Servicer with respect to any such matters as are afforded to the Special Servicer pursuant to Section 8.7, which periods shall be co-terminus with those of the Special Servicer. The Special Servicer shall provide the Operating Adviser with its recommendations with respect to the matters set forth in both (a) and (b) above within 5 Business Days of the Special Servicer's receipt of notice thereof. In addition, the Operating Adviser may direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee and the Paying Agent shall have received Rating Agency Confirmation from each Rating Agency. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of an Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)). The Trustee shall notify the Paying Agent promptly upon its receipt of the direction set forth above. Notwithstanding any other provision in this Agreement, the Operating Adviser shall have the right to appoint a sub-operating adviser with respect to any particular Mortgage Loan (or, with respect to the Senior Mortgage Loans, the related Serviced Loan Group). Such sub-operating adviser shall have the right, subject to Rating Agency Confirmation, to appoint, or serve as, the Special Servicer with respect to such Mortgage Loan. All references in this Agreement to the "Operating Adviser" and the "Special Servicer" shall refer to the sub-operating adviser or the special servicer appointed by the sub-operating adviser, as applicable; provided, however, that the Special Servicer shall not have any advancing obligations with respect to such Mortgage Loans (or a Serviced Loan Group, as applicable).

            Notwithstanding anything to the contrary in this Section 9.39, with respect to the each Serviced Loan Group, the "Directing Lender" under the related Co-Lender Agreement shall have the rights set forth in this section otherwise afforded to the Operating Adviser for so long as a related Serviced Companion Loan is the applicable "Directing Lender." The Operating Adviser shall have the right to consult with the Special Servicer, on a non-binding basis, regarding the matters set forth in subsections (a) and (b) of this Section 9.39 in accordance with the terms and conditions set forth in the related Co-Lender Agreement.

            Section 9.40 Rights of the Holders of the Serviced Companion Loans

            (a) Subject to the second succeeding paragraph, each Directing Holder will be entitled to advise the applicable Master Servicer or Special Servicer, as applicable with respect to the related Senior Mortgage Loan and/or the related Mortgaged Property: (1) upon the occurrence of an event of default under the related loan documents, with respect to the actions proposed to be taken by the applicable Master Servicer or Special Servicer, as applicable, (and the applicable Master Servicer or Special Servicer, as applicable shall be required to consider the alternative actions recommended by any Directing Holder, as applicable, and to consult with any Directing Holder, as applicable, concerning determinations made by the applicable Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement) and (2) whether or not an event of default under the related loan documents has occurred, with respect to proposals to take any significant action with respect to any Serviced Loan Group and/or related Mortgaged Property, whereby this Agreement requires the Special Servicer to consent to, or consult with the applicable Master Servicer about, or otherwise share in the servicing responsibility for processing any such proposal (and the applicable Master Servicer or Special Servicer, as applicable, shall be required to consider the alternative actions recommended by any Directing Holder and to consult with each Directing Holder concerning determinations made by the applicable Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement). In addition, but subject to the second succeeding paragraph, neither the applicable Master Servicer nor the Special Servicer shall take, nor shall the Special Servicer permit the applicable Master Servicer (but only if this Agreement requires the Special Servicer to consent to, or consult with the applicable Master Servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action) to take, at any time, whether or not an event of default has occurred under the related loan documents, the actions set forth in Section 9.39(a) and (b) unless and until the applicable Master Servicer or Special Servicer, as applicable, has notified the holder of a Serviced Companion Loan in writing and such Directing Holder has not objected in writing within five (5) Business Days if the applicable Serviced Loan Group is not a Specially Serviced Mortgage Loan and if such Loan Group is a Specially Serviced Mortgage Loan, within ten (10) Business Days of the applicable Directing Holder having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the applicable Master Servicer or Special Servicer, as applicable, within such five (5) Business Day or ten (10) Business Day period, as applicable, then the applicable Directing Holder's approval will be deemed to have been given); provided that, in the event that the applicable Master Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the applicable Serviced Loan Group (as a collective whole), the applicable Master Servicer or Special Servicer, as applicable, may take (or, in the case of the Special Servicer, may consent to the applicable Master Servicer's taking) any such action without waiting for the applicable Directing Holder's response.

            In addition, subject to the immediately succeeding paragraph, upon notice to the applicable Master Servicer, the Special Servicer and the Trustee, each Directing Holder may direct the applicable Master Servicer or Special Servicer, as applicable, to take, or to refrain from taking, such actions with respect to the related Senior Mortgage Loan and/or the related Mortgaged Property as such Directing Holder may deem consistent with the related Co-Lender Agreement or as to which provision is otherwise made therein. The applicable Master Servicer or Special Servicer, as applicable, shall provide each Directing Holder, upon reasonable request, with any information in the applicable Master Servicer's or Special Servicer's, as applicable, possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

            Notwithstanding the foregoing, neither the applicable Master Servicer nor the Special Servicer, as applicable, shall be required to take any action or refrain from taking any action that would (and the applicable Master Servicer and the Special Servicer may ignore and act without regard to any advice, direction or objection of the holder of the applicable Serviced Companion Loan that the applicable Master Servicer or the Special Servicer has determined, in its reasonable, good faith judgment would) require or cause the applicable Master Servicer or Special Servicer to violate any provision of this Agreement, the related Co-Lender Agreement or the related loan documents, including the obligation to act in accordance with the Servicing Standard and the REMIC Provisions.

            The Special Servicer may also act without the consent of the Natick Mall Directing Holder if the Special Servicer has notified the related Directing Holder and the Operating Adviser of the various actions it proposes to take with respect to a workout or liquidation of the related Senior Mortgage Loan and the applicable Serviced Companion Loan and for 30 days following the first such notice such Directing Holder has failed to approve any of the proposed actions and has failed to suggest any alternative actions that the Special Servicer reasonably considers to be consistent with such Servicing Standard.

            The applicable Master Servicer and the Operating Adviser acknowledge that, pursuant to each related Co-Lender Agreement, the "Directing Lender," as defined therein, shall be entitled to exercise the rights and powers granted to the Operating Adviser herein with respect to the applicable Senior Mortgage Loan and the applicable Serviced Companion Loan(s), as applicable, and that all references in this Agreement to the term "Operating Adviser" and to the Operating Adviser appointed pursuant to Section 9.37(a) shall be deemed (solely with respect to the Serviced Loan Group) to refer to the holder of the applicable Serviced Companion Loan; provided, however, that if at such time, neither the holder of the related Serviced Companion Loan(s) is no longer the applicable Directing Holder, then the applicable Directing Lender will be the holder of the related Senior Mortgage Loan. Notwithstanding the foregoing, the Operating Adviser designated by the Certificateholders shall also receive all notices and reports delivered to the Operating Adviser appointed pursuant to the related Co-Lender Agreement.

            (b) If the applicable Master Servicer becomes aware of any event of default under the related loan documents that give rise to the right of the holder of a Serviced Companion Loan to cure such default with respect to the related Serviced Loan Group under the related Co-Lender Agreement, the applicable Master Servicer shall promptly notify such holder in writing. For so long as the conditions exist that allow the holder of the applicable Serviced Companion Loan to cure such conditions, the holder of the applicable Serviced Companion Loan may, at its option, indicate to the applicable Master Servicer or Special Servicer, as applicable, in writing its intent to cure such defaults under the applicable Serviced Loan Group in accordance with the related Co-Lender Agreement, whereupon the holder of the applicable Serviced Companion Loan or its designee shall have the right to cure such defaults in accordance with such related Co-Lender Agreement. Any such cure will be subject to all applicable provisions of the related Co-Lender Agreement. The applicable Master Servicer, Special Servicer and Trustee shall reasonably cooperate with the holder of the applicable Serviced Companion Loan in effecting such cure.

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

            Section 10.1 Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans

            (a) The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders and the REMIC III Certificateholders and the Class A-MFL Certificateholders, as set forth in Section 10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b), (iii) the termination of the Trust pursuant to Section 10.1(c) or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d); provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) The General Master Servicer shall give the Trustee and the Paying Agent notice of the date when the aggregate Principal Balance of the Mortgage Loans, after giving effect to distributions of principal made on the next Distribution Date, is less than or equal to 1% of the initial Aggregate Certificate Balance of the Certificates as of the Closing Date. The Paying Agent shall promptly forward such notice to the Trustee, the Depositor, the Holder of a majority of the Controlling Class, the Master Servicers, the Special Servicer and the Holders of the Class R-I Certificates; and the Holder of a majority of the Controlling Class, the General Master Servicer, and the Holders of the Class R-I Certificates, in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee (excluding the Depositor) notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Paying Agent's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the applicable Master Servicer for the benefit of the Holder of the majority of the Class R-I Certificates, the Special Servicer or the applicable Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon (other than any accrued and unpaid interest thereon that has been the subject of an Advance) at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if a Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in REMIC I. The Trustee shall consult with the Placement Agent and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if the Placement Agent or any Underwriter or an Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the Operating Adviser is not an Affiliate of the Class R-I Holder, the Special Servicer or a Master Servicer, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicers, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicer or the Master Servicers, as the case may be, stating that such termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

            (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Certificates, the Class A-MFL Certificates and the Class EI Certificates, such Holders may terminate REMIC I (which will in turn result in the termination of REMIC II and REMIC III), and the Class EI Grantor Trust and the Class A-MFL Grantor Trust upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

            (d) Following the date on which the aggregate Certificate Balance of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero, the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust as contemplated by clause (iv) of Section 10.1(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange and upon the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Sole Certificateholders) stating that such exchange will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the General Master Servicer, the Prudential Master Servicer, the Special Servicer, the Trustee and the Paying Agent hereunder through the date of the liquidation of the Trust that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto or that may be withdrawn from the Distribution Accounts pursuant to this Agreement but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Residual Certificates) on such Distribution Date, the Trustee shall, upon receipt of a Request for Release from the General Master Servicer and the Prudential Master Servicer, if applicable, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust, and the Trust shall be liquidated in accordance with
Section 10.2. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of REMIC I, the Class EI Grantor Trust and the Class A-MFL Grantor Trust, to the extent then outstanding, for an amount equal to the remaining Certificate Balance of its Certificates (other than the Residual Certificates), plus accrued, unpaid interest with respect thereto, and the Paying Agent shall credit such amounts against amounts distributed in respect of such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Sole Certificateholder in liquidation of the Trust pursuant to Section 10.2.

            (e) Upon the termination of the Trust, (i) any Excess Interest held by the Class EI Grantor Trust shall be distributed to the Class EI Certificateholders, on a pro rata basis and (ii) any funds or other property held by the Class A-MFL Grantor Trust shall be distributed to the Class A-MFL Certificateholders on a pro rata basis.

            (f) Subject to Section 1.6 and Section 9.4(e), upon the sale of the Mortgage Loan that is part of a Serviced Loan Group by the Trust or the payment in full of the related Mortgage Loan, such related Mortgage Loan and the related Serviced Companion Loan shall no longer be subject to this Agreement and the obligations and rights of the Master Servicer and the Special Servicer, with respect to such applicable Serviced Loan Group shall terminate in the manner and subject to the applicable provisions, set forth in Section 8.28 and Section 9.30, respectively.

            Section 10.2 Procedure Upon Termination of Trust

            (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Paying Agent, the Rating Agencies, the Swap Counterparty, the Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify
(A) the Distribution Date upon which final distribution on the Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificates will be made, and upon presentation and surrender of the Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificates shall terminate and the Trustee shall terminate, or request the Master Servicers and the Paying Agent to terminate, the Certificate Accounts and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to the Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificateholders in trust without interest pending such payment.

            (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificateholders to surrender their certificates evidencing the Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-I, Class R-II, REMIC Regular, Class A-MFL and Class EI Certificates shall not have been surrendered for cancellation, the Paying Agent shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-I, Class R-II, REMIC Regular, Class A-MFL or Class EI Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Paying Agent pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools, the Class EI Grantor Trust and the Class A-MFL Grantor Trust and shall be beneficially owned by the related Holder.

            Section 10.3 Additional REMIC Termination Requirements

            (a) The Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless at the request of a Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks, and the Paying Agent subsequently receives an Opinion of Counsel (at the expense of such Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor, the Trustee and the Paying Agent to the effect that the failure of the Trust to comply with the requirements of this
Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) Within 89 days prior to the time of the making of the final payment on the Class R-I, Class R-II, REMIC III and Class A-MFL Regular Interest, the Trustee shall prepare and (on behalf of REMIC I, REMIC II and REMIC III) shall adopt a plan of complete liquidation of each REMIC Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the final federal income tax return of each REMIC Pool;

            (ii) At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the Class R-I, Class R-II, REMIC III and Class A-MFL Regular Interest, the Trustee shall sell all of the assets of each REMIC Pool for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

            (iii) At the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC I Regular Interests, (B) to the Holders of the Class R-II Certificates all remaining assets of REMIC II after such final payment of the REMIC II Regular Interests and (C) to the Holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

            (iv) In no event may the final payment on the REMIC I Regular Interests, REMIC II Regular Interests, REMIC Regular Certificates or the Class A-MFL Regular Interest or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

            (b) By their acceptance of the Class R-I, Class R-II or R-III Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of each REMIC Pool and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II and Class R-III Certificateholders, respectively.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

            The provisions of this Article XI shall apply to each of the REMIC Regular Certificateholders and Residual Certificateholders to the extent appropriate.

            Section 11.1 Limitation on Rights of Holders

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicers or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) If a Certificateholder is also a Mortgagor with respect to any Mortgage Loan, such Certificateholder shall have no right to vote with respect to any matters concerning such Mortgage Loan. In addition, if a Certificateholder is also one of the Special Servicer, such Certificateholder shall have no right to vote, in its capacity as a Certificateholder, with respect to compensation to the Special Servicer or any waiver of a default with respect to a Mortgage Loan.

            (d) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.2 Access to List of Holders

            (a) If the Paying Agent is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee and the Paying Agent, within 15 days after receipt by the Certificate Registrar of a request by the Trustee or the Paying Agent, as the case may be, in writing, a list, in such form as the Trustee or the Paying Agent, as the case may be, may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If the Depositor, the Operating Adviser, the Special Servicer, the Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Paying Agent and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Paying Agent shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicer and the Trustee that neither the Depositor, the Certificate Registrar, the Paying Agent, the Master Servicers, the Special Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.3 Acts of Holders of Certificates

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor and the Paying Agent. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Paying Agent, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor nor the Paying Agent shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Paying Agent or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

            The provisions of this Article XII shall apply to each REMIC Pool, the Class EI Grantor Trust and the Class A-MFL Grantor Trust, as applicable.

            Section 12.1 REMIC Administration

            (a) An election will be made by the Paying Agent on behalf of the Trustee to treat the segregated pool of assets consisting of the Mortgage Loans (other than Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Accounts, the Interest Reserve Account, the Distribution Account and the Reserve Account, the Insurance Policies and any related amounts REO Account and any related REO Properties as a REMIC ("REMIC I") under the Code, other than any portion of the foregoing allocable to a Serviced Companion Loan. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate class of "regular interests" in REMIC I and the Class R-I Certificates shall be designated as the sole class of "residual interests" in REMIC I.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC ("REMIC II") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole class of the "residual interests" in REMIC II.

            An election will be made by the Paying Agent to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC ("REMIC III") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates and the Class A-MFL Regular Interest are issued. For purposes of such election, the Class A-1, Class A-1A, Class A-2, Class A-NM, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class X-1, Class X-2 and Class X-W Certificates and the Class A-MFL Regular Interest shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III.

            The Trustee and the Paying Agent shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMIC Pools other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC Regular Certificates, the Class A-MFL Regular Interest and the Residual Certificates.

            (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            (c) The Paying Agent shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

            (d) The Paying Agent shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, the Class EI Grantor Trust and the Class A-MFL Grantor Trust an application for a taxpayer identification number for such REMIC Pool or grantor trust on Internal Revenue Service Form SS-4. The Paying Agent, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicers. The Paying Agent shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

            (e) The Paying Agent shall prepare and file, or cause to be prepared and filed, all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool's direct representative, and the Trustee shall sign such returns; the expenses of preparing and filing such returns shall be borne by the Paying Agent, except that if additional state tax returns are required to be filed in more than three states, the Paying Agent shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicers and the Special Servicer shall provide on a timely basis to the Paying Agent or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or a Master Servicer and the Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and Special Servicer hereunder and reasonably requested by the Paying Agent to enable it to perform its obligations under this subsection, and the Paying Agent shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee and the Paying Agent or any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. Each Master Servicer and the Special Servicer shall indemnify the Trustee, the Paying Agent, and the Depositor for any liability or assessment against the Trustee, the Depositor, the Paying Agent or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by such Master Servicer or the Special Servicer, as the case may be, which errors were caused by the negligence, willful misconduct or bad faith of such Master Servicer or the Special Servicer, as the case may be. The Paying Agent shall indemnify the Master Servicers, the Special Servicer, the Depositor or any REMIC Pool for any expense incurred by any Master Servicer, any Special Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Paying Agent. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of a Master Servicer, the Paying Agent or the Special Servicer, or the termination of this Agreement.

            (f) The Paying Agent shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Paying Agent shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

            (g) The Paying Agent shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Paying Agent as the Depositor may reasonably request in writing. Moreover, the Paying Agent shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Paying Agent be required by applicable law and shall prepare and disseminate to Certificateholders Internal Revenue Service Forms 1099 (or otherwise furnish information within the control of the Paying Agent) to the extent required by applicable law. The Paying Agent will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

            (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II and Class R-III Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II and Class R-III Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC Pool's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Paying Agent and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Paying Agent as their agent and attorney in fact. If the Code or applicable regulations prohibits the Paying Agent from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Paying Agent shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Paying Agent shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (i) The Trustee, the Paying Agent, the Holders of the Residual Certificates, the Master Servicers and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, Paying Agent, the Master Servicers and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC and the Class EI Grantor Trust and the Class A-MFL Grantor Trust as a grantor trust or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

            (j) The Trustee, the Paying Agent, the Master Servicers, the Special Servicer, and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such Persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC or (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2)) of the Code or (iii) endanger the status of the Class EI Grantor Trust or the Class A-MFL Grantor Trust as a grantor trust unless the Trustee and the Paying Agent have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee, the Paying Agent or the Holders of the Residual Certificates to undertake such action.

            (k) In the event that any tax is imposed on the REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to the REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Paying Agent, if such tax arises out of or results from a breach of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under this Agreement, which breach constitutes negligence, willful misconduct or bad faith; and (iv) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Paying Agent out of amounts on deposit in the Distribution Account.

            (l) The Paying Agent and, to the extent that records are maintained by the Master Servicers or the Special Servicer in the normal course of their businesses, the Master Servicers and the Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis, and with respect to the Class EI Grantor Trust and the Class A-MFL Grantor Trust on the cash or accrual method and so as to enable reporting to Holders of the Class EI Certificates, respectively, based on their annual accounting period. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

            (m) Neither the Trustee, the Paying Agent, the Master Servicers nor the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

            (n) In order to enable the Paying Agent to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Paying Agent within ten days after the Closing Date all information or data that the Paying Agent reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, the projected cash flows of the Mortgage Loans and the allocation of the issue price of the Class A-MFL Certificates between the Class A-MFL Regular Interest and the Class A-MFL Swap Contract. Thereafter, the Depositor shall provide to the Paying Agent or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Paying Agent may, from time to time, reasonably request in order to enable the Paying Agent to perform its duties as set forth herein. The Paying Agent is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Paying Agent and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Paying Agent and each REMIC Pool arising from any errors or miscalculations of the Paying Agent pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Paying Agent (but not resulting from the methodology employed by the Paying Agent) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Paying Agent.

            The Paying Agent agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Paying Agent and its parent, or (ii) in connection with its rights and obligations under this Agreement.

            (o) At all times as may be required by the Code, each Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC Pool as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (p) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC I Regular Interests, each Class of REMIC II Regular Interests, the Class A-MFL Regular Interest and each Class of REMIC Regular Certificates is the Final Rated Distribution Date.

            Section 12.2 Prohibited Transactions and Activities

            Neither the Trustee, the Paying Agent, the Master Servicers nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool,
(iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Accounts or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

            Section 12.3 Modifications of Mortgage Loans

            Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Paying Agent, the applicable Master Servicer nor the Special Servicer shall permit any modification of a Money Term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable unless
(i) the Trustee, the Special Servicer, Paying Agent and the applicable Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the applicable Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Treasury Regulations Section 1.860G-2(b) of the Code) or (ii) such modification meets the requirements set forth in Section 8.18 or Section 9.5.

            Section 12.4 Liability with Respect to Certain Taxes and Loss of REMIC Status

            In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by either the Trustee or the Paying Agent of its respective duties and obligations set forth herein, the Trustee or the Paying Agent, as the case may be, shall be liable to the REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee, or the Paying Agent, as applicable, shall not be liable for any such Losses attributable to the action or inaction of the Master Servicers, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicers, the Special Servicer, the Trustee (with respect to the Paying Agent), the Paying Agent (with respect to the Trustee), the Depositor or such Holders of the Residual Certificates on which the Trustee or the Paying Agent, as the case may be, has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee or the Paying Agent shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

            Section 12.5 Grantor Trust Administration

            The assets of the Class EI Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Loans and the related amounts in the Excess Interest Sub-account, shall be held by the Trustee for the benefit of the Holders of the Class EI Certificates, which Class EI Certificates will evidence 100% beneficial ownership of the related assets from and after the Closing Date. It is intended that the portions of the Trust consisting of the Class EI Grantor Trust will be treated as a grantor trust for federal income tax purposes, within the meaning of subpart E, part I of subchapter J of the Code, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. In addition, the Class A-MFL Certificates are hereby designated as undivided beneficial interests in the Class A-MFL Regular Interest, the Class A-MFL Swap Contract and the proceeds thereof in the Class A-MFL Floating Rate Account, which portions of the Trust Fund will be treated as a grantor trust within the meaning of subpart E, part I of Subchapter J of the Code, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. Under no circumstances may the Trustee vary the assets of the Class EI Grantor Trust or the Class A-MFL Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class EI Certificates or the Class A-MFL Certificates, as the case may be. The Trustee and the Paying Agent shall be deemed to hold and shall account for each of the Class EI Grantor Trust and the Class A-MFL Grantor Trust separate and apart from the assets of the REMIC I, REMIC II and REMIC III created hereunder. In furtherance of such intention, the Paying Agent shall furnish or cause to be furnished to the Class EI and Class A-MFL Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their shares of the income and expenses of the Class EI Grantor Trust or the Class A-MFL Grantor Trust, as applicable, at the time or times and in the manner required by the Code.

                                  ARTICLE XIII

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 13.1 Intent of the Parties; Reasonableness

            Except with respect to Section 13.9, Section 13.10 and Section 13.11, the parties hereto acknowledge and agree that the purpose of Article XIII of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Depositor nor the Paying Agent shall exercise their rights to request delivery of information or other performance under these provisions other than reasonably and in good faith, or (except with respect to Section 13.9, Section 13.10 or Section 13.11) for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, or otherwise, and agree to comply with requests made by the Depositor or the Paying Agent in good faith for delivery of information under these provisions on the basis of evolving interpretations of the requirements of Regulation AB. In connection with the Subject Securitization Transaction, each of the Master Servicers, the Special Servicer, any Primary Servicer and the Trustee shall cooperate fully with the Depositor and the Paying Agent, as applicable, to deliver or make available to the Depositor or the Paying Agent, as applicable (including any of their assignees or designees), any and all information in its possession and necessary in the good faith determination of the Depositor or the Paying Agent, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosure relating to the Master Servicers, the Special Servicer, any Primary Servicer, the Trustee and the Paying Agent, as applicable, and any Reporting Sub-Servicer, or the Servicing of the Mortgage Loans, reasonably believed by the Depositor or the Paying Agent, as applicable, in good faith, to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 13.1, but in any event, shall, upon reasonable advance written request, provide such information in sufficient time to allow the Depositor or the Paying Agent, as applicable, to satisfy any related filing requirements.

            Section 13.2 Certain Information to be Provided by the Master Servicers, the Special Servicer, any Primary Servicer and the Trustee

            (a) For as long as the Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to any Reporting Servicer, any Additional Servicer or any Reporting Sub-Servicer as servicer, trustee or paying agent under this Agreement by any Person (i) into which such Reporting Servicer, any Additional Servicer or any Reporting Sub-Servicer, as the case may be, may be merged or consolidated, or (ii) which may be appointed as a successor (or in the case of the Trustee, successor Trustee, co-Trustee or Separate Trustee) to any Reporting Servicer, any Additional Servicer or any Reporting Sub-Servicer, as the case may be, such Reporting Servicer, any Additional Servicer or any Reporting Sub-Servicer, as the case may be, shall (and each Reporting Servicer, as applicable, shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) provide to the Depositor, at least 5 calendar days prior to the effective date of such succession or appointment, as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than the effective date of such succession or appointment, (x) written notice to the Depositor and the Paying Agent of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor and the Paying Agent, all information reasonably requested by the Depositor so that it may comply with its reporting obligation under Item 6.02 of Form 8-K as it relates to the Servicing function with respect to any class of Certificates.

            (b) If any Serviced Companion Loan is deposited into an Other Securitization, the Reporting Servicers responsible for performing servicing functions with respect to the related Senior Mortgage Loan Mortgage Loan, will take all actions reasonably requested of them to enable such Other Securitization to comply with Regulation AB. Without limiting the foregoing, such Reporting Servicers will, if reasonably requested by the depositor for such Other Securitization, provide disclosure (in substantially the same form as the disclosure provided in the prospectus supplement for the Subject Securitization Transaction, to the extent necessary to comply with Regulation AB) regarding the applicable Reporting Servicer, reasonably and in good faith determined by the depositor in such Other Securitization to be required by Regulation AB for inclusion in disclosure documents with respect to such Other Securitization, together with an opinion of counsel as to the compliance of such disclosure with the requirements of Regulation AB and indemnification substantially similar to that provided in the Subject Securitization Transaction regarding damages incurred in connection with the non-compliance with the requirements of Regulation AB relating to the disclosure referred to in the immediately preceding sentence.

            Section 13.3 Filing Obligations

            The Reporting Servicers shall (and shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act.

            Section 13.4 Form 10-D Filings

            Within 15 calendar days after each Distribution Date (the "10-D Filing Deadline") (subject to permitted extensions under the Exchange Act), the Paying Agent shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Paying Agent shall file each Form 10-D with a copy of the related Monthly Certificateholder's Report attached thereto. Any necessary disclosure in addition to the Monthly Certificateholder's Report that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the immediately succeeding paragraph, be reported by the parties set forth on
Schedule XVII and directed to the Depositor and the Paying Agent for approval by the Depositor. The Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Schedule XVII) absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Schedule XVII hereto, within 5 calendar days after the related Distribution Date, each Person identified on Schedule XVII shall be required to provide to the Depositor and the Paying Agent (or, as to each such Person responsible for the performance of servicing functions with respect to a Serviced Companion Loan that has been deposited into an Other Securitization, the depositor and the trustee in such Other Securitization), in a form readily convertible to an EDGAR-compatible form (to the extent available to such party in such format), or in such other form as otherwise agreed by the Depositor, the Paying Agent and such party, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to disclosure required pursuant to Item 1117 or Item 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), together with an Additional Disclosure Notification in the form attached hereto as Exhibit AA. The Paying Agent shall provide prompt notice to the Depositor (or, with respect to a Serviced Companion Loan if deposited into an Other Securitization, the depositor and the trustee in such Other Securitization) to the extent the Paying Agent is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from such party. The Paying Agent shall have no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XVII of their duties under this paragraph or proactively solicit or procure from any such parties any Additional Form 10-D Disclosure information. Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by the 2nd calendar day after such 5th calendar day after the related Distribution Date, the Paying Agent shall include the form and substance of the Additional Form 10-D Disclosure on the related Form 10-D. The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Paying Agent in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

            On or prior to the 4th Business Day prior to the 15th calendar day after the related Distribution Date the Paying Agent shall prepare and deliver electronically the Form 10-D to the Depositor for review. No later than the end of business on the 2nd Business Day prior to the 15th calendar day after the related Distribution Date, the Depositor (or, if so directed by the Depositor, the Paying Agent pursuant to a power of attorney provided to the Trustee by the Depositor pursuant to Item 601(b)(24) of Regulation S-K) shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Paying Agent. The Trustee shall (a) file such Form 10-D, upon signature thereof as provided in
Section 13.14, not later than 5:30 p.m. (New York City time) on the 15th calendar day after the related Distribution Date or (b) use commercially reasonable best efforts to file such Form 10-D, if the Paying Agent received the signed Form 10-D after the signing deadline set forth in Section 13.14, not later than 5:30 p.m. (New York City time) on the 15th calendar day after the related Distribution Date; provided that, if the Paying Agent cannot file the Form 10-D prior to the deadline set forth in the immediately preceding clause
(b), the Paying Agent shall file such Form 10-D as soon as possible thereafter. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Paying Agent will follow the procedures set forth in Section 13.8(b). After filing with the Commission, the Paying Agent shall promptly make available on its internet website a final executed copy of each Form 10-D. The parties to this Agreement acknowledge (and each Additional Servicer and each Reporting Sub-Servicer shall be required to acknowledge) that the performance by the Paying Agent of its duties under this Section 13.4 related to the timely preparation and filing of Form 10-D is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Reporting Sub-Servicer) observing all applicable deadlines in the performance of their duties under this Section
13.4. The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution or file such Form 10-D where such failure results from the Paying Agent's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Paying Agent that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Paying Agent in writing, no later than the 5th calendar day after the related Distribution Date during any year in which the Paying Agent is required to file a Form 10-D if the answer to the questions should be "no." The Paying Agent shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

            Section 13.5 Form 10-K Filings

            On or prior to 5:30 p.m. (New York City time) on the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Paying Agent shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Paying Agent within the applicable time frames set forth in this Agreement,

            (i) an annual compliance statement for each Reporting Servicer pursuant to Item 1123 of Regulation AB, as described under Section 13.9;

            (ii) (A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer pursuant to Item 1122 of Regulation AB, as described under Section 13.10, and (B) if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described under Section 13.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described under Section 13.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included,

            (iii) (A) the registered public accounting firm attestation report for each Reporting Servicer pursuant to Item 1122 of Regulation AB, as described under Section 13.11, and (B) if any registered public accounting firm attestation report described under Section 13.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and

            (iv) a Sarbanes-Oxley Certification as described in Section 13.6.

            Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule XVIII and directed to the Depositor and the Trustee for approval by the Depositor. The Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure (other than such Additional Form 10-K Disclosure which is to be reported by it as set forth on Schedule XVIII) absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15th (with no grace period) of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, each party identified on Schedule XVIII hereto shall be required to provide to the Depositor (or, with respect to a Serviced Companion Loan if deposited into an Other Securitization, the depositor and the trustee in such Other Securitization) and the Paying Agent the form and substance of the corresponding Additional Form 10-K Disclosure as set forth on Schedule XVIII, if applicable, and in a form that is readily convertible to an EDGAR-compatible form (to the extent available to such party in such format), or in such other form as otherwise agreed by the Depositor, the Paying Agent and such Person together with an Additional Disclosure Notification in the form attached hereto as Exhibit AA. The Paying Agent shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent the Paying Agent is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from such party. The Paying Agent has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XVIII of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by March 15th, the Paying Agent shall include the form and substance of the Additional Form 10-K Disclosure on the related Form 10-K. The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Paying Agent in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph. Any notice delivered to the Paying Agent pursuant to this paragraph shall be delivered by facsimile to
(312) 904-2084 and by email to edgar@abnamro.com or such other address as may hereafter be furnished by the Paying Agent to the other parties in writing.

            On or prior to 5:00 p.m. (New York City time) on the 8th Business Day prior to the 10-K Filing Deadline, the Paying Agent shall prepare and deliver electronically a draft copy of the Form 10-K to the Depositor for review. No later than 5:00 p.m. (New York City time) on the 3rd Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K on behalf of the Depositor and return an electronic or fax copy of such signed Form 10-K to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Paying Agent will follow the procedures set forth in Section 13.8(b). After filing with the Commission, the Paying Agent shall, pursuant to
Section 5.4, make available on its internet website a final executed copy of each Form 10-K. The signing party at the Depositor can be contacted at Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:
Warren Friend, with a copy to Anthony Sfarra and Michelle Wilke, Esq. The parties to this Agreement acknowledge (and each Additional Servicer and each Reporting Sub-Servicer shall be required to acknowledge) that the performance by the Paying Agent of its duties under this Section 13.5 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Reporting Sub-Servicer) observing all applicable deadlines in the performance of their duties under this Article
XIII. The Paying Agent shall have no liability with respect to any failure to properly prepare, arrange for execution or file such Form 10-K resulting from the Paying Agent's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

            If a Form 10-K is permitted to be filed notwithstanding any missing information for inclusion therein, the Paying Agent shall nonetheless file such Form 10-K and, if Regulation AB (or Form 10-K itself) permits the inclusion of an explanation why such information is missing, the Paying Agent shall include such explanation of the circumstances (such explanation to be based solely on such notice regarding the same as may have been delivered to the Paying Agent by the person responsible for the missing information).

            Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Paying Agent that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Paying Agent in writing, no later than the 15th calendar day of March in any year in which the Trust is required to file a Form 10-K if the answer to the questions should be "no." The Paying Agent shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

            Section 13.6 Sarbanes-Oxley Certification

            Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification"), exactly as set forth in Exhibit BB-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall, and each Reporting Servicer shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"), by March 15th (with no grace period) of each year subsequent to the fiscal year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Performance Certification"), in the form attached hereto as Exhibits BB-2, BB-3, BB-4 and BB-5, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, each a "Certification Party" and collectively, "Certification Parties") can reasonably rely. The senior officer in charge of securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Warren Friend, with a copy to Anthony Sfarra and Michelle Wilke, Esq. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a Performance Certification and a reliance certificate to the Certifying Person pursuant to this Section 13.6 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

            Each Performance Certification shall include a reasonable reliance provision enabling the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 13.9, if applicable, (ii) annual report on assessment of compliance with Servicing Criteria provided pursuant to Section 13.10 and (iii) registered public accounting firm attestation report provided pursuant to Section 13.11 and shall include a certification that each such annual report on assessment of compliance discloses any material instances of noncompliance described to the registered public accountants of such Reporting Servicer to enable such accountants to render the attestation provided for in Section 13.11.

            If a Serviced Companion Loan is deposited into an Other Securitization, each Reporting Servicer providing servicing functions with respect to such Serviced Companion Loan shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization a Performance Certification (which shall address the matters contained in the Performance Certification, but solely with respect to such Serviced Companion
Loan), upon which such certifying person, the entity for which the certifying person acts as an officer, and such entity's officers, directors and Affiliates can reasonably rely.

            Notwithstanding the foregoing, without limiting the requirements of the Exchange Act, nothing in this Section shall require any Reporting Servicer
(i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties (other than a Sub-Servicer or Additional Servicer retained by it, except for Seller Sub-Servicers with respect to the Master Servicers or Special Servicer, as applicable), (ii) to certify information other than to such Reporting Servicer's knowledge and in accordance with such Reporting Servicer's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

            Section 13.7 Form 8-K Filings

            Within four (4) Business Days after the occurrence of an event requiring disclosure (the "8-K Filing Deadline") under Form 8-K (each a "Reportable Event"), the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by any party set forth on Schedule XIX to which such Reportable Event relates and such Form 8-K Disclosure Information shall be directed to the Depositor and the Paying Agent for approval by the Depositor. The Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Schedule XIX) absent such reporting, direction and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than noon on the 2nd Business Day after the occurrence of the Reportable Event, the parties listed on Schedule XIX hereto shall, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge, be required to provide written notice to the Depositor (or, as to each such Person responsible for the performance of servicing functions with respect to a Serviced Companion Loan that has been deposited into an Other Securitization, the depositor and the trustee in such Other Securitization) and the Paying Agent of such Reportable Event in the form and substance of the corresponding Form 8-K Disclosure Information, as set forth on Schedule XIX, if applicable, and in a form that is readily convertible to an EDGAR-compatible form (to the extent available to such party in such format), or in such other form as otherwise agreed by the Depositor, the Paying Agent and such party together with an Additional Disclosure Notification in the form attached hereto as Exhibit AA. The Paying Agent shall have no duty under this Agreement to monitor or enforce the performance by the parties listed on
Schedule XIX of their duties under this paragraph or proactively solicit or procure from any such parties any Additional Form 8-K Disclosure information. Unless otherwise directed by the Depositor, and subject to any comments received to such disclosure from the Depositor by close of business on the 2nd Business Day after such Reportable Event, the Paying Agent shall include the form and substance of the Form 8-K Disclosure Information on the related Form 8-K. The Depositor will be responsible for any reasonable fees charged and out-of-pocket expenses incurred by the Paying Agent in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            No later than noon (New York City time) on the 3rd Business Day after the Reportable Event, the Paying Agent shall prepare the Form 8-K. No later than the end of business on the 3rd Business Day after the Reportable Event, the Depositor (or, with respect to a Serviced Companion Loan if deposited into an Other Securitization, the depositor in such Other Securitization) shall sign the Form 8-K. If so directed by the Depositor, the Paying Agent shall (a) file such Form 8-K, upon signature thereof as provided in Section 13.14, not later than 5:30 pm (New York City time) on the 4th Business Day after the related Reportable Event or (b) use reasonable best efforts to file such Form 8-K, if the Paying Agent received the signed Form 8-K after the end of business on the 3rd Business Day after the Reportable Event, not later than 5:30 pm (New York City time) on the 4th Business Day after the related Reportable Event; provided that, if the Paying Agent cannot file the Form 8-K prior to the deadline set forth in the immediately preceding clause (b), the Paying Agent shall file such Form 8-K as soon as possible thereafter. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Paying Agent will follow the procedures set forth in Section 13.8(b). After filing with the Commission, the Paying Agent will make available on its internet website a final executed copy of each Form 8-K. The parties to this Agreement acknowledge (and each Additional Servicer and each Reporting Sub-Servicer shall be required to acknowledge) that the performance by the Paying Agent of its duties under this Section 13.7 related to the timely preparation and filing of Form 8-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Reporting Sub-Servicer) observing all applicable deadlines in the performance of their duties under this Section 13.7. The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Paying Agent's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            The Reporting Servicers shall each promptly notify (and the Reporting Servicers shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to promptly notify) the Depositor and the Paying Agent, but in no event later than noon on the 2nd Business Day after its occurrence, of any Reportable Event applicable to it of which it has actual knowledge to the extent such party is identified as a "Responsible Party" on Exhibit AA with regard to such Reportable Event.

            Section 13.8 Form 15 Filing; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports

            (a) On or before January 30 of the first year in which the Paying Agent is able to do so under applicable law, the Paying Agent shall file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. After the filing of Form 15, the obligations of the parties to this Agreement under Sections 13.1, 13.2, 13.3, 13.4, 13.5 and 13.7 shall be suspended for so long as the Trust is not subject to the reporting requirements of the Exchange Act.

            (b) The Paying Agent shall promptly notify the Depositor (which notice may be sent by facsimile or by email and which shall include the identity of those Reporting Servicers who did not deliver such information) and each Reporting Servicer that failed to deliver such information required to be delivered by it under this Agreement, if all, or any portion of, any disclosure information that the Paying Agent has actual knowledge of and that is required to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (including annual compliance statements pursuant to Section 13.9, annual reports on assessment of compliance with servicing criteria pursuant to Section 13.10 and attestation reports pursuant to Section 13.11). If the Paying Agent is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information either was not delivered to it or was delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Paying Agent shall promptly notify the Depositor (which may be sent by facsimile or by email, and which notice shall include the identity of those Reporting Servicers who either did not deliver such information or delivered such information to it after the delivery deadlines set forth in this Agreement) and each Reporting Servicer that failed to make such delivery. In the case of Form 10-D and Form 10-K, each such Reporting Servicer shall cooperate with the Depositor and the Paying Agent to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act, which forms shall be filed no later than one calendar day after the due date for the related Form 10-D or Form 10-K, as applicable. In the case of Form 8-K, the Paying Agent shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D that is required to be filed on behalf of the Trust. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Paying Agent shall notify the Depositor and such other parties as may be required and such parties shall cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an authorized officer of or a senior officer of the Depositor in charge of securitization, as applicable. The parties to this Agreement acknowledge (and each Additional Servicer and each Reporting Sub-Servicer shall be required to acknowledge) that the performance by the Paying Agent of its duties under this Section 13.8 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties (and, to the extent applicable, any Additional Servicer or Reporting Sub-Servicer) performing their duties under this Section. The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Paying Agent's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 13.9 Annual Compliance Statements

            The Reporting Servicers (each a "Certifying Servicer") shall each (and the Reporting Servicers shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to) deliver electronically to the Depositor and the Paying Agent on or before March 15th (with no grace period), with respect to any Additional Servicer and each Reporting Sub-Servicer (other than any party to this Agreement), or March 15th (with no grace period) or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), with respect to the Certifying Servicers, of each year, commencing in March 2007, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all of its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall have the right to review such Officer's Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, in the fulfillment of any of the Certifying Servicer's obligations hereunder or under the applicable sub-servicing or primary servicing agreement. None of the Certifying Servicers or any Additional Servicer or any Reporting Sub-Servicer shall be required to deliver, or to endeavor to cause the delivery of, any such Officer's Certificate until April 15, in the case of a Certifying Servicer, or April 1, in the case of any Additional Servicer (excluding any Primary Servicer) or any Reporting Sub-Servicer (excluding any Primary Servicer), in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            If a Serviced Companion Loan is deposited into an Other Securitization, each Certifying Servicer responsible for performing servicing functions with respect to the related Senior Mortgage Loan shall provide, if requested by a party to the applicable Other Pooling and Servicing Agreement, an Officer's Certificate as described in this Section.

            Section 13.10 Annual Reports on Assessment of Compliance with Servicing Criteria

            By March 15th (with no grace period) or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), the Reporting Servicers, each at its own expense, shall furnish electronically (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, by March 15th (with no grace period), each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause, by March 15th (with no grace period), each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to furnish, each at its own expense), to the Paying Agent and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria with respect to commercial mortgage backed securities transactions taken as a whole involving such party that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 13.5, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

            No later than the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Master Servicers, the Special Servicer, any Primary Servicer and the Trustee shall each forward to the Paying Agent and the Depositor the name and address of each Additional Servicer and Reporting Sub-Servicer engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Additional Servicer or Reporting Sub-Servicer. When the Master Servicers, the Special Servicer, any Primary Servicer, the Trustee, each Additional Servicer and each Reporting Sub-Servicer submit their respective assessments by March 1st (subject to a grace period through March 7th), as applicable, to the Paying Agent, each such party shall also at such time include, in its submission to the Paying Agent, the assessment (and attestation pursuant to Section 13.11) of each Additional Servicer and Reporting Sub-Servicer engaged by it.

            Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall have the right to review each such report and, if applicable, consult with the Reporting Servicers as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the respective Reporting Servicer, and (ii) the Paying Agent shall confirm that the assessments taken individually address the Relevant Servicing Criteria for each party as set forth on Schedule XVI and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicer, any Primary Servicer, the Trustee or any Additional Servicer or Reporting Sub-Servicer shall be required to deliver, or to endeavor to cause the delivery of, any such reports until April 15 in the case of the Master Servicers, the Special Servicer, any Primary Servicer or the Trustee, or April 1 in the case of any Additional Servicer or Reporting Sub-Servicer, in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year. The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this
Section 13.10 by the Reporting Servicers shall not, as a result of being so reported, in and of itself, constitute a breach of such parties' obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.

            If a Serviced Companion Loan is deposited into an Other Securitization, the Master Servicers responsible for performing servicing functions with respect to such Serviced Companion Loan, the Special Servicer responsible for performing servicing functions with respect to such Serviced Companion Loan (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan) and the Paying Agent, each at its own expense, shall furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to furnish, each at its own expense), if requested by a party to the Other Pooling and Servicing Agreement, an annual report on assessment of compliance as described in this Section and an attestation as described in
Section 13.11.

            Notwithstanding any contrary provision of this Section 13.10 and
Section 13.11, with respect to each year in respect of which the Paying Agent, on behalf of the Trust, is not subject to the reporting requirements of the Exchange Act, each Reporting Servicer (or any Additional Servicer or Reporting Sub-Servicer with which the applicable Reporting Servicer has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement) will be entitled at its option, at its own expense, in lieu of delivering or causing to be delivered a report on an assessment of compliance with the Relevant Servicing Criteria otherwise required to be delivered by such Person under this Section 13.10 and a related attestation report of a registered public accounting firm otherwise required to be delivered by such Person under
Section 13.11, to cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to render and to deliver (which delivery shall be made not later than the date when such report on an assessment of compliance and such attestation report would have been required to be delivered) a statement to the Paying Agent and the Depositor, to the effect that such firm has examined the servicing operations of such Reporting Servicer for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with Uniform Single Attestation Program ("USAP"), such firm confirms that such Reporting Servicer has complied during such previous calendar year with minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

            Section 13.11 Annual Independent Public Accountants' Servicing
Report

            By March 15th (with no grace period) or if such day is not a Business Day, the immediately preceding Business Day (with no cure period), of each year, commencing in March 2007, the Reporting Servicers, each at its own expense, shall cause (and each of the Reporting Servicers, as applicable, shall (a) use reasonable efforts to cause, by March 15th (with no grace period), each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) cause, by March 15th (with no grace period), each Additional Servicer or Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to cause, each at its own expense) a registered public accounting firm (which may also render other services to any Reporting Servicer) that is a member of the American Institute of Certified Public Accountants to furnish electronically a report to the Paying Agent and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria, and
(ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Notwithstanding the foregoing, with respect to each year in respect of which the Paying Agent, on behalf of the Trust, is not subject to the reporting requirements of the Exchange Act, the Reporting Servicer (or any Additional Servicer or Reporting Sub-Servicer with which the applicable Reporting Servicer has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement) may, in lieu of furnishing an attestation report as otherwise required by this Section 13.11, furnish an attestation report as described in the last paragraph of Section 3.10.

            Promptly after receipt of such report from the Reporting Servicers (or any Additional Servicer or Reporting Sub-Servicer with which the applicable Reporting Servicer has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement)), (i) the Depositor shall have the right to review the report and, if applicable, consult with the applicable Reporting Servicer as to the nature of any material instance of noncompliance by the Master Servicers, the Special Servicer, the applicable Primary Servicer, the Trustee, the Paying Agent or any such Additional Servicer or Reporting Sub-Servicer with the Servicing Criteria applicable to such Person, and (ii) the Paying Agent shall confirm that each assessment submitted pursuant to Section 13.10 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. The Reporting Servicers shall not be required to deliver, or to endeavor to cause the delivery of, such reports until April 15 in the case of the Master Servicers, the Special Servicer, any Primary Servicer, the Trustee or the Paying Agent, or April 1 in the case of any Additional Servicer or Reporting Sub-Servicer, in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            Section 13.12 Exchange Act Reporting and Regulation AB Compliance Indemnification

            Each of the Reporting Servicers (each an "Indemnifying Party") shall indemnify and hold harmless each Certification Party (and, with respect to a Reporting Servicer performing servicing functions with respect to a Serviced Companion Loan in an Other Securitization, any comparable party in such Other Securitization) the Depositor, their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "Certification Indemnitee") against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) the failure to perform its obligations under this Article XIII by the times required herein or (ii) the failure of any Additional Servicer or Reporting Sub-Servicer retained by it (other than, in the case of the Master Servicers and Special Servicer, as applicable, a Seller Sub-Servicer) to perform its obligations to the Depositor or Paying Agent under this Article XIII by the times required herein. It is hereby acknowledged that any Exchange Act reporting obligations under this
Article XIII relating to the Serviced Loan Groups shall be obligations of the General Master Servicer, the Special Servicer, the Trustee and the Paying Agent, or any Additional Servicers or Reporting Sub-Servicers appointed by either of them, as the case may be.

            The Reporting Servicers shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (b) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to indemnify and hold harmless each Certification Party (and, with respect to a Reporting Servicer performing servicing functions with respect to a Serviced Companion Loan in an Other Securitization, any comparable party in such Other Securitization) from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable sub-servicing or primary servicing agreement, as applicable.

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Reporting Servicers responsible for such indemnification hereunder (collectively with each Additional Servicer and each Reporting Sub-Servicer "Performing Party") shall (and the Reporting Servicers shall (a) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement) and (b) use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement), to) contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article XIII. The Master Servicers, the Special Servicer, any Primary Servicer, the Trustee and the Paying Agent shall use reasonable efforts to cause each Additional Servicer and each Reporting Sub-Servicer with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans (other than a party to this Agreement) to agree to the foregoing indemnification and contribution obligations.

            As promptly as reasonably practicable after receipt by any Certification Indemnitee under this Section 13.12 of notice of the commencement of any action, and as a condition precedent to the indemnification provided for in this Section 13.12, such Certification Indemnitee will, if a claim in respect thereof is to be made against the applicable Indemnifying Party under this
Section 13.12, notify the applicable Indemnifying Party in writing of the commencement thereof. In case any such action is brought against any Certification Indemnitee, the applicable Indemnifying Party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Certification Indemnitee promptly after receiving the aforesaid notice from such Certification Indemnitee, to assume the defense thereof, with counsel selected by the applicable Indemnifying Party and reasonably satisfactory to such Certification Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, that if the defendants in any such action include both the Certification Indemnitee and the applicable Indemnifying Party, and the Certification Indemnitee shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the applicable Indemnifying Party, the Certification Indemnitee shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Certification Indemnitee. Upon receipt of notice from the applicable Indemnifying Party to such Certification Indemnitee of its election so to assume the defense of such action and approval by the Certification Indemnitee of counsel (which approval shall not be unreasonably withheld, conditioned or delayed), the applicable Indemnifying Party will not be liable for any legal or other expenses subsequently incurred by such Certification Indemnitee in connection with the defense thereof, unless the applicable Indemnifying Party has authorized (which authorization shall not be unreasonably withheld, conditioned or delayed) the employment of counsel for the Certification Indemnitee at the expense of the applicable Indemnifying Party. The applicable Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed) but, if settled with such consent or if there be a final judgment for the plaintiff, the applicable Indemnifying Party shall indemnify the Certification Indemnitee from and against any loss or liability by reason of such settlement or judgment. If the applicable Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Certification Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) or, if such settlement provides for an unconditional release of the Certification Indemnitee in connection with all matters relating to the proceeding that have been asserted against the Certification Indemnitee in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Certification Indemnitee without the consent of the Certification Indemnitee.

            Section 13.13 Amendments

            This Article XIII may be amended by the parties hereto pursuant to
Section 15.3 (without, in each case, any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement) for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage backed securities market; provided that the reports and certificates required to be prepared and delivered pursuant to Sections 13.9, 13.10 and 13.11 shall not be eliminated without Rating Agency Confirmation.

            Section 13.14 Exchange Act Report Signatures; Article XIII Notices

            (a) Each Form 8-K report and Form 10-D report shall be signed by the Depositor, or, if so directed by the Depositor, by the Paying Agent pursuant to a power of attorney provided to the Paying Agent by the Depositor in accordance with procedures to be agreed upon by the Depositor and the Paying Agent and meeting the requirements of Item 601(b)(24) of Regulation S-K. The Depositor shall provide its signature or power of attorney to the Paying Agent by electronic or fax transmission (with hard copy to follow by overnight mail) no later than noon (New York City time) on the Business Day prior to the 15th calendar day following the related Distribution Date for Form 10-D, and not later than the end of business on the 3rd Business Day after the Reportable Event for Form 8-K (provided, that in each case the Paying Agent shall not file the related form until the Depositor has given its approval thereof). If a Form 8-K or Form 10-D cannot be filed on time or if a previously filed Form 8-K or Form 10-D needs to be amended, the Paying Agent will follow the procedures set forth in this Article XIII. The signing party at the Depositor can be contacted at Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036,
Attention: Warren Friend, with a copy to Anthony Sfarra and Michelle Wilke, Esq. and the signing party at the Paying Agent, if applicable, can be contacted at LaSalle Bank National Association, 135 LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services-Morgan Stanley Capital I Inc., Series 2006-IQ12.

            (b) The Paying Agent shall have no liability for any loss, expense, damage or claim arising out of or with respect to its having signed by power of attorney any Form 8-K or Form 10-D if the power of attorney provided to it by the Depositor pursuant to the immediately preceding paragraph was not properly prepared, or if the requirements of Regulation S-K applicable to the use of powers of attorney are not complied with, not resulting from its own negligence, bad faith or willful misconduct.

            (c) For the avoidance of doubt:

            (i) No Master Servicer shall be subject to an Event of Default pursuant to the last clause of the definition of "Event of Default" and no Special Servicer shall be terminated pursuant to Section 9.30(b)(x), nor shall any such party be deemed to not be in compliance under this Agreement for purposes of Section 13.14, during any grace period provided for in this Article XIII, provided, that if any such party fails to comply with the delivery requirements of this Article XIII by the expiration of any applicable grace period such failure shall constitute an Event of Default or be grounds for termination, as applicable; and

            (ii) No Master Servicer shall be subject to an Event of Default pursuant to the last clause of the definition of "Event of Default" and no Special Servicer shall be terminated pursuant to Section 9.30(b)(x) nor shall any such party be deemed to not be in compliance under this Agreement for purposes of Section 13.14, for failing to deliver any item required under this Article XIII by the time required hereunder following the date that the Paying Agent files the Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act, unless such items will be included in any Exchange Act report that relates to any year in which the Trust was subject to the filing requirements of the Exchange Act.

            (d) Any notice or notification required to be delivered by the Paying Agent to the Depositor pursuant to this Article XIII, may be delivered by facsimile to Warren Friend at (212) 507-2963 or Anthony Sfarra at (212) 507-4011, via e-mail to Warren Friend at warren.friend@morganstanley.com or Anthony Sfarra at Anthony.sfarra@morganstanley.com, or telephonically by calling Warren Friend at (212) 761-2470 or Anthony Sfarra at (212) 761-2913, or such other contact information as may hereafter be furnished by the Depositor to the Paying Agent.

            Section 13.15 Termination of the Paying Agent and Sub-Servicers

            Each of the Reporting Servicers shall terminate, in accordance with the related sub-servicing agreement, any Sub-Servicer with which it has entered into such sub-servicing agreement, and the Master Servicer shall terminate any Primary Servicer in accordance with the terms of the applicable Primary Servicing Agreement, if such Sub-Servicer or the applicable Primary Servicer, as the case may be, is in breach of any of its obligations under such sub-servicing agreement or the applicable Primary Servicing Agreement, as the case may be, whose purpose is to facilitate compliance by the Depositor of the reporting requirements of the Exchange Act or with the provisions of Regulation AB and the related rules and regulations of the Commission.

            Notwithstanding anything to the contrary contained in this Agreement, the Depositor may immediately terminate the Paying Agent if the Paying Agent fails to comply with any of its obligations under this Article XIII; provided that (a) such termination shall not be effective until a successor paying agent or trustee shall have accepted the appointment in accordance with Section 7.6 and all other applicable provisions of this Agreement, (b) the Paying Agent may not be terminated due to its failure to properly prepare or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any Form 12b-25 where such failure results from the Paying Agent's inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct and (c) if, following the Paying Agent's failure to comply with any of such obligations under Sections 13.4, 13.5, 13.7, 13.9, 13.10 or
13.11 on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections, (i) the Paying Agent subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 13.15 and
(ii) the Paying Agent's failure to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related 8-K Filing Deadline, 10-D Filing Deadline or 10-K Filing Deadline, then the Depositor shall cease to have the right to terminate the Paying Agent under this Section 13.15 on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

                                   ARTICLE XIV

                                   [RESERVED]

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

            Section 15.1 Binding Nature of Agreement

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            Section 15.2 Entire Agreement

            This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            Section 15.3 Amendment

            (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC, or the Class EI Grantor Trust or the Class A-MFL Grantor Trust as a grantor trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of
Article III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents, (vii) to cause the provisions herein to conform to the provisions of the Class A-MFL Swap Contract and the related documents or
(viii) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents); provided, however, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Holder not consenting thereto, without the consent of 100% of the Certificateholders adversely affected thereby or (B) adversely affect the status of any REMIC Pool as a REMIC (or the Class EI Grantor Trust or the Class A-MFL Grantor Trust as a grantor trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such Rating Agency Confirmation as the basis therefor).

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with Rating Agency Confirmation that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section
15.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 15.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

            (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate or reduce a Master Servicer's or the Trustee's obligation to make an Advance (including, without limitation, in the case of the General Master Servicer, the obligation to advance on the Serviced Companion Loans) or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions, (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion) and the Class EI Grantor Trust and the Class A-MFL Grantor Trust as grantor trusts without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders), (v) adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of all Certificates affected thereby, (vi) significantly change the activities of the Trust, without the consent of the Holders of Certificates representing more than 50% of all the Voting Rights, (vii) modify the provisions of this Section 15.3 without the consent of the Holders of all Certificates then outstanding; or
(viii) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special purpose entity" under FASB 140) without the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller); provided that no such amendment may modify Section 8.18 of this Agreement without Rating Agency Confirmation. The Trustee shall not consent to any amendment to this Agreement pursuant to this subsection (c) unless it shall have first received a Nondisqualification Opinion and/or an Opinion of Counsel that such amendment will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event, as applicable, and an Opinion of Counsel that any amendment pursuant to this Section 15.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

            (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 15.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies.

            (f) It shall not be necessary for the consent of Holders under this
Section 15.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

            (g) Notwithstanding anything to the contrary contained in this
Section 15.3, the parties hereto agree that this Agreement may not be amended in any manner that is reasonably likely to have an adverse effect on any Primary Servicer without first obtaining the written consent of such Primary Servicer.

            (h) Notwithstanding the fact that the provisions in Section 15.3(c) would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Master Servicers or the Special Servicer, any Certificate beneficially owned by a Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 15.3 have been obtained.

            (i) Notwithstanding anything to the contrary contained in this
Section 15.3, the parties hereto agree that this Agreement may be amended pursuant to Section 13.13 herein without any notice to or consent of any of the Certificateholders, Opinions of Counsel, Officer's Certificates or Rating Agency Confirmation, except as provided in Section 13.13.

            (j) Furthermore, notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Swap Counterparty or the rights of the Swap Counterparty under the Class A-MFL Swap Contract without the prior written consent of the Swap Counterparty (which shall not be unreasonably withheld).

            Section 15.4 GOVERNING LAW

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

            Section 15.5 Notices

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Warren Friend; (B) in the case of the Trustee, Paying Agent and Certificate Registrar at the applicable Corporate Trust Office; (C) in the case of the General Master Servicer, Capmark Finance Inc., 200 Witmer Road, Horsham, Pennsylvania 19096; (D) in the case of the Prudential Master Servicer, Suite 4900E, 2200 Ross Avenue, Dallas, Texas 75201-7907, Attention: Vice President - Asset Management, with a copy to Prudential Asset Resources, Inc., Suite 4900E, 2200 Ross Avenue, Dallas, Texas 75201-7907, Attention: Chief Legal Officer; (E) in the case of the Special Servicer, ARCap Servicing Inc., 5221 N. O'Connor Blvd., Suite 600, Irving, Texas 75039, Attention: Paul Smyth, facsimile number (972) 868 5490; (F) in the case of MSMC, 1585 Broadway, New York, New York 10036, Attention: Warren Friend; and (G) in the case of ARCAP REIT, Inc., ARCap Servicing Inc., 5221 N. O'Connor Blvd., Suite 600, Irving, Texas 75039,
Attention: Paul Smyth, facsimile number (972) 868 5490. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            Section 15.6 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 15.7 Indulgences; No Waivers

            Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            Section 15.8 Headings Not to Affect Interpretation

            The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

            Section 15.9 Benefits of Agreement

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement (including any Primary Servicer to the extent applicable to such Primary Servicer) and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that (i) each holder of a Serviced Companion Loan is an intended third-party beneficiary in respect of the rights afforded it under this Agreement and (ii) the Swap Counterparty and its permitted successors and assigns shall be third party beneficiaries with respect to this Agreement. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary without its reasonable consent. Each holder of a right to receive Excess Servicing Fees shall be a third party beneficiary to this Agreement with respect to its right to receive such Excess Servicing Fees.

            Section 15.10 Special Notices to the Rating Agencies

            (a) The Trustee (or the applicable Master Servicer in the case of clauses (vi) and (vii) below) shall give prompt notice to the Rating Agencies, the Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Sections 13.13 or
      15.3 hereof;

            (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

            (iii) notice of the repurchase of any Mortgage Loan pursuant to
      Section 2.3(a) hereof;

            (iv) any resignation of a Master Servicer, the Special Servicer, the Paying Agent, the Operating Adviser or the Trustee pursuant to this Agreement;

            (v) the appointment of any successor to a Master Servicer, the Trustee, the Paying Agent, the Operating Adviser or the Special Servicer pursuant to Section 7.7, 7.14 or 9.37 hereof;

            (vi) waiver of a due-on-sale clause as provided in Section 8.7;

            (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties;

            (viii) the making of a final payment pursuant to Section 10.3 hereof;

            (ix) a Servicing Transfer Event; and

            (x) an Event of Default.

            (b) Each Certifying Servicer shall, and the Certifying Servicers shall each (i) use reasonable efforts to cause each Additional Servicer and each Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship on or prior to the Closing Date with respect to the Mortgage Loans and (ii) cause each Additional Servicer and each Sub-Servicer (other than a party to this Agreement) with which it has entered into a servicing relationship after the Closing Date with respect to the Mortgage Loans, to (x) forward a copy of each annual compliance statement pursuant to
Section 13.9 hereof, (y) forward a copy of each annual report on assessment with servicing criteria pursuant to Section 13.10 hereof and (z) forward a copy of each annual independent public accountants' servicing report pursuant to Section
13.11 hereof to the Rating Agencies and the Operating Adviser.

            (c) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

            If to Fitch, to:

                  Fitch, Inc.
                  One State Street Plaza
                  New York, NY  10004
                  Fax: (212) 635-0294
                  Attention: Commercial Mortgage Surveillance

            If to S&P, to:

                  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
                  55 Water Street
                  New York, NY  10041
                  Fax: (212) 438-2662
                  Attention: Commercial Mortgage Surveillance Manager

or at such address as shall be provided in writing to the Depositor by such Rating Agency.

            (d) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

            (i) the resignation or removal of the Trustee pursuant to Section 7.6; or

            (ii) the appointment of a successor trustee pursuant to Section 7.7; or

            (iii) the appointment of a successor Operating Adviser pursuant to
      Section 9.37.

            (e) The Master Servicers shall deliver to the Rating Agencies and the Depositor any other information as reasonably requested by the Rating Agencies and the Depositor, and the General Master Servicer shall deliver to the Primary Servicers and the Special Servicer each of the reports required to be delivered by the General Master Servicer to the Primary Servicers and the Special Servicer pursuant to the terms of this Agreement. The Trustee, the Paying Agent and the Special Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

            (f) Any notice or other document required to be delivered or mailed by the Depositor, the Master Servicers, the Paying Agent or the Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

            Section 15.11 Counterparts

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

            Section 15.12 Intention of Parties

            It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section
2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

            (i) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses
      (1)-(4) below: (1) the Mortgage Loans (including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies) identified on the Mortgage Loan Schedule, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, the Class A-MFL Floating Rata Account, the Interest Reserve Accounts, the Reserve Account, all REO Accounts, and the Certificate Accounts, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the REMIC I Regular Interests, the REMIC II Regular Interests and the Class A-MFL Regular Interest; and (4) the Mortgage Loan Purchase Agreements;

            (ii) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

            (iii) All cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above.

            The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-115 and 9-305 thereof) as in force in the relevant jurisdiction.

            Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

            The Depositor and, at the Depositor's direction, the applicable Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The applicable Master Servicer shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of a Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

            Section 15.13 Recordation of Agreement

            This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the applicable Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

            Section 15.14 Rating Agency Monitoring Fees

            The parties hereto acknowledge that on the Closing Date the Sellers will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates and that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicers shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22,
Section 8.23 or in connection with a termination and replacement of a Master Servicer following an Event of Default of such Master Servicer).

            Section 15.15 Communications with Mortgagors

            Subject to the provisions of the following sentence, until such time as a Mortgage Loan becomes a Specially Serviced Mortgage Loan, neither the Special Servicer nor any of its affiliates shall contact the related Mortgagor or any key principal of such Mortgagor about such Mortgage Loan without the prior consent of the applicable Master Servicer. The Special Servicer and its affiliates shall not use any information obtained in its capacity as "Special Servicer" or, if applicable, as a Certificateholder, to solicit any Mortgagor or a key principal of such Mortgagor or any mortgage broker to permit Special Servicer or any of its affiliates to refinance a Mortgage Loan transferred to the Trust by a Mortgage Loan Seller not affiliated with Special Servicer or such Certificateholder, including, without limitation, (i) the name, address, phone number or other information regarding such Mortgagor or a key principal of such Mortgagor, or (ii) information related to the related Mortgage Loan or Mortgaged Property including, without limitation, the maturity date, the interest rate, the prepayment provisions, or any operating or other financial information; provided that such limitation on the solicitation of refinancing shall not prevent the Special Servicer from pursuing such refinancing for (y) any Mortgage Loan that is a Specially Serviced Mortgage Loan, or (z) any Mortgage Loan that is within 6 months of its maturity date (or if such Mortgage Loan is an ARD Loan, its Anticipated Repayment Date) if, after written inquiry by the Special Servicer to the applicable Master Servicer, such Master Servicer indicates that the Mortgagor has not obtained a written commitment for refinancing.

            IN WITNESS WHEREOF, the Depositor, the General Master Servicer, the Prudential Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MORGAN STANLEY CAPITAL I INC.,
                                        as Depositor

                                       By: /s/ Anthony J. Sfarra
                                          --------------------------------------
                                          Name: Anthony J. Sfarra
                                          Title: Executive Director

                                       CAPMARK FINANCE INC.,
                                          as General Master Servicer

                                       By: /s/ Edward Finkerstaedt
                                          --------------------------------------
                                          Name: Edward Finkerstaedt
                                          Title: Senior Vice President

                                       PRUDENTIAL ASSET RESOURCES, INC.
                                          as Prudential Master Servicer

                                       By: /s/ Joe E. Greenhaw, Jr.
                                          --------------------------------------
                                          Name: Joe E. Greenhaw, Jr.
                                          Title: Vice President

                                       ARCAP SERVICING INC.,
                                          as Special Servicer

                                       By: /s/ James L. Duggins
                                          --------------------------------------
                                          Name: James L. Duggins
                                          Title: CEO

                                       WELLS FARGO BANK, N.A.,
                                         as Trustee

                                       By: /s/ Amy Mofsenson
                                          --------------------------------------
                                          Name: Amy Mofsenson
                                          Title: Vice President

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          as Paying Agent and Certificate
                                           Registrar

                                       By: /s/ Kathryn Hawkinson
                                          --------------------------------------
                                          Name: Kathryn Hawkinson
                                          Title: Assistant Vice President

                                       SUNTRUST BANK, in its capacity as Primary
                                          Servicer solely with respect to
                                          Sections 5.1(g), 8.3, 8.4, 8.7, 8.10,
                                          8.18, 9.5, 15.10(b) and Article XIII
                                          of this Agreement

                                       By: /s/ Robert A. Stewart
                                          --------------------------------------
                                          Name: Robert A. Stewart
                                          Title: Executive Vice President

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                          COMPANY, in its capacity as Primary
                                          Servicer solely with respect to
                                          Sections 5.1(g), 8.3, 8.4, 8.7, 8.10,
                                          8.18, 8.25(d), 9.5, 15.10(b) and
                                          Article XIII of this Agreement

                                       By:  BABSON CAPITAL MANAGEMENT LLC, its
                                            authorized agent

                                       By: /s/ Thomas Zatko
                                          --------------------------------------
                                          Name: Thomas Zatko
                                          Title: Managing Director

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the 21 day of December in the year 2006, before me, the undersigned, personally appeared Anthony J. Sfarra, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the New York (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Marcella Martinez
---------------------------------
Signature and Office of individual
taking acknowledgment

                                 [Notary Seal]

STATE OF PENNSYLVANIA   )
                        :  ss.:
COUNTY OF MONTGOMERY    )

            On the 15th day of December in the year 2006, before me, the undersigned, personally appeared Edward Finkenstaedt, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the Hersham, PA (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Sandy Threu
---------------------------------
Signature and Office of individual
taking acknowledgment

                                 [Notary Seal]

STATE OF TEXAS          )
                        :  ss.:
COUNTY OF DALLAS        )

            On the 21st day of December in the year 2006, before me, the undersigned, personally appeared Joe E. Greenhaw, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the State of Texas (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Stephanie A. Harred
---------------------------------
Signature and Office of individual
taking acknowledgment

                                 [Notary Seal]

STATE OF TEXAS          )
                        :  ss.:
COUNTY OF DALLAS        )

            On the 14th day of December in the year 2006, before me, the undersigned, personally appeared James L. Duggins, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned.

/s/ Robin Behrns
---------------------------------
Signature and Office of individual
taking acknowledgment

                                 [Notary Seal]

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the 21st day of December in the year 2006, before me, the undersigned, personally appeared Amy Mofsenson, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the City of New York (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Janet M. Jolley
---------------------------------
Signature and Office of individual
taking acknowledgment

                                 [Notary Seal]

STATE OF ILLINOIS       )
                        :  ss.:
COUNTY OF COOK          )

            On the 21st day of December in the year 2006, before me, the undersigned, personally appeared Kathryn Hawkinson, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the Chicago, IL (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Ethel Franklin
---------------------------------
Signature and Office of individual
taking acknowledgment

                                 [Notary Seal]

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the 21st day of December in the year 2006, before me, the undersigned, personally appeared Robert A. Stewart, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the City of _________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Andrew Innocenti
---------------------------------
Signature and Office of individual
taking acknowledgment

                                 [Notary Seal]

COMMONWEALTH OF MASSACHUSETTS    )
                                 :  ss.:
COUNTY OF HAMPDEN                )

            On the 14th day of December in the year 2006, before me, the undersigned, personally appeared Thomas Zatko, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument, and that such individuals made such appearance before the undersigned in the City of Springfield (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

/s/ Roseann Arrayo
---------------------------------
Signature and Office of individual
taking acknowledgment

                                 [Notary Seal]

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of [_____] in the year 2006, before me, the undersigned, personally appeared
_________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

_________________________________
Signature and Office of individual
taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of [_____] in the year 2006, before me, the undersigned, personally appeared
_________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

_________________________________
Signature and Office of individual
taking acknowledgment

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On the ______ day of [_____] in the year 2006, before me, the undersigned, personally appeared
_________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the ___________________________ (insert the city or other political subdivision and the state or county or other place the acknowledgment was taken).

_________________________________
Signature and Office of individual
taking acknowledgment

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.257%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2007

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-1
CERTIFICATES AS OF THE CLOSING DATE: $55,400,000

CERTIFICATE BALANCE OF THIS CLASS A-1
CERTIFICATE AS OF THE CLOSING DATE: $55,400,000
(SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. A-1-1                                         CUSIP No.: 61750W AR 4

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-2

                        [FORM OF CLASS A-1A CERTIFICATE]

THIS CLASS A-1A CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1A CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.319%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2007

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-1A
CERTIFICATES AS OF THE CLOSING DATE:
$530,349,000

CERTIFICATE BALANCE OF THIS CLASS A-1A
CERTIFICATE AS OF THE CLOSING DATE:
$[500,000,000][30,349,000] (SUBJECT TO SCHEDULE
OF EXCHANGES ATTACHED)

No. A-1A-1                                        CUSIP No.: 61750W AS 2

                             CLASS A-1A CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1A Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-1A Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-1A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-3

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-2 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.283%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2007

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-2
CERTIFICATES AS OF THE CLOSING DATE: $70,200,000

CERTIFICATE BALANCE OF THIS CLASS A-2
CERTIFICATE AS OF THE CLOSING DATE: $70,200,000
(SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. A-2-1                                         CUSIP No.: 61750W AT 0

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-4

                        [FORM OF CLASS A-NM CERTIFICATE]

THIS CLASS A-NM CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-NM CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.310%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2007

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-NM
CERTIFICATES AS OF THE CLOSING DATE:
$225,000,000

CERTIFICATE BALANCE OF THIS CLASS A-NM
CERTIFICATE AS OF THE CLOSING DATE:
$225,000,000 (SUBJECT TO SCHEDULE OF EXCHANGES
ATTACHED)

No. A-NM-1                                        CUSIP No.: 61750W AU 7

                             CLASS A-NM CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-NM Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-NM Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-NM CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-5

                         [FORM OF CLASS A-3 CERTIFICATE]

THIS CLASS A-3 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.374%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2007

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-3
CERTIFICATES AS OF THE CLOSING DATE: $44,500,000

CERTIFICATE BALANCE OF THIS CLASS A-3
CERTIFICATE AS OF THE CLOSING DATE: $44,500,000
(SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. A-3-1                                         CUSIP No.: 61750W AV 5

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-3 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-6

                        [FORM OF CLASS A-AB CERTIFICATE]

THIS CLASS A-AB CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-AB CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.325%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2007

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-AB
CERTIFICATES AS OF THE CLOSING DATE: $88,200,000

CERTIFICATE BALANCE OF THIS CLASS A-AB
CERTIFICATE AS OF THE CLOSING DATE: $88,200,000
(SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. A-AB-1                                        CUSIP No.: 61750W AW 3

                             CLASS A-AB CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-AB Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-AB Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-AB CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-7

                         [FORM OF CLASS A-4 CERTIFICATE]

THIS CLASS A-4 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-4 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.332%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2007

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-4
CERTIFICATES AS OF THE CLOSING DATE:
$897,566,000

CERTIFICATE BALANCE OF THIS CLASS A-4
CERTIFICATE AS OF THE CLOSING DATE:
$[500,000,000][397,566,000] (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)

No. A-4-1                                         CUSIP No.: 61750W AX 1

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-4 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-8

                         [FORM OF CLASS A-M CERTIFICATE]

THIS CLASS A-M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.370%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2007

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-M
CERTIFICATES AS OF THE CLOSING DATE:
$173,031,000

CERTIFICATE BALANCE OF THIS CLASS A-M
CERTIFICATE AS OF THE CLOSING DATE:
$173,031,000 (SUBJECT TO SCHEDULE OF EXCHANGES
ATTACHED)

No. A-M-1                                         CUSIP No.: 61750W AY 9

                              CLASS A-M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-9

                        [FORM OF CLASS A-MFL CERTIFICATE]

THIS CLASS A-MFL CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

AS LONG AS THE SWAP CONTRACT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR
(II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-MFL CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.530%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

PASS-THROUGH RATE CALCULATION: LIBOR + 0.180%     PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2007

AGGREGATE CERTIFICATE BALANCE OF THE CLASS
A-MFL CERTIFICATES AS OF THE CLOSING DATE:
$100,000,000

CERTIFICATE BALANCE OF THIS CLASS A-MFL
CERTIFICATE AS OF THE CLOSING DATE:
$100,000,000 (SUBJECT TO SCHEDULE OF EXCHANGES
ATTACHED)

No. A-MFL-1                                       CUSIP No.: 61750W BF 9

                             CLASS A-MFL CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-MFL Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-MFL Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-MFL CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-10

                         [FORM OF CLASS A-J CERTIFICATE]

THIS CLASS A-J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.399%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2007

AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-J
CERTIFICATES AS OF THE CLOSING DATE:
$242,314,000

CERTIFICATE BALANCE OF THIS CLASS A-J
CERTIFICATE AS OF THE CLOSING DATE:
$242,314,000 (SUBJECT TO SCHEDULE OF EXCHANGES
ATTACHED)

No. A-J-1                                         CUSIP No.: 61750W AZ 6

                              CLASS A-J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS A-J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

     The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.468%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

THE PASS-THROUGH RATE ON THE CLASS B              PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
CERTIFICATES WILL BE A PER ANNUM RATE EQUAL TO    RESOURCES, INC.
A FIXED RATE SUBJECT TO A CAP AT THE WEIGHTED
AVERAGE NET MORTGAGE RATE
DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2008

AGGREGATE CERTIFICATE BALANCE OF THE CLASS B
CERTIFICATES AS OF THE CLOSING DATE: $17,065,000

CERTIFICATE BALANCE OF THIS CLASS B CERTIFICATE
AS OF THE CLOSING DATE: $17,065,000 (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)
No. B-1                                           CUSIP No.: 61750W BA 0

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.488%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

THE PASS-THROUGH RATE ON THE CLASS C              PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
CERTIFICATES WILL BE A PER ANNUM RATE EQUAL TO    RESOURCES, INC.
A FIXED RATE SUBJECT TO A CAP AT THE WEIGHTED
AVERAGE NET MORTGAGE RATE
DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2008

AGGREGATE CERTIFICATE BALANCE OF THE CLASS C
CERTIFICATES AS OF THE CLOSING DATE: $44,367,000

CERTIFICATE BALANCE OF THIS CLASS C CERTIFICATE
AS OF THE CLOSING DATE: $44,367,000 (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)
No. C-1                                           CUSIP No.: 61750W BB 8

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.528%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

THE PASS-THROUGH RATE ON THE CLASS D              PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
CERTIFICATES WILL BE A PER ANNUM RATE EQUAL TO    RESOURCES, INC.
A FIXED RATE SUBJECT TO A CAP AT THE WEIGHTED
AVERAGE NET MORTGAGE RATE
DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2008

AGGREGATE CERTIFICATE BALANCE OF THE CLASS D
CERTIFICATES AS OF THE CLOSING DATE: $27,303,000

CERTIFICATE BALANCE OF THIS CLASS D CERTIFICATE
AS OF THE CLOSING DATE: $27,303,000 (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)
No. D-1                                           CUSIP No.: 61750W BC 6

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14

                          [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS E CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.538%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

THE PASS-THROUGH RATE ON THE CLASS E              PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
CERTIFICATES WILL BE A PER ANNUM RATE EQUAL TO    RESOURCES, INC.
A FIXED RATE SUBJECT TO A CAP AT THE WEIGHTED
AVERAGE NET MORTGAGE RATE
DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2008

AGGREGATE CERTIFICATE BALANCE OF THE CLASS E
CERTIFICATES AS OF THE CLOSING DATE: $13,652,000

CERTIFICATE BALANCE OF THIS CLASS E CERTIFICATE
AS OF THE CLOSING DATE: $13,652,000 (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)
No. E-1                                           CUSIP No.: 61750W BD 4

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15

                          [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH ON THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.557%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

THE PASS-THROUGH RATE ON THE CLASS F              PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
CERTIFICATES WILL BE A PER ANNUM RATE EQUAL TO    RESOURCES, INC.
A FIXED RATE SUBJECT TO A CAP AT THE WEIGHTED
AVERAGE NET MORTGAGE RATE
DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2008

AGGREGATE CERTIFICATE BALANCE OF THE CLASS F
CERTIFICATES AS OF THE CLOSING DATE: $23,890,000

CERTIFICATE BALANCE OF THIS CLASS F CERTIFICATE
AS OF THE CLOSING DATE: $23,890,000 (SUBJECT TO
SCHEDULE OF EXCHANGES ATTACHED)
No. F-1                                           CUSIP No.: 61750W BE 2

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                          [FORM OF CLASS G CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.597%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

THE PASS-THROUGH RATE ON THE CLASS G              PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
CERTIFICATES WILL BE A PER ANNUM RATE EQUAL TO    RESOURCES, INC.
A FIXED RATE SUBJECT TO A CAP AT THE WEIGHTED
AVERAGE NET MORTGAGE RATE
DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS G
CERTIFICATES AS OF THE CLOSING DATE: $23,890,000

CERTIFICATE BALANCE OF THIS CLASS G CERTIFICATE
AS OF THE CLOSING DATE: $[0](1) [23,890,000]
(2) (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. G-1 CUSIP No.: U61776 AD 9(1) 61750W AD 5(2)

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17

                          [FORM OF CLASS H CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.765%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

THE PASS-THROUGH RATE ON THE CLASS H              PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
CERTIFICATES WILL BE A PER ANNUM RATE EQUAL TO    RESOURCES, INC.
A FIXED RATE SUBJECT TO A CAP AT THE WEIGHTED
AVERAGE NET MORTGAGE RATE
DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS H
CERTIFICATES AS OF THE CLOSING DATE: $27,303,000

CERTIFICATE BALANCE OF THIS CLASS H CERTIFICATE
AS OF THE CLOSING DATE: $[0] (1) [27,303,000]
(2) (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. H-1 CUSIP No.: U61776 AE 7(1) 61750W AE 3(2)

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-18

                          [FORM OF CLASS J CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.792%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

PASS-THROUGH RATE CALCULATION: THE PASS-THROUGH   PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
RATE ON THE CLASS J CERTIFICATES WILL BE A PER    RESOURCES, INC.
ANNUM RATE EQUAL TO THE WEIGHTED AVERAGE NET
MORTGAGE RATE MINUS 0.095%
DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS J
CERTIFICATES AS OF THE CLOSING DATE: $27,303,000

CERTIFICATE BALANCE OF THIS CLASS J CERTIFICATE
AS OF THE CLOSING DATE: $[0] (1) [27,303,000]
(2) (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. J-1 CUSIP No.: U61776 AF 4(1) 61750W AF 0(2)

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-19

                          [FORM OF CLASS K CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.887%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

PASS-THROUGH RATE CALCULATION: THE PASS-THROUGH   PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
RATE ON THE CLASS K CERTIFICATES WILL BE A PER    RESOURCES, INC.
ANNUM RATE EQUAL TO THE WEIGHTED AVERAGE NET
MORTGAGE RATE
DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS K
CERTIFICATES AS OF THE CLOSING DATE: $34,129,000

CERTIFICATE BALANCE OF THIS CLASS K CERTIFICATE
AS OF THE CLOSING DATE: $[0] (1) [34,129,000]
(2) (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. K-1 CUSIP No.: U61776 AG 2(1) 61750W AG 8(2)

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicerand the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-20

                          [FORM OF CLASS L CERTIFICATE]

THIS CLASS L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.091%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS L
CERTIFICATES AS OF THE CLOSING DATE: $3,413,000

CERTIFICATE BALANCE OF THIS CLASS L
CERTIFICATE AS OF THE CLOSING DATE: $[0] (1)
[3,413,000] (2) (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. L-1 CUSIP No.: U61776 AH 0(1) 61750W AH 6(2)

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicerand the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-21

                          [FORM OF CLASS M CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.091%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS M
CERTIFICATES AS OF THE CLOSING DATE: $6,826,000

CERTIFICATE BALANCE OF THIS CLASS M CERTIFICATE
AS OF THE CLOSING DATE: $[0] (1) [6,826,000]
(2) (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. M-1 CUSIP No.: U61776 AJ 6(1) 61750W AJ 2(2)

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicerand the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-22

                          [FORM OF CLASS N CERTIFICATE]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.091%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS N
CERTIFICATES AS OF THE CLOSING DATE: $13,651,000

CERTIFICATE BALANCE OF THIS CLASS N CERTIFICATE
AS OF THE CLOSING DATE: $[0] (1) [13,651,000]
(2) (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. N-1 CUSIP No.: U61776 AK 3(1) 61750W AK 9(2)

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicerand the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-23

                          [FORM OF CLASS O CERTIFICATE]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.091%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS O
CERTIFICATES AS OF THE CLOSING DATE: $3,413,000

CERTIFICATE BALANCE OF THIS CLASS O
CERTIFICATE AS OF THE CLOSING DATE: $[0] (1)
[3,413,000] (2) (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. O-1 CUSIP No.: U61776 AL 1(1) 61750W AL 7(2)

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicerand the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-24

                          [FORM OF CLASS P CERTIFICATE]

THIS CLASS P CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS P CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.091%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS P
CERTIFICATES AS OF THE CLOSING DATE: $6,826,000

CERTIFICATE BALANCE OF THIS CLASS P CERTIFICATE
AS OF THE CLOSING DATE: $[0] (1) [6,826,000]
(2) (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. P-1 CUSIP No.: U61776 AM 9(1) 61750W AM 5(2)

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicerand the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class P Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-25

                          [FORM OF CLASS Q CERTIFICATE]

THIS CLASS Q CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS Q CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS Q CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.091%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS Q
CERTIFICATES AS OF THE CLOSING DATE: $10,239,000

CERTIFICATE BALANCE OF THIS CLASS Q CERTIFICATE
AS OF THE CLOSING DATE: $[0] (1) [10,239,000]
(2) (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. Q-1 CUSIP No.: U61776 AN 7(1) 61750W AN 3(2)

                               CLASS Q CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class Q Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicerand the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class Q Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS Q CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-26

                          [FORM OF CLASS S CERTIFICATE]

THIS CLASS S CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS S CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: 5.091%                 GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CUT-OFF DATE: DECEMBER 1, 2006                    TRUSTEE: WELLS FARGO BANK, N.A.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE CERTIFICATE BALANCE OF THE CLASS S
CERTIFICATES AS OF THE CLOSING DATE: $20,477,529

CERTIFICATE BALANCE OF THIS CLASS S CERTIFICATE
AS OF THE CLOSING DATE: $[0] (1) [20,477,529]
(2) (SUBJECT TO SCHEDULE OF EXCHANGES ATTACHED)

No. S-1 CUSIP No.: U61776 AP 2(1) 61750W AP 8(2)

                               CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicerand the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class S Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Service or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-27

                         [FORM OF CLASS EI CERTIFICATE]

THIS CLASS EI CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASER, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

PERCENTAGE INTEREST OF THIS CLASS EI              GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.
CERTIFICATE: 100%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
DECEMBER 1, 2006                                  RESOURCES, INC.

CUT-OFF DATE: DECEMBER 1, 2006                    SPECIAL SERVICER: ARCAP SERVICING, INC.

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION
                                                  TRUSTEE: WELLS FARGO BANK, N.A.
No. EI-1

                              CLASS EI CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT LNR Securities Holdings, LLC is the registered owner of the interest evidenced by this Certificate in the Class EI Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class EI Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Class EI Certificate represents a beneficial ownership interest in a portion of the Trust that is treated as grantor trust for federal income tax purposes, and represents a beneficial ownership of Excess Interest in respect of Mortgage Loans having a hyper-amortization feature. Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to the holders of the Class EI Certificates, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS EI CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-28

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-I CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

PERCENTAGE INTEREST OF THIS CLASS R-I             GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.
CERTIFICATE: 100%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
DECEMBER 1, 2006                                  RESOURCES, INC.

CUT-OFF DATE: DECEMBER 1, 2006                    SPECIAL SERVICER: ARCAP SERVICING, INC.

CLOSING DATE: DECEMBER 21, 2006                   PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

FIRST DISTRIBUTION DATE: JANUARY 16, 2006         TRUSTEE: WELLS FARGO BANK, N.A.

No. R-I

                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including as distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-29

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM INCOME FROM THIS CLASS R-II CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED TAX STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-II CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

PERCENTAGE INTEREST OF THIS CLASS R-II            GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.
CERTIFICATE: 100%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
DECEMBER 1, 2006                                  RESOURCES, INC.

CUT-OFF DATE: DECEMBER 1, 2006                    SPECIAL SERVICER: ARCAP SERVICING, INC.

CLOSING DATE: DECEMBER 21, 2006                   PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

FIRST DISTRIBUTION DATE: JANUARY 16, 2006         TRUSTEE: WELLS FARGO BANK, N.A.

No. R-II

                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-30

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A PERSON OTHER THAN A UNITED STATES TAX PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE CODE OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A "UNITED STATES TAX PERSON," (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON OR (F) A PERSON WITH RESPECT TO WHOM THIS CLASS R-III CERTIFICATE IS ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER UNITED STATES TAX PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES TAX PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

PERCENTAGE INTEREST OF THIS CLASS R-III           GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.
CERTIFICATE: 100%

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
DECEMBER 1, 2006                                  RESOURCES, INC.

CUT-OFF DATE: DECEMBER 1, 2006                    SPECIAL SERVICER: ARCAP SERVICING, INC.

CLOSING DATE: DECEMBER 21, 2006                   PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

FIRST DISTRIBUTION DATE: JANUARY 16, 2006         TRUSTEE: WELLS FARGO BANK, N.A.

No. R-III

                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-31

                         [FORM OF CLASS X-1 CERTIFICATE]

THIS CLASS X-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE PAYING AGENT, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-1 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE OFFERING OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](1)





-------------------
(1) For Reg S Book-Entry Certificates only

(2) For 144A Book-Entry Certificates only

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: NA                     GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

INITIAL NOTIONAL AMOUNT OF THIS CLASS X-1
CERTIFICATE: $[0] (1) [500,000,000]               PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
[500,000,000][365,153,764] (2), AS OF THE         RESOURCES, INC.
CLOSING DATE

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    SPECIAL SERVICER: ARCAP SERVICING, INC.
DECEMBER 1, 2006

CUT-OFF DATE: DECEMBER 1, 2006                    PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

CLOSING DATE: DECEMBER 21, 2006                   TRUSTEE: WELLS FARGO BANK, N.A.

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-1
CERTIFICATES AS OF THE CLOSING DATE:
$1,365,153,764

No. X-1-[1][2][3]                                 CUSIP No.: U61776 AA 51   61750W AA 1(2)

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Paying Agent by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class X-1 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-32

                         [FORM OF CLASS X-2 CERTIFICATE]

THIS CLASS X-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-2 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: NA                     GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

INITIAL NOTIONAL AMOUNT OF THIS CLASS X-2         SPECIAL SERVICER: ARCAP SERVICING, INC.
CERTIFICATE: $[0] (1)
[500,000,000][500,000,000][339,466,0000] (2),
AS OF THE CLOSING DATE
                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    TRUSTEE: WELLS FARGO BANK, N.A.
DECEMBER 1, 2006

CUT-OFF DATE: DECEMBER 1, 2006

CLOSING DATE: DECEMBER 21, 2006

FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-2
CERTIFICATES AS OF THE CLOSING DATE:
$1,339,466,000

No. X-2-1 CUSIP No.: U61776 AB 3(1) 61750W AB 9(2)

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class X-2 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                  EXHIBIT A-33

                         [FORM OF CLASS X-W CERTIFICATE]

THIS CLASS X-W CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE TRUSTEE, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE GENERAL MASTER SERVICER, THE PRUDENTIAL MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-W CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE PAYING AGENT.

THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

                          MORGAN STANLEY CAPITAL I INC.
                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 2006-IQ12

INITIAL PASS-THROUGH RATE: NA                     GENERAL MASTER SERVICER: CAPMARK FINANCE, INC.

                                                  PRUDENTIAL MASTER SERVICER: PRUDENTIAL ASSET
                                                  RESOURCES, INC.

INITIAL NOTIONAL AMOUNT OF THIS CLASS X-W         SPECIAL SERVICER: ARCAP SERVICING, INC.
CERTIFICATE: $[0] (1)
[500,000,000][500,000,000][365,153,764] (2),
AS OF THE CLOSING DATE

                                                  PAYING AGENT: LASALLE BANK NATIONAL
                                                  ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT: AS OF    TRUSTEE: WELLS FARGO BANK, N.A.
DECEMBER 1, 2006

CUT-OFF DATE: DECEMBER 1, 2006

CLOSING DATE: DECEMBER 21, 2006
FIRST DISTRIBUTION DATE: JANUARY 16, 2006

AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-W
CERTIFICATES AS OF THE CLOSING DATE:
$1,365,153,764

No. X-W-1                                         CUSIP No.: U61776 AC 1(1) 61750W AC 7 (2)

                              CLASS X-W CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

               THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-W Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Paying Agent, the Certificate Registrar, the General Master Servicer, the Prudential Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

               This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-W Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

               This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

               Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

               Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

               Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

               Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

               The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

               All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Paying Agent with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

               The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding (and under certain circumstances, without regard to Certificates held by the Depositor, any of the Depositor's Affiliates and/or agents or any Seller), as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Certificate Registrar, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

               Subject to the terms of the Pooling and Servicing Agreement, the Class X-W Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               The Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and none of the Trustee, the Paying Agent, the General Master Servicer, the Prudential Master Servicer, the Special Servicer or the Operating Adviser shall be affected by notice to the contrary.

               The obligations and responsibilities of the Trustee and the Paying Agent created hereby (other than the obligation of the Paying Agent, to make payments to the Class R-I Certificateholders, Class R-II Certificateholders, the REMIC III Certificateholders, and the Class A-MFL Certificateholders, as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement, (iii) the termination of the Trust pursuant to
Section 10.1(c) of the Pooling and Servicing Agreement or (iv) the transfer of the property held in the Trust in accordance with Section 10.1(d) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

               The Certificate Registrar has executed this Certificate under the Pooling and Servicing Agreement.

               THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

               IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.


                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            as Paying Agent and Certificate
                                            Registrar



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

Dated: December 21, 2006

                          CERTIFICATE OF AUTHENTICATION

               THIS IS ONE OF THE CLASS X-W CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.



                                  LASALLE BANK NATIONAL ASSOCIATION,
                                            AUTHENTICATING AGENT



                                  By: __________________________________________
                                              AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenant in common             UNIF GIFT MIN ACT..........Custodian
                                                              (Cust)
TEN ENT  -  as tenants by the entireties
JT TEN   -  as joint tenants with rights of        Under Uniform Gifts to Minors
            survivorship and not as tenants
            in common                                Act.......................
                                                             (State)

        Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

______________________________

______________________________            PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER OF ASSIGNEE
______________________________

                     Please print or typewrite name and address of assignee the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________________             _______________________________

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every particular
                                            without alteration or enlargement or
                                            any change whatever.



_________________________________________
SIGNATURE GUARANTEED
The signature must be guaranteed by a
commercial bank or trust company or by a member firm of the New York Stock
Exchange or another national securities
exchange. Notarized or witnessed
signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

               Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ___________________________ account number ______________ or, if mailed by check, to ______________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or
_______________________, as its agent.

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                          December 21, 2006

Morgan Stanley Capital I Inc.             Wells Fargo Bank, N.A.
1585 Broadway                             45 Fremont Street, 2nd Floor
New York, NY 10036                        San Francisco, California 94105

Morgan Stanley Mortgage Capital Inc.      LaSalle Bank National Association
1585 Broadway                             135 South LaSalle Street, Suite 1625
New York, NY 10036                        Chicago, Illinois 60603

Prudential Mortgage Capital Funding,      ARCap Servicing, Inc.
  LLC                                     5221 N. O'Connor Blvd, Suite 600
Four Gateway Center, 8th Floor            Irving, Texas 75039
100 Mulberry Street
Newark, New Jersey 07102                  Capmark Finance Inc.
                                          200 Witmer Road
SunTrust Bank                             Horsham, Pennsylvania 19044
303 Peachtree Street
Atlanta, Georgia 30308                    Prudential Asset Resources, Inc.
                                          2200 Ross Avenue, Suite 4900E
Massachusetts Mutual Life Insurance       Dallas, Texas 75201
  Company
1500 Main Street, Suite 2100,
Springfield, Massachusetts 01115

      Re:   Pooling and Servicing Agreement ("Pooling and
            Servicing Agreement") relating to Morgan Stanley
            Capital I Inc., Commercial Mortgage Pass-Through
            Certificates, Series 2006-IQ12
            --------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any such documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face.

            The Trustee acknowledges receipt of notice that the Depositor has assigned to the Trustee for the benefit of the Certificateholders all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, the assets of Class EI Grantor Trust, and the assets of the Class A-MFL Grantor Trust, and that, in the event such assignment is not upheld as an absolute sale, that the Depositor has granted to the Trustee for the benefit of Certificateholders a security interest in such items.

            Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.

                                WELLS FARGO BANK, N.A.,
                                           as Trustee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                          December [__], 2006

Morgan Stanley Capital I Inc.             Wells Fargo Bank, N.A.
1585 Broadway                             45 Fremont Street, 2nd Floor
New York, NY 10036                        San Francisco, California 94105

Morgan Stanley Mortgage Capital Inc.      LaSalle Bank National Association
1585 Broadway                             135 South LaSalle Street, Suite 1625
New York, NY 10036                        Chicago, Illinois 60603

Prudential Mortgage Capital Funding,      ARCap Servicing, Inc.
  LLC                                     5221 N. O'Connor Blvd, Suite 600
Four Gateway Center, 8th Floor            Irving, Texas 75039
100 Mulberry Street
Newark, New Jersey 07102                  Capmark Finance Inc.
                                          200 Witmer Road
SunTrust Bank                             Horsham, Pennsylvania 19044
303 Peachtree Street
Atlanta, Georgia 30308                    Prudential Asset Resources, Inc.
                                          2200 Ross Avenue, Suite 4900E
Massachusetts Mutual Life Insurance       Dallas, Texas 75201
  Company
1500 Main Street, Suite 2100,
Springfield, Massachusetts 01115

      Re:   Pooling and Servicing Agreement ("Pooling and
            Servicing Agreement") relating to Morgan Stanley
            Capital I Inc., Commercial Mortgage Pass-Through
            Certificates, Series 2006-IQ12
            --------------------------------------------------------------------

Ladies and Gentlemen:

            In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (vi), (viii) and (xii) of the definition of "Mortgage File" required to be in the Mortgage File, and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File" (to the extent required to be delivered pursuant to the Pooling and Servicing Agreement and any applicable Primary Servicing Agreement), to the extent actually known by a Responsible Officer of the Trustee to be required pursuant to the Pooling and Servicing Agreement (assuming that, with respect to the documents referred to in clause (xii) of the definition of Mortgage File, an original letter of credit in the possession of the Trustee is not so required, unless a Responsible Officer of the Trustee has actual knowledge to the contrary), are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, (c) based on its examination and only as to the Mortgage Note and the Mortgage or the appraisal of the related Mortgaged Property, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed as required by the terms of the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File identified in the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any of the documents contained in each Mortgage File are appropriate for their represented purposes, or are other than what they purport to be on their face or are in recordable form.

            The Trustee acknowledges receipt of notice that the Depositor has assigned to the Trustee for the benefit of the Certificateholders all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests, the assets of Class EI Grantor Trust, and the assets of the Class A-MFL Grantor Trust, and that, in the event such assignment is not upheld as an absolute sale, that the Depositor has granted to the Trustee for the benefit of Certificateholders a security interest in such items.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.

                                WELLS FARGO BANK, N.A.,
                                           as Trustee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

                                          [Date]

Wells Fargo Bank, N.A.
45 Fremont Street, 2nd Floor
San Francisco, California 94105

Attention:  Global Securities and Trust Services--Morgan Stanley Capital I Inc.,
            Series 2006-IQ12

            Re:   Morgan Stanley Capital I Inc., Commercial
                  Mortgage Pass-Through Certificates, Series
                  2006-IQ12
                  --------------------------------------------------------------

            In connection with the administration of the Mortgage File held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor, Capmark Finance, Inc., as general master servicer (the "General Master Servicer"), Prudential Asset Resources, Inc., as Prudential master servicer (the "Prudential Master Servicer" and, together with the General Master Servicer, as applicable, the "Master Servicer"), ARCap Servicing, Inc., as the special servicer (the "Special Servicer"), LaSalle Bank National Association, as paying agent and as certificate registrar ("Paying Agent" and "Certificate Registrar") and you as trustee (in such capacity, the "Trustee"), the undersigned as a [Master][Special] Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______   1.       Mortgage Loan paid in full.

            (Such [Master] [Special] Servicer hereby certifies that all amounts received in connection with ______________ the Mortgage Loan have been or will be, following such [Master] [Special] Servicer's release ______________ of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account ______________ pursuant to the Pooling and Servicing Agreement.)

______   2.       Mortgage Loan repurchased.

                  (Such [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

______   3.       Mortgage Loan Defeased.

______   4.       Mortgage Loan substituted.

                  (Such [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

______   5.       The Mortgage Loan is being foreclosed.

______   6.       Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                           [Name of applicable [Master]
                                           [Special] Servicer]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS TO DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services--Morgan Stanley Capital I Inc.,
            Series 2006-IQ12

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2006-IQ12,
            Class [__] (the "Certificates")
            --------------------------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ___ Certificates [having an initial Certificate Balance or Notional Amount as of December 21, 2006 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer, Prudential Asset Resources, Inc., as Prudential master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as paying agent and certificate registrar, and Wells Fargo Bank, N.A.., as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of
      Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,


                                          --------------------------------------
                                          (Transferor)

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services--Morgan Stanley Capital I Inc.,
            Series 2006-IQ12

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2006-IQ12 (the
            "Certificates")
            --------------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial Certificate Principal Balance or Notional Amount as of December 21, 2006 (the "Closing Date") of [$__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer, Prudential Asset Resources, Inc., as Prudential master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as paying agent and certificate registrar, and Wells Fargo Bank, N.A., as trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.

                                          Very truly yours,


                                          --------------------------------------
                                          (Transferor)

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                             ANNEX 1 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  ___________________________________________

                  ___________________________________________

                  ___________________________________________

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificate
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                          --------------------------------------
                                          Print Name of Transferee

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------
                                          Date:
                                               ---------------------------------

                             ANNEX 2 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and LaSalle Bank National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificates
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                       -----------------------------------------
                                       Print Name of Transferee or Adviser


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       -----------------------------------------
                                       Print Name of Transferee

                                       Date:
                                            ------------------------------------

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services--Morgan Stanley Capital I Inc.,
            Series 2006-IQ12

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2006-IQ12 (the "Certificates")
            --------------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ________________________ (the
"Transferee") of Class ___ Certificates [having an initial Certificate Principal Balance as of December 21, 2006 (the "Closing Date") of $__________][evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer, Prudential Asset Resources, Inc., as Prudential master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as paying agent and certificate registrar, and Wells Fargo Bank, N.A.,. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and
      (c) no Transferred Certificate may be resold or transferred unless it is
      (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                          Very truly yours,


                                          --------------------------------------
                                          (Transferor)

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2006-IQ12, Class
            (the "Certificates")
            --------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of December 21, 2006 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer, Prudential Asset Resources, Inc., as Prudential master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as paying agent and certificate registrar, and Wells Fargo Bank, N.A.,. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either
      (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any similar security.

            6. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            7. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferor)

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                          [Date]

[TRANSFEROR]

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2006-IQ12, Class
            (the "Certificates")
            --------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ ________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance or notional amount as of December 21, 2006 (the "Closing Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer, Prudential Asset Resources, Inc., as Prudential master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as paying agent and certificate registrar, and Wells Fargo Bank, N.A., as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor, the Certificate Registrar and the Trustee, that:

            1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

            4. Transferee understands that the Transferred Certificate will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferor)

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                             ANNEX 1 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and LaSalle Bank National Association, as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

            ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

            ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

            ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement income Security Act of 1974, as amended.

            ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  ___________________________________________

                  ___________________________________________

                  ___________________________________________

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificate
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                       -----------------------------------------
                                       Print Name of Transferee

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                             ANNEX 2 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor, the Certificate Registrar and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ___   ___   Will the Transferee be purchasing the Transferred Certificate
      Yes   No    only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                       -----------------------------------------
                                       Print Name of Transferee or Adviser


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       IF AN ADVISER:


                                       -----------------------------------------
                                       Print Name of Transferee

                                       Date:
                                            ------------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF                )
                        ss:
COUNTY OF               )

            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Transferee other than (i) a Disqualified Organization, (ii) a United States Tax Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person or (iii) a United States Tax Person treated as a partnership for federal income tax purposes, any partner of which, directly or indirectly (except through a U.S. corporation), is not (and is not required to be under the related partnership agreement) a United States Tax Person.

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is
_________________.

            8. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (F) of Section 3.3(e) which authorizes the Paying Agent to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (G) of Section 3.3(e) which authorizes the Certificate Registrar to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. The Transferee is a United States Tax Person. For this purpose, a United States Tax Person is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States or any state thereof or the District of Columbia including any entity treated as such a corporation or partnership for federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust (or to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996, which is eligible to be treated as a United States Tax Person).

            13. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States Tax Person.

            14. Check the applicable paragraph:

            |_| The present value of the anticipated tax liabilities associated with holding the Residual Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Certificate;

            (ii) the present value of the expected future distributions on such Residual Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| That the transfer of the Residual Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_|   None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this day of ___________, ____.

                                       [NAME OF TRANSFEREE]


                                       By:
                                          --------------------------------------
                                          [Name of Officer]
                                          [Title of Officer]

                                   EXHIBIT E-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                          _______________, 20__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services--Morgan Stanley Capital I Inc.,
            Series 2006-IQ12

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2006-IQ12, Class
            [__] (the "Certificates")
            --------------------------------------------------

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer, Prudential Asset Resources, Inc., as Prudential master servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National Association, as paying agent and certificate registrar, and Wells Fargo Bank, N.A.,. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

            4. The Transferor does not know and has no reason to know that
(i) any of the statements made by the Transferee under the Transfer Affidavit are false or (ii) the Transferee will not honor the restrictions on subsequent transfers by the Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.


                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferor)

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT F

          FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF REGULATION S
                                  CERTIFICATES

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                 Series 2006-IQ12, Class __ (the "Certificates")

TO:   Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center
      or
      Clearstream Banking, societe anonyme

            This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non-U.S person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

            We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

            This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, 20[__]

                                       By:
                                          --------------------------------------
                                          As, or as agent for, the beneficial
                                          owner(s) of the Certificates to which
                                          this certificate relates.

                                    EXHIBIT G

                                   [Reserved]

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                                          __________ __, 200_

TO:   The Depository Trust Company

      CLEARSTREAM BANK, S. A. or
      Morgan Guaranty Trust Company
      of New York, Brussels Office
      Euroclear Operation Center

      Capmark Finance, Inc., as General Master Servicer

      Prudential Asset Resources, Inc., as Prudential Master Servicer

      ARCap Servicing, Inc., as Special Servicer

      Wells Fargo Bank, N.A., as Trustee

      LaSalle Bank National Association, as Paying Agent and Certificate
      Registrar

            This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12, Class __(the "Certificates").

            The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CLEARSTREAM] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CLEARSTREAM] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

            Name:
            Address:
            Taxpayer ID No.:

            The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate(1) for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S.[$25,000] [$100,000] and integral multiples of U.S. $1 in excess thereof for each such account.

                                       Very truly yours,

                                       [NAME OF HOLDER OF CERTIFICATE]


                                       By:____________________________________
                                          [Name], [Chief Financial
                                          or other Executive Officer]

----------

(1) [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCHASER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE CERTIFICATE REGISTRAR UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                  FORM OF EUROCLEAR OR CLEARSTREAM CERTIFICATE

                          Morgan Stanley Capital I Inc.
                 Commercial Mortgage Pass-Through Certificates,
                Series 2006-IQ12, Class ____ (the "Certificates")

TO:   LaSalle Bank National Association, as Certificate Registrar
      Attn: [__________]

            This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement") among you, Morgan Stanley Capital I Inc., Wells Fargo Bank, Capmark Finance, Inc., Prudential Asset Resources, Inc., ARCap Servicing, Inc., and LaSalle Bank National Association, U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

            We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

            [On Release Date: We hereby acknowledge that no portion of the Class
__ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

                                       [MORGAN GUARANTY TRUST COMPANY OF NEW
                                       YORK, Brussels office, as operator of the Euroclear System]

                                       or

                                       [CLEARSTREAM BANK, S.A.]

                                       By:____________________________________

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID


Excess Servicing Fees

Mortgage Loan Seller   Property Name
--------------------   --------------------------------
MSMC                   Oxford Centre
LaSalle                Harbour Centre
LaSalle                Broadway Office
PMCF                   Columbus Park Apartments
LaSalle                Devlin's Pointe Apartments
PMCF                   Conejo Valley Plaza
LaSalle                NNN - One Northlake Park
MSMC                   College Park Athens
LaSalle                Coffey Industrial
LaSalle                Shaker Run Apartments
MSMC                   North Oaks Apartments
MassMutual             Congress Park Apartments
MassMutual             Bridgewater Park Apartments
MassMutual             Pebble Creek Apartments
LaSalle                Holiday Inn - Wilmington, NC
MassMutual             Club At Vero-I
MassMutual             Club At Vero-II
MassMutual             Fox Crossing Apartments
LaSalle                Bay Valley Foods
LaSalle                CapMar Office
MassMutual             Sterling Point Apartments
LaSalle                Willow Trace Apartments
PMCF                   Bedrosian Palm Desert
MassMutual             Commander Place Apartments
MassMutual             Grand Point Apartments
LaSalle                Lowe's - Nampa
LaSalle                The Bluffs at Northwoods
LaSalle                Stoneybrook Apartments
MassMutual             Ospreys Landing Apartments
MassMutual             Sinclair Commons
MassMutual             Ashton Of Richmond Hill
MSMC                   Camillus Plaza
MassMutual             Chimney Ridge - Phase I
MassMutual             Chimney Ridge - Phase II
MassMutual             Oak Pointe Apartments
LaSalle                U-Stor Blanding
MassMutual             Woodchase Club Apartments
MassMutual             Northpointe Commons Apartments
LaSalle                Miami Bluffs Apartments
PMCF                   Bedrosian Airway Avenue
MassMutual             Savannah Sound Apartments
MassMutual             Indian River Apartments
MassMutual             Ravenwood Apartments
MassMutual             Arbor Lakes Apartments
LaSalle                Marysville Retail
LaSalle                Hampton Inn - Walterboro, SC
LaSalle                Lotus Plaza & Starbucks
LaSalle                Arlington Apartments
LaSalle                Forum Business Park II
PMCF                   Fairfield Inn - Kalamazoo
MassMutual             Village Woods Estates
MassMutual             Park Plaza Apartments
LaSalle                FedEx - Macon, GA
LaSalle                CVS Zanesville, OH
LaSalle                Citrus Park Crossing
LaSalle                CVS - Dunkirk, NY
LaSalle                CVS Meadville, PA
LaSalle                Lancaster Properties
MassMutual             Chadwick Place Apartments
LaSalle                Gleannlock Farms
MassMutual             Mission Vista Apts
LaSalle                Athens Town Center
LaSalle                Newtown Self Storage
MassMutual             Overland Park Estates
LaSalle                Springhouse Office Park
LaSalle                Bryan Freedom Center
LaSalle                Huntingdon Plaza Shopping Center
LaSalle                Century Professional Buildings
LaSalle                Van Buren Self Storage
LaSalle                Swainsboro Shopping Center
LaSalle                North Gate Self Storage
LaSalle                A-1 Self Storage
LaSalle                Whitehall Apartments
LaSalle                Greentree Village

                                   EXHIBIT K-1

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT I
                                     (MSMC)

                                See Exhibit 99.2

                                   EXHIBIT K-2

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT II
                                    (LaSalle)

                                See Exhibit 99.1

                                   EXHIBIT K-3

                  FORM OF MORTGAGE LOAN PURCHASE AGREEMENT III
                                     (PMCF)

                                See Exhibit 99.4

                                   EXHIBIT K-4

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT IV
                                   (SunTrust)

                                See Exhibit 99.3

                                   EXHIBIT K-5

                   FORM OF MORTGAGE LOAN PURCHASE AGREEMENT V
                                      (MM)

                                See Exhibit 99.5

                                    EXHIBIT L

                                   [Reserved]

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDERS REPORT

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
135 S. LaSalle Street Suite 1625                      Prior Payment:        N/A
Chicago, IL 60603                                     Next Payment:   15-Feb-07
USA                                                   Record Date:    29-Dec-06

Administrator:                                        Analyst:
Michael Dombai 312.904.8847                           Patrick Gong 714.259.6253
michael.dombai@abnamro.com                            patrick.gong@abnamro.com

                                 ABN AMRO Acct:

                       Reporting Package Table of Contents

--------------------------------------------------------------------------------

Issue Id:                                                            MOR6IQ12

Monthly Data File Name:                                 MOR6IQ12_200701_3.ZIP
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                   Page(s)
                                                                   -------
Statements to Certificateholders                                   Page 2
Cash Recon                                                         Page 3
Bond Interest Reconciliation                                       Page 4
Bond Interest Reconciliation                                       Page 5
Shortfall Summary Report                                           Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                  Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary             Page 8
Mortgage Loan Characteristics                                      Page 9-11
Delinquent Loan Detail                                             Page 12
Loan Level Detail                                                  Page 13
Realized Loss Detail                                               Page 14
Collateral Realized Loss                                           Page 15
Appraisal Reduction Detail                                         Page 16
Material Breaches Detail                                           Page 17
Historical Collateral Prepayment                                   Page 18
Specially Serviced (Part I) - Loan Detail                          Page 19
Specially Serviced (Part II) - Servicer Comments                   Page 20
Summary of Loan Maturity Extensions                                Page 21
Rating Information                                                 Page 22
Other Related Information                                          Page 23

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Closing Date:                                                   21-Dec-2006
First Payment Date:                                             16-Jan-2007
Rated Final Payment Date:                                       15-Dec-2043
Determination Date:                                              8-Jan-2007

--------------------------------------------------------------------------------
                            Trust Collection Period
--------------------------------------------------------------------------------
                              12/9/2006 - 1/8/2007
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           Parties to The Transaction
--------------------------------------------------------------------------------
                    Depositor: Morgan Stanley Capital I Inc.
    Master Servicer: Capmark Finance, Inc./Prudential Asset Resources, Inc.
         Primary Servicer: Babson Capital Management LLC/SunTrust Bank
          Rating Agency: Fitch, Inc./Standard & Poor's Rating Services
                    Special Servicer: ARCap Servicing, Inc.
                        Trustee: Wells Fargo Bank, N.A.
Underwriter: LaSalle Financial Services, Inc./Morgan Stanley & Co. Incorporated/
     Greenwich Capital Markets, Inc./Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated/SunTrust Capital Markets, Inc.

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
LaSalle Web Site                              www.etrustee.net
Servicer Web Site           www.capmark.com,www.prudential.com
LaSalle Factor Line                             (800) 246-5761
--------------------------------------------------------------------------------

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

------------------------------------------------------------------------------------------------------------------------------------
              Original       Opening    Principal    Principal       Negative      Closing    Interest     Interest    Pass-Through
Class      Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance   Payment (2)  Adjustment       Rate
CUSIP                                                                                                                  Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total P&I Payment
                                                                             =======================

Notes: (1)  N denotes notional balance not included in total

       (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment

       (3)  Estimated.

       *    Denotes Controlling Class

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06


                                 ABN AMRO Acct:

                           Cash Reconciliation Summary

--------------------------------------------------------------------------------
                                Interest Summary
--------------------------------------------------------------------------------
Current Scheduled Interest                                        0.00
Less Deferred Interest                                            0.00
Less PPIS Reducing Scheduled Int                                  0.00
Plus Gross Advance Interest                                       0.00
Less ASER Interest Adv Reduction                                  0.00
Less Other Interest Not Advanced                                  0.00
Less Other Adjustment                                             0.00
--------------------------------------------------------------------------------
Total                                                             0.00
--------------------------------------------------------------------------------
                             Unscheduled Interest:
--------------------------------------------------------------------------------
Prepayment Penalties                                              0.00
Yield Maintenance Penalties                                       0.00
Other Interest Proceeds                                           0.00
--------------------------------------------------------------------------------
Total                                                             0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                         0.00
Less Fee Strips Paid by Servicer                                  0.00
--------------------------------------------------------------------------------
                    Less Fees & Expenses Paid By/To Servicer
--------------------------------------------------------------------------------
Special Servicing Fees                                            0.00
Workout Fees                                                      0.00
Liquidation Fees                                                  0.00
Interest Due Serv on Advances                                     0.00
Non Recoverable Advances                                          0.00
Misc. Fees & Expenses                                             0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                 0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                          0.00
--------------------------------------------------------------------------------
                     Less Fees & Expenses Paid By/To Trust
--------------------------------------------------------------------------------
Trustee Fee                                                       0.00
Fee Strips                                                        0.00
Misc. Fees                                                        0.00
Interest Reserve Withholding                                      0.00
Plus Interest Reserve Deposit                                     0.00
--------------------------------------------------------------------------------
Total                                                             0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                               Principal Summary
--------------------------------------------------------------------------------

Scheduled Principal:
--------------------
Current Scheduled Principal                                       0.00
Advanced Scheduled Principal                                      0.00
--------------------------------------------------------------------------------
Scheduled Principal                                               0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Unscheduled Principal:
----------------------
Curtailments                                                      0.00
Prepayments in Full                                               0.00
Liquidation Proceeds                                              0.00
Repurchase Proceeds                                               0.00
Other Principal Proceeds                                          0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                       0.00
--------------------------------------------------------------------------------
Remittance Principal                                              0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                          0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                          0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Pool Balance Summary
--------------------------------------------------------------------------------
                                                      Balance     Count
--------------------------------------------------------------------------------
Beginning Pool                                        0.00        0
Scheduled Principal                                   0.00        0
Unscheduled Principal                                 0.00        0
Deferred Interest                                     0.00        0
Liquidations                                          0.00        0
Repurchases                                           0.00        0
--------------------------------------------------------------------------------
Ending Pool                                           0.00        0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                  Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Servicing Fee Summary
--------------------------------------------------------------------------------
Current Servicing Fees                                            0.00
Plus Fees Advanced for PPIS                                       0.00
Less Reduction for PPIS                                           0.00
Plus Delinquent Servicing Fees                                    0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                              0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Cap Lease Accretion
--------------------------------------------------------------------------------
Accretion Amt                                                     0.00
Distributable Interest                                            0.00
Distributable Principal                                           0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  PPIS Summary
--------------------------------------------------------------------------------
Gross PPIS                                                        0.00
Reduced by PPIE                                                   0.00
Reduced by Shortfalls in Fees                                     0.00
Reduced by Other Amounts                                          0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                  0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                       0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                              0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Advance Summary (Advance Made by Servicer)
--------------------------------------------------------------------------------
                                                 Principal    Interest
--------------------------------------------------------------------------------
Prior Outstanding                                     0.00        0.00
Plus Current Period                                   0.00        0.00
Less Recovered                                        0.00        0.00
Less Non Recovered                                    0.00        0.00
Ending Outstanding                                    0.00        0.00
--------------------------------------------------------------------------------

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06


                                 ABN AMRO Acct:

                       Bond Interest Reconciliation Detail

-----------------------------------------------------------------------------------
           Accrual                   Pass-      Accrued       Total        Total
        --------------    Opening   Through   Certificate    Interest     Interest
Class   Method    Days    Balance    Rate      Interest     Additions    Deductions
-----------------------------------------------------------------------------------







-----------------------------------------------------------------------------------
                                    Current       Remaining
        Distributable   Interest    Period       Outstanding      Credit Support
         Certificate    Payment    Shortfall      Interest     ---------------------
Class     Interest       Amount     Recovery     Shortfalls    Original   Current(1)
------------------------------------------------------------------------------------








(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06


                                 ABN AMRO Acct:

                       Bond Interest Reconciliation Detail

---------------------------------------------------------------------------------------------------------
                                                               Additions
                               --------------------------------------------------------------------------
           Prior     Current       Prior           Interest                                    Other
         Interest   Interest     Interest         Accrual on     Prepayment      Yield        Interest
Class    Due Date   Due Date   Shortfall Due   Prior Shortfall    Premiums    Maintenance    Proceeds(1)
---------------------------------------------------------------------------------------------------------







-------------------------------------------------------------------------
                      Deductions
        --------------------------------------
                       Deferred &    Interest    Distributable   Interest
          Allocable     Accretion      Loss       Certificate    Payment
Class       PPIS         Interest     Expense      Interest       Amount
-------------------------------------------------------------------------






(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable Interest.

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                          Interest Adjustments Summary

--------------------------------------------------------------------------------
Shortfall Allocated to the Bonds:
---------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds                   0.00
Special Servicing Fees                                                  0.00
Workout Fees                                                            0.00
Liquidation Fees                                                        0.00
Legal Fees                                                              0.00
Misc. Fees & Expenses Paid by/to Servicer                               0.00
Interest Paid to Servicer on Outstanding Advances                       0.00
ASER Interest Advance Reduction                                         0.00
Interest Not Advanced (Current Period)                                  0.00
Recoup of Prior Advances by Servicer                                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced                      0.00
Misc. Fees & Expenses Paid by Trust                                     0.00
Shortfall Due to Rate Modification                                      0.00
Other Interest Loss                                                     0.00
                                                            ----------------
Total Shortfall Allocated to the Bonds                                  0.00
                                                            ================
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Excess Allocated to the Bonds:
------------------------------
Other Interest Proceeds Due the Bonds                                   0.00
Prepayment Interest Excess Due the Bonds                                0.00
Interest Income                                                         0.00
Yield Maintenance Penalties Due the Bonds                               0.00
Prepayment Penalties Due the Bonds                                      0.00
Recovered ASER Interest Due the Bonds                                   0.00
Recovered Interest Due the Bonds                                        0.00
ARD Excess Interest                                                     0.00
                                                            ----------------
Total Excess Allocated to the Bonds                                     0.00
                                                            ================
--------------------------------------------------------------------------------


              Aggregate Interest Adjustment Allocated to the Bonds
--------------------------------------------------------------------------------
Total Excess Allocated to the Bonds                                     0.00
Less Total Shortfall Allocated to the Bonds                             0.00
                                                            ----------------
Total Interest Adjustment to the Bonds                                  0.00
                                                            ================
--------------------------------------------------------------------------------

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

          Asset-Backed Facts ~ 15 Month Historical Loan Status Summary

----------------------------------------------------------------------------------------------------------
                        Delinquency Aging Categories
              --------------------------------------------------------------------------------------------
                Delinq 1 Month    Delinq 2 Month    Delinq 3+ Month      Foreclosure           REO
Distribution
    Date         #     Balance     #     Balance     #      Balance     #     Balance     #     Balance
----------------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------
                               Special Event Categories (1)
              ------------------------------------------------------------
                   Modification     Specially Serviced       Bankruptcy
Distribution
    Date           #     Balance     #         Balance     #     Balance
--------------------------------------------------------------------------









(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

          Asset-Backed Facts ~ 15 Month Historical Payoff/Loss Summary

--------------------------------------------------------------------------------------------------------------------
                   Ending Pool (1)            Payoffs (2)              Penalties           Appraisal Reduct. (2)
Distribution
    Date        #             Balance    #             Balance    #             Amount     #             Balance
--------------------------------------------------------------------------------------------------------------------








------------------------------------------------------------------------------------------------------------
                   Liquidations (2)       Realized Losses (2)      Remaining Term       Curr Weighted Avg.
Distribution
    Date        #             Balance    #             Amount      Life                 Coupon       Remit
------------------------------------------------------------------------------------------------------------









                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                          Mortgage Loan Characteristics


                       Distribution of Principal Balances

                                                                     Weighted Average
      Current Scheduled          # of    Scheduled    % of      ------------------------
           Balances              Loans    Balance    Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------

------------------------------   -----   ---------   -------    ----   ------  ---------
Average Scheduled Balance
Maximum Scheduled Balance                         )
Minimum Scheduled Balance


                Distribution of Remaining Term (Fully Amortizing)

                                                                     Weighted Average
       Fully Amortizing          # of    Scheduled    % of      ------------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------  ---------


                     Distribution of Mortgage Interest Rates

                                                                     Weighted Average
       Current Mortgage          # of    Scheduled   % of       ------------------------
        Interest Rate            Loans   Balance     Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------

------------------------------   -----   ---------   -------    ----   ------  ---------
Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate


                    Distribution of Remaining Term (Balloon)

                                                                     Weighted Average
           Balloon               # of    Scheduled    % of      ------------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------  ---------

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                          Mortgage Loan Characteristics

                           Distribution of DSCR (PFY)

        Debt Service            # of    Scheduled    % of
       Coverage Ratio           Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------



-----------------------------   -----   ---------   -------    ----   ---   --------

-----------------------------   -----   ---------   -------    ----   ---   --------
Maximum DSCR
Minimum DSCR


                          Distribution of DSCR (Cutoff)

        Debt Service            # of    Scheduled    % of
       Coverage Ratio           Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------



-----------------------------   -----   ---------   -------    ----   ---   --------

-----------------------------   -----   ---------   -------    ----   ---   --------
Maximum DSCR
Minimum DSCR


                             Geographic Distribution

         Geographic             # of    Scheduled    % of
          Location              Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --- ----



-----------------------------   -----   ---------   -------    ----   ---   --------

-----------------------------   -----   ---------   -------    ----   ---   --------

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                          Mortgage Loan Characteristics

                         Distribution of Property Types

                                # of    Scheduled    % of
       Property Types           Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------



-----------------------------   -----   ---------   -------    ----   ---   --------
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   --------


                        Distribution of Amortization Type

                                # of    Scheduled    % of
     Amortization Type          Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------



-----------------------------   -----   ---------   -------    ----   ---   --------
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   --------


                         Distribution of Loan Seasoning

                                # of    Scheduled    % of
       Number of Months         Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------



-----------------------------   -----   ---------   -------    ----   ---   --------
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   --------


                       Distribution of Year Loans Maturing

                                # of    Scheduled    % of
            Year                Loans    Balance    Balance    WAMM   WAC   PFY DSCR
-----------------------------   -----   ---------   -------    ----   ---   --------
            2007                    0           0      0.00%      0   0.00%   0.00
            2008                    0           0      0.00%      0   0.00%   0.00
            2009                    0           0      0.00%      0   0.00%   0.00
            2010                    0           0      0.00%      0   0.00%   0.00
            2011                    0           0      0.00%      0   0.00%   0.00
            2012                    0           0      0.00%      0   0.00%   0.00
            2013                    0           0      0.00%      0   0.00%   0.00
            2014                    0           0      0.00%      0   0.00%   0.00
            2015                    0           0      0.00%      0   0.00%   0.00
            2016                    0           0      0.00%      0   0.00%   0.00
            2017                    0           0      0.00%      0   0.00%   0.00
       2018 & Greater               0           0      0.00%      0   0.00%   0.00
-----------------------------   -----   ---------   -------    ----   ---   --------
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   --------

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                             Delinquent Loan Detail

                Paid                 Outstanding   Out. Property                        Special
 Disclosure     Thru   Current P&I       P&I        Protection       Loan Status        Servicer      Foreclosure   Bankruptcy   REO
  Control #     Date     Advance     Advances**      Advances          Code (1)      Transfer Date      Date          Date      Date
-------------   ----   -----------   -----------   -------------   ---------------   -------------   -----------   ----------   ----















Total

A.    In Grace Period

B.    Late Payment but < 1 month delinq.

1.    Delinq. 1 month

2.    Delinq. 2 month

3.    Delinquent 3 + months

4.    Performing Matured Balloon

5.    Non Performing Matured Balloon

7.    Foreclosure

9.    REO

** Outstanding P&I Advances include the current period P&I Advances and include Servicer and Trust Advances.

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                                Loan Level Detail

                                                   Operating                Ending
Disclosure           Property   Maturity    PFY    Statement     Geo.      Principal   Note
Control #    Group     Type       Date     DSCR      Date      Location     Balance    Rate
----------   -----   --------   --------   ----    ---------   --------    ---------   ----

----------   -----   --------   --------   -----   ---------   --------    ---------   ----

                                                      Loan
Disclosure   Scheduled   Prepayment    Prepayment    Status
Control #       P&I        Amount         Date       Code(1)
----------   ---------   ----------    ----------    -------

----------   ---------   ----------    ----------    -------

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.


(1)   Legend:

A.    In Grace Period

B.    Late Payment but < one month delinq.

1.    Delinquent 1 month

2.    Delinquent 2 month

3.    Delinquent 3+ month

4.    Performing Matured Balloon

5.    Non Performing Matured Ballon

7.    Foreclosure

9.    REO

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                              Realized Loss Detail

                                                                              Gross                                 Net
                                                                            Proceeds                             Proceeds
                                                       Beginning            as a % of   Aggregate       Net       as a %
                     Disclosure  Appraisal  Appraisal  Scheduled   Gross      Sched.   Liquidation  Liquidation  of Sched.  Realized
      Period         Control #     Date       Value     Balance   Proceeds   Balance   Expenses *    Proceeds     Balance     Loss
-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------

-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------
Current Total
Cumulative

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                  Bond/Collateral Realized Loss Reconciliation


                                                                                                                  Interest
                              Beginning                                                                          (Shortages)/
                            Balance of the       Aggregate     Prior Realized        Amounts Covered by        Excesses applied
Prospectus                     Loan at         Realized Loss   Loss Applied to    Overcollateralization          to Realized
    ID        Period         Liquidation         on Loans       Certificates         and other Credit               Losses
                                                                      A                      B                        C
====================================================================================================================================
Cumulative

















                                               Additional                                                          (Recoveries)/
                     Modification             (Recoveries)/                                   Recoveries of        Realized Loss
Prospectus      Adjustments/Appraisal     Expenses applied to      Current Realized Loss      Realized Losses        Applied to
    ID           Reduction Adjustment       Realized Losses      Applied to Certificates*     paid as Cash     Certificate Interest
                          D                        E
====================================================================================================================================
Cumulative
















*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

          A                 Prior Realized Loss Applied to Certificates

          B Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

          D Adjustments that are based on principal haircut or future interest foregone due to modification

          E Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                           Appraisal Reduction Detail


                                                                                 Remaining Term
 Disclosure    Appraisal  Scheduled    AR    Current P&I        Note  Maturity  ----------------  Property  Geographic
  Control #    Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life               Type     Location
-------------  ---------  ---------  ------  -----------  ----  ----  --------  ------  --------  --------  ----------

-------------  ---------  ---------  ------  -----------  ----  ----  --------  ------  --------  --------  ----------






                      Appraisal
 Disclosure          -----------
  Control #    DSCR  Value  Date
-------------  ----  -----  ----

-------------  ----  -----  ----

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

              Material Breaches and Material Document Defect Detail


--------------------------------------------------     --------------------------------------------------------
                    Ending           Material
Disclosure         Principal          Breach                Material Breach and Material Document Defect
Control #           Balance            Date                                  Description
--------------------------------------------------     --------------------------------------------------------










--------------------------------------------------     --------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                  Historical Collateral Level Prepayment Report


--------------------------  ----------------------------------------------------------------- ------------------
Disclosure       Payoff           Initial                        Payoff          Penalty        Prepayment
Control #        Period           Balance          Type          Amount           Amount           Date

--------------------------  ----------------------------------------------------------------- ------------------














--------------------------  ----------------------------------------------------------------- ------------------


--------------------------  --------------------------------------------
Disclosure       Maturity           Property            Geographic
Control #          Date               Type               Location

--------------------------  --------------------------------------------












--------------------------  --------------------------------------------
                                                       ---------------------------------
                                      Current
                                      Cumulative
                                                       ---------------------------------

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

           Specially Serviced (Part I) ~ Loan Detail (End of Period)

----------  ---------  --------  ------------------  -------------------------------  ------------------  ---------------
                         Loan          Balance                       Remaining Term
Disclosure  Servicing   Status   ------------------  Note  Maturity  ---------------  Property    Geo.               NOI
 Control #  Xfer Date  Code (1)  Scheduled   Actual  Rate    Date    Life               Type    Location  NOI  DSCR  Date
----------  ---------  --------  ---------   ------  ----  --------  ---------------  --------  --------  ---  ----  ----












-------------------------------  ------------------  -------------------------------  ------------------  ---------------

(1) Legend:       A. P&I Adv - in Grace Period
                  B. P&I Adv - < one month delinq
                  1. P&I Adv - delinquent 1 month
                  2. P&I Adv - delinquent 2 months
                  3. P&I Adv - delinquent 3+ months
                  4. Mat. Balloon/Assumed P&I
                  5. Non Performing Mat. Balloon
                  7. Foreclosure
                  9. REO

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

  Specially Serviced Loan Detail (Part II) ~ Servicer Comments (End of Period)

-----------------------   ------------------------------------------------------
Disclosure   Resolution
Control #     Strategy                           Comments
----------   ----------   ------------------------------------------------------














-----------------------   ------------------------------------------------------

                          Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                           Maturity Extension Summary

--------------------------------------------------------------------------------

Loans which have had their Maturity Dates extended
      Number of Loans:                                                     0
      Stated Principal Balance outstanding:                             0.00
      Weighted Average Extension Period:                                   0

Loans in the process of having their Maturity Dates extended
      Number of Loans:                                                     0
      Stated Principal Balance outstanding:                             0.00
      Weighted Average Extension Period:                                   0

Loans in the process of having their Maturity Dates further extended
      Number of Loans:                                                     0
      Cutoff Principal Balance:                                         0.00
      Weighted Average Extension Period:                                   0

Loans paid-off that did experience Maturity Date extensions
      Number of Loans:                                                     0
      Cutoff Principal Balance:                                         0.00
      Weighted Average Extension Period:                                   0

Loans paid-off that did not experience Maturity Date extensions
      Number of Loans:                                                     0
      Cutoff Principal Balance:                                         0.00

--------------------------------------------------------------------------------

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                               Rating Information

------------------  -------------------------------------  -------------------------------------
                             Original Ratings                    Rating Change/Change Date(1)

Class       CUSIP      Fitch        Moody's       S&P         Fitch        Moody's       S&P
--------  --------  -----------  ------------  ----------  -----------  ------------  ----------











------------------  -------------------------------------  -------------------------------------


NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                         Morgan Stanley Capital I. Inc.
                  Commercial Mortgage Pass Through Certificates
                                Series 2006-IQ12
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 16-Jan-07
                                                      Payment Date:   16-Jan-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   15-Feb-07
                                                      Record Date:    29-Dec-06

                                 ABN AMRO Acct:

                                     Legend

--------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.






--------------------------------------------------------------------------------

                                    EXHIBIT N

                                   [Reserved]

                                    EXHIBIT O

                                   [Reserved]

                                    EXHIBIT P

                                   [Reserved]

                                    EXHIBIT Q

                                   [Reserved]

                                    EXHIBIT R

                                   [Reserved]

                                  EXHIBIT S-1A

              FORM OF POWER OF ATTORNEY TO GENERAL MASTER SERVICER

RECORDING REQUESTED BY:
Capmark Finance, Inc.

AND WHEN RECORDED MAIL TO:
Capmark Finance Inc.
200 Witmer Road
Horsham, Pennsylvania 19044

Attention: Commercial Mortgage Servicing - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that WELLS FARGO BANK, N.A., as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint, CAPMARK FINANCE, INC., as general master servicer under the Pooling and Servicing Agreement (the "General Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Capmark Finance, Inc. to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Capmark Finance, Inc. of its duties as General Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Capmark Finance, Inc. full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Capmark Finance, Inc. shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the General Master Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the General Master Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this 21st day of December, 2006.

                                       WELLS FARGO BANK, N.A., as
                                          trustee for Morgan Stanley
                                          Capital I Inc., Commercial
                                          Mortgage Pass-Through
                                          Certificates, Series 2006-IQ12

                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT

                        )
                        )
                        )

      On _______________ before me,  __________________________________________
            Date                     Name and Title of Officer (i.e., Your Name,
                                     Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


      ___________________________________
      Signature of Notary

                                           (Affix seal in the above blank space)

                                  EXHIBIT S-1B

             FORM OF POWER OF ATTORNEY TO PRUDENTIAL MASTER SERVICER

RECORDING REQUESTED BY:
Prudential Asset Resources, Inc.

AND WHEN RECORDED MAIL TO:
Prudential Asset Resources, Inc.
2200 Ross Avenue, Suite 4900E
Dallas, Texas 75201
Attention: [_____]

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that WELLS FARGO BANK, N.A., as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint Prudential Asset Resources, Inc., as Prudential master servicer under the Pooling and Servicing Agreement (the "Prudential Master Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable Prudential Asset Resources, Inc. to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Prudential Asset Resources, Inc. of its duties as Prudential Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Prudential Asset Resources, Inc. full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Prudential Asset Resources, Inc. shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Prudential Master Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Prudential Master Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name, (iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this 21st day of December, 2006.

                                       WELLS FARGO BANK, N.A., as
                                          trustee for Morgan Stanley
                                          Capital I Inc., Commercial
                                          Mortgage Pass-Through
                                          Certificates, Series 2006-IQ12

                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT

                        )
                        )
                        )

      On _______________ before me,  __________________________________________
            Date                     Name and Title of Officer (i.e., Your Name,
                                     Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


      ___________________________________
      Signature of Notary

                                           (Affix seal in the above blank space)

                                  EXHIBIT S-2A

                  FORM OF POWER OF ATTORNEY TO SPECIAL SERVICER

RECORDING REQUESTED BY:
ARCap Servicing, Inc.

AND WHEN RECORDED MAIL TO:
ARCap Servicing, Inc.
5221 N. O'Connor Blvd, Suite 600
Irving, Texas 75039

Attention: Morgan Stanley Capital I Inc., Commercial Mortgage
Pass-Through Certificates, Series 2006-IQ12

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

            KNOW ALL MEN BY THESE PRESENTS, that WELLS FARGO BANK, N.A., as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 (the "Trustee"), under that certain Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint ARCAP SERVICING, INC., as special servicer under the Pooling and Servicing Agreement (the "Special Servicer"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

            To perform any and all acts which may be necessary or appropriate to enable ARCap Servicing, Inc. to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by ARCap Servicing, Inc. of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting unto ARCap Servicing, Inc. full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that ARCap Servicing, Inc. shall lawfully do or cause to be done by virtue hereof.

            Notwithstanding anything contained herein to the contrary, the Special Servicer shall not, without the Trustee's written consent: (i) initiate any action, suit or proceeding directly relating to the servicing of a Mortgage Loan solely under the Trustee's name without indicating the Special Servicer's representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller (each as defined in the Pooling and Servicing Agreement) for breaches of representations and warranties) solely under the Trustee's name,
(iii) engage counsel to represent the Trustee in any action, suit or proceeding not directly relating to the servicing of a Mortgage Loan (including but not limited to actions, suits or proceedings against Certificateholders, or against the Depositor or a Seller for breaches of representations and warranties), or
(iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this 21st day of December, 2006.

                                       WELLS FARGO BANK, N.A., as
                                          trustee for Morgan Stanley
                                          Capital I Inc., Commercial
                                          Mortgage Pass-Through
                                          Certificates, Series 2006-IQ12

                                       By:____________________________________
                                          Name:
                                          Title:

                           ALL-PURPOSE ACKNOWLEDGEMENT

                        )
                        )
                        )

      On _______________ before me,  __________________________________________
            Date                     Name and Title of Officer (i.e., Your Name,
                                     Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)


________________________________________________________________________________

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.


      ___________________________________
      Signature of Notary

                                           (Affix seal in the above blank space)

                                    EXHIBIT T

                                   [Reserved]

                                    EXHIBIT U

                                   [Reserved]

                                    EXHIBIT V

                                   [Reserved]

                                    EXHIBIT W

                                   [Reserved]

                                    EXHIBIT X

                                   [Reserved]

                                    EXHIBIT Y

                             INVESTOR CERTIFICATION

                                                Date:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services--Morgan Stanley Capital I Inc.,
            Series 2006-IQ12

      In accordance with the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Agreement"), by and among Morgan Stanley Capital I Inc., as Depositor, Capmark Finance, Inc., as General Master Servicer, Prudential Asset Resources, Inc., as Prudential Master Servicer, ARCap Servicing, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee, and LaSalle Bank National Association, as Paying Agent and Certificate Registrar (the "Paying Agent"), with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class ___ Certificates.

2. The undersigned is requesting access to the Paying Agent's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "information") pursuant to the provisions of the Agreement.

3. In consideration of the Paying Agent's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information, will not, without the prior written consent of the Paying Agent, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representative") in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Paying Agent and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any its Representative.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                    _________________________________________
                                    Beneficial Owner or Prospective Purchaser


                                    By:______________________________________


                                    Title:___________________________________


                                    Company:_________________________________


                                    Phone:___________________________________

                                    EXHIBIT Z

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

 For loans having balance of (a) $20,000,000 or less, and (b) less than or equal to 5% of Aggregate Certificate Balance, whichever is less

To:   [Address]
      Attn:

From: _____________________________________, in its capacity as Master Servicer
      (the "Servicer") under the Pooling and Servicing Agreement dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among the Servicer, Wells Fargo Bank, N.A., as Trustee, and others.

Date: _________, 20___

      Re:   Morgan Stanley Capital I Inc., Commercial Mortgage
            Pass-Through Certificates, Series 2006-IQ12
            --------------------------------------------------

            Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement

            As Servicer under the Pooling and Servicing Agreement, we hereby:

            1. NOTIFY YOU THAT THE MORTGAGOR HAS CONSUMMATED A DEFEASANCE OF THE MORTGAGE LOAN PURSUANT TO THE TERMS OF THE MORTGAGE LOAN, OF THE TYPE CHECKED BELOW:

                  ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

                  ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

            2. CERTIFY THAT EACH OF THE FOLLOWING IS TRUE, SUBJECT TO THOSE EXCEPTIONS SET FORTH WITH EXPLANATORY NOTES ON EXHIBIT A HERETO, WHICH EXCEPTIONS THE SERVICER HAS DETERMINED, CONSISTENT WITH THE SERVICING STANDARD, WILL HAVE NO MATERIAL ADVERSE EFFECT ON THE MORTGAGE LOAN OR THE DEFEASANCE
                  TRANSACTION:

                  A. THE MORTGAGE LOAN DOCUMENTS PERMIT THE DEFEASANCE, AND THE TERMS AND CONDITIONS FOR DEFEASANCE SPECIFIED THEREIN WERE SATISFIED IN ALL MATERIAL RESPECTS IN COMPLETING THE DEFEASANCE.

                  B.    THE DEFEASANCE WAS CONSUMMATED ON __________, 20__.

                  C.    THE DEFEASANCE COLLATERAL CONSISTS OF
                        SECURITIES THAT (I) CONSTITUTE "GOVERNMENT
                        SECURITIES" AS DEFINED IN SECTION 2(A)(16) OF THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED (15 U.S.C. 80A-1), (II) ARE LISTED AS "QUALIFIED INVESTMENTS FOR `AAA' FINANCINGS" UNDER PARAGRAPHS 1, 2 OR 3 OF "CASH FLOW APPROACH" IN STANDARD & POOR'S PUBLIC FINANCE CRITERIA 2000, AS AMENDED TO THE DATE OF THE DEFEASANCE, (III) ARE RATED `AAA' BY STANDARD & POOR'S, (IV) IF THEY INCLUDE A PRINCIPAL OBLIGATION, THE PRINCIPAL DUE AT MATURITY CANNOT VARY OR CHANGE, AND (V) ARE NOT SUBJECT TO PREPAYMENT, CALL OR EARLY REDEMPTION. SUCH SECURITIES HAVE THE CHARACTERISTICS SET FORTH
                        BELOW:

                         CUSIP RATE MAT PAY DATES ISSUED

                  D. THE SERVICER RECEIVED AN OPINION OF COUNSEL (FROM COUNSEL APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD) THAT THE DEFEASANCE WILL NOT RESULT IN AN ADVERSE REMIC EVENT.

                  E. THE SERVICER DETERMINED THAT THE DEFEASANCE COLLATERAL WILL BE OWNED BY AN ENTITY (THE "DEFEASANCE OBLIGOR") AS TO WHICH ONE OF THE STATEMENTS CHECKED BELOW IS TRUE:

                  ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                  ____ the Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  F. THE SERVICER RECEIVED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OR THE ACCOUNTANT'S LETTER DESCRIBED BELOW CONTAINED STATEMENTS THAT IT REVIEWED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OF THE DEFEASANCE COLLATERAL TO AN ELIGIBLE ACCOUNT (AS DEFINED IN THE S&P CRITERIA) IN THE NAME OF THE DEFEASANCE OBLIGOR, WHICH ACCOUNT IS MAINTAINED AS A SECURITIES ACCOUNT BY THE TRUSTEE ACTING AS A SECURITIES INTERMEDIARY.

                  G.    AS SECURITIES INTERMEDIARY, TRUSTEE IS
                        OBLIGATED TO MAKE THE SCHEDULED PAYMENTS ON THE MORTGAGE LOAN FROM THE PROCEEDS OF THE DEFEASANCE COLLATERAL DIRECTLY TO THE SERVICER'S CERTIFICATE ACCOUNT IN THE AMOUNTS AND ON THE DATES SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS OR, IN A PARTIAL DEFEASANCE, THE PORTION OF SUCH SCHEDULED PAYMENTS ATTRIBUTED TO THE ALLOCATED LOAN AMOUNT FOR THE REAL PROPERTY DEFEASED, INCREASED BY ANY DEFEASANCE PREMIUM SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS (THE "SCHEDULED PAYMENTS").

                  H. THE SERVICER RECEIVED FROM THE MORTGAGOR WRITTEN CONFIRMATION FROM A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, STATING THAT (I) REVENUES FROM PRINCIPAL AND INTEREST PAYMENTS MADE ON THE DEFEASANCE COLLATERAL (WITHOUT TAKING INTO ACCOUNT ANY EARNINGS ON REINVESTMENT OF SUCH REVENUES) WILL BE SUFFICIENT TO TIMELY PAY EACH OF THE SCHEDULED PAYMENTS AFTER THE DEFEASANCE INCLUDING THE PAYMENT IN FULL OF THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN CONNECTION WITH A PARTIAL DEFEASANCE) ON ITS MATURITY DATE (OR, IN THE CASE OF AN ARD LOAN, ON ITS ANTICIPATED REPAYMENT DATE), (II) THE REVENUES RECEIVED IN ANY MONTH FROM THE DEFEASANCE COLLATERAL WILL BE APPLIED TO MAKE SCHEDULED PAYMENTS WITHIN FOUR (4) MONTHS AFTER THE DATE OF RECEIPT, AND (III) INTEREST INCOME FROM THE DEFEASANCE COLLATERAL TO THE DEFEASANCE OBLIGOR IN ANY CALENDAR OR FISCAL YEAR WILL NOT EXCEED SUCH DEFEASANCE OBLIGOR'S INTEREST EXPENSE FOR THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN A PARTIAL DEFEASANCE) FOR SUCH YEAR.

                  I. THE SERVICER RECEIVED OPINIONS FROM COUNSEL, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, THAT (I) THE AGREEMENTS EXECUTED BY THE MORTGAGOR AND/OR THE DEFEASANCE OBLIGOR IN CONNECTION WITH THE DEFEASANCE ARE ENFORCEABLE AGAINST THEM IN ACCORDANCE WITH THEIR TERMS, AND (II) THE TRUSTEE WILL HAVE A PERFECTED, FIRST PRIORITY SECURITY INTEREST IN THE DEFEASANCE COLLATERAL DESCRIBED ABOVE.

                  J. THE AGREEMENTS EXECUTED IN CONNECTION WITH THE DEFEASANCE (I) PERMIT REINVESTMENT OF PROCEEDS OF THE DEFEASANCE COLLATERAL ONLY IN PERMITTED INVESTMENTS (AS DEFINED IN THE S&P CRITERIA),
                        (II) PERMIT RELEASE OF SURPLUS DEFEASANCE
                        COLLATERAL AND EARNINGS ON REINVESTMENT TO THE DEFEASANCE OBLIGOR OR THE MORTGAGOR ONLY AFTER THE MORTGAGE LOAN HAS BEEN PAID IN FULL, IF ANY SUCH RELEASE IS PERMITTED, (III) PROHIBIT ANY SUBORDINATE LIENS AGAINST THE DEFEASANCE COLLATERAL, AND (IV) PROVIDE FOR PAYMENT FROM SOURCES OTHER THAN THE DEFEASANCE COLLATERAL OR OTHER ASSETS OF THE DEFEASANCE OBLIGOR OF ALL FEES AND EXPENSES OF THE SECURITIES INTERMEDIARY FOR ADMINISTERING THE DEFEASANCE AND THE SECURITIES ACCOUNT AND ALL FEES AND EXPENSES OF MAINTAINING THE EXISTENCE OF THE DEFEASANCE OBLIGOR.

                  K. THE ENTIRE PRINCIPAL BALANCE OF THE MORTGAGE LOAN AS OF THE DATE OF DEFEASANCE WAS $___________ [$20,000,000 OR LESS OR LESS THAN
                        FIVE PERCENT OF POOL BALANCE, WHICHEVER IS
                        LESS] WHICH IS LESS THAN 5% OF THE AGGREGATE
                        CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE MOST RECENT PAYING AGENT'S MONTHLY CERTIFICATEHOLDER REPORT RECEIVED BY US (THE "CURRENT REPORT").

                  L. THE DEFEASANCE DESCRIBED HEREIN, TOGETHER WITH ALL PRIOR AND SIMULTANEOUS DEFEASANCES OF MORTGAGE LOANS, BRINGS THE TOTAL OF ALL FULLY AND PARTIALLY DEFEASED MORTGAGE LOANS TO $__________________, WHICH IS _____% OF THE
                        AGGREGATE CERTIFICATE BALANCE OF THE
                        CERTIFICATES AS OF THE DATE OF THE CURRENT
                        REPORT.

            3. CERTIFY THAT, IN ADDITION TO THE FOREGOING, SERVICER HAS IMPOSED SUCH ADDITIONAL CONDITIONS TO THE DEFEASANCE, SUBJECT TO THE LIMITATIONS IMPOSED BY THE MORTGAGE LOAN DOCUMENTS, AS ARE CONSISTENT WITH THE SERVICING STANDARD.

            4. CERTIFY THAT EXHIBIT B HERETO IS A LIST OF THE MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS FOR THE DEFEASANCE OBLIGOR, AND OPINIONS OF COUNSEL AND INDEPENDENT ACCOUNTANTS EXECUTED AND DELIVERED IN CONNECTION WITH THE DEFEASANCE DESCRIBED ABOVE AND THAT ORIGINALS OR COPIES OF SUCH AGREEMENTS, INSTRUMENTS AND OPINIONS HAVE BEEN TRANSMITTED TO THE TRUSTEE FOR PLACEMENT IN THE RELATED MORTGAGE FILE OR, TO THE EXTENT NOT REQUIRED TO BE PART OF THE RELATED MORTGAGE FILE, ARE IN THE POSSESSION OF THE SERVICER AS PART OF THE SERVICER'S MORTGAGE FILE.

            5. CERTIFY AND CONFIRM THAT THE DETERMINATIONS AND CERTIFICATIONS DESCRIBED ABOVE WERE RENDERED IN ACCORDANCE WITH THE SERVICING STANDARD SET FORTH IN, AND THE OTHER APPLICABLE TERMS AND CONDITIONS OF, THE POOLING AND SERVICING AGREEMENT.

            6. CERTIFY THAT THE INDIVIDUAL UNDER WHOSE HAND THE SERVICER HAS CAUSED THIS NOTICE AND CERTIFICATION TO BE EXECUTED DID CONSTITUTE A SERVICING OFFICER AS OF THE DATE OF THE DEFEASANCE DESCRIBED ABOVE.

            7. AGREE TO PROVIDE COPIES OF ALL ITEMS LISTED IN EXHIBIT B TO YOU UPON REQUEST.

            IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       SERVICER:______________________________

                                       By:____________________________________
                                          Name:
                                          Title:

                                   EXHIBIT AA

                       Additional Disclosure Notification

**SEND VIA FAX TO [XXX-XXX-XXXX] AND VIA EMAIL TO [               ] AND
VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

LaSalle Bank National Association, as Paying Agent
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603Attn: Global Securities and Trust Services-Morgan Stanley Capital I Inc., Series 2006-IQ12--SEC REPORT PROCESSING

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

            In accordance with Section [_] of the Pooling and Servicing Agreement, dated as of December 1, 2006, among among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as general master servicer, ARCap Servicing, Inc., as special servicer, Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Mortgage Capital Funding, LLC Loans only, Wells Fargo Bank, N.A., as trustee, and LaSalle Bank National Association, as paying agent and certificate registrar, the undersigned, as [__________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:




            Any inquiries related to this notification should be directed to [_______________________], phone number: [_________]; email address: [___________________].

                                                [NAME OF PARTY],
                                                as [role]

                                                By:____________________________

                                                   Name:

                                                   Title:

                                  EXHIBIT BB-1

                      FORM OF SARBANES-OXLEY CERTIFICATION

      Re:   Morgan Stanley Capital I Trust 2006-IQ12 (the
            "Trust"), Commercial Mortgage Pass-Through
            Certificates, Series 2006-IQ12, issued pursuant to
            the Pooling and Servicing Agreement, dated as of
            December 1, 2006 (the "Pooling and Servicing
            Agreement"), among Morgan Stanley Capital I Inc., as
            depositor (the "Depositor"), Capmark Finance, Inc.,
            as general master servicer (the "General Master
            Servicer"), ARCap Servicing, Inc., as special
            servicer (the "Special Servicer"), Prudential Asset
            Resources, Inc., as master servicer with respect to
            the Prudential Mortgage Capital Funding, LLC only
            (the "Prudential Master Servicer"), Wells Fargo Bank,
            N.A., as trustee (the "Trustee"), and LaSalle Bank
            National Association, as paying agent and certificate
            registrar. Capitalized terms used herein but not
            defined herein have the respective meanings given
            them in the Pooling and Servicing Agreement.
            ------------------------------------------------------------


I, [identify the certifying individual], the senior officer in charge of securitization of the Depositor, certify that:

      1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report") and all reports on Form 10-D required to be filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

      2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

      3. Based on my knowledge, all distribution, servicing and other information required to be provided under Form 10-D for the period covered by the Annual Report is included in the Reports;

      4. Based on my knowledge and the servicer compliance statement(s) required in the Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Master Servicers, the Special Servicer, the Primary Servicers and the Reporting Sub-Servicers have fulfilled their obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement or primary servicing agreement; and

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessments of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
            Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report, except as otherwise disclosed in the Annual Report. Any material instances of noncompliance described in such reports have been disclosed in the Annual Report.

In giving the certifications above, I have reasonably relied information provided to me by the following unaffiliated parties:

         o  Capmark Finance, Inc., as General Master Servicer;
         o  ARCap Servicing, Inc., as Special Servicer;
         o  Prudential Asset Resources, Inc., as Prudential Master
            Servicer;
         o  Wells Fargo Bank, N.A., as Trustee;
         o  Babson Capital Management LLC, as Primary Servicer;
         o  SunTrust Bank, as Primary Servicer;
         o  [              ], as Sub-Servicer;
         o  [names of additional Sub-Servicers].

Date: _________________________

_______________________________________
[Signature]
[Title]

                                  EXHIBIT BB-2

                FORM OF MASTER SERVICER PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2006-IQ12 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer (the "General Master Servicer"), ARCap Servicing, Inc., as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Mortgage Capital Funding, LLC only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as paying agent and certificate registrar. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            ------------------------------------------------------

I, [identify the certifying individual], certify on behalf of the [General Master Servicer or the Prudential Master Servicer, as applicable] to the Depositor and its officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, that:

      1. I have reviewed the report of information provided by the [General Master Servicer/Prudential Master Servicer] for inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all reports of information by the [General Master Servicer/Prudential Master Servicer] for inclusion in the Asset-Backed Issuer Distribution Reports on Form 10-D ("Form 10-D") relating to the Trust (such reports by the [General Master Servicer/Prudential Master Servicer], collectively, the "Master Servicer Periodic Reports");

      2. Based on my knowledge, the Master Servicer Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

      3. Based on my knowledge, all distribution, servicing and other information required to be provided in the Master Servicer Periodic Reports under the provisions of the Pooling and Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Master Servicer Periodic Reports;

      4. I am responsible for reviewing the activities performed by the [General Master Servicer/Prudential Master Servicer] and based on my knowledge and the compliance review conducted in preparing the [General Master Servicer/Prudential Master Servicer]'s compliance statement under the Pooling and Servicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Master Servicer Periodic Reports, the [General Master Servicer/Prudential Master Servicer] has fulfilled its obligations under the Pooling and Servicing Agreement;

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the Pooling and Servicing] Agreement to be delivered by the [General Master Servicer/Prudential Master Servicer] included in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been provided thereby, and disclose any and all material instances of noncompliance described in such reports; and

      6. I have disclosed to the accountants that are to deliver the attestation report on assessment of compliance with servicing criteria for asset-backed securities in respect of the [General Master Servicer/Prudential Master Servicer] with respect to the Trust's fiscal year [_____] all information relating to the [General Master Servicer's/Prudential Master Servicer's] assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB.

            This Certification is being signed by me as an officer of the [General Master Servicer/Prudential Master Servicer] responsible for reviewing the activities performed by the [General Master Servicer/Prudential Master Servicer] under the Pooling and Servicing Agreement.

Date: _________________________

[ENTITY NAME]



_______________________________________
[Signature]
[Title]

                                  EXHIBIT BB-3

               FORM OF SPECIAL SERVICER PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2006-IQ12 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer (the "General Master Servicer"), ARCap Servicing, Inc., as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Mortgage Capital Funding, LLC only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as paying agent and certificate registrar. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            ------------------------------------------------------------

I, [identify the certifying individual], certify on behalf of the Special Servicer to the Depositor and its officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, that:

      1. I have reviewed the report of information provided by the Special Servicer for inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all reports of information by the Special Servicer for inclusion in the Asset-Backed Issuer Distribution Reports on Form 10-D ("Form 10-D") relating to the Trust (such reports by the Special Servicer, collectively, the "Special Servicer Periodic Reports");

      2. Based on my knowledge, the Special Servicer Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

      3. Based on my knowledge, all distribution, servicing and other information required to be provided in the Special Servicer Periodic Reports under the provisions of the Pooling and Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Special Servicer Periodic Reports;

      4. I am responsible for reviewing the activities performed by the Special Servicer, and based on my knowledge and the compliance review conducted in preparing the Special Servicer's compliance statement under the [Pooling and Servicing/Subservicing] Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Special Servicer Periodic Reports, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the Pooling and Servicing Agreement to be delivered by the Special Servicer included in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been provided thereby, and disclose any and all material instances of noncompliance described in such reports; and

      6. I have disclosed to the accountants that are to deliver the attestation report on assessment of compliance with servicing criteria for asset-backed securities in respect of the Special Servicer with respect to the Trust's fiscal year [_____] all information relating to the [Special Servicer's/Co-op Special Servicer's] assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name of trustee, name or paying agent, certificate administrator or other similar party; name of depositor; names of master servicers; names of sub-servicers].

            This Certification is being signed by me as an officer of the Special Servicer responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement.

Date: _________________________

[ENTITY NAME]


_______________________________________
[Signature]
[Title]

                                  EXHIBIT BB-4

                 FORM OF PAYING AGENT PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2006-IQ12 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer (the "General Master Servicer"), ARCap Servicing, Inc., as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Mortgage Capital Funding, LLC only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as paying agent and certificate registrar. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            ------------------------------------------------------------

I, [identify the certifying individual], certify on behalf of the [Paying Agent] to the Depositor and its officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, that:

      1. I have reviewed the information provided by the Paying Agent for inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all information provided by the Paying Agent for inclusion in Form 10-D ("Form 10-D") relating to the Trust (such information provided by the Paying Agent, collectively, the "Paying Agent Periodic Information");

      2. Based on my knowledge, the Paying Agent Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

      3. Based on my knowledge, all distribution and other information required to be included in the Paying Agent Periodic Information under the provisions of the Pooling and Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Paying Agent Periodic Information;

      4. I am responsible for reviewing the activities performed by the Paying Agent and based on my knowledge and the compliance reviews conducted in preparing the Paying Agent's compliance statement under the Pooling and Servicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Paying Agent Periodic Information, the Paying Agent has fulfilled its obligations under the Pooling and Servicing Agreement; and

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the Pooling and Servicing Agreement to be delivered by the Paying Agent for inclusion in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to Form 10-K, except as otherwise disclosed in Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in such reports on Form 10-K.

            This Certification is being signed by me as an officer of the Paying Agent responsible for reviewing the activities performed by the Paying Agent under the Pooling and Servicing Agreement.

Date: _________________________

[ENTITY NAME]


                                   [Signature]
                                     [Title]

                                  EXHIBIT BB-5

                    FORM OF TRUSTEE PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2006-IQ12 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer (the "General Master Servicer"), ARCap Servicing, Inc., as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Mortgage Capital Funding, LLC only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as paying agent and certificate registrar. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

            -----------------------------------------------------------

I, [identify the certifying individual], certify on behalf of the [Trustee] to the Depositor and its officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, that:

      1. I have reviewed the information provided by the Trustee for inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all information provided by the Trustee for inclusion in Form 10-D ("Form 10-D") relating to the Trust (such information provided by the Trustee, collectively, the "Trustee Periodic Information");

      2. Based on my knowledge, the Trustee Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

      3. Based on my knowledge, all distribution and other information required to be included in the Trustee Periodic Information under the provisions of the Pooling and Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Trustee Periodic Information;

      4. I am responsible for reviewing the activities performed by the Trustee and based on my knowledge and the compliance reviews conducted in preparing the Trustee's compliance statement under the Pooling and Servicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Trustee Periodic Information, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement; and

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the Pooling and Servicing Agreement to be delivered by the Trustee for inclusion in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to Form 10-K, except as otherwise disclosed in Form 10-K. Any material instances of noncompliance described in such reports have been disclosed in such reports on Form 10-K.

            This Certification is being signed by me as an officer of the Trustee responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement.

Date: _________________________

[ENTITY NAME]


_______________________________________
[Signature]
[Title]

                                  EXHIBIT BB-6

            FORM OF REPORTING SUB-SERVICER PERFORMANCE CERTIFICATION

      Re: Morgan Stanley Capital I Trust 2006-IQ12 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Capmark Finance, Inc., as general master servicer (the "General Master Servicer"), ARCap Servicing, Inc., as special servicer (the "Special Servicer"), Prudential Asset Resources, Inc., as master servicer with respect to the Prudential Mortgage Capital Funding, LLC only (the "Prudential Master Servicer"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as paying agent and certificate registrar; and the Sub-Servicing Agreement, dated as of [_____][__], [___] (the "Sub-Servicing Agreement") between [identify parties]. Capitalized terms used herein but not defined herein have the respective meanings given them in the Sub-Servicing Agreement or, if not defined in the Sub-Servicing Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

            ---------------------------------------------------------

I, [identify the certifying individual], certify on behalf of the [SUB-SERVICER] to the Depositor and its officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, that:

      1. I have reviewed the report of information provided by the Sub-Servicer for inclusion in the Annual Report on Form 10-K ("Form 10-K") relating to the Trust and all reports of information by the Sub-Servicer for inclusion in the Asset-Backed Issuer Distribution Reports on Form 10-D ("Form 10-D") relating to the Trust (such reports by the Sub-Servicer collectively, the "Sub-Servicer Periodic Reports");

      2. Based on my knowledge, the Sub-Servicer Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

      3. Based on my knowledge, all distribution, servicing and other information required to be provided in the Sub-Servicer Periodic Reports under the provisions of the Sub-Servicing Agreement for the calendar year preceding the date of the Form 10-K is included in the Sub-Servicer Periodic Reports;

      4. Based on my knowledge and the compliance review conducted in preparing the Sub-Servicer's compliance statement under the Sub-Servicing Agreement in connection with Item 1123 of Regulation AB, and except as disclosed in the Sub-Servicer Periodic Reports, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement;

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with the relevant Servicing Criteria for asset-backed securities required under the related Sub-Servicing Agreement to be delivered by the Sub-Servicer included in the 10-K filing to which this certification relates in connection with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been provided thereby, and disclose any and all material instances of noncompliance described in such reports; and

      6. I have disclosed to the accountants that are to deliver the attestation report on assessment of compliance with servicing criteria for asset-backed securities in respect of the Sub-Servicer with respect to the Trust's fiscal year [_____] all information relating to the Sub-Servicer's assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB. This Certification is being signed by me as an officer of the Trustee responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name of trustee, name or paying agent, certificate administrator or other similar party; name of depositor; names of master servicers; names of other sub-servicers].

            This Certification is being signed by me as an officer of the Sub-Servicer responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Agreement.

Date: _________________________

[ENTITY NAME]

_______________________________________
[Signature]
[Title]

                                   SCHEDULE I

                               MSMC LOAN SCHEDULE

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


Mortgage Loan No.   CMSA Loan No.   CMSA Property No.   Mortgage Loan Seller(1)
-----------------   -------------   -----------------   -----------------------
               25               2   2-001               MSMC
               26               3   3-001               MSMC
               27               4   4-001               MSMC
               28               5   5-001               MSMC
               31               8   8-001               MSMC

               33              10   10-001              MSMC
               34              11   11-001              MSMC
               39              16   16-001              MSMC
               48              21   21-001              MSMC
               50              23   23-001              MSMC
               59              27   27-001              MSMC

               70              38   38-001              MSMC
               71              39   39-001              MSMC
               72              40   40-001              MSMC
               73              41   41-001              MSMC
               75              43   43-001              MSMC
               80              48   48-001              MSMC
               82              50   50-001              MSMC
               92              58   58-001              MSMC
              103              63   63-001              MSMC
              112              71   71-001              MSMC
              115              74   74-001              MSMC
              119              78   78-001              MSMC
              122              81   81-001              MSMC
              128              87   87-001              MSMC
              138              97   97-001              MSMC
              142             101   101-001             MSMC

              157             116   116-001             MSMC
              159             118   118-001             MSMC
              163             122   122-001             MSMC
              169             128   128-001             MSMC
              170             129   129-001             MSMC
              175             134   134-001             MSMC
              177             136   136-001             MSMC
              178             137   137-001             MSMC
              187             145   145-001             MSMC
              189             147   147-001             MSMC
              193             151   151-001             MSMC
              197             155   155-001             MSMC
              198             156   156-001             MSMC
              214             169   169-001             MSMC
              220             175   175-001             MSMC
              221             176   176-001             MSMC
              228             181   181-001             MSMC
              259             212   212-001             MSMC
              291             243   243-001             MSMC
              295             247   247-001             MSMC
              307             259   259-001             MSMC


Mortgage Loan No.   Property Name(2)                             Loan Group   Cross-Collateralization(2)   Original Balance
-----------------   ------------------------------------------   ----------   --------------------------   ----------------
               25   Natick Mall                                           1   No                               $225,000,000
               26   Oxford Centre                                         1   No                               $118,000,000
               27   Westin O'Hare                                         1   No                               $101,000,000
               28   75 Park Place                                         1   No                                $85,000,000
               31   Gateway Office Building                               1   No                                $56,200,000

               33   65, 75, 77 Prospect Street                            2   No                                $49,000,000
               34   Marriott Courtyard-Capitol Hill/Navy Yard             1   No                                $42,500,000
               39   Regency Park North                                    1   No                                $29,000,000
               48   Garden Inn - Historic Savannah                        1   No                                $23,000,000
               50   Carwood Center                                        1   No                                $20,500,000
               59   Newhope Street                                        1   No                                $17,800,000

               70   The Crossings Center                                  1   No                                $12,750,000
               71   Longs Portfolio - San Gabriel Gateway (B)             1   Yes                                $6,305,844
               72   Longs Portfolio - Longs Drug Center(B)                1   Yes                                $6,144,156
               73   College Park Athens                                   2   No                                $12,000,000
               75   Consolidated Systems Inc. Facility                    1   No                                $12,000,000
               80   15300 Ventura Boulevard                               1   No                                $11,400,000
               82   Loker Business Center                                 1   No                                $11,000,000
               92   Fruitville Pike Office Building                       1   No                                 $9,600,000
              103   7540 Orangethorpe Avenue                              1   No                                 $9,000,000
              112   Fairfield Inn - Miami                                 1   No                                 $8,500,000
              115   North Oaks Apartments                                 2   No                                 $7,750,000
              119   Rush Creek Apartments                                 2   No                                 $7,625,000
              122   Comfort Inn Alamo Riverwalk                           1   No                                 $7,500,000
              128   College Point Business Center                         1   No                                 $7,000,000
              138   Mt. Vernon Retail Center                              1   No                                 $6,500,000
              142   Ruston Apartment Buildings                            2   No                                 $6,500,000

              157   5924 & 5930 Stockton Boulevard                        1   No                                 $5,600,000
              159   Comfort Inn - Southbay (San Diego)                    1   No                                 $5,600,000
              163   Comfort Inn - Medford                                 1   No                                 $5,500,000
              169   Palm Coast Office Building                            1   No                                 $5,100,000
              170   Liberty Square Shopping Center                        1   No                                 $5,080,000
              175   Treasure Coast Industrial                             1   No                                 $4,800,000
              177   Camillus Plaza                                        1   No                                 $4,800,000
              178   Best Western Courtyard Resort Jacksonville            1   No                                 $4,750,000
              187   Wingate Inn - Norcross                                1   No                                 $4,500,000
              189   Holiday Inn Express Springfield                       1   No                                 $4,350,000
              193   Comfort Suites - San Antonio                          1   No                                 $4,300,000
              197   Jones Road Shopping Center                            1   No                                 $4,175,000
              198   Galleria De Yorba                                     1   No                                 $4,125,000
              214   Hampton Inn - Monroe                                  1   No                                 $3,800,000
              220   NJ Office Portfolio - Delmar Building (E)             1   Yes                                $2,175,000
              221   NJ Office Portfolio - Four Winds Farm (E)             1   Yes                                $1,500,000
              228   Quality Inn & Suites - Danville                       1   No                                 $3,500,000
              259   Fletcher Heights Marketplace                          1   No                                 $2,530,000
              291   Camp Creek Shops                                      1   No                                 $1,850,000
              295   Shops at Hickory Flat                                 1   No                                 $1,700,000
              307   Karcher Crossing Shoppes                              1   No                                 $1,375,000


Mortgage Loan No.   Cut-Off Date Balance(3)   NOI DSCR(4)   NCF DSCR(4)   Post IO Period NCF DSCR(4)   Cut-Off Date LTV(4)
-----------------   -----------------------   -----------   -----------   --------------------------   -------------------
               25              $225,000,000          2.00          1.91                          NAP                  45.0%
               26              $118,000,000          1.67          1.49                          NAP                  79.7%
               27              $101,000,000          1.73          1.46                         1.22                  77.1%
               28               $85,000,000          2.40          2.20                          NAP                  40.5%
               31               $56,200,000          1.43          1.24                          NAP                  78.1%

               33               $49,000,000          1.24          1.22                          NAP                  73.4%
               34               $42,456,875          1.44          1.30                          NAP                  67.2%
               39               $29,000,000          1.47          1.45                          NAP                  73.8%
               48               $22,975,804          1.52          1.38                          NAP                  72.9%
               50               $20,500,000          1.61          1.54                          NAP                  67.2%
               59               $17,800,000          1.42          1.35                         1.15                  69.8%

               70               $12,750,000          1.46          1.35                          NAP                  69.3%
               71                $6,299,662          1.17          1.14                          NAP                  64.6%
               72                $6,138,132          1.17          1.14                          NAP                  64.6%
               73               $12,000,000          1.53          1.44                         1.21                  73.6%
               75               $11,987,754          1.67          1.52                          NAP                  65.2%
               80               $11,379,983          1.39          1.19                          NAP                  59.3%
               82               $11,000,000          1.41          1.38                         1.15                  65.5%
               92                $9,559,613          1.36          1.30                          NAP                  74.7%
              103                $9,000,000          1.37          1.30                         1.10                  73.5%
              112                $8,488,560          1.66          1.45                          NAP                  57.7%
              115                $7,750,000          1.74          1.51                         1.21                  79.9%
              119                $7,593,152          1.51          1.37                          NAP                  75.9%
              122                $7,489,906          1.65          1.50                          NAP                  70.0%
              128                $6,979,738          1.34          1.21                          NAP                  69.9%
              138                $6,500,000          1.82          1.52                         1.29                  66.3%
              142                $6,463,168          1.36          1.27                          NAP                  79.8%

              157                $5,600,000          1.44          1.34                         1.13                  70.0%
              159                $5,578,349          1.47          1.35                          NAP                  69.7%
              163                $5,492,493          1.58          1.38                          NAP                  68.7%
              169                $5,094,894          1.41          1.33                          NAP                  73.3%
              170                $5,080,000          1.50          1.45                         1.24                  79.4%
              175                $4,800,000          1.55          1.40                         1.19                  69.6%
              177                $4,791,282          1.33          1.20                          NAP                  68.4%
              178                $4,726,656          1.66          1.49                          NAP                  67.5%
              187                $4,471,120          1.61          1.43                          NAP                  69.9%
              189                $4,350,000          1.87          1.65                         1.43                  75.0%
              193                $4,259,102          1.70          1.52                          NAP                  69.4%
              197                $4,125,107          1.97          1.79                          NAP                  54.4%
              198                $4,125,000          1.51          1.43                         1.20                  64.5%
              214                $3,794,789          1.75          1.57                          NAP                  60.2%
              220                $2,163,489          1.38          1.26                          NAP                  74.6%
              221                $1,492,061          1.38          1.26                          NAP                  74.6%
              228                $3,470,296          1.73          1.54                          NAP                  69.4%
              259                $2,530,000          1.47          1.41                         1.21                  75.4%
              291                $1,850,000          1.57          1.49                          NAP                  67.9%
              295                $1,700,000          1.66          1.58                          NAP                  68.0%
              307                $1,375,000          1.45          1.37                         1.16                  67.1%


Mortgage Loan No.   Balloon LTV(4)    Cut-Off Date LTV Without Tax Credits(4)   Balloon LTV Without Tax Credits(4)
-----------------   --------------    ---------------------------------------   ----------------------------------
               25             45.0%   NAP                                       NAP
               26             79.7%   NAP                                       NAP
               27             72.1%   NAP                                       NAP
               28             40.5%   NAP                                       NAP
               31             78.1%   NAP                                       NAP

               33             73.4%   NAP                                       NAP
               34             57.0%   NAP                                       NAP
               39             73.8%   NAP                                       NAP
               48             61.5%   NAP                                       NAP
               50             67.2%   NAP                                       NAP
               59             62.0%   NAP                                       NAP

               70             53.3%   NAP                                       NAP
               71             55.1%   NAP                                       NAP
               72             55.1%   NAP                                       NAP
               73             69.0%   NAP                                       NAP
               75             55.2%   NAP                                       NAP
               80             50.7%   NAP                                       NAP
               82             61.1%   NAP                                       NAP
               92             62.6%   NAP                                       NAP
              103             68.8%   NAP                                       NAP
              112             45.6%   NAP                                       NAP
              115             69.8%   NAP                                       NAP
              119             65.5%   NAP                                       NAP
              122             55.3%   NAP                                       NAP
              128             59.4%   NAP                                       NAP
              138             58.9%   NAP                                       NAP
              142             68.0%   NAP                                       NAP

              157             63.3%   NAP                                       NAP
              159             55.2%   NAP                                       NAP
              163             62.6%   NAP                                       NAP
              169             62.3%   NAP                                       NAP
              170             72.1%   NAP                                       NAP
              175             63.1%   NAP                                       NAP
              177             58.3%   NAP                                       NAP
              178             53.8%   NAP                                       NAP
              187             55.2%   NAP                                       NAP
              189             67.2%   NAP                                       NAP
              193             54.5%   NAP                                       NAP
              197             46.5%   NAP                                       NAP
              198             60.3%   NAP                                       NAP
              214             47.4%   NAP                                       NAP
              220             58.7%   NAP                                       NAP
              221             58.7%   NAP                                       NAP
              228             55.6%   NAP                                       NAP
              259             67.4%   NAP                                       NAP
              291             67.9%   NAP                                       NAP
              295             68.0%   NAP                                       NAP
              307             63.0%   NAP                                       NAP


Mortgage Loan No.   Street Address                                                          City               State
-----------------   ---------------------------------------------------------------------   ----------------   -----
               25   1245 Worcester Street                                                   Natick             MA
               26   301 Grant Street                                                        Pittsburgh         PA
               27   6100 North River Road                                                   Rosemont           IL
               28   75 Park Place                                                           New York City      NY
               31   401 N. Washington Street                                                Rockville          MD

               33   65, 75, 77 Prospect Street                                              Stamford           CT
               34   140 L Street SE                                                         Washington         DC
               39   521, 599 & 605 Lake Kathy Drive                                         Brandon            FL
               48   321 West Bay Street                                                     Savannah           GA
               50   4126-4280 Woodruff Avenue                                               Lakewood           CA
               59   18011, 18010, 18030, 18095 and 18090 Newhope Street                     Fountain Valley    CA

               70   5210 Oaklawn Boulevard                                                  Hopewell           VA
               71   120 N. San Gabriel Boulevard                                            San Gabriel        CA
               72   102 N. San Gabriel Boulevard                                            San Gabriel        CA
               73   505 Riverbend Parkway                                                   Athens             GA
               75   650 Rosewood Drive                                                      Columbia           SC
               80   15300 Ventura Boulevard                                                 Los Angeles        CA
               82   2712 Loker Avenue West                                                  Carlsbad           CA
               92   1820 Fruitville Pike                                                    Manheim Township   PA
              103   7540 Orangethorpe Avenue                                                Buena Park         CA
              112   3959 NW 79th Avenue                                                     Miami              FL
              115   5018 LeMans Drive                                                       Indianapolis       IN
              119   2625 Community Drive                                                    Dallas             TX
              122   120 Camaron Street                                                      San Antonio        TX
              128   2600 East Bidwell Street                                                Folsom             CA
              138   2480 - 2526 Mount Vernon Road                                           Dunwoody           GA
              142   1706 Roosevelt Drive; 606-628 Minden Street; 301 East Reynolds Drive;   Ruston             LA
                    106 South Homer Street; 3000-3021 Minden Street
              157   5924 & 5930 Stockton Boulevard                                          Sacramento         CA
              159   1645 E. Plaza Boulevard                                                 National City      CA
              163   2695 Route 112                                                          Medford            NY
              169   1 Hammock Beach Parkway                                                 Palm Coast         FL
              170   4460 Washington Road                                                    Evans              GA
              175   701 South Kings Highway                                                 Fort Pierce        FL
              177   4107-4131 Genesee Street                                                Camillus           NY
              178   603 North Marine Boulevard                                              Jacksonville       NC
              187   5800 Peachtree Industrial Boulevard                                     Norcross           GA
              189   3480 Hutton Street                                                      Springfield        OR
              193   1002 South Laredo Street                                                San Antonio        TX
              197   10535 Jones Road                                                        Houston            TX
              198   18432-18452 Yorba Linda Boulevard                                       Yorba Linda        CA
              214   1565 North Dixie Highway                                                Monroe             MI
              220   200 Woodport Road                                                       Sparta             NJ
              221   88 Orchard Road                                                         Skillman           NJ
              228   15 Valley West Road                                                     Danville           PA
              259   8278 West Lake Pleasant Parkway                                         Peoria             AZ
              291   6035 Bakers Ferry Road                                                  Atlanta            GA
              295   6124 Hickory Flat Highway                                               Canton             GA
              307   1320 Caldwell Boulevard                                                 Nampa              ID


Mortgage Loan No.   Zip Code   Property Type   Property Sub-Type           Units/SF(5)
-----------------   --------   -------------   -------------------------   -----------
               25      01760   Retail          Anchored                        613,603
               26      15219   Office          Urban                         1,010,905
               27      60018   Hospitality     Full Service                        525
               28      10007   Office          Urban                           573,735
               31      20850   Office          Urban                           238,437

               33      06091   Multifamily     Mid-Rise                            270
               34      20003   Hospitality     Limited Service                     204
               39      33510   Office          Suburban                        202,076
               48      31401   Hospitality     Limited Service                     133
               50      90713   Retail          Anchored                        106,721
               59      92708   Retail          Unanchored                       74,916

               70      23860   Retail          Anchored                        233,702
               71      91775   Retail          Anchored                         14,666
               72      91775   Retail          Free Standing                    15,740
               73      30605   Multifamily     Student Housing                     154
               75      29201   Industrial      Light Industrial                590,000
               80      91403   Office          Suburban                         80,362
               82      92008   Retail          Anchored                         34,327
               92      17601   Office          Suburban                         45,702
              103      90621   Retail          Shadow Anchored                  26,198
              112      33166   Hospitality     Limited Service                     129
              115      46205   Multifamily     Garden                              398
              119      75220   Multifamily     Garden                              310
              122      78205   Hospitality     Limited Service                      82
              128      95630   Office          Suburban                         38,273
              138      30338   Retail          Anchored                         83,747
              142      71270   Multifamily     Student Housing                     138

              157      95824   Retail          Unanchored                       49,690
              159      91950   Hospitality     Limited Service                      91
              163      11763   Hospitality     Limited Service                      75
              169      32137   Office          Suburban                         26,076
              170      30809   Retail          Unanchored                       28,600
              175      34945   Industrial      Warehouse                       141,850
              177      18519   Retail          Unanchored                       95,060
              178      28540   Hospitality     Limited Service                     121
              187      30071   Hospitality     Limited Service                     118
              189      97477   Hospitality     Limited Service                      58
              193      78204   Hospitality     Limited Service                      72
              197      77065   Retail          Unanchored                       54,400
              198      92886   Retail          Unanchored                       11,791
              214      48162   Hospitality     Limited Service                      74
              220      07871   Mixed Use       Retail/Office/Multifamily        16,784
              221      08558   Office          Suburban                         13,078
              228      17821   Hospitality     Limited Service                      77
              259      85382   Retail          Shadow Anchored                   9,082
              291      30336   Retail          Unanchored                       10,707
              295      30115   Retail          Unanchored                       10,360
              307      83651   Retail          Shadow Anchored                   5,485


Mortgage Loan No.   Year Built                                          Year Renovated        Percent Leased(6)
-----------------   -------------------------------------------------   -------------------   -----------------
               25                                                1966                  1994                93.9%
               26                                                1982                   NAP                83.1%
               27                                                1984             2002-2005                73.4%
               28                                                1987                   NAP               100.0%
               31                                                1972                  2001                91.9%

               33                                           1956/1963                  1999                98.1%
               34                                                2006                   NAP                72.6%
               39                                      2000/2001/2006                   NAP               100.0%
               48                                                2005                   NAP                82.6%
               50                                           1954/2000             1970/1984                95.3%
               59                                                2006                   NAP                92.0%

               70                                                1972             1995-1999                95.7%
               71                                                2006                   NAP                92.8%
               72                                                2006                   NAP               100.0%
               73                                                1988                   NAP               100.0%
               75   1962/1974/1975/1985/1990/1991/1994/1997/1999/2000   1968/1998/1999/2000               100.0%
               80                                                1964                   NAP                98.6%
               82                                                2006                   NAP                97.1%
               92                                                2006                   NAP               100.0%
              103                                                2005                   NAP               100.0%
              112                                                1996             2004-2005                83.0%
              115                                           1965-1972             1999-2003                77.4%
              119                                                1966                  1996                96.5%
              122                                                1878                  2004                72.2%
              128                                                2004                   NAP                94.6%
              138                                           1973/1990        1994/2000/2002               100.0%
              142                                           1978-1989                   NAP                96.4%

              157                                                1974             2005-2006               100.0%
              159                                                1986                  1997                62.1%
              163                                                1976                  2005                81.1%
              169                                                2003                   NAP               100.0%
              170                                                2006                   NAP                93.7%
              175                                                2006                   NAP               100.0%
              177                                                1958                  1970               100.0%
              178                                                1962                  2003                60.9%
              187                                                1996                   NAP                53.4%
              189                                                1993             2005-2006                84.2%
              193                                                1996                   NAP                69.4%
              197                                                1995                  2004                96.3%
              198                                                1990                   NAP               100.0%
              214                                                2000                   NAP                61.3%
              220                                           1910/1940                  2006                87.8%
              221                                           1880/1900        1980/1987/2003               100.0%
              228                                                1965                  2001                60.8%
              259                                                2006                   NAP               100.0%
              291                                                2005                   NAP                87.6%
              295                                                2006                   NAP               100.0%
              307                                                2004                   NAP               100.0%


Mortgage Loan No.   Percent Leased as of Date(6)   Security Type(7)   Lien Position   Related Borrower List
-----------------   ----------------------------   ----------------   -------------   ---------------------
               25   08/07/2006                     Fee                First
               26   10/01/2006                     Fee                First
               27   09/30/2006                     Fee                First
               28   08/28/2006                     Fee                First
               31   11/01/2006                     Fee                First

               33   08/28/2006                     Fee                First
               34   06/22/2006                     Fee                First
               39   08/01/2006                     Fee                First
               48   08/31/2006                     Fee                First
               50   09/05/2006                     Fee                First
               59   09/15/2006                     Fee                First

               70   10/30/2006                     Fee                First
               71   10/10/2006                     Fee                First           71, 72
               72   07/24/2006                     Fee                First           71, 72
               73   09/13/2006                     Fee                First
               75   12/01/2006                     Fee                First
               80   08/01/2006                     Fee                First
               82   09/30/2006                     Fee                First
               92   06/30/2006                     Fee                First
              103   08/20/2006                     Fee                First           103, 157
              112   06/30/2006                     Fee                First           112, 122, 193
              115   08/25/2006                     Fee                First
              119   08/31/2006                     Fee                First
              122   06/30/2006                     Fee                First           112, 122, 193
              128   06/30/2006                     Fee                First
              138   08/07/2006                     Fee                First
              142   08/31/2006                     Fee                First

              157   08/20/2006                     Fee                First           103, 157
              159   06/30/2006                     Fee                First
              163   05/31/2006                     Fee                First
              169   10/01/2006                     Fee                First
              170   09/27/2006                     Fee                First
              175   10/10/2006                     Fee                First
              177   05/31/2006                     Fee                First
              178   03/01/2006                     Fee                First
              187   05/30/2006                     Fee                First
              189   06/30/2006                     Fee                First
              193   12/31/2005                     Fee                First           112, 122, 193
              197   06/30/2006                     Fee                First
              198   08/25/2006                     Fee                First
              214   06/30/2006                     Fee                First
              220   08/17/2006                     Fee                First           220, 221
              221   08/01/2006                     Fee                First           220, 221
              228   02/28/2006                     Fee                First
              259   11/10/2006                     Fee                First
              291   09/07/2006                     Fee                First           291, 295
              295   09/07/2006                     Fee                First           291, 295
              307   09/11/2006                     Fee                First


Mortgage Loan No.   Cut-Off Date Balance per Unit or SF   Note Date(8)   First Payment Date (P&I)(9)
-----------------   -----------------------------------   ------------   ---------------------------
               25                                  $367   09/12/2006     NAP
               26                                  $117   11/29/2006     NAP
               27                              $192,381   11/16/2006     01/08/2012
               28                                  $148   10/03/2006     NAP
               31                                  $236   10/26/2006     NAP

               33                              $181,481   09/19/2006     NAP
               34                              $208,122   10/31/2006     12/01/2006
               39                                  $144   09/19/2006     NAP
               48                              $172,750   10/10/2006     12/01/2006
               50                                  $192   10/24/2006     NAP
               59                                  $238   10/16/2006     12/01/2007

               70                                   $55   12/15/2006     01/01/2007
               71                                  $409   10/17/2006     12/01/2006
               72                                  $409   10/17/2006     12/01/2006
               73                               $77,922   09/29/2006     11/01/2011
               75                                   $20   10/05/2006     12/01/2006
               80                                  $142   09/12/2006     11/01/2006
               82                                  $320   10/06/2006     12/01/2011
               92                                  $209   07/27/2006     09/01/2006
              103                                  $344   10/06/2006     12/01/2011
              112                               $65,803   10/26/2006     12/01/2006
              115                               $19,472   11/09/2005     01/01/2008
              119                               $24,494   06/21/2006     08/01/2006
              122                               $91,340   10/12/2006     12/01/2006
              128                                  $182   08/30/2006     10/01/2006
              138                                   $78   09/27/2006     11/01/2008
              142                               $46,835   05/05/2006     07/01/2006

              157                                  $113   10/11/2006     12/01/2009
              159                               $61,301   08/24/2006     10/01/2006
              163                               $73,233   10/23/2006     12/01/2006
              169                                  $195   10/17/2006     12/01/2006
              170                                  $178   10/27/2006     12/01/2009
              175                                   $34   11/21/2006     01/01/2010
              177                                   $50   09/08/2006     11/01/2006
              178                               $39,063   07/19/2006     09/01/2006
              187                               $37,891   06/29/2006     08/01/2006
              189                               $75,000   10/04/2006     12/01/2008
              193                               $59,154   04/04/2006     06/01/2006
              197                                   $76   12/07/2006     01/01/2006
              198                                  $350   10/17/2006     12/01/2011
              214                               $51,281   10/19/2006     12/01/2006
              220                                  $122   07/25/2006     09/01/2006
              221                                  $122   07/25/2006     09/01/2006
              228                               $45,069   04/28/2006     06/01/2006
              259                                  $279   11/02/2006     01/01/2009
              291                                  $173   10/04/2006     NAP
              295                                  $164   09/27/2006     NAP
              307                                  $251   09/22/2006     11/01/2008


Mortgage Loan No.   First Payment Date (IO)(9)   Maturity Date   Due Date
-----------------   --------------------------   -------------   --------
               25   11/07/2006                   10/07/2011             7
               26   01/01/2007                   12/01/2016             1
               27   01/08/2007                   12/08/2016             8
               28   11/09/2006                   10/09/2016             9
               31   12/01/2006                   11/01/2016             1

               33   11/01/2006                   10/01/2016             1
               34   NAP                          11/01/2016             1
               39   11/01/2006                   10/01/2016             1
               48   NAP                          11/01/2016             1
               50   12/08/2006                   11/08/2016             8
               59   12/01/2006                   11/01/2016             1

               70   NAP                          12/01/2016             1
               71   NAP                          11/01/2016             1
               72   NAP                          11/01/2016             1
               73   11/01/2006                   10/01/2016             1
               75   NAP                          11/01/2016             1
               80   NAP                          10/01/2016             1
               82   12/01/2006                   11/01/2016             1
               92   NAP                          08/01/2016             1
              103   12/01/2006                   11/01/2016             1
              112   NAP                          11/01/2016             1
              115   01/01/2006                   12/01/2015             1
              119   NAP                          07/01/2016             1
              122   NAP                          11/01/2016             1
              128   NAP                          09/01/2016             1
              138   11/01/2006                   10/01/2016             1
              142   NAP                          06/01/2016             1

              157   12/01/2006                   11/01/2016             1
              159   NAP                          09/01/2016             1
              163   NAP                          11/01/2011             1
              169   NAP                          11/01/2016             1
              170   12/01/2006                   11/01/2016             1
              175   01/01/2007                   12/01/2016             1
              177   NAP                          10/01/2016             1
              178   NAP                          08/01/2016             1
              187   NAP                          07/01/2016             1
              189   12/01/2006                   11/01/2016             1
              193   NAP                          05/01/2016             1
              197   NAP                          12/01/2015             1
              198   12/01/2006                   11/01/2016             1
              214   NAP                          11/01/2016             1
              220   NAP                          08/01/2016             1
              221   NAP                          08/01/2016             1
              228   NAP                          05/01/2016             1
              259   01/01/2007                   12/01/2016             1
              291   12/01/2006                   11/01/2016             1
              295   11/01/2006                   10/01/2016             1
              307   11/01/2006                   10/01/2013             1


Mortgage Loan No.   Grace Period(10)                                          ARD Loan   Lockbox Status   Lockbox Type
-----------------   -------------------------------------------------------   --------   --------------   ------------
               25   Not to exceed (1) business day, twice every fiscal year   No         In Place         Hard
               26                                                         5   No         In Place         Hard
               27                                                         0   No         In Place         Soft
               28                                                         2   No         Springing        Hard
               31                                                         0   No         In Place         Hard

               33                                                         0   No         None             NAP
               34                                                         0   No         None             NAP
               39                                                         0   No         In Place         Hard
               48                                                         0   No         Springing        Hard
               50                                                         0   No         Springing        Hard
               59                                                         5   No         Springing        Hard

               70                                                         5   No         None             NAP
               71                                                         5   No         None             NAP
               72                                                         5   No         Springing        Hard
               73                                                         5   No         None             NAP
               75                                                         5   No         None             NAP
               80                                                         5   No         None             NAP
               82                                                         5   No         Springing        Hard
               92                                                         5   No         None             NAP
              103                                                         5   No         None             NAP
              112                                                         5   No         None             NAP
              115                                                         5   No         None             NAP
              119                                                         5   No         None             NAP
              122                                                         5   No         None             NAP
              128                                                         5   No         None             NAP
              138                                                         5   No         None             NAP
              142                                                         5   No         None             NAP

              157                                                         5   No         Springing        Hard
              159                                                         5   No         None             NAP
              163                                                         5   No         None             NAP
              169                                                         5   No         None             NAP
              170                                                         5   No         None             NAP
              175                                                         5   No         Springing        Hard
              177                                                         5   No         None             NAP
              178                                                         5   No         None             NAP
              187                                                         5   No         None             NAP
              189                                                         5   No         None             NAP
              193                                                         5   No         None             NAP
              197                                                         5   Yes        In Place         Hard
              198                                                         5   No         None             NAP
              214                                                         5   No         None             NAP
              220                                                         5   No         None             NAP
              221                                                         5   No         None             NAP
              228                                                         5   No         None             NAP
              259                                                         5   No         None             NAP
              291                                                         5   No         None             NAP
              295                                                         5   No         None             NAP
              307                                                         5   No         None             NAP


Mortgage Loan No.   Original Term to Maturity   Remaining Term to Maturity   Original Amort. Term (11)
-----------------   -------------------------   --------------------------   -------------------------
               25                          60                           58                          IO
               26                         120                          120                          IO
               27                         120                          120                         360
               28                         120                          118                          IO
               31                         120                          119                          IO

               33                         120                          118                          IO
               34                         120                          119                         360
               39                         120                          118                          IO
               48                         120                          119                         360
               50                         120                          119                          IO
               59                         120                          119                         360

               70                         120                          120                         300
               71                         120                          119                         360
               72                         120                          119                         360
               73                         120                          118                         360
               75                         120                          119                         360
               80                         120                          118                         360
               82                         120                          119                         360
               92                         120                          116                         360
              103                         120                          119                         360
              112                         120                          119                         300
              115                         120                          108                         360
              119                         120                          115                         360
              122                         120                          119                         300
              128                         120                          117                         360
              138                         120                          118                         360
              142                         120                          114                         360

              157                         120                          119                         360
              159                         120                          117                         300
              163                          60                           59                         300
              169                         120                          119                         360
              170                         120                          119                         360
              175                         120                          120                         360
              177                         120                          118                         360
              178                         120                          116                         300
              187                         120                          115                         300
              189                         120                          119                         360
              193                         120                          113                         300
              197                         120                          108                         360
              198                         120                          119                         360
              214                         120                          119                         300
              220                         120                          116                         300
              221                         120                          116                         300
              228                         120                          113                         300
              259                         120                          120                         360
              291                         120                          119                          IO
              295                         120                          118                          IO
              307                          84                           82                         360


Mortgage Loan No.   Remaining Amort. Term   Mortgage Rate    Monthly Payment (P&I)    Monthly Payment (IO)
-----------------   ---------------------   -------------    ---------------------   ---------------------
               25                      IO           5.512%                     NAP              $1,047,854
               26                      IO           5.660%                     NAP                $564,297
               27                     360           5.810%                $593,264                $495,800
               28                      IO           5.510%                     NAP                $395,712
               31                      IO           5.680%                     NAP                $269,708

               33                      IO           6.000%                     NAP                $248,403
               34                     359           5.900%                $252,083                     NAP
               39                      IO           6.000%                     NAP                $147,014
               48                     359           5.710%                $133,638                     NAP
               50                      IO           5.757%                     NAP                 $99,715
               59                     360           6.100%                $107,867                 $91,740

               70                     300           5.680%                 $79,673                     NAP
               71                     359           6.080%                 $38,132                     NAP
               72                     359           6.080%                 $37,154                     NAP
               73                     360           5.980%                 $71,792                 $60,631
               75                     359           5.870%                 $70,946                     NAP
               80                     358           6.180%                 $69,674                     NAP
               82                     360           5.700%                 $63,844                 $52,976
               92                     356           5.380%                 $53,787                     NAP
              103                     360           5.930%                 $53,555                 $45,093
              112                     299           6.450%                 $57,127                     NAP
              115                     360           5.290%                 $42,988                 $34,639
              119                     355           6.340%                 $47,396                     NAP
              122                     299           6.450%                 $50,406                     NAP
              128                     357           5.900%                 $41,520                     NAP
              138                     360           6.000%                 $38,971                 $32,951
              142                     354           5.900%                 $38,554                     NAP

              157                     360           5.930%                 $33,323                 $28,058
              159                     297           6.470%                 $37,707                     NAP
              163                     299           6.360%                 $36,657                     NAP
              169                     359           5.970%                 $30,479                     NAP
              170                     360           6.210%                 $31,146                 $26,654
              175                     360           6.100%                 $29,088                 $24,739
              177                     358           6.030%                 $28,871                     NAP
              178                     296           6.620%                 $32,429                     NAP
              187                     295           6.310%                 $29,852                     NAP
              189                     360           6.440%                 $27,324                 $23,669
              193                     293           6.040%                 $27,810                     NAP
              197                     348           5.790%                 $24,470                     NAP
              198                     360           5.870%                 $24,388                 $20,458
              214                     299           6.330%                 $25,256                     NAP
              220                     296           6.200%                 $14,281                     NAP
              221                     296           6.200%                  $9,849                     NAP
              228                     293           6.680%                 $24,027                     NAP
              259                     360           6.310%                 $15,677                 $13,488
              291                      IO           6.140%                     NAP                  $9,466
              295                      IO           6.120%                     NAP                  $8,670
              307                     360           6.160%                  $8,386                  $7,156


Mortgage Loan No.   Third Most Recent NOI   Third Most Recent NOI End Date   Second Most Recent NOI
-----------------   ---------------------   ------------------------------   ----------------------
               25             $25,554,369   12/31/2004                                  $25,510,301
               26             $10,009,669   12/31/2004                                  $10,010,597
               27              $9,181,122   12/31/2004                                   $9,149,091
               28             $11,017,968   12/31/2003                                   $9,936,919
               31              $2,879,424   12/31/2004                                   $2,779,475

               33              $3,603,471   12/31/2004                                   $3,735,140
               34                     NAP   NAP                                                 NAP
               39                     NAP   NAP                                                 NAP
               48                     NAP   NAP                                                 NAP
               50                     NAP   NAP                                          $1,291,365
               59                     NAP   NAP                                                 NAP

               70              $1,328,009   12/31/2003                                   $1,388,276
               71                     NAP   NAP                                                 NAP
               72                     NAP   NAP                                                 NAP
               73              $1,057,426   T-12 (06/30/2004)                              $911,521
               75                     NAP   NAP                                                 NAP
               80              $1,268,546   12/31/2004                                   $1,109,529
               82                     NAP   NAP                                                 NAP
               92                     NAP   NAP                                                 NAP
              103                     NAP   NAP                                                 NAP
              112                $141,845   12/31/2004                                   $1,111,668
              115                     NAP   NAP                                            -$54,413
              119                $790,618   12/31/2004                                     $763,531
              122                     NAP   NAP                                            $811,801
              128                -$20,066   12/31/2004                                     $232,462
              138                $797,384   12/31/2004                                     $763,554
              142                $555,171   12/31/2004                                     $577,610

              157                     NAP   NAP                                                 NAP
              159                $605,515   12/31/2004                                     $672,567
              163                $781,572   12/31/2004                                     $859,831
              169                     NAP   NAP                                                 NAP
              170                     NAP   NAP                                                 NAP
              175                     NAP   NAP                                                 NAP
              177                $545,356   12/31/2004                                     $570,009
              178                $392,491   12/31/2004                                     $696,876
              187                $415,313   12/31/2004                                     $513,225
              189                $462,243   12/31/2004                                     $535,472
              193                $606,767   12/31/2004                                     $570,817
              197                     NAP   NAP                                                 NAP
              198                $243,085   12/31/2004                                     $227,632
              214                $503,993   12/31/2004                                     $538,643
              220                     NAP   NAP                                                 NAP
              221                     NAP   NAP                                                 NAP
              228                $351,779   12/31/2003                                     $454,038
              259                     NAP   NAP                                                 NAP
              291                     NAP   NAP                                                 NAP
              295                     NAP   NAP                                                 NAP
              307                     NAP   NAP                                             $43,110


Mortgage Loan No.   Second Most Recent NOI End Date   Most Recent NOI   Most Recent NOI End Date   Underwritten EGI
-----------------   -------------------------------   ---------------   ------------------------   ----------------
               25   12/31/2005                            $25,942,651   T-12 (06/30/2006)               $35,348,774
               26   12/31/2005                            $10,458,627   T-12 (08/31/2006)               $21,803,980
               27   12/31/2005                            $10,008,309   T-12 (09/30/2006)               $41,134,356
               28   12/31/2004                            $12,618,046   12/31/2005                      $21,268,175
               31   12/31/2005                             $3,021,210   T-12 (07/31/2006)                $6,894,275

               33   12/31/2005                             $3,843,193   T-12 (07/31/2006)                $5,612,477
               34   NAP                                    $1,015,000   T-3 (06/30/2006)                $10,741,598
               39   NAP                                           NAP   NAP                              $3,378,239
               48   NAP                                    $2,672,847   T-12 (08/31/2006)                $5,500,103
               50   12/31/2005                             $1,952,184   T-8 (08/31/2006) Ann.            $2,642,757
               59   NAP                                           NAP   NAP                              $2,062,060

               70   12/31/2004                             $1,150,395   12/31/2005                       $1,754,259
               71   NAP                                           NAP   NAP                                $694,753
               72   NAP                                           NAP   NAP                                $707,549
               73   T-12 (06/30/2005)                      $1,101,670   T-12 (06/30/2006)                $2,280,417
               75   NAP                                           NAP   NAP                              $1,468,935
               80   12/31/2005                             $1,111,843   T-12 (06/30/2006)                $2,044,150
               82   NAP                                           NAP   NAP                              $1,260,972
               92   NAP                                           NAP   NAP                                $911,755
              103   NAP                                           NAP   NAP                                $947,902
              112   12/31/2005                             $1,414,008   T-12 (06/30/2006)                $3,599,195
              115   12/31/2004                               $398,900   12/31/2005                       $2,014,818
              119   12/31/2005                               $737,506   T-12 (04/31/2006)                $2,015,096
              122   12/31/2005                             $1,082,172   T-12 (06/30/2006)                $2,280,350
              128   12/31/2005                               $409,052   T-12 (05/31/2006)                $1,016,147
              138   12/31/2005                               $740,809   T-12 (06/30/2006)                $1,047,023
              142   12/31/2005                               $636,701   T-9 (09/30/2006) Ann.              $827,719

              157   NAP                                           NAP   NAP                                $705,353
              159   12/31/2005                               $702,208   T-12 (06/30/2006)                $1,386,686
              163   12/31/2005                               $835,874   T-12 (05/31/2006)                $2,188,240
              169   NAP                                           NAP   NAP                                $765,642
              170   NAP                                           NAP   NAP                                $587,937
              175   NAP                                      $492,479   T-7 (07/31/2006) Ann.              $478,884
              177   12/31/2005                               $585,339   T-12 (06/30/2006)                  $738,503
              178   12/31/2005                               $663,828   T-12 (03/31/2006)                $1,662,644
              187   12/31/2005                               $591,428   T-12 (05/31/2006)                $1,657,936
              189   12/31/2005                               $494,168   (06/30/2006) Ann.                $1,560,390
              193   12/31/2005                               $687,165   T-9 (09/30/2006) Ann.            $1,512,085
              197   NAP                                           NAP   NAP                                $838,178
              198   12/31/2005                               $212,226   T-12 (07/31/2006)                  $482,515
              214   12/31/2005                               $687,150   T-12 (06/30/2006)                $1,352,185
              220   NAP                                      $249,066   12/31/2005                         $318,015
              221   NAP                                      $202,567   12/31/2005                         $250,858
              228   12/31/2004                               $557,632   12/31/2005                       $1,383,244
              259   NAP                                           NAP   NAP                                $288,894
              291   NAP                                           NAP   NAP                                $234,823
              295   NAP                                           NAP   NAP                                $214,137
              307   12/31/2005                                $90,490   T-12 (06/30/2006)                  $163,182


Mortgage Loan No.   Underwritten Expenses   Underwritable NOI   Underwritten Reserves   Underwritable Cash Flow
-----------------   ---------------------   -----------------   ---------------------   -----------------------
               25             $10,217,362         $25,131,412              $1,095,250               $24,036,162
               26             $10,527,248         $11,276,732              $1,155,498               $10,121,234
               27             $30,812,580         $10,321,776              $1,645,374                $8,676,402
               28              $9,884,589         $11,383,586                $924,481               $10,459,105
               31              $2,255,865          $4,638,410                $618,545                $4,019,865

               33              $1,917,830          $3,694,647                 $67,500                $3,627,147
               34              $6,386,744          $4,354,854                $427,416                $3,927,438
               39                $786,385          $2,591,854                 $40,415                $2,551,439
               48              $3,062,186          $2,437,917                $220,004                $2,217,913
               50                $720,759          $1,921,998                 $77,906                $1,844,092
               59                $501,983          $1,560,077                 $71,919                $1,488,158

               70                $358,958          $1,395,301                $103,060                $1,292,240
               71                $177,717            $517,036                 $25,378                  $491,657
               72                $168,964            $538,585                  $2,361                  $536,224
               73              $1,169,556          $1,110,861                 $65,593                $1,045,268
               75                 $44,068          $1,424,867                $129,837                $1,295,030
               80                $885,131          $1,159,019                $161,071                  $997,948
               82                $364,171            $896,801                 $18,880                  $877,921
               92                 $36,470            $875,285                 $39,304                  $835,981
              103                $206,734            $741,167                 $36,414                  $704,753
              112              $2,461,871          $1,137,324                $143,968                  $993,356
              115              $1,289,630            $725,188                 $99,500                  $625,688
              119              $1,157,854            $857,242                 $77,500                  $779,742
              122              $1,284,463            $995,887                 $91,214                  $904,673
              128                $346,596            $669,551                 $68,505                  $601,046
              138                $327,844            $719,179                $116,408                  $602,771
              142                $199,381            $628,338                 $41,400                  $586,938

              157                $220,817            $484,536                 $33,293                  $451,243
              159                $720,634            $666,052                 $55,467                  $610,585
              163              $1,493,883            $694,357                 $87,530                  $606,827
              169                $250,965            $514,677                 $29,987                  $484,690
              170                $106,765            $481,172                 $16,588                  $464,584
              175                 $19,155            $459,728                 $43,269                  $416,459
              177                $276,606            $461,897                 $47,530                  $414,367
              178              $1,015,904            $646,740                 $66,506                  $580,234
              187              $1,080,832            $577,104                 $66,317                  $510,787
              189              $1,028,235            $532,155                 $62,416                  $469,739
              193                $944,222            $567,863                 $60,483                  $507,380
              197                $259,513            $578,665                 $53,229                  $525,436
              198                $110,791            $371,724                 $19,809                  $351,916
              214                $823,328            $528,857                 $54,087                  $474,770
              220                 $85,070            $232,945                 $17,339                  $215,606
              221                 $83,202            $167,656                 $17,734                  $149,922
              228                $884,993            $498,251                 $55,330                  $442,921
              259                 $50,241            $238,653                 $10,831                  $227,822
              291                 $56,865            $177,958                  $8,673                  $169,285
              295                 $41,229            $172,907                  $8,496                  $164,412
              307                 $38,272            $124,909                  $7,680                  $117,230


Mortgage Loan No.   Balloon Balance   Current Value(12)   Source of Value(12)   Market Study Capitalization Rate(12)
-----------------   ---------------   -----------------   -------------------   ------------------------------------
               25      $225,000,000        $500,000,000   Appraisal             NAP
               26      $118,000,000        $148,000,000   Appraisal             NAP
               27       $94,391,450        $131,000,000   Appraisal             NAP
               28       $85,000,000        $210,000,000   Appraisal             NAP
               31       $56,200,000         $72,000,000   Appraisal             NAP

               33       $49,000,000         $66,800,000   Appraisal             NAP
               34       $36,006,025         $63,200,000   Appraisal             NAP
               39       $29,000,000         $39,290,000   Appraisal             NAP
               48       $19,375,837         $31,500,000   Appraisal             NAP
               50       $20,500,000         $30,500,000   Appraisal             NAP
               59       $15,810,480         $25,500,000   Appraisal             NAP

               70        $9,800,231         $18,400,000   Appraisal             NAP
               71        $5,370,431          $9,750,000   Appraisal             NAP
               72        $5,232,727          $9,500,000   Appraisal             NAP
               73       $11,240,325         $16,300,000   Appraisal             NAP
               75       $10,157,418         $18,400,000   Appraisal             NAP
               80        $9,739,621         $19,200,000   Appraisal             NAP
               82       $10,263,011         $16,800,000   Appraisal             NAP
               92        $8,007,025         $12,800,000   Appraisal             NAP
              103        $8,422,958         $12,250,000   Appraisal             NAP
              112        $6,701,019         $14,700,000   Appraisal             NAP
              115        $6,767,838          $9,700,000   Appraisal             NAP
              119        $6,545,051         $10,000,000   Appraisal             NAP
              122        $5,912,663         $10,700,000   Appraisal             NAP
              128        $5,930,537          $9,980,000   Appraisal             NAP
              138        $5,770,481          $9,800,000   Appraisal             NAP
              142        $5,507,620          $8,100,000   Appraisal             NAP

              157        $5,060,931          $8,000,000   Appraisal             NAP
              159        $4,417,768          $8,000,000   Appraisal             NAP
              163        $5,008,896          $8,000,000   Appraisal             NAP
              169        $4,329,603          $6,950,000   Appraisal             NAP
              170        $4,615,428          $6,400,000   Appraisal             NAP
              175        $4,352,998          $6,900,000   Appraisal             NAP
              177        $4,083,173          $7,000,000   Appraisal             NAP
              178        $3,765,789          $7,000,000   Appraisal             NAP
              187        $3,533,244          $6,400,000   Appraisal             NAP
              189        $3,897,963          $5,800,000   Appraisal             NAP
              193        $3,346,330          $6,140,000   Appraisal             NAP
              197        $3,525,668          $7,580,000   Appraisal             NAP
              198        $3,857,450          $6,400,000   Appraisal             NAP
              214        $2,984,141          $6,300,000   Appraisal             NAP
              220        $1,701,064          $2,900,000   Appraisal             NAP
              221        $1,173,148          $2,000,000   Appraisal             NAP
              228        $2,781,100          $5,000,000   Appraisal             NAP
              259        $2,261,347          $3,355,000   Appraisal             NAP
              291        $1,850,000          $2,725,000   Appraisal             NAP
              295        $1,700,000          $2,500,000   Appraisal             NAP
              307        $1,290,685          $2,050,000   Appraisal             NAP


Mortgage Loan No.   Valuation Date   Largest Tenant(12)                               Lease Expiration Date   % NSF
-----------------   --------------   ----------------------------------------------   ---------------------   -----
               25   09/01/2006       JC Penney                                        02/28/2027               32.4%
               26   10/31/2006       Buchanan Ingersoll, P.C.                         12/31/2016               15.8%
               27   NAP              NAP                                              NAP                       NAP
               28   10/01/2006       CUNY (BMCC)                                      05/01/2015               33.0%
               31   08/31/2006       The EMMES Corp                                   05/31/2013               30.0%

               33   08/30/2006       NAP                                              NAP                       NAP
               34   08/01/2006       NAP                                              NAP                       NAP
               39   08/14/2006       Coca-Cola Enterprises, Inc.                      03/01/2017              100.0%
               48   12/01/2006       NAP                                              NAP                       NAP
               50   08/29/2006       Vons                                             07/31/2024               51.1%
               59   10/01/2006       Basset Furniture                                 05/31/2016               40.3%

               70   10/31/2006       USA Defense Commisary                            01/31/2007               24.6%
               71   10/01/2006       Wells Fargo Bank                                 07/14/2016               31.4%
               72   07/18/2006       Longs Drug Store                                 06/01/2026              100.0%
               73   08/11/2006       NAP                                              NAP                       NAP
               75   11/11/2005       Consolidated Systems, Inc.                       10/31/2026              100.0%
               80   07/26/2006       Sisley                                           10/14/2017                8.9%
               82   08/01/2006       Staples                                          05/31/2021               58.3%
               92   06/01/2006       Reinsel Kuntz Lesher, LLP                        06/30/2026              100.0%
              103   08/09/2006       Dunn Edwards                                     08/31/2011               25.4%
              112   07/01/2006       NAP                                              NAP                       NAP
              115   08/08/2005       NAP                                              NAP                       NAP
              119   05/18/2006       NAP                                              NAP                       NAP
              122   07/26/2006       NAP                                              NAP                       NAP
              128   06/05/2006       Keller Williams Realty                           09/22/2010               23.2%
              138   08/18/2006       Kroger Food Stores #660                          08/31/2013               44.0%
              142   02/06/2006       NAP                                              NAP                       NAP

              157   08/18/2006       DD's                                             01/31/2017               56.9%
              159   07/18/2006       NAP                                              NAP                       NAP
              163   08/01/2006       NAP                                              NAP                       NAP
              169   08/29/2006       Ginn Development Company                         09/30/2026              100.0%
              170   09/20/2006       Patagonia Grill                                  08/31/2011               12.6%
              175   09/04/2006       Builders First Source Southeastern Group, Inc.   01/01/2021              100.0%
              177   03/14/2006       Eckerd                                           08/31/2011               22.9%
              178   04/10/2006       NAP                                              NAP                       NAP
              187   05/25/2006       NAP                                              NAP                       NAP
              189   06/16/2006       NAP                                              NAP                       NAP
              193   01/19/2006       NAP                                              NAP                       NAP
              197   09/06/2005       Velocity Sports                                  07/31/2015               52.3%
              198   08/23/2006       Wells Fargo                                      02/14/2009               30.4%
              214   09/01/2006       NAP                                              NAP                       NAP
              220   02/03/2006       REMAX of Sparta                                  10/01/2010               31.0%
              221   02/03/2006       Princeton Search Group, Inc.                     07/01/2010               25.1%
              228   01/28/2006       NAP                                              NAP                       NAP
              259   10/01/2006       Sardella's                                       03/08/2016               31.4%
              291   08/26/2006       Waffle House                                     10/31/2020               15.0%
              295   08/26/2006       Johny's Pizza                                    05/31/2011               20.3%
              307   08/23/2006       Radio Shack                                      01/31/2011               42.6%


Mortgage Loan No.   Second Largest Tenant(13)         Lease Expiration Date   % NSF    Third Largest Tenant(13)
-----------------   -------------------------------   ---------------------   -----    ------------------------------
               25   Gap/Gapkids                       12/31/2014                2.4%   Crate & Barrel
               26   Thorp Reed Armstrong              04/30/2011                8.0%   Rivers Club
               27   NAP                               NAP                       NAP    NAP
               28   City of NY Real Estate Division   12/01/2012               31.9%   RR Donnelley & Sons Co.
               31   ADP                               02/28/2011               20.2%   Structural Design Group

               33   NAP                               NAP                       NAP    NAP
               34   NAP                               NAP                       NAP    NAP
               39   NAP                               NAP                       NAP    NAP
               48   NAP                               NAP                       NAP    NAP
               50   California Buffet                 08/31/2015                7.7%   D & D Sporting Goods
               59   Nu Image                          08/31/2016               16.3%   Patio World

               70   As-Is Outlet                      09/30/2016               21.9%   Rite Aid
               71   Delilah Enterprises               01/30/2009               13.9%   Quiznos
               72   NAP                               NAP                       NAP    NAP
               73   NAP                               NAP                       NAP    NAP
               75   NAP                               NAP                       NAP    NAP
               80   Moss Corporate                    04/30/2011                8.2%   Paramount
               82   Bank of America                   07/31/2026               14.6%   Starbucks
               92   NAP                               NAP                       NAP    NAP
              103   Home Shopping Korea               12/31/2016               20.4%   Payless Shoes
              112   NAP                               NAP                       NAP    NAP
              115   NAP                               NAP                       NAP    NAP
              119   NAP                               NAP                       NAP    NAP
              122   NAP                               NAP                       NAP    NAP
              128   American Pacific Mortgage Corp    09/05/2010               18.3%   Schools Financial Credit Union
              138   CVS Pharmacy # 4733-01            08/31/2008               14.6%   Southern Comforts
              142   NAP                               NAP                       NAP    NAP

              157   99 Cents Only Store               03/14/2016               43.1%   NAP
              159   NAP                               NAP                       NAP    NAP
              163   NAP                               NAP                       NAP    NAP
              169   NAP                               NAP                       NAP    NAP
              170   Mac Electronics                   06/30/2011               12.6%   American Dream Machines
              175   NAP                               NAP                       NAP    NAP
              177   Dog Daycare                       12/31/2011               15.8%   Paint Ball
              178   NAP                               NAP                       NAP    NAP
              187   NAP                               NAP                       NAP    NAP
              189   NAP                               NAP                       NAP    NAP
              193   NAP                               NAP                       NAP    NAP
              197   Double Play                       08/31/2015               21.2%   Tuscany Village Salon
              198   Pacific Dental                    11/02/2014               23.1%   San Sai Restaurant
              214   NAP                               NAP                       NAP    NAP
              220   The Arts Experience               08/31/2011               21.0%   Oak Tree Day Care
              221   JCV, LLC                          03/31/2011               25.1%   Nassau Management Group, Inc.
              228   NAP                               NAP                       NAP    NAP
              259   Senor Coyote                      04/30/2011               23.9%   Alltell
              291   A New Look Beauty Supply          12/31/2010               12.4%   Jersey Mikes Subs
              295   Woodstock Coffee                  05/31/2016               16.9%   ACE Dry Cleaner
              307   Verizon                           10/31/2010               36.5%   Advance America


Mortgage Loan No.   Lease Expiration Date   % NSF    Insurance Escrow in Place   Tax Escrow in Place(14)
-----------------   ---------------------   -----    -------------------------   -----------------------
               25   01/31/2010                1.9%   No                          No
               26   05/31/2017                7.2%   No                          No
               27   NAP                       NAP    No                          No
               28   06/01/2007               20.3%   No                          No
               31   11/30/2013                5.5%   No                          Yes

               33   NAP                       NAP    Yes                         Yes
               34   NAP                       NAP    No                          Yes
               39   NAP                       NAP    No                          No
               48   NAP                       NAP    No                          Yes
               50   09/30/2008                3.0%   Yes                         Yes
               59   09/30/2011               12.7%   Yes                         Yes

               70   10/31/2010                9.6%   No                          Yes
               71   07/31/2016               10.2%   Yes                         Yes
               72   NAP                       NAP    Yes                         Yes
               73   NAP                       NAP    Yes                         Yes
               75   NAP                       NAP    No                          No
               80   03/14/2009                7.1%   No                          Yes
               82   07/31/2016                5.1%   No                          Yes
               92   NAP                       NAP    No                          Yes
              103   04/26/2011               11.6%   Yes                         Yes
              112   NAP                       NAP    Yes                         Yes
              115   NAP                       NAP    No                          Yes
              119   NAP                       NAP    Yes                         Yes
              122   NAP                       NAP    No                          Yes
              128   01/10/2015               11.8%   No                          No
              138   01/14/2008                8.1%   No                          Yes
              142   NAP                       NAP    Yes                         Yes

              157   NAP                       NAP    Yes                         Yes
              159   NAP                       NAP    Yes                         Yes
              163   NAP                       NAP    Yes                         Yes
              169   NAP                       NAP    No                          Yes
              170   05/14/2007               12.6%   Yes                         Yes
              175   NAP                       NAP    No                          No
              177   09/30/2009               15.8%   Yes                         Yes
              178   NAP                       NAP    Yes                         Yes
              187   NAP                       NAP    No                          Yes
              189   NAP                       NAP    No                          Yes
              193   NAP                       NAP    Yes                         Yes
              197   11/30/2015               14.0%   Yes                         Yes
              198   07/27/2016               22.2%   Yes                         Yes
              214   NAP                       NAP    Yes                         Yes
              220   03/01/2011               12.5%   Yes                         Yes
              221   06/01/2009               20.1%   Yes                         Yes
              228   NAP                       NAP    Yes                         Yes
              259   07/31/2011               15.6%   Yes                         Yes
              291   09/30/2010               12.4%   No                          No
              295   03/31/2011               14.9%   No                          No
              307   10/31/2010               21.0%   Yes                         Yes


Mortgage Loan No.   Capital Expenditure Escrow in Place(15)   TI/LC Escrow in Place(16)
-----------------   ---------------------------------------   -------------------------
               25   No                                        No
               26   No                                        Yes
               27   No                                        No
               28   No                                        Yes
               31   Yes                                       Yes

               33   Yes                                       No
               34   Yes                                       No
               39   No                                        No
               48   Yes                                       No
               50   No                                        No
               59   Yes                                       Yes

               70   Yes                                       Yes
               71   Yes                                       Yes
               72   Yes                                       No
               73   Yes                                       No
               75   No                                        No
               80   Yes                                       Yes
               82   No                                        No
               92   Yes                                       Yes
              103   Yes                                       Yes
              112   No                                        No
              115   Yes                                       No
              119   Yes                                       No
              122   Yes                                       No
              128   No                                        No
              138   Yes                                       No
              142   Yes                                       No

              157   Yes                                       Yes
              159   Yes                                       No
              163   Yes                                       No
              169   No                                        No
              170   Yes                                       Yes
              175   Yes                                       No
              177   Yes                                       Yes
              178   Yes                                       No
              187   No                                        No
              189   Yes                                       No
              193   Yes                                       No
              197   Yes                                       Yes
              198   Yes                                       Yes
              214   Yes                                       No
              220   Yes                                       Yes
              221   Yes                                       Yes
              228   Yes                                       No
              259   Yes                                       Yes
              291   No                                        No
              295   No                                        No
              307   No                                        Yes


Mortgage Loan No.   Other Escrow Description(17)
-----------------   ----------------------------------------------------------------------------------
               25   NAP
               26   NAP
               27   NAP
               28   NAP
               31   Structural Design Reserve ($869,433); Free Rent Reserve Fund ($172,247);
                    Excelente Fund ($21,561); Affiliated Engineering Reserve Fund ($67,058)
               33   NAP
               34   Holdback Reserve
               39   NAP
               48   NAP
               50   NAP
               59   DSCR Holdback Reserve; TI/LC Allowance Reserve: $87,958 ($15,825 - Pita Fresh;
                    $35,665 - Cancun Mexican; $13,250 Henrietta's; $23,218 - California Noodle)
               70   Holdback Reserve
               71   Mai Choi TI Allowance ($12,000); Verizon Holdback ($9,833)
               72   NAP
               73   NAP
               75   NAP
               80   NAP
               82   NAP
               92   Vacant Space Reserve
              103   Rent Commencement Holdback
              112   NAP
              115   NAP
              119   NAP
              122   NAP
              128   NAP
              138   NAP
              142   NAP

              157   NAP
              159   Renovation Reserve
              163   Holdback Reserve
              169   NAP
              170   NAP
              175   NAP
              177   NAP
              178   NAP
              187   NAP
              189   NAP
              193   NAP
              197   Tuscany Salon
              198   San Sai
              214   NAP
              220   NAP
              221   NAP
              228   NAP
              259   Mexican Restaurant Reserve Deposit ($81,375); Jamba Juice Reserve Deposit ($6,230)
              291   NAP
              295   NAP
              307   NAP


Mortgage Loan No.   Springing Escrow Description(18)       Initial Capital Expenditure Escrow Requirement(19)
-----------------   ------------------------------------   --------------------------------------------------
               25   Tax, Insurance, CapEx, TI/LC                                                           $0
               26   TI/LC                                                                                  $0
               27   Tax, Insurance, Cap Ex                                                                 $0
               28   Tax, Insurance, Other                                                                  $0
               31   Insurance, TI/LC                                                                       $0

               33   NAP                                                                                    $0
               34   NAP                                                                                    $0
               39   Tax, Insurance, Cap Ex, TI/LC, Other                                                   $0
               48   Insurance                                                                              $0
               50   Cap Ex, TI/LC, Other                                                                   $0
               59   TI/LC, Other                                                                           $0

               70   NAP                                                                                    $0
               71   TI/LC, Other                                                                           $0
               72   TI/LC, Other                                                                           $0
               73   NAP                                                                              $100,000
               75   Tax, Insurance                                                                         $0
               80   Tax, Insurance, TI/LC                                                                  $0
               82   Cap Ex, TI/LC, Other                                                                   $0
               92   NAP                                                                                  $571
              103   TI/LC                                                                                  $0
              112   NAP                                                                                    $0
              115   Insurance                                                                              $0
              119   Cap Ex                                                                           $136,171
              122   Insurance                                                                              $0
              128   Tax, Insurance, Cap Ex, TI/LC                                                          $0
              138   Insurance                                                                              $0
              142   NAP                                                                                    $0

              157   TI/LC, Other                                                                           $0
              159   NAP                                                                                    $0
              163   NAP                                                                                    $0
              169   Cap Ex, TI/LC                                                                          $0
              170   Cap Ex, TI/LC                                                                      $8,460
              175   Tax, Insurance, TI/LC, Other                                                           $0
              177   TI/LC                                                                                  $0
              178   NAP                                                                                    $0
              187   Insurance, Cap Ex, TI/LC                                                               $0
              189   NAP                                                                                    $0
              193   NAP                                                                                    $0
              197   Other                                                                                  $0
              198   TI/LC                                                                                  $0
              214   NAP                                                                                    $0
              220   TI/LC                                                                                  $0
              221   TI/LC                                                                                  $0
              228   NAP                                                                                    $0
              259   NAP                                                                                    $0
              291   Tax, Insurance                                                                         $0
              295   Tax, Insurance                                                                         $0
              307   Cap Ex, TI/LC                                                                          $0


Mortgage Loan No.   Monthly Capital Expenditure Escrow Requirement(20)
-----------------   --------------------------------------------------
               25                                                   $0
               26                                                   $0
               27                                                   $0
               28                                                   $0
               31                                               $3,378

               33                                               $5,625
               34                                              $35,615
               39                                                   $0
               48                                              $11,605
               50                                                   $0
               59                                                 $936

               70                                               $2,941
               71                                                 $183
               72                                                 $183
               73                                               $3,850
               75                                                   $0
               80                                               $1,339
               82                                                   $0
               92                                                 $571
              103                                                 $327
              112                                              $11,395
              115                                               $8,108
              119                                                   $0
              122                                               $3,801
              128                                                   $0
              138                                               $1,047
              142                                               $3,450

              157                                                 $621
              159                                               $3,467
              163                                               $7,189
              169                                                   $0
              170                                                   $0
              175                                               $1,154
              177                                               $1,188
              178                                               $5,411
              187                                                   $0
              189                                               $4,793
              193                                               $4,950
              197                                                 $686
              198                                                 $147
              214                                               $4,508
              220                                                 $195
              221                                                 $283
              228                                               $3,525
              259                                                 $114
              291                                                   $0
              295                                                   $0
              307                                                   $0


Mortgage Loan No.   Current Capital Expenditure Escrow Balance(21)   Initial TI/LC Escrow Requirement(22)
-----------------   ----------------------------------------------   ------------------------------------
               25                                               $0                                     $0
               26                                               $0                             $7,500,000
               27                                               $0                                     $0
               28                                               $0                             $3,600,000
               31                                               $0                               $600,000

               33                                               $0                                     $0
               34                                               $0                                     $0
               39                                               $0                                     $0
               48                                               $0                                     $0
               50                                               $0                                     $0
               59                                               $0                                     $0

               70                                               $0                                     $0
               71                                               $0                                     $0
               72                                               $0                                     $0
               73                                         $100,000                                     $0
               75                                               $0                                     $0
               80                                               $0                                     $0
               82                                               $0                                     $0
               92                                           $1,714                                 $3,809
              103                                               $0                                     $0
              112                                               $0                                     $0
              115                                          $81,229                                     $0
              119                                         $136,393                                     $0
              122                                               $0                                     $0
              128                                               $0                                     $0
              138                                               $0                                     $0
              142                                          $13,813                                     $0

              157                                               $0                                     $0
              159                                           $3,467                                     $0
              163                                               $0                                     $0
              169                                               $0                                     $0
              170                                           $8,460                                $51,888
              175                                               $0                                     $0
              177                                               $0                                $50,000
              178                                          $10,825                                     $0
              187                                               $0                                     $0
              189                                               $0                                     $0
              193                                          $24,780                                     $0
              197                                           $6,860                                     $0
              198                                               $0                                     $0
              214                                               $0                                     $0
              220                                             $390                                     $0
              221                                             $566                                     $0
              228                                          $17,625                                     $0
              259                                               $0                                     $0
              291                                               $0                                     $0
              295                                               $0                                     $0
              307                                               $0                                     $0


Mortgage Loan No.   Monthly TI/LC Escrow Requirement(23)   Current TI/LC Escrow Balance(24)   Environmental Insurance
-----------------   ------------------------------------   --------------------------------   -----------------------
               25                                     $0                                 $0   No
               26                                     $0                         $7,500,000   No
               27                                     $0                                 $0   No
               28                                     $0                         $3,600,000   No
               31                                $22,833                           $600,000   No

               33                                     $0                                 $0   No
               34                                     $0                                 $0   No
               39                                     $0                                 $0   No
               48                                     $0                                 $0   No
               50                                     $0                                 $0   No
               59                                 $5,931                                 $0   No

               70                                 $9,811                                 $0   No
               71                                 $2,000                                 $0   No
               72                                     $0                                 $0   No
               73                                     $0                                 $0   No
               75                                     $0                                 $0   No
               80                                 $6,697                                 $0   No
               82                                     $0                                 $0   No
               92                                 $3,809                            $11,434   No
              103                                 $2,183                                 $0   No
              112                                     $0                                 $0   No
              115                                     $0                                 $0   No
              119                                     $0                                 $0   No
              122                                     $0                                 $0   No
              128                                     $0                                 $0   No
              138                                     $0                                 $0   No
              142                                     $0                                 $0   No

              157                                 $1,863                                 $0   No
              159                                     $0                                 $0   No
              163                                     $0                                 $0   No
              169                                     $0                                 $0   No
              170                                     $0                            $51,888   No
              175                                     $0                                 $0   No
              177                                 $4,167                            $50,000   No
              178                                     $0                                 $0   No
              187                                     $0                                 $0   No
              189                                     $0                                 $0   No
              193                                     $0                                 $0   No
              197                                 $1,667                            $16,670   No
              198                                 $1,500                                 $0   No
              214                                     $0                                 $0   No
              220                                 $1,252                             $2,505   No
              221                                 $1,043                             $2,087   No
              228                                     $0                                 $0   No
              259                                   $569                                 $0   No
              291                                     $0                                 $0   No
              295                                     $0                                 $0   No
              307                                   $542                                 $0   No

                                                                                       Prepayment Code(26)
                                                              -------------------------------------------------------------------
Mortgage Loan No.   Interest Accrual Method   Seasoning(25)   LO   DEF   DEF/YM1   YM1   YM2   YM    5%   4%   3%   2%   1%  Open
-----------------   -----------------------   -------------   --   ---   -------   ---   ---   --   --   --   --   --   --   ----
               25   Actual/360                            2   26     9                                                         25
               26   Actual/360                            0   24    90                                                          6
               27   Actual/360                            0   24    92                                                          4
               28   Actual/360                            2   26    90                                                          4
               31   Actual/360                            1   25    91                                                          4

               33   Actual/360                            2   26    90                                                          4
               34   Actual/360                            1   25    91                                                          4
               39   Actual/360                            2   26    90                                                          4
               48   Actual/360                            1   25    91                                                          4
               50   Actual/360                            1   25    91                                                          4
               59   Actual/360                            1   25    91                                                          4

               70   Actual/360                            0   24    92                                                          4
               71   Actual/360                            1   35                    81                                          4
               72   Actual/360                            1   35                    81                                          4
               73   Actual/360                            2   26    90                                                          4
               75   Actual/360                            1   25    91                                                          4
               80   Actual/360                            2   26    90                                                          4
               82   Actual/360                            1   25    90                                                          5
               92   Actual/360                            4   28    88                                                          4
              103   Actual/360                            1   25    91                                                          4
              112   Actual/360                            1   25    88                                                          7
              115   Actual/360                           12   36    80                                                          4
              119   Actual/360                            5   29    87                                                          4
              122   Actual/360                            1   25    88                                                          7
              128   Actual/360                            3   27                    89                                          4
              138   Actual/360                            2   36                    80                                          4
              142   Actual/360                            6   30    86                                                          4

              157   Actual/360                            1   25    91                                                          4
              159   Actual/360                            3   27    89                                                          4
              163   Actual/360                            1   25    22                                                         13
              169   Actual/360                            1   25    91                                                          4
              170   Actual/360                            1   25                    34                                         61
              175   Actual/360                            0   24                    35                                         61
              177   Actual/360                            2   26    90                                                          4
              178   Actual/360                            4   28    88                                                          4
              187   Actual/360                            5   29                    84                                          7
              189   Actual/360                            1   25              91                                                4
              193   Actual/360                            7   31    82                                                          7
              197   Actual/360                           12   36    80                                                          4
              198   Actual/360                            1   25    91                                                          4
              214   Actual/360                            1   25    88                                                          7
              220   Actual/360                            4   28    88                                                          4
              221   Actual/360                            4   28    88                                                          4
              228   Actual/360                            7   31    85                                                          4
              259   Actual/360                            0   24    92                                                          4
              291   30/360                                1   25    91                                                          4
              295   30/360                                2   26    90                                                          4
              307   Actual/360                            2   26                    54                                          4


Mortgage Loan No.   YM Formula(27)   Administrative Cost Rate(28)   Mortgage Loan No.
-----------------   --------------   ----------------------------   -----------------
               25                                           2.075                  25
               26                                           4.075                  26
               27                                           2.075                  27
               28                                           2.075                  28
               31                                           2.075                  31

               33                                           2.075                  33
               34                                           2.075                  34
               39                                           2.075                  39
               48                                           2.075                  48
               50                                           2.075                  50
               59                                           2.075                  59

               70                                           2.075                  70
               71   E                                       2.075                  71
               72   E                                       2.075                  72
               73                                           7.075                  73
               75                                           2.075                  75
               80                                           2.075                  80
               82                                           2.075                  82
               92                                           2.075                  92
              103                                           2.075                 103
              112                                           2.075                 112
              115                                           7.075                 115
              119                                           2.075                 119
              122                                           2.075                 122
              128   I                                       2.075                 128
              138   L                                       2.075                 138
              142                                           2.075                 142

              157                                           2.075                 157
              159                                           2.075                 159
              163                                           2.075                 163
              169                                           2.075                 169
              170   O                                       2.075                 170
              175   P                                       2.075                 175
              177                                          12.075                 177
              178                                           2.075                 178
              187   Q                                       2.075                 187
              189   R                                       2.075                 189
              193                                           2.075                 193
              197                                           2.075                 197
              198                                           2.075                 198
              214                                           2.075                 214
              220                                           2.075                 220
              221                                           2.075                 221
              228                                           2.075                 228
              259                                           2.075                 259
              291                                           2.075                 291
              295                                           2.075                 295
              307   T                                       2.075                 307

                                   SCHEDULE II

                              LASALLE LOAN SCHEDULE

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


Mortgage Loan No.   CMSA Loan No.   CMSA Property No.   Mortgage Loan Seller(1)
-----------------   -------------   -----------------   -----------------------
                                1
                1                   1-001               LaSalle
                2                   1-002               LaSalle
                3                   1-003               LaSalle
                4                   1-004               LaSalle
                5                   1-005               LaSalle
                6                   1-006               LaSalle
                7                   1-007               LaSalle
                8                   1-008               LaSalle

                9                   1-009               LaSalle
               10                   1-010               LaSalle
               11                   1-011               LaSalle

               12                   1-012               LaSalle
               13                   1-013               LaSalle
               14                   1-014               LaSalle
               15                   1-015               LaSalle
               16                   1-016               LaSalle
               17                   1-017               LaSalle
               18                   1-018               LaSalle
               19                   1-019               LaSalle
               20                   1-020               LaSalle
               21                   1-021               LaSalle
               22                   1-022               LaSalle
               23                   1-023               LaSalle

               24                   1-024               LaSalle
               30               7   7-001               LaSalle
               32               9   9-001               LaSalle

               35              12   12-001              LaSalle
               38              15   15-001              LaSalle
               40              17   17-001              LaSalle
               41              18   18-001              LaSalle
               49              22   22-001              LaSalle
                               25
               52                   25-001              LaSalle
               53                   25-002              LaSalle
               54                   25-003              LaSalle
               55                   25-004              LaSalle
               56                   25-005              LaSalle
               57                   25-006              LaSalle
               61              29   29-001              LaSalle
               63              31   31-001              LaSalle
               64              32   32-001              LaSalle
               65              33   33-001              LaSalle
               66              34   34-001              LaSalle
               68              36   36-001              LaSalle

               69              37   37-001              LaSalle
               76              44   44-001              LaSalle
               77              45   45-001              LaSalle
               78              46   46-001              LaSalle
               79              47   47-001              LaSalle
               81              49   49-001              LaSalle
                               52
               84                   52-001              LaSalle
               85                   52-002              LaSalle
               86                   52-003              LaSalle
               87              53   53-001              LaSalle
               89              55   55-001              LaSalle
                               59
               93                   59-001              LaSalle
               94                   59-002              LaSalle
               95                   59-003              LaSalle
               96                   59-004              LaSalle
               97                   59-005              LaSalle
               98                   59-006              LaSalle
               99                   59-007              LaSalle
              102              62   62-001              LaSalle
              104              64   64-001              LaSalle
              105              65   65-001              LaSalle
                               66
              106                   66-001              LaSalle
              107                   66-002              LaSalle
              108              67   67-001              LaSalle
              110              69   69-001              LaSalle
              111              70   70-001              LaSalle
              113              72   72-001              LaSalle
              114              73   73-001              LaSalle
              116              75   75-001              LaSalle
              120              79   79-001              LaSalle
              121              80   80-001              LaSalle
              126              85   85-001              LaSalle
              127              86   86-001              LaSalle
              129              88   88-001              LaSalle
              134              93   93-001              LaSalle
              135              94   94-001              LaSalle
              137              96   96-001              LaSalle
              139              98   98-001              LaSalle
              140              99   99-001              LaSalle
              143             102   102-001             LaSalle
              145             104   104-001             LaSalle
              146             105   105-001             LaSalle
              148             107   107-001             LaSalle
              149             108   108-001             LaSalle
              150             109   109-001             LaSalle
              151             110   110-001             LaSalle
              153             112   112-001             LaSalle
              158             117   117-001             LaSalle
              160             119   119-001             LaSalle
              161             120   120-001             LaSalle
              162             121   121-001             LaSalle
              165             124   124-001             LaSalle
              171             130   130-001             LaSalle
              176             135   135-001             LaSalle
                              138
              179                   138-001             LaSalle
              180                   138-002             LaSalle
              181             139   139-001             LaSalle
              184             142   142-001             LaSalle
              188             146   146-001             LaSalle
              190             148   148-001             LaSalle
              195             153   153-001             LaSalle
              196             154   154-001             LaSalle
              200             158   158-001             LaSalle
              201             159   159-001             LaSalle
              204             162   162-001             LaSalle
              205             163   163-001             LaSalle
              208             166   166-001             LaSalle
                              168
              210                   168-001             LaSalle
              211                   168-002             LaSalle
              212                   168-003             LaSalle
              213                   168-004             LaSalle
              215             170   170-001             LaSalle
              219             174   174-001             LaSalle
                              177
              222                   177-001             LaSalle
              223                   177-002             LaSalle
              224                   177-003             LaSalle
              226             179   179-001             LaSalle
              227             180   180-001             LaSalle
              229             182   182-001             LaSalle
              230             183   183-001             LaSalle
              231             184   184-001             LaSalle
              232             185   185-001             LaSalle
              233             186   186-001             LaSalle
              234             187   187-001             LaSalle
              235             188   188-001             LaSalle
              236             189   189-001             LaSalle
              237             190   190-001             LaSalle
              238             191   191-001             LaSalle
              239             192   192-001             LaSalle
              240             193   193-001             LaSalle
              242             195   195-001             LaSalle
              243             196   196-001             LaSalle
              245             198   198-001             LaSalle
              246             199   199-001             LaSalle
              248             201   201-001             LaSalle
              249             202   202-001             LaSalle
              251             204   204-001             LaSalle
              252             205   205-001             LaSalle
              253             206   206-001             LaSalle
              254             207   207-001             LaSalle
              255             208   208-001             LaSalle
              256             209   209-001             LaSalle
              257             210   210-001             LaSalle
              258             211   211-001             LaSalle
              260             213   213-001             LaSalle
              261             214   214-001             LaSalle
              262             215   215-001             LaSalle
              263             216   216-001             LaSalle
              264             217   217-001             LaSalle
              265             218   218-001             LaSalle
              270             223   223-001             LaSalle
              271             224   224-001             LaSalle
                              227
              274                   227-001             LaSalle
              275                   227-002             LaSalle
              276             228   228-001             LaSalle
              277             229   229-001             LaSalle
              278             230   230-001             LaSalle
              280             232   232-001             LaSalle
              281             233   233-001             LaSalle
              282             234   234-001             LaSalle
              283             235   235-001             LaSalle
              284             236   236-001             LaSalle
              285             237   237-001             LaSalle
              288             240   240-001             LaSalle
              289             241   241-001             LaSalle
              290             242   242-001             LaSalle
              292             244   244-001             LaSalle
              294             246   246-001             LaSalle
              296             248   248-001             LaSalle
              297             249   249-001             LaSalle
              298             250   250-001             LaSalle
              299             251   251-001             LaSalle
              300             252   252-001             LaSalle
              302             254   254-001             LaSalle
              303             255   255-001             LaSalle
              304             256   256-001             LaSalle
              305             257   257-001             LaSalle
              308             260   260-001             LaSalle
                              261
              309                   261-001             LaSalle
              310                   261-002             LaSalle
              311             262   262-001             LaSalle
              312             263   263-001             LaSalle
              313             264   264-001             LaSalle
              314             265   265-001             LaSalle
              315             266   266-001             LaSalle
              316             267   267-001             LaSalle
              317             268   268-001             LaSalle
              318             269   269-001             LaSalle


Mortgage Loan No.   Property Name(2)                                          Loan Group   Cross-Collateralization(2)
-----------------   -------------------------------------------------------   ----------   --------------------------
                    RREEF Industrial Portfolio                                             No
                1   1310-1380 Kifer Road (I)                                           1   No
                2   Hayward Business Park (I)                                          1   No
                3   Walsh at Lafayette (I)                                             1   No
                4   Wiegman Distribution Center (I)                                    1   No
                5   Fremont Commerce Center (I)                                        1   No
                6   Montague Industrial Center (I)                                     1   No
                7   Dixon Landing Business Park (I)                                    1   No
                8   Bay Center Business Park II (I)                                    1   No

                9   Huntwood Business Center (I)                                       1   No
               10   Port of Oakland Business Center (I)                                1   No
               11   Charcot Business Center (I)                                        1   No

               12   Cabot Boulevard Warehouse (I)                                      1   No
               13   Bay Center Business Park III (I)                                   1   No
               14   Bayview Business Center (I)                                        1   No
               15   1710 Little Orchard (I)                                            1   No
               16   COG Warehouse (I)                                                  1   No
               17   Industrial Drive (I)                                               1   No
               18   Okidata Distribution Center (I)                                    1   No
               19   Eden Landing Business Center (I)                                   1   No
               20   Doolittle Business Center (I)                                      1   No
               21   Bay Center Distribution Center (I)                                 1   No
               22   Cadillac Court I (I)                                               1   No
               23   Bay Center Business Park I (I)                                     1   No

               24   Cadillac Court II (I)                                              1   No
               30   Gateway Center IV                                                  1   No
               32   Harbour Centre                                                     1   No

               35   Broadway Office                                                    1   No
               38   Scott Foresman Building                                            1   No
               40   Meridian Plaza                                                     1   No
               41   Riverwood Corporate Center                                         1   No
               49   Devlin's Pointe Apartments                                         1   No
                    Prium Portfolio                                                        No
               52   Prium Portfolio - Puyallup (III)                                   1   No
               53   Prium Portfolio - Bremerton (III)                                  1   No
               54   Prium Portfolio - University Place (III)                           1   No
               55   Prium Portfolio - Kennewick (III)                                  1   No
               56   Prium Portfolio - Aberdeen (III)                                   1   No
               57   Prium Portfolio - Seattle (III)                                    1   No
               61   University Heights II Student Housing                              2   No
               63   The Seasons at Horsetooth Crossing                                 1   No
               64   Pickerington Square                                                1   No
               65   ELS - Island Vista MHP                                             2   No
               66   Lansdowne Medical Office Pavilion                                  1   No
               68   NNN - One Northlake Park                                           1   No

               69   The Hague Corporation                                              1   No
               76   Baker Downs                                                        2   No
               77   Coffey Industrial                                                  1   No
               78   Shops at Rock Creek                                                1   No
               79   880 Technology Drive                                               1   No
               81   Shaker Run Apartments                                              2   No
                    Wichita Falls Portfolio                                                No
               84   Wichita Falls Portfolio - The Woodlands (IV)                       2   No
               85   Wichita Falls Portfolio - Lakeview Townhomes (IV)                  2   No
               86   Wichita Falls Portfolio - Lake View Villas (IV)                    2   No
               87   Marketplace at Darien                                              1   No
               89   Grand Commerce Center                                              1   No
                    Danube Portfolio                                                       No
               93   Danube Portfolio - 4191 Cleveland Ave. (V)                         2   No
               94   Danube Portfolio - 3130-3172 1st Ave. (V)                          2   No
               95   Danube Portfolio - 1455 Missouri St. (V)                           2   No
               96   Danube Portfolio - 951 Agate St. (V)                               2   No
               97   Danube Portfolio - 1730-36 Thomas Ave. (V)                         2   No
               98   Danube Portfolio - 4971-79 W. Point Loma Blvd. (V)                 2   No
               99   Danube Portfolio - 3927 - 33 4th Ave. (V)                          2   No
              102   Walnut Hills Plaza                                                 1   No
              104   Cedar Park Apartments                                              2   No
              105   Harbor Pointe                                                      2   No
                    The Ridge at Taylor Station & Heatherwood Terrace                      No
              106   The Ridge at Taylor Station (VI)                                   2   No
              107   Heatherwood Terrace (VI)                                           2   No
              108   Creekwood Landing                                                  2   No
              110   Follini Portfolio - Stroudwater Crossings (C)                      1   Yes
              111   Follini Portfolio - Orthopaedic Associates (C)                     1   Yes
              113   Gateway Center                                                     1   No
              114   Lincoln Park West                                                  2   No
              116   Colony Oaks by the Bay Apartments                                  2   No
              120   Canton Landing Shopping                                            1   No
              121   Savannah Financial Center                                          1   No
              126   The Commons                                                        1   No
              127   Holiday Inn - Wilmington, NC                                       1   No
              129   10-18 Brainerd Road                                                2   No
              134   Bay Valley Foods                                                   1   No
              135   10 Falcon Crest Drive                                              1   No
              137   Promenade Shoppes at Pine Gardens                                  1   No
              139   Lakewood House                                                     2   No
              140   The Boulevard of Shoppes                                           1   No
              143   Rolling Meadows Strip Center                                       1   No
              145   CapMar Office                                                      1   No
              146   Norfolk Commerce Park V                                            1   No
              148   Hollander Industrial Park                                          1   No
              149   Blanco Self Storage                                                1   No
              150   Willow Trace Apartments                                            2   No
              151   San Marcos Self Storage                                            1   No
              153   Strongbox - 1516 N Orleans                                         1   No
              158   Arizona Commons II                                                 2   No
              160   The Bluffs at Northwoods                                           2   No
              161   Lowe's - Nampa                                                     1   No
              162   Stoneybrook Apartments                                             2   No
              165   Millyard Plaza                                                     1   No
              171   Springtown Shopping Center                                         1   No
              176   Leisure Village MHC                                                2   No
                    Oklahoma Self Storage Portfolio                                        No
              179   Amazing Space Self Storage (VII)                                   1   No
              180   Ardmore Self Storage (VII)                                         1   No
              181   Galloway Crossing                                                  1   No
              184   Glen Professional Plaza                                            1   No
              188   U-Stor Blanding                                                    1   No
              190   Mass Mutual Building                                               1   No
              195   Miami Bluffs Apartments                                            2   No
              196   Orchard Park Apartments                                            2   No
              200   Canon Perdido Office                                               1   No
              201   Forest Grove Shopping                                              1   No
              204   Parkway Plaza - Sanibel, FL                                        1   No
              205   Doral Centre                                                       1   No
              208   VE - Holiday Inn Express Brownsville, TX                           1   No
                    Tarbell Apartment Portfolio                                            No
              210   Tarbell Apartments 2 - Perkins Place & Fox Ridge (VIII)            2   No
              211   Tarbell Apartments 1 - Barrington Hill (VIII)                      2   No
              212   Tarbell Apartments 4 - McDuffee (VIII)                             2   No
              213   Tarbell Apartments 3 - Kearsarge (VIII)                            2   No
              215   Wedgewood Commons II Apartments                                    2   No
              219   Strongbox - 1650 W. Irving Park                                    1   No
                    Little Rock Retail Portfolio                                           No
              222   Little Rock Retail - Somers Plaza (IX)                             1   No
              223   Little Rock Retail - Apple Valley Shopping Center (IX)             1   No
              224   Little Rock Retail - Lakewood (IX)                                 1   No
              226   Chelsea Apartments                                                 2   No
              227   Old Mill Shops                                                     1   No
              229   Marysville Retail                                                  1   No
              230   Hampton Inn - Walterboro, SC                                       1   No
              231   Jasmine Properties                                                 1   No
              232   Indoor Self Storage                                                1   No
              233   Lotus Plaza & Starbucks                                            1   No
              234   210 West Capitol Drive                                             1   No
              235   Arlington Apartments                                               2   No
              236   Windsor Village Shopping Center                                    1   No
              237   Michaels Duluth                                                    1   No
              238   Forum Business Park II                                             1   No
              239   The Extra Closet                                                   1   No
              240   Independence Commons MHC                                           1   No
              242   VE - Waldan Chase Apartments                                       2   No
              243   3555 West Van Buren Street                                         1   No
              245   Cornelius Mini Storage                                             1   No
              246   Meadow Park Apartments                                             2   No
              248   Stonecrest Apartments                                              2   No
              249   Durango Professional Plaza                                         1   No
              251   620 Quintard Drive                                                 1   No
              252   FedEx - Macon, GA                                                  1   No
              253   CVS Zanesville, OH                                                 1   No
              254   Citrus Park Crossing                                               1   No
              255   Walgreens Westfield                                                1   No
              256   TGW Ermanco                                                        1   No
              257   Glendale Industrial                                                1   No
              258   Godley Station                                                     1   No
              260   Mountain View Center                                               1   No
              261   CVS - Dunkirk, NY                                                  1   No
              262   Tallahatchie Centre                                                1   No
              263   Cambridge Building                                                 1   No
              264   CVS Meadville, PA                                                  1   No
              265   Lancaster Properties                                               2   No
              270   Gleannlock Farms                                                   1   No
              271   All About Storage                                                  1   No
                    Strauss Portfolio                                                      No
              274   Strauss Portfolio - 3670-3680 Park Blvd. (X)                       2   No
              275   Strauss Portfolio - 3602-3608 Park Blvd. (X)                       2   No
              276   All Spanaway Storage                                               1   No
              277   Houston Levee Collections Shopping Center                          1   No
              278   26901 Cannon Road                                                  1   No
              280   Athens Town Center                                                 1   No
              281   All Star Self Storage                                              1   No
              282   Memorial Self Storage                                              1   No
              283   Newtown Self Storage                                               1   No
              284   Ellsworth Crossing                                                 1   No
              285   Tice Mobile Home Community                                         2   No
              288   West Side Mini Storage                                             1   No
              289   Springhouse Office Park                                            1   No
              290   Estacada Mini Storage                                              1   No
              292   Grand Island Apartments                                            2   No
              294   Middleton Commons                                                  2   No
              296   Bryan Freedom Center                                               1   No
              297   Huntingdon Plaza Shopping Center                                   1   No
              298   Century Professional Buildings                                     1   No
              299   Sunbelt Rentals                                                    1   No
              300   7th & Greentree Retail                                             1   No
              302   Van Buren Self Storage                                             1   No
              303   Swainsboro Shopping Center                                         1   No
              304   Country Estates MHP                                                1   No
              305   Forest Hill Center                                                 1   No
              308   Mesa Sunrise Shopping Center                                       1   No
                    Tennessee Self Storage Portfolio                                       No
              309   North Gate Self Storage (XI)                                       1   No
              310   A-1 Self Storage (XI)                                              1   No
              311   Whitehall Apartments                                               2   No
              312   2750 West Main                                                     1   No
              313   11930 and 11950 Starcrest Retail/Office                            1   No
              314   Q's Quick Mini Storage                                             1   No
              315   Mexia Plaza Retail Center                                          1   No
              316   Greentree Village                                                  2   No
              317   Suncom Center                                                      1   No
              318   Prineville Storage                                                 1   No


Mortgage Loan No.   Original Balance   Cut-Off Date Balance(3)   NOI DSCR(4)   NCF DSCR(4)   Post IO Period NCF DSCR(4)
-----------------   ----------------   -----------------------   -----------   -----------   --------------------------
                        $250,000,000              $250,000,000          2.28          2.10                          NAP
                1        $28,600,000               $28,600,000          2.28          2.10                          NAP
                2        $27,300,000               $27,300,000          2.28          2.10                          NAP
                3        $19,300,000               $19,300,000          2.28          2.10                          NAP
                4        $19,100,000               $19,100,000          2.28          2.10                          NAP
                5        $14,200,000               $14,200,000          2.28          2.10                          NAP
                6        $14,200,000               $14,200,000          2.28          2.10                          NAP
                7        $13,400,000               $13,400,000          2.28          2.10                          NAP
                8        $12,300,000               $12,300,000          2.28          2.10                          NAP

                9        $11,600,000               $11,600,000          2.28          2.10                          NAP
               10        $10,800,000               $10,800,000          2.28          2.10                          NAP
               11        $10,300,000               $10,300,000          2.28          2.10                          NAP

               12         $9,300,000                $9,300,000          2.28          2.10                          NAP
               13         $8,700,000                $8,700,000          2.28          2.10                          NAP
               14         $7,300,000                $7,300,000          2.28          2.10                          NAP
               15         $5,900,000                $5,900,000          2.28          2.10                          NAP
               16         $5,700,000                $5,700,000          2.28          2.10                          NAP
               17         $5,300,000                $5,300,000          2.28          2.10                          NAP
               18         $5,200,000                $5,200,000          2.28          2.10                          NAP
               19         $4,800,000                $4,800,000          2.28          2.10                          NAP
               20         $4,500,000                $4,500,000          2.28          2.10                          NAP
               21         $3,400,000                $3,400,000          2.28          2.10                          NAP
               22         $3,200,000                $3,200,000          2.28          2.10                          NAP
               23         $3,100,000                $3,100,000          2.28          2.10                          NAP

               24         $2,500,000                $2,500,000          2.28          2.10                          NAP
               30        $61,000,000               $61,000,000          1.50          1.41                         1.19
               32        $51,180,000               $51,180,000          1.61          1.53                         1.26

               35        $37,500,000               $37,500,000          2.33          2.10                          NAP
               38        $33,675,000               $33,675,000          1.78          1.74                          NAP
               40        $27,600,000               $27,600,000          1.53          1.46                         1.25
               41        $25,200,000               $25,200,000          1.58          1.46                         1.21
               49        $22,300,000               $22,300,000          1.38          1.32                         1.09
                         $19,280,000               $19,178,640          1.28          1.24                          NAP
               52         $5,392,178                $5,363,830          1.28          1.24                          NAP
               53         $4,444,103                $4,420,739          1.28          1.24                          NAP
               54         $3,370,111                $3,352,394          1.28          1.24                          NAP
               55         $2,444,257                $2,431,407          1.28          1.24                          NAP
               56         $2,073,915                $2,063,012          1.28          1.24                          NAP
               57         $1,555,436                $1,547,259          1.28          1.24                          NAP
               61        $17,000,000               $17,000,000          1.49          1.43                         1.22
               63        $16,100,000               $16,100,000          1.56          1.51                         1.27
               64        $15,200,000               $15,200,000          1.53          1.49                          NAP
               65        $14,800,000               $14,800,000          1.38          1.35                         1.15
               66        $14,000,000               $14,000,000          1.61          1.51                         1.26
               68        $13,350,000               $13,350,000          1.59          1.41                         1.20

               69        $13,000,000               $12,987,854          1.95          1.74                          NAP
               76        $11,960,000               $11,940,123          1.43          1.32                          NAP
               77        $11,700,000               $11,700,000          1.68          1.58                         1.32
               78        $11,700,000               $11,700,000          1.47          1.41                         1.18
               79        $11,560,000               $11,560,000          1.45          1.38                         1.15
               81        $11,000,000               $11,000,000          1.34          1.28                          NAP
                         $10,600,000               $10,600,000          1.81          1.69                         1.34
               84         $4,799,998                $4,799,998          1.81          1.69                         1.34
               85         $4,320,030                $4,320,030          1.81          1.69                         1.34
               86         $1,479,972                $1,479,972          1.81          1.69                         1.34
               87        $10,350,000               $10,330,129          1.27          1.22                          NAP
               89        $10,000,000                $9,993,314          1.27          1.21                          NAP
                          $9,500,000                $9,500,000          1.41          1.37                         1.14
               93         $1,974,848                $1,974,848          1.41          1.37                         1.14
               94         $1,871,212                $1,871,212          1.41          1.37                         1.14
               95         $1,445,152                $1,445,152          1.41          1.37                         1.14
               96         $1,364,545                $1,364,545          1.41          1.37                         1.14
               97         $1,105,455                $1,105,455          1.41          1.37                         1.14
               98           $996,061                  $996,061          1.41          1.37                         1.14
               99           $742,727                  $742,727          1.41          1.37                         1.14
              102         $9,000,000                $9,000,000          1.48          1.43                         1.20
              104         $9,000,000                $8,991,721          1.43          1.34                          NAP
              105         $9,000,000                $8,985,146          1.39          1.31                          NAP
                          $9,000,000                $8,976,024          1.34          1.20                          NAP
              106         $5,230,769                $5,216,835          1.34          1.20                          NAP
              107         $3,769,231                $3,759,190          1.34          1.20                          NAP
              108         $8,940,000                $8,925,279          1.37          1.27                          NAP
              110         $4,680,000                $4,680,000          1.60          1.48                         1.24
              111         $3,870,000                $3,870,000          1.60          1.48                         1.24
              113         $8,300,000                $8,300,000          1.43          1.33                         1.13
              114         $8,200,000                $8,200,000          1.50          1.45                          NAP
              116         $7,720,000                $7,707,259          1.35          1.27                          NAP
              120         $7,600,000                $7,592,214          1.30          1.20                          NAP
              121         $7,500,000                $7,500,000          1.52          1.38                         1.16
              126         $7,200,000                $7,189,022          2.78          2.54                          NAP
              127         $7,023,000                $6,995,290          1.52          1.34                          NAP
              129         $6,900,000                $6,894,266          1.28          1.26                          NAP
              134         $6,675,000                $6,657,313          1.42          1.29                          NAP
              135         $6,650,000                $6,650,000          1.70          1.54                         1.29
              137         $6,525,000                $6,525,000          1.48          1.40                         1.20
              139         $6,500,000                $6,500,000          1.28          1.23                          NAP
              140         $6,500,000                $6,500,000          1.56          1.47                          NAP
              143         $6,400,000                $6,400,000          1.89          1.76                          NAP
              145         $6,250,000                $6,250,000          1.30          1.22                         1.05
              146         $6,200,000                $6,200,000          1.80          1.58                         1.31
              148         $6,040,000                $6,033,976          1.30          1.20                          NAP
              149         $6,000,000                $6,000,000          1.51          1.47                         1.25
              150         $5,880,000                $5,880,000          1.65          1.54                          NAP
              151         $5,850,000                $5,850,000          1.48          1.44                         1.22
              153         $5,800,000                $5,793,910          1.46          1.43                          NAP
              158         $5,600,000                $5,600,000          1.30          1.23                          NAP
              160         $5,575,000                $5,575,000          1.90          1.75                          NAP
              161         $5,575,000                $5,575,000          1.27          1.27                          NAP
              162         $5,500,000                $5,500,000          1.42          1.35                         1.15
              165         $5,300,000                $5,300,000          1.52          1.42                         1.20
              171         $5,040,000                $5,040,000          1.56          1.44                         1.22
              176         $4,800,000                $4,795,533          1.42          1.39                          NAP
                          $4,625,000                $4,620,396          1.30          1.25                          NAP
              179         $3,225,000                $3,221,790          1.30          1.25                          NAP
              180         $1,400,000                $1,398,606          1.30          1.25                          NAP
              181         $4,500,000                $4,500,000          1.37          1.28                         1.07
              184         $4,490,000                $4,490,000          1.35          1.25                          NAP
              188         $4,375,000                $4,375,000          1.38          1.34                          NAP
              190         $4,300,000                $4,300,000          1.70          1.51                         1.25
              195         $4,200,000                $4,200,000          1.56          1.46                         1.23
              196         $4,200,000                $4,195,851          1.46          1.35                          NAP
              200         $4,000,000                $4,000,000          1.67          1.56                         1.33
              201         $4,000,000                $4,000,000          1.37          1.26                          NAP
              204         $4,000,000                $3,996,227          1.42          1.24                          NAP
              205         $4,000,000                $3,996,003          1.30          1.21                          NAP
              208         $3,800,000                $3,800,000          1.88          1.66                          NAP
                          $3,800,000                $3,796,246          1.29          1.21                          NAP
              210         $1,388,309                $1,386,937          1.29          1.21                          NAP
              211         $1,213,779                $1,212,580          1.29          1.21                          NAP
              212           $674,322                  $673,655          1.29          1.21                          NAP
              213           $523,591                  $523,074          1.29          1.21                          NAP
              215         $3,760,000                $3,756,235          1.36          1.21                          NAP
              219         $3,700,000                $3,696,115          2.15          2.11                          NAP
                          $3,600,000                $3,600,000          1.34          1.17                          NAP
              222         $1,568,317                $1,568,317          1.34          1.17                          NAP
              223         $1,069,307                $1,069,307          1.34          1.17                          NAP
              224           $962,376                  $962,376          1.34          1.17                          NAP
              226         $3,525,000                $3,521,826          1.34          1.21                          NAP
              227         $3,500,000                $3,500,000          1.53          1.45                         1.21
              229         $3,420,000                $3,416,193          1.27          1.20                          NAP
              230         $3,433,000                $3,399,116          1.51          1.34                          NAP
              231         $3,300,000                $3,286,621          2.03          1.80                          NAP
              232         $3,250,000                $3,246,946          1.23          1.20                          NAP
              233         $3,200,000                $3,200,000          1.31          1.23                          NAP
              234         $3,200,000                $3,194,583          1.39          1.24                          NAP
              235         $3,200,000                $3,194,266          1.30          1.20                          NAP
              236         $3,150,000                $3,146,906          1.40          1.28                          NAP
              237         $3,100,000                $3,100,000          1.38          1.30                          NAP
              238         $3,100,000                $3,096,890          1.35          1.24                          NAP
              239         $3,040,000                $3,034,650          1.33          1.30                          NAP
              240         $3,000,000                $3,000,000          1.89          1.81                          NAP
              242         $3,000,000                $2,992,529          1.33          1.27                          NAP
              243         $2,900,000                $2,895,045          1.51          1.40                          NAP
              245         $2,850,000                $2,847,168          1.29          1.26                          NAP
              246         $2,840,000                $2,840,000          1.59          1.44                         1.16
              248         $2,800,000                $2,800,000          1.55          1.47                         1.24
              249         $2,800,000                $2,794,983          1.33          1.24                          NAP
              251         $2,750,000                $2,750,000          1.50          1.42                          NAP
              252         $2,678,000                $2,675,329          1.27          1.22                          NAP
              253         $2,650,000                $2,650,000          1.16          1.16                          NAP
              254         $2,625,000                $2,621,235          1.30          1.25                          NAP
              255         $2,607,000                $2,607,000          2.14          2.12                          NAP
              256         $2,600,000                $2,600,000          1.85          1.60                         1.35
              257         $2,560,000                $2,560,000          1.85          1.60                         1.36
              258         $2,570,000                $2,559,683          1.32          1.23                          NAP
              260         $2,500,000                $2,500,000          1.39          1.37                         1.15
              261         $2,490,000                $2,490,000          1.16          1.16                          NAP
              262         $2,490,000                $2,485,488          1.58          1.42                          NAP
              263         $2,470,000                $2,467,527          1.58          1.39                          NAP
              264         $2,445,000                $2,445,000          1.16          1.16                          NAP
              265         $2,445,000                $2,438,765          1.27          1.21                          NAP
              270         $2,381,000                $2,378,612          1.34          1.26                          NAP
              271         $2,360,000                $2,360,000          1.53          1.49                         1.25
                          $2,310,000                $2,310,000          1.59          1.49                         1.24
              274         $1,659,966                $1,659,966          1.59          1.49                         1.24
              275           $650,034                  $650,034          1.59          1.49                         1.24
              276         $2,300,000                $2,297,715          1.65          1.60                          NAP
              277         $2,225,000                $2,225,000          1.52          1.42                         1.21
              278         $2,180,000                $2,180,000          1.41          1.26                          NAP
              280         $2,100,000                $2,098,038          1.26          1.18                          NAP
              281         $2,080,000                $2,077,889          1.33          1.29                          NAP
              282         $2,075,000                $2,067,953          1.30          1.24                          NAP
              283         $2,035,000                $2,035,000          1.54          1.49                         1.26
              284         $2,000,000                $2,000,000          1.56          1.48                         1.26
              285         $2,000,000                $1,998,005          1.13          1.08                          NAP
              288         $1,900,000                $1,898,180          1.27          1.21                          NAP
              289         $1,900,000                $1,898,134          1.30          1.19                          NAP
              290         $1,900,000                $1,898,112          1.32          1.27                          NAP
              292         $1,820,000                $1,820,000          1.54          1.43                          NAP
              294         $1,710,000                $1,710,000          1.53          1.43                         1.20
              296         $1,640,000                $1,638,404          1.32          1.23                          NAP
              297         $1,560,000                $1,557,407          1.30          1.20                          NAP
              298         $1,550,000                $1,548,445          1.36          1.21                          NAP
              299         $1,538,441                $1,533,498          1.41          1.35                          NAP
              300         $1,500,000                $1,500,000          2.19          2.04                         1.74
              302         $1,500,000                $1,498,599          1.81          1.73                          NAP
              303         $1,500,000                $1,498,507          1.43          1.22                          NAP
              304         $1,500,000                $1,498,495          1.43          1.37                          NAP
              305         $1,470,000                $1,467,483          1.30          1.22                          NAP
              308         $1,360,000                $1,358,763          1.35          1.29                          NAP
                          $1,280,000                $1,280,000          1.49          1.42                         1.24
              309           $643,975                  $643,975          1.49          1.42                         1.24
              310           $636,025                  $636,025          1.49          1.42                         1.24
              311         $1,250,000                $1,248,784          1.30          1.20                          NAP
              312         $1,240,000                $1,237,930          1.29          1.21                          NAP
              313         $1,225,000                $1,223,364          1.45          1.25                          NAP
              314         $1,136,000                $1,134,989          1.27          1.22                          NAP
              315         $1,125,000                $1,125,000          1.58          1.48                          NAP
              316         $1,025,000                $1,024,010          1.42          1.37                          NAP
              317         $1,009,222                $1,009,222          1.34          1.27                          NAP
              318           $950,000                  $950,000          1.51          1.41                          NAP


Mortgage Loan No.   Cut-Off Date LTV(4)    Balloon LTV(4)    Cut-Off Date LTV Without Tax Credits(4)
-----------------   -------------------    --------------    ---------------------------------------
                                   52.5%             52.5%   NAP
                1                  52.5%             52.5%   NAP
                2                  52.5%             52.5%   NAP
                3                  52.5%             52.5%   NAP
                4                  52.5%             52.5%   NAP
                5                  52.5%             52.5%   NAP
                6                  52.5%             52.5%   NAP
                7                  52.5%             52.5%   NAP
                8                  52.5%             52.5%   NAP

                9                  52.5%             52.5%   NAP
               10                  52.5%             52.5%   NAP
               11                  52.5%             52.5%   NAP

               12                  52.5%             52.5%   NAP
               13                  52.5%             52.5%   NAP
               14                  52.5%             52.5%   NAP
               15                  52.5%             52.5%   NAP
               16                  52.5%             52.5%   NAP
               17                  52.5%             52.5%   NAP
               18                  52.5%             52.5%   NAP
               19                  52.5%             52.5%   NAP
               20                  52.5%             52.5%   NAP
               21                  52.5%             52.5%   NAP
               22                  52.5%             52.5%   NAP
               23                  52.5%             52.5%   NAP

               24                  52.5%             52.5%   NAP
               30                  79.2%             74.2%   NAP
               32                  73.1%             68.1%   NAP

               35                  54.3%             54.3%   NAP
               38                  64.8%             64.8%   NAP
               40                  72.4%             68.1%   NAP
               41                  79.5%             74.2%   NAP
               49                  72.6%             65.3%   NAP
                                   73.7%             63.4%   NAP
               52                  73.7%             63.4%   NAP
               53                  73.7%             63.4%   NAP
               54                  73.7%             63.4%   NAP
               55                  73.7%             63.4%   NAP
               56                  73.7%             63.4%   NAP
               57                  73.7%             63.4%   NAP
               61                  67.2%             61.0%   NAP
               63                  64.9%             58.7%   NAP
               64                  76.0%             76.0%   NAP
               65                  76.3%             71.6%   NAP
               66                  79.5%             71.6%   NAP
               68                  75.0%             70.4%   NAP

               69                  65.9%             56.6%   NAP
               76                  79.0%             68.1%   NAP
               77                  71.8%             67.1%   NAP
               78                  79.6%             74.4%   NAP
               79                  80.0%             72.1%   NAP
               81                  59.1%             38.5%   NAP
                                   78.9%             71.7%   NAP
               84                  78.9%             71.7%   NAP
               85                  78.9%             71.7%   NAP
               86                  78.9%             71.7%   NAP
               87                  75.5%             63.9%   NAP
               89                  75.7%             71.1%   NAP
                                   57.6%             51.9%   NAP
               93                  57.6%             51.9%   NAP
               94                  57.6%             51.9%   NAP
               95                  57.6%             51.9%   NAP
               96                  57.6%             51.9%   NAP
               97                  57.6%             51.9%   NAP
               98                  57.6%             51.9%   NAP
               99                  57.6%             51.9%   NAP
              102                  72.6%             67.9%   NAP
              104                  79.9%             68.8%   NAP
              105                  77.7%             67.0%   NAP
                                   76.7%             65.9%   NAP
              106                  76.7%             65.9%   NAP
              107                  76.7%             65.9%   NAP
              108                  78.3%             67.5%   NAP
              110                  78.8%             69.7%   NAP
              111                  78.8%             69.7%   NAP
              113                  75.5%             70.7%   NAP
              114                  52.6%             52.6%   NAP
              116                  77.3%             66.7%   NAP
              120                  80.1%             67.9%   NAP
              121                  77.3%             68.5%   NAP
              126                  33.0%             25.3%   NAP
              127                  72.9%             57.5%   NAP
              129                  78.3%             74.3%   NAP
              134                  74.4%             63.9%   NAP
              135                  80.1%             70.9%   NAP
              137                  69.8%             65.6%   NAP
              139                  76.5%             71.9%   NAP
              140                  79.8%             79.8%   NAP
              143                  55.7%             47.1%   NAP
              145                  79.7%             74.9%   NAP
              146                  79.9%             71.8%   NAP
              148                  63.5%             54.0%   NAP
              149                  71.6%             64.8%   NAP
              150                  80.0%             80.0%   NAP
              151                  78.5%             73.6%   NAP
              153                  68.5%             57.8%   NAP
              158                  80.0%             74.8%   NAP
              160                  76.4%             76.4%   NAP
              161                  79.6%             79.6%   NAP
              162                  67.1%             61.0%   NAP
              165                  72.1%             67.5%   NAP
              171                  76.9%             68.2%   NAP
              176                  74.9%             64.4%   NAP
                                   72.6%             61.8%   NAP
              179                  72.6%             61.8%   NAP
              180                  72.6%             61.8%   NAP
              181                  76.3%             71.2%   NAP
              184                  77.4%             65.6%   NAP
              188                  78.1%             66.2%   NAP
              190                  79.3%             71.2%   NAP
              195                  79.2%             71.6%   NAP
              196                  79.9%             68.1%   NAP
              200                  58.8%             55.2%   NAP
              201                  69.1%             58.5%   NAP
              204                  74.0%             69.6%   NAP
              205                  78.4%             66.6%   NAP
              208                  62.3%             49.4%   NAP
                                   79.3%             67.5%   NAP
              210                  79.3%             67.5%   NAP
              211                  79.3%             67.5%   NAP
              212                  79.3%             67.5%   NAP
              213                  79.3%             67.5%   NAP
              215                  80.6%             68.5%   NAP
              219                  44.1%             37.2%   NAP
                                   71.3%             55.8%   NAP
              222                  71.3%             55.8%   NAP
              223                  71.3%             55.8%   NAP
              224                  71.3%             55.8%   NAP
              226                  69.7%             60.2%   NAP
              227                  63.6%             59.5%   NAP
              229                  71.2%             59.5%   NAP
              230                  62.9%             29.2%   NAP
              231                  43.2%             28.9%   NAP
              232                  78.1%             67.0%   NAP
              233                  63.4%             41.6%   NAP
              234                  79.9%             68.7%   NAP
              235                  73.6%             62.8%   NAP
              236                  74.0%             63.1%   NAP
              237                  72.9%             63.1%   NAP
              238                  79.0%             67.1%   NAP
              239                  70.6%             60.4%   NAP
              240                  55.4%             55.4%   NAP
              242                  74.8%             64.8%   NAP
              243                  56.8%             48.7%   NAP
              245                  77.6%             66.0%   NAP
              246                  80.0%             72.8%   NAP
              248                  72.7%             64.5%   NAP
              249                  71.3%             60.9%   NAP
              251                  73.5%             62.4%   NAP
              252                  69.5%             59.1%   NAP
              253                  73.0%             61.9%   NAP
              254                  65.5%             51.0%   NAP
              255                  49.1%             49.1%   NAP
              256                  72.2%             65.2%   NAP
              257                  80.0%             72.4%   NAP
              258                  75.7%             65.6%   NAP
              260                  73.5%             66.5%   NAP
              261                  73.2%             62.1%   NAP
              262                  69.5%             59.3%   NAP
              263                  69.3%             58.9%   NAP
              264                  73.0%             61.9%   NAP
              265                  77.4%             61.1%   NAP
              270                  72.5%             61.6%   NAP
              271                  78.7%             69.6%   NAP
                                   54.7%             49.3%   NAP
              274                  54.7%             49.3%   NAP
              275                  54.7%             49.3%   NAP
              276                  57.3%             48.7%   NAP
              277                  74.2%             64.9%   NAP
              278                  74.7%             57.5%   NAP
              280                  74.9%             64.3%   NAP
              281                  74.2%             62.9%   NAP
              282                  58.0%             50.0%   NAP
              283                  65.6%             58.3%   NAP
              284                  66.7%             59.3%   NAP
              285                  71.4%             60.7%   NAP
              288                  78.1%             66.8%   NAP
              289                  73.0%             62.2%   NAP
              290                  75.9%             64.6%   NAP
              292                  80.0%             62.8%   NAP
              294                  77.7%             68.9%   NAP
              296                  78.0%             66.6%   NAP
              297                  75.6%             65.1%   NAP
              298                  65.3%             55.5%   NAP
              299                  56.8%             49.2%   NAP
              300                  44.6%             40.5%   NAP
              302                  37.5%             32.2%   NAP
              303                  76.8%             65.4%   NAP
              304                  71.4%             60.6%   NAP
              305                  75.3%             64.6%   NAP
              308                  75.5%             65.1%   NAP
                                   79.5%             70.1%   NAP
              309                  79.5%             70.1%   NAP
              310                  79.5%             70.1%   NAP
              311                  78.0%             66.6%   NAP
              312                  77.9%             67.0%   NAP
              313                  72.0%             56.9%   NAP
              314                  79.4%             74.9%   NAP
              315                  67.6%             57.4%   NAP
              316                  68.3%             58.3%   NAP
              317                  74.8%             64.0%   NAP
              318                  57.2%             48.7%   NAP


Mortgage Loan No.   Balloon LTV Without Tax Credits(4)
-----------------   ----------------------------------
                    NAP
                1   NAP
                2   NAP
                3   NAP
                4   NAP
                5   NAP
                6   NAP
                7   NAP
                8   NAP

                9   NAP
               10   NAP
               11   NAP

               12   NAP
               13   NAP
               14   NAP
               15   NAP
               16   NAP
               17   NAP
               18   NAP
               19   NAP
               20   NAP
               21   NAP
               22   NAP
               23   NAP

               24   NAP
               30   NAP
               32   NAP

               35   NAP
               38   NAP
               40   NAP
               41   NAP
               49   NAP
                    NAP
               52   NAP
               53   NAP
               54   NAP
               55   NAP
               56   NAP
               57   NAP
               61   NAP
               63   NAP
               64   NAP
               65   NAP
               66   NAP
               68   NAP

               69   NAP
               76   NAP
               77   NAP
               78   NAP
               79   NAP
               81   NAP
                    NAP
               84   NAP
               85   NAP
               86   NAP
               87   NAP
               89   NAP
                    NAP
               93   NAP
               94   NAP
               95   NAP
               96   NAP
               97   NAP
               98   NAP
               99   NAP
              102   NAP
              104   NAP
              105   NAP
                    NAP
              106   NAP
              107   NAP
              108   NAP
              110   NAP
              111   NAP
              113   NAP
              114   NAP
              116   NAP
              120   NAP
              121   NAP
              126   NAP
              127   NAP
              129   NAP
              134   NAP
              135   NAP
              137   NAP
              139   NAP
              140   NAP
              143   NAP
              145   NAP
              146   NAP
              148   NAP
              149   NAP
              150   NAP
              151   NAP
              153   NAP
              158   NAP
              160   NAP
              161   NAP
              162   NAP
              165   NAP
              171   NAP
              176   NAP
                    NAP
              179   NAP
              180   NAP
              181   NAP
              184   NAP
              188   NAP
              190   NAP
              195   NAP
              196   NAP
              200   NAP
              201   NAP
              204   NAP
              205   NAP
              208   NAP
                    NAP
              210   NAP
              211   NAP
              212   NAP
              213   NAP
              215   NAP
              219   NAP
                    NAP
              222   NAP
              223   NAP
              224   NAP
              226   NAP
              227   NAP
              229   NAP
              230   NAP
              231   NAP
              232   NAP
              233   NAP
              234   NAP
              235   NAP
              236   NAP
              237   NAP
              238   NAP
              239   NAP
              240   NAP
              242   NAP
              243   NAP
              245   NAP
              246   NAP
              248   NAP
              249   NAP
              251   NAP
              252   NAP
              253   NAP
              254   NAP
              255   NAP
              256   NAP
              257   NAP
              258   NAP
              260   NAP
              261   NAP
              262   NAP
              263   NAP
              264   NAP
              265   NAP
              270   NAP
              271   NAP
                    NAP
              274   NAP
              275   NAP
              276   NAP
              277   NAP
              278   NAP
              280   NAP
              281   NAP
              282   NAP
              283   NAP
              284   NAP
              285   NAP
              288   NAP
              289   NAP
              290   NAP
              292   NAP
              294   NAP
              296   NAP
              297   NAP
              298   NAP
              299   NAP
              300   NAP
              302   NAP
              303   NAP
              304   NAP
              305   NAP
              308   NAP
                    NAP
              309   NAP
              310   NAP
              311   NAP
              312   NAP
              313   NAP
              314   NAP
              315   NAP
              316   NAP
              317   NAP
              318   NAP


Mortgage Loan No.   Street Address                                                                   City
-----------------   ------------------------------------------------------------------------------   -----------------

                1   1310 - 1380 Kifer Road                                                           Sunnyvale
                2   Zephyr Ave., Crocker Ave., Huntwood Ave., and Santana St.                        Hayward
                3   915-925, 1035, 1135 and 1285 Walsh Avenue                                        Santa Clara
                4   30746 Wiegman Road                                                               Hayward
                5   41460-84, 41444-58, 41638-98, 41728-86 Christy Street                            Fremont
                6   1510-1568 Montague Expressway                                                    San Jose
                7   Milmont Drive and Dixon Landing Road                                             Milpitas
                8   3832 Bay Center Place, 3847-3857 Breakwater Ave.,                                Hayward
                    3848-3858 Bay Center Place, 3860-3880 Bay Center Place
                9   San Louis Obispo Ave., Whipple Rd., Medallion Dr., and Huntwood Ave.             Hayward
               10   7303-7307 Edgewater Drive                                                        Oakland
               11   721-741 Charcot Avenue, 2023-2035 O'Toole Ave., 2142-2158 Paragon Drive,         San Jose
                    2170-2190 Paragon Drive
               12   21001-21005 Cabot Boulevard                                                      Hayward
               13   3825 Bay Center Place, 25531-25565 Whitesell Street                              Hayward
               14   2901-2949 Bayview Drive and 48000-48016 Fremont Boulevard                        Fremont
               15   1710 Little Orchard Street                                                       San Jose
               16   931 Cadillac Court                                                               Milpitas
               17   45101 Industrial Drive                                                           Fremont
               18   1021 & 1101 Cadillac Court                                                       Milpitas
               19   26235-26269 Research Place                                                       Hayward
               20   1431-1479 Doolittle Drive                                                        San Leandro
               21   3875 Bay Center Place                                                            Hayward
               22   1161-1181 Cadillac Court                                                         Milpitas
               23   26250-26260 Eden Landing Ave.,3556-3566 Investment Road, 3551-3556 Arden Road,   Hayward
                    3582-3588 Arden Road, 3450-3550 Arden Road
               24   1123-1141 Cadillac Court                                                         Milpitas
               30   100 Mulberry Street                                                              Newark
               32   18851 NE 29th Avenue                                                             Aventura

               35   1700 Broadway                                                                    Denver
               38   1900 East Lake Avenue                                                            Glenview
               40   10333 - 10585 Meridian Street                                                    Carmel
               41   N19 W24200/W24400 Riverwood Drive                                                Pewaukee
               49   2735 Westminster Circle                                                          Allison Park

               52   211 West Main Street                                                             Puyallup
               53   4810 Auto Center Boulevard                                                       Bremerton
               54   2901 Bridgeport Way                                                              University Place
               55   1120 North Edison Street                                                         Kennewick
               56   503-511 West Heron Street                                                        Aberdeen
               57   132 South Spokane Street                                                         Seattle
               61   1101 East River Ridge Parkway                                                    San Marcos
               63   1020 Wabash Street                                                               Fort Collins
               64   1028 Hill Road North                                                             Pickerington
               65   3000 North Tamiami Trail                                                         North Fort Myers
               66   19450 Deerfield Avenue                                                           Lansdowne
               68   11500 Northlake Drive                                                            Cincinnati

               69   400 West Avenue                                                                  Rochester
               76   305 West Baker Road                                                              Baytown
               77   3300 Coffey Lane                                                                 Santa Rosa
               78   2382 Germantown Parkway                                                          Memphis
               79   880 Technology Drive                                                             Ann Arbor
               81   601 Sand Creek Road                                                              Albany

               84   1717 Midwestern Parkway                                                          Wichita Falls
               85   4811 Likens Avenue                                                               Wichita Falls
               86   4800 Fairway Boulevard                                                           Wichita Falls
               87   2415-2445 75th Street                                                            Darien
               89   600 - 650 South Grand Avenue                                                     Santa Ana

               93   4191 Cleveland Ave.                                                              San Diego
               94   3130-3172 1st Ave.                                                               San Diego
               95   1455 Missouri St.                                                                San Diego
               96   951 Agate St.                                                                    San Diego
               97   1730-36 Thomas Ave.                                                              San Diego
               98   4971-79 W. Point Loma Blvd.                                                      San Diego
               99   3927 - 33 4th Ave.                                                               San Diego
              102   18718-18744 Amar Road                                                            Walnut
              104   11353 North Tazwell Drive                                                        Louisville
              105   4101 Nasa Parkway                                                                Seabrook

              106   321 Directory Drive                                                              Columbus
              107   777 Laver Road                                                                   Mansfield
              108   400 Timbercreek Drive                                                            Clute
              110   1685 Congress Street                                                             Portland
              111   515 W Columbia Street                                                            Evansville
              113   136 Heber Avenue                                                                 Park City
              114   2140 Lincoln Park West                                                           Chicago
              116   18100 Nassau Bay Drive                                                           Nassau Bay
              120   44918-44978 Ford Road                                                            Canton Township
              121   7402 Hodgson Memorial Drive                                                      Savannah
              126   140 South Lake Avenue                                                            Pasadena
              127   5032 Market Street                                                               Wilmington
              129   10-18 Brainerd Road                                                              Boston
              134   2935 Van Vactor Drive                                                            Plymouth
              135   10 Falcon Crest Drive                                                            Greenville
              137   240-250 West Indiantown Road                                                     Jupiter
              139   4801 North Hills Boulevard                                                       North Little Rock
              140   123 Grandview Boulevard                                                          Madison
              143   1450 Golf Road and 1635-69 Algonquin Road                                        Rolling Meadows
              145   11550 Common Oaks Drive                                                          Raleigh
              146   2510 Walmer Avenue                                                               Norfolk
              148   10521-10565 Dale Avenue                                                          Stanton
              149   940 E. Blanco Road                                                               Salinas
              150   114 Willow Trace Circle                                                          Clemmons
              151   4087 State Street                                                                Santa Barbara
              153   1516 North Orleans Street                                                        Chicago
              158   2040 North 1st Avenue                                                            Tucson
              160   1850 Yellowstone Court                                                           Gastonia
              161   1305 West Karcher Road                                                           Nampa
              162   651 East Travis Boulevard                                                        Fairfield
              165   210-220 Imi Kala Street                                                          Wailuku
              171   500 Highway 199 E                                                                Springtown
              176   4711 Walnut Road                                                                 Buckeye Lake

              179   3213 & 3405 Bart Conner Drive.                                                   Norman
              180   1900 Veteran's Boulevard (Hwy 142)                                               Ardmore
              181   5688 West Broad Street                                                           Galloway
              184   4911, 5019, 5133 North Executive Drive, 901 West Glen Avenue                     Peoria
              188   1065 Blanding Boulevard                                                          Orange Park
              190   5544 Greenwich Road                                                              Virginia Beach
              195   8204 Wooster Pike                                                                Columbia Township
              196   12-21 Crestwood Drive                                                            Waterville
              200   136 West Canon Perdido Street                                                    Santa Barbara
              201   2333 Pacific Avenue                                                              Forest Grove
              204   10231, 10241, 10251, & 10261 Metro Parkway                                       Ft. Meyers
              205   101 West 69th Street                                                             Sioux Falls
              208   1985 North Expressway 83                                                         Brownsville

              210   Route 106 & 140 (Perkins Rd./Rhodes Dr.)                                         Belmont
              211   382 Route 9                                                                      Barrington
              212   17 Felker Street                                                                 Gonic
              213   115 Kearsarge Mountain Rd.                                                       Warner
              215   1919, 1923, 1927, 1935 Miller Street                                             La Crosse
              219   1650 West Irving Park                                                            Chicago

              222   5107 Warden Road                                                                 North Little Rock
              223   8000 Highway 107                                                                 Sherwood
              224   4501 Fairway Avenue                                                              North Little Rock
              226   1910 Skidaway Road                                                               Savannah
              227   486-490 First Street                                                             Solvang
              229   1100 Charles Lane                                                                Marysville
              230   1835 Sniders Highway                                                             Walterboro
              231   6154 SW Hwy 200                                                                  Ocala
              232   809 Florida St                                                                   Madeville
              233   2420 North Salisbury Boulevard                                                   Salisbury
              234   210 Wesst Capitol Drive                                                          Milwuakee
              235   5845 Ridgewood Road                                                              Jackson
              236   3901 Miller Road                                                                 Columbus
              237   925 W Central Entrance                                                           Duluth
              238   720 Old Clemson Road                                                             Columbia
              239   2355 Brunner Lane SE                                                             Fort Myers
              240   1776 Constitution Circle                                                         Potterville
              242   150 Dupree Road                                                                  Woodstock
              243   3555 West Van Buren Street                                                       Phoenix
              245   3437 East Baseline Street                                                        Cornelius
              246   1105 SW 74th St.                                                                 Oklahoma City
              248   320 West 11th Street                                                             Siler City
              249   3110 Durango Road                                                                Las Vegas
              251   620 Quintard Drive                                                               Oxford
              252   244 Mercer Junction Road                                                         Macon
              253   1212 Maple Avenue                                                                Zanesville
              254   8608 Citrus Park Drive                                                           Tampa
              255   14625 North Gray Road                                                            Westfield
              256   6870 Grand Haven Road                                                            Spring Lake
              257   16300 - 16350 West Glendale Drive                                                New Berlin
              258   1000 Towne Center Boulevard                                                      Pooler
              260   2145 Old Middlefield Way                                                         Mountain View
              261   175 East Fourth Street                                                           Dunkirk
              262   324 Park Plaza Drive                                                             New Albany
              263   90 MacCorkle Avenue, SW                                                          Charleston
              264   392 North Street                                                                 Meadville
              265   56-59-61 Airport Boulevard                                                       Morgantown
              270   8620 Spring Cypress                                                              Spring
              271   29620 IH-10 W                                                                    Boerne

              274   3670-3680 Park Blvd.                                                             San Diego
              275   3602-3608 Park Blvd.                                                             San Diego
              276   21303 Mountain Highway                                                           Spanaway
              277   1144 Houston Levee Road North                                                    Cordova (Memphis)
              278   26901 Cannon Road                                                                Bedford Heights
              280   220 Crestway Drive                                                               Athens
              281   3601 West Stan Schlueter Loop                                                    Killeen
              282   1890 South Walnut Avenue                                                         New Braunfels
              283   137 S.Main Street                                                                Newtown
              284   2721 South Ellsworth Road                                                        Mesa
              285   541 New York Drive                                                               Fort Myers
              288   607 Park Avenue                                                                  Charleston
              289   1720, 1750, 1770 Old Springhouse Lane                                            Dunwoody
              290   2330 NW. Campus Drive                                                            Estacada
              292   2944-2974 Grand Island Blvd. & 2454-2462 Baseline Roa                            Grand Island
              294   6509 University Avenue                                                           Middleton
              296   3203 Freedom Boulevard                                                           Bryan
              297   71 Veterans Highway N                                                            Huntingdon
              298   3101 & 3105 American Legion Road                                                 Chesapeake
              299   275 North Reynoldsburg-New Albany Road                                           Columbus
              300   14213 7th Street                                                                 Victorville
              302   3167 Van Buren Boulevard                                                         Riverside
              303   501 South Main Street                                                            Swainsboro
              304   8670 Thompson Drive                                                              Blair
              305   3675 Southwind Park Drive                                                        Memphis
              308   1215 South Country Club Drive                                                    Mesa

              309   3308 N Highland Avenue                                                           Jackson
              310   2270 Old Russellville Pike                                                       Clarksville
              311   5321-5333 S. Main Street                                                         Sylvania
              312   2750 West Main Street                                                            League City
              313   11930-11950 Starcrest Drive                                                      San Antonio
              314   200 Industrial Dr                                                                Lexington
              315   1402 East Milam Street                                                           Mexia
              316   201 North Wilson Road                                                            Columbus
              317   4336 Virginia Beach Boulevard                                                    Virginia Beach
              318   1222 NW Madras HWY                                                               Prineville


Mortgage Loan No.   State   Zip Code   Property Type                    Property Sub-Type                Units/SF(5)
-----------------   -----   --------   ------------------------------   ------------------------------   -----------

                1   CA         94086   Industrial                       Flex Industrial                      287,300
                2   CA         94544   Industrial                       Flex Industrial                      630,944
                3   CA         95050   Industrial                       Flex Industrial                      320,505
                4   CA         94544   Industrial                       Flex Industrial                      459,833
                5   CA         94538   Industrial                       Flex Industrial                      333,983
                6   CA         95131   Industrial                       Flex Industrial                      315,600
                7   CA         95035   Industrial                       Flex Industrial                      202,762
                8   CA         94544   Industrial                       Flex Industrial                      128,700

                9   CA         94544   Industrial                       Flex Industrial                      176,056
               10   CA         94621   Industrial                       Flex Industrial                      199,733
               11   CA         95131   Industrial                       Flex Industrial                      164,089

               12   CA         94545   Industrial                       Flex Industrial                      248,860
               13   CA         94544   Industrial                       Flex Industrial                      116,941
               14   CA         94538   Industrial                       Flex Industrial                      103,920
               15   CA         95125   Industrial                       Flex Industrial                      212,840
               16   CA         95035   Industrial                       Flex Industrial                      120,600
               17   CA         94538   Industrial                       Flex Industrial                      198,676
               18   CA         95035   Industrial                       Flex Industrial                      100,497
               19   CA         94545   Industrial                       Flex Industrial                       82,796
               20   CA         94577   Industrial                       Flex Industrial                      113,196
               21   CA         94545   Industrial                       Flex Industrial                       69,438
               22   CA         95035   Industrial                       Flex Industrial                       44,517
               23   CA         94545   Industrial                       Flex Industrial                      148,665

               24   CA         95035   Industrial                       Flex Industrial                       36,120
               30   NJ         07102   Office                           Urban                                327,135
               32   FL         33180   Office                           Suburban                             217,056

               35   CO         80202   Office                           Urban                                394,153
               38   IL         60025   Office                           Suburban                             256,700
               40   IN         46290   Office                           Suburban                             305,122
               41   WI         53188   Office                           Suburban                             178,900
               49   PA         15101   Multifamily                      Garden                                   352

               52   WA         98371   Office                           Suburban                              35,258
               53   WA         98312   Office                           Suburban                              30,320
               54   WA         98466   Office                           Medical                               28,502
               55   WA         99336   Office                           Suburban                              23,067
               56   WA         98520   Office                           Suburban                              23,559
               57   WA         98134   Office                           Suburban                              14,960
               61   TX         78666   Multifamily                      Student Housing                          240
               63   CO         80526   Multifamily                      Garden                                   208
               64   OH         43147   Retail                           Anchored                             105,511
               65   FL         33903   Manufactured Housing Community   Manufactured Housing Community           616
               66   VA         20176   Office                           Medical                               66,875
               68   OH         45249   Office                           Suburban                             176,896

               69   NY         10019   Mixed Use                        Office/Industrial                    259,191
               76   TX         77521   Multifamily                      Garden                                   392
               77   CA         95403   Industrial                       Flex Industrial                      143,750
               78   TN         38016   Retail                           Unanchored                            61,333
               79   MI         48108   Office                           Suburban                              85,833
               81   NY         12205   Multifamily                      Garden                                   185

               84   TX         76302   Multifamily                      Garden                                   114
               85   TX         76308   Multifamily                      Garden                                   120
               86   TX         76308   Multifamily                      Garden                                    63
               87   IL         60561   Retail                           Shadow Anchored                       32,136
               89   CA         92705   Office                           Suburban                             101,101

               93   CA         92103   Multifamily                      Garden                                    22
               94   CA         92103   Multifamily                      Garden                                    21
               95   CA         92109   Multifamily                      Garden                                     6
               96   CA         92109   Multifamily                      Garden                                     5
               97   CA         92109   Multifamily                      Garden                                     6
               98   CA         92107   Multifamily                      Garden                                    13
               99   CA         92103   Multifamily                      Garden                                     8
              102   CA         91789   Retail                           Shadow Anchored                       39,701
              104   KY         40241   Multifamily                      Garden                                   236
              105   TX         77586   Multifamily                      Garden                                   198

              106   OH         43213   Multifamily                      Garden                                   192
              107   OH         44905   Multifamily                      Garden                                   165
              108   TX         77531   Multifamily                      Garden                                   256
              110   ME         04102   Office                           Medical                               31,298
              111   IN         47710   Office                           Medical                               28,882
              113   UT         84060   Mixed Use                        Office/Retail                         41,902
              114   IL         60614   Multifamily                      High-Rise                                 99
              116   TX         77058   Multifamily                      Garden                                   162
              120   MI         48187   Retail                           Shadow Anchored                       59,260
              121   GA         31406   Office                           Suburban                              57,523
              126   CA         91101   Retail                           Unanchored                            84,063
              127   NC         28405   Hospitality                      Limited Service                          124
              129   MA         02134   Multifamily                      Mid-Rise                                  29
              134   IN         46563   Industrial                       Warehouse                            300,500
              135   SC         29607   Office                           Suburban                              76,800
              137   FL         33458   Retail                           Anchored                              27,523
              139   AR         72116   Multifamily                      Garden                                   108
              140   MS         39110   Retail                           Shadow Anchored                       41,083
              143   IL         60008   Retail                           Shadow Anchored                       33,941
              145   NC         27614   Office                           Suburban                              40,766
              146   VA         23513   Office                           Suburban                              70,388
              148   CA         90680   Industrial                       Warehouse                            114,104
              149   CA         93901   Self Storage                     Self Storage                          94,415
              150   NC         27012   Multifamily                      Garden                                   152
              151   CA         93110   Self Storage                     Self Storage                          69,035
              153   IL         60610   Self Storage                     Self Storage                          55,766
              158   AZ         85719   Multifamily                      Student Housing                           88
              160   NC         28054   Multifamily                      Garden                                   176
              161   ID         83651   Other                            Leased Fee                           150,000
              162   CA         94533   Multifamily                      Garden                                   100
              165   HI         96793   Mixed Use                        Office/Retail                         29,993
              171   TX         76082   Retail                           Anchored                              62,718
              176   OH         43008   Manufactured Housing Community   Manufactured Housing Community           262

              179   OK         73072   Self Storage                     Self Storage                          95,705
              180   OK         73401   Self Storage                     Self Storage                          38,575
              181   OH         43119   Retail                           Shadow Anchored                       28,538
              184   IL         61614   Office                           Medical                               34,996
              188   FL         32065   Self Storage                     Self Storage                          86,950
              190   VA         23462   Office                           Suburban                              45,755
              195   OH         45230   Multifamily                      Garden                                    91
              196   ME         04901   Multifamily                      Garden                                   132
              200   CA         93101   Office                           Suburban                              18,062
              201   OR         97116   Retail                           Unanchored                            35,322
              204   FL         33912   Office                           Suburban                              57,696
              205   SD         57108   Office                           Suburban                              26,232
              208   TX         78520   Hospitality                      Limited Service                           74

              210   NH         03825   Multifamily                      Garden                                    32
              211   NH         03825   Multifamily                      Garden                                    33
              212   NH         03837   Multifamily                      Garden                                    18
              213   NH         03278   Multifamily                      Garden                                    12
              215   WI         54601   Multifamily                      Garden                                   105
              219   IL         60613   Self Storage                     Self Storage                          56,676

              222   AR         72116   Retail                           Unanchored                            30,400
              223   AR         72120   Retail                           Unanchored                            23,450
              224   AR         72116   Retail                           Unanchored                            12,000
              226   GA         31404   Multifamily                      Garden                                   136
              227   CA         93463   Retail                           Unanchored                            21,960
              229   OH         43040   Retail                           Shadow Anchored                       15,576
              230   SC         29488   Hospitality                      Limited Service                           78
              231   FL         34476   Retail                           Unanchored                            78,785
              232   LA         70448   Self Storage                     Self Storage                          41,138
              233   MD         21801   Retail                           Unanchored                            22,675
              234   WI         53212   Office                           Urban                                 43,433
              235   MS         39211   Multifamily                      Garden                                    97
              236   GA         31909   Retail                           Unanchored                            53,799
              237   MN         55811   Retail                           Free Standing                         30,750
              238   SC         29229   Office                           Suburban                              55,810
              239   FL         33912   Self Storage                     Self Storage                          45,447
              240   MI         48876   Manufactured Housing Community   Manufactured Housing Community           280
              242   GA         30188   Multifamily                      Garden                                    60
              243   AZ         85009   Retail                           Unanchored                            23,798
              245   OR         97113   Self Storage                     Self Storage                          45,725
              246   OK         73139   Multifamily                      Garden                                   112
              248   NC         27344   Multifamily                      Garden                                    72
              249   NV         89117   Office                           Suburban                              15,645
              251   AL         36203   Office                           Suburban                              23,197
              252   GA         31201   Industrial                       Warehouse                             44,771
              253   OH         43701   Retail                           Free Standing                         10,195
              254   FL         33625   Retail                           Shadow Anchored                       12,000
              255   IN         46074   Retail                           Free Standing                         14,820
              256   MI         49456   Mixed Use                        Warehouse/Office                      93,792
              257   WI         53151   Industrial                       Flex Industrial                       69,200
              258   GA         31322   Office                           Suburban                              19,970
              260   CA         94043   Retail                           Unanchored                             8,310
              261   NY         14048   Retail                           Free Standing                         10,125
              262   MS         38652   Retail                           Shadow Anchored                       45,400
              263   WV         25303   Office                           Urban                                 49,469
              264   PA         16335   Retail                           Free Standing                         10,125
              265   WV         26505   Multifamily                      Garden                                    42
              270   TX         77379   Retail                           Unanchored                            13,145
              271   TX         78006   Self Storage                     Self Storage                          34,100

              274   CA         92103   Multifamily                      Garden                                    19
              275   CA         92103   Multifamily                      Garden                                    10
              276   WA         98387   Self Storage                     Self Storage                          52,483
              277   TN         38018   Retail                           Shadow Anchored                       19,435
              278   OH         44146   Office                           Suburban                              23,892
              280   TX         75751   Retail                           Unanchored                            20,240
              281   TX         76549   Self Storage                     Self Storage                          44,100
              282   TX         78130   Self Storage                     Self Storage                          63,555
              283   CT         06470   Self Storage                     Self Storage                          35,420
              284   AZ         85212   Retail                           Unanchored                             8,400
              285   FL         33905   Manufactured Housing Community   Manufactured Housing Community           104
              288   WV         25302   Self Storage                     Self Storage                          53,915
              289   GA         30338   Office                           Suburban                              20,924
              290   OR         97023   Self Storage                     Self Storage                          48,947
              292   NY         14072   Multifamily                      Garden                                    62
              294   WI         53562   Multifamily                      Garden                                    42
              296   TX         77802   Retail                           Shadow Anchored                       10,141
              297   TN         38344   Retail                           Shadow Anchored                       16,290
              298   VA         23321   Office                           Suburban                              20,041
              299   OH         43213   Retail                           Unanchored                            10,000
              300   CA         92392   Retail                           Anchored                               5,939
              302   CA         92503   Self Storage                     Self Storage                          59,294
              303   GA         30401   Retail                           Shadow Anchored                       41,402
              304   NE         68008   Manufactured Housing Community   Manufactured Housing Community           116
              305   TN         38018   Retail                           Unanchored                            11,057
              308   AZ         85210   Retail                           Unanchored                             4,549

              309   TN         38305   Self Storage                     Self Storage                          20,975
              310   TN         37040   Self Storage                     Self Storage                          17,150
              311   OH         43560   Multifamily                      Garden                                    38
              312   TX         77573   Retail                           Unanchored                             7,966
              313   TX         78247   Retail                           Unanchored                            24,380
              314   SC         29072   Self Storage                     Self Storage                          36,162
              315   TX         76667   Retail                           Shadow Anchored                       10,080
              316   OH         43085   Manufactured Housing Community   Manufactured Housing Community            77
              317   VA         23452   Retail                           Unanchored                             5,150
              318   OR         97754   Self Storage                     Self Storage                          43,619


Mortgage Loan No.   Year Built                 Year Renovated   Percent Leased(6)    Percent Leased as of Date(6)
-----------------   ------------------------   --------------   -----------------    ----------------------------

                1                       1979              NAP               100.0%   11/06/2006
                2                  1982-1986              NAP                89.1%   11/06/2006
                3                       1996              NAP               100.0%   11/06/2006
                4                  1989/1994              NAP               100.0%   11/06/2006
                5                  1987-1988              NAP                71.2%   11/06/2006
                6                       1979              NAP                98.4%   11/06/2006
                7                  1977-1997              NAP               100.0%   11/06/2006
                8                       1983              NAP                75.5%   11/06/2006

                9                       1984              NAP                96.7%   11/06/2006
               10                       1977              NAP               100.0%   11/06/2006
               11                       1980              NAP               100.0%   11/06/2006

               12                       1978              NAP               100.0%   11/06/2006
               13                       1997              NAP               100.0%   11/06/2006
               14                       1991              NAP               100.0%   11/06/2006
               15                       1988              NAP               100.0%   11/06/2006
               16                       1992              NAP               100.0%   11/06/2006
               17                       1993              NAP                70.5%   11/06/2006
               18                       1993              NAP               100.0%   11/06/2006
               19                       1989              NAP               100.0%   11/06/2006
               20                       1977              NAP                69.1%   11/06/2006
               21                       1985              NAP               100.0%   11/06/2006
               22                       1991              NAP               100.0%   11/06/2006
               23                       1981              NAP                68.7%   11/06/2006

               24                       1996              NAP               100.0%   11/06/2006
               30                       1987             1992                97.9%   11/01/2006
               32                       2003              NAP                89.7%   11/01/2006

               35                       1954        2002/2005                92.1%   10/18/2006
               38                       1965             2000               100.0%   12/01/2006
               40             1986/1987/1989             2002                93.2%   10/31/2006
               41                  2000/2003              NAP               100.0%   08/15/2006
               49                  1999-2004              NAP                86.9%   10/01/2006

               52                       1906             2005                77.6%   03/01/2006
               53                       1971             1990               100.0%   03/01/2006
               54                       1969             2002               100.0%   03/01/2006
               55                       1980              NAP               100.0%   03/01/2006
               56                       1980             1995               100.0%   03/01/2006
               57                       1948             2005               100.0%   03/01/2006
               61                       2005              NAP                92.7%   10/25/2006
               63                       2000              NAP                96.2%   05/25/2006
               64             1986-2000/2006              NAP               100.0%   09/05/2006
               65                       1974              NAP                88.3%   07/01/2006
               66                       2000              NAP                99.5%   09/30/2006
               68                       1986             1998                89.4%   10/02/2006

               69                       1940             2001                85.8%   08/22/2006
               76                       1983              NAP                93.9%   08/01/2006
               77                  1979/1998              NAP               100.0%   11/27/2006
               78                       1989              NAP                97.2%   10/05/2006
               79                       1997              NAP               100.0%   08/31/2006
               81                  1995/1996              NAP                99.0%   09/01/2006

               84                       1967              NAP                94.7%   08/30/2006
               85                       1975              NAP                94.2%   09/07/2006
               86                       1971              NAP                87.3%   09/07/2006
               87                       2004              NAP                90.7%   09/05/2006
               89                       1989              NAP                95.1%   09/01/2006

               93                       1978              NAP               100.0%   10/13/2006
               94                       1912        2002/2006               100.0%   10/13/2006
               95                       1990              NAP               100.0%   09/01/2006
               96                       1991              NAP               100.0%   09/01/2006
               97                       1990              NAP                83.4%   09/01/2006
               98                       1959              NAP               100.0%   10/13/2006
               99                       1920              NAP               100.0%   10/13/2006
              102                       1984              NAP               100.0%   10/01/2006
              104                       1972              NAP                93.2%   08/01/2006
              105                       1968              NAP                95.5%   08/01/2006

              106                       1972             2004                96.9%   07/20/2006
              107                  1971-1974              NAP                92.1%   07/20/2006
              108                       1985             2003                97.7%   08/01/2006
              110                       1987             2005               100.0%   10/13/2006
              111                       1983        1991/2004               100.0%   10/12/2006
              113                       1995              NAP                86.0%   08/15/2006
              114                       1920        2003-2006               100.0%   10/17/2006
              116                       1968              NAP                97.5%   08/01/2006
              120                       1986              NAP               100.0%   10/01/2006
              121                  1996-1997              NAP                96.1%   09/01/2006
              126                     1930's             1983               100.0%   10/24/2006
              127                       1990              NAP                61.9%   06/30/2006
              129                       1910             2002               100.0%   10/03/2006
              134                       2000             2003               100.0%   12/01/2006
              135                       1996              NAP               100.0%   05/01/2006
              137                       2006              NAP                80.8%   04/14/2006
              139                       1968              NAP                96.3%   08/31/2006
              140                       2005              NAP               100.0%   11/01/2006
              143                       1999              NAP                96.2%   08/01/2006
              145                       2004              NAP                84.2%   08/23/2006
              146                       1988              NAP               100.0%   09/06/2006
              148                       1960             1987                97.1%   10/11/2006
              149                       2000              NAP                89.2%   08/23/2006
              150                       1972              NAP                97.4%   10/16/2006
              151                       1989              NAP                97.5%   09/05/2006
              153                       1920             1984                79.6%   09/19/2006
              158                       1972             2005               100.0%   10/05/2006
              160                       1986              NAP                96.0%   10/16/2006
              161                       2003              NAP               100.0%   12/01/2006
              162                       1975             2002                94.0%   07/01/2006
              165                       1993              NAP                95.0%   08/31/2006
              171                       1996              NAP               100.0%   10/13/2006
              176                       1975             1990                98.9%   07/24/2006

              179                  1940/1994              NAP                80.0%   09/21/2006
              180                       1992              NAP                93.9%   09/21/2006
              181                       1995              NAP                81.8%   07/13/2006
              184             1984/1985/1991              NAP                94.6%   10/01/2006
              188                       1998              NAP                91.0%   10/10/2006
              190                       1989              NAP               100.0%   09/06/2006
              195                       1970              NAP                96.0%   08/23/2006
              196                       1972              NAP               100.0%   08/31/2006
              200                       1988              NAP               100.0%   10/04/2006
              201                       1966              NAP                88.2%   10/28/2006
              204                  1986-1994              NAP                84.3%   09/07/2006
              205                       2006              NAP               100.0%   09/19/2006
              208                       2001              NAP                87.5%   10/31/2006

              210                       1983              NAP                96.9%   08/31/2006
              211                       1970              NAP               100.0%   08/31/2006
              212                       1980              NAP                94.5%   08/31/2006
              213                       1970              NAP               100.0%   08/31/2006
              215                       1991              NAP                95.2%   08/02/2006
              219                       1924             1984                94.6%   09/19/2006

              222                       1986              NAP               100.0%   08/31/2006
              223                       1986              NAP                90.5%   08/28/2006
              224                       1976             2005               100.0%   08/31/2006
              226                       1947   1981/1996/2004                97.8%   08/15/2006
              227                       1960   1975/1984/1990                93.9%   09/01/2006
              229                       2006              NAP               100.0%   10/18/2006
              230                       1996              NAP                83.8%   06/30/2006
              231             1986/1987/1999              NAP                97.6%   04/27/2006
              232                       1998              NAP               100.0%   07/17/2006
              233                  1994/2005              NAP               100.0%   11/09/2006
              234                       1960             2004                94.2%   09/01/2006
              235                       1972              NAP                94.8%   08/11/2006
              236                  1964/1970             2005                93.2%   06/20/2006
              237                       1993             2006               100.0%   09/30/2006
              238                       2005              NAP               100.0%   09/01/2006
              239   1976/1977/1978/1987/1990              NAP                88.9%   08/02/2006
              240                       1985        1992/1996                64.6%   10/06/2006
              242                       1986             2006                96.7%   08/25/2006
              243                       2005              NAP               100.0%   07/12/2006
              245                       1988              NAP                95.0%   10/03/2006
              246                       1972              NAP                92.0%   07/08/2006
              248                       1978              NAP                98.6%   10/24/2006
              249                       2003              NAP               100.0%   09/14/2006
              251             1950/1997/2005              NAP               100.0%   09/21/2006
              252                       2006              NAP               100.0%   10/23/2006
              253                       1999              NAP               100.0%   12/01/2006
              254                       2004              NAP               100.0%   09/28/2006
              255                       2006              NAP               100.0%   05/01/2006
              256                       1974             1988               100.0%   12/01/2006
              257                       1978              NAP               100.0%   10/12/2006
              258                  2003/2004              NAP               100.0%   12/01/2006
              260                       1988              NAP               100.0%   10/19/2006
              261                       1999              NAP               100.0%   12/01/2006
              262                       1995              NAP               100.0%   09/27/2006
              263                       1963        1993/2002               100.0%   08/24/2006
              264                       1999              NAP               100.0%   12/01/2006
              265                  2004/2006              NAP               100.0%   09/01/2006
              270                       2005              NAP               100.0%   10/17/2006
              271                       2000              NAP                81.1%   08/30/2006

              274                     1960's              NAP               100.0%   09/01/2006
              275                     1960's              NAP               100.0%   09/01/2006
              276                       2002              NAP                98.5%   10/03/2006
              277                       2004              NAP               100.0%   08/21/2006
              278                       2000              NAP                90.4%   06/26/2006
              280                  2003/2004              NAP                88.1%   09/11/2006
              281                       2004              NAP               100.0%   09/21/2006
              282                       2004              NAP                66.8%   07/01/2006
              283                       2001              NAP                77.6%   09/06/2006
              284                       2005              NAP               100.0%   09/12/2006
              285                       1968              NAP                67.4%   09/12/2006
              288                       1999              NAP                89.5%   09/21/2006
              289                       1972              NAP               100.0%   08/16/2006
              290                       2001              NAP                96.7%   07/30/2006
              292                  1965/1972              NAP                95.2%   09/30/2006
              294                       1965              NAP                88.0%   01/18/2006
              296                       1996              NAP               100.0%   10/12/2006
              297                       2003              NAP               100.0%   06/26/2006
              298                  1983/1988             1998                98.3%   10/06/2006
              299                       2003              NAP               100.0%   12/01/2006
              300                       2005              NAP               100.0%   09/05/2006
              302                       1984              NAP                94.6%   08/28/2006
              303                       1988             2006               100.0%   08/23/2006
              304                       1973              NAP                99.1%   08/31/2006
              305                       2004              NAP               100.0%   09/01/2006
              308                       2005              NAP               100.0%   07/27/2006

              309                       1986              NAP                97.1%   08/23/2006
              310                       2004              NAP                88.2%   08/23/2006
              311                       1971             2004                94.7%   07/01/2006
              312                       2001              NAP               100.0%   09/18/2006
              313                       1987             1999               100.0%   09/15/2006
              314                       2000              NAP                91.4%   08/31/2006
              315                       2005              NAP                85.9%   09/11/2006
              316                       1954              NAP                98.7%   10/04/2006
              317                       1960             1999               100.0%   08/25/2006
              318                       2001              NAP                98.1%   10/03/2006


Mortgage Loan No.   Security Type(7)   Lien Position   Related Borrower List
-----------------   ----------------   -------------   -----------------------------------------

                1   Fee                First
                2   Fee                First
                3   Fee                First
                4   Fee                First
                5   Fee                First
                6   Fee                First
                7   Fee                First
                8   Fee                First

                9   Fee                First
               10   Fee                First
               11   Fee                First

               12   Fee                First
               13   Fee                First
               14   Fee                First
               15   Fee                First
               16   Fee                First
               17   Fee                First
               18   Fee                First
               19   Fee                First
               20   Fee                First
               21   Fee                First
               22   Fee                First
               23   Fee                First

               24   Fee                First
               30   Fee                First
               32   Fee                First           32, 68

               35   Fee                First
               38   Fee                First
               40   Fee                First
               41   Fee                First
               49   Fee                First

               52   Fee                First
               53   Fee                First
               54   Fee                First
               55   Fee                First
               56   Fee                First
               57   Fee                First
               61   Fee                First
               63   Fee                First
               64   Fee                First
               65   Fee                First
               66   Fee                First
               68   Fee                First           32, 68

               69   Fee                First
               76   Fee                First           76, 104
               77   Fee                First
               78   Fee                First
               79   Fee                First
               81   Fee                First

               84   Fee                First           84, 85, 86, 246
               85   Fee                First           84, 85, 86, 246
               86   Fee                First           84, 85, 86, 246
               87   Fee                First
               89   Fee                First

               93   Fee                First           93, 94, 95, 96, 97, 98, 99, 271, 274, 275
               94   Fee                First           93, 94, 95, 96, 97, 98, 99, 271, 274, 275
               95   Fee                First           93, 94, 95, 96, 97, 98, 99, 271, 274, 275
               96   Fee                First           93, 94, 95, 96, 97, 98, 99, 271, 274, 275
               97   Fee                First           93, 94, 95, 96, 97, 98, 99, 271, 274, 275
               98   Fee                First           93, 94, 95, 96, 97, 98, 99, 271, 274, 275
               99   Fee                First           93, 94, 95, 96, 97, 98, 99, 271, 274, 275
              102   Fee                First
              104   Fee                First           76, 104
              105   Fee                First           105, 108, 116

              106   Fee                First
              107   Fee                First
              108   Fee                First           105, 108, 116
              110   Fee                First           110, 111
              111   Fee                First           110, 111
              113   Fee                First
              114   Fee                First
              116   Fee                First           105, 108, 116
              120   Fee                First
              121   Fee                First
              126   Fee                First
              127   Fee                First           127, 230
              129   Fee                First
              134   Fee                First
              135   Fee                First
              137   Fee                First
              139   Fee                First           139, 222, 223, 224
              140   Fee                First
              143   Fee                First
              145   Fee                First
              146   Fee                First           146, 190
              148   Fee                First
              149   Fee                First
              150   Fee                First           150, 160
              151   Leasehold          First           151, 200
              153   Fee                First           153, 219
              158   Fee                First
              160   Fee                First           150, 160
              161   Fee                First
              162   Fee                First
              165   Fee                First
              171   Fee                First
              176   Fee                First

              179   Fee                First
              180   Fee                First
              181   Fee                First
              184   Fee                First
              188   Fee                First
              190   Leasehold          First           146, 190
              195   Fee                First
              196   Fee                First           196, 210, 211, 212, 213
              200   Fee                First           151, 200
              201   Fee                First
              204   Fee                First
              205   Fee                First
              208   Fee                First

              210   Fee                First           196, 210, 211, 212, 213
              211   Fee                First           196, 210, 211, 212, 213
              212   Fee                First           196, 210, 211, 212, 213
              213   Fee                First           196, 210, 211, 212, 213
              215   Fee                First
              219   Fee                First           153, 219

              222   Fee                First           139, 222, 223, 224
              223   Fee                First           139, 222, 223, 224
              224   Fee                First           139, 222, 223, 224
              226   Fee                First
              227   Fee                First
              229   Fee                First
              230   Fee                First           127, 230
              231   Fee                First
              232   Fee                First
              233   Fee                First
              234   Fee                First
              235   Fee                First
              236   Fee                First
              237   Fee                First
              238   Fee                First
              239   Fee                First
              240   Fee                First
              242   Fee                First
              243   Fee                First
              245   Fee                First           245, 276, 290, 318
              246   Fee                First           84, 85, 86, 246
              248   Fee                First
              249   Fee                First
              251   Fee                First
              252   Fee                First
              253   Fee                First           253, 261, 264
              254   Fee                First
              255   Fee                First
              256   Fee                First
              257   Fee                First
              258   Fee                First
              260   Fee                First
              261   Fee                First           253, 261, 264
              262   Fee                First
              263   Fee                First           263, 288
              264   Fee                First           253, 261, 264
              265   Fee                First
              270   Fee                First
              271   Fee                First           93, 94, 95, 96, 97, 98, 99, 271, 274, 275

              274   Fee                First           93, 94, 95, 96, 97, 98, 99, 271, 274, 275
              275   Fee                First           93, 94, 95, 96, 97, 98, 99, 271, 274, 275
              276   Fee                First           245, 276, 290, 318
              277   Fee                First
              278   Fee                First
              280   Fee                First
              281   Fee                First
              282   Fee                First
              283   Fee                First
              284   Fee                First
              285   Fee                First
              288   Fee                First           263, 288
              289   Fee                First
              290   Fee                First           245, 276, 290, 318
              292   Fee                First
              294   Fee                First
              296   Fee                First
              297   Fee                First
              298   Fee                First
              299   Fee                First
              300   Fee                First
              302   Fee                First
              303   Fee                First
              304   Fee                First
              305   Fee                First
              308   Fee                First

              309   Fee                First
              310   Fee                First
              311   Fee                First
              312   Fee                First
              313   Fee                First
              314   Fee                First
              315   Fee                First
              316   Fee                First
              317   Fee                First
              318   Fee                First           245, 276, 290, 318


Mortgage Loan No.   Cut-Off Date Balance per Unit or SF   Note Date(8)   First Payment Date (P&I)(9)
-----------------   -----------------------------------   ------------   ---------------------------
                                                          11/17/2006     NAP
                1                                   $52   11/17/2006     NAP
                2                                   $52   11/17/2006     NAP
                3                                   $52   11/17/2006     NAP
                4                                   $52   11/17/2006     NAP
                5                                   $52   11/17/2006     NAP
                6                                   $52   11/17/2006     NAP
                7                                   $52   11/17/2006     NAP
                8                                   $52   11/17/2006     NAP

                9                                   $52   11/17/2006     NAP
               10                                   $52   11/17/2006     NAP
               11                                   $52   11/17/2006     NAP

               12                                   $52   11/17/2006     NAP
               13                                   $52   11/17/2006     NAP
               14                                   $52   11/17/2006     NAP
               15                                   $52   11/17/2006     NAP
               16                                   $52   11/17/2006     NAP
               17                                   $52   11/17/2006     NAP
               18                                   $52   11/17/2006     NAP
               19                                   $52   11/17/2006     NAP
               20                                   $52   11/17/2006     NAP
               21                                   $52   11/17/2006     NAP
               22                                   $52   11/17/2006     NAP
               23                                   $52   11/17/2006     NAP

               24                                   $52   11/17/2006     NAP
               30                                  $186   10/24/2006     12/01/2011
               32                                  $236   04/28/2006     06/01/2011

               35                                   $95   10/18/2006     NAP
               38                                  $131   05/09/2006     NAP
               40                                   $90   11/01/2006     12/01/2011
               41                                  $141   10/27/2006     12/01/2011
               49                               $63,352   11/20/2006     01/01/2010
                                                          05/26/2006     07/01/2006
               52                                  $123   05/26/2006     07/01/2006
               53                                  $123   05/26/2006     07/01/2006
               54                                  $123   05/26/2006     07/01/2006
               55                                  $123   05/26/2006     07/01/2006
               56                                  $123   05/26/2006     07/01/2006
               57                                  $123   05/26/2006     07/01/2006
               61                               $70,833   08/31/2006     10/01/2009
               63                               $77,404   09/01/2006     10/01/2009
               64                                  $144   11/21/2006     NAP
               65                               $24,026   08/29/2006     10/01/2011
               66                                  $209   11/20/2006     01/01/2010
               68                                   $75   10/27/2006     12/01/2011

               69                                   $50   10/05/2006     12/01/2006
               76                               $30,460   09/28/2006     11/01/2006
               77                                   $81   11/28/2006     01/01/2012
               78                                  $191   11/09/2006     01/01/2012
               79                                  $135   10/19/2006     12/01/2009
               81                               $59,459   11/21/2006     01/01/2007
                                                          09/28/2006     11/01/2011
               84                               $35,690   09/28/2006     11/01/2011
               85                               $35,690   09/28/2006     11/01/2011
               86                               $35,690   09/28/2006     11/01/2011
               87                                  $321   09/29/2006     11/01/2006
               89                                   $99   10/05/2006     12/01/2006
                                                          11/28/2006     01/01/2010
               93                              $117,284   11/28/2006     01/01/2010
               94                              $117,284   11/28/2006     01/01/2010
               95                              $117,284   11/28/2006     01/01/2010
               96                              $117,284   11/28/2006     01/01/2010
               97                              $117,284   11/28/2006     01/01/2010
               98                              $117,284   11/28/2006     01/01/2010
               99                              $117,284   11/28/2006     01/01/2010
              102                                  $227   11/14/2006     01/01/2012
              104                               $38,101   10/26/2006     12/01/2006
              105                               $45,380   10/31/2006     11/01/2006
                                                          08/16/2006     10/01/2006
              106                               $25,143   08/16/2006     10/01/2006
              107                               $25,143   08/16/2006     10/01/2006
              108                               $34,864   10/31/2006     11/01/2006
              110                                  $142   11/07/2006     01/01/2009
              111                                  $142   11/07/2006     01/01/2009
              113                                  $198   09/22/2006     11/01/2011
              114                               $82,828   11/01/2006     NAP
              116                               $47,576   10/31/2006     11/01/2006
              120                                  $128   10/26/2006     12/01/2006
              121                                  $130   11/01/2006     12/01/2008
              126                                   $86   10/31/2006     12/01/2006
              127                               $56,414   08/10/2006     10/01/2006
              129                              $237,733   10/12/2006     12/01/2006
              134                                   $22   08/10/2006     10/01/2006
              135                                   $87   10/31/2006     12/01/2008
              137                                  $237   09/18/2006     11/01/2011
              139                               $60,185   11/08/2006     01/01/2007
              140                                  $158   11/16/2006     NAP
              143                                  $189   11/06/2006     01/01/2007
              145                                  $153   08/29/2006     10/01/2011
              146                                   $88   11/17/2006     01/01/2010
              148                                   $53   10/24/2006     12/01/2006
              149                                   $64   10/10/2006     12/01/2009
              150                               $38,684   11/07/2006     NAP
              151                                   $85   11/02/2006     01/01/2012
              153                                  $104   10/19/2006     12/01/2006
              158                               $63,636   11/07/2006     01/01/2007
              160                               $31,676   11/07/2006     NAP
              161                                   $37   10/06/2006     NAP
              162                               $55,000   07/14/2006     09/01/2009
              165                                  $177   10/30/2006     12/01/2011
              171                                   $80   10/18/2006     11/01/2008
              176                               $18,304   10/10/2006     12/01/2006
                                                          10/30/2006     12/01/2006
              179                                   $34   10/30/2006     12/01/2006
              180                                   $34   10/30/2006     12/01/2006
              181                                  $158   11/09/2006     01/01/2012
              184                                  $128   11/07/2006     01/01/2007
              188                                   $50   11/14/2006     01/01/2007
              190                                   $94   11/17/2006     01/01/2010
              195                               $46,154   09/01/2006     10/01/2009
              196                               $31,787   10/30/2006     12/01/2006
              200                                  $221   10/18/2006     12/01/2011
              201                                  $113   11/20/2006     01/01/2007
              204                                   $69   10/13/2006     12/01/2006
              205                                  $152   10/11/2006     12/01/2006
              208                               $51,351   11/10/2006     01/01/2007
                                                          10/30/2006     12/01/2006
              210                               $39,960   10/30/2006     12/01/2006
              211                               $39,960   10/30/2006     12/01/2006
              212                               $39,960   10/30/2006     12/01/2006
              213                               $39,960   10/30/2006     12/01/2006
              215                               $35,774   10/20/2006     12/01/2006
              219                                   $65   10/19/2006     12/01/2006
                                                          11/08/2006     01/01/2007
              222                                   $55   11/08/2006     01/01/2007
              223                                   $55   11/08/2006     01/01/2007
              224                                   $55   11/08/2006     01/01/2007
              226                               $25,896   10/19/2006     12/01/2006
              227                                  $159   11/14/2006     01/01/2012
              229                                  $219   10/25/2006     12/01/2006
              230                               $43,578   08/10/2006     10/01/2006
              231                                   $42   09/08/2006     11/01/2006
              232                                   $79   10/03/2006     12/01/2006
              233                                  $141   11/15/2006     01/01/2007
              234                                   $74   09/19/2006     11/01/2006
              235                               $32,931   09/08/2006     11/01/2006
              236                                   $58   10/24/2006     12/01/2006
              237                                  $101   11/22/2006     01/01/2007
              238                                   $55   10/31/2006     12/01/2006
              239                                   $67   09/28/2006     11/01/2006
              240                               $10,714   10/16/2006     NAP
              242                               $49,875   08/30/2006     10/01/2006
              243                                  $122   09/26/2006     11/01/2006
              245                                   $62   10/30/2006     12/01/2006
              246                               $25,357   08/02/2006     10/01/2011
              248                               $38,889   11/08/2006     01/01/2009
              249                                  $179   09/29/2006     11/01/2006
              251                                  $119   11/10/2006     01/01/2007
              252                                   $60   10/26/2006     12/01/2006
              253                                  $260   11/16/2006     01/01/2007
              254                                  $218   10/19/2006     12/01/2006
              255                                  $176   09/27/2006     NAP
              256                                   $28   11/03/2006     01/01/2010
              257                                   $37   11/14/2006     01/01/2010
              258                                  $128   06/30/2006     08/01/2006
              260                                  $301   10/25/2006     12/01/2009
              261                                  $246   11/16/2006     01/01/2007
              262                                   $55   09/27/2006     11/01/2006
              263                                   $50   10/30/2006     12/01/2006
              264                                  $241   11/16/2006     01/01/2007
              265                               $58,066   09/22/2006     11/01/2006
              270                                  $181   10/17/2006     12/01/2006
              271                                   $69   10/16/2006     12/01/2008
                                                          11/28/2006     01/01/2010
              274                               $79,655   11/28/2006     01/01/2010
              275                               $79,655   11/28/2006     01/01/2010
              276                                   $44   10/31/2006     12/01/2006
              277                                  $114   10/06/2006     12/01/2007
              278                                   $91   11/02/2006     01/01/2007
              280                                  $104   10/12/2006     12/01/2006
              281                                   $47   10/16/2006     12/01/2006
              282                                   $33   07/21/2006     09/01/2006
              283                                   $57   10/23/2006     12/01/2008
              284                                  $238   10/04/2006     12/01/2008
              285                               $19,212   10/31/2006     12/01/2006
              288                                   $35   10/30/2006     12/01/2006
              289                                   $91   10/30/2006     12/01/2006
              290                                   $39   10/31/2006     12/01/2006
              292                               $29,355   11/22/2006     01/01/2007
              294                               $40,714   03/13/2006     05/01/2008
              296                                  $162   11/01/2006     12/01/2006
              297                                   $96   09/21/2006     11/01/2006
              298                                   $77   10/25/2006     12/01/2006
              299                                  $153   08/01/2006     09/01/2006
              300                                  $253   11/14/2006     01/01/2010
              302                                   $25   10/24/2006     12/01/2006
              303                                   $36   10/27/2006     12/01/2006
              304                               $12,918   10/30/2006     12/01/2006
              305                                  $133   09/25/2006     11/01/2006
              308                                  $299   10/16/2006     12/01/2006
                                                          09/28/2006     11/01/2007
              309                                   $34   09/28/2006     11/01/2007
              310                                   $34   09/28/2006     11/01/2007
              311                               $32,863   10/30/2006     12/01/2006
              312                                  $155   09/18/2006     11/01/2006
              313                                   $50   10/05/2006     12/01/2006
              314                                   $31   10/06/2006     12/01/2006
              315                                  $112   11/22/2006     01/01/2007
              316                               $13,299   10/31/2006     12/01/2006
              317                                  $196   11/13/2006     01/01/2007
              318                                   $22   11/08/2006     01/01/2007


Mortgage Loan No.   First Payment Date (IO)(9)   Maturity Date   Due Date   Grace Period(10)   ARD Loan   Lockbox Status
-----------------   --------------------------   -------------   --------   ----------------   --------   --------------
                    01/01/2007                   12/01/2016
                1   01/01/2007                   12/01/2016             1                  0   No         In Place
                2   01/01/2007                   12/01/2016             1                  0   No         In Place
                3   01/01/2007                   12/01/2016             1                  0   No         In Place
                4   01/01/2007                   12/01/2016             1                  0   No         In Place
                5   01/01/2007                   12/01/2016             1                  0   No         In Place
                6   01/01/2007                   12/01/2016             1                  0   No         In Place
                7   01/01/2007                   12/01/2016             1                  0   No         In Place
                8   01/01/2007                   12/01/2016             1                  0   No         In Place

                9   01/01/2007                   12/01/2016             1                  0   No         In Place
               10   01/01/2007                   12/01/2016             1                  0   No         In Place
               11   01/01/2007                   12/01/2016             1                  0   No         In Place

               12   01/01/2007                   12/01/2016             1                  0   No         In Place
               13   01/01/2007                   12/01/2016             1                  0   No         In Place
               14   01/01/2007                   12/01/2016             1                  0   No         In Place
               15   01/01/2007                   12/01/2016             1                  0   No         In Place
               16   01/01/2007                   12/01/2016             1                  0   No         In Place
               17   01/01/2007                   12/01/2016             1                  0   No         In Place
               18   01/01/2007                   12/01/2016             1                  0   No         In Place
               19   01/01/2007                   12/01/2016             1                  0   No         In Place
               20   01/01/2007                   12/01/2016             1                  0   No         In Place
               21   01/01/2007                   12/01/2016             1                  0   No         In Place
               22   01/01/2007                   12/01/2016             1                  0   No         In Place
               23   01/01/2007                   12/01/2016             1                  0   No         In Place

               24   01/01/2007                   12/01/2016             1                  0   No         In Place
               30   12/01/2006                   11/01/2016             1                  5   No         In Place
               32   06/01/2006                   05/01/2016             1                  7   No         In Place

               35   12/01/2006                   11/01/2016             1                  5   No         In Place
               38   07/01/2006                   06/01/2013             1                  5   Yes        Springing
               40   12/01/2006                   11/01/2016             1                  5   No         In Place
               41   12/01/2006                   11/01/2016             1                  5   No         In Place
               49   01/01/2007                   12/01/2016             1                  5   No         None
                    NAP                          06/01/2016
               52   NAP                          06/01/2016             1                  5   No         In Place
               53   NAP                          06/01/2016             1                  5   No         In Place
               54   NAP                          06/01/2016             1                  5   No         In Place
               55   NAP                          06/01/2016             1                  5   No         In Place
               56   NAP                          06/01/2016             1                  5   No         In Place
               57   NAP                          06/01/2016             1                  5   No         In Place
               61   10/01/2006                   09/01/2016             1                  5   No         None
               63   10/01/2006                   09/01/2016             1                  5   No         None
               64   01/01/2007                   12/01/2016             1                  5   No         None
               65   10/01/2006                   09/01/2016             1                  5   No         None
               66   01/01/2007                   12/01/2016             1                  7   No         None
               68   12/01/2006                   11/01/2016             1                  5   No         None

               69   NAP                          11/01/2016             1                  5   No         None
               76   NAP                          10/01/2016             1                 10   No         None
               77   01/01/2007                   12/01/2016             1                  5   No         Springing
               78   01/01/2007                   12/01/2016             1                  5   No         None
               79   12/01/2006                   11/01/2016             1                  6   No         None
               81   NAP                          12/01/2016             1                  5   No         None
                    11/01/2006                   10/01/2016
               84   11/01/2006                   10/01/2016             1                 10   No         None
               85   11/01/2006                   10/01/2016             1                 10   No         None
               86   11/01/2006                   10/01/2016             1                 10   No         None
               87   NAP                          10/01/2016             1                  5   No         None
               89   NAP                          11/01/2013             1                  5   No         None
                    01/01/2007                   12/01/2016
               93   01/01/2007                   12/01/2016             1                  5   No         None
               94   01/01/2007                   12/01/2016             1                  5   No         None
               95   01/01/2007                   12/01/2016             1                  5   No         None
               96   01/01/2007                   12/01/2016             1                  5   No         None
               97   01/01/2007                   12/01/2016             1                  5   No         None
               98   01/01/2007                   12/01/2016             1                  5   No         None
               99   01/01/2007                   12/01/2016             1                  5   No         None
              102   01/01/2007                   12/01/2016             1                  5   No         None
              104   NAP                          11/01/2016             1                  5   No         None
              105   NAP                          10/01/2016             1                 10   No         None
                    NAP                          09/01/2016
              106   NAP                          09/01/2016             1                  5   No         None
              107   NAP                          09/01/2016             1                  5   No         None
              108   NAP                          10/01/2016             1                 10   No         None
              110   01/01/2007                   12/01/2016             1                  5   No         None
              111   01/01/2007                   12/01/2016             1                  5   No         None
              113   11/01/2006                   10/01/2016             1                  5   No         None
              114   12/01/2006                   11/01/2011             1                  5   No         None
              116   NAP                          10/01/2016             1                 10   No         None
              120   NAP                          11/01/2016             1                  5   No         None
              121   12/01/2006                   11/01/2016             1                  5   No         None
              126   NAP                          11/01/2016             1                  5   No         None
              127   NAP                          09/01/2016             1                  5   No         None
              129   NAP                          11/01/2011             1                  5   No         None
              134   NAP                          09/01/2016             1                 10   No         None
              135   12/01/2006                   11/01/2016             1                  5   No         None
              137   11/01/2006                   10/01/2016             1                  5   No         None
              139   NAP                          12/01/2011             1                  5   No         None
              140   01/01/2007                   12/01/2016             1                  5   No         None
              143   NAP                          12/01/2016             1                  5   No         None
              145   10/01/2006                   09/01/2016             1                 15   No         None
              146   01/01/2007                   12/01/2016             1                  7   No         Springing
              148   NAP                          11/01/2016             1                  5   No         None
              149   12/01/2006                   11/01/2016             1                  5   No         None
              150   01/01/2007                   12/01/2011             1                  5   No         None
              151   01/01/2007                   12/01/2016             1                  5   No         None
              153   NAP                          11/01/2016             1                  5   No         None
              158   NAP                          12/01/2011             1                  5   No         None
              160   01/01/2007                   12/01/2011             1                  5   No         None
              161   12/01/2006                   11/01/2016             1                  5   Yes        Springing
              162   09/01/2006                   08/01/2016             1                  5   No         None
              165   12/01/2006                   11/01/2016             1                  5   No         None
              171   12/01/2006                   11/01/2016             1                 10   No         None
              176   NAP                          11/01/2016             1                  5   No         None
                    NAP                          11/01/2016
              179   NAP                          11/01/2016             1                  5   No         None
              180   NAP                          11/01/2016             1                  5   No         None
              181   01/01/2007                   12/01/2016             1                  5   No         None
              184   NAP                          12/01/2016             1                  5   No         None
              188   NAP                          12/01/2016             1                  5   No         None
              190   01/01/2007                   12/01/2016             1                  7   No         None
              195   10/01/2006                   09/01/2016             1                  5   No         None
              196   NAP                          11/01/2016             1                  5   No         None
              200   12/01/2006                   11/01/2016             1                  5   No         None
              201   NAP                          12/01/2016             1                  5   No         None
              204   NAP                          11/01/2011             1                  5   No         None
              205   NAP                          11/01/2016             1                  5   No         None
              208   NAP                          12/01/2016             1                 10   No         None
                    NAP                          11/01/2016
              210   NAP                          11/01/2016             1                  5   No         None
              211   NAP                          11/01/2016             1                  5   No         None
              212   NAP                          11/01/2016             1                  5   No         None
              213   NAP                          11/01/2016             1                  5   No         None
              215   NAP                          11/01/2016             1                  5   No         None
              219   NAP                          11/01/2016             1                  5   No         None
                    NAP                          12/01/2016
              222   NAP                          12/01/2016             1                  5   No         None
              223   NAP                          12/01/2016             1                  5   No         None
              224   NAP                          12/01/2016             1                  5   No         None
              226   NAP                          11/01/2016             1                  5   No         None
              227   01/01/2007                   12/01/2016             1                  5   No         None
              229   NAP                          11/01/2016             1                  5   No         None
              230   NAP                          09/01/2016             1                  5   No         None
              231   NAP                          10/01/2016             1                  5   No         None
              232   NAP                          11/01/2016             1                  5   No         None
              233   NAP                          12/01/2016             1                  5   No         None
              234   NAP                          10/01/2016             1                  5   No         None
              235   NAP                          10/01/2016             1                  5   No         None
              236   NAP                          11/01/2016             1                  5   No         None
              237   01/01/2016                   12/01/2016             1                  5   No         None
              238   NAP                          11/01/2016             1                  5   No         None
              239   NAP                          10/01/2016             1                  5   No         None
              240   12/01/2006                   11/01/2016             1                  5   No         None
              242   NAP                          09/01/2016             1                  5   No         None
              243   NAP                          10/01/2016             1                  5   No         None
              245   NAP                          11/01/2016             1                  5   No         None
              246   10/01/2006                   09/01/2016             1                  7   No         None
              248   01/01/2007                   12/01/2016             1                 15   No         None
              249   NAP                          10/01/2016             1                  5   No         None
              251   NAP                          12/01/2016             1                  5   No         None
              252   NAP                          11/01/2016             1                  5   No         None
              253   NAP                          12/01/2016             1                  5   No         None
              254   NAP                          11/01/2016             1                  5   No         None
              255   11/01/2006                   10/01/2016             1                  5   No         None
              256   01/01/2007                   12/01/2016             1                  5   No         None
              257   01/01/2007                   12/01/2016             1                  5   No         None
              258   NAP                          07/01/2016             1                  5   No         None
              260   12/01/2006                   11/01/2016             1                  5   No         None
              261   NAP                          12/01/2016             1                  5   No         None
              262   NAP                          10/01/2016             1                  5   No         None
              263   NAP                          11/01/2016             1                  5   No         None
              264   NAP                          12/01/2016             1                  5   No         None
              265   NAP                          10/01/2016             1                  5   No         None
              270   NAP                          11/01/2016             1                 10   No         None
              271   12/01/2006                   11/01/2016             1                 10   No         None
                    01/01/2007                   12/01/2016
              274   01/01/2007                   12/01/2016             1                  5   No         None
              275   01/01/2007                   12/01/2016             1                  5   No         None
              276   NAP                          11/01/2016             1                  5   No         None
              277   12/01/2006                   11/01/2016             1                  5   No         None
              278   NAP                          12/01/2016             1                  5   No         None
              280   NAP                          11/01/2016             1                 10   No         None
              281   NAP                          11/01/2016             1                 10   No         None
              282   NAP                          08/01/2016             1                 10   No         None
              283   12/01/2006                   11/01/2016             1                  5   No         None
              284   12/01/2006                   11/01/2016             1                  5   No         None
              285   NAP                          11/01/2016             1                  5   No         None
              288   NAP                          11/01/2016             1                  5   No         None
              289   NAP                          11/01/2016             1                  5   No         None
              290   NAP                          11/01/2016             1                  5   No         None
              292   NAP                          12/01/2016             1                  5   No         None
              294   05/01/2006                   04/01/2016             1                  5   No         None
              296   NAP                          11/01/2016             1                 10   No         None
              297   NAP                          10/01/2016             1                  5   No         None
              298   NAP                          11/01/2016             1                  7   No         None
              299   NAP                          08/01/2016             1                  5   No         In Place
              300   01/01/2007                   12/01/2016             1                  5   No         None
              302   NAP                          11/01/2016             1                  5   No         None
              303   NAP                          11/01/2016             1                  5   No         None
              304   NAP                          11/01/2016             1                  5   No         None
              305   NAP                          10/01/2016             1                  5   No         None
              308   NAP                          11/01/2016             1                  5   No         Springing
                    11/01/2006                   10/01/2016
              309   11/01/2006                   10/01/2016             1                  5   No         None
              310   11/01/2006                   10/01/2016             1                  5   No         None
              311   NAP                          11/01/2016             1                  5   No         None
              312   NAP                          10/01/2016             1                 10   No         None
              313   NAP                          11/01/2016             1                 10   No         None
              314   NAP                          11/01/2011             1                  5   No         None
              315   NAP                          12/01/2016             1                 10   No         None
              316   NAP                          11/01/2016             1                  5   No         None
              317   NAP                          12/01/2016             1                  7   No         None
              318   NAP                          12/01/2016             1                  5   No         None


Mortgage Loan No.   Lockbox Type   Original Term to Maturity   Remaining Term to Maturity   Original Amort. Term (11)
-----------------   ------------   -------------------------   --------------------------   -------------------------
                                                         120                          120                          IO
                1   Hard                                 120                          120                          IO
                2   Hard                                 120                          120                          IO
                3   Hard                                 120                          120                          IO
                4   Hard                                 120                          120                          IO
                5   Hard                                 120                          120                          IO
                6   Hard                                 120                          120                          IO
                7   Hard                                 120                          120                          IO
                8   Hard                                 120                          120                          IO

                9   Hard                                 120                          120                          IO
               10   Hard                                 120                          120                          IO
               11   Hard                                 120                          120                          IO

               12   Hard                                 120                          120                          IO
               13   Hard                                 120                          120                          IO
               14   Hard                                 120                          120                          IO
               15   Hard                                 120                          120                          IO
               16   Hard                                 120                          120                          IO
               17   Hard                                 120                          120                          IO
               18   Hard                                 120                          120                          IO
               19   Hard                                 120                          120                          IO
               20   Hard                                 120                          120                          IO
               21   Hard                                 120                          120                          IO
               22   Hard                                 120                          120                          IO
               23   Hard                                 120                          120                          IO

               24   Hard                                 120                          120                          IO
               30   Hard                                 120                          119                         360
               32   Hard                                 120                          113                         360

               35   Hard                                 120                          119                          IO
               38   Hard                                  84                           78                          IO
               40   Hard                                 120                          119                         360
               41   Hard                                 120                          119                         360
               49   NAP                                  120                          120                         360
                                                         120                          114                         360
               52   Hard                                 120                          114                         360
               53   Hard                                 120                          114                         360
               54   Hard                                 120                          114                         360
               55   Hard                                 120                          114                         360
               56   Hard                                 120                          114                         360
               57   Hard                                 120                          114                         360
               61   NAP                                  120                          117                         360
               63   NAP                                  120                          117                         360
               64   NAP                                  120                          120                          IO
               65   NAP                                  120                          117                         360
               66   NAP                                  120                          120                         360
               68   NAP                                  120                          119                         360

               69   NAP                                  120                          119                         360
               76   NAP                                  120                          118                         360
               77   Soft                                 120                          120                         360
               78   NAP                                  120                          120                         360
               79   NAP                                  120                          119                         360
               81   NAP                                  120                          120                         240
                                                         120                          118                         300
               84   NAP                                  120                          118                         300
               85   NAP                                  120                          118                         300
               86   NAP                                  120                          118                         300
               87   NAP                                  120                          118                         360
               89   NAP                                   84                           83                         420
                                                         120                          120                         360
               93   NAP                                  120                          120                         360
               94   NAP                                  120                          120                         360
               95   NAP                                  120                          120                         360
               96   NAP                                  120                          120                         360
               97   NAP                                  120                          120                         360
               98   NAP                                  120                          120                         360
               99   NAP                                  120                          120                         360
              102   NAP                                  120                          120                         360
              104   NAP                                  120                          119                         360
              105   NAP                                  120                          118                         360
                                                         120                          117                         360
              106   NAP                                  120                          117                         360
              107   NAP                                  120                          117                         360
              108   NAP                                  120                          118                         360
              110   NAP                                  120                          120                         360
              111   NAP                                  120                          120                         360
              113   NAP                                  120                          118                         360
              114   NAP                                   60                           59                          IO
              116   NAP                                  120                          118                         360
              120   NAP                                  120                          119                         360
              121   NAP                                  120                          119                         360
              126   NAP                                  120                          119                         300
              127   NAP                                  120                          117                         300
              129   NAP                                   60                           59                         360
              134   NAP                                  120                          117                         360
              135   NAP                                  120                          119                         360
              137   NAP                                  120                          118                         360
              139   NAP                                   60                           60                         360
              140   NAP                                  120                          120                          IO
              143   NAP                                  120                          120                         360
              145   NAP                                  120                          117                         360
              146   Hard                                 120                          120                         360
              148   NAP                                  120                          119                         360
              149   NAP                                  120                          119                         360
              150   NAP                                   60                           60                          IO
              151   NAP                                  120                          120                         360
              153   NAP                                  120                          119                         360
              158   NAP                                   60                           60                         360
              160   NAP                                   60                           60                          IO
              161   Hard                                 120                          119                          IO
              162   NAP                                  120                          116                         360
              165   NAP                                  120                          119                         360
              171   NAP                                  120                          119                         360
              176   NAP                                  120                          119                         360
                                                         120                          119                         360
              179   NAP                                  120                          119                         360
              180   NAP                                  120                          119                         360
              181   NAP                                  120                          120                         360
              184   NAP                                  120                          120                         360
              188   NAP                                  120                          120                         360
              190   NAP                                  120                          120                         360
              195   NAP                                  120                          117                         360
              196   NAP                                  120                          119                         360
              200   NAP                                  120                          119                         360
              201   NAP                                  120                          120                         360
              204   NAP                                   60                           59                         360
              205   NAP                                  120                          119                         360
              208   NAP                                  120                          120                         300
                                                         120                          119                         360
              210   NAP                                  120                          119                         360
              211   NAP                                  120                          119                         360
              212   NAP                                  120                          119                         360
              213   NAP                                  120                          119                         360
              215   NAP                                  120                          119                         360
              219   NAP                                  120                          119                         360
                                                         120                          120                         300
              222   NAP                                  120                          120                         300
              223   NAP                                  120                          120                         300
              224   NAP                                  120                          120                         300
              226   NAP                                  120                          119                         360
              227   NAP                                  120                          120                         360
              229   NAP                                  120                          119                         360
              230   NAP                                  120                          117                         180
              231   NAP                                  120                          118                         240
              232   NAP                                  120                          119                         360
              233   NAP                                  120                          120                         240
              234   NAP                                  120                          118                         360
              235   NAP                                  120                          118                         360
              236   NAP                                  120                          119                         360
              237   NAP                                  120                          120                         360
              238   NAP                                  120                          119                         360
              239   NAP                                  120                          118                         360
              240   NAP                                  120                          119                          IO
              242   NAP                                  120                          117                         360
              243   NAP                                  120                          118                         360
              245   NAP                                  120                          119                         360
              246   NAP                                  120                          117                         300
              248   NAP                                  120                          120                         360
              249   NAP                                  120                          118                         360
              251   NAP                                  120                          120                         360
              252   NAP                                  120                          119                         360
              253   NAP                                  120                          120                         360
              254   NAP                                  120                          119                         300
              255   NAP                                  120                          118                          IO
              256   NAP                                  120                          120                         360
              257   NAP                                  120                          120                         360
              258   NAP                                  120                          115                         360
              260   NAP                                  120                          119                         360
              261   NAP                                  120                          120                         360
              262   NAP                                  120                          118                         360
              263   NAP                                  120                          119                         360
              264   NAP                                  120                          120                         360
              265   NAP                                  120                          118                         300
              270   NAP                                  120                          119                         360
              271   NAP                                  120                          119                         360
                                                         120                          120                         360
              274   NAP                                  120                          120                         360
              275   NAP                                  120                          120                         360
              276   NAP                                  120                          119                         360
              277   NAP                                  120                          119                         360
              278   NAP                                  120                          120                         300
              280   NAP                                  120                          119                         360
              281   NAP                                  120                          119                         360
              282   NAP                                  120                          116                         360
              283   NAP                                  120                          119                         360
              284   NAP                                  120                          119                         360
              285   NAP                                  120                          119                         360
              288   NAP                                  120                          119                         360
              289   NAP                                  120                          119                         360
              290   NAP                                  120                          119                         360
              292   NAP                                  120                          120                         300
              294   NAP                                  120                          112                         360
              296   NAP                                  120                          119                         360
              297   NAP                                  120                          118                         360
              298   NAP                                  120                          119                         360
              299   Hard                                 120                          116                         360
              300   NAP                                  120                          120                         360
              302   NAP                                  120                          119                         360
              303   NAP                                  120                          119                         360
              304   NAP                                  120                          119                         360
              305   NAP                                  120                          118                         360
              308   Hard                                 120                          119                         360
                                                         120                          118                         360
              309   NAP                                  120                          118                         360
              310   NAP                                  120                          118                         360
              311   NAP                                  120                          119                         360
              312   NAP                                  120                          118                         360
              313   NAP                                  120                          119                         300
              314   NAP                                   60                           59                         360
              315   NAP                                  120                          120                         360
              316   NAP                                  120                          119                         360
              317   NAP                                  120                          120                         360
              318   NAP                                  120                          120                         360


Mortgage Loan No.   Remaining Amort. Term   Mortgage Rate    Monthly Payment (P&I)   Monthly Payment (IO)
-----------------   ---------------------   -------------    ---------------------   --------------------
                                       IO           5.452%                     NAP             $1,151,503
                1                      IO           5.452%                     NAP               $131,732
                2                      IO           5.452%                     NAP               $125,744
                3                      IO           5.452%                     NAP                $88,896
                4                      IO           5.452%                     NAP                $87,975
                5                      IO           5.452%                     NAP                $65,405
                6                      IO           5.452%                     NAP                $65,405
                7                      IO           5.452%                     NAP                $61,721
                8                      IO           5.452%                     NAP                $56,654

                9                      IO           5.452%                     NAP                $53,430
               10                      IO           5.452%                     NAP                $49,745
               11                      IO           5.452%                     NAP                $47,442

               12                      IO           5.452%                     NAP                $42,836
               13                      IO           5.452%                     NAP                $40,072
               14                      IO           5.452%                     NAP                $33,624
               15                      IO           5.452%                     NAP                $27,175
               16                      IO           5.452%                     NAP                $26,254
               17                      IO           5.452%                     NAP                $24,412
               18                      IO           5.452%                     NAP                $23,951
               19                      IO           5.452%                     NAP                $22,109
               20                      IO           5.452%                     NAP                $20,727
               21                      IO           5.452%                     NAP                $15,660
               22                      IO           5.452%                     NAP                $14,739
               23                      IO           5.452%                     NAP                $14,279

               24                      IO           5.452%                     NAP                $11,515
               30                     360           5.960%                $364,159               $307,175
               32                     360           5.610%                $294,136               $242,590

               35                      IO           5.760%                     NAP               $182,500
               38                      IO           5.660%                     NAP               $158,834
               40                     360           6.230%                $169,579               $145,280
               41                     360           5.740%                $146,900               $122,214
               49                     360           5.650%                $128,724               $106,454
                                      354           6.236%                $118,535                    NAP
               52                     354           6.236%                 $33,151                    NAP
               53                     354           6.236%                 $27,323                    NAP
               54                     354           6.236%                 $20,720                    NAP
               55                     354           6.236%                 $15,027                    NAP
               56                     354           6.236%                 $12,751                    NAP
               57                     354           6.236%                  $9,563                    NAP
               61                     360           6.200%                $104,120                $89,053
               63                     360           5.940%                 $95,907                $80,802
               64                      IO           5.810%                     NAP                $74,615
               65                     360           6.143%                 $90,099                $76,816
               66                     360           5.720%                 $81,434                $67,660
               68                     360           6.163%                 $81,444                $69,516

               69                     359           6.330%                 $80,721                    NAP
               76                     358           6.420%                 $74,967                    NAP
               77                     360           5.780%                 $68,501                $57,138
               78                     360           5.800%                 $68,650                $57,335
               79                     360           5.792%                 $67,770                $56,571
               81                     240           5.650%                 $76,603                    NAP
                                      300           6.120%                 $69,076                $54,811
               84                     300           6.120%                 $31,280                $24,820
               85                     300           6.120%                 $28,152                $22,338
               86                     300           6.120%                  $9,644                 $7,653
               87                     358           5.780%                 $60,597                    NAP
               89                     419           6.210%                 $58,436                    NAP
                                      360           5.740%                 $55,379                $46,073
               93                     360           5.740%                 $11,512                 $9,578
               94                     360           5.740%                 $10,908                 $9,075
               95                     360           5.740%                  $8,424                 $7,009
               96                     360           5.740%                  $7,954                 $6,618
               97                     360           5.740%                  $6,444                 $5,361
               98                     360           5.740%                  $5,806                 $4,831
               99                     360           5.740%                  $4,330                 $3,602
              102                     360           5.860%                 $53,152                $44,560
              104                     359           6.410%                 $56,354                    NAP
              105                     358           6.450%                 $56,591                    NAP
                                      357           6.290%                 $55,649                    NAP
              106                     357           6.290%                 $32,343                    NAP
              107                     357           6.290%                 $23,306                    NAP
              108                     358           6.460%                 $56,272                    NAP
              110                     360           5.850%                 $27,609                $23,132
              111                     360           5.850%                 $22,831                $19,128
              113                     360           6.050%                 $50,030                $42,427
              114                      IO           5.570%                     NAP                $38,590
              116                     358           6.450%                 $48,542                    NAP
              120                     359           5.850%                 $44,836                    NAP
              121                     360           5.900%                 $44,485                $37,387
              126                     299           5.640%                 $44,818                    NAP
              127                     297           6.350%                 $46,764                    NAP
              129                     359           6.930%                 $45,582                    NAP
              134                     357           6.315%                 $41,382                    NAP
              135                     360           5.860%                 $39,274                $32,925
              137                     360           6.260%                 $40,218                $34,512
              139                     360           6.310%                 $40,276                    NAP
              140                      IO           5.790%                     NAP                $31,798
              143                     360           5.860%                 $37,797                    NAP
              145                     360           6.240%                 $38,442                $32,951
              146                     360           5.630%                 $35,710                $29,492
              148                     359           5.990%                 $36,174                    NAP
              149                     360           5.990%                 $35,934                $30,366
              150                      IO           5.828%                     NAP                $28,954
              151                     360           6.020%                 $35,149                $29,755
              153                     359           5.720%                 $33,737                    NAP
              158                     360           5.880%                 $33,144                    NAP
              160                      IO           5.800%                     NAP                $27,320
              161                      IO           6.080%                     NAP                $28,639
              162                     360           6.220%                 $33,757                $28,904
              165                     360           5.950%                 $31,606                $26,644
              171                     360           6.030%                 $30,315                $25,678
              176                     359           6.350%                 $29,867                    NAP
                                      359           6.000%                 $27,729                    NAP
              179                     359           6.000%                 $19,336                    NAP
              180                     359           6.000%                  $8,394                    NAP
              181                     360           5.730%                 $26,204                $21,786
              184                     360           5.900%                 $26,632                    NAP
              188                     360           5.890%                 $25,922                    NAP
              190                     360           5.630%                 $24,767                $20,454
              195                     360           5.930%                 $24,992                $21,043
              196                     359           6.040%                 $25,289                    NAP
              200                     360           6.113%                 $24,273                $20,660
              201                     360           5.850%                 $23,598                    NAP
              204                     359           6.280%                 $24,707                    NAP
              205                     359           5.980%                 $23,931                    NAP
              208                     300           6.650%                 $26,015                    NAP
                                      359           6.040%                 $22,881                    NAP
              210                     359           6.040%                  $8,359                    NAP
              211                     359           6.040%                  $7,308                    NAP
              212                     359           6.040%                  $4,060                    NAP
              213                     359           6.040%                  $3,153                    NAP
              215                     359           5.970%                 $22,471                    NAP
              219                     359           5.720%                 $21,522                    NAP
                                      300           6.230%                 $23,704                    NAP
              222                     300           6.230%                 $10,326                    NAP
              223                     300           6.230%                  $7,041                    NAP
              224                     300           6.230%                  $6,337                    NAP
              226                     359           6.520%                 $22,327                    NAP
              227                     360           5.820%                 $20,581                $17,211
              229                     359           5.410%                 $19,226                    NAP
              230                     177           6.370%                 $29,660                    NAP
              231                     238           6.220%                 $24,063                    NAP
              232                     359           6.300%                 $20,117                    NAP
              233                     240           5.860%                 $22,668                    NAP
              234                     358           6.340%                 $19,891                    NAP
              235                     358           6.090%                 $19,371                    NAP
              236                     359           6.070%                 $19,028                    NAP
              237                     360           5.910%                 $18,407                $13,400
              238                     359           5.960%                 $18,506                    NAP
              239                     358           6.170%                 $18,560                    NAP
              240                      IO           5.980%                     NAP                $15,158
              242                     357           6.600%                 $19,160                    NAP
              243                     358           6.300%                 $17,950                    NAP
              245                     359           6.010%                 $17,106                    NAP
              246                     300           6.330%                 $18,875                $15,189
              248                     360           5.940%                 $16,680                $14,053
              249                     358           6.090%                 $16,950                    NAP
              251                     360           5.960%                 $16,417                    NAP
              252                     359           5.990%                 $16,039                    NAP
              253                     360           5.920%                 $15,752                    NAP
              254                     299           6.040%                 $16,977                    NAP
              255                      IO           5.920%                     NAP                $13,040
              256                     360           5.880%                 $15,388                $12,917
              257                     360           6.010%                 $15,365                $12,999
              258                     355           6.506%                 $16,254                    NAP
              260                     360           5.930%                 $14,876                $12,526
              261                     360           5.920%                 $14,801                    NAP
              262                     358           6.040%                 $14,993                    NAP
              263                     359           5.970%                 $14,761                    NAP
              264                     360           5.920%                 $14,533                    NAP
              265                     298           6.380%                 $16,326                    NAP
              270                     359           5.960%                 $14,214                    NAP
              271                     360           5.830%                 $13,892                $11,625
                                      360           5.740%                 $13,466                $11,203
              274                     360           5.740%                  $9,677                 $8,050
              275                     360           5.740%                  $3,789                 $3,153
              276                     359           6.010%                 $13,804                    NAP
              277                     360           6.230%                 $13,671                $11,712
              278                     300           5.750%                 $13,715                    NAP
              280                     359           6.330%                 $13,040                    NAP
              281                     359           5.900%                 $12,337                    NAP
              282                     356           6.350%                 $12,911                    NAP
              283                     360           6.010%                 $12,214                $10,334
              284                     360           6.100%                 $12,120                $10,308
              285                     359           5.990%                 $11,978                    NAP
              288                     359           6.200%                 $11,637                    NAP
              289                     359           6.070%                 $11,477                    NAP
              290                     359           6.010%                 $11,404                    NAP
              292                     300           6.330%                 $12,096                    NAP
              294                     360           5.910%                 $10,154                 $8,539
              296                     359           6.120%                  $9,960                    NAP
              297                     358           6.420%                  $9,778                    NAP
              298                     359           5.960%                  $9,253                    NAP
              299                     356           6.590%                  $9,815                    NAP
              300                     360           6.125%                  $9,114                 $7,763
              302                     359           6.330%                  $9,314                    NAP
              303                     359           6.000%                  $8,993                    NAP
              304                     359           5.960%                  $8,955                    NAP
              305                     358           6.290%                  $9,089                    NAP
              308                     359           6.470%                  $8,569                    NAP
                                      360           6.570%                  $8,149                 $7,105
              309                     360           6.570%                  $4,100                 $3,575
              310                     360           6.570%                  $4,049                 $3,531
              311                     359           6.120%                  $7,591                    NAP
              312                     358           6.400%                  $7,756                    NAP
              313                     299           6.500%                  $8,271                    NAP
              314                     359           6.580%                  $7,240                    NAP
              315                     360           6.000%                  $6,745                    NAP
              316                     359           6.160%                  $6,251                    NAP
              317                     360           6.280%                  $6,234                    NAP
              318                     360           6.010%                  $5,702                    NAP


Mortgage Loan No.   Third Most Recent NOI   Third Most Recent NOI End Date   Second Most Recent NOI
-----------------   ---------------------   ------------------------------   ----------------------

                1                     NAP   NAP                                          $2,265,514
                2                     NAP   NAP                                          $3,679,138
                3                     NAP   NAP                                          $4,263,109
                4                     NAP   NAP                                          $1,793,029
                5                     NAP   NAP                                          $2,431,176
                6                     NAP   NAP                                          $1,825,357
                7                     NAP   NAP                                            $965,720
                8                     NAP   NAP                                          $1,655,346

                9                     NAP   NAP                                          $1,555,722
               10                     NAP   NAP                                            $656,236
               11                     NAP   NAP                                          $1,132,704

               12                     NAP   NAP                                          $1,071,063
               13                     NAP   NAP                                            $875,766
               14                     NAP   NAP                                            $864,766
               15                     NAP   NAP                                            $261,293
               16                     NAP   NAP                                            $717,722
               17                     NAP   NAP                                            $713,851
               18                     NAP   NAP                                            $370,748
               19                     NAP   NAP                                            $531,571
               20                     NAP   NAP                                            $706,564
               21                     NAP   NAP                                            $394,245
               22                     NAP   NAP                                            $189,980
               23                     NAP   NAP                                            $840,146

               24                     NAP   NAP                                             $98,478
               30              $4,452,026   12/31/2004                                   $5,739,676
               32                     NAP   NAP                                          $1,787,691

               35              $5,024,488   12/31/2004                                   $4,221,801
               38                     NAP   NAP                                                 NAP
               40              $2,230,214   12/31/2004                                   $1,678,831
               41              $2,096,487   12/31/2004                                   $2,350,467
               49              $1,672,351   12/31/2004                                   $1,458,146

               52                     NAP   NAP                                                 NAP
               53                     NAP   NAP                                                 NAP
               54                     NAP   NAP                                                 NAP
               55                     NAP   NAP                                                 NAP
               56                     NAP   NAP                                                 NAP
               57                     NAP   NAP                                                 NAP
               61                     NAP   NAP                                                 NAP
               63              $1,313,788   12/31/2004                                   $1,419,235
               64                     NAP   NAP                                                 NAP
               65              $1,065,109   12/31/2004                                   $1,185,056
               66              $1,320,867   12/31/2004                                   $1,324,347
               68                $496,402   12/31/2004                                   $1,130,026

               69              $2,702,664   12/31/2004                                   $2,484,438
               76              $1,362,698   12/31/2004                                   $1,365,504
               77                     NAP   NAP                                                 NAP
               78                     NAP   NAP                                                 NAP
               79              $1,047,639   12/31/2004                                   $1,011,183
               81              $1,186,608   12/31/2003                                   $1,241,800

               84                $470,336   12/31/2004                                     $551,034
               85                $496,213   12/31/2004                                     $519,094
               86                $188,327   12/31/2004                                     $221,732
               87                     NAP   NAP                                            $438,435
               89                $739,522   12/31/2004                                     $789,847

               93                $143,935   12/31/2004                                     $138,284
               94                $172,865   12/31/2004                                     $178,942
               95                 $99,934   12/31/2004                                     $104,313
               96                 $94,360   12/31/2004                                      $98,495
               97                 $76,443   12/31/2004                                      $79,793
               98                 $86,177   12/31/2004                                      $66,908
               99                 $64,187   12/31/2004                                      $57,448
              102                $730,718   12/31/2004                                     $711,558
              104                $995,817   12/31/2004                                     $994,762
              105                $961,089   12/31/2004                                     $989,800

              106                $405,682   12/31/2004                                     $349,701
              107                $326,167   12/31/2004                                     $307,309
              108              $1,026,126   12/31/2004                                   $1,030,782
              110                $193,084   12/31/2003                                     $522,993
              111                     NAP   NAP                                                 NAP
              113                $541,571   12/31/2004                                     $480,393
              114                $560,470   12/31/2004                                     $666,438
              116                $809,748   12/31/2004                                     $818,313
              120                $701,618   12/31/2004                                     $784,931
              121                $718,971   12/31/2004                                     $375,720
              126              $1,443,924   12/31/2004                                   $1,456,034
              127                $659,232   12/31/2004                                     $832,940
              129                $665,558   12/31/2004                                     $896,004
              134                     NAP   NAP                                                 NAP
              135                $831,942   12/31/2004                                     $858,761
              137                     NAP   NAP                                                 NAP
              139                $686,782   12/31/2004                                     $628,072
              140                     NAP   NAP                                                 NAP
              143                $805,378   12/31/2004                                     $709,827
              145                     NAP   NAP                                                 NAP
              146                $639,831   12/31/2004                                     $639,243
              148                $602,057   12/31/2004                                     $562,139
              149                $439,815   12/31/2004                                     $516,372
              150                $505,671   12/31/2004                                     $521,266
              151                $519,507   12/31/2004                                     $460,098
              153                $506,701   12/31/2004                                     $547,904
              158                $167,644   12/31/2004                                       $9,390
              160                $604,210   12/31/2004                                     $610,198
              161                $432,100   12/31/2004                                     $432,100
              162                $490,397   12/31/2004                                     $212,606
              165                $317,649   12/31/2004                                     $247,636
              171                $512,738   12/31/2004                                     $529,854
              176                $538,232   12/31/2003                                     $504,674

              179                     NAP   NAP                                            $291,414
              180                     NAP   NAP                                            $126,764
              181                 $89,353   12/31/2004                                     $195,832
              184                $456,582   12/31/2004                                     $523,618
              188                $390,670   12/31/2004                                     $394,913
              190                $617,411   12/31/2004                                     $376,502
              195                $444,113   12/31/2004                                     $400,325
              196                $321,010   12/31/2004                                     $332,086
              200                     NAP   NAP                                            $375,783
              201                $362,042   12/31/2004                                     $363,168
              204                $457,786   12/31/2004                                     $461,048
              205                     NAP   NAP                                                 NAP
              208                $706,646   12/31/2004                                     $731,500

              210                $123,953   12/31/2004                                     $104,187
              211                 $84,625   12/31/2004                                      $86,264
              212                 $63,783   12/31/2004                                      $66,592
              213                 $48,677   12/31/2004                                      $43,860
              215                $291,737   12/31/2004                                     $323,791
              219                $490,844   12/31/2004                                     $505,813

              222                $201,491   12/31/2004                                     $181,046
              223                 $72,655   12/31/2004                                      $64,640
              224                $101,855   12/31/2004                                      $51,481
              226                $278,576   12/31/2004                                     $311,660
              227                $178,497   12/31/2004                                     $183,120
              229                     NAP   NAP                                                 NAP
              230                $463,121   12/31/2004                                     $454,419
              231                $492,369   12/31/2003                                     $559,130
              232                $321,806   12/31/2004                                     $331,000
              233                     NAP   NAP                                            $310,299
              234                     NAP   NAP                                                 NAP
              235                 $66,959   12/31/2004                                     $251,804
              236                $234,252   12/31/2004                                     $257,352
              237                     NAP   NAP                                                 NAP
              238                     NAP   NAP                                                 NAP
              239                     NAP   NAP                                            $238,019
              240                $347,984   12/31/2004                                     $321,120
              242                $285,286   12/31/2004                                     $206,817
              243                     NAP   NAP                                                 NAP
              245                $217,147   12/31/2004                                     $251,155
              246                $307,654   12/31/2004                                     $305,056
              248                     NAP   NAP                                                 NAP
              249                     NAP   NAP                                                 NAP
              251                $266,100   12/31/2004                                     $309,212
              252                     NAP   NAP                                                 NAP
              253                $201,099   12/31/2004                                     $218,398
              254                     NAP   NAP                                                 NAP
              255                     NAP   NAP                                                 NAP
              256                     NAP   NAP                                                 NAP
              257                $286,794   12/31/2004                                     $290,454
              258                     NAP   NAP                                            $252,803
              260                 $86,024   12/31/2004                                     $140,604
              261                     NAP   NAP                                                 NAP
              262                $238,063   12/31/2004                                     $238,908
              263                $363,230   12/31/2004                                     $358,184
              264                $195,533   12/31/2003                                     $197,452
              265                     NAP   NAP                                                 NAP
              270                     NAP   NAP                                                 NAP
              271                     NAP   NAP                                                 NAP

              274                $135,586   12/31/2004                                     $137,506
              275                 $55,037   12/31/2004                                      $73,497
              276                $219,905   12/31/2004                                     $243,474
              277                     NAP   NAP                                             $28,691
              278                $104,792   12/31/2004                                     $143,566
              280                     NAP   NAP                                                 NAP
              281                     NAP   NAP                                            $129,371
              282                $214,539   12/31/2004                                     $213,654
              283                $160,170   12/31/2004                                     $206,445
              284                     NAP   NAP                                                 NAP
              285                $130,537   12/31/2004                                     $148,855
              288                $185,382   12/31/2004                                     $200,563
              289                     NAP   NAP                                                 NAP
              290                $156,521   12/31/2004                                     $174,446
              292                $261,525   12/31/2004                                     $275,720
              294                     NAP   NAP                                                 NAP
              296                     NAP   NAP                                                 NAP
              297                     NAP   NAP                                            $150,331
              298                $172,576   12/31/2004                                     $203,997
              299                     NAP   NAP                                                 NAP
              300                     NAP   NAP                                            -$13,010
              302                $224,341   12/31/2003                                     $220,432
              303                 $42,186   12/31/2004                                      $25,838
              304                $132,754   12/31/2004                                     $154,505
              305                     NAP   NAP                                                 NAP
              308                     NAP   NAP                                                 NAP

              309                 $58,465   12/31/2004                                      $61,311
              310                     NAP   NAP                                             $37,424
              311                $104,383   12/31/2004                                     $115,158
              312                     NAP   NAP                                                 NAP
              313                $131,508   12/31/2004                                     $163,316
              314                 $99,524   12/31/2004                                     $106,818
              315                     NAP   NAP                                                 NAP
              316                 $46,852   12/31/2004                                     $118,561
              317                $103,167   12/31/2004                                     $110,539
              318                 $80,316   12/31/2004                                     $101,262


Mortgage Loan No.   Second Most Recent NOI End Date   Most Recent NOI   Most Recent NOI End Date   Underwritten EGI
-----------------   -------------------------------   ---------------   ------------------------   ----------------
                                                                                                        $41,422,759
                1   12/31/2005                             $2,318,850   TTM (09/30/2006)                 $3,597,136
                2   12/31/2005                             $2,923,734   TTM (09/30/2006)                 $4,262,155
                3   12/31/2005                             $4,495,276   TTM (09/30/2006)                 $5,264,690
                4   12/31/2005                             $1,259,449   TTM (09/30/2006)                 $2,849,237
                5   12/31/2005                             $1,802,942   TTM (09/30/2006)                 $2,417,674
                6   12/31/2005                             $1,236,529   TTM (09/30/2006)                 $2,295,453
                7   12/31/2005                             $1,345,470   TTM (09/30/2006)                 $2,128,013
                8   12/31/2005                             $1,452,785   TTM (09/30/2006)                 $1,986,865

                9   12/31/2005                             $1,502,041   TTM (09/30/2006)                 $1,913,541
               10   12/31/2005                             $1,119,675   TTM (09/30/2006)                 $1,608,406
               11   12/31/2005                               $738,935   TTM (09/30/2006)                 $1,703,413

               12   12/31/2005                             $1,095,458   TTM (09/30/2006)                 $1,392,322
               13   12/31/2005                               $933,822   TTM (09/30/2006)                 $1,334,988
               14   12/31/2005                               $773,417   TTM (09/30/2006)                 $1,198,314
               15   12/31/2005                               $375,842   TTM (09/30/2006)                   $990,591
               16   12/31/2005                               $707,541   TTM (09/30/2006)                   $904,024
               17   12/31/2005                               $646,752   TTM (09/30/2006)                   $940,717
               18   12/31/2005                               $648,535   TTM (09/30/2006)                   $830,640
               19   12/31/2005                               $530,334   TTM (09/30/2006)                   $878,551
               20   12/31/2005                               $619,816   TTM (09/30/2006)                   $715,785
               21   12/31/2005                               $426,801   TTM (09/30/2006)                   $544,734
               22   12/31/2005                               $291,487   TTM (09/30/2006)                   $475,646
               23   12/31/2005                               $799,480   TTM (09/30/2006)                   $751,785

               24   12/31/2005                               $261,211   TTM (09/30/2006)                   $438,079
               30   12/31/2005                             $6,170,238   TTM (08/31/2006)                 $9,858,901
               32   12/31/2005                             $4,118,126   T-6 (09/30/2006) Ann.            $7,580,127

               35   12/31/2005                             $4,791,426   TTM (06/30/2006)                 $8,626,906
               38   NAP                                           NAP   NAP                              $3,497,410
               40   12/31/2005                             $2,385,478   TTM (07/31/2006)                 $4,755,506
               41   12/31/2005                             $2,343,748   TTM (06/30/2006)                 $3,592,982
               49   12/31/2005                             $1,404,577   TTM (09/30/2006)                 $2,845,851
                                                                                                                 $0
               52   NAP                                           NAP   NAP                                $589,426
               53   NAP                                           NAP   NAP                                $513,738
               54   NAP                                           NAP   NAP                                $398,454
               55   NAP                                           NAP   NAP                                $323,210
               56   NAP                                           NAP   NAP                                $300,124
               57   NAP                                           NAP   NAP                                $170,463
               61   NAP                                    $2,106,767   TTM (07/31/2006)                 $3,402,082
               63   12/31/2005                             $1,436,269   TTM (05/31/2006)                 $2,282,802
               64   NAP                                           NAP   NAP                              $1,696,072
               65   12/31/2005                             $1,246,200   TTM (06/30/2006)                 $2,282,778
               66   12/31/2005                             $1,344,312   TTM (09/30/2006)                 $1,928,988
               68   12/31/2005                             $1,028,742   TTM (11/30/2006)                 $2,793,542

               69   12/31/2005                             $1,909,474   YTD (07/31/2006) Ann.            $2,998,397
               76   12/31/2005                             $1,365,143   TTM (07/31/2006)                 $2,460,691
               77   NAP                                           NAP   NAP                              $1,544,871
               78   NAP                                           NAP   NAP                              $1,502,884
               79   12/31/2005                             $1,012,557   TTM (08/31/2006)                 $1,530,470
               81   12/31/2004                             $1,271,146   12/31/2005                       $1,974,593
                                                                                                         $2,027,356
               84   12/31/2005                               $555,889   TTM (06/30/2006)                   $841,730
               85   12/31/2005                               $453,845   TTM (06/30/2006)                   $828,819
               86   12/31/2005                               $166,205   TTM (06/30/2006)                   $356,807
               87   12/31/2005                               $704,723   TTM (06/30/2006)                 $1,139,330
               89   12/31/2005                               $920,692   TTM (08/31/2006)                 $1,188,996
                                                                                                         $1,108,298
               93   12/31/2005                               $177,753   TTM (09/30/2006)                   $239,735
               94   12/31/2005                               $187,823   TTM (09/30/2006)                   $229,413
               95   12/31/2005                               $119,421   TTM (09/30/2006)                   $152,883
               96   12/31/2005                               $112,760   TTM (09/30/2006)                   $144,356
               97   12/31/2005                                $91,350   TTM (09/30/2006)                   $116,947
               98   12/31/2005                                $93,467   TTM (09/30/2006)                   $134,901
               99   12/31/2005                                $66,501   TTM (09/30/2006)                    $90,064
              102   12/31/2005                               $759,858   TTM (09/30/2006)                 $1,111,981
              104   12/31/2005                             $1,006,290   TTM (07/31/2006)                 $1,721,101
              105   12/31/2005                             $1,000,045   TTM (07/31/2006)                 $1,656,662
                                                                                                         $1,972,334
              106   12/31/2005                               $494,414   TTM (06/30/2006)                 $1,044,081
              107   12/31/2005                               $365,251   TTM (06/30/2006)                   $928,253
              108   12/31/2005                             $1,027,164   TTM (07/31/2006)                 $1,692,205
              110   12/31/2004                               $443,108   12/31/2005                         $708,905
              111   NAP                                           NAP   NAP                                $362,405
              113   12/31/2005                               $476,777   TTM (06/30/2006)                 $1,016,269
              114   12/31/2005                               $674,706   TTM (08/31/2006)                 $1,190,595
              116   12/31/2005                               $825,398   TTM (08/31/2006)                 $1,359,377
              120   12/31/2005                               $770,877   TTM (07/31/2006)                   $966,230
              121   12/31/2005                               $478,580   YTD (08/31/2006)                 $1,165,325
              126   12/31/2005                             $1,450,681   TTM (09/30/2006)                 $2,579,337
              127   12/31/2005                               $944,491   TTM (06/30/2006)                 $2,610,521
              129   12/31/2005                               $840,302   TTM (06/30/2006)                   $990,420
              134   NAP                                           NAP   NAP                                $724,667
              135   12/31/2005                               $811,265   TTM (08/31/2006)                 $1,133,241
              137   NAP                                      $477,633   YTD Annual (08/31/2006)            $884,475
              139   12/31/2005                               $657,525   TTM (07/31/2006)                 $1,592,381
              140   NAP                                      $285,859   YTD (09/30/2006)                   $720,208
              143   12/31/2005                               $814,508   TTM (09/30/2006)                 $1,332,802
              145   NAP                                      $295,655   (06/30/2006) Ann.                  $719,502
              146   12/31/2005                               $693,152   TTM (08/31/2006)                 $1,032,274
              148   12/31/2005                               $586,278   TTM (08/31/2006)                   $713,003
              149   12/31/2005                               $589,044   TTM (07/31/2006)                   $939,554
              150   12/31/2005                               $550,263   TTM (07/31/2006)                 $1,093,910
              151   12/31/2005                               $494,120   TTM (08/31/2006)                 $1,067,369
              153   12/31/2005                               $546,025   TTM (07/31/2006)                 $1,110,426
              158   12/31/2005                               $164,700   YTD Annual 11/01/2006            $1,005,906
              160   12/31/2005                               $603,449   TTM (08/31/2006)                 $1,207,701
              161   12/31/2005                               $432,096   TTM (06/30/2006)                   $441,000
              162   12/31/2005                               $267,701   TTM (05/31/2006)                   $938,696
              165   12/31/2005                               $424,493   TTM (09/30/2006)                   $744,925
              171   12/31/2005                               $528,396   TTM (07/31/2006)                   $674,121
              176   12/31/2004                               $596,851   12/31/2005                         $838,172
                                                                                                           $681,106
              179   12/31/2005                               $283,025   TTM (08/31/2006)                   $471,914
              180   12/31/2005                               $138,114   TTM (08/31/2006)                   $209,192
              181   12/31/2005                               $352,726   TTM (07/31/2006)                   $492,948
              184   12/31/2005                               $535,069   TTM (09/30/2006)                   $577,596
              188   12/31/2005                               $412,761   TTM (10/31/2006)                   $689,131
              190   12/31/2005                               $429,938   TTM (08/31/2006)                   $815,571
              195   12/31/2005                               $384,427   TTM (07/31/2006)                   $782,026
              196   12/31/2005                               $351,167   TTM (08/31/2006)                   $908,981
              200   12/31/2005                               $389,666   TTM (08/31/2006)                   $578,880
              201   12/31/2005                               $245,302   TTM (09/30/2006)                   $513,225
              204   12/31/2005                               $463,078   TTM (06/30/2006)                   $589,887
              205   NAP                                           NAP   NAP                                $568,115
              208   12/31/2005                               $654,924   TTM (06/30/2006)                 $1,701,476
                                                                                                           $683,323
              210   12/31/2005                               $134,911   TTM (09/30/2006)                   $253,801
              211   12/31/2005                                $89,756   TTM (09/30/2006)                   $215,510
              212   12/31/2005                                $56,753   TTM (09/30/2006)                   $117,364
              213   12/31/2005                                $49,671   TTM (09/30/2006)                    $96,648
              215   12/31/2005                               $221,462   TTM (07/31/2006)                   $743,204
              219   12/31/2005                               $509,465   TTM (07/31/2006)                 $1,097,675
                                                                                                           $617,069
              222   12/31/2005                               $200,851   YTD (07/31/2006)                   $255,004
              223   12/31/2005                                $48,456   YTD (07/31/2006)                   $199,617
              224   12/31/2005                               $113,847   YTD (07/31/2006)                   $162,448
              226   12/31/2005                               $322,809   TTM (08/31/2006)                   $811,871
              227   12/31/2005                               $220,596   YTD (03/31/2006)                   $459,779
              229   NAP                                           NAP   NAP                                $412,593
              230   12/31/2005                               $566,263   TTM (06/30/2006)                 $1,504,151
              231   12/31/2004                               $646,204   12/31/2005                         $868,248
              232   12/31/2005                               $463,572   TTM (06/30/2006)                   $478,389
              233   12/31/2005                               $382,475   TTM (09/30/2006)                   $420,958
              234   NAP                                           NAP   NAP                                $453,173
              235   12/31/2005                               $255,799   TTM (06/30/2006)                   $675,993
              236   12/31/2005                               $279,103   TTM (06/30/2006)                   $430,120
              237   NAP                                           NAP   NAP                                $440,789
              238   NAP                                           NAP   NAP                                $409,094
              239   12/31/2005                               $290,528   TTM (07/31/2006)                   $550,633
              240   12/31/2005                               $274,998   TTM (07/31/2006)                   $743,586
              242   12/31/2005                               $127,820   TTM (07/31/2006)                   $488,441
              243   NAP                                      $212,293   TTM (06/30/2006)                   $444,356
              245   12/31/2005                               $270,102   TTM (09/30/2006)                   $390,282
              246   12/31/2005                               $322,444   TTM (05/31/2006)                   $595,673
              248   NAP                                           NAP   NAP                                $463,801
              249   NAP                                      $223,109   TTM (06/30/2006)                   $342,975
              251   12/31/2005                               $373,269   TTM (09/30/2006)                   $414,034
              252   NAP                                           NAP   NAP                                $248,748
              253   12/31/2005                               $225,985   TTM (07/31/2006)                   $226,941
              254   NAP                                      $239,163   TTM (08/31/2006)                   $343,181
              255   NAP                                           NAP   NAP                                $345,000
              256   NAP                                           NAP   NAP                                $583,222
              257   12/31/2005                               $255,146   TTM (08/31/2006)                   $422,427
              258   12/31/2005                               $308,070   TTM (04/30/2006)                   $326,262
              260   12/31/2005                               $162,775   TTM (09/30/2006)                   $284,098
              261   NAP                                           NAP   NAP                                $213,131
              262   12/31/2005                               $287,376   TTM (06/30/2006)                   $362,262
              263   12/31/2005                               $351,680   TTM (06/30/2006)                   $494,015
              264   12/31/2004                               $210,292   12/31/2005                         $209,284
              265   NAP                                           NAP   NAP                                $355,794
              270   NAP                                      $130,703   TTM (07/31/2006)                   $325,072
              271   NAP                                      $283,361   TTM (08/31/2006)                   $376,672
                                                                                                           $302,285
              274   12/31/2005                               $158,223   TTM (09/30/2006)                   $206,183
              275   12/31/2005                                $63,119   TTM (09/30/2006)                    $96,102
              276   12/31/2005                               $271,408   TTM (09/30/2006)                   $427,638
              277   12/31/2005                                $92,241   TTM (06/30/2006)                   $274,654
              278   12/31/2005                                $86,333   YTD (08/31/2006)                   $311,684
              280   NAP                                           NAP   NAP                                $261,884
              281   12/31/2005                               $185,530   TTM (09/30/2006)                   $357,214
              282   12/31/2005                               $195,817   TTM (05/31/2006)                   $344,839
              283   12/31/2005                               $218,781   TTM (06/30/2006)                   $387,882
              284   NAP                                           NAP   NAP                                $244,658
              285   12/31/2005                               $154,612   TTM (09/30/2006)                   $346,688
              288   12/31/2005                               $182,308   TTM (07/31/2006)                   $299,107
              289   NAP                                      $185,348   TTM (06/30/2006)                   $281,659
              290   12/31/2005                               $191,939   TTM (07/31/2006)                   $302,023
              292   12/31/2005                               $227,047   TTM (09/30/2006)                   $413,332
              294   NAP                                      $115,086   TTM (02/28/2006)                   $265,761
              296   NAP                                      $208,105   YTD (08/31/2006)                   $235,275
              297   12/31/2005                               $158,277   TTM (06/30/2006)                   $189,294
              298   12/31/2005                               $199,869   TTM (09/30/2006)                   $278,132
              299   NAP                                           NAP   NAP                                $171,720
              300   12/31/2005                               $122,589   TTM (06/30/2006)                   $239,346
              302   12/31/2004                               $227,162   TTM (09/30/2006)                   $359,418
              303   12/31/2005                                $71,288   TTM (07/31/2006)                   $203,256
              304   12/31/2005                               $149,658   TTM (07/31/2006)                   $290,451
              305   NAP                                       $83,800   TTM (07/31/2006)                   $196,068
              308   NAP                                           NAP   NAP                                $170,421
                                                                                                           $212,945
              309   12/31/2005                                $64,694   TTM (06/30/2006)                   $116,933
              310   12/31/2005                                $67,022   TTM (07/31/2006)                    $96,012
              311   12/31/2005                               $119,801   TTM (09/30/2006)                   $221,438
              312   NAP                                           NAP   NAP                                $186,685
              313   12/31/2005                               $162,989   TTM (07/31/2006)                   $236,628
              314   12/31/2005                               $126,685   TTM (08/31/2006)                   $173,912
              315   NAP                                       $55,313   YTD (07/31/2006)                   $181,951
              316   12/31/2005                               $109,586   TTM (08/31/2006)                   $220,947
              317   12/31/2005                               $110,920   TTM (06/30/2006)                   $119,602
              318   12/31/2005                               $106,956   TTM (07/31/2006)                   $178,972


Mortgage Loan No.   Underwritten Expenses   Underwritable NOI   Underwritten Reserves   Underwritable Cash Flow
-----------------   ---------------------   -----------------   ---------------------   -----------------------
                               $9,925,792         $31,496,967              $2,433,559               $29,063,407
                1                $781,945          $2,815,190                $126,010                $2,689,180
                2              $1,064,058          $3,198,098                $246,888                $2,951,209
                3                $709,547          $4,555,144                $175,605                $4,379,539
                4                $642,049          $2,207,188                $250,517                $1,956,671
                5                $718,270          $1,699,404                $188,032                $1,511,371
                6                $705,380          $1,590,073                $121,853                $1,468,220
                7                $475,046          $1,652,966                $119,873                $1,533,093
                8                $490,453          $1,496,412                 $74,865                $1,421,547

                9                $466,125          $1,447,416                 $71,039                $1,376,377
               10                $429,442          $1,178,964                 $87,922                $1,091,042
               11                $469,690          $1,233,724                 $74,382                $1,159,342

               12                $274,644          $1,117,678                $136,276                  $981,403
               13                $334,981          $1,000,007                 $68,013                  $931,994
               14                $303,689            $894,625                 $57,187                  $837,438
               15                $300,989            $689,602                $114,167                  $575,434
               16                $157,648            $746,376                 $70,129                  $676,248
               17                $289,776            $650,942                $119,663                  $531,278
               18                $153,174            $677,466                 $58,429                  $619,037
               19                $219,604            $658,947                 $45,107                  $613,840
               20                $237,585            $478,200                 $54,255                  $423,945
               21                $118,385            $426,350                 $38,219                  $388,131
               22                $115,461            $360,184                 $26,287                  $333,897
               23                $360,390            $391,394                 $86,776                  $304,619

               24                $107,462            $330,617                 $22,066                  $308,552
               30              $4,326,486          $5,532,415                $327,399                $5,205,016
               32              $2,879,294          $4,700,833                $242,012                $4,458,821

               35              $3,521,765          $5,105,141                $495,356                $4,609,785
               38                $104,922          $3,392,487                 $79,320                $3,313,167
               40              $2,093,632          $2,661,874                $122,055                $2,539,819
               41              $1,279,909          $2,313,073                $175,061                $2,138,012
               49              $1,085,695          $1,760,156                 $70,400                $1,689,756
                                 $472,636          $1,822,778                 $51,987                $1,770,791
               52                $136,916            $452,509                  $7,052                  $445,458
               53                 $87,341            $426,397                  $6,064                  $420,333
               54                 $46,292            $352,163                  $5,000                  $347,163
               55                 $76,485            $246,725                 $12,686                  $234,038
               56                 $98,506            $201,617                 $12,957                  $188,660
               57                 $27,096            $143,367                  $8,228                  $135,139
               61              $1,808,009          $1,594,072                 $67,200                $1,526,872
               63                $774,410          $1,508,392                 $47,840                $1,460,552
               64                $328,544          $1,367,528                 $31,590                $1,335,938
               65              $1,006,635          $1,276,143                 $30,850                $1,245,293
               66                $620,308          $1,308,680                 $80,250                $1,228,430
               68              $1,469,350          $1,324,192                $150,266                $1,173,926

               69              $1,111,830          $1,886,567                $200,524                $1,686,042
               76              $1,174,979          $1,285,712                 $98,000                $1,187,712
               77                $392,723          $1,152,148                 $66,242                $1,085,906
               78                $493,494          $1,009,390                 $39,866                  $969,524
               79                $546,179            $984,291                 $47,208                  $937,083
               81                $746,854          $1,227,739                 $49,950                $1,177,789
                                 $839,242          $1,188,113                 $74,250                $1,113,863
               84                $322,862            $518,867                 $28,500                  $490,367
               85                $340,225            $488,594                 $30,000                  $458,594
               86                $176,155            $180,652                 $15,750                  $164,902
               87                $217,148            $922,182                 $36,857                  $885,324
               89                $296,391            $892,605                 $45,503                  $847,103
                                 $330,890            $777,408                 $20,250                  $757,158
               93                 $79,939            $159,796                  $5,500                  $154,296
               94                 $68,901            $160,512                  $5,250                  $155,262
               95                 $40,054            $112,830                  $1,569                  $111,261
               96                 $37,820            $106,536                  $1,481                  $105,055
               97                 $30,639             $86,308                  $1,200                   $85,108
               98                 $39,588             $95,312                  $3,250                   $92,062
               99                 $33,950             $56,114                  $2,000                   $54,114
              102                $318,198            $793,783                 $30,516                  $763,267
              104                $753,601            $967,500                 $59,708                  $907,792
              105                $713,270            $943,391                 $56,826                  $886,565
                               $1,078,723            $893,612                 $89,250                  $804,362
              106                $541,286            $502,795                 $48,000                  $454,795
              107                $537,437            $390,817                 $41,250                  $349,567
              108                $769,233            $922,972                 $64,000                  $858,972
              110                $254,084            $454,822                 $31,170                  $423,652
              111                  $7,248            $355,157                 $26,129                  $329,028
              113                $290,229            $726,040                 $49,976                  $676,064
              114                $494,824            $695,771                 $25,000                  $670,771
              116                $575,592            $783,784                 $41,472                  $742,312
              120                $269,220            $697,011                 $49,881                  $647,130
              121                $482,030            $683,295                 $62,203                  $621,092
              126              $1,085,131          $1,494,206                $127,713                $1,366,494
              127              $1,860,642            $854,299                $104,421                  $749,878
              129                $292,304            $698,116                  $7,250                  $690,866
              134                 $21,740            $702,927                 $60,632                  $642,296
              135                $463,344            $669,897                 $60,932                  $608,964
              137                $270,928            $613,547                 $32,743                  $580,804
              139                $972,342            $620,038                 $27,648                  $592,390
              140                $123,440            $596,768                 $34,407                  $562,361
              143                $476,940            $855,862                 $55,878                  $799,984
              145                $204,325            $515,177                 $32,655                  $482,522
              146                $394,037            $638,237                 $78,131                  $560,107
              148                $146,715            $566,289                 $46,874                  $519,415
              149                $388,259            $551,295                 $14,009                  $537,286
              150                $520,036            $573,874                 $38,000                  $535,874
              151                $540,451            $526,918                 $13,807                  $513,111
              153                $520,587            $589,839                 $11,376                  $578,463
              158                $489,298            $516,608                 $26,400                  $490,208
              160                $584,618            $623,083                 $48,048                  $575,035
              161                  $4,410            $436,590                      $0                  $436,590
              162                $446,292            $492,404                 $25,000                  $467,404
              165                $259,893            $485,032                 $31,716                  $453,315
              171                $191,913            $482,208                 $37,204                  $445,004
              176                $328,456            $509,716                 $13,100                  $496,616
                                 $248,554            $432,552                 $17,231                  $415,321
              179                $172,365            $299,549                 $13,399                  $286,150
              180                 $76,189            $133,003                  $3,833                  $129,171
              181                $135,839            $357,109                 $21,179                  $335,931
              184                $147,476            $430,120                 $30,401                  $399,719
              188                $258,883            $430,248                 $13,043                  $417,205
              190                $398,894            $416,677                 $46,280                  $370,397
              195                $387,022            $395,004                 $26,936                  $368,068
              196                $465,664            $443,317                 $33,000                  $410,317
              200                $165,987            $412,894                 $26,530                  $386,364
              201                $123,986            $389,239                 $32,438                  $356,801
              204                $169,162            $420,725                 $54,234                  $366,491
              205                $196,202            $371,914                 $23,492                  $348,422
              208              $1,114,611            $586,865                 $68,059                  $518,806
                                 $328,691            $354,631                 $23,750                  $330,881
              210                $103,637            $150,163                  $8,000                  $142,163
              211                $119,940             $95,570                  $8,250                   $87,320
              212                 $60,450             $56,914                  $4,500                   $52,414
              213                 $44,664             $51,984                  $3,000                   $48,984
              215                $376,053            $367,150                 $40,250                  $326,900
              219                $541,253            $556,422                 $12,435                  $543,987
                                 $235,227            $381,842                 $47,894                  $333,948
              222                 $86,173            $168,831                 $21,170                  $147,660
              223                 $90,131            $109,486                 $16,647                   $92,839
              224                 $58,923            $103,525                 $10,077                   $93,448
              226                $454,041            $357,830                 $34,000                  $323,830
              227                $144,103            $315,677                 $17,130                  $298,547
              229                $120,660            $291,934                 $14,327                  $277,607
              230                $965,969            $538,182                 $60,166                  $478,016
              231                $281,328            $586,920                 $65,770                  $521,150
              232                $182,084            $296,305                  $6,171                  $290,134
              233                 $65,857            $355,101                 $19,861                  $335,240
              234                $120,542            $332,631                 $36,650                  $295,981
              235                $373,632            $302,360                 $24,250                  $278,110
              236                $109,356            $320,763                 $28,547                  $292,216
              237                $136,809            $303,980                 $16,602                  $287,378
              238                $108,859            $300,234                 $24,575                  $275,659
              239                $254,537            $296,096                  $6,669                  $289,427
              240                $399,601            $343,985                 $14,000                  $329,985
              242                $182,143            $306,298                 $15,000                  $291,298
              243                $119,029            $325,327                 $23,026                  $302,301
              245                $125,399            $264,884                  $6,859                  $258,025
              246                $306,034            $289,639                 $28,000                  $261,639
              248                $201,859            $261,942                 $14,400                  $247,542
              249                 $72,361            $270,615                 $18,136                  $252,478
              251                $117,794            $296,240                 $15,624                  $280,616
              252                  $4,975            $243,773                  $9,027                  $234,746
              253                  $6,808            $220,132                  $1,529                  $218,603
              254                 $77,654            $265,527                 $10,873                  $254,653
              255                 $10,350            $334,650                  $2,223                  $332,427
              256                $295,995            $287,227                 $38,496                  $248,730
              257                $134,340            $288,087                 $37,794                  $250,293
              258                 $69,561            $256,701                 $17,614                  $239,088
              260                 $75,809            $208,289                  $2,909                  $205,381
              261                  $6,394            $206,737                  $1,519                  $205,219
              262                 $78,794            $283,469                 $27,220                  $256,249
              263                $214,363            $279,652                 $34,128                  $245,524
              264                  $6,279            $203,005                  $1,519                  $201,487
              265                $106,990            $248,804                 $12,190                  $236,615
              270                 $95,657            $229,414                 $13,682                  $215,732
              271                $162,707            $213,965                  $6,015                  $207,950
                                  $87,891            $214,394                 $14,500                  $199,894
              274                 $53,375            $152,808                  $7,250                  $145,558
              275                 $34,516             $61,586                  $7,250                   $54,336
              276                $154,516            $273,122                  $8,036                  $265,087
              277                 $61,130            $213,523                 $14,624                  $198,899
              278                 $80,449            $231,235                 $24,667                  $206,568
              280                 $64,721            $197,163                 $13,058                  $184,104
              281                $160,202            $197,012                  $6,615                  $190,397
              282                $142,939            $201,900                  $9,529                  $192,371
              283                $197,347            $190,535                  $5,313                  $185,222
              284                 $51,568            $193,090                  $9,468                  $183,623
              285                $184,703            $161,984                  $6,099                  $155,885
              288                $121,794            $177,313                  $8,087                  $169,226
              289                $102,172            $179,487                 $15,376                  $164,111
              290                $121,111            $180,912                  $7,342                  $173,570
              292                $190,300            $223,032                 $15,500                  $207,532
              294                $108,791            $156,970                 $10,500                  $146,470
              296                 $77,485            $157,790                 $11,200                  $146,591
              297                 $36,686            $152,608                 $11,475                  $141,133
              298                $126,952            $151,180                 $16,446                  $134,734
              299                  $5,152            $166,568                  $7,479                  $159,089
              300                 $35,537            $203,809                 $13,384                  $190,425
              302                $157,673            $201,745                  $8,218                  $193,527
              303                 $48,896            $154,360                 $22,711                  $131,649
              304                $136,953            $153,498                  $5,800                  $147,698
              305                 $54,340            $141,728                  $8,979                  $132,749
              308                 $31,550            $138,871                  $5,907                  $132,964
                                  $85,981            $126,964                  $5,719                  $121,245
              309                 $51,393             $65,541                  $3,146                   $62,394
              310                 $34,588             $61,424                  $2,573                   $58,851
              311                $102,572            $118,866                  $9,500                  $109,366
              312                 $66,606            $120,078                  $7,739                  $112,340
              313                 $92,527            $144,101                 $20,372                  $123,729
              314                 $63,326            $110,587                  $4,559                  $106,028
              315                 $53,846            $128,105                  $8,524                  $119,581
              316                $114,072            $106,875                  $3,850                  $103,025
              317                 $19,326            $100,276                  $4,943                   $95,333
              318                 $75,736            $103,236                  $6,543                   $96,693


Mortgage Loan No.   Balloon Balance   Current Value(12)   Source of Value(12)   Market Study Capitalization Rate(12)
-----------------   ---------------   -----------------   -------------------   ------------------------------------
                       $250,000,000        $476,540,000
                1       $28,600,000         $64,000,000   Appraisal             NAP
                2       $27,300,000         $51,500,000   Appraisal             NAP
                3       $19,300,000         $31,500,000   Appraisal             NAP
                4       $19,100,000         $35,200,000   Appraisal             NAP
                5       $14,200,000         $27,100,000   Appraisal             NAP
                6       $14,200,000         $27,000,000   Appraisal             NAP
                7       $13,400,000         $24,000,000   Appraisal             NAP
                8       $12,300,000         $21,000,000   Appraisal             NAP

                9       $11,600,000         $20,200,000   Appraisal             NAP
               10       $10,800,000         $19,070,000   Appraisal             NAP
               11       $10,300,000         $17,810,000   Appraisal             NAP

               12        $9,300,000         $17,700,000   Appraisal             NAP
               13        $8,700,000         $14,600,000   Appraisal             NAP
               14        $7,300,000         $12,000,000   Appraisal             NAP
               15        $5,900,000         $13,100,000   Appraisal             NAP
               16        $5,700,000          $9,440,000   Appraisal             NAP
               17        $5,300,000         $12,050,000   Appraisal             NAP
               18        $5,200,000          $8,500,000   Appraisal             NAP
               19        $4,800,000          $7,800,000   Appraisal             NAP
               20        $4,500,000         $12,000,000   Appraisal             NAP
               21        $3,400,000          $6,520,000   Appraisal             NAP
               22        $3,200,000          $5,200,000   Appraisal             NAP
               23        $3,100,000         $14,950,000   Appraisal             NAP

               24        $2,500,000          $4,300,000   Appraisal             NAP
               30       $57,111,536         $77,000,000   Appraisal             NAP
               32       $47,703,673         $70,000,000   Appraisal             NAP

               35       $37,500,000         $69,000,000   Appraisal             NAP
               38       $33,675,000         $52,000,000   Appraisal             NAP
               40       $25,931,084         $38,100,000   Appraisal             NAP
               41       $23,524,399         $31,700,000   Appraisal             NAP
               49       $20,047,045         $30,700,000   Appraisal             NAP
                        $16,496,236         $26,030,000
               52        $4,613,622          $7,280,000   Appraisal             NAP
               53        $3,802,437          $6,000,000   Appraisal             NAP
               54        $2,883,514          $4,550,000   Appraisal             NAP
               55        $2,091,340          $3,300,000   Appraisal             NAP
               56        $1,774,471          $2,800,000   Appraisal             NAP
               57        $1,330,853          $2,100,000   Appraisal             NAP
               61       $15,442,682         $25,300,000   Appraisal             NAP
               63       $14,553,186         $24,800,000   Appraisal             NAP
               64       $15,200,000         $20,000,000   Appraisal             NAP
               65       $13,889,720         $19,400,000   Appraisal             NAP
               66       $12,603,127         $17,600,000   Appraisal             NAP
               68       $12,532,023         $17,800,000   Appraisal             NAP

               69       $11,150,754         $19,700,000   Appraisal             NAP
               76       $10,287,652         $15,110,000   Appraisal             NAP
               77       $10,930,033         $16,300,000   Appraisal             NAP
               78       $10,932,982         $14,700,000   Appraisal             NAP
               79       $10,419,216         $14,450,000   Appraisal             NAP
               81        $7,157,919         $18,600,000   Appraisal             NAP
                         $9,623,543         $13,430,000
               84        $4,357,829          $6,050,000   Appraisal             NAP
               85        $3,922,075          $5,530,000   Appraisal             NAP
               86        $1,343,639          $1,850,000   Appraisal             NAP
               87        $8,739,686         $13,680,000   Appraisal             NAP
               89        $9,383,981         $13,200,000   Appraisal             NAP
                         $8,555,508         $16,500,000
               93        $1,778,508          $3,430,000   Appraisal             NAP
               94        $1,685,176          $3,250,000   Appraisal             NAP
               95        $1,301,475          $2,510,000   Appraisal             NAP
               96        $1,228,882          $2,370,000   Appraisal             NAP
               97          $995,550          $1,920,000   Appraisal             NAP
               98          $897,032          $1,730,000   Appraisal             NAP
               99          $668,885          $1,290,000   Appraisal             NAP
              102        $8,416,764         $12,400,000   Appraisal             NAP
              104        $7,737,073         $11,250,000   Appraisal             NAP
              105        $7,748,023         $11,570,000   Appraisal             NAP
                         $7,711,248         $11,700,000
              106        $4,481,751          $6,800,000   Appraisal             NAP
              107        $3,229,497          $4,900,000   Appraisal             NAP
              108        $7,698,511         $11,400,000   Appraisal             NAP
              110        $4,140,643          $6,000,000   Appraisal             NAP
              111        $3,423,995          $4,850,000   Appraisal             NAP
              113        $7,781,699         $11,000,000   Appraisal             NAP
              114        $8,200,000         $15,600,000   Appraisal             NAP
              116        $6,646,081          $9,970,000   Appraisal             NAP
              120        $6,429,229          $9,475,000   Appraisal             NAP
              121        $6,641,706          $9,700,000   Appraisal             NAP
              126        $5,525,297         $21,800,000   Appraisal             NAP
              127        $5,518,914          $9,600,000   Appraisal             NAP
              129        $6,536,700          $8,800,000   Appraisal             NAP
              134        $5,723,212          $8,950,000   Appraisal             NAP
              135        $5,883,654          $8,300,000   Appraisal             NAP
              137        $6,134,112          $9,350,000   Appraisal             NAP
              139        $6,113,189          $8,500,000   Appraisal             NAP
              140        $6,500,000          $8,150,000   Appraisal             NAP
              143        $5,417,006         $11,500,000   Appraisal             NAP
              145        $5,872,869          $7,840,000   Appraisal             NAP
              146        $5,571,389          $7,760,000   Appraisal             NAP
              148        $5,130,603          $9,500,000   Appraisal             NAP
              149        $5,428,681          $8,380,000   Appraisal             NAP
              150        $5,880,000          $7,350,000   Appraisal             NAP
              151        $5,482,498          $7,450,000   Appraisal             NAP
              153        $4,887,548          $8,460,000   Appraisal             NAP
              158        $5,237,513          $7,000,000   Appraisal             NAP
              160        $5,575,000          $7,300,000   Appraisal             NAP
              161        $5,575,000          $7,000,000   Appraisal             NAP
              162        $4,998,368          $8,200,000   Appraisal             NAP
              165        $4,961,496          $7,350,000   Appraisal             NAP
              171        $4,469,523          $6,550,000   Appraisal             NAP
              176        $4,119,517          $6,400,000   Appraisal             NAP
                         $3,929,794          $6,360,000
              179        $2,740,235          $4,600,000   Appraisal             NAP
              180        $1,189,559          $1,760,000   Appraisal             NAP
              181        $4,201,011          $5,900,000   Appraisal             NAP
              184        $3,804,863          $5,800,000   Appraisal             NAP
              188        $3,706,318          $5,600,000   Appraisal             NAP
              190        $3,864,028          $5,425,000   Appraisal             NAP
              195        $3,795,751          $5,300,000   Appraisal             NAP
              196        $3,572,830          $5,250,000   Appraisal             NAP
              200        $3,752,498          $6,800,000   Appraisal             NAP
              201        $3,384,625          $5,790,000   Appraisal             NAP
              204        $3,759,756          $5,400,000   Appraisal             NAP
              205        $3,396,759          $5,100,000   Appraisal             NAP
              208        $3,015,861          $6,100,000   Appraisal             NAP
                         $3,232,559          $4,790,000
              210        $1,180,998          $1,750,000   Appraisal             NAP
              211        $1,032,530          $1,530,000   Appraisal             NAP
              212          $573,627            $850,000   Appraisal             NAP
              213          $445,405            $660,000   Appraisal             NAP
              215        $3,192,021          $4,660,000   Appraisal             NAP
              219        $3,117,919          $8,390,000   Appraisal             NAP
                         $2,818,651          $5,050,000
              222        $1,227,927          $2,200,000   Appraisal             NAP
              223          $837,223          $1,500,000   Appraisal             NAP
              224          $753,501          $1,350,000   Appraisal             NAP
              226        $3,039,611          $5,050,000   Appraisal             NAP
              227        $3,271,431          $5,500,000   Appraisal             NAP
              229        $2,854,852          $4,800,000   Appraisal             NAP
              230        $1,576,414          $5,400,000   Appraisal             NAP
              231        $2,194,814          $7,600,000   Appraisal             NAP
              232        $2,785,333          $4,160,000   Appraisal             NAP
              233        $2,099,269          $5,050,000   Appraisal             NAP
              234        $2,746,381          $4,000,000   Appraisal             NAP
              235        $2,726,857          $4,340,000   Appraisal             NAP
              236        $2,681,951          $4,250,000   Appraisal             NAP
              237        $2,683,584          $4,250,000   Appraisal             NAP
              238        $2,630,950          $3,920,000   Appraisal             NAP
              239        $2,596,488          $4,300,000   Appraisal             NAP
              240        $3,000,000          $5,420,000   Appraisal             NAP
              242        $2,592,663          $4,000,000   Appraisal             NAP
              243        $2,486,100          $5,100,000   Appraisal             NAP
              245        $2,422,308          $3,670,000   Appraisal             NAP
              246        $2,585,840          $3,550,000   Appraisal             NAP
              248        $2,482,357          $3,850,000   Appraisal             NAP
              249        $2,386,000          $3,920,000   Appraisal             NAP
              251        $2,334,487          $3,740,000   Appraisal             NAP
              252        $2,274,794          $3,850,000   Appraisal             NAP
              253        $2,246,955          $3,630,000   Appraisal             NAP
              254        $2,041,848          $4,000,000   Appraisal             NAP
              255        $2,607,000          $5,310,000   Appraisal             NAP
              256        $2,347,942          $3,600,000   Appraisal             NAP
              257        $2,317,624          $3,200,000   Appraisal             NAP
              258        $2,216,267          $3,380,000   Appraisal             NAP
              260        $2,259,344          $3,400,000   Appraisal             NAP
              261        $2,111,290          $3,400,000   Appraisal             NAP
              262        $2,118,763          $3,575,000   Appraisal             NAP
              263        $2,096,886          $3,560,000   Appraisal             NAP
              264        $2,073,135          $3,350,000   Appraisal             NAP
              265        $1,923,786          $3,150,000   Appraisal             NAP
              270        $2,020,740          $3,280,000   Appraisal             NAP
              271        $2,086,612          $3,000,000   Appraisal             NAP
                         $2,080,339          $4,220,000
              274        $1,494,932          $2,890,000   Appraisal             NAP
              275          $585,408          $1,330,000   Appraisal             NAP
              276        $1,954,845          $4,010,000   Appraisal             NAP
              277        $1,945,594          $3,000,000   Appraisal             NAP
              278        $1,679,662          $2,920,000   Appraisal             NAP
              280        $1,801,276          $2,800,000   Appraisal             NAP
              281        $1,762,177          $2,800,000   Appraisal             NAP
              282        $1,781,091          $3,565,000   Appraisal             NAP
              283        $1,806,566          $3,100,000   Appraisal             NAP
              284        $1,779,040          $3,000,000   Appraisal             NAP
              285        $1,698,874          $2,800,000   Appraisal             NAP
              288        $1,623,736          $2,430,000   Appraisal             NAP
              289        $1,617,685          $2,600,000   Appraisal             NAP
              290        $1,614,872          $2,500,000   Appraisal             NAP
              292        $1,429,652          $2,275,000   Appraisal             NAP
              294        $1,514,842          $2,200,000   Appraisal             NAP
              296        $1,398,333          $2,100,000   Appraisal             NAP
              297        $1,341,868          $2,060,000   Appraisal             NAP
              298        $1,315,475          $2,370,000   Appraisal             NAP
              299        $1,329,359          $2,700,000   Appraisal             NAP
              300        $1,360,955          $3,360,000   Appraisal             NAP
              302        $1,286,626          $4,000,000   Appraisal             NAP
              303        $1,274,527          $1,950,000   Appraisal             NAP
              304        $1,273,040          $2,100,000   Appraisal             NAP
              305        $1,259,839          $1,950,000   Appraisal             NAP
              308        $1,171,110          $1,800,000   Appraisal             NAP
                         $1,128,983          $1,610,000
              309          $567,997            $810,000   Appraisal             NAP
              310          $560,986            $800,000   Appraisal             NAP
              311        $1,065,802          $1,600,000   Appraisal             NAP
              312        $1,066,017          $1,590,000   Appraisal             NAP
              313          $967,288          $1,700,000   Appraisal             NAP
              314        $1,071,737          $1,430,000   Appraisal             NAP
              315          $956,136          $1,665,000   Appraisal             NAP
              316          $874,961          $1,500,000   Appraisal             NAP
              317          $864,670          $1,350,000   Appraisal             NAP
              318          $807,638          $1,660,000   Appraisal             NAP


Mortgage Loan No.   Valuation Date   Largest Tenant(12)                                   Lease Expiration Date   % NSF
-----------------   --------------   --------------------------------------------------   ---------------------   -----

                1   10/19/2006       Level 3 Communications                               09/30/2014               68.6%
                2   10/20/2006       Brook Furniture                                      06/30/2008               20.5%
                3   10/18/2006       Applied Materials                                    02/28/2007               47.0%
                4   10/18/2006       Keeco                                                12/31/2012               60.8%
                5   10/18/2006       Electrical Insulation                                11/30/2008               15.0%
                6   10/18/2006       Value Outsourcing                                    12/31/2013               12.7%
                7   10/18/2006       Cellsite Industries                                  12/31/2009               26.8%
                8   10/23/2006       Kosan Biosciences, Inc.                              02/28/2013               34.4%

                9   10/20/2006       Gen 3 Solar Inc                                      08/31/2011               19.0%
               10   10/18/2006       Regal Plastics & Supply                              08/31/2008               11.2%
               11   10/19/2006       New Concepts, Inc.                                   09/30/2010               10.1%

               12   10/18/2006       Unified Western Grocers                              01/31/2008               78.1%
               13   10/23/2006       Kosan Biosciences, Inc.                              02/29/2008               59.4%
               14   10/18/2006       Andevices, Inc                                       09/30/2007               23.6%
               15   10/18/2006       Valley Relocation and Storage                        01/31/2011              100.0%
               16   10/18/2006       Contract Office Group                                08/31/2007              100.0%
               17   10/18/2006       McCollister's Moving                                 07/31/2012               33.7%
               18   10/18/2006       Okidata Americas, Inc.                               07/31/2007               69.7%
               19   10/20/2006       HSQ Technologies                                     10/31/2007               28.7%
               20   10/23/2006       Emser Tile, L.L.C.                                   11/30/2008               11.1%
               21   10/18/2006       GES Exposition Services                              11/30/2010              100.0%
               22   10/18/2006       Quartz International                                 12/31/2008               67.3%
               23   10/18/2006       The Gene Schick Company                              03/31/2007               21.9%

               24   10/18/2006       DB Design Group, Inc.                                04/30/2008               38.5%
               30   09/15/2006       McCarter & English, LLP                              02/29/2008               45.0%
               32   12/07/2005       Bank Hapoalim, B.M.                                  04/30/2015                9.2%

               35   09/15/2006       Whiting Petroleum Co                                 10/31/2010               22.0%
               38   04/19/2006       Pearson Education, Inc.                              06/14/2020              100.0%
               40   07/21/2006       RCG Indiana                                          06/01/2007                9.1%
               41   09/12/2006       Safeway Steel Products, Inc.                         03/31/2018               37.4%
               49   12/01/2006       NAP                                                  NAP                       NAP

               52   04/05/2006       DSHS, State of Washington                            03/31/2016               77.6%
               53   04/05/2006       DSHS, State of Washington                            05/31/2009              100.0%
               54   04/05/2006       Fransciscan Health System                            08/14/2014              100.0%
               55   04/12/2006       DSHS, State of Washington                            11/30/2008              100.0%
               56   04/06/2006       State of Washington (Employment Security Division)   07/31/2010               39.1%
               57   04/03/2006       DSHS, State of Washington                            10/31/2013              100.0%
               61   03/20/2006       NAP                                                  NAP                       NAP
               63   04/20/2006       NAP                                                  NAP                       NAP
               64   09/20/2006       Giant Eagle                                          06/30/2026               82.7%
               65   07/01/2006       NAP                                                  NAP                       NAP
               66   10/02/2006       Kaiser Foundation Health Plan                        05/31/2011               20.2%
               68   09/21/2006       Vitas Healthcare Corp. of Ohio                       09/30/2011               10.4%

               69   07/26/2006       Rochester Gas & Electric                             11/30/2013               64.3%
               76   07/27/2006       NAP                                                  NAP                       NAP
               77   09/15/2006       Deposition Sciences, Inc.                            02/27/2016              100.0%
               78   09/29/2006       Bassett Furniture                                    09/30/2016               26.9%
               79   09/27/2006       Thomson Legal & Regulatory, Inc.                     10/31/2015               58.0%
               81   11/01/2006       NAP                                                  NAP                       NAP

               84   08/16/2006       NAP                                                  NAP                       NAP
               85   08/16/2006       NAP                                                  NAP                       NAP
               86   08/16/2006       NAP                                                  NAP                       NAP
               87   09/05/2006       KDA                                                  05/31/2016               12.6%
               89   09/11/2006       Patrol One                                           10/31/2007                6.3%

               93   10/10/2006       NAP                                                  NAP                       NAP
               94   10/11/2006       NAP                                                  NAP                       NAP
               95   10/10/2006       NAP                                                  NAP                       NAP
               96   10/10/2006       NAP                                                  NAP                       NAP
               97   10/10/2006       NAP                                                  NAP                       NAP
               98   10/10/2006       NAP                                                  NAP                       NAP
               99   10/11/2006       NAP                                                  NAP                       NAP
              102   09/26/2006       CSK Auto Inc.                                        01/31/2010               16.4%
              104   08/02/2006       NAP                                                  NAP                       NAP
              105   07/27/2006       NAP                                                  NAP                       NAP

              106   07/07/2006       NAP                                                  NAP                       NAP
              107   07/07/2006       NAP                                                  NAP                       NAP
              108   07/27/2006       NAP                                                  NAP                       NAP
              110   08/24/2006       InterMed                                             10/31/2008               67.2%
              111   08/24/2006       Orthopaedic Associates                               10/31/2015              100.0%
              113   08/25/2006       American Skiing                                      12/31/2006               22.8%
              114   09/28/2006       NAP                                                  NAP                       NAP
              116   07/27/2007       NAP                                                  NAP                       NAP
              120   08/24/2006       Murray's Auto                                        02/28/2007               18.2%
              121   09/02/2006       Cingular Wireless                                    08/31/2010               24.1%
              126   09/16/2006       William Sonoma                                       01/01/2010                9.6%
              127   07/07/2006       NAP                                                  NAP                       NAP
              129   06/06/2006       NAP                                                  NAP                       NAP
              134   05/30/2006       Bay Valley Foods                                     06/30/2015              100.0%
              135   09/27/2006       O'Neal Inc                                           12/01/2016               69.4%
              137   01/30/2006       Atlanta Bread Cafe                                   09/30/2016               15.5%
              139   07/21/2006       NAP                                                  NAP                       NAP
              140   10/02/2006       Dollar Tree                                          04/01/2010               24.3%
              143   10/03/2006       CPC Restaurants, Inc. (Chicago Pizza)                08/31/2010               10.3%
              145   06/23/2006       CapMar                                               09/30/2011               23.2%
              146   10/18/2006       Naval Sea System Command                             09/16/2012               52.3%
              148   09/15/2006       Hollander Glass, Inc                                 11/04/2018               34.0%
              149   08/23/2006       NAP                                                  NAP                       NAP
              150   09/26/2006       NAP                                                  NAP                       NAP
              151   08/15/2006       NAP                                                  NAP                       NAP
              153   09/19/2006       NAP                                                  NAP                       NAP
              158   10/02/2006       NAP                                                  NAP                       NAP
              160   09/26/2006       NAP                                                  NAP                       NAP
              161   07/06/2006       Lowe's                                               12/12/2023              100.0%
              162   06/19/2006       NAP                                                  NAP                       NAP
              165   09/08/2006       State of Hawaii, DAGS                                09/30/2010               14.1%
              171   08/08/2006       Brookshire Grocery Co.                               08/28/2017               76.1%
              176   07/20/2006       NAP                                                  NAP                       NAP

              179   09/21/2006       NAP                                                  NAP                       NAP
              180   09/21/2006       NAP                                                  NAP                       NAP
              181   09/16/2006       Asian Buffet                                         11/30/2009               21.0%
              184   09/13/2006       OSF Healthcare                                       04/01/2007               59.0%
              188   10/04/2006       NAP                                                  NAP                       NAP
              190   10/16/2006       The Landmark Design Group                            05/31/2009               33.6%
              195   06/28/2006       NAP                                                  NAP                       NAP
              196   09/21/2006       NAP                                                  NAP                       NAP
              200   08/15/2006       CallWave                                             07/31/2010               86.7%
              201   09/26/2006       BEL, Inc. Forest Grove Health and Fitness            05/31/2014               41.9%
              204   08/04/2006       Florida Legacy Allstars                              MTM                       8.4%
              205   09/01/2006       HJN Real Estate Team                                 07/31/2016               35.1%
              208   08/16/2006       NAP                                                  NAP                       NAP

              210   09/22/2006       NAP                                                  NAP                       NAP
              211   09/22/2006       NAP                                                  NAP                       NAP
              212   09/22/2006       NAP                                                  NAP                       NAP
              213   09/22/2006       NAP                                                  NAP                       NAP
              215   09/19/2006       NAP                                                  NAP                       NAP
              219   09/19/2006       NAP                                                  NAP                       NAP

              222   08/11/2006       Top Shoes, Inc.                                      07/31/2007               28.9%
              223   08/11/2006       Chinese Pavillion Hunan Restaurant                   12/31/2006               24.3%
              224   08/11/2006       Dixie Restauants Inc                                 12/31/2010               41.7%
              226   06/07/2006       NAP                                                  NAP                       NAP
              227   08/11/2006       Solvang Antique Center                               05/01/2009               35.7%
              229   06/07/2006       Thomas & King (Applebees)                            04/30/2011               32.9%
              230   07/06/2006       NAP                                                  NAP                       NAP
              231   05/22/2006       Ocala Carpet & Tile                                  MTM                       6.3%
              232   08/29/2006       NAP                                                  NAP                       NAP
              233   10/10/2006       Mattress Store                                       07/31/2010               35.0%
              234   08/07/2006       Irgens Development - Columbia St. Mary's Hospital    04/30/2011               33.0%
              235   08/02/2006       NAP                                                  NAP                       NAP
              236   08/02/2006       AC Fitness                                           11/18/2012               35.9%
              237   10/03/2006       Michaels                                             02/28/2017              100.0%
              238   09/28/2006       FES Distribution, LLC                                08/31/2007               27.0%
              239   08/02/2006       NAP                                                  NAP                       NAP
              240   08/14/2006       NAP                                                  NAP                       NAP
              242   07/10/2006       NAP                                                  NAP                       NAP
              243   08/17/2006       Family Dollar                                        06/30/2015               38.6%
              245   09/26/2006       NAP                                                  NAP                       NAP
              246   06/09/2006       NAP                                                  NAP                       NAP
              248   10/19/2006       NAP                                                  NAP                       NAP
              249   09/06/2006       Valley Christian Center                              08/31/2010               21.3%
              251   09/21/2006       AL HMA Phys. Mgt, Inc                                01/31/2014               69.0%
              252   10/03/2006       Fedex Ground Packaging System, Inc.                  07/19/2016              100.0%
              253   10/02/2006       CVS                                                  06/30/2019              100.0%
              254   09/22/2006       Bed Pro                                              01/31/2011               26.7%
              255   08/29/2006       Walgreen Co.                                         04/01/2081              100.0%
              256   09/18/2006       TGW-Ermanco Inc.                                     09/30/2013              100.0%
              257   09/14/2006       PS Finishing, Inc.                                   03/31/2007               22.7%
              258   05/22/2006       Lockwood Greene                                      09/30/2008               50.1%
              260   09/06/2006       Stop N Save                                          03/31/2011               36.6%
              261   10/02/2006       CVS                                                  11/30/2019              100.0%
              262   08/09/2006       Peebles                                              10/31/2016               39.6%
              263   09/14/2006       WV Department of Tourism                             12/14/2011               69.5%
              264   10/02/2006       CVS                                                  11/30/2019              100.0%
              265   08/22/2006       NAP                                                  NAP                       NAP
              270   09/12/2006       Continental Title, LLC                               11/30/2010               24.7%
              271   09/08/2006       NAP                                                  NAP                       NAP

              274   10/10/2006       NAP                                                  NAP                       NAP
              275   10/10/2006       NAP                                                  NAP                       NAP
              276   09/26/2006       NAP                                                  NAP                       NAP
              277   08/23/2006       Dollar Tree                                          11/30/2011               45.8%
              278   09/08/2006       Dental Care Partners                                 01/31/2014               55.1%
              280   09/05/2006       Buffet City                                          07/31/2013               29.6%
              281   09/21/2006       NAP                                                  NAP                       NAP
              282   07/01/2006       NAP                                                  NAP                       NAP
              283   09/06/2006       NAP                                                  NAP                       NAP
              284   09/05/2006       Gym Day Corporation                                  06/30/2010               44.6%
              285   09/05/2006       NAP                                                  NAP                       NAP
              288   09/21/2006       NAP                                                  NAP                       NAP
              289   09/07/2006       Dunwoody Imaging                                     07/31/2011               15.1%
              290   09/26/2006       NAP                                                  NAP                       NAP
              292   08/09/2006       NAP                                                  NAP                       NAP
              294   11/23/2005       NAP                                                  NAP                       NAP
              296   09/09/2006       Radio Shack                                          06/30/2007               20.7%
              297   08/09/2006       Movie Gallery                                        10/30/2010               24.6%
              298   09/11/2006       Managed Market Resources, LLC                        11/30/2012               32.8%
              299   02/23/2006       Sunbelt Rentals                                      01/15/2024              100.0%
              300   09/05/2006       Starbucks                                            07/31/2015               25.3%
              302   08/28/2006       NAP                                                  NAP                       NAP
              303   09/15/2006       Fred's                                               08/31/2010               45.3%
              304   09/18/2006       NAP                                                  NAP                       NAP
              305   08/23/2006       State Beauty Supply                                  06/30/2011               18.3%
              308   07/27/2006       Speedy Cash                                          09/30/2010               55.0%

              309   08/23/2006       NAP                                                  NAP                       NAP
              310   08/23/2006       NAP                                                  NAP                       NAP
              311   08/04/2006       NAP                                                  NAP                       NAP
              312   07/28/2006       518 Sports Bar                                       10/31/2009               36.1%
              313   08/16/2006       Alamo Stamping and Engraving                         01/31/2011               40.6%
              314   08/24/2006       NAP                                                  NAP                       NAP
              315   09/11/2006       Shoe Show of Rocky Mount                             03/31/2011               49.6%
              316   10/02/2006       NAP                                                  NAP                       NAP
              317   08/25/2006       Cingular                                             12/31/2009               41.7%
              318   09/27/2006       NAP                                                  NAP                       NAP


Mortgage Loan No.   Second Largest Tenant(13)                     Lease Expiration Date   % NSF
-----------------   -------------------------------------------   ---------------------   -----

                1   Material in Motion                            02/28/2010               16.6%
                2   Kuehne & Nagel, Inc.                          12/31/2008               20.5%
                3   Cisco Systems                                 02/29/2008               42.6%
                4   EGL Eagle Global Log                          10/31/2011               39.2%
                5   Finisar Corporation                           02/28/2007               13.1%
                6   McCollister's Moving                          12/31/2006               11.6%
                7   Rackable Systems, Inc.                        06/30/2009               26.3%
                8   Transplantation Tech                          06/30/2010               27.3%

                9   Gel-Pak, LLC                                  06/30/2011               13.7%
               10   Pacific Insulation                            11/30/2006               10.9%
               11   Mega Force Corporation                        08/31/2009                9.4%

               12   Eco Duct, Inc.                                03/31/2008               21.9%
               13   Creagri, Inc.                                 02/28/2009               22.0%
               14   ABIT Computers                                06/30/2011               15.5%
               15   NAP                                           NAP                       NAP
               16   NAP                                           NAP                       NAP
               17   Autodesk, Inc.                                06/30/2007               26.9%
               18   Sears Logistics                               01/31/2009               30.3%
               19   American Bath Enterprise                      02/28/2011               11.9%
               20   In a Nutshell, Inc.                           10/31/2010                8.1%
               21   NAP                                           NAP                       NAP
               22   Highpoint Technology                          01/31/2011               32.7%
               23   Stew Superior Corporation                     02/28/2009                7.9%

               24   Minarik Corporation                           01/31/2011               31.1%
               30   The Prudential Insurance Company of America   12/31/2014               43.0%
               32   Aventura Business Center, Inc.                12/31/2013                8.9%

               35   Parsons Infrastructure                        05/31/2007                9.5%
               38   NAP                                           NAP                       NAP
               40   Charter One Mortgage                          10/01/2014                8.9%
               41   MRA-The Management Association, Inc.          07/04/2015               24.6%
               49   NAP                                           NAP                       NAP

               52   NAP                                           NAP                       NAP
               53   NAP                                           NAP                       NAP
               54   NAP                                           NAP                       NAP
               55   NAP                                           NAP                       NAP
               56   Thurston County                               05/31/2010               39.1%
               57   NAP                                           NAP                       NAP
               61   NAP                                           NAP                       NAP
               63   NAP                                           NAP                       NAP
               64   Goodyear                                      04/03/2008                5.5%
               65   NAP                                           NAP                       NAP
               66   Medical Development Int'l                     01/31/2008               15.4%
               68   Radiant Research, Inc.                        11/30/2016                8.9%

               69   AT&T                                          02/28/2009               12.8%
               76   NAP                                           NAP                       NAP
               77   NAP                                           NAP                       NAP
               78   Capel Rugs                                    07/31/2016               22.8%
               79   Audatex North America, Inc.                   08/31/2017               42.0%
               81   NAP                                           NAP                       NAP

               84   NAP                                           NAP                       NAP
               85   NAP                                           NAP                       NAP
               86   NAP                                           NAP                       NAP
               87   Vitamin Shoppe                                01/19/2015               11.9%
               89   Unique Party Rentals                          12/31/2008                4.8%

               93   NAP                                           NAP                       NAP
               94   NAP                                           NAP                       NAP
               95   NAP                                           NAP                       NAP
               96   NAP                                           NAP                       NAP
               97   NAP                                           NAP                       NAP
               98   NAP                                           NAP                       NAP
               99   NAP                                           NAP                       NAP
              102   True Value Hardware                           02/28/2008               16.3%
              104   NAP                                           NAP                       NAP
              105   NAP                                           NAP                       NAP

              106   NAP                                           NAP                       NAP
              107   NAP                                           NAP                       NAP
              108   NAP                                           NAP                       NAP
              110   AARP                                          09/30/2008               14.1%
              111   NAP                                           NAP                       NAP
              113   Gateway Offices                               MTM                      19.3%
              114   NAP                                           NAP                       NAP
              116   NAP                                           NAP                       NAP
              120   Century 21 - Premiere                         05/31/2007                8.2%
              121   Merrill Lynch                                 07/31/2007               20.6%
              126   Arrowhead Group                               06/30/2008                6.9%
              127   NAP                                           NAP                       NAP
              129   NAP                                           NAP                       NAP
              134   NAP                                           NAP                       NAP
              135   South Carolina Steel                          04/30/2007                8.6%
              137   Remax                                         09/30/2010               13.3%
              139   NAP                                           NAP                       NAP
              140   Shoe Show                                     06/01/2010               12.2%
              143   Dunkin' Donuts                                12/31/2010               10.1%
              145   Surgical Specialists                          01/31/2012               17.1%
              146   Advanced Services, Inc.                       02/28/2008               47.7%
              148   A Plus Label                                  MTM                      10.2%
              149   NAP                                           NAP                       NAP
              150   NAP                                           NAP                       NAP
              151   NAP                                           NAP                       NAP
              153   NAP                                           NAP                       NAP
              158   NAP                                           NAP                       NAP
              160   NAP                                           NAP                       NAP
              161   NAP                                           NAP                       NAP
              162   NAP                                           NAP                       NAP
              165   General Service Admin - USDA                  09/22/2006               14.0%
              171   Movie Gallery                                 08/31/2008                8.1%
              176   NAP                                           NAP                       NAP

              179   NAP                                           NAP                       NAP
              180   NAP                                           NAP                       NAP
              181   Blockbuster Video                             02/28/2014               19.3%
              184   CBDC                                          12/31/2008               15.1%
              188   NAP                                           NAP                       NAP
              190   Sullivan, Andrews & Taylor, PC                10/31/2008               18.2%
              195   NAP                                           NAP                       NAP
              196   NAP                                           NAP                       NAP
              200   Amer. Persion                                 07/31/2011               13.3%
              201   Felix Lopez La Sierra Restaurant, Inc.        04/30/2010               11.4%
              204   Syncor International Corporation              06/30/2011                8.3%
              205   Meta Payment Systems                          07/31/2011               30.1%
              208   NAP                                           NAP                       NAP

              210   NAP                                           NAP                       NAP
              211   NAP                                           NAP                       NAP
              212   NAP                                           NAP                       NAP
              213   NAP                                           NAP                       NAP
              215   NAP                                           NAP                       NAP
              219   NAP                                           NAP                       NAP

              222   John Brown University                         10/31/2007               17.8%
              223   Broadway Stars                                08/31/2007               15.3%
              224   Kellogg & Co                                  09/30/2008               16.7%
              226   NAP                                           NAP                       NAP
              227   Renaissance                                   06/01/2009               19.6%
              229   Best Mattress                                 05/31/2011               20.7%
              230   NAP                                           NAP                       NAP
              231   Certified Medical System                      10/31/2008                6.3%
              232   NAP                                           NAP                       NAP
              233   Cactus Taverna                                08/31/2009               12.4%
              234   Chase Bank                                    05/31/2007               19.6%
              235   NAP                                           NAP                       NAP
              236   Dollar General                                10/31/2012               17.6%
              237   NAP                                           NAP                       NAP
              238   Restaurant Liquid Services, LLC               11/30/2010               21.9%
              239   NAP                                           NAP                       NAP
              240   NAP                                           NAP                       NAP
              242   NAP                                           NAP                       NAP
              243   Central Laundries                             05/22/2026               25.2%
              245   NAP                                           NAP                       NAP
              246   NAP                                           NAP                       NAP
              248   NAP                                           NAP                       NAP
              249   Credit Guard                                  08/31/2010               20.1%
              251   Couch's Jewelry                               05/31/2015               10.8%
              252   NAP                                           NAP                       NAP
              253   NAP                                           NAP                       NAP
              254   Mr. Oak. Furniture                            05/31/2011               26.7%
              255   NAP                                           NAP                       NAP
              256   NAP                                           NAP                       NAP
              257   The Statement Company                         10/31/2011               13.6%
              258   Vista Care                                    08/31/2009               33.1%
              260   Taqueria                                      09/30/2006               17.6%
              261   NAP                                           NAP                       NAP
              262   Hibbett Sporting                              01/31/2010               12.3%
              263   Board of Risk & Insurance, WV                 01/31/2007               19.4%
              264   NAP                                           NAP                       NAP
              265   NAP                                           NAP                       NAP
              270   Champion Wood                                 05/31/2011               19.8%
              271   NAP                                           NAP                       NAP

              274   NAP                                           NAP                       NAP
              275   NAP                                           NAP                       NAP
              276   NAP                                           NAP                       NAP
              277   Anytime Fitness                               11/30/2010               18.0%
              278   Magic American Products                       03/31/2011               10.8%
              280   McAlister's Deli                              10/12/2016               18.5%
              281   NAP                                           NAP                       NAP
              282   NAP                                           NAP                       NAP
              283   NAP                                           NAP                       NAP
              284   Augusta Ranch Animal Hospital                 06/08/2015               35.7%
              285   NAP                                           NAP                       NAP
              288   NAP                                           NAP                       NAP
              289   Atlanta Children's Therapy                    05/31/2007               13.7%
              290   NAP                                           NAP                       NAP
              292   NAP                                           NAP                       NAP
              294   NAP                                           NAP                       NAP
              296   Quizno's                                      10/17/2016               15.9%
              297   The Cato Corporation                          01/31/2009               22.1%
              298   Robert M. Jurko, MD                           10/31/2008               11.3%
              299   NAP                                           NAP                       NAP
              300   Mastercraft Kitchens                          11/30/2010               20.0%
              302   NAP                                           NAP                       NAP
              303   Beall's Outlet                                04/30/2011               30.4%
              304   NAP                                           NAP                       NAP
              305   Pizza Hut                                     07/31/2009               16.3%
              308   Wireless Toyz                                 02/28/2011               45.0%

              309   NAP                                           NAP                       NAP
              310   NAP                                           NAP                       NAP
              311   NAP                                           NAP                       NAP
              312   The Wright Dentist, P.C.                      04/30/2009               31.7%
              313   Ink Spot                                      12/31/2010               12.7%
              314   NAP                                           NAP                       NAP
              315   Alltel                                        07/31/2011               14.3%
              316   NAP                                           NAP                       NAP
              317   Batteries Plus                                06/30/2010               38.8%
              318   NAP                                           NAP                       NAP


Mortgage Loan No.   Third Largest Tenant(13)                             Lease Expiration Date   % NSF
-----------------   --------------------------------------------------   ---------------------   -----

                1   Visx, Inc                                            09/30/2010                8.5%
                2   Tyco Printed Circuit                                 12/31/2009               12.8%
                3   Qualitau, Inc.                                       12/31/2006                5.2%
                4   NAP                                                  NAP                       NAP
                5   Commercial Casework                                  07/31/2009               10.4%
                6   D.W. Morgan Company                                  10/31/2009               10.0%
                7   Cetecom                                              10/31/2010               20.4%
                8   AGI Publishing Inc.                                  12/31/2006                5.1%

                9   Hartwell - Dzus, Inc.                                02/28/2007               13.3%
               10   Dial-A-Mattress                                      09/30/2008                7.5%
               11   Valleytek, Inc.                                      01/31/2009                9.2%

               12   NAP                                                  NAP                       NAP
               13   Plycon Van Lines, Inc.                               02/28/2007               11.0%
               14   ASL Workstations                                     10/31/2009               11.1%
               15   NAP                                                  NAP                       NAP
               16   NAP                                                  NAP                       NAP
               17   Cintas Document Management                           04/30/2011                9.9%
               18   NAP                                                  NAP                       NAP
               19   Otis Spunkmeyer Inc.                                 07/31/2008               11.3%
               20   Deep Ocean Engineering                               02/28/2007                8.1%
               21   NAP                                                  NAP                       NAP
               22   NAP                                                  NAP                       NAP
               23   Phenix Research Prod.                                12/31/2006                6.8%

               24   Grandis, Inc.                                        08/31/2008               30.4%
               30   United Healthcare Services Inc.                      03/31/2014                6.9%
               32   UBS Financial Services Inc.                          02/28/2014                8.8%

               35   The State of Colorade                                06/30/2015                8.5%
               38   NAP                                                  NAP                       NAP
               40   Decision One                                         06/01/2011                5.8%
               41   Merrill Lynch, Pierce, Fenner & Smith Incorporated   12/10/2010                8.7%
               49   NAP                                                  NAP                       NAP

               52   NAP                                                  NAP                       NAP
               53   NAP                                                  NAP                       NAP
               54   NAP                                                  NAP                       NAP
               55   NAP                                                  NAP                       NAP
               56   DSHS, State of Washington                            11/30/2007               21.7%
               57   NAP                                                  NAP                       NAP
               61   NAP                                                  NAP                       NAP
               63   NAP                                                  NAP                       NAP
               64   Procare                                              11/30/2009                3.8%
               65   NAP                                                  NAP                       NAP
               66   Fairfax Radiological Consult                         12/31/2010               11.6%
               68   Black & Veatch Corporation                           05/31/2009                6.5%

               69   Rochester Gas & Electric                             03/31/2007                4.8%
               76   NAP                                                  NAP                       NAP
               77   NAP                                                  NAP                       NAP
               78   Golf Galaxy                                          01/31/2017               22.8%
               79   NAP                                                  NAP                       NAP
               81   NAP                                                  NAP                       NAP

               84   NAP                                                  NAP                       NAP
               85   NAP                                                  NAP                       NAP
               86   NAP                                                  NAP                       NAP
               87   Chicago Home Fitness                                 11/23/2009               10.6%
               89   Moe Toys Corp.                                       01/31/2007                4.5%

               93   NAP                                                  NAP                       NAP
               94   NAP                                                  NAP                       NAP
               95   NAP                                                  NAP                       NAP
               96   NAP                                                  NAP                       NAP
               97   NAP                                                  NAP                       NAP
               98   NAP                                                  NAP                       NAP
               99   NAP                                                  NAP                       NAP
              102   Osuna's Restaurant                                   04/30/2009                7.0%
              104   NAP                                                  NAP                       NAP
              105   NAP                                                  NAP                       NAP

              106   NAP                                                  NAP                       NAP
              107   NAP                                                  NAP                       NAP
              108   NAP                                                  NAP                       NAP
              110   HealthSouth Corp.                                    02/14/2012               10.0%
              111   NAP                                                  NAP                       NAP
              113   Hunter Capital                                       06/30/2007                7.5%
              114   NAP                                                  NAP                       NAP
              116   NAP                                                  NAP                       NAP
              120   Home Travel                                          05/31/2007                8.1%
              121   Sea Island Bank                                      05/31/2011               19.1%
              126   Green Street Restaurant                              08/31/2012                6.0%
              127   NAP                                                  NAP                       NAP
              129   NAP                                                  NAP                       NAP
              134   NAP                                                  NAP                       NAP
              135   Konica Minolta                                       11/01/2011                8.1%
              137   Matress Market                                       09/30/2010               10.0%
              139   NAP                                                  NAP                       NAP
              140   El Potrillo Restaurant                               06/01/2010                8.1%
              143   Amsleep, Inc. (American Mattress)                    09/30/2007                7.7%
              145   WakeMed                                              07/31/2013               13.5%
              146   NAP                                                  NAP                       NAP
              148   Ace Bindery                                          MTM                       7.5%
              149   NAP                                                  NAP                       NAP
              150   NAP                                                  NAP                       NAP
              151   NAP                                                  NAP                       NAP
              153   NAP                                                  NAP                       NAP
              158   NAP                                                  NAP                       NAP
              160   NAP                                                  NAP                       NAP
              161   NAP                                                  NAP                       NAP
              162   NAP                                                  NAP                       NAP
              165   GYA Architects, Inc                                  10/31/2010               10.2%
              171   Texas Health System                                  05/31/2007                5.7%
              176   NAP                                                  NAP                       NAP

              179   NAP                                                  NAP                       NAP
              180   NAP                                                  NAP                       NAP
              181   Dominos                                              11/23/2014                5.3%
              184   White Oaks                                           01/31/2007               14.3%
              188   NAP                                                  NAP                       NAP
              190   Vanasse Hangen Brustlin, Inc                         09/30/2009               17.7%
              195   NAP                                                  NAP                       NAP
              196   NAP                                                  NAP                       NAP
              200   NAP                                                  NAP                       NAP
              201   LeeAnne Wrenn Tuality Healthcare                     03/31/2013               11.3%
              204   PEICO, Inc.                                          09/30/2008                8.3%
              205   Dakota Rehabilitation                                08/31/2011               14.9%
              208   NAP                                                  NAP                       NAP

              210   NAP                                                  NAP                       NAP
              211   NAP                                                  NAP                       NAP
              212   NAP                                                  NAP                       NAP
              213   NAP                                                  NAP                       NAP
              215   NAP                                                  NAP                       NAP
              219   NAP                                                  NAP                       NAP

              222   Sport Four, Inc.                                     02/28/2007               15.7%
              223   Partners Jewelry & Loan                              03/01/2007               10.2%
              224   Subway Real Estate Corp                              09/30/2008               16.7%
              226   NAP                                                  NAP                       NAP
              227   Renaissance                                          05/01/2008               19.1%
              229   Verizon Portfolio Management                         04/30/2011               16.4%
              230   NAP                                                  NAP                       NAP
              231   3Z Enterprises, Inc.                                 MTM                       5.1%
              232   NAP                                                  NAP                       NAP
              233   Cactus Taverna                                       02/28/2008                7.1%
              234   Health Care for the Homeless                         12/31/2008               17.5%
              235   NAP                                                  NAP                       NAP
              236   Planet Ocean                                         MTM                       7.6%
              237   NAP                                                  NAP                       NAP
              238   Home Medical Systems, Inc                            07/01/2010               21.5%
              239   NAP                                                  NAP                       NAP
              240   NAP                                                  NAP                       NAP
              242   NAP                                                  NAP                       NAP
              243   Paleteria Esquimo                                    11/20/2010                8.7%
              245   NAP                                                  NAP                       NAP
              246   NAP                                                  NAP                       NAP
              248   NAP                                                  NAP                       NAP
              249   Unicorn Health Services                              07/31/2008               15.8%
              251   Imaging Solutions                                    12/31/2009                4.8%
              252   NAP                                                  NAP                       NAP
              253   NAP                                                  NAP                       NAP
              254   Verdecia                                             06/30/2011               13.3%
              255   NAP                                                  NAP                       NAP
              256   NAP                                                  NAP                       NAP
              257   Alaark Robotics, Inc.                                05/31/2008               13.5%
              258   West Rehab                                           08/31/2007                8.4%
              260   Subway                                               09/30/2009               12.5%
              261   NAP                                                  NAP                       NAP
              262   Rent A Center                                        07/31/2010                9.3%
              263   Consolidated Public Retirement, WV                   08/15/2016                6.3%
              264   NAP                                                  NAP                       NAP
              265   NAP                                                  NAP                       NAP
              270   Nextel                                               05/31/2010               14.8%
              271   NAP                                                  NAP                       NAP

              274   NAP                                                  NAP                       NAP
              275   NAP                                                  NAP                       NAP
              276   NAP                                                  NAP                       NAP
              277   Caroline's Treasures                                 09/30/2010               14.6%
              278   R Solutions, LLC                                     03/31/2009               10.6%
              280   Hallmark                                             02/28/2008               14.8%
              281   NAP                                                  NAP                       NAP
              282   NAP                                                  NAP                       NAP
              283   NAP                                                  NAP                       NAP
              284   Venezia's Pizzeria                                   05/01/2015               19.6%
              285   NAP                                                  NAP                       NAP
              288   NAP                                                  NAP                       NAP
              289   Jerry Nutt, DDS, PC                                  10/31/2011               13.5%
              290   NAP                                                  NAP                       NAP
              292   NAP                                                  NAP                       NAP
              294   NAP                                                  NAP                       NAP
              296   H&H Beverages, Inc.                                  01/18/2009               15.2%
              297   Pizza Hut                                            07/31/2008               15.0%
              298   Integrated Computer Technology                       08/31/2007               10.2%
              299   NAP                                                  NAP                       NAP
              300   Cingular Wireless                                    01/31/2011               19.2%
              302   NAP                                                  NAP                       NAP
              303   Dollar Tree                                          06/30/2011               23.8%
              304   NAP                                                  NAP                       NAP
              305   Mallard Creek Realty                                 09/30/2011               15.6%
              308   NAP                                                  NAP                       NAP

              309   NAP                                                  NAP                       NAP
              310   NAP                                                  NAP                       NAP
              311   NAP                                                  NAP                       NAP
              312   The Finest on Earth, Inc.                            07/31/2009               13.2%
              313   Taqueria Los Potrillos                               01/31/2007                9.0%
              314   NAP                                                  NAP                       NAP
              315   Ace Cash Express, Inc.                               12/10/2011               14.1%
              316   NAP                                                  NAP                       NAP
              317   Bill Wright Insurance                                01/31/2007               19.4%
              318   NAP                                                  NAP                       NAP


Mortgage Loan No.   Insurance Escrow in Place   Tax Escrow in Place(14)   Capital Expenditure Escrow in Place(15)
-----------------   -------------------------   -----------------------   ---------------------------------------

                1   No                          No                        No
                2   No                          No                        No
                3   No                          No                        No
                4   No                          No                        No
                5   No                          No                        No
                6   No                          No                        No
                7   No                          No                        No
                8   No                          No                        No

                9   No                          No                        No
               10   No                          No                        No
               11   No                          No                        No

               12   No                          No                        No
               13   No                          No                        No
               14   No                          No                        No
               15   No                          No                        No
               16   No                          No                        No
               17   No                          No                        No
               18   No                          No                        No
               19   No                          No                        No
               20   No                          No                        No
               21   No                          No                        No
               22   No                          No                        No
               23   No                          No                        No

               24   No                          No                        No
               30   Yes                         Yes                       Yes
               32   Yes                         Yes                       Yes

               35   Yes                         Yes                       No
               38   No                          No                        No
               40   Yes                         Yes                       Yes
               41   No                          Yes                       Yes
               49   Yes                         Yes                       No

               52   Yes                         Yes                       No
               53   Yes                         Yes                       No
               54   Yes                         Yes                       No
               55   Yes                         Yes                       No
               56   Yes                         Yes                       No
               57   Yes                         Yes                       No
               61   Yes                         Yes                       Yes
               63   Yes                         Yes                       Yes
               64   No                          Yes                       No
               65   No                          No                        No
               66   Yes                         Yes                       No
               68   Yes                         Yes                       Yes

               69   No                          No                        No
               76   Yes                         Yes                       Yes
               77   No                          No                        Yes
               78   Yes                         Yes                       Yes
               79   No                          No                        No
               81   No                          No                        No

               84   Yes                         Yes                       Yes
               85   Yes                         Yes                       Yes
               86   Yes                         Yes                       Yes
               87   No                          No                        Yes
               89   No                          No                        No

               93   Yes                         Yes                       Yes
               94   Yes                         Yes                       Yes
               95   Yes                         Yes                       Yes
               96   Yes                         Yes                       Yes
               97   Yes                         Yes                       Yes
               98   Yes                         Yes                       Yes
               99   Yes                         Yes                       Yes
              102   Yes                         Yes                       Yes
              104   Yes                         Yes                       Yes
              105   Yes                         Yes                       Yes

              106   Yes                         Yes                       Yes
              107   Yes                         Yes                       Yes
              108   Yes                         Yes                       Yes
              110   Yes                         Yes                       Yes
              111   Yes                         Yes                       Yes
              113   Yes                         Yes                       Yes
              114   No                          Yes                       No
              116   Yes                         Yes                       Yes
              120   Yes                         Yes                       Yes
              121   No                          No                        No
              126   No                          No                        No
              127   Yes                         Yes                       Yes
              129   Yes                         Yes                       Yes
              134   No                          No                        No
              135   Yes                         Yes                       Yes
              137   Yes                         Yes                       No
              139   Yes                         Yes                       Yes
              140   Yes                         Yes                       No
              143   Yes                         Yes                       No
              145   Yes                         Yes                       Yes
              146   Yes                         Yes                       Yes
              148   Yes                         Yes                       Yes
              149   Yes                         Yes                       Yes
              150   Yes                         Yes                       Yes
              151   Yes                         Yes                       Yes
              153   Yes                         Yes                       Yes
              158   Yes                         Yes                       Yes
              160   Yes                         Yes                       Yes
              161   No                          No                        No
              162   No                          No                        Yes
              165   Yes                         Yes                       Yes
              171   Yes                         Yes                       No
              176   Yes                         Yes                       No

              179   Yes                         Yes                       Yes
              180   Yes                         Yes                       Yes
              181   Yes                         Yes                       No
              184   Yes                         Yes                       Yes
              188   Yes                         Yes                       Yes
              190   Yes                         Yes                       Yes
              195   Yes                         Yes                       Yes
              196   Yes                         Yes                       Yes
              200   Yes                         Yes                       Yes
              201   Yes                         Yes                       Yes
              204   Yes                         Yes                       Yes
              205   Yes                         Yes                       Yes
              208   Yes                         Yes                       Yes

              210   Yes                         Yes                       Yes
              211   Yes                         Yes                       Yes
              212   Yes                         Yes                       Yes
              213   Yes                         Yes                       Yes
              215   Yes                         Yes                       Yes
              219   Yes                         Yes                       Yes

              222   Yes                         Yes                       Yes
              223   Yes                         Yes                       Yes
              224   Yes                         Yes                       Yes
              226   Yes                         Yes                       Yes
              227   No                          No                        No
              229   Yes                         Yes                       Yes
              230   Yes                         Yes                       Yes
              231   Yes                         Yes                       No
              232   Yes                         Yes                       Yes
              233   Yes                         Yes                       No
              234   Yes                         Yes                       Yes
              235   Yes                         Yes                       Yes
              236   Yes                         Yes                       Yes
              237   Yes                         Yes                       No
              238   Yes                         Yes                       Yes
              239   Yes                         Yes                       Yes
              240   No                          Yes                       No
              242   Yes                         Yes                       Yes
              243   No                          No                        No
              245   Yes                         Yes                       No
              246   Yes                         Yes                       Yes
              248   Yes                         Yes                       Yes
              249   Yes                         Yes                       Yes
              251   Yes                         Yes                       Yes
              252   Yes                         Yes                       Yes
              253   No                          Yes                       No
              254   Yes                         Yes                       No
              255   No                          No                        No
              256   No                          No                        Yes
              257   No                          Yes                       Yes
              258   Yes                         Yes                       Yes
              260   Yes                         Yes                       Yes
              261   No                          Yes                       No
              262   Yes                         Yes                       Yes
              263   Yes                         Yes                       Yes
              264   No                          Yes                       No
              265   Yes                         Yes                       Yes
              270   Yes                         Yes                       Yes
              271   Yes                         Yes                       Yes

              274   Yes                         Yes                       Yes
              275   Yes                         Yes                       Yes
              276   Yes                         Yes                       No
              277   Yes                         Yes                       Yes
              278   Yes                         Yes                       Yes
              280   Yes                         Yes                       Yes
              281   Yes                         Yes                       Yes
              282   Yes                         Yes                       Yes
              283   Yes                         Yes                       Yes
              284   Yes                         Yes                       Yes
              285   Yes                         Yes                       Yes
              288   Yes                         Yes                       Yes
              289   Yes                         Yes                       Yes
              290   Yes                         Yes                       No
              292   Yes                         Yes                       Yes
              294   Yes                         Yes                       Yes
              296   Yes                         Yes                       Yes
              297   Yes                         Yes                       Yes
              298   Yes                         Yes                       Yes
              299   No                          No                        Yes
              300   Yes                         Yes                       Yes
              302   Yes                         Yes                       No
              303   Yes                         Yes                       Yes
              304   Yes                         Yes                       Yes
              305   Yes                         Yes                       Yes
              308   Yes                         Yes                       Yes

              309   Yes                         Yes                       Yes
              310   Yes                         Yes                       Yes
              311   Yes                         Yes                       Yes
              312   Yes                         Yes                       Yes
              313   Yes                         Yes                       No
              314   Yes                         Yes                       Yes
              315   Yes                         Yes                       Yes
              316   Yes                         Yes                       Yes
              317   Yes                         Yes                       Yes
              318   Yes                         Yes                       No


Mortgage Loan No.   TI/LC Escrow in Place(16)
-----------------   -------------------------

                1   No
                2   No
                3   No
                4   No
                5   No
                6   No
                7   No
                8   No

                9   No
               10   No
               11   No

               12   No
               13   No
               14   No
               15   No
               16   No
               17   No
               18   No
               19   No
               20   No
               21   No
               22   No
               23   No

               24   No
               30   No
               32   Yes

               35   No
               38   No
               40   Yes
               41   Yes
               49   No

               52   Yes
               53   Yes
               54   Yes
               55   Yes
               56   Yes
               57   Yes
               61   No
               63   No
               64   No
               65   No
               66   No
               68   Yes

               69   No
               76   No
               77   No
               78   No
               79   No
               81   No

               84   No
               85   No
               86   No
               87   Yes
               89   No

               93   No
               94   No
               95   No
               96   No
               97   No
               98   No
               99   No
              102   Yes
              104   No
              105   No

              106   No
              107   No
              108   No
              110   No
              111   No
              113   Yes
              114   No
              116   No
              120   Yes
              121   No
              126   No
              127   No
              129   No
              134   No
              135   No
              137   Yes
              139   No
              140   No
              143   No
              145   Yes
              146   Yes
              148   Yes
              149   No
              150   No
              151   No
              153   No
              158   No
              160   No
              161   No
              162   No
              165   Yes
              171   Yes
              176   No

              179   No
              180   No
              181   Yes
              184   Yes
              188   No
              190   Yes
              195   No
              196   No
              200   Yes
              201   Yes
              204   Yes
              205   Yes
              208   No

              210   No
              211   No
              212   No
              213   No
              215   No
              219   No

              222   Yes
              223   Yes
              224   Yes
              226   No
              227   No
              229   Yes
              230   No
              231   No
              232   No
              233   Yes
              234   Yes
              235   No
              236   Yes
              237   No
              238   Yes
              239   No
              240   No
              242   No
              243   No
              245   No
              246   No
              248   No
              249   Yes
              251   Yes
              252   Yes
              253   No
              254   No
              255   No
              256   No
              257   Yes
              258   Yes
              260   Yes
              261   No
              262   Yes
              263   Yes
              264   No
              265   No
              270   Yes
              271   No

              274   No
              275   No
              276   No
              277   Yes
              278   Yes
              280   Yes
              281   No
              282   No
              283   No
              284   Yes
              285   No
              288   No
              289   Yes
              290   No
              292   No
              294   No
              296   Yes
              297   Yes
              298   Yes
              299   No
              300   Yes
              302   No
              303   Yes
              304   No
              305   Yes
              308   Yes

              309   No
              310   No
              311   No
              312   Yes
              313   No
              314   No
              315   Yes
              316   No
              317   Yes
              318   No


Mortgage Loan No.   Other Escrow Description(17)
-----------------   -----------------------------------------------------------------------------------

                1   NAP
                2   NAP
                3   NAP
                4   NAP
                5   NAP
                6   NAP
                7   NAP
                8   NAP

                9   NAP
               10   NAP
               11   NAP

               12   NAP
               13   NAP
               14   NAP
               15   NAP
               16   NAP
               17   NAP
               18   NAP
               19   NAP
               20   NAP
               21   NAP
               22   NAP
               23   NAP

               24   NAP
               30   McCarter Lease Rollover Funds ($2,168,000), Master Lease Reserve ($615,169)
               32   DTG Holdback ($550,020); Sophies, Sky, HG and Knightsbridge TI/LC ($571,650);
                    Debt Service Holdback ($180,000)
               35   NAP
               38   NAP
               40   NAP
               41   NAP
               49   NAP

               52   NAP
               53   NAP
               54   NAP
               55   NAP
               56   NAP
               57   NAP
               61   NAP
               63   NAP
               64   Giant Eagle Final CO
               65   NAP
               66   NAP
               68   Capital Improvements Elevator Upgrade ($40,850.00), VITAS Healthcare ($101,973.30),
                    Retirement Capital ($38,264), Danis Construction ($7,533.52)
               69   NAP
               76   NAP
               77   NAP
               78   NAP
               79   NAP
               81   NAP

               84   NAP
               85   NAP
               86   NAP
               87   Free Rent Reserve
               89   NAP

               93   NAP
               94   NAP
               95   NAP
               96   NAP
               97   NAP
               98   NAP
               99   NAP
              102   NAP
              104   NAP
              105   NAP

              106   NAP
              107   NAP
              108   NAP
              110   InterMed Lease Renewal Reserve
              111   NAP
              113   Lease Up Reserve
              114   NAP
              116   NAP
              120   Winter Real Estate
              121   Performance Holdback
              126   NAP
              127   NAP
              129   Security Reserve
              134   NAP
              135   O'Neal Tenant Improvments Holdback
              137   Omni Holdback ($30,117), Big Apple Holdback ($23,120)
              139   NAP
              140   NAP
              143   NAP
              145   NAP
              146   Lease Termination Reserve
              148   NAP
              149   NAP
              150   NAP
              151   NAP
              153   NAP
              158   NAP
              160   NAP
              161   NAP
              162   NAP
              165   Lease Renewal Holdback
              171   NAP
              176   NAP

              179   NAP
              180   NAP
              181   Security Reserve
              184   NAP
              188   NAP
              190   NAP
              195   NAP
              196   NAP
              200   NAP
              201   Lease Up Reserve
              204   NAP
              205   NAP
              208   NAP

              210   NAP
              211   NAP
              212   NAP
              213   NAP
              215   NAP
              219   NAP

              222   NAP
              223   NAP
              224   NAP
              226   NAP
              227   Rollover TI/LC Reserve
              229   Starbucks TI Holdback
              230   Ashok Patel Tax Lien
              231   Seasonality Reserve
              232   NAP
              233   NAP
              234   NAP
              235   NAP
              236   NAP
              237   NAP
              238   NAP
              239   NAP
              240   NAP
              242   NAP
              243   NAP
              245   NAP
              246   NAP
              248   NAP
              249   Rent Holdback
              251   NAP
              252   NAP
              253   NAP
              254   NAP
              255   NAP
              256   NAP
              257   NAP
              258   NAP
              260   PZR
              261   NAP
              262   NAP
              263   NAP
              264   NAP
              265   NAP
              270   NAP
              271   Occupancy Holdback until property is 90% occupied

              274   NAP
              275   NAP
              276   NAP
              277   NAP
              278   Performance Holdback
              280   NAP
              281   NAP
              282   NAP
              283   NAP
              284   NAP
              285   TI/ Leasing Commission Holdback
              288   NAP
              289   NAP
              290   NAP
              292   NAP
              294   NAP
              296   NAP
              297   NAP
              298   NAP
              299   NAP
              300   NAP
              302   NAP
              303   NAP
              304   NAP
              305   NAP
              308   NAP

              309   NAP
              310   NAP
              311   NAP
              312   NAP
              313   NAP
              314   NAP
              315   NAP
              316   NAP
              317   NAP
              318   NAP


Mortgage Loan No.   Springing Escrow Description(18)       Initial Capital Expenditure Escrow Requirement(19)
-----------------   ------------------------------------   --------------------------------------------------

                1   Tax, Insurance, Cap Ex, TI/LC                                                          $0
                2   Tax, Insurance, Cap Ex, TI/LC                                                          $0
                3   Tax, Insurance, Cap Ex, TI/LC                                                          $0
                4   Tax, Insurance, Cap Ex, TI/LC                                                          $0
                5   Tax, Insurance, Cap Ex, TI/LC                                                          $0
                6   Tax, Insurance, Cap Ex, TI/LC                                                          $0
                7   Tax, Insurance, Cap Ex, TI/LC                                                          $0
                8   Tax, Insurance, Cap Ex, TI/LC                                                          $0

                9   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               10   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               11   Tax, Insurance, Cap Ex, TI/LC                                                          $0

               12   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               13   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               14   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               15   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               16   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               17   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               18   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               19   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               20   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               21   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               22   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               23   Tax, Insurance, Cap Ex, TI/LC                                                          $0

               24   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               30   Other                                                                                  $0
               32   TI/LC                                                                            $100,000

               35   Cap Ex, TI/LC                                                                          $0
               38   Tax, Insurance, Cap Ex                                                                 $0
               40   TI/LC                                                                                  $0
               41   Insurance                                                                              $0
               49   Cap Ex                                                                                 $0

               52   NAP                                                                                    $0
               53   NAP                                                                                    $0
               54   NAP                                                                                    $0
               55   NAP                                                                                    $0
               56   NAP                                                                                    $0
               57   NAP                                                                                    $0
               61   NAP                                                                                    $0
               63   NAP                                                                              $364,000
               64   Insurance, Cap Ex, TI/LC, Other                                                        $0
               65   Tax, Insurance, Cap Ex, Other                                                          $0
               66   Cap Ex, TI/LC                                                                          $0
               68   NAP                                                                                    $0

               69   Tax, Insurance, Cap Ex, TI/LC                                                          $0
               76   NAP                                                                                    $0
               77   Tax, Insurance, TI/LC                                                                  $0
               78   TI/LC                                                                                  $0
               79   Tax, Insurance, Cap Ex, TI/LC, Other                                                   $0
               81   Tax, Insurance, Cap Ex                                                                 $0

               84   NAP                                                                               $33,623
               85   NAP                                                                               $30,261
               86   NAP                                                                               $10,367
               87   Tax, Insurance                                                                    $14,500
               89   Tax, Insurance, Cap Ex, TI/LC                                                          $0

               93   NAP                                                                                    $0
               94   NAP                                                                                    $0
               95   NAP                                                                                    $0
               96   NAP                                                                                    $0
               97   NAP                                                                                    $0
               98   NAP                                                                                    $0
               99   NAP                                                                                    $0
              102   NAP                                                                                    $0
              104   NAP                                                                                    $0
              105   NAP                                                                                    $0

              106   NAP                                                                                    $0
              107   NAP                                                                                    $0
              108   NAP                                                                                    $0
              110   TI/LC, Other                                                                           $0
              111   TI/LC                                                                                  $0
              113   NAP                                                                                    $0
              114   Insurance, Cap Ex                                                                      $0
              116   NAP                                                                                    $0
              120   NAP                                                                                    $0
              121   Tax, Insurance, Cap Ex, TI/LC                                                          $0
              126   Tax, Insurance, Cap Ex, TI/LC                                                          $0
              127   NAP                                                                                    $0
              129   NAP                                                                                    $0
              134   Tax, Insurance, Cap Ex                                                                 $0
              135   TI/LC                                                                                  $0
              137   Cap Ex                                                                                 $0
              139   NAP                                                                                    $0
              140   Cap Ex, TI/LC                                                                          $0
              143   Cap Ex, TI/LC                                                                          $0
              145   NAP                                                                                    $0
              146   Other                                                                                  $0
              148   NAP                                                                                    $0
              149   NAP                                                                                    $0
              150   NAP                                                                                    $0
              151   NAP                                                                                    $0
              153   NAP                                                                                    $0
              158   NAP                                                                                    $0
              160   NAP                                                                                    $0
              161   Tax, Insurance                                                                         $0
              162   Tax, Insurance                                                                         $0
              165   NAP                                                                                    $0
              171   Other                                                                                  $0
              176   Cap Ex                                                                                 $0

              179   NAP                                                                                    $0
              180   NAP                                                                                    $0
              181   Cap Ex                                                                                 $0
              184   NAP                                                                                    $0
              188   NAP                                                                                    $0
              190   Other                                                                                  $0
              195   NAP                                                                                    $0
              196   NAP                                                                                    $0
              200   Other                                                                                  $0
              201   Other                                                                                  $0
              204   NAP                                                                                    $0
              205   NAP                                                                                    $0
              208   NAP                                                                                    $0

              210   NAP                                                                                    $0
              211   NAP                                                                                    $0
              212   NAP                                                                                    $0
              213   NAP                                                                                    $0
              215   NAP                                                                                    $0
              219   NAP                                                                                    $0

              222   NAP                                                                                    $0
              223   NAP                                                                                    $0
              224   NAP                                                                                    $0
              226   NAP                                                                                    $0
              227   Tax, Insurance, Cap Ex, TI/LC                                                          $0
              229   NAP                                                                                    $0
              230   NAP                                                                                    $0
              231   Cap Ex, TI/LC                                                                          $0
              232   NAP                                                                                    $0
              233   Cap Ex                                                                                 $0
              234   TI/LC                                                                              $8,800
              235   NAP                                                                                    $0
              236   NAP                                                                                    $0
              237   Cap Ex, TI/LC, Other                                                                   $0
              238   NAP                                                                                    $0
              239   NAP                                                                                    $0
              240   Insurance, Cap Ex                                                                      $0
              242   NAP                                                                                    $0
              243   Tax, Insurance, Cap Ex, TI/LC                                                          $0
              245   Cap Ex                                                                                 $0
              246   NAP                                                                               $28,000
              248   NAP                                                                                    $0
              249   NAP                                                                                    $0
              251   NAP                                                                                    $0
              252   NAP                                                                                    $0
              253   Cap Ex, TI/LC                                                                          $0
              254   Cap Ex, TI/LC                                                                          $0
              255   Tax, Insurance, Cap Ex                                                                 $0
              256   Tax, Insurance, TI/LC                                                                  $0
              257   Insurance                                                                              $0
              258   NAP                                                                                    $0
              260   NAP                                                                                    $0
              261   Cap Ex, TI/LC                                                                          $0
              262   NAP                                                                                    $0
              263   Other                                                                                  $0
              264   Cap Ex, TI/LC                                                                          $0
              265   NAP                                                                                    $0
              270   NAP                                                                                    $0
              271   NAP                                                                                    $0

              274   NAP                                                                                    $0
              275   NAP                                                                                    $0
              276   Cap Ex                                                                                 $0
              277   NAP                                                                                    $0
              278   NAP                                                                                    $0
              280   NAP                                                                                    $0
              281   NAP                                                                                    $0
              282   NAP                                                                                    $0
              283   NAP                                                                                    $0
              284   NAP                                                                                    $0
              285   NAP                                                                                    $0
              288   NAP                                                                                    $0
              289   NAP                                                                                    $0
              290   Cap Ex                                                                                 $0
              292   NAP                                                                                    $0
              294   NAP                                                                                    $0
              296   NAP                                                                                    $0
              297   NAP                                                                                    $0
              298   NAP                                                                                    $0
              299   Tax, Insurance, TI/LC                                                                  $0
              300   NAP                                                                                    $0
              302   Cap Ex                                                                                 $0
              303   TI/LC                                                                             $30,000
              304   NAP                                                                                    $0
              305   NAP                                                                                    $0
              308   Other                                                                                  $0

              309   NAP                                                                                    $0
              310   NAP                                                                                    $0
              311   NAP                                                                                    $0
              312   NAP                                                                                    $0
              313   Cap Ex                                                                                 $0
              314   NAP                                                                                    $0
              315   NAP                                                                                    $0
              316   NAP                                                                                    $0
              317   NAP                                                                                    $0
              318   Cap Ex                                                                                 $0


Mortgage Loan No.   Monthly Capital Expenditure Escrow Requirement(20)
-----------------   --------------------------------------------------

                1                                                   $0
                2                                                   $0
                3                                                   $0
                4                                                   $0
                5                                                   $0
                6                                                   $0
                7                                                   $0
                8                                                   $0

                9                                                   $0
               10                                                   $0
               11                                                   $0

               12                                                   $0
               13                                                   $0
               14                                                   $0
               15                                                   $0
               16                                                   $0
               17                                                   $0
               18                                                   $0
               19                                                   $0
               20                                                   $0
               21                                                   $0
               22                                                   $0
               23                                                   $0

               24                                                   $0
               30                                               $5,262
               32                                               $1,783

               35                                                   $0
               38                                                   $0
               40                                               $5,086
               41                                               $2,982
               49                                                   $0

               52                                                 $709
               53                                                 $585
               54                                                 $443
               55                                                 $322
               56                                                 $273
               57                                                 $205
               61                                               $5,600
               63                                                 $230
               64                                                   $0
               65                                                   $0
               66                                                   $0
               68                                               $2,948

               69                                                   $0
               76                                               $8,167
               77                                               $1,198
               78                                                 $767
               79                                                   $0
               81                                                   $0

               84                                               $2,802
               85                                               $2,522
               86                                                 $864
               87                                                 $402
               89                                                   $0

               93                                                 $351
               94                                                 $332
               95                                                 $257
               96                                                 $242
               97                                                 $196
               98                                                 $177
               99                                                 $132
              102                                                 $496
              104                                               $4,976
              105                                               $4,736

              106                                              $40,886
              107                                              $29,462
              108                                               $5,333
              110                                                 $626
              111                                                 $361
              113                                                 $698
              114                                                   $0
              116                                               $3,456
              120                                               $1,136
              121                                                   $0
              126                                                   $0
              127                                               $8,702
              129                                                 $604
              134                                                   $0
              135                                                 $960
              137                                                   $0
              139                                               $2,304
              140                                                   $0
              143                                                   $0
              145                                                 $680
              146                                               $1,525
              148                                                 $951
              149                                               $1,167
              150                                               $3,167
              151                                               $1,151
              153                                                 $948
              158                                               $2,200
              160                                               $3,667
              161                                                   $0
              162                                               $2,085
              165                                                 $375
              171                                                   $0
              176                                                   $0

              179                                                 $798
              180                                                 $314
              181                                                   $0
              184                                                 $583
              188                                               $1,087
              190                                                 $763
              195                                               $2,246
              196                                               $2,750
              200                                                 $301
              201                                                 $442
              204                                                 $961
              205                                                 $753
              208                                               $5,672

              210                                                 $723
              211                                                 $632
              212                                                 $351
              213                                                 $273
              215                                               $3,354
              219                                               $1,036

              222                                                 $359
              223                                                 $245
              224                                                 $220
              226                                               $2,833
              227                                                   $0
              229                                                 $224
              230                                               $5,014
              231                                                   $0
              232                                                 $514
              233                                                   $0
              234                                               $1,027
              235                                               $2,021
              236                                                 $534
              237                                                   $0
              238                                                 $696
              239                                                 $556
              240                                                   $0
              242                                               $1,250
              243                                                   $0
              245                                                   $0
              246                                               $2,333
              248                                               $1,200
              249                                                 $261
              251                                                 $266
              252                                                 $373
              253                                                   $0
              254                                                   $0
              255                                                   $0
              256                                               $1,172
              257                                                 $865
              258                                                 $250
              260                                                 $104
              261                                                   $0
              262                                                 $568
              263                                                 $948
              264                                                   $0
              265                                               $1,016
              270                                                 $164
              271                                                 $501

              274                                                 $434
              275                                                 $170
              276                                                   $0
              277                                                 $243
              278                                                 $440
              280                                                 $253
              281                                                 $551
              282                                                 $794
              283                                                 $443
              284                                                 $112
              285                                                 $508
              288                                                 $674
              289                                                 $349
              290                                                   $0
              292                                                 $250
              294                                                 $875
              296                                                 $127
              297                                               $1,027
              298                                                 $342
              299                                                 $125
              300                                                  $74
              302                                                   $0
              303                                                 $515
              304                                                 $483
              305                                                 $138
              308                                                  $68

              309                                                 $240
              310                                                 $237
              311                                                 $792
              312                                                 $120
              313                                                   $0
              314                                                 $380
              315                                                 $126
              316                                                 $321
              317                                                  $64
              318                                                   $0


Mortgage Loan No.   Current Capital Expenditure Escrow Balance(21)   Initial TI/LC Escrow Requirement(22)
-----------------   ----------------------------------------------   ------------------------------------

                1                                               $0                                     $0
                2                                               $0                                     $0
                3                                               $0                                     $0
                4                                               $0                                     $0
                5                                               $0                                     $0
                6                                               $0                                     $0
                7                                               $0                                     $0
                8                                               $0                                     $0

                9                                               $0                                     $0
               10                                               $0                                     $0
               11                                               $0                                     $0

               12                                               $0                                     $0
               13                                               $0                                     $0
               14                                               $0                                     $0
               15                                               $0                                     $0
               16                                               $0                                     $0
               17                                               $0                                     $0
               18                                               $0                                     $0
               19                                               $0                                     $0
               20                                               $0                                     $0
               21                                               $0                                     $0
               22                                               $0                                     $0
               23                                               $0                                     $0

               24                                               $0                                     $0
               30                                               $0                                     $0
               32                                         $100,000                             $1,000,000

               35                                               $0                                     $0
               38                                               $0                                     $0
               40                                               $0                             $2,250,000
               41                                           $2,982                                     $0
               49                                               $0                                     $0

               52                                           $2,128                                $83,903
               53                                           $1,754                                $69,151
               54                                           $1,330                                $52,439
               55                                             $965                                $38,033
               56                                             $818                                $32,270
               57                                             $614                                $24,203
               61                                           $5,600                                     $0
               63                                         $364,460                                     $0
               64                                               $0                                     $0
               65                                               $0                                     $0
               66                                               $0                                     $0
               68                                               $0                               $850,000

               69                                               $0                                     $0
               76                                          $16,333                                     $0
               77                                               $0                                     $0
               78                                               $0                                     $0
               79                                               $0                                     $0
               81                                               $0                                     $0

               84                                          $33,623                                     $0
               85                                          $30,261                                     $0
               86                                          $10,367                                     $0
               87                                               $0                                $96,400
               89                                               $0                                     $0

               93                                               $0                                     $0
               94                                               $0                                     $0
               95                                               $0                                     $0
               96                                               $0                                     $0
               97                                               $0                                     $0
               98                                               $0                                     $0
               99                                               $0                                     $0
              102                                               $0                                $59,550
              104                                           $4,976                                     $0
              105                                           $9,471                                     $0

              106                                           $4,323                                     $0
              107                                           $3,115                                     $0
              108                                          $10,667                                     $0
              110                                               $0                                     $0
              111                                               $0                                     $0
              113                                             $698                                     $0
              114                                               $0                                     $0
              116                                           $6,912                                     $0
              120                                           $1,136                                $40,000
              121                                               $0                                     $0
              126                                               $0                                     $0
              127                                           $8,702                                     $0
              129                                             $604                                     $0
              134                                               $0                                     $0
              135                                               $0                                     $0
              137                                               $0                               $100,000
              139                                               $0                                     $0
              140                                               $0                                     $0
              143                                               $0                                     $0
              145                                           $1,359                                     $0
              146                                               $0                                     $0
              148                                             $951                                     $0
              149                                           $1,167                                     $0
              150                                               $0                                     $0
              151                                               $0                                     $0
              153                                             $948                                     $0
              158                                               $0                                     $0
              160                                               $0                                     $0
              161                                               $0                                     $0
              162                                           $2,085                                     $0
              165                                               $0                                     $0
              171                                             $993                                     $0
              176                                               $0                                     $0

              179                                           $1,375                                     $0
              180                                             $597                                     $0
              181                                               $0                                     $0
              184                                               $0                                $75,000
              188                                               $0                                     $0
              190                                               $0                                     $0
              195                                           $2,246                                     $0
              196                                           $2,750                                     $0
              200                                             $301                                     $0
              201                                               $0                                     $0
              204                                             $961                                $75,000
              205                                             $753                                     $0
              208                                               $0                                     $0

              210                                             $723                                     $0
              211                                             $632                                     $0
              212                                             $351                                     $0
              213                                             $273                                     $0
              215                                           $3,354                                     $0
              219                                           $1,036                                     $0

              222                                               $0                                     $0
              223                                               $0                                     $0
              224                                               $0                                     $0
              226                                           $2,833                                     $0
              227                                               $0                                     $0
              229                                             $224                                     $0
              230                                           $5,014                                     $0
              231                                               $0                                     $0
              232                                             $514                                     $0
              233                                               $0                                $45,000
              234                                           $8,800                                $27,850
              235                                           $2,021                                     $0
              236                                             $534                                     $0
              237                                               $0                                     $0
              238                                             $696                                     $0
              239                                           $1,112                                     $0
              240                                               $0                                     $0
              242                                           $1,250                                     $0
              243                                               $0                                     $0
              245                                               $0                                     $0
              246                                          $28,000                                     $0
              248                                               $0                                     $0
              249                                             $522                                     $0
              251                                               $0                                     $0
              252                                             $373                                     $0
              253                                               $0                                     $0
              254                                               $0                                     $0
              255                                               $0                                     $0
              256                                               $0                                     $0
              257                                               $0                            $55,000 LOC
              258                                               $0                                     $0
              260                                             $104                                     $0
              261                                               $0                                     $0
              262                                             $568                                     $0
              263                                             $948                                     $0
              264                                               $0                                     $0
              265                                           $1,016                                     $0
              270                                             $164                                     $0
              271                                             $501                                     $0

              274                                               $0                                     $0
              275                                               $0                                     $0
              276                                               $0                                     $0
              277                                             $243                                $34,000
              278                                               $0                                     $0
              280                                             $253                                     $0
              281                                             $551                                     $0
              282                                             $794                                     $0
              283                                             $443                                     $0
              284                                             $112                                     $0
              285                                             $508                                     $0
              288                                             $674                                     $0
              289                                             $349                                     $0
              290                                               $0                                     $0
              292                                               $0                                     $0
              294                                           $4,375                                     $0
              296                                               $0                                     $0
              297                                           $1,027                                     $0
              298                                             $342                                     $0
              299                                             $125                                     $0
              300                                               $0                                     $0
              302                                               $0                                     $0
              303                                               $0                                $90,000
              304                                             $483                                     $0
              305                                             $138                                     $0
              308                                              $68                                $20,000

              309                                             $480                                     $0
              310                                             $474                                     $0
              311                                             $792                                     $0
              312                                             $120                                     $0
              313                                               $0                                     $0
              314                                             $380                                     $0
              315                                               $0                                     $0
              316                                             $321                                     $0
              317                                               $0                                     $0
              318                                               $0                                     $0


Mortgage Loan No.   Monthly TI/LC Escrow Requirement(23)   Current TI/LC Escrow Balance(24)   Environmental Insurance
-----------------   ------------------------------------   --------------------------------   -----------------------

                1                                     $0                                 $0   No
                2                                     $0                                 $0   No
                3                                     $0                                 $0   No
                4                                     $0                                 $0   No
                5                                     $0                                 $0   No
                6                                     $0                                 $0   No
                7                                     $0                                 $0   No
                8                                     $0                                 $0   No

                9                                     $0                                 $0   No
               10                                     $0                                 $0   No
               11                                     $0                                 $0   No

               12                                     $0                                 $0   No
               13                                     $0                                 $0   No
               14                                     $0                                 $0   No
               15                                     $0                                 $0   No
               16                                     $0                                 $0   No
               17                                     $0                                 $0   No
               18                                     $0                                 $0   No
               19                                     $0                                 $0   No
               20                                     $0                                 $0   No
               21                                     $0                                 $0   No
               22                                     $0                                 $0   No
               23                                     $0                                 $0   No

               24                                     $0                                 $0   No
               30                                     $0                                 $0   No
               32                                     $0                         $1,000,000   No

               35                                     $0                                 $0   No
               38                                     $0                                 $0   No
               40                                     $0                                 $0   No
               41                                $11,607                            $11,607   No
               49                                     $0                                 $0   No

               52                                   $502                            $83,903   No
               53                                   $414                            $69,151   No
               54                                   $314                            $52,439   No
               55                                   $228                            $38,033   No
               56                                   $193                            $32,270   No
               57                                   $145                            $24,203   No
               61                                     $0                                 $0   No
               63                                     $0                                 $0   No
               64                                     $0                                 $0   No
               65                                     $0                                 $0   No
               66                                     $0                                 $0   No
               68                                 $9,574                                 $0   No

               69                                     $0                                 $0   No
               76                                     $0                                 $0   No
               77                                     $0                                 $0   No
               78                                     $0                                 $0   No
               79                                     $0                                 $0   No
               81                                     $0                                 $0   No

               84                                     $0                                 $0   No
               85                                     $0                                 $0   No
               86                                     $0                                 $0   No
               87                                 $2,670                                 $0   No
               89                                     $0                                 $0   No

               93                                     $0                                 $0   No
               94                                     $0                                 $0   No
               95                                     $0                                 $0   No
               96                                     $0                                 $0   No
               97                                     $0                                 $0   No
               98                                     $0                                 $0   No
               99                                     $0                                 $0   No
              102                                 $2,481                                 $0   No
              104                                     $0                                 $0   No
              105                                     $0                                 $0   No

              106                                     $0                                 $0   No
              107                                     $0                                 $0   No
              108                                     $0                                 $0   No
              110                                     $0                                 $0   No
              111                                     $0                                 $0   No
              113                                 $3,492                             $3,492   No
              114                                     $0                                 $0   No
              116                                     $0                                 $0   No
              120                                 $2,815                            $40,000   No
              121                                     $0                                 $0   No
              126                                     $0                                 $0   No
              127                                     $0                                 $0   No
              129                                     $0                                 $0   No
              134                                     $0                                 $0   No
              135                                     $0                                 $0   No
              137                                 $2,171                           $102,171   No
              139                                     $0                                 $0   No
              140                                     $0                                 $0   No
              143                                     $0                                 $0   No
              145                                 $2,042                             $4,084   No
              146                                 $4,959                                 $0   No
              148                                 $2,955                             $2,955   No
              149                                     $0                                 $0   No
              150                                     $0                                 $0   No
              151                                     $0                                 $0   No
              153                                     $0                                 $0   No
              158                                     $0                                 $0   No
              160                                     $0                                 $0   No
              161                                     $0                                 $0   No
              162                                     $0                                 $0   No
              165                                 $2,499                                 $0   No
              171                                   $833                             $2,107   No
              176                                     $0                                 $0   No

              179                                     $0                                 $0   No
              180                                     $0                                 $0   No
              181                                 $1,408                                 $0   No
              184                                 $1,950                                 $0   No
              188                                     $0                                 $0   No
              190                                 $3,094                                 $0   No
              195                                     $0                                 $0   No
              196                                     $0                                 $0   No
              200                                 $1,874                             $1,874   No
              201                                 $2,262                                 $0   No
              204                                 $3,558                            $78,558   No
              205                                 $2,635                             $2,635   No
              208                                     $0                                 $0   No

              210                                     $0                                 $0   No
              211                                     $0                                 $0   No
              212                                     $0                                 $0   No
              213                                     $0                                 $0   No
              215                                     $0                                 $0   No
              219                                     $0                                 $0   No

              222                                 $1,380                                 $0   No
              223                                   $941                                 $0   No
              224                                   $847                                 $0   No
              226                                     $0                                 $0   No
              227                                     $0                                 $0   No
              229                                   $955                               $955   No
              230                                     $0                                 $0   No
              231                                     $0                                 $0   No
              232                                     $0                                 $0   No
              233                                 $1,352                                 $0   No
              234                                     $0                            $27,850   No
              235                                     $0                                 $0   No
              236                                 $1,845                             $1,845   No
              237                                     $0                                 $0   No
              238                                 $1,346                             $1,346   No
              239                                     $0                                 $0   No
              240                                     $0                                 $0   No
              242                                     $0                                 $0   No
              243                                     $0                                 $0   No
              245                                     $0                                 $0   No
              246                                     $0                                 $0   No
              248                                     $0                                 $0   No
              249                                 $1,251                             $2,501   No
              251                                 $1,036                                 $0   No
              252                                   $576                               $576   No
              253                                     $0                                 $0   No
              254                                     $0                                 $0   No
              255                                     $0                                 $0   No
              256                                     $0                                 $0   No
              257                                 $2,285                                 $0   No
              258                                 $1,337                                 $0   No
              260                                   $346                               $346   No
              261                                     $0                                 $0   No
              262                                 $1,701                             $1,701   No
              263                                 $1,896                             $1,896   No
              264                                     $0                                 $0   No
              265                                     $0                                 $0   No
              270                                 $1,035                             $1,035   No
              271                                     $0                                 $0   No

              274                                     $0                                 $0   No
              275                                     $0                                 $0   No
              276                                     $0                                 $0   No
              277                                   $955                               $955   No
              278                                 $1,616                                 $0   No
              280                                   $835                               $835   No
              281                                     $0                                 $0   No
              282                                     $0                                 $0   No
              283                                     $0                                 $0   No
              284                                   $677                               $677   No
              285                                     $0                                 $0   No
              288                                     $0                                 $0   No
              289                                   $933                               $933   No
              290                                     $0                                 $0   No
              292                                     $0                                 $0   No
              294                                     $0                                 $0   No
              296                                   $806                                 $0   No
              297                                 $2,321                             $2,321   No
              298                                 $1,029                             $1,029   No
              299                                     $0                                 $0   No
              300                                 $1,041                                 $0   No
              302                                     $0                                 $0   No
              303                                     $0                                 $0   No
              304                                     $0                                 $0   No
              305                                   $616                               $616   No
              308                                   $424                            $20,424   No

              309                                     $0                                 $0   No
              310                                     $0                                 $0   No
              311                                     $0                                 $0   No
              312                                   $525                               $525   No
              313                                     $0                                 $0   No
              314                                     $0                                 $0   No
              315                                   $584                                 $0   No
              316                                     $0                                 $0   No
              317                                   $348                                 $0   No
              318                                     $0                                 $0   No

                                                                                      Prepayment Code(26)
                                                              -------------------------------------------------------------------
Mortgage Loan No.   Interest Accrual Method   Seasoning(25)   LO   DEF   DEF/YM1   YM1   YM2   YM    5%   4%   3%   2%   1%  Open
-----------------   -----------------------   -------------   --   ---   -------   ---   ---   --   --   --   --   --   --   ----
                                                              24    89                                                          7
                1   Actual/360                            0   24    89                                                          7
                2   Actual/360                            0   24    89                                                          7
                3   Actual/360                            0   24    89                                                          7
                4   Actual/360                            0   24    89                                                          7
                5   Actual/360                            0   24    89                                                          7
                6   Actual/360                            0   24    89                                                          7
                7   Actual/360                            0   24    89                                                          7
                8   Actual/360                            0   24    89                                                          7

                9   Actual/360                            0   24    89                                                          7
               10   Actual/360                            0   24    89                                                          7
               11   Actual/360                            0   24    89                                                          7

               12   Actual/360                            0   24    89                                                          7
               13   Actual/360                            0   24    89                                                          7
               14   Actual/360                            0   24    89                                                          7
               15   Actual/360                            0   24    89                                                          7
               16   Actual/360                            0   24    89                                                          7
               17   Actual/360                            0   24    89                                                          7
               18   Actual/360                            0   24    89                                                          7
               19   Actual/360                            0   24    89                                                          7
               20   Actual/360                            0   24    89                                                          7
               21   Actual/360                            0   24    89                                                          7
               22   Actual/360                            0   24    89                                                          7
               23   Actual/360                            0   24    89                                                          7

               24   Actual/360                            0   24    89                                                          7
               30   Actual/360                            1   25    91                                                          4
               32   Actual/360                            7   31    86                                                          3

               35   Actual/360                            1                   35    25                             24   24     12
               38   30/360                                6   23                    57                                          4
               40   Actual/360                            1   25    91                                                          4
               41   Actual/360                            1   25    92                                                          3
               49   Actual/360                            0   24    93                                                          3
                                                              30    87                                                          3
               52   Actual/360                            6   30    87                                                          3
               53   Actual/360                            6   30    87                                                          3
               54   Actual/360                            6   30    87                                                          3
               55   Actual/360                            6   30    87                                                          3
               56   Actual/360                            6   30    87                                                          3
               57   Actual/360                            6   30    87                                                          3
               61   Actual/360                            3   27    89                                                          4
               63   Actual/360                            3   23                    93                                          4
               64   Actual/360                            0   24    93                                                          3
               65   Actual/360                            3   27    90                                                          3
               66   Actual/360                            0   24    94                                                          2
               68   Actual/360                            1   25    92                                                          3

               69   Actual/360                            1   23                    95                                          2
               76   Actual/360                            2   26    91                                                          3
               77   Actual/360                            0   24    93                                                          3
               78   Actual/360                            0   24    93                                                          3
               79   Actual/360                            1   25    92                                                          3
               81   Actual/360                            0   24    93                                                          3
                                                              26     9        82                                                3
               84   Actual/360                            2   26     9        82                                                3
               85   Actual/360                            2   26     9        82                                                3
               86   Actual/360                            2   26     9        82                                                3
               87   Actual/360                            2   26    91                                                          3
               89   Actual/360                            1   25    56                                                          3
                                                              24    93                                                          3
               93   Actual/360                            0   24    93                                                          3
               94   Actual/360                            0   24    93                                                          3
               95   Actual/360                            0   24    93                                                          3
               96   Actual/360                            0   24    93                                                          3
               97   Actual/360                            0   24    93                                                          3
               98   Actual/360                            0   24    93                                                          3
               99   Actual/360                            0   24    93                                                          3
              102   Actual/360                            0   24              93                                                3
              104   Actual/360                            1   25    92                                                          3
              105   Actual/360                            2   26    92                                                          2
                                                              27    90                                                          3
              106   Actual/360                            3   27    90                                                          3
              107   Actual/360                            3   27    90                                                          3
              108   Actual/360                            2   26    92                                                          2
              110   Actual/360                            0   24    93                                                          3
              111   Actual/360                            0   24    93                                                          3
              113   Actual/360                            2   26    91                                                          3
              114   Actual/360                            1   36                    21                                          3
              116   Actual/360                            2   26    92                                                          2
              120   Actual/360                            1   25    89                                                          6
              121   Actual/360                            1   25    92                                                          3
              126   Actual/360                            1   23                    60                             12   12     13
              127   Actual/360                            3   27    91                                                          2
              129   Actual/360                            1   25    12                                                  20      3
              134   Actual/360                            3   27    90                                                          3
              135   Actual/360                            1   25    92                                                          3
              137   Actual/360                            2   26    92                                                          2
              139   Actual/360                            0    5                    49                                          6
              140   Actual/360                            0   24    93                                                          3
              143   Actual/360                            0   24    93                                                          3
              145   Actual/360                            3   27    90                                                          3
              146   Actual/360                            0   24    93                                                          3
              148   Actual/360                            1   25    92                                                          3
              149   Actual/360                            1   25    92                                                          3
              150   Actual/360                            0   24    29                                                          7
              151   Actual/360                            0   35                    82                                          3
              153   Actual/360                            1   25    92                                                          3
              158   Actual/360                            0   24    33                                                          3
              160   Actual/360                            0   24    29                                                          7
              161   Actual/360                            1   25    92                                                          3
              162   Actual/360                            4   28    89                                                          3
              165   Actual/360                            1   25    92                                                          3
              171   Actual/360                            1   25    92                                                          3
              176   Actual/360                            1   25    92                                                          3
                                                              25    92                                                          3
              179   Actual/360                            1   25    92                                                          3
              180   Actual/360                            1   25    92                                                          3
              181   Actual/360                            0   24    93                                                          3
              184   Actual/360                            0   24    93                                                          3
              188   Actual/360                            0   24    93                                                          3
              190   Actual/360                            0   24    93                                                          3
              195   Actual/360                            3   27    92                                                          1
              196   Actual/360                            1   35                    82                                          3
              200   Actual/360                            1   35                    82                                          3
              201   Actual/360                            0   24    93                                                          3
              204   Actual/360                            1   35                    22                                          3
              205   Actual/360                            1   25    92                                                          3
              208   Actual/360                            0   24                    93                                          3
                                                              35                    82                                          3
              210   Actual/360                            1   35                    82                                          3
              211   Actual/360                            1   35                    82                                          3
              212   Actual/360                            1   35                    82                                          3
              213   Actual/360                            1   35                    82                                          3
              215   Actual/360                            1   25    92                                                          3
              219   Actual/360                            1   25    92                                                          3
                                                              23                    94                                          3
              222   Actual/360                            0   23                    94                                          3
              223   Actual/360                            0   23                    94                                          3
              224   Actual/360                            0   23                    94                                          3
              226   Actual/360                            1   25    92                                                          3
              227   Actual/360                            0   24    93                                                          3
              229   Actual/360                            1   25    94                                                          1
              230   Actual/360                            3   27    91                                                          2
              231   Actual/360                            2   26    91                                                          3
              232   Actual/360                            1   25    92                                                          3
              233   Actual/360                            0   24    93                                                          3
              234   Actual/360                            2   26    91                                                          3
              235   Actual/360                            2   26    91                                                          3
              236   Actual/360                            1   25    92                                                          3
              237   Actual/360                            0   24    93                                                          3
              238   Actual/360                            1   25    92                                                          3
              239   Actual/360                            2   35                    82                                          3
              240   Actual/360                            1   25    92                                                          3
              242   Actual/360                            3   27    90                                                          3
              243   Actual/360                            2   26    91                                                          3
              245   Actual/360                            1   25    92                                                          3
              246   Actual/360                            3   35                    82                                          3
              248   Actual/360                            0   24    93                                                          3
              249   Actual/360                            2   26    91                                                          3
              251   Actual/360                            0   24    93                                                          3
              252   Actual/360                            1   25    92                                                          3
              253   Actual/360                            0   24    93                                                          3
              254   Actual/360                            1   25    92                                                          3
              255   Actual/360                            2   26    91                                                          3
              256   Actual/360                            0   24    93                                                          3
              257   Actual/360                            0   24    93                                                          3
              258   Actual/360                            5   29    88                                                          3
              260   Actual/360                            1   23                    94                                          3
              261   Actual/360                            0   24    93                                                          3
              262   Actual/360                            2   26    91                                                          3
              263   Actual/360                            1   25    92                                                          3
              264   Actual/360                            0   24    93                                                          3
              265   Actual/360                            2   26    91                                                          3
              270   Actual/360                            1   25    92                                                          3
              271   Actual/360                            1   25    92                                                          3
                                                              24    93                                                          3
              274   Actual/360                            0   24    93                                                          3
              275   Actual/360                            0   24    93                                                          3
              276   Actual/360                            1   25    92                                                          3
              277   Actual/360                            1   25    92                                                          3
              278   Actual/360                            0   24    93                                                          3
              280   Actual/360                            1   25    92                                                          3
              281   Actual/360                            1   25    92                                                          3
              282   Actual/360                            4   28    89                                                          3
              283   Actual/360                            1   25    92                                                          3
              284   Actual/360                            1   35                    82                                          3
              285   Actual/360                            1   25    92                                                          3
              288   Actual/360                            1   25    92                                                          3
              289   Actual/360                            1   25    92                                                          3
              290   Actual/360                            1   25    92                                                          3
              292   Actual/360                            0   24    93                                                          3
              294   Actual/360                            8   32    85                                                          3
              296   Actual/360                            1   25    92                                                          3
              297   Actual/360                            2   26    91                                                          3
              298   Actual/360                            1   25    92                                                          3
              299   Actual/360                            4   28    89                                                          3
              300   Actual/360                            0   35                    82                                          3
              302   Actual/360                            1   25    92                                                          3
              303   Actual/360                            1   25    92                                                          3
              304   Actual/360                            1   25    92                                                          3
              305   Actual/360                            2   26    91                                                          3
              308   Actual/360                            1   25    92                                                          3
                                                              26    91                                                          3
              309   Actual/360                            2   26    91                                                          3
              310   Actual/360                            2   26    91                                                          3
              311   Actual/360                            1   25    92                                                          3
              312   Actual/360                            2   26    91                                                          3
              313   Actual/360                            1   25    92                                                          3
              314   Actual/360                            1   23                    34                                          3
              315   Actual/360                            0   24    93                                                          3
              316   Actual/360                            1   25    92                                                          3
              317   Actual/360                            0   24    93                                                          3
              318   Actual/360                            0   24    93                                                          3


Mortgage Loan No.   YM Formula(27)   Administrative Cost Rate(28)   Mortgage Loan No.
-----------------   --------------   ----------------------------   -----------------
                                                            2.075
                1                                           2.075                   1
                2                                           2.075                   2
                3                                           2.075                   3
                4                                           2.075                   4
                5                                           2.075                   5
                6                                           2.075                   6
                7                                           2.075                   7
                8                                           2.075                   8

                9                                           2.075                   9
               10                                           2.075                  10
               11                                           2.075                  11

               12                                           2.075                  12
               13                                           2.075                  13
               14                                           2.075                  14
               15                                           2.075                  15
               16                                           2.075                  16
               17                                           2.075                  17
               18                                           2.075                  18
               19                                           2.075                  19
               20                                           2.075                  20
               21                                           2.075                  21
               22                                           2.075                  22
               23                                           2.075                  23

               24                                           2.075                  24
               30                                           2.075                  30
               32                                           4.075                  32

               35   A                                       7.075                  35
               38   B                                       2.075                  38
               40                                           2.075                  40
               41                                           2.075                  41
               49                                           8.075                  49
                                                            2.075
               52                                           2.075                  52
               53                                           2.075                  53
               54                                           2.075                  54
               55                                           2.075                  55
               56                                           2.075                  56
               57                                           2.075                  57
               61                                           2.075                  61
               63   C                                       2.075                  63
               64                                           2.075                  64
               65                                           2.075                  65
               66                                           2.075                  66
               68                                           4.075                  68

               69   D                                       2.075                  69
               76                                           2.075                  76
               77                                           7.075                  77
               78                                           2.075                  78
               79                                           2.075                  79
               81                                           7.075                  81
                                                            2.075
               84   D                                       2.075                  84
               85   D                                       2.075                  85
               86   D                                       2.075                  86
               87                                           2.075                  87
               89                                           2.075                  89
                                                            2.075
               93                                           2.075                  93
               94                                           2.075                  94
               95                                           2.075                  95
               96                                           2.075                  96
               97                                           2.075                  97
               98                                           2.075                  98
               99                                           2.075                  99
              102   A                                       2.075                 102
              104                                           2.075                 104
              105                                           2.075                 105
                                                            2.075
              106                                           2.075                 106
              107                                           2.075                 107
              108                                           2.075                 108
              110                                           2.075                 110
              111                                           2.075                 111
              113                                           2.075                 113
              114   D                                       2.075                 114
              116                                           2.075                 116
              120                                           2.075                 120
              121                                           2.075                 121
              126   A                                       2.075                 126
              127                                           5.075                 127
              129                                           2.075                 129
              134                                           7.075                 134
              135                                           2.075                 135
              137                                           2.075                 137
              139   D                                       2.075                 139
              140                                           2.075                 140
              143                                           2.075                 143
              145                                           5.075                 145
              146                                           2.075                 146
              148                                           2.075                 148
              149                                           2.075                 149
              150                                           7.075                 150
              151   A                                       2.075                 151
              153                                           2.075                 153
              158                                           2.075                 158
              160                                           7.075                 160
              161                                           7.075                 161
              162                                          12.075                 162
              165                                           2.075                 165
              171                                           2.075                 171
              176                                           2.075                 176
                                                            2.075
              179                                           2.075                 179
              180                                           2.075                 180
              181                                           2.075                 181
              184                                           2.075                 184
              188                                          10.075                 188
              190                                           2.075                 190
              195                                           8.075                 195
              196   D                                       2.075                 196
              200   A                                       2.075                 200
              201                                           2.075                 201
              204   D                                       2.075                 204
              205                                           2.075                 205
              208   D                                       2.075                 208
                                                            2.075
              210   D                                       2.075                 210
              211   D                                       2.075                 211
              212   D                                       2.075                 212
              213   D                                       2.075                 213
              215                                           2.075                 215
              219                                           2.075                 219
                                                            2.075
              222   D                                       2.075                 222
              223   D                                       2.075                 223
              224   D                                       2.075                 224
              226                                           2.075                 226
              227                                           2.075                 227
              229                                           7.075                 229
              230                                           7.075                 230
              231                                           2.075                 231
              232                                           2.075                 232
              233                                          10.075                 233
              234                                           2.075                 234
              235                                          10.075                 235
              236                                           2.075                 236
              237                                           2.075                 237
              238                                           8.075                 238
              239   D                                       2.075                 239
              240                                           2.075                 240
              242                                           2.075                 242
              243                                           2.075                 243
              245                                           2.075                 245
              246   D                                       2.075                 246
              248                                           2.075                 248
              249                                           2.075                 249
              251                                           2.075                 251
              252                                          14.575                 252
              253                                           7.075                 253
              254                                          12.075                 254
              255                                           2.075                 255
              256                                           2.075                 256
              257                                           2.075                 257
              258                                           2.075                 258
              260   D                                       2.075                 260
              261                                           7.075                 261
              262                                           2.075                 262
              263                                           2.075                 263
              264                                           7.075                 264
              265                                          10.075                 265
              270                                           8.075                 270
              271                                           2.075                 271
                                                            2.075
              274                                           2.075                 274
              275                                           2.075                 275
              276                                           2.075                 276
              277                                           2.075                 277
              278                                           2.075                 278
              280                                           7.075                 280
              281                                           2.075                 281
              282                                           2.075                 282
              283                                           8.075                 283
              284   D                                       2.075                 284
              285                                           2.075                 285
              288                                           2.075                 288
              289                                           8.075                 289
              290                                           2.075                 290
              292                                           2.075                 292
              294                                           2.075                 294
              296                                          12.075                 296
              297                                           7.075                 297
              298                                          10.075                 298
              299                                           2.075                 299
              300   D                                       2.075                 300
              302                                          12.075                 302
              303                                           8.075                 303
              304                                           2.075                 304
              305                                           2.075                 305
              308                                           2.075                 308
                                                            8.075
              309                                           8.075                 309
              310                                           8.075                 310
              311                                          10.075                 311
              312                                           2.075                 312
              313                                           2.075                 313
              314   D                                       2.075                 314
              315                                           2.075                 315
              316                                          12.075                 316
              317                                           2.075                 317
              318                                           2.075                 318

                                  SCHEDULE III

                               PMCF LOAN SCHEDULE

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


Mortgage Loan No.   CMSA Loan No.   CMSA Property No.   Mortgage Loan Seller(1)
-----------------   -------------   -----------------   -----------------------
               29               6   6-001               PMCF
               42              19   19-001              PMCF
                               20
               43                   20-001              PMCF
               44                   20-002              PMCF
               45                   20-003              PMCF
               46                   20-004              PMCF
               47                   20-005              PMCF
               51              24   24-001              PMCF
               60              28   28-001              PMCF
               62              30   30-001              PMCF
               74              42   42-001              PMCF
               88              54   54-001              PMCF

               90              56   56-001              PMCF
               91              57   57-001              PMCF
              100              60   60-001              PMCF
              109              68   68-001              PMCF
              136              95   95-001              PMCF
              154             113   113-001             PMCF
              173             132   132-001             PMCF
              174             133   133-001             PMCF
              199             157   157-001             PMCF
              241             194   194-001             PMCF
              244             197   197-001             PMCF


Mortgage Loan No.   Property Name(2)                    Loan Group   Cross-Collateralization(2)   Original Balance
-----------------   ---------------------------------   ----------   --------------------------   ----------------
               29   Rosslyn Heights                              1   No                                $64,200,000
               42   Columbus Park Apartments                     2   No                                $24,000,000
                    Welsh Portfolio II                               No                                $23,281,500
               43   Rivers Avenue Office (II)                    1   No                                $12,880,000
               44   Hernasco (II)                                1   No                                 $3,160,000
               45   North Shore Warehouses (II)                  1   No                                 $2,700,000
               46   3440 Symmes Road (II)                        1   No                                 $2,550,000
               47   25 Enterprise Drive (II)                     1   No                                 $1,991,500
               51   Westbrook at Weatherby                       2   No                                $20,000,000
               60   Constitution Place                           1   No                                $17,500,000
               62   Conejo Valley Plaza                          1   No                                $17,000,000
               74   The Towers at 45th                           1   No                                $12,000,000
               88   Laburnum Square Shopping Center              1   No                                $10,000,000

               90   600 Health Park                              1   No                                 $9,650,000
               91   Companion at Carter Mills                    2   No                                 $9,600,000
              100   Holiday Inn Select Appleton                  1   No                                 $9,000,000
              109   Hampton Inn - Plano                          1   No                                 $8,600,000
              136   Air Center Plaza                             1   No                                 $6,575,000
              154   Bedrosian Palm Desert                        1   No                                 $5,700,000
              173   FedEx Ground                                 1   No                                 $5,000,000
              174   Continental Ranch Shopping Center            1   No                                 $4,850,000
              199   Bedrosian Airway Avenue                      1   No                                 $4,125,000
              241   Fairfield Inn - Kalamazoo                    1   No                                 $3,000,000
              244   Varsity Drive Industrial                     1   No                                 $2,850,000


Mortgage Loan No.   Cut-Off Date Balance(3)   NOI DSCR(4)   NCF DSCR(4)   Post IO Period NCF DSCR(4)   Cut-Off Date LTV(4)
-----------------   -----------------------   -----------   -----------   --------------------------   -------------------
               29               $64,200,000          1.50          1.47                          NAP                  63.1%
               42               $24,000,000          1.54          1.40                         1.17                  78.7%
                                $23,281,500          1.66          1.52                         1.27                  79.4%
               43               $12,880,000          1.66          1.52                         1.27                  79.4%
               44                $3,160,000          1.66          1.52                         1.27                  79.4%
               45                $2,700,000          1.66          1.52                         1.27                  79.4%
               46                $2,550,000          1.66          1.52                         1.27                  79.4%
               47                $1,991,500          1.66          1.52                         1.27                  79.4%
               51               $20,000,000          1.50          1.46                         1.20                  62.5%
               60               $17,500,000          2.28          1.93                         1.59                  71.4%
               62               $17,000,000          1.54          1.48                         1.22                  67.7%
               74               $12,000,000          1.65          1.41                         1.17                  77.9%
               88               $10,000,000          1.59          1.46                          NAP                  80.0%

               90                $9,650,000          1.28          1.20                          NAP                  78.5%
               91                $9,600,000          1.55          1.49                         1.22                  80.0%
              100                $9,000,000          2.38          1.94                         1.51                  65.8%
              109                $8,600,000          1.52          1.36                          NAP                  71.7%
              136                $6,575,000          1.45          1.30                         1.10                  62.6%
              154                $5,700,000          1.27          1.22                          NAP                  78.6%
              173                $5,000,000          1.57          1.49                         1.27                  67.6%
              174                $4,850,000          1.52          1.45                         1.23                  69.7%
              199                $4,125,000          1.32          1.20                          NAP                  70.0%
              241                $3,000,000          1.76          1.52                          NAP                  68.2%
              244                $2,850,000          1.75          1.61                         1.35                  74.4%


Mortgage Loan No.   Balloon LTV(4)    Cut-Off Date LTV Without Tax Credits(4)   Balloon LTV Without Tax Credits(4)
-----------------   --------------    ---------------------------------------   ----------------------------------
               29             63.1%   NAP                                       NAP
               42             71.0%   NAP                                       NAP
                              71.6%   NAP                                       NAP
               43             71.6%   NAP                                       NAP
               44             71.6%   NAP                                       NAP
               45             71.6%   NAP                                       NAP
               46             71.6%   NAP                                       NAP
               47             71.6%   NAP                                       NAP
               51             56.2%   NAP                                       NAP
               60             64.1%   NAP                                       NAP
               62             60.8%   NAP                                       NAP
               74             68.8%   NAP                                       NAP
               88             80.0%   NAP                                       NAP

               90             67.3%   NAP                                       NAP
               91             71.7%   NAP                                       NAP
              100             55.5%   NAP                                       NAP
              109             55.7%   NAP                                       NAP
              136             56.6%   NAP                                       NAP
              154             66.4%   NAP                                       NAP
              173             60.1%   NAP                                       NAP
              174             60.8%   NAP                                       NAP
              199             59.1%   NAP                                       NAP
              241             53.2%   NAP                                       NAP
              244             67.2%   NAP                                       NAP


Mortgage Loan No.   Street Address                     City                State   Zip Code   Property Type   Property Sub-Type
-----------------   --------------------------------   -----------------   -----   --------   -------------   -----------------
               29   1804 North Quinn Street            Rosslyn             VA         22209   Multifamily     Mid-Rise
               42   5999 Bear Creek Drive              Bedford Heights     OH         44146   Multifamily     Mid-Rise

               43   8085 Rivers Avenue                 North Charleston    SC         29406   Office          Suburban
               44   5301 West 5th Street               Jacksonville        FL         32254   Industrial      Warehouse
               45   5540 Broadway Avenue               Jacksonville        FL         32254   Industrial      Warehouse
               46   3440 Symmes Road                   Hamilton            OH         45015   Industrial      Warehouse
               47   25 Enterprise Drive                Hamilton            OH         45015   Industrial      Warehouse
               51   1 Westbrook Drive                  Woolwich Township   NJ         08085   Multifamily     Garden
               60   325 Chestnut Street                Philadelphia        PA         19106   Mixed Use       Office/Retail
               62   1330, 1344-1378 N. Moorpark Road   Thousand Oaks       CA         91360   Retail          Shadow Anchored
               74   310 East 4500 South                Salt Lake City      UT         84107   Office          Suburban
               88   4816 S. Laburnum Avenue            Richmond            VA         23231   Retail          Anchored

               90   600 Health Park Blvd.              Grand Blanc         MI         48439   Office          Medical
               91   1375 Companion Court               Sumter              SC         29150   Multifamily     Garden
              100   150 Nicolet Road                   Grand Chute         WI         54914   Hospitality     Full Service
              109   4901 Old Shepard Place             Plano               TX         75093   Hospitality     Limited Service
              136   3993 S. McCarran Blvd.             Reno                NV         89502   Retail          Unanchored
              154   73-550 Dinah Shore Drive           Palm Desert         CA         92211   Industrial      Warehouse
              173   2024 Buck Lane                     Lexington           KY         40511   Industrial      Warehouse
              174   8235 North Silverbell Road         Marana              AZ         85743   Retail          Unanchored
              199   3120 Airway Avenue                 Costa Mesa          CA         92626   Industrial      Warehouse
              241   6420 Cracker Barrel Drive          Kalamazoo           MI         49009   Hospitality     Limited Service
              244   4995 Varsity Drive                 Lisle               IL         60532   Industrial      Flex Industrial


Mortgage Loan No.   Units/SF(5)   Year Built   Year Renovated   Percent Leased(6)    Percent Leased as of Date(6)
-----------------   -----------   ----------   --------------   -----------------    ----------------------------
               29           366    1987-1989        2002-2006                96.5%   10/01/2006
               42           622         1973             2006                96.3%   11/30/2006

               43       155,814         1984             1996                93.4%   10/03/2006
               44       121,345         1973              NAP               100.0%   10/30/2006
               45       106,000         1974              NAP               100.0%   10/30/2006
               46        54,000         2000              NAP               100.0%   09/30/2006
               47        45,000         2003              NAP               100.0%   09/30/2006
               51           229         2005              NAP                99.1%   11/07/2006
               60       194,039         1957        1996-2000                91.1%   10/05/2006
               62        62,496         1972             2005               100.0%   11/01/2006
               74       111,405         1985        2005-2006                96.2%   09/28/2006
               88       109,405         1979        1985/1995                94.7%   11/17/2006

               90        58,594         2006              NAP                84.1%   10/27/2006
               91           144         2001              NAP                95.8%   10/24/2006
              100           228    1981-1985        2003-2004                66.0%   09/01/2006
              109           131         1996             2001                67.7%   08/31/2006
              136        51,908         1988             2005                84.5%   08/11/2006
              154        52,164         2006              NAP               100.0%   11/27/2006
              173        98,475         2006              NAP               100.0%   08/29/2006
              174        21,600         2006              NAP                94.4%   07/31/2006
              199        35,920         1974             1984               100.0%   09/08/2006
              241            62         1998        2003/2005                67.9%   08/31/2006
              244        46,720    1987-1988        2003-2005               100.0%   11/13/2006


Mortgage Loan No.   Security Type(7)   Lien Position   Related Borrower List   Cut-Off Date Balance per Unit or SF
-----------------   ----------------   -------------   ---------------------   -----------------------------------
               29   Fee                First                                                              $175,410
               42   Fee                First                                                               $38,585

               43   Fee                First                                                                   $83
               44   Fee                First                                                                   $26
               45   Fee                First                                                                   $25
               46   Fee                First                                                                   $47
               47   Fee                First                                                                   $44
               51   Fee                First                                                               $87,336
               60   Fee                First                                                                   $90
               62   Fee                First                                                                  $272
               74   Fee                First                                                                  $108
               88   Fee                First                                                                   $91

               90   Leasehold          First                                                                  $165
               91   Fee                First                                                               $66,667
              100   Fee                First                                                               $39,474
              109   Fee                First                                                               $65,649
              136   Fee                First                                                                  $127
              154   Fee                First           154, 199                                               $109
              173   Fee                First                                                                   $51
              174   Fee                First                                                                  $225
              199   Fee                First           154, 199                                               $115
              241   Fee                First                                                               $48,387
              244   Fee                First                                                                   $61


Mortgage Loan No.   Note Date(8)   First Payment Date (P&I)(9)   First Payment Date (IO)(9)   Maturity Date   Due Date
-----------------   ------------   ---------------------------   --------------------------   -------------   --------
               29   10/31/2006     NAP                           12/05/2006                   11/05/2011             5
               42   11/17/2006     01/05/2010                    01/05/2007                   12/05/2016             5
                    11/21/2006     01/05/2010                    01/05/2007                   12/05/2016
               43   11/21/2006     01/05/2010                    01/05/2007                   12/05/2016             5
               44   11/21/2006     01/05/2010                    01/05/2007                   12/05/2016             5
               45   11/21/2006     01/05/2010                    01/05/2007                   12/05/2016             5
               46   11/21/2006     01/05/2010                    01/05/2007                   12/05/2016             5
               47   11/21/2006     01/05/2010                    01/05/2007                   12/05/2016             5
               51   11/27/2006     01/05/2010                    01/05/2007                   12/05/2016             5
               60   11/20/2006     01/05/2010                    01/05/2007                   12/05/2016             5
               62   11/29/2006     01/05/2010                    01/05/2007                   12/05/2016             5
               74   11/01/2006     12/01/2008                    12/01/2006                   11/01/2016             1
               88   11/20/2006     NAP                           01/05/2007                   12/05/2016             5

               90   11/17/2006     01/05/2007                    NAP                          12/05/2016             5
               91   11/30/2006     01/05/2010                    01/05/2007                   12/05/2016             5
              100   11/22/2006     07/05/2009                    01/05/2007                   12/05/2016             5
              109   11/16/2006     01/05/2007                    NAP                          12/05/2016             5
              136   10/19/2006     12/05/2009                    12/05/2006                   11/05/2016             5
              154   11/29/2006     01/05/2007                    NAP                          12/05/2016             5
              173   09/18/2006     11/05/2008                    11/05/2006                   10/05/2016             5
              174   11/20/2006     01/05/2008                    01/05/2007                   12/05/2016             5
              199   12/01/2006     01/05/2007                    NAP                          12/05/2016             5
              241   11/21/2006     01/05/2007                    NAP                          12/05/2016             5
              244   11/15/2006     01/05/2010                    01/05/2007                   12/05/2016             5


Mortgage Loan No.   Grace Period(10)   ARD Loan   Lockbox Status   Lockbox Type              Original Term to Maturity
-----------------   ----------------   --------   --------------   -----------------------   -------------------------
               29                  0   No         In Place         Soft, Springing to Hard                          60
               42                  0   No         None             NAP                                             120
                                                                                                                   120
               43                  0   No         None             NAP                                             120
               44                  0   No         None             NAP                                             120
               45                  0   No         None             NAP                                             120
               46                  0   No         None             NAP                                             120
               47                  0   No         None             NAP                                             120
               51                  0   No         None             NAP                                             120
               60                  0   No         None             NAP                                             120
               62                  0   No         None             NAP                                             120
               74                  5   No         None             NAP                                             120
               88                  0   Yes        Springing        Hard                                            120

               90                  0   No         Springing        Hard                                            120
               91                  0   No         None             NAP                                             120
              100                  0   No         None             NAP                                             120
              109                  0   No         In Place         Hard                                            120
              136                  0   No         None             NAP                                             120
              154                  0   Yes        Springing        Hard                                            120
              173                  0   No         Springing        Hard                                            120
              174                  0   No         None             NAP                                             120
              199                  0   Yes        Springing        Hard                                            120
              241                  0   No         None             NAP                                             120
              244                  0   No         None             NAP                                             120


Mortgage Loan No.   Remaining Term to Maturity   Original Amort. Term (11)   Remaining Amort. Term   Mortgage Rate
-----------------   --------------------------   -------------------------   ---------------------   -------------
               29                           59                          IO                      IO           5.570%
               42                          120                         360                     360           5.820%
                                           120                         360                     360           5.770%
               43                          120                         360                     360           5.770%
               44                          120                         360                     360           5.770%
               45                          120                         360                     360           5.770%
               46                          120                         360                     360           5.770%
               47                          120                         360                     360           5.770%
               51                          120                         360                     360           5.630%
               60                          120                         360                     360           5.600%
               62                          120                         360                     360           5.550%
               74                          119                         360                     360           5.740%
               88                          120                          IO                      IO           5.540%

               90                          120                         360                     360           6.340%
               91                          120                         360                     360           5.490%
              100                          120                         300                     300           5.830%
              109                          120                         300                     300           6.010%
              136                          119                         360                     360           5.940%
              154                          120                         360                     360           5.770%
              173                          118                         360                     360           6.090%
              174                          120                         360                     360           6.150%
              199                          120                         360                     360           5.770%
              241                          120                         300                     300           6.150%
              244                          120                         360                     360           5.870%


Mortgage Loan No.   Monthly Payment (P&I)   Monthly Payment (IO)   Third Most Recent NOI   Third Most Recent NOI End Date
-----------------   ---------------------   --------------------   ---------------------   ------------------------------
               29                     NAP               $302,134              $4,578,078   12/31/2004
               42                $141,127               $118,017                $863,265   12/31/2004
                                 $136,160               $113,500
               43                 $75,328                $62,791                     NAP   NAP
               44                 $18,481                $15,405                $260,038   12/31/2004
               45                 $15,791                $13,163                $248,576   12/31/2004
               46                 $14,914                $12,432                $248,658   12/31/2004
               47                 $11,647                 $9,709                $152,778   12/31/2004
               51                $115,194                $95,137                     NAP   NAP
               60                $100,464                $82,801              $2,153,952   12/31/2004
               62                 $97,058                $79,717                $591,777   12/31/2004
               74                 $69,953                $58,197                     NAP   NAP
               88                     NAP                $46,808                     NAP   NAP

               90                 $59,983                    NAP                     NAP   NAP
               91                 $54,448                $44,530                $750,079   12/31/2004
              100                 $57,055                $44,332                $937,739   12/31/2004
              109                 $55,463                    NAP                $543,820   12/31/2004
              136                 $39,167                $32,998                     NAP   NAP
              154                 $33,336                    NAP                     NAP   NAP
              173                 $30,267                $25,727                     NAP   NAP
              174                 $29,548                $25,201                     NAP   NAP
              199                 $24,125                    NAP                     NAP   NAP
              241                 $19,605                    NAP                $322,413   12/31/2004
              244                 $16,850                $14,135                     NAP   NAP


Mortgage Loan No.   Second Most Recent NOI   Second Most Recent NOI End Date   Most Recent NOI   Most Recent NOI End Date
-----------------   ----------------------   -------------------------------   ---------------   ------------------------
               29               $5,150,051   12/31/2005                             $5,202,976   T-12 (07/31/2006)
               42                 $597,857   12/31/2005                             $2,490,705   T-4 (04/30/2006) Ann.

               43               $1,048,759   12/31/2005                             $1,263,331   T-12 (08/31/06)
               44                 $176,344   12/31/2005                                $92,212   T-3 (03/30/2006) Ann.
               45                 $267,019   12/31/2005                               $261,052   T-3 (03/30/2006) Ann.
               46                 $249,521   12/31/2005                               $272,239   T-6 (06/30/2006) Ann.
               47                 $164,063   12/31/2005                               $197,350   T-6 (06/30/2006) Ann.
               51                      NAP   NAP                                    $1,286,165   T-9 (09/30/2006) Ann.
               60               $2,298,740   12/31/2005                             $2,143,031   T-12 (07/31/2006)
               62                 $443,838   12/31/2005                               $776,456   T-12 (09/30/2006)
               74                 $739,149   12/31/2005                               $706,132   T-12 (08/31/2006)
               88                      NAP   NAP                                      $714,047   T-8 (08/31/2006) Ann.

               90                      NAP   NAP                                           NAP   NAP
               91                 $905,096   12/31/2005                               $890,689   T-12 (09/30/2006)
              100                 $865,446   12/31/2005                             $1,274,355   T-12 (09/30/2006)
              109                 $842,960   12/31/2005                             $1,052,803   T-12 (08/31/2006)
              136                 $490,179   12/31/2005                               $563,819   T-12 (08/31/2006)
              154                      NAP   NAP                                           NAP   NAP
              173                      NAP   NAP                                           NAP   NAP
              174                      NAP   NAP                                           NAP   NAP
              199                      NAP   NAP                                           NAP   NAP
              241                 $366,043   12/31/2005                               $413,143   T-12 (08/31/2006)
              244                 $104,648   12/31/2005                               $240,679   T-12 (08/31/2006)


Mortgage Loan No.   Underwritten EGI   Underwritten Expenses   Underwritable NOI   Underwritten Reserves
-----------------   ----------------   ---------------------   -----------------   ---------------------
               29         $8,085,820              $2,655,284          $5,430,536                $109,800
               42         $4,240,338              $2,066,281          $2,174,057                $190,418
                          $2,994,585                $714,396          $2,263,360                 $84,574
               43         $1,687,693                $397,990          $1,272,874                 $35,837
               44           $416,351                $102,087            $314,264                 $18,202
               45           $349,527                 $86,689            $262,838                 $15,685
               46           $293,778                 $65,135            $228,643                  $8,100
               47           $247,236                 $62,495            $184,741                  $6,750
               51         $2,752,530              $1,042,423          $1,710,107                 $45,800
               60         $4,068,932              $1,807,945          $2,260,987                 $68,984
               62         $1,919,961                $444,577          $1,475,383                 $12,499
               74         $1,738,012                $586,707          $1,151,305                 $33,452
               88         $1,126,435                $234,951            $891,484                 $21,881

               90         $1,304,556                $385,112            $919,444                 $11,719
               91         $1,321,429                $493,355            $828,073                 $30,816
              100         $5,848,102              $4,580,893          $1,267,209                $233,924
              109         $2,710,538              $1,697,622          $1,012,916                $108,422
              136           $779,052                $203,630            $575,422                 $21,458
              154           $651,056                $141,477            $509,578                  $7,825
              173           $703,869                $218,066            $485,803                 $14,771
              174           $588,110                $128,764            $459,346                  $3,240
              199           $513,686                $131,234            $382,452                  $8,980
              241         $1,260,721                $847,079            $413,642                 $54,904
              244           $410,265                $113,870            $296,395                  $7,008


Mortgage Loan No.   Underwritable Cash Flow   Balloon Balance   Current Value(12)   Source of Value(12)
-----------------   -----------------------   ---------------   -----------------   -------------------
               29                $5,320,736       $64,200,000        $101,800,000   Appraisal
               42                $1,983,639       $21,647,955         $30,500,000   Appraisal
                                 $2,067,694       $20,979,260         $29,340,000
               43                $1,175,385       $11,606,334         $16,100,000   Appraisal
               44                  $284,022        $2,847,517          $3,950,000   Appraisal
               45                  $227,063        $2,433,005          $3,390,000   Appraisal
               46                  $215,109        $2,297,838          $3,200,000   Appraisal
               47                  $166,115        $1,794,566          $2,700,000   Appraisal
               51                $1,664,307       $17,972,222         $32,000,000   Appraisal
               60                $1,919,991       $15,716,233         $24,500,000   Appraisal
               62                $1,417,750       $15,251,820         $25,100,000   Appraisal
               74                  $983,614       $10,588,079         $15,400,000   Appraisal
               88                  $822,266       $10,000,000         $12,500,000   Appraisal

               90                  $863,482        $8,281,842         $12,300,000   Appraisal
               91                  $797,257        $8,602,316         $12,000,000   Appraisal
              100                $1,033,285        $7,587,657         $13,675,000   Appraisal
              109                  $904,495        $6,684,577         $12,000,000   Appraisal
              136                  $516,451        $5,943,221         $10,500,000   Appraisal
              154                  $487,932        $4,811,617          $7,250,000   Appraisal
              173                  $459,466        $4,447,725          $7,400,000   Appraisal
              174                  $437,872        $4,233,470          $6,960,000   Appraisal
              199                  $348,404        $3,482,091          $5,890,000   Appraisal
              241                  $358,738        $2,342,697          $4,400,000   Appraisal
              244                  $272,638        $2,573,205          $3,830,000   Appraisal


Mortgage Loan No.   Market Study Capitalization Rate(12)   Valuation Date   Largest Tenant(12)
-----------------   ------------------------------------   --------------   ----------------------------------
               29   NAP                                    09/26/2006       NAP
               42   NAP                                    10/06/2006       NAP

               43   NAP                                    10/24/2006       PST Services, Inc.
               44   NAP                                    10/25/2006       Eastern Wire Products
               45   NAP                                    10/25/2006       Iron Mountain Incorporated
               46   NAP                                    10/25/2006       Jason Incorporated
               47   NAP                                    10/25/2006       Flip n Twist Gymnastics
               51   NAP                                    09/29/2006       NAP
               60   NAP                                    09/26/2006       Taylor & Francis, Inc.
               62   NAP                                    10/31/2006       Sport Chalet
               74   NAP                                    09/19/2006       Utah Medical Association
               88   NAP                                    10/22/2006       Kroger's

               90   NAP                                    08/01/2006       Surgery Center at Health Park, LLC
               91   NAP                                    10/26/2006       NAP
              100   NAP                                    09/01/2008       NAP
              109   NAP                                    10/19/2006       NAP
              136   NAP                                    08/28/2006       International Academy of Style
              154   NAP                                    12/01/2006       Bedrosian Tile
              173   NAP                                    08/04/2006       FedEx Ground Package Systems Inc.
              174   NAP                                    08/05/2006       RE/MAX All Executives
              199   NAP                                    11/07/2006       White Cap Industries
              241   NAP                                    10/09/2006       NAP
              244   NAP                                    10/16/2006       Gymquest of Lisle, LLC


Mortgage Loan No.   Lease Expiration Date   % NSF    Second Largest Tenant(13)
-----------------   ---------------------   -----    ----------------------------------------------------------
               29   NAP                       NAP    NAP
               42   NAP                       NAP    NAP

               43   08/31/2015               37.5%   Palmetto Technical College
               44   11/30/2016               67.0%   Pack-M LLC
               45   07/31/2009               52.8%   BellSouth Telecommunications
               46   12/31/2016              100.0%   NAP
               47   03/31/2012               55.6%   Tosca, Ltd.
               51   NAP                       NAP    NAP
               60   02/28/2011                7.7%   SHPS
               62   05/19/2016               64.4%   Wilshire Warehouse
               74   09/30/2016               19.8%   Staff Care, Inc.
               88   10/31/2013               41.3%   Pleasants Hardware

               90   06/30/2016               32.9%   The Center for Gastrointestinal Health at Health Park, LLC
               91   NAP                       NAP    NAP
              100   NAP                       NAP    NAP
              109   NAP                       NAP    NAP
              136   06/30/2009               12.5%   Sneakers
              154   10/31/2021              100.0%   NAP
              173   04/30/2016              100.0%   NAP
              174   09/27/2013               22.2%   Anytime Fitness
              199   03/31/2007              100.0%   NAP
              241   NAP                       NAP    NAP
              244   08/31/2012               42.6%   LeSaut, LLC (Pump It Up)


Mortgage Loan No.   Lease Expiration Date   % NSF    Third Largest Tenant(13)
-----------------   ---------------------   -----    -------------------------------------------------------
               29   NAP                       NAP    NAP
               42   NAP                       NAP    NAP

               43   12/31/2015               21.5%   Dial America Marketing, Inc.
               44   12/31/2013               33.0%   NAP
               45   09/30/2007               47.2%   NAP
               46   NAP                       NAP    NAP
               47   09/30/2007               44.4%   NAP
               51   NAP                       NAP    NAP
               60   12/31/2006                7.4%   Plaintiff's Legal Comm.
               62   08/14/2010                8.0%   Taco Bell (Pad)
               74   08/31/2008               12.0%   HW Lochner
               88   08/31/2011                9.2%   Dollar General

               90   06/30/2016               20.7%   Genesys Integrated Practice, P.C. - Diagnostic Services
               91   NAP                       NAP    NAP
              100   NAP                       NAP    NAP
              109   NAP                       NAP    NAP
              136   06/30/2008                6.2%   West Coast Martial Arts
              154   NAP                       NAP    NAP
              173   NAP                       NAP    NAP
              174   09/27/2011               19.4%   The Dugout
              199   NAP                       NAP    NAP
              241   NAP                       NAP    NAP
              244   06/30/2010               32.2%   Mountain Horizons, LLC (Cabinets by Design)


Mortgage Loan No.   Lease Expiration Date   % NSF    Insurance Escrow in Place   Tax Escrow in Place(14)
-----------------   ---------------------   -----    -------------------------   -----------------------
               29   NAP                       NAP    Yes                         Yes
               42   NAP                       NAP    Yes                         Yes

               43   03/27/2017               19.7%   Yes                         Yes
               44   NAP                       NAP    Yes                         Yes
               45   NAP                       NAP    Yes                         Yes
               46   NAP                       NAP    Yes                         Yes
               47   NAP                       NAP    Yes                         Yes
               51   NAP                       NAP    No                          No
               60   03/31/2008                4.6%   No                          No
               62   05/31/2013                5.8%   Yes                         Yes
               74   06/30/2009               10.1%   Yes                         Yes
               88   01/31/2009                9.1%   Yes                         Yes

               90   06/30/2026               16.9%   Yes                         Yes
               91   NAP                       NAP    Yes                         Yes
              100   NAP                       NAP    Yes                         Yes
              109   NAP                       NAP    Yes                         Yes
              136   04/30/2008                5.8%   Yes                         Yes
              154   NAP                       NAP    No                          No
              173   NAP                       NAP    Yes                         No
              174   09/27/2016               13.9%   Yes                         Yes
              199   NAP                       NAP    No                          No
              241   NAP                       NAP    Yes                         Yes
              244   01/01/2012               25.2%   Yes                         Yes


Mortgage Loan No.   Capital Expenditure Escrow in Place(15)   TI/LC Escrow in Place(16)
-----------------   ---------------------------------------   -------------------------
               29   Yes                                       No
               42   Yes                                       No

               43   No                                        Yes
               44   No                                        Yes
               45   No                                        Yes
               46   No                                        Yes
               47   No                                        Yes
               51   No                                        No
               60   No                                        No
               62   No                                        No
               74   Yes                                       Yes
               88   Yes                                       Yes

               90   Yes                                       Yes
               91   Yes                                       No
              100   Yes                                       No
              109   Yes                                       No
              136   Yes                                       Yes
              154   No                                        No
              173   Yes                                       Yes
              174   No                                        Yes
              199   No                                        No
              241   Yes                                       No
              244   Yes                                       Yes


Mortgage Loan No.   Other Escrow Description(17)
-----------------   -------------------------------------------------------------------
               29   NAP
               42   Rent Achievement Letter of Credit

               43   NAP
               44   NAP
               45   NAP
               46   NAP
               47   NAP
               51   NAP
               60   NAP
               62   NAP
               74   NAP
               88   NAP

               90   Occupancy Reserve - $950,000; Carve-out Letter of Credit - $750,000
               91   NAP
              100   Performance Holdback - $1,000,000; Seasonality Reserve - $41,000
              109   NAP
              136   Holdback Reserve
              154   NAP
              173   NAP
              174   Pizza Hut Holdback Reserve
              199   NAP
              241   NAP
              244   Holdover Reserve


Mortgage Loan No.   Springing Escrow Description(18)   Initial Capital Expenditure Escrow Requirement(19)
-----------------   --------------------------------   --------------------------------------------------
               29   NAP                                                                                $0
               42   NAP                                                                                $0

               43   NAP                                                                                $0
               44   NAP                                                                                $0
               45   NAP                                                                                $0
               46   NAP                                                                                $0
               47   NAP                                                                                $0
               51   NAP                                                                                $0
               60   NAP                                                                                $0
               62   NAP                                                                                $0
               74   NAP                                         Roof and HVAC Letter of Credit - $325,000
               88   NAP                                                                                $0

               90   NAP                                                                                $0
               91   NAP                                                                                $0
              100   NAP                                               PIP Completion Reserve - $1,150,000
              109   NAP                                                                                $0
              136   NAP                                                                                $0
              154   NAP                                                                                $0
              173   NAP                                                                                $0
              174   NAP                                                                                $0
              199   NAP                                                                                $0
              241   NAP                                                           PIP Holdback - $158,000
              244   NAP                                                                                $0


Mortgage Loan No.   Monthly Capital Expenditure Escrow Requirement(20)
-----------------   --------------------------------------------------
               29                                               $6,100
               42                                              $15,854

               43                                                   $0
               44                                                   $0
               45                                                   $0
               46                                                   $0
               47                                                   $0
               51                                                   $0
               60                                                   $0
               62                                                   $0
               74                                               $2,788
               88                                               $1,823

               90                                                 $977
               91                                               $2,496
              100                                              $19,269
              109                                               $9,036
              136                                               $1,788
              154                                                   $0
              173                                               $1,231
              174                                                   $0
              199                                                   $0
              241                                               $4,575
              244                                                 $584


Mortgage Loan No.   Current Capital Expenditure Escrow Balance(21)
-----------------   ----------------------------------------------
               29                                          $55,625
               42                                         $122,590

               43                                               $0
               44                                               $0
               45                                               $0
               46                                               $0
               47                                               $0
               51                                               $0
               60                                               $0
               62                                               $0
               74                                         $327,788
               88                                               $0

               90                                               $0
               91                                          $17,500
              100                                       $1,150,000
              109                                               $0
              136                                           $1,788
              154                                               $0
              173                                           $2,462
              174                                               $0
              199                                               $0
              241                                         $158,000
              244                                               $0


Mortgage Loan No.   Initial TI/LC Escrow Requirement(22)
-----------------   ---------------------------------------------------------------------------------------
               29                                                                                        $0
               42                                                                                        $0

               43                                                    $168,000 on a combined portfolio basis
               44                                                    $168,000 on a combined portfolio basis
               45                                                    $168,000 on a combined portfolio basis
               46                                                    $168,000 on a combined portfolio basis
               47                                                    $168,000 on a combined portfolio basis
               51                                                                                        $0
               60                                                                                        $0
               62                                                                                        $0
               74        Leasing Letter of Credit - $350,000; Free Rent and UMA Letter of Credit - $832,000
               88   East End Pediatric Rent Reserve - $8,250.00; Japanese Express Rent Reserve - $3,753.75;
                               H&R Block Rent Reserve - $39,334.56; Insurance Doctor Rent Reserve - $19,708
               90        Leasing Reserve Letter of Credit - $100,000; Tenant Improvement Reserve - $190,025
               91                                                                                        $0
              100                                                                                        $0
              109                                                                                        $0
              136                                                                                   $63,000
              154                                                                                        $0
              173                                                                                        $0
              174                                           Tenant Improvement Allowance Reserve - $168,748
              199                                                                                        $0
              241                                                                                        $0
              244                                                                                        $0


Mortgage Loan No.   Monthly TI/LC Escrow Requirement(23)   Current TI/LC Escrow Balance(24)            Environmental Insurance
-----------------   ------------------------------------   -----------------------------------------   -----------------------
               29                                     $0                                          $0   No
               42                                     $0                                          $0   No

               43                                 $6,037   $168,008.01 on a combined portfolio basis   No
               44                                 $1,155   $168,008.01 on a combined portfolio basis   No
               45                                 $1,928   $168,008.01 on a combined portfolio basis   No
               46                                   $521   $168,008.01 on a combined portfolio basis   No
               47                                 $1,140   $168,008.01 on a combined portfolio basis   No
               51                                     $0                                          $0   No
               60                                     $0                                          $0   No
               62                                     $0                                          $0   No
               74                                     $0                                  $1,182,000   No
               88                                 $3,009                                     $71,046   No

               90                                 $3,334                                    $290,058   No
               91                                     $0                                          $0   No
              100                                     $0                                          $0   No
              109                                     $0                                          $0   No
              136                                     $0                                     $63,039   No
              154                                     $0                                          $0   No
              173                                 $1,000                                      $2,000   No
              174                                 $1,500                                    $168,772   No
              199                                     $0                                          $0   No
              241                                     $0                                          $0   No
              244                                 $1,396                                          $0   No

                                                                                      Prepayment Code(26)
-----------------   -----------------------   -------------   -------------------------------------------------------------------
Mortgage Loan No.   Interest Accrual Method   Seasoning(25)   LO   DEF   DEF/YM1   YM1   YM2   YM    5%   4%   3%   2%   1%  Open
-----------------   -----------------------   -------------   --   ---   -------   ---   ---   --   --   --   --   --   --   ----
               29   Actual/360                            1   26    30                                                          4
               42   Actual/360                            0   25    93                                                          2
                                                              25    93                                                          2
               43   Actual/360                            0   25    93                                                          2
               44   Actual/360                            0   25    93                                                          2
               45   Actual/360                            0   25    93                                                          2
               46   Actual/360                            0   25    93                                                          2
               47   Actual/360                            0   25    93                                                          2
               51   Actual/360                            0   25    93                                                          2
               60   Actual/360                            0   25    91                                                          4
               62   Actual/360                            0   25    93                                                          2
               74   Actual/360                            1   48                    68                                          4
               88   Actual/360                            0   25    93                                                          2

               90   Actual/360                            0   25                    93                                          2
               91   Actual/360                            0   25    91                                                          4
              100   Actual/360                            0   25                    93                                          2
              109   Actual/360                            0   25    93                                                          2
              136   Actual/360                            1   26    92                                                          2
              154   Actual/360                            0   25    91                                                          4
              173   Actual/360                            2   27    91                                                          2
              174   Actual/360                            0   25    93                                                          2
              199   Actual/360                            0   25    91                                                          4
              241   Actual/360                            0   25    93                                                          2
              244   Actual/360                            0   35                    82                                          3


Mortgage Loan No.   YM Formula(27)   Administrative Cost Rate(28)   Mortgage Loan No.
-----------------   --------------   ----------------------------   -----------------
               29                                           2.075                  29
               42                                           7.075                  42
                                                            2.075
               43                                           2.075                  43
               44                                           2.075                  44
               45                                           2.075                  45
               46                                           2.075                  46
               47                                           2.075                  47
               51                                           2.075                  51
               60                                           2.075                  60
               62                                           5.075                  62
               74   F                                       2.075                  74
               88                                           2.075                  88

               90   F                                       2.075                  90
               91                                           2.075                  91
              100   F                                       2.075                 100
              109                                           2.075                 109
              136                                           2.075                 136
              154                                           7.075                 154
              173                                           2.075                 173
              174                                           2.075                 174
              199                                           7.075                 199
              241                                           9.075                 241
              244   F                                       2.075                 244

                                   SCHEDULE IV

                             SUNTRUST LOAN SCHEDULE

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


Mortgage Loan No.   CMSA Loan No.   CMSA Property No.   Mortgage Loan Seller(1)
-----------------   -------------   -----------------   -----------------------
               36              13   13-001              SunTrust
               37              14   14-001              SunTrust
               58              26   26-001              SunTrust
               67              35   35-001              SunTrust



               83              51   51-001              SunTrust
              101              61   61-001              SunTrust
              123              82   82-001              SunTrust
              125              84   84-001              SunTrust
              132              91   91-001              SunTrust
              141             100   100-001             SunTrust
              144             103   103-001             SunTrust
              152             111   111-001             SunTrust
              164             123   123-001             SunTrust
              168             127   127-001             SunTrust
              186             144   144-001             SunTrust
              191             149   149-001             SunTrust
              202             160   160-001             SunTrust
              203             161   161-001             SunTrust
              209             167   167-001             SunTrust
              216             171   171-001             SunTrust
              225             178   178-001             SunTrust
              267             220   220-001             SunTrust
              268             221   221-001             SunTrust
              269             222   222-001             SunTrust
              272             225   225-001             SunTrust
              279             231   231-001             SunTrust
              286             238   238-001             SunTrust
              293             245   245-001             SunTrust
              301             253   253-001             SunTrust
              306             258   258-001             SunTrust


Mortgage Loan No.   Property Name(2)                        Loan Group   Cross-Collateralization(2)   Original Balance
-----------------   -------------------------------------   ----------   --------------------------   ----------------
               36   New Horizon Apartments (A)                       2   Yes                               $30,500,000
               37   Kimball Cabana Apartments (A)                    2   Yes                                $5,650,000
               58   Courthouse Centre                                1   No                                $18,000,000
               67   Chatam II                                        2   No                                $13,600,000



               83   Diamond View                                     1   No                                $11,000,000
              101   Holiday Inn Augusta                              1   No                                 $9,000,000
              123   Holiday Inn Express/Mulberry Inn Beck            1   No                                 $7,500,000
              125   Alameda Apartments                               2   No                                 $7,200,000
              132   One Dowdy Plaza                                  1   No                                 $6,744,017
              141   Wickham Commons                                  1   No                                 $6,500,000
              144   Holiday Inn - Suites - Beck                      1   No                                 $6,300,000
              152   Hinesville Square                                1   No                                 $5,850,000
              164   Point Plaza - Beck                               1   No                                 $5,450,000
              168   Commerce Pointe                                  1   No                                 $5,100,000
              186   Comfort Suites Durham                            1   No                                 $4,500,000
              191   Carrolton Terraces                               2   No                                 $4,285,000
              202   Waynesboro Retail Center                         1   No                                 $4,000,000
              203   Satilla Square                                   1   No                                 $4,000,000
              209   Pooler Park West                                 1   No                                 $3,800,000
              216   Dakota Building                                  1   No                                 $3,750,000
              225   Parkside Apartments                              2   No                                 $3,600,000
              267   Arlington Village                                1   No                                 $2,400,000
              268   Metro West Wilshire                              1   No                                 $2,400,000
              269   River Landing                                    1   No                                 $2,400,000
              272   Heritage at Riverwood                            2   No                                 $2,350,000
              279   950 Celebration                                  1   No                                 $2,125,000
              286   Kenton Place                                     1   No                                 $2,000,000
              293   Ponderosa Apartments                             2   No                                 $1,725,000
              301   Shoppes @ Westown                                1   No                                 $1,500,000
              306   Forest Place MHP                                 1   No                                 $1,450,000


Mortgage Loan No.   Cut-Off Date Balance(3)   NOI DSCR(4)   NCF DSCR(4)   Post IO Period NCF DSCR(4)   Cut-Off Date LTV(4)
-----------------   -----------------------   -----------   -----------   --------------------------   -------------------
               36               $30,500,000          1.57          1.45                         1.21                  77.1%
               37                $5,650,000          1.57          1.45                         1.21                  77.1%
               58               $17,800,452          1.41          1.27                          NAP                  73.0%
               67               $13,600,000          1.64          1.52                         1.28                  80.0%



               83               $10,988,229          1.27          1.22                          NAP                  71.4%
              101                $9,000,000          1.48          1.48                          NAP                  66.3%
              123                $7,462,212          2.01          1.80                          NAP                  54.5%
              125                $7,200,000          1.58          1.52                         1.30                  76.1%
              132                $6,744,017          1.39          1.29                          NAP                  66.1%
              141                $6,490,490          1.46          1.20                          NAP                  51.9%
              144                $6,268,258          1.47          1.20                          NAP                  53.1%
              152                $5,822,362          1.63          1.35                          NAP                  64.0%
              164                $5,422,541          1.82          1.82                          NAP                  48.0%
              168                $5,100,000          1.73          1.46                         1.22                  79.7%
              186                $4,472,750          1.96          1.73                          NAP                  57.3%
              191                $4,285,000          1.16          1.14                          NAP                  75.2%
              202                $4,000,000          1.59          1.50                         1.26                  73.3%
              203                $4,000,000          1.52          1.25                          NAP                  74.4%
              209                $3,800,000          1.49          1.33                          NAP                  65.5%
              216                $3,746,352          1.83          1.35                          NAP                  60.4%
              225                $3,596,409          1.28          1.23                          NAP                  79.0%
              267                $2,400,000          1.79          1.67                          NAP                  48.0%
              268                $2,397,771          1.42          1.40                          NAP                  52.7%
              269                $2,397,674          1.48          1.38                          NAP                  63.5%
              272                $2,345,635          1.25          1.16                          NAP                  79.1%
              279                $2,121,336          1.31          1.22                          NAP                  70.7%
              286                $1,994,545          1.52          1.41                          NAP                  75.3%
              293                $1,725,000          1.32          1.14                          NAP                  68.2%
              301                $1,498,620          1.88          1.72                          NAP                  54.0%
              306                $1,447,607          1.44          1.28                          NAP                  61.6%


Mortgage Loan No.   Balloon LTV(4)    Cut-Off Date LTV Without Tax Credits(4)   Balloon LTV Without Tax Credits(4)
-----------------   --------------    ---------------------------------------   ----------------------------------
               36             68.1%   NAP                                       NAP
               37             68.1%   NAP                                       NAP
               58             61.4%   NAP                                       NAP
               67             72.2%   NAP                                       NAP



               83             60.0%   NAP                                       NAP
              101             56.2%   NAP                                       NAP
              123             43.2%   NAP                                       NAP
              125             67.9%   NAP                                       NAP
              132             56.4%   NAP                                       NAP
              141             40.3%   NAP                                       NAP
              144             42.1%   NAP                                       NAP
              152             55.7%   NAP                                       NAP
              164             38.1%   NAP                                       NAP
              168             71.9%   NAP                                       NAP
              186             45.8%   NAP                                       NAP
              191             63.6%   NAP                                       NAP
              202             65.0%   NAP                                       NAP
              203             63.1%   NAP                                       NAP
              209             55.6%   NAP                                       NAP
              216             51.6%   NAP                                       NAP
              225             67.2%   NAP                                       NAP
              267             40.9%   NAP                                       NAP
              268             45.3%   NAP                                       NAP
              269             54.2%   NAP                                       NAP
              272             71.6%   NAP                                       NAP
              279             60.7%   NAP                                       NAP
              286             64.5%   NAP                                       NAP
              293             58.4%   NAP                                       NAP
              301             46.5%   NAP                                       NAP
              306             58.1%   NAP                                       NAP


Mortgage Loan No.   Street Address                                                          City              State
-----------------   ---------------------------------------------------------------------   ---------------   -----
               36   3619 Kingstate Dr                                                       Memphis           TN
               37   2856 Kimball Avenue                                                     Memphis           TN
               58   1970 Main Street & 1975 Ringling Blvd                                   Sarasota          FL
               67   7632 South Stewart Avenue, 7600 South Stewart Avenue,                   Chicago           IL
                    7620 South Stewart Avenue, 7121 South Harvard Avenue,
                    8053-61 South Cottage Grove Avenue, 8044-8054 South Ingleside Avenue,
                    7922 South Muskegon Avenue, 6656 - 58 South Sacramento
               83   512 South Mangum Street                                                 Durham            NC
              101   441 Park West Drive                                                     Augusta           GA
              123   16890 Warwick Blvd                                                      Newport News      VA
              125   1415 Broadway                                                           Alameda           CA
              132   7209 International Drive                                                Orlando           FL
              141   7380 Murrell Road                                                       Melbourne         FL
              144   943 J. Clyde Morris Blvd                                                Newport News      VA
              152   229 West General Screven Way                                            Hinesville        GA
              164   950 J. Clyde Morris Blvd                                                Newport News      VA
              168   6717-6775 Commerce Court Drive                                          Columbus          OH
              186   5219 Page Rd                                                            Durham            NC
              191   1235 Carrollton Terrace                                                 Charlottesville   VA
              202   1725 Rosser Avenue and 400 Tiffany Drive                                Waynesboro        VA
              203   1803 Knight Avenue                                                      Waycross          GA
              209   1024 US Highway 80                                                      Pooler            GA
              216   400 East Broadway Avenue                                                Bismarck          ND
              225   3726 Cleveland Heights Boulevard                                        Lakeland          FL
              267   2500 Columbia Pike                                                      Arlington         VA
              268   2869 Wilshire Drive                                                     Orlando           FL
              269   109 River Landing Drive                                                 Charleston        SC
              272   105 Heritage Riverwood Drive                                            Central           SC
              279   950 Celebration Blvd                                                    Celebration       FL
              286   17036 Kenton Drive                                                      Cornelius         NC
              293   1425 East 6th Street                                                    Big Spring        TX
              301   3836 Washington Road                                                    Martinez          GA
              306   5500 Forest PL                                                          Macon             GA


Mortgage Loan No.   Zip Code                        Property Type                    Property Sub-Type
-----------------   -----------------------------   ------------------------------   ------------------------------
               36                           38116   Multifamily                      Garden
               37                           38116   Multifamily                      Garden
               58                           34236   Mixed Use                        Office/Retail
               67   60620/60621/60619/60617/60629   Multifamily                      Garden



               83                           27701   Office                           Suburban
              101                           30813   Hospitality                      Limited Service
              123                           23603   Hospitality                      Limited Service
              125                           94501   Mixed Use                        Retail/Multifamily
              132                           32819   Retail                           Unanchored
              141                           32940   Office                           Suburban
              144                           23601   Hospitality                      Full Service
              152                           31313   Retail                           Anchored
              164                           23601   Hospitality                      Limited Service
              168                           43004   Industrial                       Flex Industrial
              186                           27703   Hospitality                      Limited Service
              191                           22903   Multifamily                      Garden
              202                           22980   Retail                           Shadow Anchored
              203                           31501   Retail                           Anchored
              209                           31322   Retail                           Unanchored
              216                           58501   Office                           Urban
              225                           33803   Multifamily                      Garden
              267                           22204   Retail                           Unanchored
              268                           32835   Mixed Use                        Office/Retail
              269                           29492   Office                           Suburban
              272                           29630   Multifamily                      Garden
              279                           34747   Office                           Suburban
              286                           28078   Retail                           Unanchored
              293                           79720   Multifamily                      Garden
              301                           30907   Retail                           Unanchored
              306                           31206   Manufactured Housing Community   Manufactured Housing Community


Mortgage Loan No.   Units/SF(5)   Year Built                      Year Renovated   Percent Leased(6)
-----------------   -----------   -----------------------------   --------------   -----------------
               36           912                       1970/1971        2005/2006                86.5%
               37           252                            1964        2005/2006                92.9%
               58       115,404                       1924/2005              NAP                93.0%
               67           240                       1923-1966             2006                97.3%



               83        82,523                            1998              NAP               100.0%
              101           130                            2005              NAP                53.5%
              123           159                            1985              NAP                66.7%
              125            93                            1926        1997/2002               100.0%
              132        40,000                            1985              NAP                72.3%
              141        83,453   1991/1993/1994/1996/1997/2000              NAP                87.7%
              144           122                            2003              NAP                71.0%
              152       160,942                            1986             1988                90.3%
              164           150                            1969             2003                62.2%
              168       146,000                       1997/1998              NAP                95.2%
              186           125                            1998              NAP                61.5%
              191            24                            2005              NAP               100.0%
              202        23,926                       2005/2006              NAP               100.0%
              203       117,212                       1973-1977             2005                88.7%
              209        31,049                            2006              NAP               100.0%
              216        93,818                            1976              NAP                90.1%
              225            60                            1989             2004                96.7%
              267        19,433                            1939              NAP               100.0%
              268        16,823                            2005              NAP                92.7%
              269        12,230                            2005              NAP               100.0%
              272            48                            2004              NAP               100.0%
              279        12,185                            2002              NAP               100.0%
              286        19,690                            2005              NAP                87.7%
              293            78                            1963              NAP               100.0%
              301        17,604                            2001              NAP                93.6%
              306           156                            1975              NAP                80.0%


Mortgage Loan No.   Percent Leased as of Date(6)   Security Type(7)   Lien Position   Related Borrower List
-----------------   ----------------------------   ----------------   -------------   ---------------------
               36   10/19/2006                     Fee                First           36, 37
               37   10/18/2006                     Fee                First           36, 37
               58   08/31/2006                     Fee                First
               67   10/23/2006                     Fee                First



               83   07/19/2006                     Fee                First
              101   09/20/2006                     Fee                First
              123   04/01/2006                     Fee                First           123, 144, 164
              125   09/26/2006                     Fee                First
              132   01/01/2006                     Fee                First
              141   06/30/2006                     Fee                First
              144   06/06/2006                     Fee                First           123, 144, 164
              152   08/04/2006                     Fee                First
              164   04/01/2006                     Fee                First           123, 144, 164
              168   08/21/2006                     Fee                First
              186   12/31/2005                     Fee                First
              191   10/23/2006                     Fee                First
              202   09/28/2006                     Fee                First
              203   08/03/2006                     Leasehold          First
              209   10/30/2006                     Fee                First
              216   07/01/2006                     Fee                First
              225   06/05/2006                     Fee                First
              267   11/30/2006                     Fee                First
              268   09/11/2006                     Fee                First
              269   10/15/2006                     Fee                First
              272   08/25/2006                     Fee                First
              279   09/12/2006                     Fee                First
              286   07/18/2006                     Fee                First
              293   11/09/2006                     Fee                First
              301   09/01/2006                     Fee                First
              306   08/06/2006                     Fee                First


Mortgage Loan No.   Cut-Off Date Balance per Unit or SF   Note Date(8)   First Payment Date (P&I)(9)
-----------------   -----------------------------------   ------------   ---------------------------
               36                               $31,057   11/30/2006     01/01/2009
               37                               $31,057   11/30/2006     01/01/2009
               58                                  $154   01/27/2006     03/01/2006
               67                               $56,667   11/20/2006     01/01/2010



               83                                  $133   10/31/2006     12/01/2006
              101                               $69,231   11/30/2006     01/01/2007
              123                               $46,932   07/19/2006     09/01/2006
              125                               $77,419   10/04/2006     12/01/2008
              132                                  $169   11/07/2006     01/01/2007
              141                                   $78   10/11/2006     12/01/2006
              144                               $51,379   07/19/2006     09/01/2006
              152                                   $36   05/25/2006     07/01/2006
              164                               $36,150   07/19/2006     09/01/2006
              168                                   $35   10/17/2006     12/01/2009
              186                               $35,782   06/29/2006     08/01/2006
              191                              $178,542   11/29/2006     01/01/2007
              202                                  $167   11/03/2006     01/01/2009
              203                                   $34   11/22/2006     01/01/2007
              209                                  $122   11/22/2006     01/01/2007
              216                                   $40   10/17/2006     12/01/2006
              225                               $59,940   10/19/2006     12/01/2006
              267                                  $124   11/08/2006     01/01/2007
              268                                  $143   10/23/2006     12/01/2006
              269                                  $196   10/24/2006     12/01/2006
              272                               $48,867   09/19/2006     11/01/2006
              279                                  $174   09/14/2006     11/01/2006
              286                                  $101   08/24/2006     10/01/2006
              293                               $22,115   11/15/2006     01/01/2007
              301                                   $85   10/06/2006     12/01/2006
              306                                $9,280   09/12/2006     11/01/2006


Mortgage Loan No.   First Payment Date (IO)(9)   Maturity Date   Due Date   Grace Period(10)   ARD Loan   Lockbox Status
-----------------   --------------------------   -------------   --------   ----------------   --------   --------------
               36   01/01/2007                   12/01/2016             1                  5   No         In Place
               37   01/01/2007                   12/01/2016             1                  5   No         In Place
               58   NAP                          02/01/2016             1                  5   No         None
               67   01/01/2007                   12/01/2016             1                  5   No         In Place



               83   NAP                          11/01/2016             1                  5   No         None
              101   NAP                          12/01/2016             1                  5   No         None
              123   NAP                          08/01/2016             1                  5   No         None
              125   12/01/2006                   11/01/2016             1                  5   No         None
              132   NAP                          12/01/2016             1                  5   No         None
              141   NAP                          11/01/2016             1                  5   No         None
              144   NAP                          08/01/2016             1                  5   No         None
              152   NAP                          06/01/2016             1                  5   No         None
              164   NAP                          08/01/2016             1                  5   No         None
              168   12/01/2006                   11/01/2016             1                  5   No         None
              186   NAP                          07/01/2016             1                  5   No         None
              191   NAP                          12/01/2016             1                  5   No         None
              202   01/01/2007                   12/01/2016             1                  5   No         None
              203   NAP                          12/01/2016             1                  5   No         None
              209   NAP                          12/01/2016             1                  5   No         None
              216   NAP                          11/01/2016             1                  5   No         None
              225   NAP                          11/01/2016             1                  5   No         None
              267   NAP                          12/01/2016             1                  5   No         None
              268   NAP                          11/01/2016             1                  5   No         None
              269   NAP                          11/01/2016             1                  5   No         None
              272   NAP                          10/01/2013             1                  5   No         None
              279   NAP                          10/01/2016             1                  5   No         None
              286   NAP                          09/01/2016             1                  5   No         None
              293   NAP                          12/01/2016             1                  5   No         None
              301   NAP                          11/01/2016             1                  5   No         None
              306   NAP                          10/01/2011             1                  5   No         None


Mortgage Loan No.   Lockbox Type   Original Term to Maturity   Remaining Term to Maturity   Original Amort. Term (11)
-----------------   ------------   -------------------------   --------------------------   -------------------------
               36   Soft                                 120                          120                         360
               37   Soft                                 120                          120                         360
               58   NAP                                  120                          110                         360
               67   Soft                                 120                          120                         360



               83   NAP                                  120                          119                         360
              101   NAP                                  120                          120                         360
              123   NAP                                  120                          116                         300
              125   NAP                                  120                          119                         360
              132   NAP                                  120                          120                         360
              141   NAP                                  120                          119                         300
              144   NAP                                  120                          116                         300
              152   NAP                                  120                          114                         360
              164   NAP                                  120                          116                         300
              168   NAP                                  120                          119                         360
              186   NAP                                  120                          115                         300
              191   NAP                                  120                          120                         360
              202   NAP                                  120                          120                         360
              203   NAP                                  120                          120                         360
              209   NAP                                  120                          120                         360
              216   NAP                                  120                          119                         360
              225   NAP                                  120                          119                         360
              267   NAP                                  120                          120                         360
              268   NAP                                  120                          119                         360
              269   NAP                                  120                          119                         360
              272   NAP                                   84                           82                         360
              279   NAP                                  120                          118                         360
              286   NAP                                  120                          117                         360
              293   NAP                                  120                          120                         360
              301   NAP                                  120                          119                         360
              306   NAP                                   60                           58                         360


Remaining Amort. Term   Mortgage Rate    Monthly Payment (P&I)   Monthly Payment (IO)
---------------------   -------------    ---------------------   --------------------
                  360           5.770%                $178,377               $148,691
                  360           5.770%                 $33,044                $27,544
                  350           5.330%                $100,290                    NAP
                  360           5.860%                 $80,319                $67,336



                  359           5.620%                 $63,287                    NAP
                  360           5.900%                 $53,382                    NAP
                  296           6.480%                 $50,547                    NAP
                  360           6.240%                 $44,285                $37,960
                  360           6.100%                 $40,868                    NAP
                  299           5.910%                 $41,523                    NAP
                  296           6.480%                 $42,459                    NAP
                  354           6.700%                 $37,749                    NAP
                  296           6.480%                 $36,731                    NAP
                  360           5.820%                 $29,989                $25,079
                  295           6.630%                 $30,751                    NAP
                  360           5.860%                 $25,306                    NAP
                  360           5.970%                 $23,905                $20,176
                  360           5.900%                 $23,725                    NAP
                  360           5.930%                 $22,612                    NAP
                  359           6.120%                 $22,773                    NAP
                  359           5.990%                 $21,561                    NAP
                  360           6.090%                 $14,528                    NAP
                  359           6.360%                 $14,949                    NAP
                  359           6.140%                 $14,606                    NAP
                  358           5.930%                 $13,984                    NAP
                  358           6.260%                 $13,098                    NAP
                  357           6.180%                 $12,223                    NAP
                  360           6.270%                 $10,644                    NAP
                  359           6.410%                  $9,392                    NAP
                  358           6.450%                  $9,117                    NAP


Mortgage Loan No.   Third Most Recent NOI    Third Most Recent NOI End Date   Second Most Recent NOI
-----------------   ----------------------   ------------------------------   ----------------------
               36                      NAP   NAP                                                 NAP
               37                      NAP   NAP                                                 NAP
               58                      NAP   NAP                                                 NAP
               67               $1,792,260   12/31/2004                                   $1,826,196



               83                      NAP   NAP                                            $870,196
              101                      NAP   NAP                                                 NAP
              123               $1,400,810   12/31/2004                                   $1,549,070
              125                 $567,757   12/31/2003                                     $621,540
              132                 $541,643   12/31/2003                                     $584,022
              141                 $750,673   T-12 (08/27/2004)                              $795,827
              144                      NAP   NAP                                            $718,986
              152                      NAP   NAP                                                 NAP
              164                 $987,252   12/31/2004                                   $1,116,056
              168                 $499,051   12/31/2003                                     $532,569
              186                 $371,619   12/31/2003                                     $569,821
              191                      NAP   NAP                                                 NAP
              202                      NAP   NAP                                                 NAP
              203                 $392,947   12/31/2003                                     $317,510
              209                      NAP   NAP                                                 NAP
              216                 $465,454   12/31/2003                                     $484,728
              225                      NAP   NAP                                                 NAP
              267                 $330,804   12/31/2004                                     $333,832
              268                      NAP   NAP                                                 NAP
              269                      NAP   NAP                                                 NAP
              272                      NAP   NAP                                            $219,033
              279                 $122,589   12/31/2004                                     $128,981
              286                      NAP   NAP                                                 NAP
              293                      NAP   NAP                                                 NAP
              301                      NAP   NAP                                            $168,643
              306                 $205,714   NAP                                                 NAP


Mortgage Loan No.   Second Most Recent NOI End Date   Most Recent NOI   Most Recent NOI End Date   Underwritten EGI
-----------------   -------------------------------   ---------------   ------------------------   ----------------
               36   NAP                                           NAP   NAP                              $5,015,811
               37   NAP                                           NAP   NAP                              $1,181,285
               58   NAP                                    $1,128,328   T-9 (09/30/2006) Ann.            $3,042,015
               67   12/31/2005                             $1,862,792   T-12 (09/30/2006)                $2,155,405



               83   12/31/2004                             $1,071,851   12/31/2005                       $1,627,819
              101   NAP                                    $1,087,082   (08/31/2006) Ann.                $2,926,069
              123   12/31/2005                             $1,397,706   T-12 (04/2005-03/2006)           $3,095,912
              125   12/31/2004                               $690,573   12/31/2005                         $980,852
              132   12/31/2004                               $562,933   12/31/2005                         $975,770
              141   T-12 (08/26/2005)                        $486,152   T-7 (03/31/2006)                 $1,202,884
              144   12/31/2005                               $766,444   T-9 (09/30/2006)                 $3,327,636
              152   NAP                                      $505,678   12/31/2005                       $1,035,812
              164   12/31/2005                               $953,080   T-12 (04/2005-03/2006)           $4,436,310
              168   12/31/2004                               $498,865   12/31/2005                         $736,434
              186   12/31/2004                               $773,300   12/31/2005                       $2,118,176
              191   NAP                                           NAP   NAP                                $460,332
              202   NAP                                           NAP   NAP                                $471,461
              203   12/31/2005                               $427,719   T-12 (09/30/2006)                  $601,966
              209   NAP                                           NAP   NAP                                $501,984
              216   12/31/2004                               $482,988   12/31/2005                       $1,207,176
              225   NAP                                           NAP   NAP                                $468,977
              267   12/31/2005                               $357,654   TTM (08/31/2006)                   $429,616
              268   NAP                                           NAP   NAP                                $401,322
              269   NAP                                           NAP   NAP                                $369,917
              272   12/31/2005                               $143,233   12/31/2006                         $320,837
              279   12/31/2005                               $120,249   (03/31/2006) Ann.                  $277,877
              286   NAP                                       $77,191   (07/06/2006) Ann.                  $277,342
              293   NAP                                           NAP   NAP                                $520,627
              301   12/31/2004                               $197,833   12/31/2005                         $296,284
              306   NAP                                      $205,714   T-12 (2006)                        $317,011


Mortgage Loan No.   Underwritten Expenses   Underwritable NOI   Underwritten Reserves   Underwritable Cash Flow
-----------------   ---------------------   -----------------   ---------------------   -----------------------
               36              $2,296,277          $2,719,533                $182,400                $2,537,133
               37                $582,656            $598,629                 $77,112                  $521,517
               58              $1,341,894          $1,700,120                $177,545                $1,522,575
               67                $831,922          $1,323,483                 $93,375                $1,230,108



               83                $666,212            $961,608                 $38,774                  $922,834
              101              $1,975,480            $950,589                      $0                  $950,589
              123              $1,879,492          $1,216,420                $123,836                $1,092,584
              125                $260,704            $720,149                 $26,989                  $693,160
              132                $295,368            $680,402                 $45,724                  $634,677
              141                $474,298            $728,587                 $16,695                  $599,514
              144              $2,580,663            $746,973                $133,105                  $613,868
              152                $296,597            $739,215                $129,120                  $610,095
              164              $3,633,334            $802,976                      $0                  $802,976
              168                $215,569            $520,865                 $80,471                  $440,394
              186              $1,393,599            $724,576                 $84,727                  $639,849
              191                $107,373            $352,959                  $6,000                  $346,959
              202                 $86,507            $384,954                  $2,393                  $362,464
              203                $170,204            $431,762                 $76,548                  $355,214
              209                 $98,441            $403,543                 $29,844                  $360,301
              216                $707,019            $500,157                 $80,683                  $368,811
              225                $138,049            $330,928                 $12,000                  $318,928
              267                 $53,860            $312,458                 $21,177                  $291,281
              268                $146,383            $254,939                  $3,365                  $251,574
              269                $110,479            $259,438                 $12,584                  $241,695
              272                $111,361            $209,476                 $14,400                  $195,076
              279                 $72,372            $205,505                 $13,637                  $191,868
              286                 $54,791            $222,551                  $3,938                  $206,251
              293                $352,391            $168,236                 $22,464                  $145,772
              301                 $84,655            $211,629                 $17,286                  $194,343
              306                $159,499            $157,513                 $17,004                  $140,509


Mortgage Loan No.   Balloon Balance   Current Value(12)   Source of Value(12)   Market Study Capitalization Rate(12)
-----------------   ---------------   -----------------   -------------------   ------------------------------------
               36       $26,935,696         $38,200,000   Appraisal             NAP
               37        $4,989,727          $8,700,000   Appraisal             NAP
               58       $14,983,695         $24,400,000   Appraisal             NAP
               67       $12,276,763         $17,000,000   Appraisal             NAP



               83        $9,241,573         $15,400,000   Appraisal             NAP
              101        $7,626,673         $13,575,000   Appraisal             NAP
              123        $5,919,409         $13,700,000   Appraisal             NAP
              125        $6,424,189          $9,460,000   Appraisal             NAP
              132        $5,748,389         $10,200,000   Appraisal             NAP
              141        $5,034,075         $12,500,000   Appraisal             NAP
              144        $4,972,304         $11,800,000   Appraisal             NAP
              152        $5,070,264          $9,100,000   Appraisal             NAP
              164        $4,301,437         $11,300,000   Appraisal             NAP
              168        $4,599,232          $6,400,000   Appraisal             NAP
              186        $3,569,910          $7,800,000   Appraisal             NAP
              191        $3,626,854          $5,700,000   Appraisal             NAP
              202        $3,548,615          $5,460,000   Appraisal             NAP
              203        $3,389,633          $5,375,000   Appraisal             NAP
              209        $3,222,997          $5,800,000   Appraisal             NAP
              216        $3,197,407          $6,200,000   Appraisal             NAP
              225        $3,057,975          $4,550,000   Appraisal             NAP
              267        $2,045,093          $5,000,000   Appraisal             NAP
              268        $2,060,336          $4,550,000   Appraisal             NAP
              269        $2,047,516          $3,775,000   Appraisal             NAP
              272        $2,124,332          $2,965,000   Appraisal             NAP
              279        $1,819,647          $3,000,000   Appraisal             NAP
              286        $1,708,261          $2,650,000   Appraisal             NAP
              293        $1,477,507          $2,530,000   Appraisal             NAP
              301        $1,289,512          $2,775,000   Appraisal             NAP
              306        $1,366,110          $2,350,000   Appraisal             NAP


Mortgage Loan No.   Valuation Date   Largest Tenant(12)                Lease Expiration Date   % NSF
-----------------   --------------   -------------------------------   ---------------------   -----
               36   09/21/2006       NAP                               NAP                       NAP
               37   09/21/2006       NAP                               NAP                       NAP
               58   10/20/2005       Kerkering, Barberio & Co., P.A.   04/30/2015               28.0%
               67   10/10/2006       NAP                               NAP                       NAP



               83   10/16/2006       SunTrust Bank                     10/30/2016               51.3%
              101   09/20/2006       NAP                               NAP                       NAP
              123   04/13/2006       NAP                               NAP                       NAP
              125   06/14/2006       NAP                               NAP                       NAP
              132   09/21/2006       ABC Supermarket                   09/30/2009               15.2%
              141   06/15/2006       AllState                          10/31/2007               20.3%
              144   04/13/2006       NAP                               NAP                       NAP
              152   02/01/2006       Carter Street, L.L.C.             06/01/2018               37.4%
              164   04/13/2006       NAP                               NAP                       NAP
              168   08/23/2006       Amarr Company                     04/30/2010               11.6%
              186   02/14/2006       NAP                               NAP                       NAP
              191   10/13/2006       NAP                               NAP                       NAP
              202   09/07/2006       CATO's                            01/31/2010               17.5%
              203   10/16/2006       Dollar General                    05/31/2015               28.6%
              209   07/28/2006       Super Buffet                      07/31/2011               15.6%
              216   07/24/2006       Wells Fargo Bank                  12/31/2015               19.3%
              225   07/13/2006       NAP                               NAP                       NAP
              267   09/22/2006       Manee Thai, Inc.                  11/30/2010               20.2%
              268   08/08/2006       TriCounty Psychiatry, P.A.        09/30/2010               30.8%
              269   04/03/2006       New Traditions                    09/30/2017               52.7%
              272   06/06/2006       NAP                               NAP                       NAP
              279   08/03/2006       Issa Homes, Inc.                  10/01/2018               33.4%
              286   06/16/2006       Fitness Club for Women Only       01/01/2019               52.9%
              293   10/11/2006       NAP                               NAP                       NAP
              301   04/03/2006       Nextel                            04/30/2008               29.4%
              306   08/22/2006       NAP                               NAP                       NAP


Mortgage Loan No.   Second Largest Tenant(13)   Lease Expiration Date   % NSF    Third Largest Tenant(13)
-----------------   -------------------------   ---------------------   -----    ----------------------------
               36   NAP                         NAP                       NAP    NAP
               37   NAP                         NAP                       NAP    NAP
               58   HQ Global Workspaces Inc.   04/30/2016               17.4%   Dunlap & Moran, P.A.
               67   NAP                         NAP                       NAP    NAP



               83   Duke University             06/30/2013               26.9%   Fox 50 - WRAZ
              101   NAP                         NAP                       NAP    NAP
              123   NAP                         NAP                       NAP    NAP
              125   NAP                         NAP                       NAP    NAP
              132   Taste of Hong Kong          05/31/2011                8.3%   A&S Gifts
              141   Dean Mead                   07/31/2007                9.1%   Viera Co.
              144   NAP                         NAP                       NAP    NAP
              152   Bealls Outlet               02/28/2011               13.8%   Freedom Furn
              164   NAP                         NAP                       NAP    NAP
              168   Overhead Door Corporation   02/28/2007               10.3%   Franklin Services, Inc
              186   NAP                         NAP                       NAP    NAP
              191   NAP                         NAP                       NAP    NAP
              202   Valley Pets                 06/01/2010               12.5%   Radio Shack
              203   Big Lots (% rent)           01/31/2008               22.8%   Beall's Outlet
              209   Pizza Inn                   07/31/2011               12.1%   Hidago's Mexican Restaurant
              216   Fleck                       12/31/2008                8.1%   N.D. Public Employees
              225   NAP                         NAP                       NAP    NAP
              267   K-7 Dairy Store             01/31/2011               12.4%   LA Sports Bar LLC
              268   MoJo's Cuban Grill, Inc.    02/07/2016               24.2%   PrimeCare Medical Clinic, PA
              269   AG Edwards                  04/30/2010               23.6%   Millenia Medical Staffing
              272   NAP                         NAP                       NAP    NAP
              279   International Power Group   02/01/2011               24.2%   Arvida, a St. Joe Company
              286   Dr. Chris Schmidtke, DDS    07/13/2010               12.3%   Bhupsi Corporation
              293   NAP                         NAP                       NAP    NAP
              301   GMC Augusta                 08/01/2007               18.1%   Firehouse Subs
              306   NAP                         NAP                       NAP    NAP


Mortgage Loan No.   Lease Expiration Date   % NSF    Insurance Escrow in Place   Tax Escrow in Place(14)
-----------------   ---------------------   -----    -------------------------   -----------------------
               36   NAP                       NAP    Yes                         Yes
               37   NAP                       NAP    No                          Yes
               58   05/30/2010                9.7%   Yes                         Yes
               67   NAP                       NAP    Yes                         Yes



               83   06/30/2007               21.7%   Yes                         Yes
              101   NAP                       NAP    Yes                         Yes
              123   NAP                       NAP    No                          Yes
              125   NAP                       NAP    Yes                         Yes
              132   08/31/2010                6.3%   Yes                         Yes
              141   09/30/2006                7.8%   Yes                         Yes
              144   NAP                       NAP    No                          Yes
              152   07/01/2015                9.3%   Yes                         Yes
              164   NAP                       NAP    No                          Yes
              168   09/30/2008                9.9%   Yes                         Yes
              186   NAP                       NAP    Yes                         Yes
              191   NAP                       NAP    Yes                         Yes
              202   06/30/2011                9.6%   Yes                         Yes
              203   08/31/2007               13.1%   Yes                         Yes
              209   07/31/2011               10.5%   Yes                         Yes
              216   06/30/2007                6.1%   Yes                         Yes
              225   NAP                       NAP    Yes                         Yes
              267   09/30/2009               11.8%   Yes                         Yes
              268   09/30/2010               20.5%   Yes                         Yes
              269   11/30/2017               23.6%   Yes                         Yes
              272   NAP                       NAP    Yes                         Yes
              279   05/01/2008               18.1%   Yes                         Yes
              286   02/28/2011               12.1%   Yes                         Yes
              293   NAP                       NAP    Yes                         Yes
              301   02/28/2012               10.2%   Yes                         Yes
              306   NAP                       NAP    Yes                         Yes


Mortgage Loan No.   Capital Expenditure Escrow in Place(15)   TI/LC Escrow in Place(16)   Other Escrow Description(17)
-----------------   ---------------------------------------   -------------------------   ----------------------------
               36   Yes                                       No                          NAP
               37   Yes                                       No                          NAP
               58   Yes                                       Yes                         NAP
               67   Yes                                       No                          NAP



               83   No                                        No                          NAP
              101   Yes                                       No                          NAP
              123   Yes                                       No                          NAP
              125   Yes                                       Yes                         WDO Holdback Fund
              132   Yes                                       Yes                         NAP
              141   Yes                                       Yes                         NAP
              144   Yes                                       No                          NAP
              152   Yes                                       Yes                         NAP
              164   Yes                                       No                          NAP
              168   Yes                                       Yes                         NAP
              186   Yes                                       No                          NAP
              191   Yes                                       No                          NAP
              202   Yes                                       Yes                         NAP
              203   Yes                                       Yes                         NAP
              209   Yes                                       Yes                         NAP
              216   Yes                                       Yes                         NAP
              225   Yes                                       No                          NAP
              267   Yes                                       Yes                         NAP
              268   Yes                                       Yes                         NAP
              269   Yes                                       Yes                         NAP
              272   Yes                                       No                          NAP
              279   Yes                                       Yes                         NAP
              286   Yes                                       Yes                         NAP
              293   Yes                                       No                          NAP
              301   Yes                                       Yes                         NAP
              306   Yes                                       No                          NAP


Mortgage Loan No.   Springing Escrow Description(18)   Initial Capital Expenditure Escrow Requirement(19)
-----------------   --------------------------------   --------------------------------------------------
               36   NAP                                                                                $0
               37   NAP                                                                                $0
               58   NAP                                                                                $0
               67   NAP                                                                           $50,000



               83   NAP                                                                                $0
              101   NAP                                                                                $0
              123   NAP                                                                                $0
              125   NAP                                                                                $0
              132   NAP                                                                                $0
              141   NAP                                                                                $0
              144   NAP                                                                                $0
              152   NAP                                                                                $0
              164   NAP                                                                                $0
              168   NAP                                                                                $0
              186   NAP                                                                                $0
              191   NAP                                                                                $0
              202   NAP                                                                                $0
              203   NAP                                                                           $31,000
              209   NAP                                                                                $0
              216   NAP                                                                                $0
              225   NAP                                                                                $0
              267   NAP                                                                                $0
              268   NAP                                                                          $100,000
              269   NAP                                                                                $0
              272   NAP                                                                                $0
              279   NAP                                                                                $0
              286   NAP                                                                                $0
              293   NAP                                                                                $0
              301   NAP                                                                                $0
              306   NAP                                                                                $0


Mortgage Loan No.   Monthly Capital Expenditure Escrow Requirement(20)
-----------------   --------------------------------------------------
               36                                              $19,000
               37                                               $6,426
               58                                               $1,914
               67                                               $8,051



               83                                                   $0
              101                                               $9,754
              123                                              $10,356
              125                                               $1,866
              132                                                 $500
              141                                               $1,391
              144                                              $11,691
              152                                               $2,016
              164                                              $14,730
              168                                               $1,217
              186                                               $7,061
              191                                                 $600
              202                                                 $298
              203                                               $1,465
              209                                                 $388
              216                                               $2,345
              225                                                 $875
              267                                                 $324
              268                                                   $0
              269                                                 $204
              272                                                 $600
              279                                                 $152
              286                                                 $662
              293                                               $1,872
              301                                                 $220
              306                                               $1,417


Mortgage Loan No.   Current Capital Expenditure Escrow Balance(21)   Initial TI/LC Escrow Requirement(22)
-----------------   ----------------------------------------------   ------------------------------------
               36                                               $0                                     $0
               37                                               $0                                     $0
               58                                          $19,142                                     $0
               67                                          $50,000                                     $0



               83                                               $0                                     $0
              101                                               $0                                     $0
              123                                          $41,426                                     $0
              125                                           $1,866                                $75,000
              132                                               $0                                     $0
              141                                           $1,391                               $100,000
              144                                          $46,763                                     $0
              152                                          $12,099                               $150,000
              164                                          $58,922                                     $0
              168                                           $1,217                                     $0
              186                                          $35,303                                     $0
              191                                               $0                                     $0
              202                                               $0                                     $0
              203                                               $0                                $75,000
              209                                               $0                                     $0
              216                                           $2,345                                $50,000
              225                                             $875                                     $0
              267                                               $0                                $50,000
              268                                         $100,000                               $346,324
              269                                             $204                                     $0
              272                                           $1,200                                     $0
              279                                             $305                                     $0
              286                                           $5,293                               $165,000
              293                                               $0                                     $0
              301                                             $220                                     $0
              306                                           $2,834                                     $0


Mortgage Loan No.   Monthly TI/LC Escrow Requirement(23)   Current TI/LC Escrow Balance(24)   Environmental Insurance
-----------------   ------------------------------------   --------------------------------   -----------------------
               36                                     $0                                 $0   No
               37                                     $0                                 $0   No
               58                                $12,825                            $38,974   No
               67                                     $0                                 $0   No



               83                                     $0                                 $0   No
              101                                     $0                                 $0   No
              123                                     $0                                 $0   No
              125                                 $1,239                            $76,239   No
              132                                 $3,033                                 $0   No
              141                                 $7,000                           $107,000   No
              144                                     $0                                 $0   No
              152                                     $0                           $150,157   No
              164                                     $0                                 $0   No
              168                                 $2,920                             $2,920   No
              186                                     $0                                 $0   No
              191                                     $0                                 $0   No
              202                                 $1,100                                 $0   No
              203                                 $4,883                            $75,000   No
              209                                 $2,069                                 $0   No
              216                                 $8,600                             $8,600   No
              225                                     $0                                 $0   No
              267                                     $0                            $50,000   No
              268                                 $8,334                           $362,992   No
              269                                 $1,172                             $1,172   No
              272                                     $0                                 $0   No
              279                                   $802                             $1,604   No
              286                                     $0                           $165,000   No
              293                                     $0                                 $0   No
              301                                 $1,175                             $1,175   No
              306                                     $0                                 $0   No

                                                                                   Prepayment Code(26)
-----------------   -----------------------   -------------   -------------------------------------------------------------------
Mortgage Loan No.   Interest Accrual Method   Seasoning(25)   LO   DEF   DEF/YM1   YM1   YM2   YM    5%   4%   3%   2%   1%  Open
-----------------   -----------------------   -------------   --   ---   -------   ---   ---   --   --   --   --   --   --   ----
               36   Actual/360                            0   24    92                                                          4
               37   Actual/360                            0   24    92                                                          4
               58   Actual/360                           10   34    82                                                          4
               67   Actual/360                            0   24    92                                                          4



               83   Actual/360                            1   25    91                                                          4
              101   Actual/360                            0   24    92                                                          4
              123   Actual/360                            4   28    88                                                          4
              125   Actual/360                            1   23                    93                                          4
              132   Actual/360                            0   24    92                                                          4
              141   Actual/360                            1   25    91                                                          4
              144   Actual/360                            4   28    88                                                          4
              152   Actual/360                            6   30    86                                                          4
              164   Actual/360                            4   28    88                                                          4
              168   Actual/360                            1   25    91                                                          4
              186   Actual/360                            5   29    87                                                          4
              191   Actual/360                            0   24    92                                                          4
              202   Actual/360                            0   24    92                                                          4
              203   Actual/360                            0   24    92                                                          4
              209   Actual/360                            0   24    92                                                          4
              216   Actual/360                            1   25    91                                                          4
              225   Actual/360                            1   25    91                                                          4
              267   Actual/360                            0   24    92                                                          4
              268   Actual/360                            1   25    91                                                          4
              269   Actual/360                            1   25    91                                                          4
              272   Actual/360                            2   59                    21                                          4
              279   Actual/360                            2   26    90                                                          4
              286   Actual/360                            3   27    89                                                          4
              293   Actual/360                            0   24    92                                                          4
              301   Actual/360                            1   25    91                                                          4
              306   Actual/360                            2   22                    36                                          2


Mortgage Loan No.   YM Formula(27)   Administrative Cost Rate(28)   Mortgage Loan No.
-----------------   --------------   ----------------------------   -----------------
               36                                           4.075                  36
               37                                           4.075                  37
               58                                           4.075                  58
               67                                           4.075                  67



               83                                           4.075                  83
              101                                           4.075                 101
              123                                           4.075                 123
              125   H                                       4.075                 125
              132                                           4.075                 132
              141                                           4.075                 141
              144                                           4.075                 144
              152                                           4.075                 152
              164                                           4.075                 164
              168                                           4.075                 168
              186                                           4.075                 186
              191                                           4.075                 191
              202                                           4.075                 202
              203                                           4.075                 203
              209                                           4.075                 209
              216                                           4.075                 216
              225                                           4.075                 225
              267                                           4.075                 267
              268                                           4.075                 268
              269                                           4.075                 269
              272   H                                       4.075                 272
              279                                           4.075                 279
              286                                           4.075                 286
              293                                           4.075                 293
              301                                           4.075                 301
              306   H                                       4.075                 306

                                   SCHEDULE V

                                MM LOAN SCHEDULE

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


Mortgage Loan No.   CMSA Loan No.   CMSA Property No.   Mortgage Loan Seller(1)
-----------------   -------------   -----------------   -----------------------
              117              76   76-001              MassMutual
              118              77   77-001              MassMutual
              124              83   83-001              MassMutual
              130              89   89-001              MassMutual
              131              90   90-001              MassMutual
              133              92   92-001              MassMutual
              147             106   106-001             MassMutual
              155             114   114-001             MassMutual
              156             115   115-001             MassMutual
              166             125   125-001             MassMutual
              167             126   126-001             MassMutual
              172             131   131-001             MassMutual
              182             140   140-001             MassMutual
              183             141   141-001             MassMutual
              185             143   143-001             MassMutual
              192             150   150-001             MassMutual
              194             152   152-001             MassMutual
              206             164   164-001             MassMutual
              207             165   165-001             MassMutual
              217             172   172-001             MassMutual
              218             173   173-001             MassMutual
              247             200   200-001             MassMutual
              250             203   203-001             MassMutual
              266             219   219-001             MassMutual
              273             226   226-001             MassMutual
              287             239   239-001             MassMutual


Mortgage Loan No.   Property Name(2)                 Loan Group   Cross-Collateralization(2)   Original Balance
-----------------   ------------------------------   ----------   --------------------------   ----------------
              117   Congress Park Apartments                  2   No                                 $8,600,000
              118   Bridgewater Park Apartments               2   No                                 $8,825,000
              124   Pebble Creek Apartments                   2   No                                 $8,215,000
              130   Club At Vero-I (*)                        2   Yes                                $6,330,000
              131   Club At Vero-II (*)                       2   Yes                                  $610,000
              133   Fox Crossing Apartments                   2   No                                 $7,200,000
              147   Sterling Point Apartments                 2   No                                 $6,800,000
              155   Commander Place Apartments                2   No                                 $6,450,000
              156   Grand Point Apartments                    2   No                                 $6,240,000
              166   Ospreys Landing Apartments                2   No                                 $5,915,000
              167   Sinclair Commons                          2   No                                 $5,250,000
              172   Ashton Of Richmond Hill                   2   No                                 $5,650,000
              182   Chimney Ridge - Phase I (D)               2   Yes                                $3,888,000
              183   Chimney Ridge - Phase II (D)              2   Yes                                $1,152,000
              185   Oak Pointe Apartments                     2   No                                 $5,050,000
              192   Woodchase Club Apartments                 2   No                                 $4,806,000
              194   Northpointe Commons Apartments            2   No                                 $4,800,000
              206   Savannah Sound Apartments                 2   No                                 $4,680,000
              207   Indian River Apartments                   2   No                                 $4,500,000
              217   Ravenwood Apartments                      2   No                                 $4,400,000
              218   Arbor Lakes Apartments                    2   No                                 $4,250,000
              247   Village Woods Estates                     2   No                                 $2,985,000
              250   Park Plaza Apartments                     2   No                                 $3,100,000
              266   Chadwick Place Apartments                 2   No                                 $3,070,000
              273   Mission Vista Apts                        2   No                                 $2,420,000
              287   Overland Park Estates                     2   No                                 $1,932,000


Mortgage Loan No.   Cut-Off Date Balance(3)   NOI DSCR(4)   NCF DSCR(4)   Post IO Period NCF DSCR(4)   Cut-Off Date LTV(4)
-----------------   -----------------------   -----------   -----------   --------------------------   -------------------
              117                $7,652,502          1.63          1.56   NAP                                         38.7%
              118                $7,634,016          1.28          1.21   NAP                                         57.6%
              124                $7,330,981          1.57          1.50   NAP                                         42.9%
              130                $6,160,504          1.33          1.25   NAP                                         48.0%
              131                  $609,429          1.33          1.25   NAP                                         48.0%
              133                $6,717,757          1.09          1.03   NAP                                         44.4%
              147                $6,077,918          1.16          1.09   NAP                                         47.9%
              155                $5,675,883          1.58          1.51   NAP                                         38.8%
              156                $5,601,839          1.46          1.41   NAP                                         38.5%
              166                $5,189,393          1.80          1.74   NAP                                         35.3%
              167                $5,180,346          1.29          1.23   NAP                                         40.1%
              172                $5,009,103          1.46          1.37   NAP                                         45.3%
              182                $3,465,702          1.36          1.28   NAP                                         44.8%
              183                $1,026,840          1.36          1.28   NAP                                         44.8%
              185                $4,482,597          1.13          1.05   NAP                                         58.7%
              192                $4,266,929          1.73          1.65   NAP                                         40.3%
              194                $4,234,697          1.09          1.02   NAP                                         67.4%
              206                $3,986,398          1.50          1.42   NAP                                         47.4%
              207                $3,863,384          1.41          1.32   NAP                                         47.3%
              217                $3,706,727          1.36          1.27   NAP                                         43.2%
              218                $3,700,075          1.47          1.40   NAP                                         47.9%
              247                $2,807,177          1.11          1.08   NAP                                         52.9%
              250                $2,776,395          1.40          1.32   NAP                                         48.4%
              266                $2,424,681          1.68          1.56   NAP                                         36.1%
              273                $2,314,750          1.16          1.09   NAP                                         24.8%
              287                $1,928,387          1.26          1.15   NAP                                         46.2%


Mortgage Loan No.   Balloon LTV(4)    Cut-Off Date LTV Without Tax Credits(4)    Balloon LTV Without Tax Credits(4)
-----------------   --------------    ---------------------------------------    ----------------------------------
              117             34.4%                                      38.7%                                 34.4%
              118             45.3%                                      57.6%                                 45.3%
              124             33.5%                                      46.8%                                 36.5%
              130             39.7%                                      64.2%                                 53.0%
              131             39.7%                                      64.2%                                 53.0%
              133             39.9%                                      57.6%                                 51.7%
              147             36.9%                                      52.0%                                 40.1%
              155             30.5%                                      39.6%                                 31.1%
              156             29.7%                                      43.8%                                 33.8%
              166             28.1%                                      35.3%                                 28.1%
              167             30.7%                                      60.2%                                 46.2%
              172             19.3%                                      45.3%                                 19.3%
              182             35.3%                                      47.7%                                 37.6%
              183             35.3%                                      47.7%                                 37.6%
              185             52.1%                                      58.7%                                 52.1%
              192             29.2%                                      51.2%                                 37.0%
              194             53.4%                                      67.4%                                 53.4%
              206             37.1%                                      47.4%                                 37.1%
              207             42.1%                                      47.7%                                 42.4%
              217             12.9%                                      43.2%                                 12.9%
              218             20.2%                                      48.5%                                 20.5%
              247             44.5%                                      68.9%                                 58.0%
              250             34.1%                                      53.2%                                 37.5%
              266              0.4%                                      36.1%                                  0.4%
              273             20.6%                                      56.1%                                 46.5%
              287             33.5%                                      86.4%                                 62.6%


Mortgage Loan No.   Street Address                  City            State   Zip Code   Property Type   Property Sub-Type
-----------------   -----------------------------   -------------   -----   --------   -------------   -----------------
              117   3000 Congress Park Dr           Lake Worth      FL         33461   Multifamily     Garden
              118   5801 Bridgewater Dr             Clarkston       MI         48346   Multifamily     Garden
              124   28600 Pebble Creek Pkwy         Southfield      MI         48034   Multifamily     Garden
              130   6885 20th Street                Vero Beach      FL         32966   Multifamily     Garden
              131   6885 20th Street                Vero Beach      FL         32966   Multifamily     Garden
              133   8350 East Yale Avenue           Denver          CO         80231   Multifamily     Garden
              147   3802 E Baseline Rd              Phoenix         AZ         85040   Multifamily     Garden
              155   5301 Commander Drive            Orlando         FL         32822   Multifamily     Garden
              156   161 Clubhouse Dr                Poughkeepsie    NY         12603   Multifamily     Garden
              166   100 Ospreys Landing             Naples          FL         34104   Multifamily     Garden
              167   132-334 West Gilbert Street     Hampton         VA         23669   Multifamily     Senior Housing
              172   505 Harris Trail Rd             Richmond Hill   GA         31324   Multifamily     Garden
              182   300 Palmetto Park Boulevard     Lexington       SC         29072   Multifamily     Garden
              183   300 Palmetto Park Boulevard     Lexington       SC         29072   Multifamily     Garden
              185   1747 Capital Circle Northeast   Tallahassee     FL         32308   Multifamily     Garden
              192   1100 Rabbit Run Circle          Ann Arbor       MI         48103   Multifamily     Garden
              194   900 Nw 79Th Terrace             Kansas City     MO         64118   Multifamily     Garden
              206   1950 N Point Blvd               Tallahassee     FL         32308   Multifamily     Garden
              207   1305 Indian River Blvd          Vero Beach      FL         32960   Multifamily     Garden
              217   1700 Ravenwood Cir              Kissimmee       FL         34741   Multifamily     Garden
              218   6850 Arbor Lake Dr              Chester         VA         23831   Multifamily     Garden
              247   1500 North 74Th Street          Kansas City     KS         66112   Multifamily     Garden
              250   3950 E Service Rd               West Memphis    AR         72301   Multifamily     Garden
              266   240 Martin Rd Sw                Huntsville      AL         35824   Multifamily     Garden
              273   2425 North Dodge Boulevard      Tucson          AZ         85715   Multifamily     Garden
              287   10009 West 83Rd Terrace         Overland Park   KS         66212   Multifamily     Garden


Mortgage Loan No.   Units/SF(5)   Year Built   Year Renovated   Percent Leased(6)    Percent Leased as of Date(6)
-----------------   -----------   ----------   --------------   -----------------    ----------------------------
              117           288         1995              NAP                97.2%   09/22/2006
              118           264         1995              NAP                86.7%   09/21/2006
              124           256         1996              NAP                96.9%   09/21/2006
              130           184         2001              NAP                96.7%   09/21/2006
              131           184         2001              NAP                96.7%   09/21/2006
              133           220         1996              NAP                95.0%   09/20/2006
              147           224         1995              NAP                90.6%   09/21/2006
              155           216         1996              NAP                98.6%   09/19/2006
              156           156         1997              NAP                98.1%   10/09/2006
              166           176         1996              NAP                95.0%   09/27/2006
              167           138         2004              NAP               100.0%   09/27/2006
              172           233         1995              NAP                99.6%   09/18/2006
              182           152         1996              NAP                91.5%   09/20/2006
              183            48         1996              NAP                91.5%   09/20/2006
              185           184         1993              NAP                79.3%   09/20/2006
              192           144         1999              NAP                91.0%   09/27/2006
              194           158         1995              NAP                96.8%   06/30/2006
              206           160         1995              NAP                91.9%   09/20/2006
              207           180         1995             2005                99.4%   09/21/2006
              217           185         1994              NAP                97.8%   09/19/2006
              218           126         1995              NAP                96.8%   10/03/2006
              247            63    1997/1998              NAP               100.0%   09/20/2006
              250           128         1996              NAP                93.0%   09/29/2006
              266           181         1993             2005                97.2%   09/29/2006
              273            80         2000              NAP                95.0%   09/21/2006
              287            60         1978             2006               100.0%   09/20/2006


Mortgage Loan No.   Security Type(7)   Lien Position   Related Borrower List
-----------------   ----------------   -------------   ---------------------------------
              117   Fee                First           117, 185, 207, 247
              118   Fee                First           118, 124, 147, 156, 192, 206, 218
              124   Fee                First           118, 124, 147, 156, 192, 206, 218
              130   Fee                First           130, 131
              131   Fee                First           130, 131
              133   Fee                First
              147   Fee                First           118, 124, 147, 156, 192, 206, 218
              155   Fee                First           155, 182, 183
              156   Fee                First           118, 124, 147, 156, 192, 206, 218
              166   Fee                First           166, 167
              167   Fee                First           166, 167
              172   Fee                First           172, 217
              182   Fee                First           155, 182, 183
              183   Fee                First           155, 182, 183
              185   Fee                First           117, 185, 207, 247
              192   Fee                First           118, 124, 147, 156, 192, 206, 218
              194   Fee                First           194, 250, 266
              206   Fee                First           118, 124, 147, 156, 192, 206, 218
              207   Fee                First           117, 185, 207, 247
              217   Fee                First           172, 217
              218   Fee                First           118, 124, 147, 156, 192, 206, 218
              247   Fee                First           117, 185, 207, 247
              250   Fee                First           194, 250, 266
              266   Fee                First           194, 250, 266
              273   Fee                First
              287   Fee                First


Mortgage Loan No.   Cut-Off Date Balance per Unit or SF   Note Date(8)   First Payment Date (P&I)(9)
-----------------   -----------------------------------   ------------   ---------------------------
              117                               $26,571   11/14/1996     12/01/1996
              118                               $28,917   03/29/1996     05/01/1996
              124                               $28,637   04/11/1997     05/01/1997
              130                               $36,793   11/01/2004     12/10/2004
              131                               $36,793   10/26/2006     12/10/2006
              133                               $30,535   03/10/1998     05/01/1998
              147                               $27,134   07/30/1997     09/10/1997
              155                               $26,277   09/05/1996     10/01/1996
              156                               $35,909   09/30/1997     11/10/1997
              166                               $29,485   05/08/1996     06/01/1996
              167                               $37,539   07/08/2005     08/10/2005
              172                               $21,498   12/30/1996     02/01/1997
              182                               $22,463   12/30/1996     02/01/1997
              183                               $22,463   12/30/1996     02/01/1997
              185                               $24,362   10/28/1996     12/01/1996
              192                               $29,631   09/29/1998     11/10/1998
              194                               $26,802   07/18/1996     09/01/1996
              206                               $24,915   02/14/1996     03/01/1996
              207                               $21,463   02/29/1996     04/01/1996
              217                               $20,036   12/22/1995     02/01/1996
              218                               $29,366   07/03/1996     08/01/1996
              247                               $44,558   05/02/2000     07/01/2000
              250                               $21,691   04/15/1997     05/01/1997
              266                               $13,396   12/22/1995     02/01/1996
              273                               $28,934   09/20/2001     11/10/2001
              287                               $32,140   09/29/2005     11/10/2006


Mortgage Loan No.   First Payment Date (IO)(9)   Maturity Date   Due Date   Grace Period(10)   ARD Loan   Lockbox Status
-----------------   --------------------------   -------------   --------   ----------------   --------   --------------
              117   NAP                          11/01/2011             1                 10   No         None
              118   NAP                          04/01/2014             1                 10   No         None
              124   NAP                          04/01/2015             1                 10   No         None
              130   NAP                          06/10/2016            10                 10   No         None
              131   NAP                          06/10/2016            10                 10   No         None
              133   NAP                          04/01/2013             1                  5   No         None
              147   NAP                          08/10/2015            10                 10   No         None
              155   NAP                          09/01/2014             1                 10   No         None
              156   NAP                          10/10/2015            10                  0   No         None
              166   NAP                          05/01/2014             1                 10   No         None
              167   NAP                          07/10/2020            10                 10   No         None
              172   NAP                          01/01/2022             1                 10   No         None
              182   NAP                          01/01/2015             1                 10   No         None
              183   NAP                          01/01/2015             1                 10   No         None
              185   NAP                          11/01/2011             1                 10   No         None
              192   NAP                          10/10/2016            10                 10   No         None
              194   NAP                          08/01/2014             1                 10   No         None
              206   NAP                          02/01/2014             1                 10   No         None
              207   NAP                          03/01/2011             1                 10   No         None
              217   NAP                          01/01/2021             1                 10   No         None
              218   NAP                          07/01/2021             1                 10   No         None
              247   NAP                          06/01/2015             1                 10   No         None
              250   NAP                          04/01/2017             1                 10   No         None
              266   NAP                          01/01/2021             1                 10   No         None
              273   NAP                          10/10/2016            10                 10   No         None
              287   11/10/2005                   10/10/2021            10                 10   No         None


Mortgage Loan No.   Lockbox Type   Original Term to Maturity   Remaining Term to Maturity   Original Amort. Term (11)
-----------------   ------------   -------------------------   --------------------------   -------------------------
              117   NAP                                  180                           59                         360
              118   NAP                                  216                           88                         360
              124   NAP                                  216                          100                         360
              130   NAP                                  139                          114                         360
              131   NAP                                  115                          114                         360
              133   NAP                                  180                           76                         360
              147   NAP                                  216                          104                         360
              155   NAP                                  216                           93                         360
              156   NAP                                  216                          106                         360
              166   NAP                                  216                           89                         360
              167   NAP                                  180                          163                         360
              172   NAP                                  300                          181                         360
              182   NAP                                  216                           97                         360
              183   NAP                                  216                           97                         360
              185   NAP                                  180                           59                         360
              192   NAP                                  216                          118                         360
              194   NAP                                  216                           92                         360
              206   NAP                                  216                           86                         360
              207   NAP                                  180                           51                         360
              217   NAP                                  300                          169                         336
              218   NAP                                  300                          175                         360
              247   NAP                                  180                          102                         360
              250   NAP                                  240                          124                         360
              266   NAP                                  300                          169                         300
              273   NAP                                  180                          118                         360
              287   NAP                                  192                          178                         360


Mortgage Loan No.   Remaining Amort. Term   Mortgage Rate    Monthly Payment (P&I)   Monthly Payment (IO)
-----------------   ---------------------   -------------    ---------------------   ---------------------
              117                     239           8.810%                 $68,026                     NAP
              118                     232           8.000%                 $64,755                     NAP
              124                     244           8.550%                 $63,458                     NAP
              130                     335           5.930%                 $37,667                     NAP
              131                     359           6.320%                  $3,784                     NAP
              133                     256           9.100%                 $58,452                     NAP
              147                     246           8.540%                 $52,480                     NAP
              155                     237           8.400%                 $49,139                     NAP
              156                     250           8.380%                 $47,451                     NAP
              166                     233           8.580%                 $45,818                     NAP
              167                     343           7.500%                 $36,709                     NAP
              172                     241           8.450%                 $43,244                     NAP
              182                     241           8.740%                 $30,560                     NAP
              183                     241           8.740%                  $9,055                     NAP
              185                     239           8.680%                 $39,477                     NAP
              192                     262           6.750%                 $31,172                     NAP
              194                     236           8.610%                 $37,283                     NAP
              206                     230           7.500%                 $32,724                     NAP
              207                     231           7.750%                 $32,239                     NAP
              217                     205           8.450%                 $34,222                     NAP
              218                     235           8.050%                 $31,334                     NAP
              247                     282           8.810%                 $23,612                     NAP
              250                     244           8.750%                 $24,388                     NAP
              266                     169           8.400%                 $24,514                     NAP
              273                     298           8.930%                 $19,351                     NAP
              287                     358           6.340%                 $12,009                 $10,207


Mortgage Loan No.   Third Most Recent NOI   Third Most Recent NOI End Date   Second Most Recent NOI
-----------------   ---------------------   ------------------------------   ----------------------
              117              $1,169,711   12/31/2004                                   $1,292,266
              118                $893,591   12/31/2004                                     $746,338
              124              $1,341,840   12/31/2004                                   $1,119,356
              130                     NAP   NAP                                            $639,258
              131                     NAP   NAP                                            $639,258
              133                $673,657   12/31/2004                                     $614,168
              147                $353,703   12/31/2004                                     $523,141
              155                $735,181   12/31/2004                                     $776,490
              156                $809,930   12/31/2004                                     $809,425
              166                $735,027   12/31/2004                                     $897,819
              167                     NAP   NAP                                                 NAP
              172                $478,633   12/31/2004                                     $599,471
              182                $419,937   12/31/2004                                     $375,254
              183                $132,611   12/31/2004                                     $120,478
              185                $340,660   12/31/2004                                     $438,933
              192                $562,167   12/31/2004                                     $529,468
              194                $418,050   12/31/2004                                     $425,625
              206                $530,637   12/31/2004                                     $595,814
              207                $416,058   12/31/2004                                     $513,642
              217                $588,800   12/31/2004                                     $575,494
              218                $577,333   12/31/2004                                     $536,632
              247                $263,408   12/31/2004                                     $296,498
              250                $293,287   12/31/2004                                     $327,946
              266                $190,463   12/31/2004                                     $312,027
              273                $207,511   12/31/2004                                     $299,454
              287                     NAP   NAP                                                 NAP


Mortgage Loan No.   Second Most Recent NOI End Date   Most Recent NOI   Most Recent NOI End Date   Underwritten EGI
-----------------   -------------------------------   ---------------   ------------------------   ----------------
              117   12/31/2005                             $1,378,289   06/30/2006                       $2,610,264
              118   12/31/2005                               $874,556   06/30/2006                       $2,174,300
              124   12/31/2005                             $1,279,163   06/30/2006                       $2,532,483
              130   12/31/2005                               $664,237   06/30/2006                       $1,484,522
              131   12/31/2005                               $664,237   06/30/2006                       $1,484,522
              133   12/31/2005                               $746,033   06/30/2006                       $1,731,637
              147   12/31/2005                               $712,293   06/30/2006                       $1,569,754
              155   12/31/2005                               $962,143   06/30/2006                       $1,999,905
              156   12/31/2005                               $834,874   06/30/2006                       $1,786,946
              166   12/31/2005                             $1,041,064   06/30/2006                       $1,861,056
              167   NAP                                      $569,211   06/30/2006                       $1,062,782
              172   12/31/2005                               $675,993   06/30/2006                       $1,501,175
              182   12/31/2005                               $444,880   06/30/2006                       $1,214,103
              183   12/31/2005                               $140,489   06/30/2006                         $354,903
              185   12/31/2005                               $510,618   06/30/2006                       $1,121,385
              192   12/31/2005                               $601,759   06/30/2006                       $1,390,681
              194   12/31/2005                               $488,352   06/30/2006                         $962,096
              206   12/31/2005                               $626,494   06/30/2006                       $1,238,551
              207   12/31/2005                               $520,200   06/30/2006                       $1,339,537
              217   12/31/2005                               $569,455   06/30/2006                       $1,200,956
              218   12/31/2005                               $640,003   06/30/2006                       $1,073,490
              247   12/31/2005                               $308,438   06/30/2006                         $604,371
              250   12/31/2005                               $417,302   06/30/2006                         $803,684
              266   12/31/2005                               $455,347   06/30/2006                       $1,065,441
              273   12/31/2005                               $297,554   06/30/2006                         $506,140
              287   NAP                                      $187,736   06/30/2006                         $439,004


Mortgage Loan No.   Underwritten Expenses   Underwritable NOI   Underwritten Reserves   Underwritable Cash Flow
-----------------   ---------------------   -----------------   ---------------------   -----------------------
              117              $1,276,369          $1,333,895                 $57,600                $1,276,295
              118              $1,180,517            $993,783                 $52,800                  $940,983
              124              $1,337,794          $1,194,689                 $51,200                $1,143,489
              130                $824,984            $659,538                 $36,800                  $622,738
              131                $824,984            $659,538                 $36,800                  $622,738
              133                $967,510            $764,127                 $44,000                  $720,127
              147                $839,728            $730,026                 $44,800                  $685,226
              155              $1,067,379            $932,526                 $43,200                  $889,326
              156                $955,660            $831,286                 $31,200                  $800,086
              166                $868,973            $992,083                 $35,200                  $956,883
              167                $492,756            $570,026                 $28,000                  $542,026
              172                $741,258            $759,917                 $46,600                  $713,317
              182                $700,096            $514,007                 $30,400                  $483,607
              183                $221,082            $133,821                  $9,600                  $124,221
              185                $587,056            $534,329                 $36,800                  $497,529
              192                $745,230            $645,451                 $28,800                  $616,651
              194                $475,335            $486,761                 $31,600                  $455,161
              206                $650,375            $588,177                 $32,000                  $556,177
              207                $792,515            $547,022                 $36,000                  $511,022
              217                $643,138            $557,818                 $36,800                  $521,018
              218                $520,255            $553,235                 $25,200                  $528,035
              247                $288,782            $315,589                  $9,450                  $306,139
              250                $392,563            $411,121                 $25,600                  $385,521
              266                $570,492            $494,949                 $36,000                  $458,949
              273                $237,864            $268,276                 $16,000                  $252,276
              287                $257,585            $181,419                 $15,000                  $166,419


Mortgage Loan No.   Balloon Balance   Current Value(12)   Source of Value(12)   Market Study Capitalization Rate(12)
-----------------   ---------------   -----------------   -------------------   ------------------------------------
              117        $6,799,967         $19,761,407   Market Study                                         6.750%
              118        $6,006,800         $13,250,440   Market Study                                         7.500%
              124        $5,724,779         $17,080,701   Market Study                                         7.625%
              130        $5,070,714         $14,089,621   Market Study                                         6.250%
              131          $521,096         $14,089,621   Market Study                                         6.250%
              133        $6,033,374         $15,114,596   Market Study                                         6.550%
              147        $4,683,138         $12,675,717   Market Study                                         6.250%
              155        $4,466,555         $14,632,684   Market Study                                         6.500%
              156        $4,317,472         $14,532,445   Market Study                                         6.500%
              166        $4,126,776         $14,697,526   Market Study                                         6.750%
              167        $3,971,782         $12,930,537   Market Study                                         6.625%
              172        $2,137,959         $11,053,338   Market Study                                         6.875%
              182        $2,730,376          $8,086,286   Market Study                                         6.875%
              183          $808,905          $1,946,752   Market Study                                         6.875%
              185        $3,976,588          $7,633,271   Market Study                                         7.000%
              192        $3,084,450         $10,578,076   Market Study                                         7.750%
              194        $3,353,275          $6,280,787   Market Study                                         7.750%
              206        $3,113,979          $8,402,529   Market Study                                         7.000%
              207        $3,434,888          $8,162,534   Market Study                                         6.750%
              217        $1,111,275          $8,581,815   Market Study                                         6.500%
              218        $1,563,620          $7,729,963   Market Study                                         7.250%
              247        $2,359,982          $5,303,644   Market Study                                         7.750%
              250        $1,955,871          $5,741,581   Market Study                                         7.875%
              266           $24,273          $6,711,173   Market Study                                         7.375%
              273        $1,920,372          $9,330,823   Market Study                                         6.500%
              287        $1,397,238          $4,173,285   Market Study                                         8.125%


Mortgage Loan No.   Valuation Date   Largest Tenant(12)   Lease Expiration Date   % NSF   Second Largest Tenant(13)
-----------------   --------------   ------------------   ---------------------   -----   -------------------------
              117   09/22/2006       NAP                  NAP                     NAP     NAP
              118   09/21/2006       NAP                  NAP                     NAP     NAP
              124   09/21/2006       NAP                  NAP                     NAP     NAP
              130   09/21/2006       NAP                  NAP                     NAP     NAP
              131   09/21/2006       NAP                  NAP                     NAP     NAP
              133   09/20/2006       NAP                  NAP                     NAP     NAP
              147   09/21/2006       NAP                  NAP                     NAP     NAP
              155   09/19/2006       NAP                  NAP                     NAP     NAP
              156   10/09/2006       NAP                  NAP                     NAP     NAP
              166   09/27/2006       NAP                  NAP                     NAP     NAP
              167   09/27/2006       NAP                  NAP                     NAP     NAP
              172   09/18/2006       NAP                  NAP                     NAP     NAP
              182   09/20/2006       NAP                  NAP                     NAP     NAP
              183   09/20/2006       NAP                  NAP                     NAP     NAP
              185   09/20/2006       NAP                  NAP                     NAP     NAP
              192   09/27/2006       NAP                  NAP                     NAP     NAP
              194   09/20/2006       NAP                  NAP                     NAP     NAP
              206   09/20/2006       NAP                  NAP                     NAP     NAP
              207   09/21/2006       NAP                  NAP                     NAP     NAP
              217   09/19/2006       NAP                  NAP                     NAP     NAP
              218   10/03/2006       NAP                  NAP                     NAP     NAP
              247   09/20/2006       NAP                  NAP                     NAP     NAP
              250   09/29/2006       NAP                  NAP                     NAP     NAP
              266   09/29/2006       NAP                  NAP                     NAP     NAP
              273   09/21/2006       NAP                  NAP                     NAP     NAP
              287   09/20/2006       NAP                  NAP                     NAP     NAP


Mortgage Loan No.   Lease Expiration Date   % NSF   Third Largest Tenant(13)   Lease Expiration Date   % NSF
-----------------   ---------------------   -----   ------------------------   ---------------------   -----
              117   NAP                     NAP     NAP                        NAP                     NAP
              118   NAP                     NAP     NAP                        NAP                     NAP
              124   NAP                     NAP     NAP                        NAP                     NAP
              130   NAP                     NAP     NAP                        NAP                     NAP
              131   NAP                     NAP     NAP                        NAP                     NAP
              133   NAP                     NAP     NAP                        NAP                     NAP
              147   NAP                     NAP     NAP                        NAP                     NAP
              155   NAP                     NAP     NAP                        NAP                     NAP
              156   NAP                     NAP     NAP                        NAP                     NAP
              166   NAP                     NAP     NAP                        NAP                     NAP
              167   NAP                     NAP     NAP                        NAP                     NAP
              172   NAP                     NAP     NAP                        NAP                     NAP
              182   NAP                     NAP     NAP                        NAP                     NAP
              183   NAP                     NAP     NAP                        NAP                     NAP
              185   NAP                     NAP     NAP                        NAP                     NAP
              192   NAP                     NAP     NAP                        NAP                     NAP
              194   NAP                     NAP     NAP                        NAP                     NAP
              206   NAP                     NAP     NAP                        NAP                     NAP
              207   NAP                     NAP     NAP                        NAP                     NAP
              217   NAP                     NAP     NAP                        NAP                     NAP
              218   NAP                     NAP     NAP                        NAP                     NAP
              247   NAP                     NAP     NAP                        NAP                     NAP
              250   NAP                     NAP     NAP                        NAP                     NAP
              266   NAP                     NAP     NAP                        NAP                     NAP
              273   NAP                     NAP     NAP                        NAP                     NAP
              287   NAP                     NAP     NAP                        NAP                     NAP


Mortgage Loan No.   Insurance Escrow in Place   Tax Escrow in Place(14)   Capital Expenditure Escrow in Place(15)
-----------------   -------------------------   -----------------------   ---------------------------------------
              117   No                          Yes                       Yes
              118   No                          Yes                       Yes
              124   No                          Yes                       Yes
              130   No                          Yes                       Yes
              131   No                          No                        No
              133   No                          Yes                       Yes
              147   No                          Yes                       Yes
              155   No                          Yes                       Yes
              156   No                          Yes                       Yes
              166   No                          Yes                       Yes
              167   No                          Yes                       Yes
              172   No                          Yes                       Yes
              182   No                          Yes                       Yes
              183   No                          Yes                       Yes
              185   No                          Yes                       Yes
              192   No                          Yes                       Yes
              194   No                          Yes                       Yes
              206   No                          Yes                       Yes
              207   No                          Yes                       Yes
              217   No                          Yes                       Yes
              218   No                          Yes                       Yes
              247   No                          Yes                       Yes
              250   No                          Yes                       Yes
              266   No                          Yes                       Yes
              273   No                          Yes                       Yes
              287   No                          Yes                       Yes


Mortgage Loan No.   TI/LC Escrow in Place(16)   Other Escrow Description(17)   Springing Escrow Description(18)
-----------------   -------------------------   ----------------------------   --------------------------------
              117   No                          NAP                            Insurance
              118   No                          NAP                            Insurance
              124   No                          NAP                            Insurance
              130   No                          NAP                            Insurance
              131   No                          NAP                            NAP
              133   No                          NAP                            Insurance
              147   No                          NAP                            NAP
              155   No                          NAP                            Insurance
              156   No                          NAP                            Insurance
              166   No                          NAP                            Insurance
              167   No                          NAP                            Insurance
              172   No                          NAP                            Insurance
              182   No                          NAP                            Insurance
              183   No                          NAP                            Insurance
              185   No                          NAP                            Insurance
              192   No                          NAP                            Insurance
              194   No                          NAP                            Insurance
              206   No                          NAP                            Insurance
              207   No                          NAP                            Insurance
              217   No                          NAP                            Insurance
              218   No                          NAP                            Insurance
              247   No                          NAP                            Insurance
              250   No                          NAP                            Insurance
              266   No                          NAP                            Insurance
              273   No                          NAP                            Insurance
              287   No                          NAP                            Insurance


Mortgage Loan No.   Initial Capital Expenditure Escrow Requirement(19)
-----------------   --------------------------------------------------
              117                                                 $150
              118                                                 $200
              124                                                 $150
              130                                                 $200
              131                                                   $0
              133                                                 $200
              147                                                 $200
              155                                                 $200
              156                                                 $200
              166                                                 $200
              167                                                 $200
              172                                                 $200
              182                                                 $200
              183                                                 $200
              185                                                 $175
              192                                                 $150
              194                                                 $200
              206                                                 $200
              207                                                 $200
              217                                                 $200
              218                                                 $200
              247                                                 $200
              250                                                 $200
              266                                                 $200
              273                                                 $200
              287                                                 $200


Mortgage Loan No.   Monthly Capital Expenditure Escrow Requirement(20)
-----------------   --------------------------------------------------
              117                                               $6,000
              118                                               $4,400
              124                                               $4,267
              130                                               $3,067
              131                                                   $0
              133                                               $5,844
              147                                               $3,733
              155                                               $3,600
              156                                               $2,600
              166                                               $2,933
              167                                               $2,300
              172                                               $3,883
              182                                               $2,533
              183                                                 $800
              185                                               $4,217
              192                                               $2,400
              194                                               $2,633
              206                                               $2,667
              207                                               $3,750
              217                                               $3,083
              218                                               $1,838
              247                                               $1,050
              250                                               $2,133
              266                                               $3,017
              273                                               $1,333
              287                                               $1,500


Mortgage Loan No.   Current Capital Expenditure Escrow Balance(21)   Initial TI/LC Escrow Requirement(22)
-----------------   ----------------------------------------------   ------------------------------------
              117                                          $31,612                                     $0
              118                                         $166,942                                     $0
              124                                         $291,369                                     $0
              130                                         $207,922                                     $0
              131                                               $0                                     $0
              133                                          $13,586                                     $0
              147                                         $114,447                                     $0
              155                                         $140,131                                     $0
              156                                         $221,596                                     $0
              166                                         $144,159                                     $0
              167                                          $34,622                                     $0
              172                                         $559,403                                     $0
              182                                          $99,712                                     $0
              183                                          $31,488                                     $0
              185                                          $67,917                                     $0
              192                                         $230,723                                     $0
              194                                         $150,516                                     $0
              206                                         $119,363                                     $0
              207                                           $1,255                                     $0
              217                                         $201,826                                     $0
              218                                         $177,662                                     $0
              247                                           $1,007                                     $0
              250                                             $382                                     $0
              266                                         $264,792                                     $0
              273                                          $16,801                                     $0
              287                                          $13,513                                     $0


Mortgage Loan No.   Monthly TI/LC Escrow Requirement(23)   Current TI/LC Escrow Balance(24)   Environmental Insurance
-----------------   ------------------------------------   --------------------------------   -----------------------
              117                                     $0                                 $0   No
              118                                     $0                                 $0   No
              124                                     $0                                 $0   No
              130                                     $0                                 $0   No
              131                                     $0                                 $0   No
              133                                     $0                                 $0   No
              147                                     $0                                 $0   No
              155                                     $0                                 $0   No
              156                                     $0                                 $0   No
              166                                     $0                                 $0   No
              167                                     $0                                 $0   No
              172                                     $0                                 $0   No
              182                                     $0                                 $0   No
              183                                     $0                                 $0   No
              185                                     $0                                 $0   No
              192                                     $0                                 $0   No
              194                                     $0                                 $0   No
              206                                     $0                                 $0   No
              207                                     $0                                 $0   No
              217                                     $0                                 $0   No
              218                                     $0                                 $0   No
              247                                     $0                                 $0   No
              250                                     $0                                 $0   No
              266                                     $0                                 $0   No
              273                                     $0                                 $0   No
              287                                     $0                                 $0   No

                                                                                      Prepayment Code(26)
                                                              -------------------------------------------------------------------
Mortgage Loan No.   Interest Accrual Method   Seasoning(25)   LO   DEF   DEF/YM1   YM1   YM2   YM    5%   4%   3%   2%   1%  Open
-----------------   -----------------------   -------------   --   ---   -------   ---   ---   --   --   --   --   --   --   ----
              117   30/360                              121   120                   53                                          7
              118   30/360                              128   120                   89                                          7
              124   30/360                              116   120                   89                                          7
              130   30/360                               25   133                    2                                          4
              131   30/360                                1   109                    2                                          4
              133   Actual/360                          104   119                              60                               1
              147   30/360                              112   120                   92                                          4
              155   30/360                              123   119                   90                                          7
              156   30/360                              110   120                   92                                          4
              166   30/360                              127   120                   89                                          7
              167   30/360                               17   120                         57                                    3
              172   30/360                              119   119                  177                                          4
              182   30/360                              119   119                   90                                          7
              183   30/360                              119   119                   90                                          7
              185   30/360                              121   120                   56                                          4
              192   30/360                               98   120                   89                                          7
              194   30/360                              124   108                  104                                          4
              206   30/360                              130   120                   89                                          7
              207   30/360                              129   120                   56                                          4
              217   30/360                              131   120                  176                                          4
              218   30/360                              125                        296                                          4
              247   30/360                               78   120                   57                                          3
              250   30/360                              116   120                  116                                          4
              266   30/360                              131   120                  176                                          4
              273   30/360                               62   119                   57                                          4
              287   30/360                               14   167                         22                                    3


Mortgage Loan No.   YM Formula(27)   Administrative Cost Rate(28)   Mortgage Loan No.
-----------------   --------------   ----------------------------   -----------------
              117   G                                      10.075                 117
              118   G                                      10.075                 118
              124   G                                      10.075                 124
              130   J                                      10.075                 130
              131   J                                      10.075                 131
              133   K                                      10.075                 133
              147   M                                      10.075                 147
              155   G                                      10.075                 155
              156   M                                      10.075                 156
              166   G                                      10.075                 166
              167   N                                      10.075                 167
              172   G                                      10.075                 172
              182   M                                      10.075                 182
              183   M                                      10.075                 183
              185   G                                      10.075                 185
              192   M                                      10.075                 192
              194   G                                      10.075                 194
              206   G                                      10.075                 206
              207   G                                      10.075                 207
              217   G                                      10.075                 217
              218   G                                      10.075                 218
              247   J                                      10.075                 247
              250   G                                      10.075                 250
              266   G                                      10.075                 266
              273   M                                      10.075                 273
              287   S                                      10.075                 287

                                   SCHEDULE VI

                                  [ Reserved ]

                                  SCHEDULE VII

             LIST OF ESCROW ACCOUNTS NOT CURRENTLY ELIGIBLE ACCOUNTS
                                (Section 8.3(e))

Morgan Stanley Mortgage Capital Inc.

NONE

LaSalle Bank National Association

NONE

Prudential Mortgage Capital Funding, LLC:

NONE

Massachusetts Mutual Life Insurance Company:

NONE

SunTrust Bank:

NONE

                                  SCHEDULE VIII

                   CERTAIN ESCROW ACCOUNTS FOR WHICH A REPORT
                        UNDER SECTION 5.1(g) IS REQUIRED

Morgan Stanley Mortgage Capital Inc.:

Gateway Office Building
65,75,77 Prospect Street
The Crossings Center

LaSalle Bank National Association:

Harbour Centre
The Ridge at Taylor Station & Heatherwood Terrace
10 Falcon Crest Drive

Prudential Mortgage Capital Funding, LLC:

Holiday Inn Select Appleton - Performance Reserve: $1,000,000
Columbus Park - Rent Achievement LOC: $300,000
600 Health Park - Occupancy Reserve: $950,000
Air Center Plaza - Holdback Reserve: $575,000

Massachusetts Mutual Life Insurance Company:

NONE

SunTrust Bank:

New Horizon Apartments

                                   SCHEDULE IX

       LIST OF MORTGAGORS THAT ARE THIRD-PARTY BENEFICIARIES UNDER SECTION
                                     2.3(a)

Morgan Stanley Mortgage Capital Inc.:

NONE

LaSalle Bank National Association:

Follini Portfolio -- Stroudwater Crossings and Follini Portfolio Orthopaedic Associates

Prudential Mortgage Capital Funding, LLC:

NONE

Massachusetts Mutual Life Insurance Company:

NONE

SunTrust Bank:

KimBall Cababan - CABANA MEMPHIS LLC
New Horizon - NEW HORIZON MEMPHIS ONE LLC, a Delaware limited liability company.

                                   SCHEDULE X

                                   [Reserved]

                                   SCHEDULE XI

                                EARN-OUT RESERVES

Morgan Stanley Mortgage Capital Inc.:

NONE

LaSalle Bank National Association:

NONE

Prudential Mortgage Capital Funding, LLC:
Holiday Inn Select Appleton - Performance Reserve: $1,000,000
Columbus Park - Rent Achievement LOC: $300,000
600 Health Park - Occupancy Reserve: $950,000
Air Center Plaza - Holdback Reserve: $575,000

Massachusetts Mutual Life Insurance Company:

NONE

SunTrust Bank:

NONE

                                  SCHEDULE XII

      LIST OF MORTGAGE LOANS FOR WHICH A SCHEDULED PAYMENT IS DUE AFTER THE
                           END OF A COLLECTION PERIOD

Morgan Stanley Mortgage Capital Inc.:

NA

LaSalle Bank National Association:

NA

Prudential Mortgage Capital Funding, LLC:

NA

Massachusetts Mutual Life Insurance Company:

NA

SunTrust Bank:

NA

                                  SCHEDULE XIII

        LIST OF MORTGAGE LOANS THAT PERMIT VOLUNTARY PRINCIPAL PREPAYMENT
                   WITHOUT PAYMENT OF A FULL MONTH'S INTEREST

Morgan Stanley Mortgage Capital Inc.:

NA

LaSalle Bank National Association:

NA

Prudential Mortgage Capital Funding, LLC:

NA

Massachusetts Mutual Life Insurance Company:

NA

SunTrust Bank:

NA

                                  SCHEDULE XIV

                                   [Reserved]

                                   SCHEDULE XV

                                   [Reserved]

                                  SCHEDULE XVI

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria":

                                                                                                          APPLICABLE
                                         RELEVANT SERVICING CRITERIA                                      PARTY(IES)
--------------------------------------------------------------------------------------------------------------------------
     Reference                                     Criteria
--------------------------------------------------------------------------------------------------------------------------
                                       General Servicing Considerations
--------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance                     Paying Agent
                     or other triggers and events of default in accordance with the                      Master Servicers
                     transaction agreements.                                                             Special Servicers
                                                                                                         Primary Servicers
--------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)       If any material servicing activities are outsourced to third                         Paying Agent
                     parties, policies and procedures are instituted to monitor the                      Master Servicers
                     third party's performance and compliance with such servicing                        Special Servicers
                     activities.                                                                         Primary Servicers
--------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a                              N/A
                     back-up servicer for the mortgage loans are maintained.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect                         Paying Agent
                     on the party participating in the servicing function                                Master Servicers
                     throughout the reporting period in the amount of coverage                           Special Servicers
                     required by and otherwise in accordance with the terms of the                       Primary Servicers
                     transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
                                      Cash Collection and Administration
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)        Payments on mortgage loans are deposited into the                                    Paying Agent
                     appropriate custodial bank accounts and related bank                                Master Servicers
                     clearing accounts no more than two business days following                          Special Servicers
                     receipt, or such other number of days specified in the transaction                  Primary Servicers
                     agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to                   Paying Agent
                     an investor are made only by authorized personnel.                                  Master Servicers
                                                                                                         Primary Servicers
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows                   Master Servicers
                     or distributions, and any interest or other fees charged for                        Special Servicers
                     such advances, are made, reviewed and approved as specified                         Primary Servicers
                     in the transaction agreements.                                                        Paying Agent
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)       The related accounts for the transaction, such as cash reserve                        Paying Agent
                     accounts or accounts established as a form of                                       Master Servicers
                     overcollateralization, are separately maintained (e.g., with                        Special Servicers
                     respect to commingling of cash) as set forth in the transaction                     Primary Servicers
                     agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)        Each custodial account is maintained at a federally insured                           Paying Agent
                     depository institution as set forth in the transaction                              Master Servicers
                     agreements. For purposes of this criterion, "federally                              Special Servicers
                     insured depository institution" with respect to a foreign                           Primary Servicers
                     financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities
                     Exchange Act.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized                       Master Servicers
                     access.                                                                             Special Servicers
                                                                                                           Paying Agent
                                                                                                         Primary Servicers
--------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all                               Paying Agent
                     asset-backed securities related bank accounts, including                            Master Servicers
                     custodial accounts and related bank clearing accounts.                              Special Servicers
                     These reconciliations are (A) mathematically accurate; (B)                          Primary Servicers
                     prepared within 30 calendar days after the bank statement
                     cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by
                     someone other than the person who prepared the
                     reconciliation; and (D) contain explanations for
                     reconciling items. These reconciling items are resolved
                     within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
                                      Investor Remittances and Reporting
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)        Reports to investors, including those to be filed with the
                     Commission, are maintained in accordance with the
                     transaction agreements and applicable Commission
                     requirements. Specifically, such reports:
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)(A)     (A) are prepared in accordance with timeframes and other                            Master Servicers
                     terms set forth in the transaction agreements;                                      Primary Servicers
                                                                                                         Paying Agent
                                                                                                         Party who files
                                                                                                         report
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)(B)     (B) provide information calculated in accordance with the                           Paying Agent
                     terms specified in the transaction agreements;
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)(C)     (C) are filed with the Commission as required by its rules                          Party who files
                     and regulations; and                                                                report
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)(D)     (D) agree with investors' or the trustee's records as to                            Paying Agent
                     the total unpaid principal balance and number of mortgage
                     loans serviced by each of the Master Servicer and Special
                     Servicer.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in                              Paying Agent
                     accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)      Disbursements made to an investor are posted within two business                    Paying Agent
                     days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)       Amounts remitted to investors per the investor reports agree with                   Paying Agent
                     cancelled checks, or other form of payment, or custodial bank statements.
--------------------------------------------------------------------------------------------------------------------------
                                          Pool Asset Administration
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)        Collateral or security on mortgage loans is maintained as required                      Trustee
                     by the transaction agreements or related mortgage loan documents.                   Master Servicers
                                                                                                         Special Servicers
                                                                                                         Primary Servicers
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)       Mortgage loan and related documents are safeguarded as required by the                  Trustee
                     transaction agreements
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are                         Custodian
                     made, reviewed and approved in accordance with any conditions or                    Master Servicers
                     requirements in the transaction agreements.                                         Special Servicers
                                                                                                         Primary Servicers
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in accordance               Master Servicers
                     with the related mortgage loan documents are posted to the Servicer's               Primary Servicers
                     obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items
                     (e.g., escrow) in accordance with the related mortgage loan documents.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)        The Servicer's records regarding the mortgage loans agree                           Master Servicers
                     with the Servicer's records with respect to an obligor's                            Primary Servicers
                     unpaid principal balance.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's                         Master Servicers
                     mortgage loans (e.g., loan modifications or re-agings) are made,                    Special Servicers
                     reviewed and approved by authorized personnel in accordance with                    Primary Servicers
                     the transaction agreements and related pool asset documents.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans,                       Master Servicers
                     modifications and deeds in lieu of foreclosure, foreclosures and                    Special Servicers
                     repossessions, as applicable) are initiated, conducted and                          Primary Servicers
                     concluded in accordance with the timeframes or other requirements established by the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)     Records documenting collection efforts are maintained                               Master Servicers
                     during the period a mortgage loan is delinquent in                                  Special Servicers
                     accordance with the transaction agreements. Such records                            Primary Servicers
                     are maintained on at least a monthly basis, or such other
                     period specified in the transaction agreements, and
                     describe the entity's activities in monitoring delinquent
                     mortgage loans including, for example, phone calls,
                     letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)       Adjustments to interest rates or rates of return for                                Master Servicers
                     mortgage loans with variable rates are computed based on                            Primary Servicers
                     the related mortgage loan documents.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow                    Master Servicer
                     accounts): (A) such funds are analyzed, in accordance with the                      Primary Servicers
                     obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                     interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or                               Master Servicer
                     insurance payments) are made on or before the related                               Primary Servicers
                     penalty or expiration dates, as indicated on the
                     appropriate bills or notices for such payments, provided
                     that such support has been received by the
                     servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction
                     agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)      Any late payment penalties in connection with any payment to                        Master Servicer
                     be made on behalf of an obligor are paid from the Servicer's funds                  Primary Servicers
                     and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted within two                    Master Servicer
                     business days to the obligor's records maintained by the Servicer,                  Primary Servicers
                     or such other number of days specified in the transaction
                     agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are                           Master Servicer
                     recognized and recorded in accordance with the transaction                          Primary Servicers
                     agreements.
--------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)       Any external enhancement or other support, identified in Item                             N/A
                     1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
--------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE XVII

                         Additional Form 10-D Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 13.4 of this Agreement to disclose to the Depositor and the Paying Agent any information described in the corresponding Form 10-D Item described in the "Item on Form 10-D" column to the extent such party has knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).

For purposes of the reporting contemplated by this Schedule, each of the Paying Agent, the Trustee, each Master Servicer, each Primary Servicer and each Special Servicer (in its capacity as such) shall be entitled to assume that the Prospectus Supplement, as supplemented or amended to and including the Closing Date, was, as of the date thereof, accurate and in compliance with Regulation AB (other than information with respect to such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, that is set forth in or omitted from the Prospectus Supplement and other than such information (if any) regarding any Mortgage Loan for which such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, is the related Seller that is set forth in or omitted from the Prospectus Supplement).

--------------------------------------------------------------------------------
           Item on Form 10-D                        Party Responsible
--------------------------------------------------------------------------------
Item 1: Distribution and Pool           o   Master Servicers
Performance Information:                o   Primary Servicers
o     Only with respect to any          o   Trustee
      information required by 1121      o   Depositor
      which is NOT included on the
      Distribution Date Statement
--------------------------------------------------------------------------------
Item 2: Legal Proceedings:              o   Each Master Servicer (as to itself)
o     Item 1117 of Regulation AB (to    o   Each Special Servicer (as to itself)
      the extent material to            o   Trustee (as to itself)
      Certificateholders)               o   Depositor (as to itself)
                                        o   Each Primary Servicer (as to itself)
                                        o   Any other Reporting Servicer (as to
                                            itself)
                                        o   Trustee/Paying Agent/Master
                                            Servicers/Depositor/Special
                                            Servicers as to the Trust (in the
                                            case of the Master Servicers and
                                            Special Servicers, to be reported
                                            by the party controlling such
                                            litigation pursuant to Section
                                            9.40)
                                        o   Each Seller as sponsor (as defined
                                            in Regulation AB) (to be provided
                                            by the Depositor)
                                        o   Originators under Item 1110 of
                                            Regulation AB
                                        o   Any party under Item 1100(d)(1) of
                                            Regulation AB
--------------------------------------------------------------------------------
Item 3: Sale of Securities and Use of   o   Depositor
Proceeds
--------------------------------------------------------------------------------
Item 4: Defaults Upon Senior Securities o   Trustee
                                        o   Paying Agent
--------------------------------------------------------------------------------
Item 5: Submission of Matters to a      o   Trustee
Vote of Security Holders                o   Paying Agent
--------------------------------------------------------------------------------
Item 6: Significant Obligors of Pool    o   Depositor
Assets                                  o   Sponsors
                                        o   Sellers
                                        o   Master Servicers
                                        o   Each Primary Servicer (as to loans
                                            serviced by it)
--------------------------------------------------------------------------------
Item 7: Significant Enhancement         o   Depositor
Provider Information
--------------------------------------------------------------------------------
Item 8: Other Information (information  o   Any party responsible for
required to be disclosed on Form 8-K        disclosure items on Form 8-K
that was not properly disclosed)
--------------------------------------------------------------------------------
Item 9: Exhibits                        o   Depositor
                                        o   Master Servicers
                                        o   Trustee
                                        o   Paying Agent
--------------------------------------------------------------------------------

                                 SCHEDULE XVIII

                         Additional Form 10-K Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 13.5 of this Agreement to disclose to the Depositor and the Paying Agent any information described in the corresponding Form 10-K Item described in the "Item on Form 10-K" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).

For purposes of the reporting contemplated by this Schedule, each of the Paying Agent, the Trustee, each Master Servicer, each Primary Servicer and each Special Servicer (in its capacity as such) shall be entitled to assume that the Prospectus Supplement, as supplemented or amended to and including the Closing Date, was, as of the date thereof, accurate and in compliance with Regulation AB (other than information with respect to such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, that is set forth in or omitted from the Prospectus Supplement and other than such information (if any) regarding any Mortgage Loan for which such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, is the related Seller that is set forth in or omitted from the Prospectus Supplement).

--------------------------------------------------------------------------------
           Item on Form 10-K                         Party Responsible
--------------------------------------------------------------------------------
Item 1B: Unresolved Staff Comments      o   Depositor
--------------------------------------------------------------------------------
Item 9B: Other Information              o   Any party responsible for disclosure
(information required to be disclosed       items on Form 8-K
on Form 8-K that was not properly
disclosed)
--------------------------------------------------------------------------------
Item 15: Exhibits, Financial Statement  o   Paying Agent
Schedules                               o   Depositor
--------------------------------------------------------------------------------
Additional Item:                        o   Each Master Servicer (as to itself)
                                        o   Each Special Servicer (as to itself)
Disclosure per Item 1117 of Regulation  o   Paying Agent (as to itself)
AB (to the extent material to           o   Trustee (as to itself)
Certificateholders)                     o   Depositor (as to itself)
                                        o   Each Primary Servicer (as to itself)
                                        o   Any other Reporting Servicer (as to
                                            itself)
                                        o   Trustee/Master
                                            Servicers/Depositor/Special
                                            Servicers as to the Trust (in the
                                            case of the Master Servicers and
                                            the Special Servicers to be
                                            reported by the party controlling
                                            such litigation pursuant to
                                            Section 9.40)
                                        o   Each Seller as sponsor (as defined
                                            in Regulation AB) (to be provided by
                                            the Depositor)
                                        o   Originators under Item 1110 of
                                            Regulation AB
                                        o   Party under Item 1100(d)(1) of
                                            Regulation AB
--------------------------------------------------------------------------------
Additional Item:                        o   Each Master Servicer (as to itself)
Disclosure per Item 1119 of Regulation      (to the extent material to
AB                                          Certificateholders and only as to
                                            affiliations under 1119(a))
                                        o   Each Special Servicer (as to itself)
                                            (to the extent material to
                                            Certificateholders and only as to
                                            affiliations under 1119(a))
                                        o   Each Primary Servicer (as to
                                            itself)(to the extent material to
                                            Certificateholders and only as to
                                            affiliations under 1119(a))
                                        o   Paying Agent (as to itself)
                                        o   Trustee (as to itself)
                                        o   Depositor (as to itself)
                                        o   Each Primary Servicer (as to itself)
                                        o   Trustee/Paying Agent/Master
                                            Servicers/Depositor/Special
                                            Servicers as to the Trust
                                        o   Each Seller as sponsor (as defined
                                            in Regulation AB) (to be provided by
                                            the Depositor)
                                        o   Originators under Item 1110 of
                                            Regulation AB
                                        o   Party under Item 1100(d)(1) of
                                            Regulation AB
--------------------------------------------------------------------------------
Additional Item:                        o   N/A
Disclosure per Item 1112(b) of
Regulation AB
--------------------------------------------------------------------------------
Additional Item:                        o   Depositor
Disclosure per Items 1114(b)(2) and     o   Paying Agent
1115(b) of Regulation AB
--------------------------------------------------------------------------------

                                  SCHEDULE XIX

                         Form 8-K Disclosure Information

The parties identified in the "Party Responsible" column are obligated pursuant to Section 13.7 of this Agreement to report to the Depositor and the Paying Agent the occurrence of any event described in the corresponding Form 8-K Item described in the "Item on Form 8-K" column to the extent such party has actual knowledge of such information (other than information as to itself).

For purposes of the reporting contemplated by this Schedule, each of the Paying Agent, the Trustee, each Master Servicer, each Primary Servicer and each Special Servicer (in its capacity as such) shall be entitled to assume that the Prospectus Supplement, as supplemented or amended to and including the Closing Date, was, as of the date thereof, accurate and in compliance with Regulation AB (other than information with respect to such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, that is set forth in or omitted from the Prospectus Supplement and other than such information (if any) regarding any Mortgage Loan for which such Paying Agent, Trustee, Master Servicer, Primary Servicer or Special Servicer, as applicable, is the related Seller that is set forth in or omitted from the Prospectus Supplement).

--------------------------------------------------------------------------------
           Item on Form 8-K                       Party Responsible
--------------------------------------------------------------------------------
Item 1.01- Entry into a Material        o   All parties (only as to the
Definitive Agreement                        agreements such entity is a
                                            party to or entered into on
                                            behalf of the Trust)
--------------------------------------------------------------------------------
Item 1.02- Termination of a Material    o   All parties (only as to the
Definitive Agreement                        agreements such entity is a
                                            party to or entered into on
                                            behalf of the Trust)
--------------------------------------------------------------------------------
Item 1.03- Bankruptcy or Receivership   o   Depositor
--------------------------------------------------------------------------------
Item 2.04- Triggering Events that       o   Depositor
Accelerate or Increase a Direct
Financial Obligation or an Obligation
under an Off-Balance Sheet Arrangement
--------------------------------------------------------------------------------
Item 3.03- Material Modification to     o   Paying Agent
Rights of Security Holders
--------------------------------------------------------------------------------
Item 5.03- Amendments of Articles of    o   Depositor
Incorporation or Bylaws; Change of
Fiscal Year
--------------------------------------------------------------------------------
Item 6.01- ABS Informational and        o   Depositor
Computational Material
--------------------------------------------------------------------------------
Item 6.02- Change of Servicer or        o   Master Servicers (as to itself
Trustee                                     or a servicer retained by it)
                                        o   Special Servicers (as to itself
                                            or a servicer retained by it)
                                        o   Primary Servicers (as to itself
                                            or a servicer retained by it)
                                        o   Trustee
                                        o   Depositor
--------------------------------------------------------------------------------
Item 6.03- Change in Credit             o   Depositor
Enhancement or External Support         o   Paying Agent
--------------------------------------------------------------------------------
Item 6.04- Failure to Make a Required   o   Paying Agent
Distribution
--------------------------------------------------------------------------------
Item 6.05- Securities Act Updating      o   Depositor
Disclosure
--------------------------------------------------------------------------------
Item 7.01- Regulation FD Disclosure     o   Depositor
--------------------------------------------------------------------------------
Item 8.01                               o   Depositor
--------------------------------------------------------------------------------
Item 9.01                               o   Depositor
--------------------------------------------------------------------------------

                                   Schedule XX

                              SELLER SUB-SERVICERS

Seller Sub-servicers retained as of the Closing Date by the General Master Servicer

[

                                     Cut-Off Date Balance
                                      of Related Mortgage
 Loan No.        Property Name               Loan           Seller Sub-Servicer




]

Seller Sub-servicers retained as of the Closing Date by the Prudential Master Servicer

None

Seller Sub-servicers retained as of the Closing Date by the Special
Servicer

None